     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON 29 MARCH 2001



   REGISTRATION NOS. 333-52832; 333-52832-01 TO -03; 2-99979; 33-7738; 33-29253;
         33-39818; 33-47267; 33-51149; 33-58124; 333-13831; 333-13831-01 TO -04;
                            333-17913; 333-63107; 333-67187; 333-67187-01 TO -03

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 2



                                       TO


                                    FORM F-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                    UBS AG                         UBS AMERICAS INC.                  PWG CAPITAL TRUST I
         (EXACT NAME OF REGISTRANT AS        (EXACT NAME OF REGISTRANT AS        (EXACT NAME OF REGISTRANT AS
           SPECIFIED IN ITS CHARTER)           SPECIFIED IN ITS CHARTER)           SPECIFIED IN ITS CHARTER)
                  SWITZERLAND                          DELAWARE                            DELAWARE
        (STATE OR OTHER JURISDICTION OF     (STATE OR OTHER JURISDICTION OF     (STATE OR OTHER JURISDICTION OF
        INCORPORATION OR ORGANIZATION)      INCORPORATION OR ORGANIZATION)      INCORPORATION OR ORGANIZATION)

                     6021                                6211                                6211
         (PRIMARY STANDARD INDUSTRIAL        (PRIMARY STANDARD INDUSTRIAL        (PRIMARY STANDARD INDUSTRIAL
          CLASSIFICATION CODE NUMBER)         CLASSIFICATION CODE NUMBER)         CLASSIFICATION CODE NUMBER)
                  98-0186363                          06-1595848                          13-7099828
               (I.R.S. EMPLOYER                    (I.R.S. EMPLOYER                    (I.R.S. EMPLOYER
            IDENTIFICATION NUMBER)              IDENTIFICATION NUMBER)              IDENTIFICATION NUMBER)
          BAHNHOFSTRASSE 45, ZURICH,           677 WASHINGTON BOULEVARD            677 WASHINGTON BOULEVARD
      SWITZERLAND, 011 41-1-234 11 11 AND     STAMFORD, CONNECTICUT 06901         STAMFORD, CONNECTICUT 06901
           AESCHENVORSTADT 1, BASEL,                (203) 719-3000                      (203) 719-3000
       SWITZERLAND, 011 41-61-288 20 20      (ADDRESS, INCLUDING ZIP CODE,       (ADDRESS, INCLUDING ZIP CODE,
         (ADDRESS, INCLUDING ZIP CODE,           AND TELEPHONE NUMBER,               AND TELEPHONE NUMBER,
             AND TELEPHONE NUMBER,              INCLUDING AREA CODE, OF             INCLUDING AREA CODE, OF
            INCLUDING AREA CODE, OF                  REGISTRANT'S                        REGISTRANT'S
                 REGISTRANT'S                PRINCIPAL EXECUTIVE OFFICES)        PRINCIPAL EXECUTIVE OFFICES)
         PRINCIPAL EXECUTIVE OFFICES)

             PWG CAPITAL TRUST II
         (EXACT NAME OF REGISTRANT AS
           SPECIFIED IN ITS CHARTER)
                   DELAWARE
        (STATE OR OTHER JURISDICTION OF
        INCORPORATION OR ORGANIZATION)
                     6211
         (PRIMARY STANDARD INDUSTRIAL
          CLASSIFICATION CODE NUMBER)
                  13-7099829
               (I.R.S. EMPLOYER
            IDENTIFICATION NUMBER)
           677 WASHINGTON BOULEVARD
          STAMFORD, CONNECTICUT 06901
                (203) 719-3000
         (ADDRESS, INCLUDING ZIP CODE,
             AND TELEPHONE NUMBER,
            INCLUDING AREA CODE, OF
                 REGISTRANT'S
         PRINCIPAL EXECUTIVE OFFICES)

                            ------------------------

                           ROBERT C. DINERSTEIN, ESQ.
                                     UBS AG
                                299 PARK AVENUE
                         NEW YORK, NEW YORK 10171-0026
                            TELEPHONE: 212-821-3000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------

                                    COPY TO:

                            REBECCA J. SIMMONS, ESQ.
                              SULLIVAN & CROMWELL
                                125 BROAD STREET
                            NEW YORK, NY 10004-2498
                                  212-558-4000

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________


    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



     THE REGISTRANTS HEREBY AMEND THIS POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS POST-EFFECTIVE AMENDMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS POST-EFFECTIVE AMENDMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE


This registration statement contains two prospectuses relating to market-making transactions that may occur on an ongoing basis in securities that have been previously issued.

The first prospectus, which is included in its entirety, relates to the debt securities previously issued by UBS Americas Inc. (the successor by merger to Paine Webber Group Inc.). The second prospectus, for which only alternate pages are included, relates to preferred trust securities previously issued by PWG Capital Trust I and PWG Capital Trust II, the junior subordinated debentures issued by UBS Americas Inc., the preferred trust securities guarantees by UBS Americas Inc. and the guarantees of UBS AG.

These prospectuses are intended to be used only in market-making transactions. This registration statement does not provide for the issuance of new securities by any of the registrants.

PROSPECTUS                                        Prospectus dated 29 March 2001

--------------------------------------------------------------------------------

[UBS AG LOGO]
                               UBS Americas Inc.
                            Certain Debt Securities

   FULLY AND UNCONDITIONALLY GUARANTEED, AS DESCRIBED IN THIS PROSPECTUS, BY

                                     UBS AG
--------------------------------------------------------------------------------
This prospectus relates to outstanding debt securities of UBS Americas Inc. UBS Americas Inc. is the successor by merger to Paine Webber Group Inc. Before the merger, Paine Webber Group Inc. issued the following debt securities, of which the indicated aggregate principal amounts are outstanding:

           - $150,000,000 of 9 1/4% Notes Due 2001
           - $100,000,000 of 7 7/8% Notes Due 2003
           - $200,000,000 of 6 1/2% Notes Due 2005
           - $100,000,000 of 6 3/4% Notes Due 2006
           - $200,000,000 of 7 5/8% Notes Due 2014
           - $125,000,000 of 8 7/8% Notes Due 2005
           - $125,000,000 of 8 1/4% Notes Due 2002
           - $150,000,000 of 7 5/8% Notes Due 2008
           - $250,000,000 of 6.55% Notes Due 2008
           - $340,000,000 of 6.45% Notes Due 2003
           - $525,000,000 of 6 3/8% Notes Due 2004
           - $275,000,000 of 7 5/8% Notes Due 2009
           - $175,000,000 of 7 3/4% Subordinated Notes Due 2002
           - Varying principal amounts and maturities of Medium-Term Senior Notes, Series C
           - Varying principal amounts and maturities of Medium-Term Subordinated Notes, Series D

As a result of the merger of Paine Webber Group Inc. into UBS Americas Inc., UBS Americas is now the issuer of all the debt securities listed above.

UBS Americas is a wholly owned subsidiary of UBS AG. Following the merger of UBS Americas and Paine Webber Group, UBS AG issued its guarantee of the payment obligations of UBS Americas under all the debt securities issued above. Under this guarantee, UBS AG has fully and unconditionally guaranteed all the obligations of UBS Americas under these securities. However, the obligations of UBS AG under its guarantee of the subordinated debt securities listed above are subordinated as well, as described in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The debt securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.


This prospectus is to be used by UBS AG and its affiliates, including UBS Warburg LLC and UBS PaineWebber Inc., in connection with offers and sales of the debt securities when UBS AG and its affiliates engage in market-making transactions. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. UBS AG and its affiliates may act as principal or agent in these transactions. No new debt securities are being offered.



UBS WARBURG                                                 UBS PAINEWEBBER INC.

TABLE OF CONTENTS
--------------------------------------------------------------------------------


Prospectus Summary...................      3
Use of Proceeds......................      7
Cautionary Note Regarding Forward-
  Looking Information................      8
Capitalization of UBS................      9
UBS..................................     15
UBS Americas.........................    203
Description of the Debt Securities...    204
The Guarantees.......................    229
Foreign Currency Risks...............    232
Certain United States Federal Income
  Tax Considerations.................    235
Tax Considerations Under the Laws of
  Switzerland........................    242
ERISA Matters........................    243
Plan of Distribution.................    244
Validity of the Securities...........    245
Experts..............................    245
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its Management
  and Others.........................    245
Where You Can Find More Information..    246
Presentation of Financial
  Information........................    246
Financial Statements of UBS Group....    F-1
Financial Statements of PaineWebber
  Group Inc..........................  F-103

Prospectus Summary

The following summary does not contain all the information that may be important to you. You should read the entire prospectus before making an investment decision.

UBS AG


UBS AG is a global, integrated investment services firm and the leading bank in Switzerland. UBS's business is managed through three main business groups and its Corporate Center. The business groups are: UBS Switzerland, UBS Warburg and UBS Asset Management. UBS's clients include international corporations, small- and medium-sized businesses in Switzerland, governments and other public bodies, financial institutions, market participants and individuals. UBS AG's ordinary shares are listed on the New York Stock Exchange under the symbol UBS.N, on the Zurich Stock Exchange under the symbol UBSNZn.S and on the Tokyo Stock Exchange under the symbol UBS.T.



The principal executive offices of UBS AG are located at Bahnhofstrasse 45, Zurich, Switzerland and Aeschenvorstadt 1, Basel, Switzerland. Its telephone numbers are 011-41-1-234-11-11 and 011-41-61-288-20-20.


UBS AMERICAS


UBS Americas is a direct, wholly owned subsidiary of UBS AG, and acts as the holding company for the U.S. onshore private banking operations of UBS, including UBS PaineWebber Inc. UBS Americas' principal executive offices are located at 677 Washington Boulevard, Stamford, Connecticut 06901, and its telephone number is 203-719-3000.

THE OFFERING

This prospectus relates to the outstanding debt securities of UBS Americas and the related guarantees of UBS. The specific terms of each debt security are described under "Description of the Debt Securities" below in this prospectus.

The Debt Securities...........     This prospectus relates to the following
                                   outstanding debt securities of UBS Americas:

                                   $150,000,000 of 9 1/4% Notes Due 2001
                                   $100,000,000 of 7 7/8% Notes Due 2003
                                   $200,000,000 of 6 1/2% Notes Due 2005
                                   $100,000,000 of 6 3/4% Notes Due 2006
                                   $200,000,000 of 7 5/8% Notes Due 2014
                                   $125,000,000 of 8 7/8% Notes Due 2005
                                   $125,000,000 of 8 1/4% Notes Due 2002
                                   $150,000,000 of 7 5/8% Notes Due 2008
                                   $250,000,000 of 6.55% Notes Due 2008
                                   $340,000,000 of 6.45% Notes Due 2003
                                   $525,000,000 of 6 3/8% Notes Due 2004
                                   $275,000,000 of 7 5/8% Notes Due 2009
                                   $175,000,000 of 7 3/4% Subordinated Notes Due
                                 2002
                                   Varying principal amounts and maturities of
                                 Medium-Term   Senior Notes, Series C
                                   Varying principal amounts and maturities of
                                 Medium-Term   Subordinated Notes, Series D.

Issuer........................     UBS Americas Inc.

Guarantor.....................     UBS AG.

Terms of the Debt
Securities....................     As stated in the applicable description
                                   below.


Market for the Debt
Securities....................     UBS Warburg LLC and UBS PaineWebber Inc.
                                   currently make a market in the debt
                                   securities. However, they are not required to do so, and they can stop doing so at any time without notice. As a result, there is no assurance as to the liquidity of any market for the debt securities.



Use of Proceeds...............     All of the sales of debt securities under
                                   this prospectus will be market-making
                                   transactions--that is, transactions in which
                                   UBS AG, UBS Warburg LLC, UBS PaineWebber
                                   Inc., or one of UBS AG's other affiliates, resells securities that the seller, or one of its affiliates, has previously bought from another party. UBS Americas will not receive any of the proceeds from these resales of the debt securities. In general, we expect that the entity that resells any particular debt securities will retain the proceeds of its market-making resales and will not pay the proceeds to UBS Americas or, if the resales are not made by UBS AG, to UBS AG.

Plan of Distribution..........     This prospectus relates to market-making
                                   transactions in the debt securities by UBS AG and its affiliates. The affiliates that may engage in these transactions include, but are not limited to, UBS AG itself, UBS Warburg
                                   LLC and UBS PaineWebber Inc. These
                                   transactions may be executed at negotiated prices that are related to prevailing market prices at the time of sale, or at other prices. UBS AG and its affiliates may act as principal or agent in these transactions. No new securities are offered.

RATIO OF EARNINGS TO FIXED CHARGES


The following table sets forth UBS AG's ratio of earnings to fixed charges, for the periods indicated. Ratios of earnings to combined fixed charges and preferred stock dividends requirements are not presented as there were no preferred share dividends in any of the periods indicated.



FOR THE YEAR ENDED                                      31.12.00      31.12.99      31.12.98      31.12.97
----------------------------------------------------------------------------------------------------------
International Accounting Standards ("IAS")(1),(2).....    1.23          1.25          1.11          0.95
U.S. Generally Accepted Accounting Principles
  ("GAAP")(1),(3).....................................    1.15          1.14          0.80


------------

1. The ratio is provided using both IAS and U.S. GAAP values, as the ratio is materially different between the two accounting standards. No U.S. GAAP information is provided for 31 December 1997 as a U.S. GAAP reconciliation was not required for that period.



2. The deficiency in the coverage of fixed charges by earnings before fixed charges at 31 December 1997 was CHF 851 million.



3. The deficiency in the coverage of fixed charges by earnings before fixed charges at 31 December 1998 was CHF 5,319 million.

Use of Proceeds


All of the sales of debt securities under this prospectus will be market-making transactions--that is, transactions in which UBS AG, UBS Warburg LLC, UBS PaineWebber Inc., or one of UBS AG's other affiliates, resells securities that the seller, or one of its affiliates, has previously bought from another party. UBS Americas will not receive any of the proceeds from these resales of the debt securities. In general, we expect that the entity that resells any particular debt securities will retain the proceeds of its market-making resales and will not pay the proceeds to UBS Americas or, when the resales are not made by UBS AG, to UBS AG.


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Cautionary Note Regarding Forward-Looking Information


This prospectus contains statements that constitute "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as the information is identified as forward looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. The words "anticipate", "believe", "expect", "estimate", "intend", "plan", "should", "could", "may" and other similar expressions are used in connection with forward-looking statements. In this prospectus, forward-looking statements may, without limitation, relate to:



- The implementation of strategic initiatives, such as the implementation of the European wealth management strategy and a new business model for the UBS Capital business unit



- The development of revenues overall and within specific business areas



- The development of operating expenses



- The anticipated level of capital expenditures and associated depreciation expense



- The expected impact of the risks that affect UBS's business, including the risk of loss resulting from the default of an obligor or counterparty



- Expected credit losses based upon UBS's credit review



- Other statements relating to UBS's future business development and economic performance



There can be no assurance that forward-looking statements will approximate actual experience. Several important factors exist that could cause UBS's actual results to differ materially from expected results as described in the forward-looking statements. Such factors include:



- General economic conditions, including prevailing interest rates and performance of financial markets, which may affect demand for products and services



- Changes in UBS's expenses associated with acquisitions and dispositions



- UBS's and Paine Webber's ability to achieve anticipated cost savings and efficiencies from their merger, to integrate their sales and distribution channels in a timely manner and to retain their key employees



- General competitive factors, locally, nationally, regionally and globally



- Industry consolidation and competition



- Changes affecting the banking industry generally and UBS's banking operations specifically, including asset quality



- Developments in technology



- Credit ratings and the financial position of obligors and counterparties



- UBS's ability to control risk in its businesses



- Changes in federal tax laws, which could adversely affect the tax advantages of certain of UBS's products and subject it to increased taxation



- Changes in currency exchange rates, including the exchange rate for the Swiss franc into U.S. dollars



You should also consider other risks and uncertainties discussed in documents filed by UBS with the SEC, including UBS's most recent Annual Report on Form 20-F for the fiscal year ended 31 December 2000.



UBS is not under any obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

--------------------------------------------------------------------------------

Capitalization of UBS


The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars.



                                                                      31 JANUARY 2001
                                                                  CHF             USD
-------------------------------------------------------------------------------------
                                                                   (in millions)
Debt
  Money market paper issued.................................   83,776       50,912
  Due to banks..............................................   95,041       57,758
  Cash collateral on securities lent........................        0            0
  Due to customers..........................................  311,131      189,080
  Long-term debt............................................   54,179       32,926
                                                              -------      -------
  Total Debt................................................  544,127      330,676
Minority Interest...........................................    2,865        1,741
Shareholders' Equity........................................   45,262       27,507
                                                              -------      -------
Total capitalization(1).....................................  592,254      359,923
                                                              =======      =======


------------

(1)There has been no material change in the capitalization of UBS since 31 January 2001.



CHF amounts have been translated into United States dollars at the rate of CHF 1 = USD1.6455.


--------------------------------------------------------------------------------

Selected Financial Data

CHF million, except where indicated
FOR THE YEAR ENDED                                                 31.12.00   31.12.99(1)   31.12.98(1)   31.12.97
------------------------------------------------------------------------------------------------------------------
INCOME STATEMENT DATA
Interest income.........................................            51 745      35 604        37 442       23 669
Interest expense........................................            43 615      29 695        32 424       16 733
Net interest income.....................................             8 130       5 909         5 018        6 936
Credit loss recovery/(expense)..........................               130        (956)         (951)      (1 278)
Net interest income after credit loss
  recovery/(expense)....................................             8 260       4 953         4 067        5 658
Net fee and commission income...........................            16 703      12 607        12 626       12 234
Net trading income......................................             9 953       7 719         3 313        5 491
Other income............................................             1 486       3 146         2 241        1 497
Operating income........................................            36 402      28 425        22 247       24 880
Operating expenses......................................            26 203      20 532        18 376       18 636
Operating profit before tax.............................            10 199       7 893         3 871        6 244
Restructuring costs.....................................                 0           0             0        7 000
Tax expense/(benefit)...................................             2 320       1 686           904         (105)
Minority interests......................................               (87)        (54)            5          (16)
Net profit..............................................             7 792       6 153         2 972         (667)
Cost/income ratio (%)...................................      (2)     72.2        69.9          79.2         71.2
Cost/income ratio before goodwill amortization (%)......    (2,3)     70.4        68.7          77.7         70.7
------------------------------------------------------------------------------------------------------------------
PER SHARE DATA (CHF)
Basic earnings per share................................    (4,7)    19.33       15.20          7.33        (1.59)
Basic earnings per share before goodwill................  (3,4,7)    20.99       16.04          8.18
Diluted earnings per share..............................    (4,7)    19.04       15.07          7.20        (1.59)
Diluted earnings per share before goodwill..............  (3,4,7)    20.67       15.90          8.03
Cash dividends declared per share (CHF).................              4.50(9)     5.50          5.00
Cash dividends declared per share (USD).................      (8)     2.57        3.31          3.31
Dividend payout ratio (%)...............................             23.28       36.18         68.21
------------------------------------------------------------------------------------------------------------------
RATES OF RETURN (%)
Return on shareholders' equity..........................      (5)     21.5        22.4          10.7
Return on shareholders' equity before goodwill..........    (3,5)     23.4        23.6          12.0
Return on average equity................................              22.0        18.6           9.0         (2.0)
Return on average assets................................              0.70        0.65          0.28        (0.07)
------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
 10

Selected Financial Data


CHF million, except where indicated
AS OF                                            31.12.00     31.12.99(1)   31.12.98(1)    31.12.97
-----------------------------------------------------------------------------------------------------
BALANCE SHEET DATA
Total assets.........................             1 087 552       896 556       861 282     1 086 414
Shareholders' equity.................                44 833        30 608        28 794        30 927
Market capitalization................               112 666        92 642        90 720
Average equity to average assets
  (%)................................                  3.17          3.52          3.06          3.40
-----------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES
  OUTSTANDING........................      (7)
Registered ordinary shares...........           433 486 003   430 497 026   429 710 128   426 994 240
Own shares to be delivered...........             2 058 212
Treasury shares......................           (32 514 906)  (25 754 544)  (24 487 833)   (7 724 236)
Weighted average shares for basic
  earnings per share.................           403 029 309   404 742 482   405 222 295   419 270 004
-----------------------------------------------------------------------------------------------------
BIS CAPITAL RATIOS
Tier 1 (%)...........................                  11.7          10.6           9.3           8.3
Total BIS (%)........................                  15.7          14.5          13.2          12.6
Risk-weighted assets.................               273 290       273 107       303 719       345 904
-----------------------------------------------------------------------------------------------------
TOTAL ASSETS UNDER MANAGEMENT (CHF
  BILLION)...........................                 2 469         1 744         1 573
-----------------------------------------------------------------------------------------------------
HEADCOUNT (FULL TIME EQUIVALENTS)....      (6)       71 076        49 058        48 011
-----------------------------------------------------------------------------------------------------
LONG-TERM RATINGS....................     (10)
Fitch, London........................                   AAA           AAA           AAA
Moody's, New York....................                   AA1           Aa1           Aa1
Standard & Poor's, New York..........                   AA+           AA+           AA+
-----------------------------------------------------------------------------------------------------

EARNINGS ADJUSTED FOR SIGNIFICANT FINANCIAL EVENTS(11)

            CHF million, except where indicated
                     FOR THE YEAR ENDED                                 31.12.00      31.12.99
------------------------------------------------------------------------------------------------
Operating income............................................                36 402        26 587
Operating expenses..........................................                25 763        20 534
Operating profit before tax.................................                10 639         6 053
Net profit..................................................                 8 132         4 665
------------------------------------------------------------------------------------------------
Cost/income ratio before goodwill (%).......................    (2,3)         69.2          73.3
Basic earnings per share before goodwill (CHF)..............  (3,4,7)        21.83         12.37
Diluted earnings per share before goodwill (CHF)............  (3,4,7)        21.50         12.26
------------------------------------------------------------------------------------------------
Return on shareholders' equity before goodwill (%)..........    (3,5)         24.3          18.2
------------------------------------------------------------------------------------------------

------------
 (1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1 to the Financial Statements).

 (2)  Operating expenses/operating income before credit loss expense.

 (3) The amortization of goodwill and other intangible assets is excluded from the calculation.

 (4)  For EPS calculation, see Note 10 to the Financial Statements.

 (5)  Net profit/average shareholders' equity excluding dividends.

 (6)  The Group headcount does not include the Klinik Hirslanden AG headcount.

 (7) The 1999, 1998 and 1997 share figures are restated for the two-for-one share split, effective 8 May 2000.

 (8) Dividends are normally declared and paid in the year subsequent to the reporting period. In 2000, as part of the arrangements for the merger with PaineWebber, a dividend was paid on 5 October 2000 in respect of the nine months ended 30 September 2000. Prior to the merger between Union Bank of Switzerland and Swiss Bank Corporation, each paid dividends in accordance with their own dividend policies. Union Bank of Switzerland's dividends for 1997 were CHF 50.00 (USD 33.65)

--------------------------------------------------------------------------------

Selected Financial Data


      for its bearer shares and CHF 10.00 (USD 6.73) for its registered shares. Swiss Bank Corporation paid a dividend of CHF 12.00 (USD 8.01) in 1997. Dividend payments are reflected at actual historical amounts and have been translated to US dollars at an exchange rate equal to the noon buying rate in New York City on the date of payment.

 (9) Excludes a proposed distribution of CHF 1.60 per share (USD 0.976 per share at year end 2000 spot rate) in the form of a par value reduction.


(10) See "Liquidity and Capital Resources" for information about the nature of these ratings.


(11) Please see "Operating and Financial Review--Information for Readers" for a definition of significant financial events. UBS introduced the concept of significant financial events for the first time in its 1999 reporting and did not define significant financial events until 1999. Adjusted figures are therefore not shown for 1998 or 1997.

BALANCE SHEET DATA

CHF million
AS OF                                                          31.12.00    31.12.99(1)   31.12.98(1)   31.12.97
----------------------------------------------------------------------------------------------------------------
ASSETS
Total assets.....................................              1 087 552       896 556       861 282   1 086 414
Due from banks...................................                 29 147        29 907        68 495      66 582
Cash collateral on securities borrowed...........                177 857       113 162        91 695      82 656
Reverse repurchase agreements....................                193 801       132 391       141 285     216 355
Trading portfolio assets.........................                253 296       211 932       159 179     210 738
Positive replacement values......................                 57 875        62 957        90 511     149 538
Loans, net of allowances for credit losses.......                244 842       234 858       247 926     270 917
----------------------------------------------------------------------------------------------------------------
LIABILITIES
Due to banks.....................................                 82 240        76 365        85 716     159 634
Cash collateral on securities lent...............                 23 418        12 832        19 171      14 140
Repurchase agreements............................                295 513       196 914       137 617     191 793
Trading portfolio liabilities....................                 82 632        54 638        47 033      68 215
Negative replacement values......................                 75 923        95 786       125 847     170 162
Due to customers.................................                310 679       279 960       274 850     302 516
Long-term debt...................................                 54 855        56 332        50 783      54 284
Shareholders' equity.............................                 44 833        30 608        28 794      30 927
----------------------------------------------------------------------------------------------------------------

------------
(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1 to the Financial Statements).

--------------------------------------------------------------------------------
 12

Selected Financial Data


U.S. GAAP INCOME STATEMENT DATA

CHF million
FOR THE YEAR ENDED                                                      31.12.00    31.12.99(1)    31.12.98(1)
--------------------------------------------------------------------------------------------------------------
OPERATING INCOME
Interest income.............................................             51 565        35 404         29 136
Interest expense............................................            (43 584)      (29 660)       (25 773)
--------------------------------------------------------------------------------------------------------------
Net interest income.........................................              7 981         5 744          3 363
Credit loss recovery/(expense)..............................                130          (956)          (787)
--------------------------------------------------------------------------------------------------------------
Net interest income after credit loss recovery/(expense)....              8 111         4 788          2 576
--------------------------------------------------------------------------------------------------------------
Net fee and commission income...............................             16 703        12 607          8 925
Net trading income..........................................              8 597         7 174            455
Net gains from disposal of associates and subsidiaries......                 83         1 821             84
Other income................................................              1 431         1 361            641
--------------------------------------------------------------------------------------------------------------
Total operating income......................................             34 925        27 751         12 681
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OPERATING EXPENSES
Personnel...................................................             17 262        12 483          7 938
General and administrative..................................              6 813         6 664          6 259
Depreciation and amortization...............................              3 952         3 454          2 403
Restructuring costs.........................................                191           750          1 089
--------------------------------------------------------------------------------------------------------------
Total operating expenses....................................             28 218        23 351         17 689
--------------------------------------------------------------------------------------------------------------
OPERATING PROFIT/(LOSS) BEFORE TAX AND MINORITY INTERESTS...              6 707         4 400         (5 008)
--------------------------------------------------------------------------------------------------------------
Tax expense/(benefit).......................................              2 183         1 509         (1 339)
--------------------------------------------------------------------------------------------------------------
NET PROFIT/(LOSS) BEFORE MINORITY INTERESTS.................              4 524         2 891         (3 669)
--------------------------------------------------------------------------------------------------------------
Minority interests..........................................                (87)          (54)             4
--------------------------------------------------------------------------------------------------------------
NET PROFIT/(LOSS)...........................................              4 437         2 837         (3 665)
--------------------------------------------------------------------------------------------------------------

------------
(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Notes 1 and 41 to the Financial Statements).

--------------------------------------------------------------------------------

Selected Financial Data


U.S. GAAP BALANCE SHEET DATA

CHF million
AS OF                                                    31.12.00     31.12.99(1)    31.12.98(1)
------------------------------------------------------------------------------------------------
ASSETS:
Total assets.............................                1 124 554      893 525         899 589
Due from banks...........................                   29 182       29 954          68 554
Cash collateral on securities borrowed...                  177 857      113 162          91 695
Reverse repurchase agreements............                  193 801      132 391         141 285
Trading portfolio assets.................                  197 048      184 085         161 440
Trading portfolio assets, pledged........            (2)    59 448
Positive replacement values..............            (3)    57 775       62 294          90 520
Loans, net of allowance for credit
  losses.................................                  245 214      235 401         248 657
Intangible assets and goodwill...........                   35 726       21 428          21 707
Other assets.............................                   26 971       18 717          29 398
LIABILITIES
Due to banks.............................                   82 240       76 363          85 716
Cash collateral on securities lent.......                   23 418       12 832          19 127
Repurchase agreements....................                  295 513      173 840         136 824
Trading portfolio liabilities............                   87 832       52 658          47 772
Negative replacement values..............            (3)    75 423       95 004         125 857
Due to customers.........................                  310 686      279 971         274 861
Accrued expenses and deferred income.....                   21 038       12 040          11 232
Long-term debt...........................                   54 970       56 049          50 445
Shareholders' equity.....................                   62 960       51 833          54 761

------------
(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Notes 1 and 41 to the Financial Statements).

(2) Adjusted for the adoption of FAS 140 required disclosures as of 31 December 2000.

(3) Positive and negative replacement values represent the fair value of derivative contracts.

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 14

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UBS



HISTORY AND DEVELOPMENT OF THE COMPANY


The legal name of the company is UBS AG.

On 29 June 1998, Union Bank of Switzerland (founded 1860) and Swiss Bank Corporation (founded 1854) merged to form UBS.

UBS AG is incorporated and domiciled in Switzerland and operates under Swiss Company Law and Swiss Federal Banking Law as an Aktiengesellschaft, which means that it is a corporation that has issued shares of common stock to investors. The address and telephone number of our principal places of business are Bahnhofstrasse 45, Zurich, Switzerland, telephone 011 41-1-234 11 11; and Aeschenvorstadt 1, Basel, Switzerland, telephone 011 41-61-288 20 20.


PROPERTY, PLANT AND EQUIPMENT


At 31 December 2000, UBS operated about 1,560 offices and branches worldwide, of which about 57% were in Switzerland, 7% in the rest of Europe, 34% in the Americas and 2% in Asia.

43% of the offices and branches in Switzerland were owned directly by UBS with the remainder, along with most of UBS's offices outside Switzerland, being held under commercial leases.

These premises are subject to continuous maintenance and upgrading and are considered suitable and adequate for our current and anticipated operations.

UBS

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Strategy, Structure and History


Our vision is to be the preeminent global integrated investment services firm and the leading bank in Switzerland.

We will only succeed by providing our clients with innovative and high-quality service coupled with long-term personal relationships. Client focus is the main driver of all our activities.

We seek to create value for our shareholders through sustainable growth of our business within appropriate risk parameters. Being dedicated to total value management means creating value for all stakeholders.

We are committed to succeed in the fierce competition for talent. The expertise and integrity of our staff create value for our clients and for the Group as a whole. We seek to be a highly attractive firm for our employees.

UBS's reputation is one of our most valuable assets. We aim to adhere to the highest ethical standards, and to manage our risks with the greatest care. We are committed to complying fully with the letter and spirit of the laws, rules and practices that govern UBS and its staff.

STRATEGY

UBS's strategy is to deliver top-quality investment products and advice to a premier client base across all client segments: individual, institutional and corporate. UBS aims to bring its content excellence to an ever wider client base, adding distribution organically, through acquisition or through strategic partnership.

Choice is central to enhancing UBS's client offerings. The Group aims to increase product choice by supporting the in-house range with a quality-screened selection of third-party products.

UBS believes that in the future, its clients will be global in outlook: either with global presence or global investments. All our businesses must compete on a global scale.

UBS is committed to attaining scale and scope in all its key businesses: this is both desirable and necessary to enable us to deliver the full spectrum of services at maximum efficiency, though price will rarely be a first-line competitive weapon.

UBS's client philosophy is advice-led, with intimacy stemming from the quality of its relationship managers. UBS's businesses offer convenient access through multiple conventional and online channels, but put advice at the heart of relationships.

UBS is committed to being part of the technological elite, but sees e-commerce not as a business per se, nor as a discipline in its own right, but as integral to all its businesses. The Group aims to use technology to extend its reach to clients and markets it could not previously have accessed, to perfect clients' experience of UBS, to increase the number of products and services they buy, and to minimize the production cost of its services.

UBS


THE UBS GROUP--STRATEGY, STRUCTURE AND HISTORY

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[Open Product Choice Graphic]

[INTEGRATED CLIENT SERVICE MODEL GRAPHIC]

[Bringing Content Excellence Graphic]



The first GOALS deal marketed to PaineWebber clients, in November 2000, demonstrates the strength of this model. GOALS are equity-linked securities created by UBS Warburg that combine a bond with a short put option on a specific stock. This deal provided access to an entirely new investment product for PaineWebber clients, using UBS Warburg's expertise in packaging structured products for private clients. The credit element of the product relied on UBS Group's rating and capital strength. Combined with the equity derivative features, this was a product that PaineWebber could not have originated before joining the UBS Group, and UBS Warburg could not have distributed in the US.

UBS


THE UBS GROUP--STRATEGY, STRUCTURE AND HISTORY

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[BIS TIER 1 RATIO GRAPH]

  4Q98       1Q99       2Q99       3Q99       4Q99       1Q00       2Q00       3Q00       4Q00
  ----       ----       ----       ----       ----       ----       ----       ----       ----
   9.3        9.4        9.6       10.2       10.6       11.0       12.1       11.7       11.7

For further details see "Risk -- Asset and Liability Management -- Capital management".

CAPITAL STRENGTH

UBS has a strong and well-managed capital structure. Our financial stability stems from the fact that we are one of the best capitalized banks in the world. UBS believes that this financial strength is a key part of the value proposition it offers to both clients and investors.

UBS is committed to rigorous balance sheet management and the optimization of its capital structure. It uses the full range of capital management tools to apply any excess capital generated in the best interests of its shareholders, or to return it to them.

BUSINESS AND MANAGEMENT STRUCTURE

UBS pursues its strategies through three Business Groups, all of which are in the top echelon of their businesses globally, and aims to further enhance the competitive position of each one. However, UBS is not merely a holding company - it operates an integrated client service model.

UBS


THE UBS GROUP--STRATEGY, STRUCTURE AND HISTORY

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UBS's Business Groups are managed together to optimize shareholder value - to make the whole worth more than the sum of the parts.

In practice this means that products from the wholesale-focused units, Corporate and Institutional Clients, UBS Capital and UBS Asset Management, are distributed to their own corporate and institutional clients and through the units focused on individual clients, International Private Clients, US Private Clients and UBS Switzerland. This benefits both sides - UBS's individual clients get access to sophisticated products and services; UBS's wholesale units have access to premier distribution; and the Group captures the whole of the value chain.

Each Business Group is led by a member of the Group Executive Board who is individually responsible for the performance of the Business Group.

UBS


THE UBS GROUP--STRATEGY, STRUCTURE AND HISTORY

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[UBS's reporting structure in 2000 GRAPHIC]


UBS SWITZERLAND - STEPHAN HAERINGER. UBS Switzerland's Private Banking business unit offers comprehensive wealth management services for private clients from across the world, who bank in Switzerland and other financial centers world-wide.


Private Banking is the world's biggest private bank. Its strategy is centered on the client advisor, combining strong personal relationships with a full range of products and services specifically designed for the wealthy client, complemented by leading-edge technology.

UBS


THE UBS GROUP--STRATEGY, STRUCTURE AND HISTORY

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Within Switzerland, the Private and Corporate Clients business unit provides a complete set of banking and securities services for individual and corporate clients, focused foremost on customer service excellence, profitability and growth via multi-channel distribution.


UBS ASSET MANAGEMENT - PETER WUFFLI. UBS Asset Management provides asset management services and products to a broad range of institutional and mutual fund clients across the world. It offers a diverse range of investment management capabilities from the traditional to the alternative, with a core focus on price/value management. UBS Asset Management also provides investment fund products for the UBS Group and intends to increasingly widen its reach through third parties to individual clients outside the UBS Group.


UBS Asset Management is one of the top five institutional asset managers in the world, the largest investment fund manager in Europe and the leading fund manager in Switzerland.


UBS WARBURG - MARKUS GRANZIOL. UBS Warburg operates globally as a client-driven securities, investment banking and wealth management firm. For both its own corporate and institutional clients and for other parts of the UBS Group, UBS Warburg provides product innovation, top-quality research and advice, and complete access to the world's capital markets.


Through UBS PaineWebber, the fourth largest private client firm in the US, we provide advisory services and best-in-class products to a uniquely affluent US client base.


CORPORATE CENTER - LUQMAN ARNOLD. The UBS Group's portfolio of businesses is planned and managed exclusively for the long-term maximization of shareholder value. Risk/reward profiles are carefully monitored and controlled. Strong capitalization and ratings will remain key distinguishing characteristics of UBS. The Corporate Center ensures that the Business Groups operate as a coherent and effective whole with a common set of values and principles.


Corporate Center is led by Luqman Arnold, who will be President of the Group Executive Board from April 2001.


BOARD STRUCTURE. In order to further the highest standards of corporate governance, UBS has a dual board structure. UBS's Board of Directors, a majority of whom are independent non-executive directors, has the ultimate responsibility for the strategic direction of the Group's business and the supervision and control of executive management. The Group Executive Board, which is UBS's most senior executive body, assumes overall responsibility for the development of the Group's strategies, for implementation of strategy and for the results of the business.


UBS'S FINANCIAL TARGETS

UBS focuses on four key performance targets, designed to ensure that it delivers continually improving returns to its shareholders. UBS's performance against these targets is reported each quarter.

     - UBS seeks to increase the value of the Group by achieving a sustainable, after-tax return on equity of 15-20%, across periods of varying market conditions.

UBS


THE UBS GROUP--STRATEGY, STRUCTURE AND HISTORY

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[SEC REGISTRATION AND BEYOND GRAPH]

     - UBS aims to increase shareholder value through double-digit average annual earnings per share (EPS) growth, across periods of varying market conditions.

     - Through cost reduction and earnings enhancement initiatives UBS aims to reduce the Group's cost/income ratio to a level that compares positively with best-in-class competitors.

     - UBS aims to achieve a clear growth trend in net new money in the private client businesses.


The first three targets are all reported pre-good-will amortization, and adjusted for significant financial events (see "Corporate Governance--Financial Disclosure Principles").


UBS seeks to achieve a fair market value by always communicating transparently, openly and consistently with investors and the financial markets.

PAINEWEBBER

On 14 December 1999, UBS announced its plans to apply for registration with the US Securities and Exchange Commission and to list its shares on the New York Stock Exchange. It achieved this goal on 16 May 2000, when its shares started trading in New York. On 12 July 2000, it announced an agreement to merge with PaineWebber Group, Inc. The merger and associated capital issuance by UBS were approved by PaineWebber and UBS shareholders, and the merger was completed on 3 November 2000.

The progress of the integration of Paine Webber into UBS has been very successful with all businesses operationally integrated by the end of 2000, and no significant client advisor turnover. The merger has received an excellent reception from PaineWebber staff, with 98% of those offered jobs in the new Group accepting them.

UBS


THE UBS GROUP--STRATEGY, STRUCTURE AND HISTORY

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[UBS HEADCOUNT PRE- AND POST-MERGER GRAPH]

[ASSETS BY CLIENT DOMICILE GRAPH]

The merger with PaineWebber brings UBS a leading wealth management franchise in the US, with a focus on the higher end of the wealth management market. PaineWebber has a significantly higher average account size than its biggest rivals.

PaineWebber provides a new route for product distribution in the US, and transforms the size and geographic spread of UBS's client base, making it unique in extent and global coverage.

UBS


THE UBS GROUP--STRATEGY, STRUCTURE AND HISTORY

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The impact of the merger extends beyond UBS's private client businesses. It expands UBS Warburg's US capabilities in asset-backed securities, real estate, corporate finance and fixed income sales, and transforms its US equities franchise, with UBS analysts now covering 90% of S&P 500 and NASDAQ 100 companies.

As well as this direct impact, the integration with PaineWebber has also positioned UBS Warburg much more strongly as an employer of choice in the US investment banking market, providing a platform on which to take advantage of the ongoing industry consolidation and build capabilities by hiring new staff across a wide range of products.

INDUSTRY TRENDS

UBS believes that it is particularly well positioned to gain from the developing trends in global financial markets.

The increasing reliance of individuals on equity investment, for their personal savings and for their pension provision, will benefit firms that manage assets or trade in capital market products.

Commoditization of wholesale products, with increased competition and shrinking margins, is a fact of life, but one that is least harmful to institutions like UBS with the scale, global reach and technology infrastructure to support the volumes required to maintain profitability.

UBS believes markets will further deregulate and globalize, driving sharp increases in crossborder investment, both corporate and institutional. These changes present enormous opportunities for a firm like UBS with a global presence and the expertise to capitalize on cross-border flows.

The biggest trend that will drive UBS's business in the coming years is the anticipated expansion and concentration of private wealth. In the US, wealthy households (those with USD 500,000 or more in net investable assets), represented 65% of assets in 1999. By 2003 they are expected to represent 78% of total household assets. In Europe, the effect is less pronounced, but still, wealthy individuals (in this case with more than EUR 500,000 of investable assets), are expected to represent 43% of total household assets by 2005, up from 35% in 2000. The combination of this growth in wealth with the increasing shift towards equity investments, will provide huge opportunities for the best, most global, asset managers. Those securities firms with large institutional franchises will experience significant growth servicing the expanding asset management industry. And of course, the concentration and growth of wealth will bring with it a huge demand for private banking services, providing a further opportunity for the current market leaders to grow their market share.

All of UBS's businesses are positioned to benefit from this increase in private wealth. UBS Asset Management is among the top five global asset managers, with an increasingly diversified range of investment styles. UBS Warburg has an extremely strong institutional client franchise--only 20% of its revenues derive from corporate clients. And the combination of Private Banking and PaineWebber already gives UBS the largest and most balanced share of the global wealth market.

UBS


THE UBS GROUP--STRATEGY, STRUCTURE AND HISTORY

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HISTORY AND DEVELOPMENT OF UBS

UBS was formed on 29 June 1998, by the merger of two of Switzerland's leading banking Groups, Union Bank of Switzerland and Swiss Bank Corporation.

Union Bank of Switzerland's history as a powerful force in banking began in the 1860s with the founding of the Bank in Winterthur and the Toggenburger Bank. In 1912, the merger of these two financial institutions resulted in the creation of the Union Bank of Switzerland. Subsequently, Union Bank of Switzerland developed primarily through internal growth, although it also made certain significant acquisitions such as the asset management firm Phillips & Drew in 1985.

Swiss Bank Corporation celebrated its 125th anniversary in 1997. It was incorporated in Basel in 1872 and its history can be traced back to the creation of "Bankverein" from six private banking houses in 1854. Swiss Bank Corporation's expansion involved significant acquisitions, including:

     - O'Connor & Associates, a group of affiliated firms specializing in the trading of options and other derivative instruments, in 1992;

     - Brinson Partners, a leading institutional investment management firm, in 1995;

     - the investment banking and securities operations of S.G. Warburg Group, in 1995, and

     -  Dillon Read & Co. Inc., a United States-based investment bank in 1997.

All the entities that have joined UBS have, regardless of their size, had a significant impact on its culture and ethos. O'Connor & Associates was a much smaller firm than Swiss Bank Corporation, but brought an affinity for technology, which has remained with UBS ever since, and a trading approach and risk management sophistication which still remains core to UBS today. The most significant benefit was the reverse cultural revolution O'Connor brought to SBC. This was quite deliberate; it transformed SBC and helped it move into the modern age in a dramatic way. Later mergers reinforced this pattern of cultural change, with S.G. Warburg bringing a deep and passionate client focus, and Brinson Partners redefining the asset management process.

This history of acquisition and openness to cultural diversity continues to be a key strength of the UBS Group. UBS is conscious of the importance of cultural change as a response to the growing challenges of the competitive global environment. The diversity of knowledge and experience offered by new acquisitions means UBS can import better corporate cultures, better ways of doing business and better insights.

In May 2000, UBS listed its Global Registered Share on the New York Stock Exchange (NYSE). On 3 November 2000, UBS transformed the scope and scale of its private client business in the US, through the merger with PaineWebber, one of the leading US wealth management firms. Like previous merger partners, we expect that PaineWebber will transform UBS; not just through increased US presence, but through the proven strengths in marketing, technology, product development and training that PaineWebber can now bring to all our private client businesses, leveraging PaineWebber's skills to drive UBS's European private banking strategy.

UBS
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The Business Groups

UBS Switzerland

REPORTING BY BUSINESS UNITS

                                                      Private and
                                                   Corporate Clients             Private Banking              UBS Switzerland
CHF million                                     -----------------------      -----------------------      -----------------------
FOR THE YEAR ENDED                              31.12.00    31.12.99(1)      31.12.00    31.12.99(1)      31.12.00    31.12.99(1)
---------------------------------------------------------------------------------------------------------------------------------
Income                                             7,443        7,193           6,739        5,568          14,182       12,761
Credit loss expense                                 (759)      (1,050)            (25)         (21)           (784)      (1,071)
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                             6,684        6,143           6,714        5,547          13,398       11,690
---------------------------------------------------------------------------------------------------------------------------------
Personnel expenses                                 3,187        3,363           1,572        1,328           4,759        4,691
General and administrative expenses                1,058        1,123           1,336        1,185           2,394        2,308
Depreciation                                         419          384              89           76             508          460
Goodwill amortization                                 27            2              35           21              62           23
---------------------------------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                           4,691        4,872           3,032        2,610           7,723        7,482
---------------------------------------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX              1,993        1,271           3,682        2,937           5,675        4,208
---------------------------------------------------------------------------------------------------------------------------------
Cost/income ratio (%)                                 63           68              45           47              54           59
Assets under management (CHF billion)                440          439             681          671           1,121        1,110
Headcount (full time equivalents)                 21,100       24,098           7,685        7,256          28,785       31,354
---------------------------------------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy and changes in presentation. The Business Group reporting for 1999 has been rearranged to reflect the new business structure for the Group.

UBS Switzerland offers comprehensive wealth management services for private banking clients from across the world, banking in Switzerland and in other financial centers. Our strategy is centered on the client advisor, combining strong personal relationships with a full range of products and services specifically designed for the wealthy client, supplemented by leading-edge technology. Within Switzerland, we also provide a complete set of banking and securities services for individual and corporate clients, focused foremost on customer service excellence, profitability and growth via multi-channel distribution. We are the leading bank in Switzerland.

ORGANIZATION STRUCTURE

The UBS Switzerland Business Group is made up of two business units:

     -  Private Banking; wealth management services

     - Private and Corporate Clients; banking for private individuals and commercial clients in Switzerland.

These two business units were brought together under a single management in February 2000, to benefit from the synergies available from the utilization of a common infrastructure in the domestic market and the potential for shared distribution and servicing of clients located outside of Switzerland. In addition, the centralization of core functions such as investment research and financial planning and wealth management, allows us to serve all UBS Switzerland's client groups consistently, efficiently, to the highest standard, and without duplication.

UBS
THE BUSINESS GROUPS--UBS SWITZERLAND
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E-CHANNELS AND PRODUCTS

UBS Switzerland created a single "e-Channels and Products" business area in April 2000 to lead its e-banking activities and drive forward its e-commerce vision and strategy.

This new business area is responsible for all electronic channels and products, as well as associated services and customer support centers. All revenues earned from e-banking activities are reflected in the results of the UBS Switzerland business units concerned and not within the "e-Channels and Products" business area which is run as a cost center. Its costs are shared between Private Banking and Private and Corporate Clients.

E-COMMERCE STRATEGY

e-commerce brings direct cost benefits to UBS Switzerland. Processing transactions which are entered online is less expensive and more efficient, and this is reflected in the new personal account charging structure introduced in Private and Corporate Clients in January 2001, which rewards clients for the use of electronic services.

Cost savings are not our key focus however. UBS Switzerland aims to use e-banking to help perfect the client experience - offering the information and services that clients want in the most convenient way, and increasing the personalization of their interface with the bank. Through this, UBS increases client retention, and increases the proportion of their savings and investments that clients hold with UBS rather than elsewhere. As internet usage increases, and the public becomes more used to transacting online, a top-class e-banking service can also encourage client acquisition.

There is obviously a risk of conflict between UBS's e-banking offerings and its traditional channels. However, despite the growth of online banking, UBS Switzerland has not experienced a significant level of cannibalization of its revenues. Based on continuous monitoring of customer behavior online, UBS estimates that 80% of revenue-generating e-banking transactions during 2000 represented additional revenue, as the ease of transacting online leads clients to do more.

E-COMMERCE HIGHLIGHTS

UBS Switzerland's internet offering continues to grow at a significant rate, as new functions and services are added and client acceptance of this convenient and easy to use distribution channel increases. The number of customers with e-banking contracts has risen during 2000 from 454,000 to 555,000. In December 2000, 22% of all payment orders processed by UBS Switzerland were initiated through e-banking, as were 14% of stock exchange transactions, up from 6% in December 1999.

UBS Switzerland's comprehensive free on-line financial information service, UBS Quotes, is an integral part of UBS's e-commerce offering, acting both as a service for existing clients and a tool to attract new clients to the bank. UBS Quotes now has the broadest coverage of any free-access financial information system, with prices for more than 500,000 different financial instruments. It received an average of 22 million page views per month during 2000, up 60% from December 1999.

UBS Switzerland's e-banking solution is particularly noted for its integrated approach and seamless navigation, permitting rapid access to all e-banking offerings through a consistent user interface. Forrester Research's "Best of Europe's Net Banking" report, published in November 2000, ranked UBS e-banking as the number two internet bank in Europe, and in January 2001, BlueSky Rating, an independent provider of on-line broker ratings, named UBS e-banking as the best online broker in Switzerland.

UBS
THE BUSINESS GROUPS--UBS SWITZERLAND
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UBS aims to remain at the forefront of technical developments in e-commerce, where clear client benefits are obvious. During 2000 we became one of the first banks in the world to offer stock market transactions via mobile phones, with the launch in August of a WAP-based mobile-telephone banking service. In September 2000, we were the first bank in Switzerland to introduce a fully integrated business to business electronic bill presentment and payment system.

UBS Switzerland has invested heavily in its e-commerce offering, and expects to continue to invest approximately CHF 100 million per year, to remain a market leader. UBS Switzerland will build on these strengths, and intends to further enhance its leading position by developing increased personalization of its websites and a broadened content offering.

Private and Corporate Clients

Private and Corporate Clients mission is to further develop its position as the most profitable bank serving private and corporate clients in Switzerland. To achieve its objectives, Private and Corporate Clients has established a clear business strategy focused on creating additional value for its clients, and centered on providing integrated solutions incorporating world-class products and services.

BUSINESS DESCRIPTION AND ORGANIZATION

The Private and Corporate Clients business unit of UBS Switzerland is the leading bank in Switzerland. It aims to provide our clients with optimal levels of convenience and service by continuously expanding our comprehensive range of alternative distribution channels, built around a successful e-banking offering, full-service ATM's, customer service centers and more physical locations across Switzerland than any of our competitors. At the same time, we follow a program of business excellence to ensure that our operating infrastructure is efficient, cost effective and capable of supporting our overall objectives.

Private and Corporate Clients is committed to providing its clients with innovative, personalized products, which consistently meet the highest standards, and to optimizing customer related processes.

At 31 December 2000, this business unit had CHF 440 billion in assets under management and a loan portfolio of approximately CHF 155 billion. Private and Corporate Clients employs over 21,000 people.

Private and Corporate Clients consists of six business areas, four of which have income generating activities (Individual Clients, Corporate Clients, Operations and Risk Transformation and Capital Management) and two of which provide essential support services (Resources and Information Technology).

INDIVIDUAL CLIENTS

This business area provides a comprehensive range of financial products and services for private clients, from residential mortgages to current accounts, savings products, wealth management and life insurance, combining UBS Group's own products with best-in-class third-party products, through an open product architecture.

At year end, Private and Corporate Clients had in excess of 4 million individual client accounts of which more than one-quarter related to affluent clients, with an account balance of between approximately CHF 50,000 and CHF 1 million. The trend towards growth in wealth is expected to benefit this key client group, and represents a significant opportunity - providing the financial products and services necessary to support and attract this key segment is a clear focus. An example of

UBS
THE BUSINESS GROUPS--UBS SWITZERLAND
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this effort is the recent introduction of UBS Fund Solutions, which provides clients access to a quality-screened selection of third party and UBS investment funds. UBS Switzerland's Investment Center selects a recommended list of funds on the basis of their asset allocation, past performance and the quality of their management. Individual clients and their client advisors then select the appropriate combination of these funds to meet the client's investment philosophy and risk profile.

ASSETS UNDER MANAGEMENT

                                                                     For the year ended
                                                          ----------------------------------------
CHF BILLION                                               31.12.00        31.12.99        31.12.98
--------------------------------------------------------------------------------------------------
Individual clients                                             218             223             229
Corporate clients                                              217             212             178
Banks                                                            5               4              27
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Total                                                          440             439             434
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ASSETS UNDER MANAGEMENT BY ASSET CLASS

                                                                     For the year ended
                                                          ----------------------------------------
CHF BILLION                                               31.12.00        31.12.99        31.12.98
--------------------------------------------------------------------------------------------------
Deposit and current accounts                                   128             129             153
Securities accounts                                            312             310             281
--------------------------------------------------------------------------------------------------
Total                                                          440             439             434
--------------------------------------------------------------------------------------------------

Private and Corporate Clients also continues to promote its electronic services, both to increase convenience for clients and to reduce costs. A new charging structure was introduced at the beginning of 2001, in which charges reflect more closely the type and cost of services used, rewarding customers who use low cost electronic alternatives such as e-banking and the extensive UBS ATM network. It is expected to further reduce the amount of routine transactional business carried out face to face or by phone to branches, giving client advisors more capacity, and allowing them to intensify sales efforts and enhance the quality of the advice they can offer.

During 2000, we further expanded our range of alternative distribution channels and closed another 36 branches, bringing the total number of post-merger closures to 209. We believe that we are fast approaching the optimal number of physical locations required to adequately serve our clients, but will continue to develop the profitability of all our sites.

CORPORATE CLIENTS

Private and Corporate Clients' corporate client list consists of some 160 top-tier companies, many of which are multinationals and whose needs include frequent use of the capital markets; approximately 7,500 large companies who require expertise in handling complex financial transactions, and some 180,000 small and medium size enterprises with specific needs related to business financing.

UBS Private and Corporate Clients provides its corporate clients with a full range of banking products and services including traditional credit products, transaction services, structured finance and investment advisory services. In addition, and in conjunction with UBS Warburg, it is able to assist its clients in accessing the world's capital markets. The Corporate Clients business area also supports promising Swiss-based enterprises by providing start-up financing, primarily in the form of equity participations, through its UBS Startcapital unit and the Aventic AG subsidiary.

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The Corporate Clients business area has also taken an equity stake in plenaxx.com, the first comprehensive B2B internet portal for small and medium sized enterprises (SME) in Switzerland serving as the hub for the daily internet activities of SME's and their employees, and intends to further take advantage of the rapidly growing B2B marketplace during 2001 and beyond.

OPERATIONS

Operations provides transaction processing support to UBS Switzerland and to Swiss-based offices of other UBS units. This combined approach reduces duplication of efforts and ensures that synergies between the different units in Switzerland are fully realized.

The Operations business area also provides payment and custodial services to approximately 1,800 banking institutions throughout the industrialized world and some 700 in emerging markets.

Following the merger between UBS and SBC in 1998, and the tremendous efforts required to integrate the transaction processes of the combined bank, this unit is now focused on generating additional operating efficiencies and on realizing further economies of scale from the combined volumes of Private and Corporate Clients and Private Banking.

RISK TRANSFORMATION AND CAPITAL MANAGEMENT

This business area was formed in 1999 and has responsibility for clients with impaired or non-performing loans and for managing the risk in the Private and Corporate Clients' loan portfolio. It is also responsible for optimizing capital utilization in UBS Switzerland, including equity participations, and works closely with Group Treasury and UBS Warburg on funding and other asset and liability management matters.

During 2000, Risk Transformation and Capital Management began implementation of its portfolio management strategy, which focuses on providing advice to the client servicing business areas within Private and Corporate Clients. It also achieved a number of "firsts" in the Swiss market by working closely with UBS Warburg on key secondary market initiatives.

At the end of the second quarter 2000, a special purpose vehicle, Helvetic Asset Trust AG (HAT), was created by UBS in order to securitize parts of the credit risk attached to a CHF 2.5 billion reference portfolio consisting primarily of loans to Swiss small and medium sized enterprises. This was the first domestic Swiss franc capital market transaction of its kind, in which the credit default risk, but not the loan itself, was transferred to the capital market in the form of a fixed-rate bond. The bond, which offered a higher yield than was previously available on debt of a similar quality, was well received by the markets and was named as the "Swiss Franc Bond of the Year" by the International Financial Review. HAT is another indication of the way in which UBS seeks to implement innovative solutions by providing investors, both institutional and private, with attractive portfolio diversification opportunities while, at the same time, optimizing the risk/return profile of its credit portfolio.

Risk Transformation and Capital Management also helped to reduce Private and Corporate Clients large exposure to the Swiss real estate sector by the creation and sale of two real estate companies, Impris AG and Nurestra SA.

SUPPORT AREAS

UBS businesses in Switzerland are provided with real estate, marketing, personnel and administrative services by the Resources business area and information technology by the Information Technology business area.

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During 2000, the Information Technology business area embarked on a program to replace aging and multifaceted IT platforms with a new architecture utilizing components which can be used across all business units in Switzerland. This standardization will help to provide efficient support for our multichannel distribution strategy, enhanced flexibility and the ability to more rapidly deploy new applications.

During fourth quarter 2000, UBS Warburg's mainframe computer system in Stamford, used for processing worldwide foreign exchange trading, was closed-down and the processing moved onto systems operated by the Operations business area in Switzerland. The integration of these systems not only allows for significant cost savings but also demonstrates the ability of UBS to work on a truly global scale, creating synergies through the utilization of common technical resources across its different business groups. Further consolidation is planned later this year, with the move of UBS Warburg's London-based securities transaction processing system onto mainframes in Zurich.

LOAN PORTFOLIO BY LOAN CATEGORY

                                                                     For the year ended
                                                          ----------------------------------------
CHF BILLION                                               31.12.00        31.12.99        31.12.98
--------------------------------------------------------------------------------------------------
Commercial credits                                              38              44              44
Mortgages                                                      117             121             121
--------------------------------------------------------------------------------------------------
Total                                                          155             165             165
--------------------------------------------------------------------------------------------------
of which recovery                                               15              21              26
--------------------------------------------------------------------------------------------------

DEVELOPMENT IN UBS'S RECOVERY PORTFOLIO

CHF billion
--------------------------------------------------------------------
BALANCE, 1 JANUARY 1998                                           29
--------------------------------------------------------------------
CHANGES IN 1998:
New recovery loans added                                           7
Settlement of outstanding recovery loans                         (10)
--------------------------------------------------------------------
BALANCE, 31 DECEMBER 1998                                         26
--------------------------------------------------------------------
CHANGES IN 1999:
New recovery loans added                                           5
Settlement of outstanding recovery loans                         (10)
--------------------------------------------------------------------
BALANCE, 31 DECEMBER 1999                                         21
--------------------------------------------------------------------
CHANGES IN 2000:
New recovery loans added                                           3
Settlement of outstanding recovery loans                          (9)
--------------------------------------------------------------------
BALANCE, 31 DECEMBER 2000                                       15.0
--------------------------------------------------------------------

LOAN PORTFOLIO

At 31 December 2000, about CHF 117 billion (or 75%) of the CHF 155 billion loan portfolio in Private and Corporate Clients related to mortgages, of which approximately 84% were secured by residential real estate.

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RECOVERY PORTFOLIO

Private and Corporate Clients' impaired loans, which include non-performing loans, are transferred to the Risk Transformation and Capital Management business area to be managed by the Recovery Group, which specializes in working-out or otherwise recovering the value of those loans. At 31 December 2000, Private and Corporate Clients' loan portfolio included approximately CHF 15 billion in this recovery portfolio. CHF 13.7 billion of Private and Corporate Clients' year-end recovery portfolio was impaired and related to provisioned positions and positions which resulted from the weakness in Swiss commercial real estate markets during the 1990s. Total provisions of CHF 7.3 billion have been established against the portion of impaired loans not secured by collateral or otherwise deemed uncollectable. Approximately CHF 1.4 billion of UBS's recovery portfolio was performing and unimpaired at 31 December 2000. The unimpaired loans included in UBS's recovery portfolio are outstanding with counterparties for whom other loans have become impaired. No provisions have been established against these loans. UBS's lending officers actively manage the recovery portfolio, seeking to transform the lending relationship with a goal of removing the loan from the recovery portfolio.

Approximately two-thirds of the loans that were originally included in UBS's recovery portfolio in 1997 have been worked-out and removed.

CREDIT QUALITY

Private and Corporate Clients concentrates its lending activities on seeking out quality counterparties, rather than simply chasing increased market share. This, together with the continued implementation of risk-adjusted pricing, which differentiates loan pricing based on risk profiles, has led to improved credit quality and higher margins on UBS Switzerland's lending portfolio, resulting in a more effective use of UBS's capital.

Further information on the credit portfolio can be found in "Risk--Risk Management and Control--Credit Risk".

STRATEGIC INITIATIVES

STRATEGIC PROJECTS PORTFOLIO

One of the key aims of UBS when it was formed in 1998 from the merger of Union Bank of Switzerland and Swiss Bank Corporation, was to generate synergies and increased revenue opportunities from the integration of the two Groups' Swiss based retail and corporate banking businesses. This has been a major and successful effort, which is still continuing.

A number of initiatives covering both revenue generation and cost saving, intended to enhance profitability and exploit merger synergies, are included within our Strategic Project Portfolio and continue to show good progress. UBS believes that in the two and half years since the merger, these strategic projects have contributed significant earnings enhancement, some of which has been reinvested in growth initiatives such as e-banking.

Our revenue enhancement initiatives include offering personalized client relationship management, based on the utilization of sophisticated data mining technologies in order to optimize advisory processes and maximize cross-selling opportunities. In addition, we continue to optimize our credit portfolio by implementing risk adjusted pricing, securitizing parts of the portfolio and realigning the balance of our exposures towards preferred risk classes. In order to meet the changing needs of our

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clients, we have also successfully launched a number of new products and services such as the Money Line flexible mortgage and UBS Fund Solutions.

The Strategic Projects Portfolio also has a strong focus on costs, primarily through process reengineering in logistics and IT areas, the automation of credit processes, and the rationalization of infrastructure, including branch closures and alternative distribution channels.

Our multichannel distribution strategy is aimed at reducing counter traffic and providing our customers with convenient alternative points of service, including our e-banking services. During 2000, we started implementing a two-zone concept in our branches, creating a cash services zone and a flexible advisory zone. We also continue to replace increasing numbers of traditional automated teller machines with sophisticated multifunctional BancomatPlus and Multimat machines which allow clients to perform core banking transactions 24-hours a day at strategic sites throughout Switzerland.

UBS has also continued to close branches, reducing the duplication and redundancy in the network it inherited from its predecessor banks. 209 branches, or 38% of the pre-merger network had been closed by the end of 2000. The pace of branch closures is expected to slow-down this year as the number of branches approaches the optimal level necessary to service UBS's clients effectively. However, UBS will not compromise the return requirements for its branch locations and will continue to evaluate each branch's profitability in light of changing client demands and willingness to utilize alternative distribution channels.

Private Banking

UBS Private Banking's mission is to provide customized solutions through a comprehensive range of financial products and services to wealthy private individuals. Caring for our clients is central. To achieve our objectives, we combine strong personal relationships with state-of-the-art technology and are committed to accessibility, quality and confidentiality.

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                [Private Banking Assets under Management Chart]

BUSINESS DESCRIPTION AND ORGANIZATION

The Private Banking business unit of UBS Switzerland is the leading provider of private banking services in Switzerland and in other financial centers internationally. Its client advisors cater to the needs of wealthy individuals worldwide.

As of 31 December 2000, the Private Banking business unit had CHF 681 billion in assets under management with slightly more than 21% of these managed on a discretionary basis. Private Banking employs over 7,000 people and conducts business in more than 60 locations throughout the world, with products and services tailored to the specific needs of different markets and client segments. Key banking centers outside Switzerland include London, Luxembourg, Monaco, Jersey, New York, Singapore and Toronto.

Private Banking tailors its advice and products to the specific needs of its clients. Client advisors are organized by client market, which allows them to make best use of their extensive local market knowledge and to provide a high level of dedicated client focus. We also meet the needs of specialized client segments across regions, and have formed dedicated client advisor teams to serve entrepreneurs, executives, and sports and entertainment professionals.
 34

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The Private Banking business unit consists of four business areas which maintain direct client relationships:

     -  Europe, Middle East and Africa;

     -  Overseas - including the Americas and Asia;

     -  Swiss Clients - responsible for the domestic market;

     -  Private Banks: six independently branded, but wholly-owned Private
        Banks: Cantrade, Banco di Lugano, Ferrier Lullin, Ehinger, Armand von Ernst and Hyposwiss,

and other areas which provide services to the rest of Private Banking:

     -  Investment Center,

     -  Investment Products and Services (IP&S),

     -  Logistics.

As part of UBS Switzerland, Private Banking uses support services from the Private and Corporate Clients business unit, including its information technology platforms, securities and payment processing services and multichannel distribution platform. Private Banking also benefits from close cooperation with other parts of the UBS Group to help it provide its clients with a unique offering of global financial products.

INVESTMENT CENTER

The Investment Center, which started operations on 1 October 2000, is responsible for developing coherent and high quality investment strategies for the core investment products and services offered by UBS Switzerland. The strategies developed by the Investment Center guide the investment process through which the two business units manage private wealth and advise their clients on their global investment decisions. The strategies and advice developed by the Investment Center are primarily "buy-side" oriented. The Center filters and further analyzes research, sourced both from inside UBS and from complementary external providers, and transforms this into investment strategies and advice specifically suited to private clients. The Investment Center also controls the tactical asset allocation for active advisory products, the UBS Strategy Funds and for discretionary managed portfolios. It is central to UBS Switzerland's new open architecture strategy, taking responsibility for the "screening" of third party investment funds for the new UBS Fund Solutions products.

INVESTMENT PRODUCTS AND SERVICES

The Investment Products and Services business area includes the teams focusing on Active Advisory, Portfolio Management, Financial Planning and Wealth Management, and Credit Origination & Structuring. These units support the client-facing areas in delivering new, high quality products and providing active advisory services.

LOGISTICS

This area manages Private Banking's relations with other service providers within the UBS Group, and provides additional IT and facilities management services where required.

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MARKETING, DISTRIBUTION, PRODUCTS AND SERVICES

Private Banking's client advisors are central to the delivery of services to Private Banking's clients and retain primary responsibility for introducing new products and services to existing and prospective clients.

Each business area is responsible for its own marketing activities, supported by a centralized UBS Switzerland marketing function, which is responsible for co-ordinating brand management activities, advertizing, market research, and for sponsoring and the preparation of standardized marketing materials.

Private Banking is committed to leveraging UBS Switzerland's e-solutions and rolling out these services globally, adapting them to meet local requirements. Private Banking's e-strategy clearly places the client advisor at the center of the client relationship, with electronic channels providing complementary support and information. As well as offering UBS Switzerland's e-banking solutions to its clients, Private Banking is actively involved in the development of a personalized interface between the client and UBS. In addition to access to the full range of UBS's e-banking and information services, in a format designed by the client with his or her advisor, this will provide a direct channel between them for communication of advice and recommendations.

Private Banking provides a full range of financial products and services, including:

     - financial planning and wealth management consulting, covering proprietary trusts and foundations, the execution of wills, corporate and personal tax structuring, art banking and numismatics, and tax efficient investments;

     - asset-based services such as portfolio management, custody, deposit accounts, loans and fiduciary products;

     - transaction-based services, such as trading, brokerage, and investment funds;

     - Private Banking also provides loan facilities to some of its clients. At 31 December 2000, outstanding loans amounted to CHF 28.6 billion, or 16% of UBS Switzerland's gross loan book.

TYPE OF ENGAGEMENT

                                                                Assets under management
                                                       ------------------------------------------
                     CHF BILLION                       31.12.00        31.12.99         31.12.98
-------------------------------------------------------------------------------------------------
Advisory                                                    535              517              437
Discretionary                                               146              154              142
-------------------------------------------------------------------------------------------------
Total                                                       681              671              579
-------------------------------------------------------------------------------------------------
ASSET CLASS
Deposit and current accounts                                 63               59               50
Equities                                                    187              196              148
Bonds                                                       189              187              187
UBS Investment funds                                        104              119               93
Other                                                       138              110              101
-------------------------------------------------------------------------------------------------
Total                                                       681              671              579
-------------------------------------------------------------------------------------------------

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STRATEGIC INITIATIVES

PRODUCT INITIATIVES

UBS is committed to developing an open product platform, widening the choices available to its clients by complementing its own range of products with the sale of top quality third party products through a screened open-architecture. During 2000, Private Banking has made significant progress towards this goal.

In September 2000, Private Banking began offering GAM funds to its clients in Switzerland. GAM was acquired by UBS in December 1999 and is part of UBS Asset Management. Its business model is based on the belief that clients always deserve access to the best investment talent, and recognizes that this may not always be found in-house. GAM therefore operates a screened multi-manager program, giving access to the highest quality expertise in specialized areas. Private Banking clients now also have access to this investment talent.

In December 2000, UBS Switzerland extended this idea with the launch of UBS Fund Solutions. This new product offers access to a pre-screened selection of "best in class" investment funds from a range of UBS and third party fund managers, helping clients obtain the best funds from a "confusing universe".

The entire population of funds available for sale in Switzerland is screened by the Investment Center using their expertise to select the best balance between performance and risk. Each individual client then receives a tailored sub-set of the screened funds, selected by their client advisor to suit their investment objectives and risk appetite, and pays an all-in "wrap" fee, based on the level of assets.

Private Banking is also focused on generating increased asset-based revenues, which currently represent about 65% of total revenues, and further reducing its reliance on more volatile transaction fees. Two new products provided by the Active Advisory Team are designed to achieve this goal:

     - Active Portfolio Supervision (APS) in which a client receives investment recommendations whenever their portfolio breaches specified parameters; and

     - Active Portfolio Advisory (APA) which, in addition, provides direct access to a dedicated investment specialist and tailor-made strategies.

Both are structured advisory services based on an all-inclusive fee.

EUROPEAN WEALTH MANAGEMENT

Through its merger with PaineWebber, UBS now has scale and excellence in two different traditions of serving private clients: the banking model, through Private Banking; and the brokerage model, through UBS PaineWebber. UBS is therefore uniquely positioned to combine these capabilities, giving its clients access to the best of both traditions, and the full range of its combined expertise, wherever they hold their accounts, whether in their home countries or internationally.

As an important step towards this vision, UBS is bringing together its domestic and international private client businesses in Europe, and infusing the new combination with the spirit and expertise of UBS PaineWebber - the key catalyst to build a successful future.

UBS's strategy is to build on its successful domestic private client businesses in the key target markets of Germany, the UK, France, Italy and Spain, by adding the skills and experience of the UBS PaineWebber team - in marketing, product innovation, training and technology - and by transferring knowledge and resources from UBS Switzerland's International Private Banking business. Client

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advisors will be central to the success of our plans, and we see potential for increasing the number of advisors in this business at an average rate of 250 per annum over the next five years, obviously carefully tailoring that growth to the evolving market opportunities.

The private banking industry will increasingly reflect the changing profile of high-net-worth individuals, emerging technologies and increased competition. Clients are taking a more active role in managing their wealth and are demanding more sophisticated products and a broader geographical range of services. They are focused on asset performance and allocation, quality of information and advice and extended availability of services, such as 24-hour, remote and internet access. More wealth now resides in the domestic markets where clients are domiciled, particularly in the form of equity and equity-linked investments, as capital markets become more developed. UBS believes that its unique mix of businesses positions it excellently to meet these trends.

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UBS Asset Management

REPORTING BY BUSINESS UNITS

                                               Institutional             Investment Funds /                 UBS
                                              Asset Management                  GAM                   Asset Management
              CHF million                 ------------------------    ------------------------    ------------------------
           FOR THE YEAR ENDED             31.12.00    31.12.99 (1)    31.12.00    31.12.99 (1)    31.12.00    31.12.99 (1)
--------------------------------------------------------------------------------------------------------------------------
Income                                       1,301         1,099           652           270         1,953         1,369
Credit loss expense                              0             0             0             0             0             0
--------------------------------------------------------------------------------------------------------------------------
Total operating income                       1,301         1,099           652           270         1,953         1,369
--------------------------------------------------------------------------------------------------------------------------
Personnel expenses                             631           458           249            58           880           516
General and administrative expenses            243           178           196            93           439           271
Depreciation                                    27            25            22             7            49            32
Goodwill amortization                          173           113            90             0           263           113
--------------------------------------------------------------------------------------------------------------------------
Total operating expenses                     1,074           774           557           158         1,631           932
--------------------------------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX          227           325            95           112           322           437
--------------------------------------------------------------------------------------------------------------------------
Cost/income ratio (%)                           83            70            85            59            84            68
Assets under management (CHF billion)          496           574           219           225           522           598
Headcount (full time equivalents)            1,728         1,653         1,132           923         2,860         2,576
--------------------------------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy and changes in presentation. The Business Group reporting for 1999 has been rearranged to reflect the new business structure for the Group.

UBS Asset Management provides asset management services and products to a retail and institutional client base across the world. We have a diverse range of investment management capabilities from the traditional to the alternative, with a core focus on price/value management. UBS Asset Management also provides investment fund products for the UBS Group and will increasingly widen its reach through third parties to individual clients outside the UBS Group.

BUSINESS DESCRIPTION AND ORGANIZATION

UBS Asset Management brings together all of UBS's asset management businesses. Formed in February 2000, it was organized in two business units during the year:

     - Institutional Asset Management - one of the largest institutional asset managers in the world.

     - Investment Funds / GAM - one of the two largest fund providers in Europe and the seventh largest in the world. GAM is a diversified asset management group focused on private client portfolios.

In 2001, these business units have been combined and will no longer be reported separately.

In February 2001, UBS PaineWebber's asset management unit, Mitchell Hutchins, also became a part of UBS Asset Management. UBS Asset Management is headquartered in Chicago, with offices across the world.

INSTITUTIONAL ASSET MANAGEMENT

Based on assets under management, Institutional Asset Management is one of the largest institutional asset managers in the world and particularly prominent in the United States, the United Kingdom and Switzerland. At 31 December 2000, Institutional Asset Management had CHF 496 billion in assets under management, including CHF 300 billion of institutional assets and CHF 196 billion of non-institutional assets, including the UBS Investment Funds.

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Institutional Asset Management markets its services under the UBS Asset Management umbrella, with two major sub-brands: Brinson Partners in the US, and Phillips & Drew in the UK. Institutional Asset Management will pursue growth opportunities in Continental Europe and Asia-Pacific and maintain its strong positions in the mature markets it serves in the United States, the United Kingdom and Switzerland.

Institutional Asset Management operates a client-centric business model with strong local presence through regional business areas in the UK, Americas, Asia and Europe. A new specialized unit branded O'Connor, was formed in June 2000. Reviving the name of the derivatives business which became part of the Group in 1992, O'Connor focuses on alternative investment strategies designed to provide attractive risk-adjusted returns with a low correlation to traditional investments.

ASSETS UNDER MANAGEMENT BY CLIENT TYPE

                     CHF BILLION                        31.12.00           31.12.99           31.12.98
------------------------------------------------------------------------------------------------------
Institutional                                                300                376                360
Non-institutional                                            196                198                171
------------------------------------------------------------------------------------------------------

INSTITUTIONAL ASSETS UNDER MANAGEMENT BY CLIENT LOCATION

                     CHF BILLION                        31.12.00           31.12.99           31.12.98
------------------------------------------------------------------------------------------------------
Europe, Middle East & Africa                                 160                185                202
The Americas                                                 100                140                122
Asia-Pacific                                                  40                 51                 36
------------------------------------------------------------------------------------------------------
Total                                                        300                376                360
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INSTITUTIONAL ASSETS UNDER MANAGEMENT BY CLIENT MANDATE

                      CHF BILLION                         31.12.00           31.12.99           31.12.98
--------------------------------------------------------------------------------------------------------
Equity                                                          89                125                115
Asset allocation                                                94                130                148
Fixed income                                                    77                 90                 83
Private markets                                                 40                 31                 14
--------------------------------------------------------------------------------------------------------
Total                                                          300                376                360
--------------------------------------------------------------------------------------------------------

CLIENTS

Institutional Asset Management has a diverse institutional client base located throughout the world. Its clients consist of

     -  corporate and public pension plans;

     -  endowments and private foundations;

     -  insurance companies;

     -  central banks and supranationals; and

     -  financial advisors.

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MARKETING AND DISTRIBUTION

     Institutional Asset Management uses its longterm track record and strong client franchise to increase the penetration of its services with both new and existing clients. It is a full service institutional asset management firm, offering its clients a comprehensive range of research and investment analysis as part of its overall service and capability package.

In consultant-driven markets, such as the United States and the United Kingdom, Institutional Asset Management relies on its strong relationships with the major consultants that advise corporate and public pension plans, endowments, foundations, and other institutions. It also dedicates resources to generating new business directly with large clients.

Brinson Advisors, the former PaineWebber Mitchell Hutchins business, provides products and services to the wholesale intermediary market in the US, focusing on three core areas: quantitatively driven investments, short-term fixed income products and municipal securities.

INVESTMENT PROCESS AND RESEARCH

Institutional Asset Management's client mandates reflect the very broad range of its capabilities, from fully discretionary global asset allocation portfolios to equity or fixed income portfolios with a single country emphasis, including alternative asset classes such as real estate, timber, and private equity. These portfolios are available through separately managed portfolios as well as through a comprehensive range of pooled investment funds.

Within this wide range of capabilities, Institutional Asset Management's core investment process is based on its efforts to determine and quantify investment value. Its method is to identify periodic discrepancies between market price and investment value and turn them to its clients' advantage.

Institutional Asset Management operates a global investment platform. Research and strategies are coordinated across regions, giving clients access to the whole of Institutional Asset Management's expertise, wherever they are located.

FUND CATEGORY

                      CHF BILLION                        31.12.00           31.12.99           31.12.98
-------------------------------------------------------------------------------------------------------
Asset allocation                                               48                 44                 35
Money market                                                   44                 46                 45
Bond                                                           36                 40                 43
Equity                                                         60                 53                 36
Capital preservation                                            6                 12                 12
Real estate                                                     5                  6                  5
-------------------------------------------------------------------------------------------------------
Total                                                         199                201                176
-------------------------------------------------------------------------------------------------------

INVESTMENT FUNDS

Investment Funds is the leading investment fund provider in Switzerland in terms of assets under management, and seventh largest in the world. As of 31 December 2000, Investment Funds had CHF 199 billion in assets under management, including CHF 9.3 billion in assets under management distributed through third-party partners. In addition, Investment Funds has a significant third-party fund administration business.

Investment Funds has an extensive product range of approximately 159 funds.

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The continuing trend toward equity investments helped increase equity funds by 13% since the end of 1999, making it Investment Funds' largest asset category, accounting for 30% of total volume. UBS Switzerland's Investment Fund Accounts, which make it easy for clients to make regular savings in UBS Investment Funds, have grown in number by 57% to over 140,000 during 2000, with assets invested through them increasing by 20% to a total of CHF 3.1 billion at 31 December 2000.

MARKETING AND DISTRIBUTION

Investment Funds are distributed primarily through UBS Switzerland and UBS Warburg, with a minority of assets distributed through third-party providers.

Investment Fund's penetration of UBS Group's existing client base is already very high, and the implementation of screened open architecture in UBS Switzerland will make sales within the group increasingly competitive. Investment Funds is therefore evolving towards an open, multichannel distribution architecture, in which an increasing proportion of its funds will be sold by third parties, outside the UBS Group.

UBS's intermediary strategy, funds@ubs, was launched in November 2000. It is designed to boost third-party distribution of our funds by providing a turn-key solution for distribution partners, including technical, administrative and operational support. The first implementation, in partnership with Lufthansa, provides Lufthansa Miles and More clients with access to UBS Investment Funds. A new web-site dedicated to Lufthansa clients provides investment education, advice on investment strategies and online decision support tools, and will provide automated online fund purchases. Over the coming months, UBS expects to announce similar joint ventures with other non-traditional intermediaries, using the same strategy and technical platform.

Other distribution initiatives include establishing additional partnerships with financial intermediaries, developing direct electronic sale channels and leveraging Institutional Asset Management's distribution efforts to better capture defined contribution opportunities for Investment Funds.

UBS is also expanding its distribution in Asia, with the creation of a joint venture investment advisory firm to manage Real Estate Investment Trusts in Japan and the acquisition of a majority holding of Taiwan-based mutual fund provider, Fortune Securities Investment & Trust Company.

INVESTMENT PROCESS AND RESEARCH

The Institutional Asset Management business unit is responsible for managing almost all the investment funds offered by Investment Funds, other than some real estate funds. However, Investment Funds is responsible for managing its product range, which is tailored to meet the needs of individual investors, and for the development and marketing of individual funds.

GLOBAL ASSET MANAGEMENT

Acquired in late 1999, Global Asset Management, or GAM, is a diversified asset management group with CHF 20 billion of assets under management, slightly over 600 employees and operations in Europe, North America, Asia and the Middle East. Its mandates include private client portfolios, over 230 mutual funds, and institutional mandates. GAM operates under its established brand name within UBS Asset Management and continues to employ its own distinctive investment style.

UBS Asset Management will increasingly leverage GAM's range of mutual funds and its external manager selection process, in which it selects the best from over 4,000 third-party fund providers, to enhance the range of its investment styles and products. GAM products are now actively distributed by UBS Switzerland.

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MARKETING AND DISTRIBUTION

GAM operates a client-centric business model with regional client acquisition and servicing responsibilities.

INVESTMENT PROCESS AND RESEARCH

GAM was founded in 1983 to give private clients "access to great investment talent". As a result, its investment process is based on selecting the world's leading investment talent, whether the manager selected for a particular fund or mandate is employed by GAM or an external manager. GAM has pioneered a unique and highly disciplined approach to identifying, selecting and managing external fund managers.

An in-house team of investment professionals is responsible for managing the various internally managed mandates or funds, and also for creating external and multimanager mandates. Approximately 1,000 external managers are selected, using a quantitative database of 50,000 funds, and a qualitative database of over 4,000 investment managers. These are then subjected to detailed qualitative scrutiny to identify less than a hundred of the world's most talented investment managers, whose talents are then used to create single and multimanager funds for use by GAM clients.

The range of funds and mandates extends from traditional equity and bond funds to a comprehensive range of alternative investment funds.

STRATEGY

INDUSTRY TRENDS AND COMPETITIVE POSITIONING

UBS Asset Management operates in a business which is growing across all market segments and geographic locations, with Europe and Japan leading the way. The US remains the largest market on an absolute basis, but shows slower growth rates and a much more competitive environment than other regions.

Externally managed pension assets constitute the majority of worldwide available institutional assets. The pension market is undergoing a shift from traditional defined benefit plans to defined contribution schemes. This is especially true in the US, while in other major markets defined contribution business is still in a relatively embryonic state. However, the need for pension reform is widely recognized.

UBS Asset Management believes that it is strongly positioned to take advantage of this growing and changing market:

     -  It has the reach to succeed in an increasingly global industry.

     - It has a multispecialist offering of diverse investment capabilities matched by very few companies.

     - It is one of very few investment management firms of its size with an equally strong institutional and mutual fund capability.

INVESTMENT PERFORMANCE

UBS Asset Management's biggest challenge in recent years has been the relative under-performance of its core value-based investment style compared to growth investment styles. 2000 saw a reversal of this trend, with a retreat in technology stock valuations and generally difficult market conditions, and consequently significant improvements in UBS Asset Management's performance relative to benchmarks and peers. UBS Asset Management has also invested in diversification of its investment approach, with the expansion of its growth capabilities and the very successful launch of O'Connor, its

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alternative investment business area. UBS Asset Management intends to further leverage the strengths of O'Connor and GAM to expand its range of investment capabilities and styles.

UBS Asset Management will continue to develop the integrated global investment platform it created in 2000, increasing the coverage of its research in all major asset classes, broadening its search for future investment opportunities in alternative asset classes and committing to product innovation.

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UBS Warburg

REPORTING BY BUSINESS UNITS ADJUSTED FOR SIGNIFICANT FINANCIAL EVENTS

                                               Corporate and
                                           Institutional Clients           UBS Capital         US Private Clients
              CHF million                 ------------------------   -----------------------   -------------------
           FOR THE YEAR ENDED             31.12.00    31.12.99 (1)   31.12.00   31.12.99 (1)   31.12.00   31.12.99
------------------------------------------------------------------------------------------------------------------
Income                                      18,033         12,529         368          315        1,225
Credit loss expense                           (243)          (330)          0            0            0
------------------------------------------------------------------------------------------------------------------
Total operating income                      17,790         12,199         368          315        1,225
------------------------------------------------------------------------------------------------------------------
Personnel expenses                           9,284          6,861         142          105          955
General and administrative expenses          2,779          2,429          49           46          258
Depreciation                                   555            629           2            2           30
Goodwill amortization                          149            134           2            5            1
------------------------------------------------------------------------------------------------------------------
Total operating expenses                    12,767         10,053         195          158        1,244
------------------------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX        5,023          2,146         173          157          (19)
------------------------------------------------------------------------------------------------------------------
Cost / income ratio (%)                         71             80          53           50          102
Assets under management (CHF billion)                                                               794
Headcount (full time equivalents)           15,262         12,694         129          116       21,490
------------------------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy and changes in presentation. The Business Group reporting for 1999 has been rearranged to reflect the new business structure for the Group.

                                              International
                                             Private Clients             e-services                UBS Warburg
              CHF million                -----------------------   -----------------------   -----------------------
          FOR THE YEAR ENDED             31.12.00   31.12.99 (1)   31.12.00   31.12.99 (1)   31.12.00   31.12.99 (1)
--------------------------------------------------------------------------------------------------------------------
Income                                        286          197           (1)           0       19,779       13,041
Credit loss expense                            (4)          (3)           0            0         (247)        (333)
--------------------------------------------------------------------------------------------------------------------
Total operating income                        282          194           (1)           0       19,532       12,708
--------------------------------------------------------------------------------------------------------------------
Personnel expenses                            385          294          150           18       10,916        7,278
General and administrative expenses           188          187          134           18        3,408        2,680
Depreciation                                   30           25           35            3          652          659
Goodwill amortization                           7           15            1            0          298          154
--------------------------------------------------------------------------------------------------------------------
Total operating expenses                      610          521          320           39       15,274       10,771
--------------------------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX        (328)        (327)        (321)         (39)       4,258        1,937
--------------------------------------------------------------------------------------------------------------------
Cost / income ratio (%)                       213          264                                     77           83
Assets under management (CHF billion)          33           36                                    827           36
Headcount (full time equivalents)           1,154        1,386          410           70       38,445       14,266
--------------------------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy and changes in presentation. The Business Group reporting for 1999 has been rearranged to reflect the new business structure for the Group.

UBS Warburg operates globally as a client-driven securities, investment banking and wealth management firm. For both its own corporate and institutional clients and for other parts of the UBS Group, UBS Warburg provides product innovation, top-quality research and advice, and complete access to the world's capital markets. Through UBS PaineWebber, the fourth largest private client firm in the US, UBS Warburg provides advisory services and best-in-class products to a uniquely affluent US client base.

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BUSINESS DESCRIPTION AND ORGANIZATION


During 2000, UBS Warburg was organized along the following lines:


     - The Corporate and Institutional Clients business unit is one of the leading global investment banking and securities firms, providing products and advice to institutional and corporate clients. The former capital markets business of Paine Webber Group Inc. is integrated into this business unit.

     - UBS Capital is responsible for the private equity investment of UBS and third-party funds in a diverse global range of private companies.

     - US Private Clients is the fourth largest private client broker in the US, operating under the brand of UBS PaineWebber.

     - International Private Clients provides private banking products and services for high net worth individuals outside the US and Switzerland who bank in their country of residence. During 2001, the European part of this business is becoming part of UBS Switzerland's Private Banking business unit.

     -  e-services.

Corporate and Institutional Clients

The global reach, breadth and diversification of Corporate and Institutional Clients direct access to investors is unique, and its relationship-enhancing technology is among the best in the world. Corporate and Institutional Clients aims to maintain its position as one of the leading global financial services firms, rivaling the top competitors both in terms of client franchise and profitability.

BUSINESS DESCRIPTION AND ORGANIZATION

The Corporate and Institutional Clients business unit is one of the leading global investment banking and securities firms. Its diverse heritage has shaped a business with a truly global client base and culture.

Corporate and Institutional Clients provides wholesale products and advisory services globally to a diversified client base, which includes institutional investors, corporations, sovereign governments and supranational organizations. It has a significant corporate client financing and advisory business and is one of the top-ranked providers for institutional clients.

Corporate and Institutional Clients also manages cash and collateral trading and interest rate risks on behalf of the UBS Group and executes the vast majority of securities, derivatives and foreign exchange transactions for UBS's retail clients. Corporate and Institutional Clients' headquarters are in London and it employs 15,000 people in over 40 countries throughout the world.

Following the merger with PaineWebber in November 2000, the capital markets business of PaineWebber was integrated into the Corporate and Institutional Clients business unit, expanding its capabilities in asset-backed securities, real estate, equity research, corporate finance and equity and fixed income sales. As well as this direct and immediate impact, the integration of PaineWebber also positioned UBS Warburg much more strongly as an employer of choice in the critical US investment banking market.

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BUSINESS AREAS

At 31 December 2000, Corporate and Institutional Clients operated four main business areas, organized by the type of products and services offered and the nature of business risks: Equities, Fixed Income, Corporate Finance and Treasury Products.

EQUITIES

The Equities business is a leading player in the secondary equity markets and in equity, equity-linked and equity derivative products for the primary markets. Primary areas of responsibility include

     - researching companies, industry sectors, geographic markets and macro-economic trends;

     - sales and trading of cash and derivative equity securities and equity structured products; and

     - structuring, originating, distributing and trading newly issued equity, equity-linked and equity derivative products.

A multi-local model, with membership on over 28 different stock exchanges and a local presence in 40 offices globally, gives unparalleled market access. UBS also participates in a number of electronic exchange ventures.

OPERATING INCOME BY CLIENT TYPE

                                                                 For the year ended
                                                              -------------------------
                         % OF TOTAL                           31.12.00         31.12.99
---------------------------------------------------------------------------------------
Investment banking                                                  21               23
Other income from corporate clients                                  4                5
Institutional clients and markets                                   75               72
---------------------------------------------------------------------------------------
Total                                                              100              100
---------------------------------------------------------------------------------------

OPERATING INCOME BY BUSINESS AREA(1)

                                                                 For the year ended
                                                    --------------------------------------------
                   CHF MILLION                      31.12.00          31.12.99          31.12.98
------------------------------------------------------------------------------------------------
Equities                                              10,429             5,724             3,253
Fixed income                                           2,969             2,464              (267)
Corporate finance                                      2,701             2,054             1,665
Treasury products                                      1,653             1,805             2,351
Non-core business                                        281               482               (96)
------------------------------------------------------------------------------------------------
Total                                                 18,033            12,529             6,906
------------------------------------------------------------------------------------------------

(1)  Before credit loss expense

FIXED INCOME

The Fixed Income business structures, originates, trades and distributes a variety of fixed income, banking and structured products. It is also responsible for loan syndication and the core loan portfolio.

The Fixed Income business serves a broad client base of investors and borrowers and offers a range of fixed income products and services, including

     - interest rate-based credit products, including loans and government bonds;

     - a variety of banking products, including structured finance and leveraged finance products;

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     - principal finance, which involves the purchase, origination and securitization of credit products;

     -  sales of investment-grade, high-yield and emerging market bonds;

     - credit derivatives, including credit-linked notes and total return swaps;

     -  derivative products; and

     -  products structured to meet clients' individual risk management needs.

CORPORATE FINANCE

The Corporate Finance business manages UBS's relationships with large supranational, corporate and sovereign clients. It provides a variety of advisory services in areas such as mergers and acquisitions, strategic advisory and restructuring. The Corporate Finance business also provides primary capital markets and leveraged finance services, in co-operation with the Equity and Fixed Income businesses. Responsibilities include

     -  mergers and acquisitions;

     - equity and equity-linked capital offerings, initial public offerings and other public and private equity offerings in conjunction with the Equities business area;

     - investment grade and high-yield debt offerings in conjunction with the Fixed Income business area;

     - leveraged debt offerings in conjunction with the Fixed Income business area; and

     -  structured finance.

TREASURY PRODUCTS

Treasury Products serves institutional investors, banks, sovereigns, and corporate clients, as well as retail and wholesale clients of UBS's other businesses. Treasury Products' primary areas of responsibility include

     - sales and trading of foreign exchange (spot and derivatives), precious metals, short-term interest rate products and exchange-traded derivatives;

     -  collateral trading, securities lending and repurchase agreements;

     -  bank note sales and distribution; and

     -  foreign currency research.

With effect from the beginning of 2001, the Treasury Products and Fixed Income business areas have been reorganized into two new areas, the Credit Fixed Income business area (the former Fixed Income business less interest rate derivatives and government bonds) and the Interest Rates and Foreign Exchange business area (the former Treasury Products business area, with the addition of interest rate derivatives and government bonds).

E-COMMERCE INITIATIVES

The institutional client business worldwide is rapidly moving to an electronic basis. Corporate and Institutional Clients is well positioned to capitalize on this trend. Recent e-commerce initiatives include

     - Investment Banking On-Line (IBOL). IBOL provides extensive functionality from a single home page with direct access to prices, research, trade ideas and analytical tools for UBS Warburg's

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        clients. Corporate and Institutional Clients delivers electronic research to over 5,000 clients and has signed up over 21,000 individual users. UBS intends to expand IBOL to include wireless and video links.

     - Electronic Transactions for Securities (ETS) and Electronic Transactions for OTC Products (ETOP). ETS and ETOP provide a further rollout of online order routing and trading capabilities for all securities, foreign exchange and derivatives products. 30% of all institutional orders are sent via the internet.

     - Corporate Finance On-Line (CFOL). The CFOL initiative is intended to establish a secure connection for the exchange of transactional and pricing information with corporate clients to support the execution and origination of advisory mandates.

     - Debtweb. Using Debtweb, about USD 80 billion of primary market bond issuance was distributed online in 2000.

     - DealKey. Designed for primary equity investors, DealKey uses the web as an additional channel for the distribution of value-added information relating to current equity and equity-linked offerings and provides investors with the ability to communicate feedback and enter orders for all UBS Warburg's current primary equity issues.

Providing superior advice will be key to the Corporate and Institutional Clients business unit's future success. UBS believes its e-commerce initiatives enhance its ability to add value to clients, as well as allowing it to extract value from the scale of its core business processes. Corporate and Institutional Clients already processes 100,000 domestic and cross-border securities trades per day automatically, and has the capacity to increase this amount five-fold within the existing infrastructure.

LOAN PORTFOLIO

UBS took a strategic decision during 1998 to reduce the size of its international loan portfolio, limiting exposures unless they directly supported core client relationships. UBS continues to avoid engaging in balance-sheet-led earnings growth, with the result that the size of its international loan portfolio has reduced considerably from the level recorded in 1998.

See "Risk--Risk Analysis--Credit Risk" below for a more in-depth review of UBS's credit portfolio and business, including a discussion of its impaired and non-performing loans.

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                       [Banking Products Exposure Chart]

STRATEGIC INITIATIVES

UBS Warburg is one of the few truly global content and advice providers for institutional clients, with a full range of products. The global reach, breadth and diversification of its direct access to investors is best-in-class. UBS Warburg will seek to extend these advantages, fully exploiting the added distribution potential and expanded capital markets capabilities brought to it by PaineWebber.

UBS Warburg is among the leaders in the provision of innovative e-commerce and technology solutions to institutional clients, using these to strengthen the link between advisors and their clients. It will continue to expand and enhance its web-based technology solutions, in order to simplify distribution of information and execution, and provide individualized services, analytic tools and transparency to its clients. UBS Warburg sees technology as an enabling tool, allowing clients to benefit from the expertise and skills of its advisors.

UBS Warburg intends to continue to expand its Equities business organically, investing in top quality staff to broaden its geographical and sector coverage, particularly in US cash equities, and building presence in key Asian markets. It will closely monitor the moves to consolidate European stock exchanges and clearing houses, to ensure that it retains current levels of market access.

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The merger with PaineWebber, which positions UBS Warburg more strongly as an employer of choice in the key US market, provides an excellent opportunity for UBS Warburg to grow its investment banking capabilities, through strategic hires in key sectors and regions. This approach has already generated some success, with recruitment of several senior investment bankers in the US in the second half of 2000 and early part of 2001. UBS intends to continue to grow its corporate franchise.

UBS Capital


Actively adding value, UBS Capital is one of the few private equity operations with a truly global presence.


BUSINESS DESCRIPTION AND ORGANIZATION

The UBS Capital business unit of UBS Warburg is the private equity business of UBS.

UBS Capital has increased the amount of its investments substantially in recent years with the book value of its investments increasing from about CHF 400 million at 31 December 1994, to about CHF 5.5 billion at 31 December 2000.

UBS Capital has offices in London, Zurich, New York, Sao Paulo, Buenos Aires, Paris, The Hague, Munich, Milan, Singapore, Hong Kong, Seoul, Sydney and Tokyo and employs about 130 people.

As a private equity group, UBS Capital invests primarily in unlisted companies, managing these investments over the medium-term to increase their value, and "exiting" the investments in a manner that will maximize capital gain. UBS Capital seeks to make both majority and minority equity investments in established and emerging unlisted companies, either with UBS's own capital or through sponsored investment funds. Although the main focus of UBS's investments is late-stage financing, such as management buyouts, expansion or replacement capital, a minority of the portfolio targets early stage investments in the technology and telecommunications sectors. UBS Capital generally targets medium-sized businesses with enterprise values in the range of CHF 75 million to CHF 1.5 billion.

In addition to its international breadth, UBS Capital endeavors to differentiate itself from its competitors by working together with the management of companies it invests in over a three to six-year period to optimize performance.

ORGANIZATIONAL STRUCTURE

UBS Capital is structured on a country and sector basis and has fourteen individual teams covering over 30 countries. UBS Capital's established local presence and expertise, coupled with the global reach of its operations, leads to the early identification of opportunities and their timely and effective development.

UBS Capital's teams are divided geographically between Western Europe, Asia-Pacific and the Americas. UBS Capital's presence in the Asia-Pacific region started in Singapore and now includes Australia and new offices in South Korea and Hong Kong.

In 1999, UBS Capital established two private equity investment funds in the Americas. One of these investment funds makes private equity investments primarily in North America, while the other investment fund makes private equity investments in Latin America. UBS is the largest investor in both funds.

COOPERATION WITH THE REST OF UBS

UBS Capital collaborates with the Corporate and Institutional Clients business unit on deal execution and IPOs. It has incentive schemes in place to encourage referrals of potential business leads from the

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investment banking business and from private banking, for example where a private banking client who is an owner-manager of a business faces management succession problems.

UBS Capital also provides fund products for sale to UBS's private clients.

INVESTMENT PORTFOLIO

UBS Capital's investment portfolio had a book value of approximately CHF 5.5 billion and a fair-market value of approximately CHF 6.9 billion at 31 December 2000.

UBS Capital has designed its portfolio to reduce risk exposure by

     - geographically diversifying its portfolio and minimizing concentration of investment in specific locations;

     - diversifying by industry sector to obtain a good mix between manufacturing and services sectors;

     - investing a minority of the portfolio in early stage growth opportunities, such as technology and telecommunications; and

     - focusing on later-stage investments, such as management buy-outs of existing businesses.

At 31 December 2000, approximately 77% of the investment portfolio was three years old or less. Generally, investments are sold, and operating income recognized, between the third and the sixth year after the initial investment.

INVESTMENT PORTFOLIO BY INVESTMENT STAGE

CHF MILLION; ALL AMOUNTS ARE BOOK VALUES                  31.12.00   31.12.99   31.12.98
----------------------------------------------------------------------------------------
Early stage                                                    917        488         49
Late stage                                                   4,632      2,505      1,735
----------------------------------------------------------------------------------------
Total                                                        5,549      2,993      1,784
----------------------------------------------------------------------------------------

AGING (BASED ON DATE OF INITIAL INVESTMENT)

CHF MILLION; ALL AMOUNTS ARE BOOK VALUES  31.12.00  31.12.99  31.12.98
----------------------------------------------------------------------
Pre-1994                                        65        89       112
1994                                           253       199       195
1995                                           272       308       282
1996                                           166       204       183
1997                                           520       496       450
1998                                           842       718       562
1999                                         1,490       979         -
2000                                         1,941         -         -
----------------------------------------------------------------------
Total                                        5,549     2,993     1,784
----------------------------------------------------------------------

GEOGRAPHIC REGION (BY HEADQUARTERS OF INVESTEE)

CHF MILLION; ALL AMOUNTS ARE BOOK VALUES  31.12.00  31.12.99  31.12.98
----------------------------------------------------------------------
North America                                2,406     1,389       939
Europe                                       2,284     1,153       689
Latin America                                  381       217       123
Asia-Pacific                                   478       234        33
----------------------------------------------------------------------
Total                                        5,549     2,993     1,784
----------------------------------------------------------------------

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INDUSTRY SECTOR (BASED ON INDUSTRY CLASSIFICATION CODES)

CHF MILLION; ALL AMOUNTS ARE BOOK VALUES  31.12.00  31.12.99  31.12.98
----------------------------------------------------------------------
Consumer related                             1,023       610       400
Transportation                                 640       605       186
Communications                                 380       326       208
Computer related                               819       282       109
Energy                                         190       167       153
Other electronics related                      247        38        32
Other manufacturing                            106        45        53
Chemicals and materials                        106        23        52
Industrial products and services             1,361       635       436
Others                                         677       262       155
----------------------------------------------------------------------
Total                                        5,549     2,993     1,784
----------------------------------------------------------------------

INVESTMENT PROCESS

UBS Capital concentrates on late-stage investments, believing that these have a better chance of producing superior risk-adjusted returns. At 31 December 2000, 83% of the book value of UBS Capital's investments was late-stage at the time of investment.

Investment opportunities originate from a variety of sources, including referrals from UBS Switzerland and UBS Warburg. UBS Capital's investment policy concentrates on five aims:

     - negotiate an attractive entry price;

     - increase the company's efficiency;

     - implement a sales growth strategy;

     - repay company debt and reduce leverage; and

     - achieve an exit at a higher multiple of earnings than the entry price.

Where appropriate, UBS Capital tries to participate actively with the management of companies it invests in, developing their businesses over the medium term (three to six years) in order to optimize their performance. UBS Capital's exit strategies for the businesses include direct sales to strategic buyers, initial public offerings, leveraged recapitalizations and sales to other financial sponsors.

STRATEGIC INITIATIVES

PRIVATE EQUITY FUNDS

UBS Capital has committed to form private equity investment funds concentrating on each of four regions - Europe, North America, Latin America and Asia - which will provide opportunities for third-party investors to participate in investments made by UBS Capital and provide a larger pool of capital for its investments.

In late 1999, UBS Capital launched a USD 1 billion investment fund targeting North America to which it has committed up to USD 500 million, and a USD 500 million fund targeting Latin America, which UBS has committed to fund fully with the option to permit third-party investors to commit up to 25%. Two new funds were also launched in Europe during 1999. Phildrew Ventures V, a GBP 330 million United Kingdom private equity fund, and CapVis Equity Partners, which, at CHF 300 million, is Switzerland's largest private equity fund. Further funds are expected to be launched during 2001.

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To support its fund products, the private equity business is launching a marketing campaign during 2001 to build its public profile.

INDUSTRY TRENDS

Superior returns and the widespread recognition of private equity as an alternative asset class has led to a substantial growth in private equity funds raised in recent years. The number and amount of private equity funds raised has exceeded the number and amount of attractive and available private equity investments. This has led to increased competition among investment banks, investment funds and insurance companies and decreased returns for private equity investors.

In spite of the changing environment, UBS believes that opportunities for profitable investment will continue to arise in the private equity business. UBS believes this potential will be enhanced by a number of factors working in combination to produce a favorable business environment for astute market participants. These include the introduction of the euro and the resulting changes in the structure of business ownership in Europe, the worldwide trend of industrial consolidation, a growing awareness of the importance of shareholder value and the increasing need to solve succession issues in family-owned businesses.

NEW STRUCTURE

During 2001, UBS will implement a unique new business model for its private equity business, designed to best capture the opportunities available from the growth of the international private equity market, and the strength of demand for the asset class.

UBS Capital will increase the level of funding sourced from third parties, reducing its dependence on direct funding from the UBS balance sheet. To support this move towards wider participation, the new business model will center on the formation of an autonomous investment management firm known as a fund advisor. The fund advisor will be 80% owned by UBS Capital's current management and 20% by UBS, and will adopt a new corporate identity towards the end of 2001.

The explicit autonomy of this structure is particularly attractive to third-party investors, and fully in line with best market practice in the private equity industry. Combined with UBS Capital's consistently impressive track record, it will provide a compelling investment proposition.

The formation of the fund advisor will have a neutral effect on the earnings stream of UBS. UBS will remain a cornerstone investor in new funds, continuing to benefit from a strong commitment to this product. The new fund advisor will remain strongly affiliated with UBS. UBS's private client and investment banking businesses will retain their close links to the private equity business. Individual clients will be supplied with a full range of proprietary private equity products, while maintaining complete freedom of choice to select private equity investments from other providers. UBS Warburg will continue to benefit from IPO and M&A referrals.

In tandem with supporting this new business model, UBS has raised its target overall commitment to private equity investment from CHF 5 billion to CHF 7.5 billion.

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                                                          [UBS/PaineWebber Logo]

US Private Clients


The newest member of UBS, US Private Clients, operating under the UBS PaineWebber brand, is a growth firm in a growth industry.


BUSINESS DESCRIPTION AND ORGANIZATION

Operating under the brand name UBS PaineWebber, US Private Clients is the fourth largest private client business in the US, with one of the most affluent client bases in the industry. Its 9,000 financial advisors provide a full range of wealth management services to some 2.1 million affluent households in America. Its focus is on households with investable assets in excess of USD 500,000, the segment with the largest, fastest growing pool of assets in the US.

US Private Clients was formed from the combination of the Private Client, Insurance and Transaction Services groups of PaineWebber, with the US business of the former UBS Warburg Private Clients business unit. From the date of the merger with PaineWebber until the start of 2001, it also included Mitchell Hutchins, PaineWebber's asset management arm, which has since been transferred to UBS Asset Management.

MARKETING, PRODUCTS AND SERVICES

UBS PaineWebber financial advisors are key to its client relationships, supported, but never replaced, by its top class online services. Financial advisors build and maintain strong relationships with their clients, taking the time to understand their financial objectives and risk appetite, in order to help them select the specific products and services they need. They also form the frontline in client acquisition, responsible for developing relationships with prospective investors and converting them into UBS PaineWebber clients. UBS PaineWebber's financial advisors are based in 383 offices across the US, with representation in every major region.

Financial advisors' individual efforts are backed up by sophisticated and long-running marketing and advertising campaigns, featuring the long famous tag-line "Thank you, PaineWebber", and now its revised version "UBS PaineWebber, Thank you".

This new tag-line reflects the introduction in March 2001 of the new brand, UBS PaineWebber. The decision to introduce the new brand so soon was taken in the light of the smooth progress of the PaineWebber integration and the benefits of interlocking UBS and PaineWebber. The new name is designed to underscore UBS and PaineWebber's complementary strengths and to reinforce the benefits of the merger to clients, financial advisors and other employees. UBS PaineWebber reflects PaineWebber's place as a core influence on UBS's future.

US Private Clients' financial advisors are backed up by comprehensive online capabilities, centered on UBS PaineWebber Online Services. Launched in 1997, this now reaches 352,000 client households, representing more than USD 223 billion in assets at year-end 2000. The system provides a wealth of information and analysis to each client, about their accounts, the markets and stocks they might want to invest in, and gives them a convenient means to keep in touch with their financial advisor. It also provides a range of trading, bill payment and other transactional tools. Each client and their client advisor has the opportunity to customize these services, extending the advisory relationship online, and empowering the client to make more confident decisions.

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UBS PaineWebber provides a full range of wealth management services, including:

     -  financial planning and wealth management consulting;

     - asset-based and advisory services such as discretionary and non-discretionary portfolio management, money market accounts, loans and fiduciary products; and

     -  transaction-based services, such as securities brokerage.

It covers the full range of products available to private clients, including purchase and sale of securities, option contracts, commodity and financial futures contracts, fixed income instruments, mutual funds, trusts, wrap-fee products, alternative investments and selected insurance products.

In addition the Transaction Services group provides prime brokerage and securities lending to major US and international investment firms, and execution and clearing services to correspondent broker-dealers across the US.

STRATEGIC INITIATIVES SINCE THE MERGER

UBS Private Clients remains clearly focused on increasing its market share of US household financial assets, by leveraging its broad domestic distribution capabilities and building the strength of the new UBS PaineWebber brand.

EMERGING WEALTH

Employee stock option plans are a major source of new wealth creation in the US. To help address this large potential market, UBS PaineWebber launched a major initiative at the end of 2000, to significantly expand its already successful stock option finance business through the formation of Corporate Employee Financial Services.

Corporate Employee Financial Services features dedicated distribution, technology and service groups whose goal is to capture a larger share of the management and administration of the USD 1 trillion of stock options awarded to corporate executives in the US. UBS PaineWebber already provides these services to well known companies such as Cisco, Enron, General Electric and Texas Instruments, whose 300,000 option holders together own more than USD 70 billion of in-the-money stock options managed by UBS PaineWebber.

The opportunity for UBS PaineWebber is twofold: to administer employee stock option services for additional Fortune 1000 and major international corporations, and simultaneously to offer the highest levels of online and personalized service through its financial advisors to the employees of those companies.

When properly co-ordinated, the combination of these services will allow UBS PaineWebber not only to execute option exercises, but also to capture clients as long-term investors, managing the wealth they have generated.

International Private Clients and e-services


The PaineWebber merger is a transforming partnership for UBS, not just in the US, but through the strengths that UBS PaineWebber can bring across the private client business.


INTERNATIONAL PRIVATE CLIENTS

During 2000, our International Private Clients business unit provided private banking products and services for high net worth clients outside the US and Switzerland, banking in their country of

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residence. The business has offices in Germany, France, Italy, Spain, the United Kingdom, Japan and Australia. It provides wealth management products and services tailored to the specific cultural, legal and regulatory environment of each country.

e-SERVICES

The e-services initiative made good progress during 2000, successfully creating the technology backbone for our renewed efforts in European domestic private banking.

However, as a result of the merger with PaineWebber, UBS now has a unique opportunity to target the market for wealthy clients in Europe with an enhanced, advisor-centered wealth management service, taking advantage of the transforming potential of UBS PaineWebber's expertise and award winning online services. As part of this strategy, the e-services proposition has been integrated with our other wealth management businesses. UBS no longer plans to target the "mass affluent" segment separately.

EUROPEAN WEALTH MANAGEMENT

Following the PaineWebber merger, UBS now has scale and excellence in two different types of private client business: the brokerage model, through UBS PaineWebber, and the banking model, through Private Banking. It is therefore uniquely positioned to combine these capabilities to provide a complete range of wealth management services to its clients. With this combination UBS can meet all the needs of a sophisticated clientele, whether banking in their home country or internationally.

As an important step towards this vision, UBS is bringing together its domestic and international private client businesses in Europe. The International Private Clients business unit will therefore cease to exist, with its European businesses being transferred to UBS Switzerland's Private Banking business unit.

UBS's European strategy will focus on wealthy clients, with client self-segmentation based on content and pricing, and services designed primarily for those with more than EUR 500,000 of investable assets.

Our domestic banking efforts will be centered on Germany, the UK, France, Italy and Spain, a scope that covers about 80% of Europe's investable assets, while our international offering will continue to be pan-European. We intend to extend the single brand, UBS Private Banking, from the top international private banking brand, to become the top wealth management brand within each of our targeted countries.

UBS is clearly committed to open architecture and the provision of a full range of best-in-class investment products to all our clients. Client advisors will help to structure the appropriate range of products for each client, building portfolios to reflect their investment objectives and risk criteria. This advice-centered approach will be supported by online systems which combine the best of UBS PaineWebber's client interface technology with the core banking system developed by the e-services initiative.

UBS PaineWebber's top-class abilities in marketing, product management and innovation, technology, and training will be deployed as the key catalyst for our European businesses. UBS will accelerate the positive momentum of the existing domestic business, transferring knowledge and resources from the Private Banking business unit to add to the 170 existing advisors in 17 local offices in Europe, and supplementing them with a program of new hires.

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Corporate Center

REPORTING BY BUSINESS UNITS ADJUSTED FOR SIGNIFICANT FINANCIAL EVENTS

                                                                    Corporate Center
CHF million                                                   ----------------------------
FOR THE YEAR ENDED                                            31.12.00         31.12.99(1)
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Income                                                             358                372
Credit loss recovery                                             1,161                448
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Total operating income                                           1,519                820
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Personnel expenses                                                 490                548
General and administrative expenses                                281                385
Depreciation                                                       320                366
Goodwill amortization                                               44                 50
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Total operating expenses                                         1,135              1,349
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BUSINESS GROUP PERFORMANCE BEFORE TAX                              384              (529)
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Headcount (full time equivalents)                                  986                862
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(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy and changes in presentation. The Business Group reporting for 1999 has been rearranged to reflect the new business structure for the Group.

Our Business Groups are managed together to optimize shareholder value--making the whole worth more than the sum of the parts.

AIMS AND OBJECTIVES

UBS's commitment to an integrated business model remains as strong as ever. UBS is not merely a holding company. It is a portfolio of complementary businesses, managed together for optimal shareholder value, where the whole is worth more than the sum of its parts.

UBS's Business Groups are accountable for their results and enjoy considerable autonomy in pursuing their business objectives - hence the need for a strong Corporate Center, with the mission to maximize sustainable shareholder value by co-ordinating the activities of the Business Groups. It ensures that they operate as a coherent and effective Group with a common set of values and principles. To perform its role, Corporate Center avoids process ownership wherever possible, but instead establishes standards and principles, thereby minimizing its own staffing levels.

FUNCTIONS

FINANCE AND RISK MANAGEMENT AND CONTROL

Corporate Center includes the Group's accounting, treasury and risk management and control functions. These teams are responsible for safeguarding UBS's long-term financial stability by maintaining an appropriate balance between risk and rewards, so that the Group is competitively positioned in growing market places with an optimal business model and adequate resources.


Further details of risk management and control policies and Treasury activities can be found in "Risk Management and Control", and "Asset and Liability Management".

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GROUP CONTROLLING

Group Controlling is responsible for devising and implementing integrated and consistent controlling and accounting processes throughout the Group, in order to produce the Group's regulatory, financial and management accounts.

GROUP COMMUNICATIONS AND MARKETING

The Group Communications and Marketing function is responsible for the effective communication of our strategy, values and results to employees, clients, investors and the public, and for building the UBS brand worldwide.

GROUP HUMAN RESOURCES

Group Human Resources mission is to make UBS a global employer of choice, able to attract, develop, motivate and retain top talents by establishing standards, principles and procedures for performance evaluation, compensation and benefits, graduate and professional recruitment, training and development.

LEGAL AND COMPLIANCE

Legal and Compliance protects UBS's reputation by managing its legal, compliance and regulatory affairs.

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Value-Based Management

UBS's performance measurement framework considers the creation of value for shareholders and other stakeholders in a more explicit way than traditional profit-based measures. UBS believes that the measurement of value creation can only be effective in the context of a comprehensive value-based management (VBM) process which is truly embedded in its management decisions, and consistently applied across the organization.

UBS's value-based management (VBM) framework supports value-based decisions, performance assessment and external communication. The heart of the framework is a process for monitoring the development of the value of the Group and its constituent businesses, based on the identification of the fundamental drivers of value creation.

OVERVIEW OF OBJECTIVES AND PROCESS

The aim of VBM is to create an understanding of the sources and drivers of value within all of UBS's businesses, and to integrate this understanding into its management processes and principles, translating the value creation mindset into action. The diagram below summarizes the VBM processes.

Value-based business decisions: To ensure that UBS's actions are value-enhancing, the Group evaluates strategic initiatives, acquisitions and investments on the basis of the impact of their earnings potential and the inherent risk on shareholder value. Funding and capital resources are only allocated to business plans and projects that are expected to create value on a sustainable basis.

UBS benchmarks the internal assessment of a project's potential against analysts' and investors' expectations. The Group also assesses and manages the risk of current and planned business strategies by analyzing the impact of long-term industry and macro-economic trends on value.

Performance assessment: Performance measures are designed to communicate the extent to which value has been created: both the value derived from actual performance during the current reporting period and the value of future growth prospects resulting from tactical and strategic positioning.

External communication: Value creation is the focal point of our communication to investors and analysts. The analysis and interpretation of sources of valuation gaps provides valuable evidence of the external evaluation of our internal plans.

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[THE OBJECT OF THE VMB FRAMEWORK GRAPH]

MEASURING VALUE CREATION

MEASURING VALUE CREATION AT THE GROUP LEVEL

The fundamental assumption underlying the VBM framework is that the creation of sustainable value is the primary objective of business activity. By emphasizing sustainable value creation, UBS considers the interests of both its shareholders and other important stakeholders such as employees, clients and regulators. The framework views the management as fiduciaries of shareholder wealth. They are responsible for generating adequate returns on a risk-adjusted basis through strategic decisions and their effective implementation.

To ensure long-term success, a company must provide its owners with a total return greater than its risk-adjusted cost of capital. For the shareholders, the total return on their investment is a combination of dividends, capital repayments and share price appreciation over a specific period. Share price development is therefore a very important indicator of value creation at the corporate level, since it reflects the assessment by investors of current performance, of the ability of management to define, communicate and implement innovative and compelling strategies for the future and of the level of strategic risk those plans involve.

MEASURING VALUE CREATION AT THE BUSINESS UNIT LEVEL

The share price is a useful indicator of the value creation performance of the Group, but it cannot be used to evaluate the performance of business units. As business units are not listed on any stock

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exchange, UBS needs a measure that corresponds to the total return on shares but is applicable to business units. For this, UBS has chosen fair value and total return on fair value as the most suitable measures of value creation.

The starting point in assessing value creation for a business unit is thus to assess its fair value, i.e., the theoretical value of the current franchise and associated earnings potential as well as the resources the business unit management has been entrusted with.

By relating realized cash earnings and the incremental value of strategic plans and investments to the initial fair value, we then calculate the total return on fair value of the business unit. Actual total return is compared to the business unit hurdle rate, which represents the minimum required return for a given level of business risk.

Technically, fair value is calculated as the sum of all future discounted free cash flows, which correspond to earnings adjusted for investments and depreciation. The discount rate reflects the financial and business risks of the unit and is also the targeted total return on fair value (the business unit hurdle rate). Discount rates are derived from historical market data using the capital asset pricing model (CAPM), which yields discount rates that account for the undiversifiable (systematic) risk of the business. Since our business units are not listed on any stock market, their cost of equity is inferred from stock market data of listed competitors and peers.

GENERATED FREE EQUITY

An important difference between a financial institution and industrial firms is that borrowing and lending form part of everyday business activities and are not used merely for financing and placement of excess liquidity. This makes the traditional definition of cash flow, as used in industrial firms, difficult to apply to a bank. In addition, banks face regulatory constraints in the form of capital adequacy regulation, which reduce their discretion to determine and implement an optimal capital structure.

In view of these differences, free cash flow for banks is generally defined as residual cash, after investments and after all claims from debt holders (interests and amortization) have been serviced. UBS has dubbed this measure "Generated Free Equity" (GFE) as it is the amount that can be either reinvested or returned to shareholders via dividends and share repurchases. UBS uses GFE in the calculation of its fair value and the total return on fair value.

GFE is the sum of adjusted net profit after tax adjusted for significant financial events and change in regulatory equity requirements.

THE VBM PROCESS

The implementation of a comprehensive VBM framework in a large organization like UBS is a complex task and the full benefit of it will only materialize over time. To be truly effective the VBM framework must become an integrated part of key management processes, such as the formulation and evaluation of strategic plans and investments, the measurement and evaluation of performance, and the definition of criteria for performance related compensation.

VALUE DRIVERS

In order to have an operational tool for analyzing the extent to which current and projected performance contribute to sustainable value creation, UBS has identified value drivers for each business unit, relating to revenue, cost and investment. Net new money growth and average margins on assets are examples of typical revenue drivers for the private banking and asset management businesses.

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The analysis of the future development of value drivers extends beyond the standard business plan horizon of three years to consider the potential impact on value of long-term industry and macroeconomic trends, and constitutes an important input in the evaluation of strategic options.

Internal value driver projections and valuations are benchmarked against external assessments and the expectations of the stock market and leading analysts and against performance of key competitors. They are also subjected to a sensitivity analysis, both to understand the sensitivity of the valuation to assumptions, and to test the impact on value of failing to meet plans. Together these measures help to avoid the risk that over-optimistic planning might distort the VBM process.

VALUE-BASED DECISIONS IN STRATEGIC PLANNING

During 2000, the business units of UBS have begun to complement their standard business plans and budgets with explicit targets for key value drivers. Equity expenditures (investments and incremental working capital), which are required to increase or sustain current operating levels, are explicitly considered via their effect on generated free equity.

The impact of business plans on valuation is analyzed on the basis of the internal value driver targets and long-term forecasts on the development of value drivers beyond the planning horizon. The valuation analysis considers the views on sector and macro-economic development of neutral internal and external experts and the impact of worst case scenarios.

VALUE-BASED DECISIONS AND STRATEGIC RISK

UBS considers strategic risk, such as the failure to recognize changing customer priorities, the failure to recognize opportunities and threats from emerging technologies and business models or the failure to define and implement innovative, compelling value propositions for customers and investors, as the major challenge in today's competitive environment.

In order to meet this challenge, companies need to implement systematic and rigorous tools and processes (as has already been done in the case of market, credit and operational risk control) to identify and manage strategic risk. Valuebased analysis constitutes a key input for assessing and addressing strategic risk.

In parallel with the changes in planning and investment appraisals, UBS has introduced a new value report. This quarterly report to management tracks actual generated free equity and the development of value drivers and also measures total return on fair value, which includes the incremental impact of new business initiatives. In addition, the value report contains a section which analyses the source of gaps between internal valuation and market capitalization and between internal valuation and leading external analysts' valuations of business units.

COMPENSATION

A key aspect of a comprehensive VBM framework is compensation. The objective of value based compensation is to reward sustainable shareholder value creation. Managers and employees should receive an appropriate share of the value created in order to align their interests to the interests of shareholders. As with all other professional services organizations, human resources costs in banking are the single largest operating expense. As a result compensation is a highly sensitive area, where market practice and cultural considerations need to be taken into account.

Total return on fair value and the development of value drivers are very powerful measures for compensation and UBS currently is in the process of developing methods to include the VBM measures in its compensation scheme. However, UBS believes that compensation should never be formula driven,

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so, while these measures will become important inputs, they will not replace managerial judgement in determining compensation levels.

EXTERNAL COMMUNICATION

Although VBM is essentially an internal management tool, it can also provide useful information for investors and analysts. Future public disclosure will therefore contain further quantitative information on the development of key value drivers.

CONCLUSION

UBS believes that the focus on value drivers in planning and performance tracking is the most effective and efficient way to direct the organization towards building value. It also allows the linking of compensation to the key drivers of sustainable profitability in a pragmatic way. Value based management combines the analysis of current performance with the analysis of future earnings potential. This increases management's focus on strategic risk and further improves UBS's ability to create sustainable value.

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Brand Strategy at UBS

Brands are becoming formal assets that provide tangible benefit. In free and fiercely contested markets, they are a vital communication tool for attracting target clients. Nowhere is this more so than in the competitive market of financial services providers. UBS is responding to this challenge with integrated brand management and a clear brand strategy, with responsibility for brand equity taken at the highest level.

BRANDS ARE INCREASINGLY IMPORTANT IN THE FINANCIAL SERVICES INDUSTRY

Until recently, banks seldom went far beyond national borders. Clients did not shop around for a financial advisor, but were directed towards prestigious companies through word-of-mouth and often remained loyal to these institutions throughout their whole lives. As a result of this privileged market position, financial services providers deliberately cultivated an image of discretion and exclusivity.

The easing of regulatory restrictions, increased transparency of services and a shift to more consumer "activism", has led to a dramatic increase in competition, making it much easier for new players to enter the financial markets, significantly expanding choice and turning the previously restricted world of privileged providers into a buyer's market. Today, customer loyalty has weakened, and clients can change products and providers more easily than before. A new generation of wealthy clients is increasingly comfortable using the media to collect information on financial matters, often in the form of advertising and marketing messages. Clients increasingly select companies and products based on image and perception. Strong brands with a well-articulated and attractive message are becoming a crucial competitive factor in this type of environment. In a survey of American banking clients, at least 80 percent of those questioned said that the influence of brand was "fairly important" to "extremely important" in their choice of financial products.

A BRAND STRATEGY FOR HIGHLY COMPETITIVE FINANCIAL MARKETS

A strong and familiar brand with a clear profile offers the client focus and security, giving the company sustained competitive advantage. A firm such as UBS formed through merger and with a portfolio of legacy brands, faces particular challenges. UBS has therefore refined its brand strategy and, in July 2000, launched a brand campaign concentrating on the UBS brand as the focus for the entire UBS Group.

UBS'S BRAND IDENTITY

The only brands that make an impression amid the current flood of information and frenzied pace of communication are ones that are strong and communicate a clear message. Defining the brand message is therefore crucial to the success of brand communication.

The Group's global reach, technology excellence, sophisticated products and services, integrated business platform and strong focus on advice are ideal brand attributes. "Partnership for success", the core message of the UBS corporate brand, reflects these strengths. UBS's brand stands for success through partnership: partnership with the outside world, partnership with our clients, partnership with shareholders, partnership with investors, but also partnership within UBS, thanks to the close co-operation that exists between the individual business areas.

Supporting this core message are a number of subsidiary associations. The UBS brand also stands for "value added solutions" and transparency of benefits and price. Furthermore, it symbolizes the committed and motivated employee and embodies the collective power of the UBS Group which comes

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from the combination of services provided by a wide range of business units. And finally, the brand conveys the trust which is associated with characteristics such as quality, reliability, security, stability and sense of responsibility.

WORLDWIDE BRAND CAMPAIGN

The UBS brand with its powerful message was positioned in the major markets through a worldwide campaign during 2000. The core message, "The Power of Partnership", is based on a concept which can be applied across the board for all Business Groups, service and product categories. The pictures from the campaign symbolize the way to success through partnership.

UBS'S SYSTEMATIC APPROACH TO BRANDING

UBS's systematic approach to branding is based on a corporate brand and a limited number of subsidiary business brands.

The corporate brand identifies the Group as a whole and reflects its values. It is aimed at steering clients towards the company when they make market decisions. Its visual appearance is determined by design guidelines which are binding, company-wide.

As a general rule the business brands (such as UBS Warburg) are strongly linked to the corporate brand. They represent the individual business units and subsidiaries with their range of products and services, with the linkage reflecting the benefits offered by UBS as an integrated financial services group.

For jurisdictional or strategic reasons, such as identification of an asset management style, other business units may have a "some link" or a "no link" status, though the medium-term plan for brand development clearly focuses on a smooth transition from the current brand portfolio to a single brand. Finally there are also simple word brands for products and services, like KeyClub or Fund Solutions.

[USB BRAND ARCHITECTURE CHART]

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UBS and the Environment

UBS aims to maintain best-in-class environmental standards in all that it does.

INTRODUCTION

UBS strives to be among the leaders in all its businesses, but will only succeed if it anticipates long term opportunities and risks. UBS is convinced that it is not only financial market trends and political developments that will shape its business, but to an increasing extent environmental conditions and social expectations as well. This section describes briefly how environmental aspects affect UBS's shareholder value in the Group's different areas of activity. Further details are available in UBS's Environmental Report 2000, which is available at www.ubs.com/environment.

UBS takes its responsibility towards its clients, shareholders and employees seriously. It believes that its international prominence confers "role model" status, and that its long-term success will only be guaranteed if the long-term consequences of all its actions are seen to be beneficial. For UBS it is self-evident that the Group should take as much care of natural resources as it does with the assets its clients entrust to it. A precondition for this is a forward-looking assessment of the environmental impact of the Group's actions.

This is why UBS aims to observe international environmental standards in all that it does - not only with respect to its own conduct but also in terms of the transactions it finances. UBS's commitment to the environment is underpinned with a professional environmental management system.

UBS views the ISO 14001 certification awarded to its environmental management system as the first important step towards comprehensive independent assessment of the corporate responsibility which it embodies in its corporate culture. During 2001, UBS will create a Corporate Responsibility Committee composed of Board, GEB and GMB members which will be responsible for corporate social responsibility issues, for supervision of the Group's adherence to relevant international standards, and for developing appropriate reporting in this area.

UBS - COMMITTED TO SUSTAINABILITY

UBS'S ENVIRONMENTAL POLICY

UBS's environmental policy has been approved by the Group Executive Board. The following extracts outline the key points of the policy.

Environmental protection is one of the most pressing issues facing our world today. Consequently environmental issues are a challenge for all companies in all sectors. UBS regards sustainable development as a fundamental aspect of sound business management.

UBS is committed to continuing the integration of environmental aspects into business activities.

We seek to build shareholder value by taking advantage of environmental market opportunities. At the same time, we will incorporate due consideration of environmental risks into our risk management processes, especially in lending and investment banking.

We will actively seek ways of reducing the environmental impact to air, soil and water from our in-house operations. The main focus is the reduction of greenhouse gas emissions.

We seek to ensure the efficient implementation of our environmental policy via an environmental management system which includes sound objectives, programs and monitoring.

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THE UN GLOBAL COMPACT AND THE UNEP BANK DECLARATION - A GLOBAL COMMITMENT

UBS has undertaken to comply with the UN Global Compact principles proposed at the 1999 World Economic Forum in Davos. These principles set out the framework in which a company can help ensure sustainable development worldwide. In addition to protecting the environment, the nine principles deal with aspects such as respecting human rights and workplace rights.

UBS was one of the first signatories of the UNEP Bank Declaration and is helping to shape further developments through its role on the Steering Committee for financial institutions.

UBS does not just acknowledge these principles in theory, but takes concrete action to turn them into reality. Internally, compliance with social standards is a day-to-day reality within human resources. UBS is aware, however, that in the financial services industry the main focus of corporate social responsibility must be on client relationships. Financing transactions and managing assets for clients whose activities are seen as socially irresponsible can lead to financial and regulatory risks for the Group, and damage its reputation. UBS seeks to avoid these risks through the application of the highest standards of probity, and through its involvement in initiatives such as the Wolfsberg Anti-Money Laundering Principles.

THE UBS ENVIRONMENTAL MANAGEMENT SYSTEM: THE ISO 14001 CERTIFICATE

In May 1999, UBS was the first bank to obtain ISO 14001 certification for its worldwide environmental management system in its banking business. ISO 14001 is an international standard for environmental management systems. UBS also received certification for its environmental management system for its corporate services in Switzerland. The certification was undertaken by an independent certification company, SGS International Certification Services AG.

ENVIRONMENTAL RATINGS

UBS's share price is part of the Dow Jones Sustainability Group Index (DJSGI). The DJSGI comprises around 230 companies from various sectors that rank as leaders in their field in terms of social and environmental performance.

In October 2000, UBS was ranked first in the financial sector by DJSGI.

In a survey published in January 2000, the Munich-based rating agency, Oekom Research, examined the environmental performance of larger European banks. The study, which looked at environmental management systems, products and services, and the quality of environmental data, ranked UBS first amongst the 26 banks examined.

THE ENVIRONMENTAL FACTOR IN ASSET MANAGEMENT

HIGHLIGHTS

     - The performance of the "UBS (Lux) Equity Fund - Eco Performance" was 1.7% in 2000, outperforming the MSCI World Index by 15.7%.

     - The size of the "UBS (Lux) Equity Fund - Eco Performance" and of the corresponding investment foundation for Swiss pension funds doubled in 2000 to 487 million Swiss francs.

     - The Japanese fund "UBS Nihon Kabushiki Eco Fundo" was successfully launched on the market at the end of October 1999. The size of fund assets at end 2000 was around JPY 7 billion.

     - UBS is currently reviewing the launch of a product which will allow clients to invest worldwide in projects aimed at reducing greenhouse gas emissions.

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There are a number of factors involved in acquiring new client assets, including the financial performance of a company's products, the level of service it offers and its reputation. In addition, some clients now demand that asset management decisions take into account environmental and social aspects as well as economic ones. UBS's expertise in incorporating environmental and social aspects into its company research and portfolio management is becoming more and more important - particularly for institutional investors such as pension funds.

UBS's environmental investment research looks at how companies' strategies, processes and products impact both their financial success and the environment, and what contribution these elements make to each company and its employees. The stocks selected through this process are shares in companies which demonstrate long-term success and generate sustainable financial revenues. Specialist studies and stock indices show that there can be a positive link between environmental, social and economic performance.

Focusing on the concept of sustainability, UBS launched a new investment fund in 1997, the "UBS (Lux) Equity Fund - Eco Performance". This fund invests worldwide in stocks of exemplary sector leaders and forward-looking small and medium-sized companies. The selection criteria include above average environmental and social performance as well as a sound financial basis. This investment strategy and the fund's broad diversification has resulted in an excellent financial performance for the fund and a positive contribution to the value of UBS's asset management business.

THE ENVIRONMENTAL FACTOR IN INVESTMENT BANKING

While no two investment banking transactions are the same, they all have a common element that is crucial to their success, namely the ability to identify opportunities and risks early on, and to assess them correctly. Although financial risks dominate this assessment, environmental aspects can also be an important part of risk analysis.

First, environmental risks could become credit risks - for example, if a client can no longer repay a loan as a result of environmental problems. Second, liability risks could be incurred if, for example, UBS were to become owner of a company or were to sit on the management board of a company which finds itself facing environmental liabilities. Lastly, environmental risks could damage the Group's reputation if it were to be involved in a controversial transaction.

Based on its Global Environmental Risk Policy, UBS Warburg has introduced processes that allow early identification of environmental risk in relation to a transaction. In an initial phase, environmental factors are screened by investment banking staff. If there are indications of increased risk, environment specialists are called in to investigate the issues as part of the due diligence process.

THE ENVIRONMENTAL FACTOR IN CREDIT BUSINESS

HIGHLIGHTS

     - The assessment of environmental risks is integrated fully into the loan review process and the set of tools used.

     - Almost all employees in recovery departments in Zurich, Bern and Lausanne were trained in environmental risk management in 2000. Professional management of environmental risks is particularly relevant in these departments, as they manage distressed debt.

A prerequisite for a healthy loan portfolio is professional risk analysis that takes account of all types of risk, including environmental risks. Alongside traditional rating factors such as key financial data and management quality, a careful review of financially relevant environmental aspects is an important

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part of UBS's credit risk analysis. In assessing a loan application, the client advisor uses internal guidelines and up-to-date information to assess environmental risks, and includes environmental information in the data provided to the loan assessor.

UBS can take several courses of action if a client's credit-worthiness is compromised by environmental risks. If the risks involved cannot be calculated or estimated, it can refuse the credit transaction; it can demand a higher risk premium or additional collateral; it can reduce the term of the loan or repayment period, or it can offer advisory services or act as an agent to help resolve the problem.

The benefits of incorporating the "environmental factor" in lending business are threefold: UBS has a healthy loan portfolio, the client is aware of the environmental risks and opportunities for its company, and the environment itself benefits from the resulting improvements.

THE ENVIRONMENTAL FACTOR IN-HOUSE

HIGHLIGHTS

     - Environmental aspects are incorporated as a core part of our procurement and design processes for services such as cleaning or waste disposal services and for products such as paper or office materials.

The more efficiently and sparingly UBS uses its resources and hence reduces emission levels, the less it will have to pay in terms of costs. Energy management and in-house environmental initiatives enhance operating margins.

UBS impacts the environment primarily through its energy consumption, the running of its heating systems, its paper consumption and business travel. Professional know-how and an efficient environmental management system allow the Group to use resources better and bring down costs.

Costs can be optimized in three different ways. Firstly, the necessary level of environmental performance to comply with regulatory requirements must be achieved in as effective and cost-efficient a manner as possible. Secondly, costs can be reduced by improving internal processes or implementing technical measures, such as adjusting the heating or air conditioning of a building. Lastly, UBS and the specialist companies it works with are continually working to reduce the impact on the environment using intelligent engineering, for example in the building services.

UBS'S ENVIRONMENTAL PERFORMANCE IN FIGURES

Full details of UBS's environmental performance can be found in UBS's Environmental Report 2000.

The environmental report shows how UBS's environmental commitment affects its enterprise value, highlighting the effect of the "environmental factor" on some of the Group's key value drivers. It includes data on UBS's performance against key environmental metrics in banking and corporate services, based on the EPI-Finance 2000 standard which was jointly developed by eleven finance and insurance companies. It also provides further details about UBS's ISO 14001 certification.

For further information please visit: www.ubs.com/environment, or contact: environment@ubs.com.

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Corporate Governance


UBS is committed to meeting the highest international standards of corporate governance in its organizational structure. Corporate and executive bodies are organized in line with the leading codes of best practice.


Corporate Organization

UBS's organizational structure, based on two separate boards having different functions and responsibilities, guarantees clear controls and a balance between the Board of Directors (Board) and the Group Executive Board (GEB).

The functions of Chairman of the Board of Directors (Chairman) and President of the Group Executive Board (President) are conferred on two different people, guaranteeing separation of powers.

ORGANIZATIONAL PRINCIPLES

The shareholders elect each member of the Board. The Board appoints the Chairman, the Vice Chairmen and the members of the various Board committees from among the elected Board members. It also appoints the President and members of the GEB and the Group Managing Board (GMB).

The Board is the highest corporate body with responsibility for the ultimate direction and strategy of the company and the appointment and supervision of its executive management. A large majority of the Board members are non-executive and fully independent. The Chairman and at least one Vice Chairman have executive roles and assume supervisory and leadership responsibilities for matters including strategy, risk supervision, compensation principles and succession planning.

The GEB has executive management responsibility for the company. Together with the Chairman's Office it assumes overall responsibility for the development of UBS's strategies. It is responsible for the implementation and results of those strategies. Its membership includes the CEOs of the Business Groups, who are accountable to the President for the financial results and management of their Business Groups. The President and the GEB are accountable to the Chairman and his Board for the Group results, and the Board in turn is accountable to shareholders.

In order to ensure that the Board and GEB are independent of each other, no member of one board may also be a member of the other.

THE BOARD OF DIRECTORS

As at 31 December 2000, the Board consisted of eight Directors (see list below). Alex Krauer, Chairman since 1998, and Andreas Reinhart will step down from their functions at the Annual General Meeting of Shareholders (AGM), to be held on 26 April 2001. The Board will propose to the AGM that Marcel Ospel, currently Group Chief Executive Officer, be elected to the Board, and has decided to then appoint Marcel Ospel as its Chairman. In order to reflect UBS's global reach at board level, the AGM will also be asked to elect three new non-Swiss Directors:
Sir Peter Davis (born 1941), CEO of Sainsbury plc, London; Johannes Antonie de Gier (1944), former Chairman and CEO of Warburg Dillon Read (now UBS Warburg), London; Lawrence Allen Weinbach (1940), Chairman and CEO of Unisys Corporation, New York.

The Board is organized as follows:

The Chairman operates a Chairman's Office, including the Vice-Chairmen, which meets regularly with the President and his appointees from the GEB to address fundamental issues for the Group, such as

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overall strategy, mid-term financial and business planning, mid-term succession plans, global compensation principles, and the risk profile of the Group. The Chairman's Office assumes special authority in the credit approval process. It also acts as the Audit Supervisory Board, with responsibility for the supervision of Group Internal Audit, and as the Nomination Committee.

Following the 2001 AGM, a separate Compensation Committee will be appointed, mainly from among the non-executive directors. It will have responsibility for setting the global compensation policy of the organization and for determining the individual compensation and bonus for the members of the Chairman's Office, GEB and GMB.

The Board appoints an Audit Committee from among its non-executive members. The Audit Committee meets at least three times a year to oversee the performance of the external Group and Statutory Auditors. It also monitors interaction between Group Internal Audit and the external auditors. All three members - Peter Bockli as Chairman, Rolf Meyer and Andreas Reinhart - are fully independent from UBS. They are financially literate and familiar with the accounting practices of international financial services groups. The Audit Committee does not itself perform audits, but supervises the auditing work done by internal and external auditors. Its primary responsibility is thereby to review the organization and efficiency of internal control procedures and the financial reporting process.

Following the 2001 AGM, the Board will appoint a Corporate Responsibility Committee, composed of Board, GEB and GMB members. The Committee will be responsible for corporate social responsibility issues, for supervision of the Group's adherence to relevant international standards, and for appropriate associated reporting.

THE GROUP EXECUTIVE BOARD


From 1 January 2001, the Group Executive Board (GEB) consisted of eight members (see list below). Joseph J. Grano joined the GEB on 1 January 2001, following UBS's merger with PaineWebber. Marcel Ospel, Chief Executive Officer, will step down from his function after the 2001 AGM when he is to be proposed for election to the Board. Luqman Arnold, currently Chief Financial Officer, will assume the role of President of the GEB.


The GEB appoints the following major committees:

The Group Governance Committee is responsible for the co-ordination of the Group's interface with central banks and regulators, and for minimizing the Group's reputation risks.

The Group Finance Committee is responsible for co-ordinating the Group's accounting, risk management and control, treasury and financial communication processes, aiming for the long-term maximization of shareholder value. The Group Finance Committee includes the chairmen of the associated functional committees:
Group Risk Committee, Group Controlling Committee, and Group Treasury Committee.

The Group Communications and Marketing Committee ensures that communication to all stakeholders, internally and externally, is transparent, accurate, concise, timely and consistent.

The Group Human Resources Committee has responsibility for the definition of human resources policies and standards which contribute to the identification, recruitment, development and retention of high-caliber staff.

The Group IT Committee ensures Groupwide coordination of policies and standards in the information technology area.

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THE GROUP MANAGING BOARD

As of 1 March 2001 the Group Managing Board (GMB) had 30 members all of whom hold high-level functions in the business groups, or the Corporate Center (see list below).

The GMB is regularly informed of important decisions and meets physically at least once a year to discuss fundamental Group issues.

AUDIT

GROUP INTERNAL AUDIT

To guarantee full independence, the head of Group Internal Audit - Walter Sturzinger until 31 December 2000, Markus Ronner from 1 January 2001 - reports directly to the Chairman of the Board.

With 240 professionals worldwide, Group Internal Audit provides an independent review of the effectiveness of the system of internal controls and compliance with key rules and regulations. All key issues raised by Group Internal Audit are communicated to the management responsible, to the President and to the Chairman's Office via formal Audit Reports. The Audit Supervisory Board and the Audit Committee of the Board are regularly informed of important findings.

Extensive coordination and close cooperation with the external auditors enhances the efficiency of Group Internal Audit's work.

EXTERNAL AUDITORS

Ernst & Young Ltd., Basel, have been assigned the mandate of global auditors for the UBS Group. They assume all auditing functions according to laws, regulatory requests, and the UBS Articles of Association (see also paragraph on Relations with Regulators). Ernst & Young Ltd. meets all independence requirements established by the Securities and Exchange Commission (SEC). As part of its audit process, Ernst & Young Ltd. informs the Audit Committee of the measures it takes to ensure its and its employees' independence from UBS, and outlines the nonaudit services which it delivers to UBS.

At the Extraordinary General Meeting on 7 September 2000, UBS shareholders appointed Deloitte & Touche Experta AG, Basel, as Special auditors according to
Article 31 paragraph 3 of the UBS Articles of Association. The Special auditors provided an audit opinion in respect of the details of the capital increase required for the PaineWebber transaction, independently from the normal auditors.

SENIOR MANAGEMENT COMPENSATION PRINCIPLES

OVERALL PHILOSOPHY

UBS operates in extremely competitive labor markets around the world. Accordingly, it seeks to attract, retain, motivate and develop highly qualified employees at all levels. In particular, it is critical to achieve this for positions where performance is most important to the UBS's overall success. UBS is prepared to provide superior compensation opportunities in return for superior performance, and has developed the measurement systems and decision processes necessary to ensure that pay is tied directly to performance.

Individual performance is measured on the basis of business area, Business Group, or Groupwide results, as appropriate to a particular executive's responsibilities. In assessing performance, the Group considers both quantitative and qualitative factors. It also makes a balanced assessment of both current results and key performance indicators - longer-term value drivers crucial to the Group's ability to

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deliver future performance and growth. This assessment is closely linked to the value-based management process which UBS is now implementing.

In conducting its assessments of executive performance, UBS reviews changes to its overall performance and the performance of its business units over time, against specifically established performance targets, and against the performance of our competitors, to the extent that such data are available.

COMPONENTS OF COMPENSATION

Compensation of senior executives consists of base salary and discretionary (performance-based) bonus, a significant portion of which is paid in the form of forfeitable restricted stock and employee stock option grants. Annual examination of competitors' pay practices is conducted to ensure that UBS's compensation policies and practices continue to support the objectives of attracting outstanding new executives, and motivating and retaining valuable employees.

Bonuses are discretionary, and generally represent a substantial portion of total compensation for UBS's senior management.

SHARE OWNERSHIP COMMITMENT

It is UBS's long-standing policy to strongly encourage significant levels of stock ownership among its senior management, aligning the interests of management closely with those of our shareholders. Share ownership is encouraged in the following ways:

     - A significant portion of each senior executive's annual performance-based compensation is delivered in the form of UBS shares or employee stock options, on a mandatory basis.

     - Additional incentives are provided for senior managers who voluntarily elect to take an even greater portion of their annual performance-based compensation in the form of shares or employee stock options.

     - Below the senior executive level, significant numbers of employees are required to take a significant portion of their annual performance-based compensation in the form of shares, employee stock options, or other UBS equity-linked vehicles. Additionally, they are provided with opportunities to own stock through various programs.

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Directors and Officers of UBS

THE BOARD OF DIRECTORS

Each member of the Board is elected at the Annual General Meeting of Shareholders for a four-year term. The initial term of office for each Director is, however, fixed in such a way as to ensure that about a quarter of all the members have to be newly elected or reelected every year.

The table below shows information about the Board of Directors as at 31 December 2000.

                                                                                                  Expiration of
                                                                                Year of initial    current term
Name and business address         Position held                                     appointment       of office
---------------------------------------------------------------------------------------------------------------
ALEX KRAUER                       CHAIRMAN                                                 1998         2002(1)
UBS AG                            MEMBER OF THE AUDIT SUPERVISORY BOARD
Bahnhofstrasse 45
CH-8098 Zurich
---------------------------------------------------------------------------------------------------------------
ALBERTO TOGNI                     VICE CHAIRMAN                                            1998            2001
UBS AG                            CHAIRMAN OF THE AUDIT SUPERVISORY BOARD
Bahnhofstrasse 45
CH-8098 Zurich
---------------------------------------------------------------------------------------------------------------
MARKUS KUNDIG                     VICE CHAIRMAN                                            1998            2002
Bundesplatz 10                    MEMBER OF THE AUDIT SUPERVISORY BOARD
CH-6304 Zug
---------------------------------------------------------------------------------------------------------------
PETER BOCKLI                      CHAIRMAN OF THE AUDIT COMMITTEE                          1998            2003
Bockli Bodmer & Partners
St. Jakobs-Strasse 41
P.O. Box 2348
CH-4002 Basel
---------------------------------------------------------------------------------------------------------------
ROLF A. MEYER                     MEMBER OF THE AUDIT COMMITTEE                            1998            2003
Heiniweidstrasse 18
CH-8806 Bach
---------------------------------------------------------------------------------------------------------------
HANS PETER MING                   BOARD MEMBER                                             1998            2004
Sika Finanz AG
Wiesenstrasse 7
CH-8008 Zurich
---------------------------------------------------------------------------------------------------------------
ANDREAS REINHART                  MEMBER OF THE AUDIT COMMITTEE                            1998         2004(1)
Volkart Brothers Holding Ltd.
P.O. Box 343
CH-8401 Winterthur
---------------------------------------------------------------------------------------------------------------
ERIC HONEGGER                     BOARD MEMBER                                             1999            2003
SAirGroup
CH-8058 Zurich-Airport
---------------------------------------------------------------------------------------------------------------

(1) Alex Krauer and Andreas Reinhart will step down from their functions at the Annual General Meeting in April 2001.

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Alex Krauer, Chairman of the Board of Directors since 1998, joined the Board of Directors of Swiss Bank Corporation in 1988. In 1994, he became First Vice Chairman of Swiss Bank Corporation, and following the merger between Swiss Bank Corporation and Union Bank of Switzerland was named Vice Chairman of UBS AG in 1998. Mr. Krauer previously held various management functions in Ciba Ltd. and subsequently Ciba-Geigy Ltd. He was Chairman and CEO of Ciba-Geigy Ltd. from 1987 to 1996, and after the merger between Ciba-Geigy Ltd. and Sandoz Ltd. Chairman of Novartis Inc. from 1996 to 1999. He also served as a member of the Boards of Directors of Baloise Holding from 1980 to 1999 and of Chiron Corporation from 1995 to 1999. Mr. Krauer was born on 3 June 1931.

Alberto Togni, Vice Chairman of the Board of Directors, has been with UBS and SBC since 1959. From 1994 to 1997 he was Chief Risk Officer and a member of the Group Executive Committee of Swiss Bank Corporation. He previously held various functions in the Commercial division, becoming its head in 1993. In 1987 he was named General Manager and member of the Executive Board. Prior to that, he assumed different management roles in Zurich, New York, Tokyo and as representative for the Middle East in Beirut. Mr. Togni serves as a director of Unilever (Schweiz) AG, Zurich; Thomson Multimedia Ltd., Zurich; and Swiss National Bank, Zurich. Mr. Togni was born on 30 October 1938.

Markus Kundig, Vice Chairman of the Board of Directors, is also the Chairman of the Board of Directors of LZ Medien Holding AG and the Vice Chairman of the Board of Directors of Clariant. He is a member of the Boards of Directors of Metro International AG, Merck AG and Pelikan Holding AG. Until 1999, Mr. Kundig was the proprietor of Kundig Printers Ltd. Mr. Kundig was born on 12 October 1931.

Peter Bockli, Chairman of the Audit Committee, is a partner in the law office of Bockli Bodmer & Partners and a part-time professor of tax and business law at the University of Basel. He is a member of the Boards of Directors of Nestle S.A., and Firmenich. In addition, he is the Vice Chairman of the Board of Directors of Manufacture des Montres Rolex S.A. Mr. Bockli was born on 7 May 1936.

Rolf A. Meyer, a member of the Audit Committee, was until recently Chairman and CEO of Ciba Specialty Chemicals. He is now a consultant and is also a member of the Board of Siber Hegner AG. Mr. Meyer was born on 31 October 1943.

Hans Peter Ming, a member of the Board, is the Chairman of the Board of Directors of Sika Finanz AG. He is also a member of the Board of Directors of Swiss Steel and sits on the Board of the Swiss Society of Chemical Industries. Mr. Ming was born on 12 October 1938.

Andreas Reinhart, a member of the Audit Committee, is proprietor and Chairman of Volkart Group and a member of the Board of Directors of Volkart Foundation and Volkart Vision. He is Chairman of SAM Sustainability Group and of Non-Violence Project AG. He is a member of the Board of Directors of Scalo Publishers. Mr. Reinhart was born on 24 December 1944.

Eric Honegger, a member of the Board, is the Chairman of the Board of Directors of SAirGroup. He is also the Chairman of the Board of Directors of Neue Zurcher Zeitung. Before joining SAirGroup Mr. Honegger was a member of the Zurich Government. Mr. Honegger was born on 29 April 1946.

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THE GROUP EXECUTIVE BOARD

The table below shows the membership of the Group Executive Board at 1 January 2001, following the appointment to the board of Joseph J. Grano.

                                                                                Year of initial
Name                 Position held                                                  appointment
-----------------------------------------------------------------------------------------------
Marcel Ospel         President and Group Chief Executive Officer                           1998
-----------------------------------------------------------------------------------------------
Luqman Arnold        Chief Financial Officer                                               1999
-----------------------------------------------------------------------------------------------
Georges Gagnebin     Chief Executive Officer, UBS Private Banking                          2000
-----------------------------------------------------------------------------------------------
Joseph J. Grano Jr.  President and CEO, UBS PaineWebber                                    2001
-----------------------------------------------------------------------------------------------
Markus Granziol      Chairman and Chief Executive Officer, UBS Warburg                     1999
-----------------------------------------------------------------------------------------------
Stephan Haeringer    Chief Executive Officer, UBS Switzerland                              1998
-----------------------------------------------------------------------------------------------
Pierre de Weck       Chief Executive Officer, UBS Capital                                  1998
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Peter A. Wuffli      Chairman and Chief Executive Officer, UBS Asset                       1998
                     Management
-----------------------------------------------------------------------------------------------

The business address of all members of the Group Executive Board is UBS AG, Bahnhofstrasse 45, Zurich, Switzerland.

Marcel Ospel, Group Chief Executive Officer, was the President and Group Chief Executive Officer of Swiss Bank Corporation (SBC), from 1996 to 1998. He was made CEO of SBC Warburg in 1995, having been a member of the Executive Board of SBC since 1990. From 1987 to 1990, he was in charge of Securities Trading and Sales at SBC. From 1984 to 1987 Mr. Ospel was Managing Director with Merrill Lynch Capital Markets; and from 1980 to 1984, he worked at SBC London and New York in the Capital Markets division. He began his career at Swiss Bank Corporation in the Central Planning and Marketing Division in 1977. Mr. Ospel was born on 8 February 1950.

Luqman Arnold previously served as Chief Operating Officer of Warburg Dillon Read. Mr. Arnold joined SBC Warburg in 1996 as Chairman of the Asia/Pacific division and was later named Chief Executive Officer of the successor organization in Asia/Pacific. From 1993 to 1996 he was employed by Banque Paribas and was appointed to the Executive and Management Committees. Between 1983 and 1992 Mr. Arnold held various senior management positions at Credit Suisse First Boston. From 1973 to 1983 he worked at Manufacturers Hanover Corporation and at First National Bank in Dallas. Mr. Arnold was born on 16 April 1950.

Georges Gagnebin is the CEO of the Private Banking unit of UBS Switzerland. Before holding this function, he was the Head of the International Clients Europe, Middle East & Africa business area in the Private Banking division. In 1994, he was named General Manager and Member of the SBC Group Executive Board, and in 1992, he became Deputy General Manager and a Member of the Executive Board. Between 1987 and 1992, he served as Head of Finance & Investment at SBC in Berne and Lausanne. In 1982, he was named Head of the Finance & Investment unit of SBC in Berne. Mr. Gagnebin began his career in 1969 at SBC in Berne. Mr. Gagnebin was born on 3 March 1946.

Joseph J. Grano, Jr., President and CEO of UBS PaineWebber, joined the UBS AG Group Executive Board on 1 January 2001. In 1994, he was named President of PaineWebber Inc. He joined PaineWebber in 1988 as President of Retail Sales and Marketing. Before working for PaineWebber, Mr. Grano was with Merrill Lynch for 16 years holding various senior management positions including director of National Sales for Merrill Lynch Consumer Markets. Prior to joining Merrill Lynch in 1972, Mr. Grano served in the US Special Forces. Mr. Grano was born on 7 March 1948.

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Markus Granziol, Chairman and CEO of UBS Warburg, served from 1998 to 1999 as Global Head Equities and Fixed Income at Warburg Dillon Read and was a member of the Group Managing Board. From 1996 to 1998, he was General Manager and member of the SBC Group Executive Board. Between 1995 and 1996 he served with SBC Warburg as the Joint Global Head of Equities. In 1994, he became Global Head of Equities at SBC in Hong Kong. Mr. Granziol joined SBC in 1987 as Head of the Securities Department at SBC in Zurich. Prior to that, he was Chief of Staff at the Swiss National Bank, and was also lecturer in macroeconomics and financial theory at the University of Zurich. Mr. Granziol was born on 21 January 1952.

Stephan Haeringer, CEO of UBS Switzerland and of its Private and Corporate Clients business unit, has held several positions with UBS during the last three decades. From 1996 to 1998, he was Chief Executive Officer Region Switzerland. From 1991 to 1996, he served as Division Head, Private Banking and Institutional Asset Management. In 1991, he was appointed member of the Group Executive Board, and in 1987 he became Executive Vice President and served as Head of the Financial division. During the years 1967 to 1988, Mr. Haeringer assumed various management roles within the areas of Investment Counseling, Specialized Investments, Portfolio Management, Securities Administration and Collateral Loans. Mr. Haeringer was born on 6 December 1946.

Pierre de Weck, CEO of UBS Capital, has assumed several functions at UBS. Until 1999, he served as Chief Credit Officer and Head of Private Equity. From 1995 to 1998, he served as a member of the Group Executive Board and Division Head Corporate and Institutional Finance. In 1994, Mr. de Weck was named Executive Vice President and member of the Group Executive Board while heading the Corporate Finance, Primary Markets and Merchant Banking division. Between 1992 and 1994 he was Chief Executive Officer Europe and between 1991 and 1992 Chief Executive Officer North America. In 1987, Mr. de Weck became Branch Manager in New York. He joined UBS in 1985 as Head of Project Finance in Zurich. Between 1976 and 1985 he held various positions at Citicorp in Zurich and New York. Mr. de Weck was born on 15 July 1950.

Peter A. Wuffli is the Chairman and CEO of UBS Asset Management. Most recently, he was Group Chief Financial Officer of UBS. From 1994 to 1998, he was the Chief Financial Officer at SBC and a member of SBC's Group Executive Committee. In 1984, he joined McKinsey & Co as management consultant and in 1990 became a partner of the McKinsey Switzerland senior management. Mr. Wuffli was born on 26 October 1957.

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GROUP MANAGING BOARD

In addition to the members of the Group Executive Board, the following members belonged to the Group Managing Board as at 1 March 2001:

Colin Buchan                 Global Head Equities, UBS Warburg
-----------------------------------------------------------------------------------------
Crispian Collins             Vice Chairman, UBS Asset Management
-----------------------------------------------------------------------------------------
John Costas                  President and Chief Operating Officer, UBS Warburg
-----------------------------------------------------------------------------------------
Arthur Decurtins             Head Business Area Asia, UBS Private Banking
-----------------------------------------------------------------------------------------
Jeffrey J. Diermeier         Chief Investment Officer, UBS Asset Management
-----------------------------------------------------------------------------------------
Regina Dolan                 Chief Administrative Officer, UBS PaineWebber
-----------------------------------------------------------------------------------------
Thomas K. Escher             Head Business Area IT, UBS Switzerland
-----------------------------------------------------------------------------------------
John A. Fraser               Head Business Area Asia Pacific, UBS Asset Management
-----------------------------------------------------------------------------------------
Robert Gillespie             Joint Global Head, Corporate Finance, UBS Warburg
-----------------------------------------------------------------------------------------
Jurg Haller                  Head Business Area Risk Transformation and Capital
                             Management, UBS Switzerland
-----------------------------------------------------------------------------------------
Eugen Haltiner               Head Business Area Corporate Clients, UBS Switzerland
-----------------------------------------------------------------------------------------
Gabriel Herrera              Head Business Area Europe, Middle East and Africa, UBS Asset
                             Management
-----------------------------------------------------------------------------------------
Alan C. Hodson               Head of European Equities, UBS Warburg
-----------------------------------------------------------------------------------------
Benjamin F. Lenhardt, Jr.    Head Business Area Americas, UBS Asset Management
-----------------------------------------------------------------------------------------
Donald Marron                Chairman UBS Americas
-----------------------------------------------------------------------------------------
Urs. B. Rinderknecht         Group Mandates
-----------------------------------------------------------------------------------------
Alain Robert                 Head Business Area Individual Clients, UBS Switzerland
-----------------------------------------------------------------------------------------
Marcel Rohner                Chief Operating Officer, Deputy CEO, UBS Private Banking
-----------------------------------------------------------------------------------------
Gian Pietro Rossetti         Head Business Area Swiss Clients, UBS Private Banking
-----------------------------------------------------------------------------------------
Hugo Schaub                  Group Controller
-----------------------------------------------------------------------------------------
Jean Francis Sierro          Head Business Area Resources, UBS Switzerland
-----------------------------------------------------------------------------------------
Robert H. Silver             Head Operations and Systems, UBS PaineWebber
-----------------------------------------------------------------------------------------
J. Richard Sipes             Joint Head Business Area Europe, UBS Private Banking
-----------------------------------------------------------------------------------------
Clive Standish               CEO Asia Pacific, UBS Warburg
-----------------------------------------------------------------------------------------
Walter Sturzinger            Group Chief Risk Officer
-----------------------------------------------------------------------------------------
Marco Suter                  Group Chief Credit Officer
-----------------------------------------------------------------------------------------
Mark B. Sutton               Head US Private Clients, UBS PaineWebber
-----------------------------------------------------------------------------------------
Rory Tapner                  Joint Global Head, Corporate Finance, UBS Warburg
-----------------------------------------------------------------------------------------
Raoul Weil                   Joint Head Business Area Europe, UBS Private Banking
-----------------------------------------------------------------------------------------
Stephan Zimmermann           Head Business Area Operations, UBS Switzerland

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AUDITORS

EXTERNAL AUDITORS
Ernst & Young, Ltd., Basel                Auditors for the Parent Bank and for the Group
                                          (term expires AGM 2001, proposed for reelection)
Deloitte&Touche Experta, Ltd., Basel      Special auditors (term expires AGM 2003)

INTERNAL AUDIT
Markus Ronner                             Head of Group Internal Audit

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Relations with Regulators

THE GROUP GOVERNANCE COMMITTEE

The Group Governance Committee, chaired by the President of the GEB, ensures that adequate policies and procedures to minimize the Group's reputational risks exist and are enforced. The Committee co-ordinates the Group's public policy interface with governments, central banks and regulators. The permanent members of the committee are the Group Controller, Group Chief Risk Officer and Group Chief Credit Officer, the head of Group Internal Audit, the Group General Counsel and the Business Groups' heads of Corporate Governance and of Legal and Compliance.

As a Swiss-registered company, UBS's main regulator is the Swiss Federal Banking Commission, but it is also regulated by key regulators worldwide. UBS aims to comply with all local and regional provisions and to work closely with the regulators in all jurisdictions where it has offices, branches and subsidiaries.

REGULATION AND SUPERVISION

UBS's operations throughout the world are regulated and supervised by the relevant central banks and regulatory authorities in each of the jurisdictions in which it has offices, branches and subsidiaries. These authorities impose reserve and reporting requirements and controls on banks, including those relating to capital adequacy, depositor protection and prudential supervision. In addition, a number of countries where UBS operates impose additional limitations on or affecting foreign-owned or controlled banks and financial institutions, including

     - restrictions on the opening of local offices, branches or subsidiaries and the types of banking and non-banking activities that may be conducted by those local offices, branches or subsidiaries;

     -  restrictions on the acquisition or level of ownership of local banks;
        and

     - restrictions on investment and other financial flows entering or leaving the country.

Changes in the supervisory and regulatory regimes of the countries where UBS operates will determine, to some degree, its ability to expand into new markets, the services and products that it will be able to offer in those markets and how it structures specific operations.

The following sections describe the regulation and supervision of UBS's business in Switzerland, and, to extend discussion of our regulatory relationships, we also discuss regulation of our business in the United States and the United Kingdom, where a total of 49% of our staff are employed.

REGULATION AND SUPERVISION IN SWITZERLAND

UBS is regulated in Switzerland under a system established by the Swiss Federal Law relating to Banks and Savings Banks of 8 November 1934, as amended, and the related Implementing Ordinance of 17 May 1972, as amended, known as the Federal Banking Law (FBL). Under the FBL, banks in Switzerland are permitted to engage in a full range of financial services activities, including commercial banking, investment banking and funds management. Banking groups may also engage in insurance activities, but these must be undertaken through a separate subsidiary.

The FBL establishes a framework for supervision by the Federal Banking Commission (FBC). The FBC implements this framework through the issuance of Ordinances or Circular Letters to the banks that it supervises. In addition, the regulatory framework in Switzerland relies on self-regulation through the

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Swiss Bankers Association (SBA). The SBA issues guidelines to banks on conduct of business issues, such as

     - The Due Diligence Convention, which established know your customer standards to protect against money laundering;

     - Risk Management Guidelines for Trading and for the Use of Derivatives, which set out standards based on the recommendations on this subject from the Group of Thirty, The Basel Committee on Banking Supervision and The International Organization of Securities Commissions;

     - Portfolio Management Guidelines, which set standards for banks when managing customer funds and administering assets on their behalf;

     -  Guidelines for the Management of Country Risk; and

     - Guidelines on the Treatment of Dormant Accounts, Custody Accounts and Safe Deposit Boxes held in Swiss Banks.

In its capacity as a securities broker, UBS is governed by the Swiss Federal Law on Stock Exchanges and Trading in Securities of 24 March 1995, as amended, which appoints the FBC as prime regulator for these activities. Certain aspects of securities broking, such as the organization of trading, are subject to self-regulation through the SWX Swiss Exchange and the SBA, but under the overall supervision of the FBC.

MANDATORY ANNUAL AUDITS

The approach to supervising banks in Switzerland places a particular emphasis on the role of the external auditor. UBS's auditors, who must be approved by the FBC to perform this role, are required to submit an annual report to the FBC that assesses UBS's financial situation and its compliance with the regulations and self-regulatory guidelines that are applicable to its business. If the audit reveals violations or other irregularities, the independent auditors must (1) inform the FBC if a correction is not carried out within a designated time limit or (2) inform the FBC immediately in the case of serious violations or irregularities. The FBC may issue directives as necessary to require a bank to address any issues identified by the auditors and may also appoint an expert to act as an observer of a bank if the claims of the bank's creditors appear to be seriously jeopardized.

SUPERVISION BY THE FBC

In July 1999, the FBC established a dedicated unit called the Large Banking Groups Department which focuses solely on the supervision of UBS AG and the Credit Suisse Group. The group, which consists of experts covering all the main business activities in which UBS operates, supervises UBS directly through regular meetings with management and on-site visits. The group also co-ordinates the activities of the FBC with those of UBS's main overseas supervisors and the external auditors.

The FBC also monitors UBS's compliance with capital and liquidity requirements. These are described in detail in "Risk--Asset and Liability Management" below.

DISCLOSURES TO THE SWISS NATIONAL BANK

Although the primary responsibility for supervision of banks under the FBL lies with the FBC, UBS also submits an annual statement of condition and detailed monthly interim balance sheets to the Swiss National Bank, which it uses to monitor compliance with liquidity rules. The Swiss National Bank may require further disclosures from UBS concerning its financial condition and other information relevant to its regulatory oversight.

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REGULATION AND SUPERVISION IN THE UNITED STATES

BANKING REGULATION

UBS's operations in the United States are subject to a variety of regulatory regimes. UBS maintains branches in California, Connecticut, Illinois and New York and agencies in Florida and Texas. UBS refers to these as its US "banking offices". UBS's California branches are located in Los Angeles and San Francisco and are licensed by the Office of the Comptroller of the Currency. Each of UBS's other US banking offices is licensed by the state banking authority of the state in which it is located. Each US banking office is subject to regulation and examination by its licensing authority. In addition, the Board of Governors of the Federal Reserve System exercises examination and regulatory authority over UBS's statelicensed US banking offices. None of UBS's US banking offices are insured by the Federal Deposit Insurance Corporation. The regulation of UBS's US banking offices imposes restrictions on the activities of those offices, as well as prudential restrictions, such as limits on extensions of credit to a single borrower, including UBS subsidiaries.

The licensing authority of each US banking office has the authority to take possession of the business and property of the office it licenses in certain circumstances. Such circumstances generally include violations of law, unsafe business practices and insolvency. So long as UBS maintains one or more federal branches, such as its California branches, state insolvency regimes that would otherwise be applicable to its state licensed offices may be preempted by US federal law. As a result, if the Office of the Comptroller of the Currency exercised its authority over UBS's US banking offices pursuant to federal law in the event of a UBS insolvency, all of UBS's US assets would be applied first to satisfy creditors of its US banking offices as a group, and then made available for application pursuant to any Swiss insolvency proceeding.

In addition to the direct regulation of its US banking offices, operating its US banking offices subjects UBS to regulation by the Board of Governors of the Federal Reserve System under various laws, including the International Banking Act of 1978, as amended, and the Bank Holding Company Act of 1956, as amended. The Bank Holding Company Act imposes significant restrictions on UBS's US non-banking operations and on its worldwide holdings of equity in companies operating in the United States. Historically, UBS's US non-banking activities were principally limited to activities that the Board of Governors of the Federal Reserve System found to be so "closely related to banking as to be a proper incident thereto". Moreover, prior approval by the Board of Governors of the Federal Reserve System has been required to engage in new activities and to make acquisitions in the United States.

The Gramm-Leach-Bliley Financial Modernization Act of 1999 was enacted last year, liberalizing the restrictions on the non-banking activities of banking organizations, including non-US banks operating US banking offices. Among other things, the Gramm-Leach-Bliley Act

     - allows bank holding companies meeting management and capital standards to engage in a substantially broader range of non-banking activities than previously was permissible, including insurance underwriting and making merchant banking investments;

     -  allows insurers and other financial services companies to acquire banks;

     - removes various restrictions that previously applied to bank holding company ownership of securities firms and mutual fund advisory companies; and

     - revises the overall regulatory structure applicable to bank holding companies, including those that also engage in insurance and securities operations.

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These provisions of the Gramm-Leach-Bliley Act became effective on 11 March 2000. On 10 April 2000, UBS AG was designated a "financial holding company" under the Gramm-Leach-Bliley Act, which generally permits it to exercise the new powers granted by that act.

The Gramm-Leach-Bliley Act also modifies other current financial laws, including laws related to the conduct of securities activities by US banks and US banking offices. As a result, UBS will relocate certain activities now conducted by its US banking offices to a UBS subsidiary or elsewhere.

OTHER US REGULATION

In the United States, UBS's US registered broker-dealer entities, including Paine Webber, Incorporated, are subject to regulations that cover all aspects of the securities business, including

     -  sales methods,

     -  trade practices among broker-dealers,

     -  use and safekeeping of customers' funds and securities,

     -  capital structure,

     -  record-keeping,

     -  the financing of customers' purchases, and

     -  the conduct of directors, officers and employees.

These entities are regulated by a number of different government agencies and self-regulatory organizations, including the Securities and Exchange Commission and the National Association of Securities Dealers. Depending upon the specific nature of a broker-dealer's business, it may also be regulated by some or all of the New York Stock Exchange, the Municipal Securities Rulemaking Board, the US Department of the Treasury, the Commodities Futures Trading Commission, and other exchanges of which it may be a member. These regulators have available a variety of sanctions, including the authority to conduct administrative proceedings that can result in censure, fines, the issuance of cease-and-desist orders of the suspension or expulsion of the broker-dealer or its directors, officers or employees.

UBS subsidiaries in the United States, including the former PaineWebber businesses, are also subject to regulation by applicable federal and state regulators of their activities in the investment advisory, trust company, mortgage lending and insurance businesses.

REGULATION AND SUPERVISION IN THE UNITED KINGDOM

UBS operates in the United Kingdom under a regulatory regime that is undergoing comprehensive restructuring aimed at establishing the Financial Services Authority (FSA), as the United Kingdom's unified regulator. The Bank of England's responsibilities for regulation of banking activities were transferred to the FSA by the Bank of England Act 1998.

During 2000, UBS was regulated by the FSA in respect of its banking activities, the Securities and Futures Authority in respect of its investment banking, individual asset management, brokerage and principal trading activities, and by the Investment Management Regulatory Organization in respect of its institutional asset management and fund management activities.

Full implementation of the Financial Services and Markets Act 2000, the legislation establishing the complete role of the FSA, is currently anticipated in the second half of 2001. When it is fully implemented the responsibilities of the Securities and Futures Authority and Investment Management Regulatory Organization will be taken over by the FSA.

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Some of UBS's subsidiaries and affiliates are also regulated by the London Stock Exchange and other United Kingdom securities and commodities exchanges of which UBS is a member.

The investment services that are subject to oversight by United Kingdom regulators are regulated in accordance with European Union directives requiring, among other things, compliance with certain capital adequacy standards, customer protection requirements and conduct of business rules. These standards, requirements and rules are similarly implemented, under the same directives, throughout the European Union and are broadly comparable in scope and purpose to the regulatory capital and customer protection requirements imposed under applicable US law.

A number of UBS's United Kingdom incorporated subsidiaries have the benefit of the "passport" conferred by European Directives, enabling them to establish branches in, and provide services cross-border into, other European Union countries without the need to comply with local (or "host state") licensing requirements, although host state customer protection requirements will often apply.

BASEL COMMITTEE ON BANKING SUPERVISION

UBS supports the current initiative of the Basel Committee on Banking Supervision to reform the Capital Accord introduced in 1988, and is an active participant in industry dialogue with the Committee and with international regulators on this reform. It is critically important that the revision of the Capital Accord achieves a more flexible and risk-sensitive assessment of capital requirements, without undue complexity, and particularly that banks are not disadvantaged relative to securities firms that are not subject to the same capital requirements.

RELATIONS WITH SHAREHOLDERS

UBS has almost 250,000 registered shareholders, ranging from sophisticated investment institutions to individual investors. All registered shareholders receive an illustrated Annual Review providing an overview of the Group during the year, and a short letter each quarter outlining new initiatives and UBS's financial performance during the quarter. More detailed financial reports are produced each quarter and each year, and can be received on request. All registered shareholders are informed by mail about extraordinary general meetings, or other special events.

SHAREHOLDER RIGHTS

Shareholders, as the owners of the company, have specific rights under Swiss law. UBS is committed to make it as easy as possible for shareholders to take part in its decision-making processes. There are no restrictions with regard to share ownership and voting rights, except for nominees and trustees, whose voting rights are limited to a maximum of 5% of the outstanding shares. This limitation exists in order to avoid the risk of unknown shareholders with extensive holdings being entered in the share register. An exception from the strict 5% rule exists for securities clearing organizations such as the Depository Trust Company (DTC) in New York and SegaInterSettle (SIS) in Switzerland, which both fulfil a special fiduciary function for UBS shareholders.

UBS Annual General Meetings (AGMs) are open for participation to all shareholders. Personal invitations are sent to every registered shareholder at least 20 days ahead of the meeting. Shareholders may, if they do not wish to attend in person, issue instructions to accept, reject or abstain on each individual item on the agenda. They may also appoint UBS, another bank or the Independent Proxy to vote on their behalf AGMs offer the opportunity to shareholders to raise any questions regarding the development of the company and the events of the year under review. The members of the Board and Group Executive Board as well as the internal and external auditors are present to answer these questions. Decisions are normally taken by the majority of votes cast and in some cases, defined by

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law or UBS Articles of Association, a two-third majority of the votes represented at the AGM is required.

Shareholders representing shares with an aggregate par value of one million Swiss francs may submit proposals for matters to be placed on the agenda for consideration by the AGM, provided that their proposals are submitted in writing within the deadline published by the company. Shareholders representing at least ten percent of the share capital, may ask that an Extraordinary General Meeting be convened to deal with a specific issue put forward by these shareholders.

UBS GROUP LEGAL ENTITY STRUCTURE

The legal entity group structure of UBS is designed to support the Group's businesses within an efficient legal, tax, regulatory and funding framework. Neither the Business Groups of UBS (UBS Warburg, UBS Switzerland and UBS Asset Management) nor the Corporate Center operate through their own individual legal entities but rather they generally operate out of the parent bank, UBS AG, through its Swiss and foreign branches.

The goal of the focus on the parent bank structure is to capitalize on the synergies offered by the use of a single legal platform, enable the flexible use of capital in an efficient manner and to provide a structure where the activities of the Business Groups may be carried on without the need to set up separate subsidiaries beforehand.

Where it is either not possible or not efficient to operate out of the parent bank, usually due to local legal, tax or regulatory rules or due to additional legal entities joining the UBS Group via acquisition, then the businesses operate through local subsidiary companies. The significant operating subsidiary companies in the Group are listed in Note 38 to the Financial Statements below.

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Financial Disclosure Principles

UBS's financial disclosure policies aim to achieve a fair market value for the UBS share by communicating transparently, openly and consistently with investors and the financial markets at all times.


UBS believes that the market accords a "transparency premium" to the share prices of companies who provide clear, consistent and informative disclosure about their business. UBS aims to communicate its strategy and results in such a way that investors can gain a full and accurate understanding of how the company works, what its growth prospects are and what risks there are that this growth will not be realized.


To continue to achieve these goals, UBS applies the following principles:

     - Transparency: disclosure aims to enhance the understandability of the economic drivers and detailed results of the business building trust and credibility;

     - Consistency: disclosure should be consistent and comparable within each reporting period and between reporting periods;

     - Simplicity: disclosure of information is made in as simple a manner as possible to facilitate the required level of understanding of business performance;

     - Relevance: information is disclosed only when relevant to UBS's stakeholders, or required by regulation or statute;

     - Best practice: disclosure is in line with and, if possible, leads industry norms.

UBS reports its results quarterly, including a breakdown of results by business unit and extensive disclosures relating to credit and market risk. The quantity of disclosure and the quality of analysis and comment provided put UBS's reporting among the leaders in the banking sector, worldwide.

UBS also aims to take a prominent role in developing industry standards for disclosure. The Group is actively represented in committees and similar bodies helping to develop new accounting standards and risk disclosure standards.

UBS recently took the lead in proposing a new standard for measuring and reporting client assets. This has been well received by investors, analysts and peers and UBS is optimistic that the International Accounting Standards Committee will include such a standard in its revised publication of IAS 30 relating to bank-specific disclosure.

PERFORMANCE MEASURES AND TARGETS

GROUP TARGETS

UBS focuses on four key performance targets, designed to ensure that it delivers continually improving returns to its shareholders. UBS's performance against these targets is reported each quarter:

     - UBS seeks to increase the value of the Group by achieving a sustainable, after-tax return on equity of 15-20%, across periods of varying market conditions.

     - UBS aims to increase shareholder value through double-digit average annual earnings per share (EPS) growth, across periods of varying market conditions.

     - Through cost reduction and earnings enhancement initiatives UBS aims to reduce the Group's cost/income ratio, to a level that compares positively with best-in-class competitors.

     - UBS aims to achieve a clear growth trend in net new money in its private client businesses.

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The first three targets are all reported pregoodwill amortization, and adjusted for significant financial events see "--Financial reporting policies--significant financial events" below.

BUSINESS UNIT KEY PERFORMANCE INDICATORS

UBS reports carefully chosen key performance indicators for each of its business units. These do not carry explicit targets, but are indicators of the business units' success in creating value for shareholders. They include financial metrics, such as the cost/income ratio and non-financial metrics such as client assets.

The key performance indicators are used for internal performance measurement as well as external reporting. This ensures that management have a clear responsibility to lead their businesses towards achieving success in the externally reported value drivers and reduce the risk of managing to purely internal performance measures.

FINANCIAL REPORTING POLICIES

ACCOUNTING PRINCIPLES

UBS Group prepares its accounts according to International Accounting Standards, and provides additional information to reconcile its accounts to U.S. GAAP. A detailed explanation of the basis of UBS's accounting is given in Note 1 to the Financial Statements below.

SIGNIFICANT FINANCIAL EVENTS

UBS's financial targets and the analysis of financial results which is provided in quarterly and annual reports, concentrate on figures which have been adjusted by the exclusion of what UBS calls Significant Financial Events. This facilitates meaningful comparisons between different reporting periods, illustrating the underlying operational performance of the business, insulated from the impact of one-off gains or losses outside the normal course of business.

Treatment of an item as a significant financial event is at the discretion of the Group Executive Board, but in general the item should be:

     -  Non-recurring

     -  Event specific

     -  Material at Group level

     -  UBS-specific, not industry-wide

and should not be a consequence of the normal run of business.

Examples of items that are treated as significant financial events include the gain or loss on the sale of a significant subsidiary or associate, such as the divestment in 1999 of UBS's stake in Swiss Life/ Rentenanstalt, or the restructuring costs associated with a major integration, such as the merger with PaineWebber.

Significant financial events are not a recognized accounting concept under International Accounting Standards, and are therefore not separately reflected in our financial statements. The use of numbers which have been adjusted for significant financial events is restricted to the business group and business unit reporting and to the analysis of the Group results and the accompanying illustrative tables. All adjusted figures are clearly identified as such, and the pre-tax amount of each individual significant financial event is disclosed in the quarter in which it is recorded, and in the annual report for that year, as is the net tax benefit or loss associated with the significant financial events recorded in each period.
 88

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RESTATEMENT OF RESULTS

As required under IAS, UBS is committed to maintaining the transparency of its reported results and to ensuring that analysts and investors can make meaningful comparisons with previous periods. If there is a major reorganization of its business units or if changes to accounting standards or interpretations lead to a material change in the Group's reported results, UBS restates results for previous periods to show how they would have been reported according to the new basis, and provides clear explanations of all changes.

DISCLOSURE CHANNELS

UBS meets with its institutional investors regularly throughout the year, holding results presentations, specialist investor seminars, roadshows and one-on-one or group meetings across the world. Where possible, these events involve UBS senior management in addition to the UBS Investor Relations team. UBS is also developing the use of technology to further broaden access to its presentations through webcasting, audio links and cross-location video-conferencing for external audiences.

UBS fully subscribes to the principle of equal treatment of all shareholders. To ensure fair access to information, all UBS publications are made available to shareholders at the same time and key documents are generally available in both English and German. Shareholder letters and media releases are also translated into French and Italian. Letters to shareholders and material information related to corporate events are posted direct to all shareholders, while other information is distributed via press release and posted to UBS's website, at www.ubs.com/investorrelations.

US REGULATORY DISCLOSURE REQUIREMENTS

As a Swiss company listed on the New York Stock Exchange, UBS complies with disclosure requirements of the Securities and Exchange Commission (SEC) and the NYSE for foreign issuers with registered securities listed on the NYSE. These include the requirement to make certain filings with the SEC. As a foreign issuer, some of the SEC's regulations and requirements which apply to domestic issuers are not applicable to UBS. Instead, UBS files its regular quarterly reports with the SEC under cover of Form 6-K, and files an annual report on Form 20-F. These reports, as well as materials sent to shareholders in connection with annual and special meetings, are all available on our website, at www.ubs.com/investor-relations.

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Operating and Financial Review

Information for Readers

The discussion and analysis in the Group Financial Review and Review of Business Group Performance should be read in conjunction with the UBS Group's consolidated financial statements and the related notes, which are shown in pages F-10 to F-103 of this document.

ACCOUNTING STANDARDS

The UBS Group's consolidated financial statements have been prepared in accordance with International Accounting Standards (IAS). As a US listed company, UBS provides a description in Note 41 to its consolidated financial statements of the significant differences which would arise were our accounts to be presented under U.S. GAAP, and a specific reconciliation of the two methods of calculating shareholders' equity and net profit.

Unless otherwise stated, all of UBS Group's financial information presented in this document is presented on a consolidated basis under IAS.

All references to 2000, 1999 and 1998 refer to the UBS Group's fiscal years ended 31 December 2000, 1999 and 1998, respectively. The financial statements for the UBS Group for each of these periods have been audited by Ernst & Young Ltd., as described in the Report of the Independent Auditors on page F-3.

ACCOUNTING CHANGES AND RESTATEMENTS

For comparative purposes, UBS Group's 1999 and 1998 figures have been restated to conform to the 2000 presentation, reflecting certain changes in accounting standards and methods of presentation, including

     - the removal from net trading income of profit on UBS ordinary shares held for trading purposes;

     - the treatment of these shares as treasury shares, reducing both the number of shares and the shareholders' equity used in ratio calculations;

     - the reclassification of trading-related interest and dividend revenues from net trading income to net interest income; and

     - the removal of the credit to net interest income and matching debit to net trading income for the cost of funding trading positions.

Note 1 of UBS's consolidated financial statements includes a complete explanation of these and other accounting changes.

PAINEWEBBER

Except where otherwise stated, all 2000 figures for UBS Group throughout this report, include the impact of the merger with Paine Webber Group, Inc., which was completed on 3 November 2000. Under purchase accounting rules, the results reflect PaineWebber's income and expenses for two months only, from 3 November 2000 until year end.

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RESTRUCTURING PROVISION

The 1998 merger of Swiss Bank Corporation and Union Bank of Switzerland, which was completed on 29 June 1998, was accounted for under the "pooling-of-interests" method of accounting. Under the pooling-of-interests method, a single uniform set of accounting policies was adopted and applied retrospectively for the restatement of comparative information.

After the merger was effected, UBS began integrating the operations of the two banks. This process included streamlining operations, eliminating duplicate information technology infrastructure, and consolidating banking premises. At the time of the merger, UBS established a restructuring provision of CHF 7 billion to cover its expected costs associated with the integration process.

An additional pre-tax restructuring charge of CHF 300 million in respect of the merger, representing about 4% of the original CHF 7 billion provision, was recognized in December 1999. The majority of the additional provision was due to revised estimates of the cost of lease breaks and property disposals.

RESTRUCTURING PROVISION USED

                                                                                               For the year ended
CHF million                      Personnel         IT     Premises      Other    31.12.00    31.12.99    31.12.98
-----------------------------------------------------------------------------------------------------------------
UBS Switzerland                        176         32            4         16         228         916         821
UBS Asset Management                     7          0            0          0           7          15          22
UBS Warburg                              0          0            0          0           0         348       2,423
Corporate Center                         5         31          395         33         464         565         761
-----------------------------------------------------------------------------------------------------------------
GROUP TOTAL                            188         63          399         49         699       1,844       4,027
-----------------------------------------------------------------------------------------------------------------
Initial restructuring provision in 1997                                             7,000
Additional provision in 1999                                                          300
Used in 1998                                                                        4,027
Used in 1999                                                                        1,844
Used in 2000                                                                          699
-----------------------------------------------------------------------------------------------------------------
Total used through 31.12.2000                                                       6,570
-----------------------------------------------------------------------------------------------------------------
RESTRUCTURING PROVISION REMAINING AT 31.12.2000                                       730
-----------------------------------------------------------------------------------------------------------------

UBS has now largely completed the integration and restructuring process relating to the merger and, at 31 December 2000, had used approximately CHF 6.6 billion of the CHF 7.3 billion restructuring provision. UBS expects to have utilized the entire provision by the end of 2001.

SIGNIFICANT FINANCIAL EVENTS

UBS analyses its performance on a reported basis determined in accordance with International Accounting Standards, and on a normalized basis which excludes from the reported amounts certain items UBS calls significant financial events.

Figures adjusted for significant financial events are used to illustrate the underlying operational performance of the business, insulated from the impact of one off gains or losses outside the normal run of business. In particular, UBS's financial targets have been set in terms of adjusted results, excluding significant financial events. A policy approved by the Group Executive Board defines which items may be classified as significant financial events.

The use of numbers which have been adjusted for significant financial events is restricted to UBS's business unit reporting and to the discussion and analysis of the Group's results and the accompanying

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illustrative tables. All segmental reporting includes tables showing both reported figures and adjusted ones, if applicable.

All adjusted figures are clearly identified as such, and the pre-tax amount of each individual significant financial event is clearly disclosed, as is the net tax benefit or loss associated with all the significant financial events in each period.

UBS introduced the concept of significant financial events for the first time in its 1999 Reporting, and did not define significant financial events for 1998. The comparison of results for 1999 against 1998 therefore considers only unadjusted figures.

Significant financial events during 1999 and 2000 are shown in the table below and described in more detail below.

     - During 2000, UBS recorded restructuring charges and provisions of CHF 290 million pre-tax relating to the integration of PaineWebber into UBS.

     - During 1999, UBS recognized pre-tax gains of CHF 1,490 million on the sale of its 25% stake in Swiss Life/Rentenanstalt; CHF 110 million on the disposal of Julius Baer registered shares; CHF 200 million on the sale of its international Global Trade Finance business; and CHF 38 million from its residual holding in Long Term Capital Management.

     - In fourth quarter 1999, UBS recognized a one-time credit of CHF 456 million in connection with excess pension fund employer pre-payments.

     - In fourth quarter 1999, UBS recognized an additional pre-tax restructuring charge of CHF 300 million in respect of the 1998 merger between Union Bank of Switzerland and Swiss Bank Corporation.

     - During 1998, UBS established a provision of CHF 842 million in connection with the US Global Settlement of World War II related claims. UBS recognized additional pre-tax provisions relating to this claim of CHF 154 million in 1999 and CHF 150 million in 2000.

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SIGNIFICANT FINANCIAL EVENTS

                                                                     For the year ended
CHF MILLION                                                   31.12.00         31.12.99
---------------------------------------------------------------------------------------
OPERATING INCOME AS REPORTED                                    36,402           28,425(1)
Julius Baer registered shares divestment                                           (110)
International Global Trade Finance divestment                                      (200)
Swiss Life / Rentenanstalt divestment                                            (1,490)
LTCM gain                                                                           (38)
---------------------------------------------------------------------------------------
ADJUSTED OPERATING INCOME                                       36,402           26,587
---------------------------------------------------------------------------------------
OPERATING EXPENSES AS REPORTED                                  26,203           20,532
US Global Settlement Fund provision                               (150)            (154)
Pension Fund accounting credit                                                      456
UBS / SBC Restructuring provision                                                  (300)
PaineWebber integration costs                                     (290)
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ADJUSTED OPERATING EXPENSES                                     25,763           20,534
---------------------------------------------------------------------------------------
ADJUSTED OPERATING PROFIT BEFORE TAX AND MINORITY INTERESTS     10,639            6,053
---------------------------------------------------------------------------------------
Tax expense                                                      2,320            1,686
Tax effect of significant financial events                         100             (352)
---------------------------------------------------------------------------------------
Adjusted tax expense                                             2,420            1,334
Minority interests                                                 (87)             (54)
---------------------------------------------------------------------------------------
ADJUSTED NET PROFIT                                              8,132            4,665
---------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

RISK FACTORS

As a global financial services firm, UBS's businesses are affected by the external environment in the markets in which UBS operates. In particular, the results of UBS's business in Switzerland, and notably the results of its credit-related activities, would be adversely affected by any deterioration in the state of the Swiss economy because of the impact this would have on UBS's customers' creditworthiness. More generally, global economic and political conditions can impact UBS's results and financial position by affecting the demand for UBS's products and services, and the credit quality of UBS's borrowers and counterparties. Similarly, any prolonged weakness in international securities markets would affect UBS's business revenues through its effect on UBS's clients' investment activity and the value of portfolios under management, which would in turn reduce UBS's revenues from its private banking and asset management businesses.

COMPETITIVE FORCES

UBS faces intense competition in all aspects of its business. UBS competes with asset managers, retail and commercial banks, private banking firms, investment banking firms, brokerage firms and other investment services firms. In addition, the trend toward consolidation in the global financial services industry is creating competitors with broader ranges of product and service offerings, increased access to capital, and greater efficiency and pricing power.

FLUCTUATIONS IN CURRENCY EXCHANGE RATES AND INTEREST RATES

Because UBS prepares its accounts in Swiss francs, changes in currency exchange rates, particularly between the Swiss franc and the US dollar, may have an effect on the earnings that it reports. UBS's

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approach to managing this risk is explained in "Risk--Asset and Liability Management--Currency Management" below.

In addition, changes in financial market structures can affect UBS's earnings. For example, the establishment of the euro during 1999 affected foreign exchange markets in Europe by reducing the extent of foreign exchange dealings among member countries and generating more harmonized financial products. Movements in interest rates can also affect UBS's results. UBS's interest income is affected by changes in interest rates, although the precise mechanisms are complicated. Interest rate movements can also affect UBS's fixed income trading portfolio and the investment performance of its asset management businesses. For further discussion of the effect of interest rate changes on UBS's business see "Risk--Asset and Liability Management--Interest Rate Risk Management" below.

OPERATIONAL RISKS

UBS's businesses are dependent on its ability to process a large number of complex transactions across numerous and diverse markets in different currencies and subject to many different legal and regulatory regimes. UBS's systems and processes are designed to ensure that the risks associated with UBS's activities are appropriately controlled, but UBS recognizes that any weaknesses in these systems could have a negative impact on its results of operations.

As a result of these and other factors beyond its control, UBS's revenues and operating profit have been and are likely to continue to be subject to a measure of variability from period to period. Therefore UBS's revenues and operating profit for any particular fiscal period may not be indicative of sustainable results, may vary from year to year and may impact UBS's ability to achieve its strategic objectives.

For a discussion of UBS's risk management and control procedures see "Risk--Risk Management and Control" below.

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Group Financial Review--Group Performance

INTRODUCTION

UBS is a global integrated investment services firm and the leading bank in Switzerland. We are the world's leading provider of private banking services and one of the largest asset managers globally. In the investment banking and securities businesses we are among the select bracket of major global houses. In Switzerland we are the clear market leader in corporate and retail banking. As an integrated group, not merely a holding company, we create added value for clients by drawing on the combined resources and expertise of all our businesses.

UBS operates through three Business Groups and its Corporate Center. The three Business Groups are:

     - UBS Switzerland, which is made up of two business units: Private and Corporate Clients and Private Banking;

     - UBS Asset Management, which, until January 2001, consisted of two business units: Institutional Asset Management and Investment Funds/GAM; and,

     - UBS Warburg, which, until January 2001, was composed of five business units: Corporate & Institutional Clients, UBS Capital, US Private Clients, International Private Clients and e-services.

Within each Business Group, business units share senior management, infrastructure and other resources.

A full description of UBS and its Business Groups can be found above in the sections entitled "The UBS Group" and "The Business Groups."

THE FINANCIAL IMPACT ON UBS OF THE PAINEWEBBER MERGER

RESTRUCTURING COSTS

UBS has incurred a total of CHF 746 million (USD 431 million) of restructuring costs and other one-off merger-related costs as a result of the PaineWebber merger.

In accordance with IAS purchase accounting rules, CHF 456 million of these costs have been accounted for as a pre-acquisition liability of PaineWebber and were therefore added to the goodwill amount for the transaction.

The remaining expenses, of CHF 290 million, were charged in fourth quarter 2000, and treated as a significant financial event. CHF 152 million was charged in UBS Warburg's e-services business unit, representing the costs of closure of telephone call centers and the write-down of capitalized software no longer required in light of changes in the strategy due to the PaineWebber acquisition. CHF 106 million was charged in the Corporate and Institutional Clients business unit, principally covering severance and other personnel costs. The remaining CHF 32 million was charged in Corporate Center.

GOODWILL

The amount of goodwill and intangible assets resulting from the merger was USD
10.0 billion, or CHF 17.5 billion.

Within this total USD 2.7 billion relates to identified intangible assets, including the value of PaineWebber's brand and infrastructure.

The goodwill and intangible assets will be amortized over 20 years. Amortization costs amounted to CHF 138 million in the fourth quarter 2000.

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RETENTION PAYMENTS

As part of the merger, UBS agreed to make retention payments to PaineWebber financial advisors, senior executives, and other staff, subject to these employees' continued employment and other restrictions. The value of these payments is expected to amount to a total of USD 875 million (CHF 1,541 million), the vast majority of which will be paid in the form of UBS shares. The payments will vest over periods of up to four years from the merger. USD 76 million (CHF 128 million) was charged in fourth quarter 2000, and approximately USD 280 million (approximately CHF 458 million at year end 2000 exchange rates) is expected to be charged in 2001.

CASH CONSIDERATION

The cash portion of the merger consideration was USD 6.0 billion, or CHF 10.6 billion. UBS took advantage of the focus on the company in US markets as a result of the PaineWebber transaction to make its inaugural US public offering, issuing USD 1.5 billion of 8.622% Trust Preferred Securities on 10 October 2000.

ISSUE OF SHARES TO FINANCE THE PAINEWEBBER MERGER

At an Extraordinary General Meeting on 7 September 2000, UBS shareholders approved a resolution to create 38 million shares of authorized capital in connection with the PaineWebber merger. UBS shareholders also granted the Board of Directors a "green shoe option" giving them the flexibility to issue some of these shares at the time of the merger, and then to issue additional shares as required during the three months following completion of the merger, up to the 38 million shares limit.

As announced at the completion of the merger, 40.6 million shares were delivered to PaineWebber shareholders as part of the merger consideration. UBS chose to fund this amount by issuing 12 million new ordinary shares, re-issuing 7 million shares held in Treasury and borrowing the remaining 21.6 million ordinary shares that were required.

On 6 November 2000, following completion of the merger, UBS launched a new treasury share buy-back program in Switzerland, designed principally to repurchase shares to cover the borrowings. When the program was completed on 2 March 2000, a total of 30 million shares had been repurchased at an average price of CHF 266. By 31 December 2000, 14.2 million shares had been purchased through this program, and 13.8 million of them had been delivered to cover the borrowed shares, leaving 7.8 million borrowed shares still outstanding. UBS completed the repurchase of sufficient shares to cover all the borrowed shares on 24 January 2001, having paid an average price of CHF 262 per share.

With no requirement to issue further shares in connection with the PaineWebber merger, the green shoe option lapsed. UBS has met its commitment to minimize the dilution of earnings and voting power, by keeping the final number of new UBS shares issued as small as possible. The weighted average number of shares in the fourth quarter was 5% higher than if the PaineWebber transaction had not occurred.

The Annual General Meeting on 26 April 2001 will be asked to give formal approval for the elimination of the remaining 26 million shares of authorized capital which were not required for the transaction. It will also be asked to reduce the conditional capital created to cover future exercise of options held by PaineWebber staff from 16.3 million to the 5.6 million required to cover the remaining outstanding options.

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                     UBS GROUP PERFORMANCE AGAINST TARGETS

                            FOR THE YEAR ENDED                                31.12.00   31.12.99(1)
                            ------------------------------------------------------------------------
                            ROE (%)
                            as reported                                           21.5         22.4
                            before goodwill and adjusted for significant
                              financial events(2)                                 24.3         18.2
                            ------------------------------------------------------------------------
                            BASIC EPS (CHF)
                            as reported(3)                                       19.33        15.20
                            before goodwill and adjusted for significant
                              financial events(2, 3)                             21.83        12.37
                            ------------------------------------------------------------------------
                            COST / INCOME RATIO (%)
                            as reported                                           72.2         69.9
                            before goodwill and adjusted for significant
                              financial events(2)                                 69.2         73.3
                            ------------------------------------------------------------------------

                     ASSETS UNDER MANAGEMENT

                                                                                  NET NEW     Net new
                                                                                  MONEY(4)   money(4)
                            CHF BILLION                    31.12.00   31.12.99      2000         1999
                            -------------------------------------------------------------------------
                            UBS GROUP                         2,469       1,744
                            -------------------------------------------------------------------------
                            UBS SWITZERLAND
                            Private and Corporate Clients       440         439         0
                            Private Banking                     681         671        (1)         1
                            -------------------------------------------------------------------------
                            UBS ASSET MANAGEMENT
                            Institutional Asset
                            Management(5)                       496         574       (67)       (50)
                            Investment Funds / GAM              219         225         4          1
                            -------------------------------------------------------------------------
                            UBS WARBURG
                            US Private Clients(6)               794                     8
                            International Private Clients        33          36        10          4
                            -------------------------------------------------------------------------

                     (1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

                     (2) The amortization of goodwill and other intangible assets is excluded from the calculation.

                     (3) 1999 share figures are restated for the two-for-one share split, effective 8 May 2000.

                     (4)  Excludes interest and dividend income.

                     (5) Includes non-institutional assets also reported in the Investment Funds / GAM business unit.

                     (6)  Client Assets were CHF 890 billion at 3 November 2000.

graphs

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GROUP RESULTS 2000

GROUP TARGETS

UBS focuses on four key performance targets, designed to drive us to deliver continually improving returns to our shareholders.

     - UBS seeks to achieve a sustainable, after-tax return on equity of 15-20%, across periods of varying market conditions.

     - UBS aims to increase shareholder value through double-digit average annual earnings per share (EPS) growth, across periods of varying market conditions.

     - Through cost reduction and earnings enhancement initiatives, UBS aims to reduce the Group's cost/income ratio to a level that compares positively with best-in-class competitors.

     - UBS aims to achieve a clear growth trend in net new money in its private client businesses.

The first three targets are all measured pre-goodwill amortization, and adjusted for significant financial events.

Adjusted for significant financial events, our pre-goodwill return on equity for the year 2000 was 24.3%, clearly above our target range of 15-20%. Pre-goodwill earnings per share, again on an adjusted basis, were CHF 21.83 in 2000, representing an increase of 76% over 1999, well in excess of our target of double-digit growth over the cycle. Continued focus on cost control has brought the pre-goodwill cost/income ratio, adjusted for significant financial events, down to 69.2% in 2000, from 73.3% in 1999.

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Net new money in the private client businesses (Private Banking, US Private Clients and International Private Clients) was CHF 18 billion for the year, compared to CHF 4 billion in 1999, and including CHF 8 billion of net new money in PaineWebber in only two months. PaineWebber's net new money growth since completion of the merger demonstrates the strength of its franchise and the momentum that it brings to UBS's asset gathering performance.

NET PROFIT

Full year net profit was CHF 7,792 million, up 27% from the CHF 6,153 million reported in 1999. When adjusted for significant financial events, net profit for 2000 was CHF 8,132 million, up 74% from the CHF 4,665 million achieved in 1999. These results reflect the very strong and consistent performance recorded by the Group in every quarter of 2000.

Operating income and expense includes income and expense of the former PaineWebber businesses from 3 November 2000, the date of the completion of the merger with PaineWebber.

OPERATING INCOME

Total operating income increased 28% from 1999, to CHF 36,402 million, from CHF 28,425 million. Adjusted for significant financial events, total operating income increased 37%, to CHF 36,402 million, from CHF 26,587 million in 1999. This strong performance relative to 1999, was driven by excellent trading results, improved credit conditions in the Swiss market, much higher fee and commission income, and a successful year for the Group's investment banking business.

The principal significant financial events affecting the income comparison were from the one-off sales of businesses and investments in 1999, including pre-tax gains of CHF 1,490 million on the sale of UBS's 25% stake in Swiss Life/Rentenanstalt and CHF 110 million on the disposal of Julius Baer registered shares, recorded in Net gains from disposal of associates and subsidiaries, and CHF 200 million on the sale of UBS's international Global Trade Finance business, which was recorded in Other income. In addition UBS recognized a CHF 38 million gain in 1999 from its residual holdings in Long Term Capital Management, L.P., which was also recorded in Other income.

Net interest income before credit loss increased by CHF 2,221 million, or 38%, from CHF 5,909 million in 1999 to CHF 8,130 million in 2000. This was principally the result of much stronger trading-related performance, as a result of buoyant markets, and the return of the balance sheet to more normal proportions after the contraction implemented as part of the Group's precautions against potential Year 2000 related problems.

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NET INTEREST INCOME

              CHF million                                                            % change from
          FOR THE YEAR ENDED            31.12.00      31.12.99(1)      31.12.98(1)     31.12.99
--------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest earned on loans and advances
to banks                                   5,615           6,105            7,687               (8)
Interest earned on loans and advances
to customers                              14,692          12,077           14,111               22
Interest from finance leasing                 36              49               60              (27)
Interest earned on securities borrowed
and reverse repurchase agreements         19,088          11,422           10,380               67
Interest and dividend income from
financial investments                        202             160              372               26
Interest and dividend income from
trading portfolio                         11,842           5,598            3,901              112
Other                                        270             193              931               40
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Total                                     51,745          35,604           37,442               45
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INTEREST EXPENSE
Interest on amounts due to banks           6,155           5,515            8,205               12
Interest on amounts due to customers       9,505           8,330            9,890               14
Interest on securities lent and
repurchase agreements                     14,915           8,446            7,543               77
Interest and dividend expense from
trading portfolio                          5,309           2,070            1,741              156
Interest on medium and long term debt      7,731           5,334            5,045               45
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Total                                     43,615          29,695           32,424               47
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NET INTEREST INCOME                        8,130           5,909            5,018               38
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(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

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NET FEE AND COMMISSION INCOME

CHF million                                                                      % change from
FOR THE YEAR ENDED                        31.12.00      31.12.99      31.12.98        31.12.99
----------------------------------------------------------------------------------------------
CREDIT-RELATED FEES AND COMMISSIONS            310           372           559             (17)
----------------------------------------------------------------------------------------------
SECURITY TRADING AND INVESTMENT ACTIVITY
FEES
Underwriting fees(1)                         1,434           905         1,122              58
Corporate finance fees(1)                    1,772         1,298         1,016              37
Brokerage fees                               5,792         3,934         3,670              47
Investment fund fees                         2,821         1,915         1,778              47
Fiduciary fees                                 351           317           349              11
Custodian fees                               1,439         1,583         1,386              (9)
Portfolio and other management and
advisory fees(1)                             3,677         2,612         2,891              41
Other                                           50            57           110             (12)
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Total                                       17,336        12,621        12,322              37
----------------------------------------------------------------------------------------------
COMMISSION INCOME FROM OTHER SERVICES          802           765           776               5
----------------------------------------------------------------------------------------------
TOTAL FEE AND COMMISSION INCOME             18,448        13,758        13,657              34
----------------------------------------------------------------------------------------------
FEE AND COMMISSION EXPENSE
Brokerage fees paid                          1,084           795           704              36
Other                                          661           356           327              86
----------------------------------------------------------------------------------------------
Total                                        1,745         1,151         1,031              52
----------------------------------------------------------------------------------------------
NET FEE AND COMMISSION INCOME               16,703        12,607        12,626              32
----------------------------------------------------------------------------------------------

(1) In prior periods, Corporate finance related advisory fees were included in Portfolio and other management and advisory fees. These fees are now reported in the new disclosure line Corporate finance fees together with merger and acquisition fees which were previously reported in Underwriting and corporate finance fees. All previous periods have been restated accordingly.

Net interest income from loans and advances to banks and amounts due to banks fell from CHF 590 million in 1999 to a net expense of CHF 540 million in 2000 due to increased average liabilities as UBS used its unsecured funding power to take advantage of opportunities for investments in low risk assets such as collateralized lending. Net interest income from collateralized lending - repos, reverse repos, securities borrowing and lending - increased 40%, or CHF 1,197 million to CHF 4,173 million in 2000.

Interest paid on medium and long term debt (including commercial paper) increased 45% or CHF 2,397 million from CHF 5,334 million in 1999 to CHF 7,731 million in 2000 as interest rates rose and UBS's funding requirements increased, due to balance sheet growth in more active markets. UBS also changed the mix of its debt to include a higher proportion of short-term financing.

Credit loss expense. As a result of the significant recovery of the Swiss economy in 2000 and especially its effect on the real estate and construction markets, UBS was able to write back CHF 695 million of credit loss provisions in UBS Switzerland in 2000. These write-backs were offset by additional provisions for the UBS Warburg portfolio of CHF 565 million, leading to an overall net credit recovery of CHF 130 million for 2000, compared to an expense of CHF 956 million in 1999.

Net fee and commission income increased by CHF 4,096 million, or 32%, from CHF 12,607 million in 1999 to CHF 16,703 million in 2000. This was principally the result of high levels of brokerage fees, due to increased client activity in strong markets, especially in the first quarter of 2000, and the

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addition of PaineWebber. In addition, two other new businesses, Global Asset Management (GAM), acquired at the end of 1999, and O'Connor, created in June 2000, contributed to the increase, as did the strong performance of UBS's investment banking business during 2000.

Credit-related fees and commissions decreased CHF 62 million in 2000 mainly as a result of the sale of UBS's international Global Trade Finance business in 1999.

Underwriting fees increased by 58% over 1999 with strong results in both fixed income and equity underwriting, despite UBS's relatively limited involvement in the Technology, Media and Telecoms (TMT) sector, which led to lower equity league table rankings in 2000 than in 1999. Corporate Finance fees grew 37%, or CHF 474 million, from CHF 1,298 million in 1999 to CHF 1,772 million in 2000, reflecting good results in Europe and a strong performance in Mergers and Acquisitions, where our league table rankings improved compared to 1999.

Net brokerage fees were 50% higher in 2000 than in 1999 as a result of high levels of client activity in the exuberant markets of the early part of the year, and the inclusion of two months of results from PaineWebber. The increase of 47% in Investment fund fees from 1999 to 2000 resulted from higher average volumes in 2000 and a shift in the product mix, with a higher proportion of assets under management invested in higher margin equity funds. In addition, Investment fund fees in 2000 benefited from the inclusion of GAM and PaineWebber's contribution in the last two months. Custodian fees and portfolio and other management and advisory fees increased by a total of CHF 921 million, or 22%, from 1999, due to higher asset-related fees in 2000 and the inclusion of PaineWebber and the new O'Connor business.

Net trading income increased CHF 2,234 million, or 29%, to CHF 9,953 million for 2000, compared to CHF 7,719 million for 1999, driven by strong growth in equity trading income as a result of increased global market activity, especially in the first quarter of 2000, and the increasing strength of UBS Warburg's secondary client franchise.

Net trading income from foreign exchange increased CHF 179 million, or 16%, from 1999 to 2000 despite difficult trading conditions at the start of the year, with lower levels of market activity and narrowing margins on derivative products, compared to 1999.

This income statement line does not fully capture the revenues of UBS Group's foreign exchange business, which is amongst the largest in the world. The revenues generated by all business areas of the UBS Group from sales and trading of foreign exchange, precious metals, and banknotes products in 2000 were CHF 1,519 million as compared to CHF 1,155 million in 1999.

Net trading income from fixed income decreased CHF 1,691 million, or 65%, from CHF 2,603 million in 1999 to CHF 912 million in 2000. Fixed income net trading income does not reflect the full picture of trading-related income in the Fixed Income business, which also includes a considerable contribution from coupon income, which is managed as an integral part of the trading portfolio and is reported as part of net interest income. The relative revenue contributions of mark-to-market gains, coupon income and other factors are somewhat volatile, because they depend on trading strategies and the instrument composition of the portfolio. In 2000, while fixed income trading income fell, net coupon income, which is reported in net interest income, rose from CHF 2,918 million to CHF 5,545 million.

Net trading income from equities increased CHF 3,746 million, or 93%, from 1999 to 2000. Positive markets led to an exceptionally good first quarter of 2000, with record client volumes. Performance in subsequent quarters of 2000 fell slightly in more varied market conditions, but was still well ahead of the same periods in 1999.

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Net gains from disposal of associates and subsidiaries fell 95% from CHF 1,821 million to CHF 83 million. 1999 included gains from the sales of our holdings in SwissLife/Rentenanstalt and Julius Baer registered shares.

NET TRADING INCOME

CHF million                                                                          % change from
FOR THE YEAR ENDED                            31.12.00   31.12.99(1)   31.12.98(1)        31.12.99
--------------------------------------------------------------------------------------------------
Foreign exchange                                 1,287        1,108         1,992               16
Fixed income                                       912        2,603           162              (65)
Equities                                         7,754        4,008         1,159               93
--------------------------------------------------------------------------------------------------
NET TRADING INCOME                               9,953        7,719         3,313               29
--------------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

Other income increased CHF 78 million, or 6%, from CHF 1,325 million in 1999 to CHF 1,403 million in 2000, with income from investments in associates lower, following sales in 1999, more than offset by higher income from the sale of private equity investments and a reduction of losses on property sales.

OPERATING EXPENSES

Total operating expenses increased 28% from CHF 20,532 million to CHF 26,203 million in 2000. Adjusted for significant financial events, total operating expenses increased 25% to CHF 25,763 million from CHF 20,534 million in 1999. The increase was principally due to increased personnel expenses, reflecting higher performance-related pay driven by UBS's excellent results in 2000, the inclusion of PaineWebber and the cost of retention payments for PaineWebber staff.

The principal significant financial events affecting the comparison of operating expenses are the CHF 150 million additional provision for the US Global Settlement of World War II related claims, recorded in 2000 in General and administrative expenses, and CHF 290 million of costs from the integration of PaineWebber, also recorded in 2000. Of this CHF 290 million, CHF 118 million were charged to Personnel expenses and amortization, CHF 93 million to General and administrative expenses and CHF 79 million to Depreciation.


The various significant financial events affecting expenses in 1999, described in "--Information for Readers" above, resulted in an increase in expense of CHF 2 million, made up of a CHF 456 million increase to personnel expenses and a decrease of CHF 454 million in General and administrative expenses.


Personnel expenses increased CHF 4,586 million, or 36%, from CHF 12,577 million in 1999 to CHF 17,163 million in 2000. This increase was driven by increased bonus compensation, in line with the Group's excellent results, and CHF 1,083 million resulting from the inclusion of PaineWebber. Approximately 48% of the annual total represented bonus and other variable compensation.

As part of the merger, UBS agreed to make retention payments to PaineWebber financial advisors, senior executives and other staff, subject to these employees' continued employment and other restrictions. These payments are expected to amount to a total of USD 875 million (CHF 1,541 million), the vast majority of which will be paid in the form of UBS shares. The payments will vest over periods of up to four years from the merger. USD 76 million (CHF 128 million) was charged in fourth quarter 2000, and approximately USD 280 million (CHF 458 million at year-end 2000 rates) is expected to be charged in 2001. Because they are a regular and continuing cost of the business, these payments are not treated as significant financial events.

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UBS's headcount grew 45% over the year from 31 December 1999, to 71,076. The vast majority of this change was due to the inclusion of 23,000 PaineWebber staff.

HEADCOUNT(1)

(FULL-TIME EQUIVALENTS)                               31.12.00        31.12.99   CHANGE IN %
--------------------------------------------------------------------------------------------
UBS SWITZERLAND                                         28,785          31,354            (8)
Private and Corporate Clients                           21,100          24,098           (12)
Private Banking                                          7,685           7,256             6
--------------------------------------------------------------------------------------------
UBS ASSET MANAGEMENT                                     2,860           2,576            11
Institutional Asset Management                           1,728           1,653             5
Investment Funds / GAM                                   1,132             923            23
--------------------------------------------------------------------------------------------
UBS WARBURG                                             38,445          14,266           169
Corporate and Institutional Clients                     15,262          12,694            20
UBS Capital                                                129             116            11
US Private Clients                                      21,490
e-services                                                 410              70           486
International Private Clients                            1,154           1,386           (17)
--------------------------------------------------------------------------------------------
CORPORATE CENTER                                           986             862            14
--------------------------------------------------------------------------------------------
GROUP TOTAL                                             71,076          49,058            45
--------------------------------------------------------------------------------------------

(1) The Group headcount does not include the Klinik Hirslanden AG headcount of 1,839 as of 31 December 2000 and 1,853 as of 31 December 1999.

General and administrative expenses increased CHF 667 million, or 11%, from CHF 6,098 million in 1999 to CHF 6,765 million in 2000.

General and administrative expenses in 2000 included a final provision of CHF 150 million related to the US Global Settlement of World War II related claims, and CHF 93 million of PaineWebber integration costs, which were both treated as significant financial events. General and administrative expenses in 1999 included a provision of CHF 154 million related to the US global settlement of World War II related claims, and CHF 300 million of additional provisions in respect of the 1998 merger of Union Bank of Switzerland and Swiss Bank Corporation.

Adjusting for these effects, General and administrative costs rose 16%, reflecting the incremental costs from the inclusion of PaineWebber offset by the success of UBS's continued efforts to control non-revenue driven costs.

Depreciation and amortization expenses increased CHF 418 million, or 23%, from CHF 1,857 million in 1999 to CHF 2,275 million in 2000, mainly due to the PaineWebber merger.

Tax expense increased CHF 634 million, or 38%, from CHF 1,686 million in 1999 to CHF 2,320 million in 2000, principally due to increased operating profit. The effective tax rate of 22.8% in 2000 is slightly higher than the 21.4% effective tax rate in 1999, reflecting increased income in higher taxation jurisdictions.

UBS GROUP'S PERFORMANCE WITHOUT THE IMPACT OF PAINEWEBBER

There are limitations to our ability to track the effect of the PaineWebber merger on the Group's performance. Principally this is because of the full integration of PaineWebber's capital markets business into the Corporate and Institutional Clients unit. This was carried out very soon after the merger was completed on 3 November 2000, with staff and revenues completely integrated into the existing UBS Warburg structure. It is therefore not possible to identify clearly the specific impact of the

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capital markets business on results. However, the remaining PaineWebber businesses are reported as a separate business unit: US Private Clients. It is possible therefore to distinguish their contribution to Group profits. If additional adjustments are made for

     -  goodwill amortization,

     -  funding costs,

     -  the share issuance, borrowing and subsequent repurchase,

     -  restructuring costs, and

     -  retention payments,

it is possible to make an approximate estimate of the underlying performance of UBS for 2000.

Although this analysis should not be relied on as a definitive indication of the performance of the continuing UBS businesses during the year, it demonstrates the very positive underlying performance of the Group in 2000.

EARNINGS ADJUSTED FOR SIGNIFICANT FINANCIAL EVENTS AND THE ESTIMATED IMPACT OF THE PAINEWEBBER MERGER

CHF million, except where indicated                                     % change from
FOR THE YEAR ENDED                                  31.12.00  31.12.99       31.12.99
-------------------------------------------------------------------------------------
Operating income                                      35,309    26,587             33
Operating expenses                                    24,319    20,534             18
Operating profit before tax                           10,990     6,053             82
Net profit                                             8,403     4,665             80
-------------------------------------------------------------------------------------
Cost / income ratio before goodwill (%)                 67.6      73.3
Basic earnings per share before goodwill (CHF)         22.44     12.37             81
Diluted earnings per share before goodwill (CHF)       22.16     12.26             81
-------------------------------------------------------------------------------------
RETURN ON SHAREHOLDERS' EQUITY BEFORE GOODWILL (%)      27.5      18.2
-------------------------------------------------------------------------------------

DIVIDEND AND DISTRIBUTION BY PAR VALUE REDUCTION

In October 2000, UBS paid a dividend of CHF 4.50 per share in respect of the first three quarters of 2000, as part of the arrangements for the merger with PaineWebber. The Board of Directors recommended a distribution in respect of the fourth quarter of 2000 of CHF 1.60 per share, in the form of a par value reduction. This brings the total distribution for the year to CHF 6.10 per share, compared to the dividend of CHF 5.50 per share for 1999.

Until this year, the minimum par value allowed under law for a Swiss share was CHF 10. The share split that UBS implemented in May last year brought the par value of its share down to this level, removing any further opportunity to split the share.

Under new regulations, which are currently passing through the Swiss legislative process and are expected to become effective on 1 May 2001, the minimum par value is expected to be reduced to CHF 0.01. UBS intends to utilize this change to lower the market price per share to a level more in line with that of its global peer group, and to make a payment to its shareholders in the form of a reduction in the nominal value of its shares.

If shareholder approval is granted, and the legislation becomes effective, the distribution of CHF 1.60 per share, in respect of the fourth quarter 2000, will be paid in the form of a par value reduction. This

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is treated in Switzerland as a return of capital to shareholders, not as income, and is therefore tax efficient for shareholders who pay tax in Switzerland. Treatment in other jurisdictions will vary, although under US tax regulations the distribution will be treated as income. However, the par value reduction does still have advantages for shareholders outside Switzerland, as no Swiss withholding tax is payable. Each shareholder should consult with a tax advisor for applicable tax implications of this distribution.

The distribution will reduce the par value of the share to CHF 8.40. UBS then intends to split its share 3 for 1, resulting in a new par value of 2.80 per share.

Because of the legal and regulatory processes involved, the distribution is expected to take place on 18 July 2001, for holders of record on 13 July 2001. The shares are expected to start trading at the new par value on 16 July 2001.

BALANCE SHEET

Total assets increased CHF 191 billion, or 21%, from CHF 897 billion at 31 December 1999 to CHF 1,088 billion at 31 December 2000, including CHF 99 billion as a result of the merger with PaineWebber. The remainder of the increase was principally a result of the unwinding of precautionary measures taken at the end of 1999 in preparation for the millennium, and the currency impact of the weakness of the Swiss franc. The increase in cash collateral on securities borrowed, reverse repurchase agreements and trading portfolio assets was partially offset by decreases in cash and balances with central banks and money market paper, as liquidity levels were adjusted following Y2K, and a reduction in positive replacement values due to netting, thanks to improved systems and new reporting practices. Goodwill and intangible assets increased CHF 16 billion, due to goodwill and intangible assets resulting from the PaineWebber merger.

Total liabilities increased 20%, from CHF 866 billion at 31 December 1999, to CHF 1,040 billion at 31 December 2000, reflecting the unwinding of millennium related precautions. The increase in amounts due under repurchase agreements, cash collateral on securities lent and trading portfolio liabilities and an increase in money market paper issued, was offset in part by a decrease in negative replacement values, again principally due to netting.

UBS's long-term debt portfolio decreased from CHF 56.3 billion at 31 December 1999 to CHF 54.8 billion at 31 December 2000. During this year CHF 14.9 billion of long-term securities were issued while CHF 24.6 billion matured. UBS believes the maturity profile of the long-term debt portfolio is well balanced with a slight bias towards shorter-term maturities to match the maturity profile of UBS's assets.

Shareholders' equity increased CHF 14 billion, or 46%, from 31 December 1999 to 31 December 2000, reflecting the increase in capital required for the PaineWebber merger, increased retained earnings and the reduced holding of treasury shares.

UBS maintains a significant percentage of liquid assets, including collateralized receivables and trading portfolios that can be converted into cash on relatively short notice and without adversely affecting UBS's ability to conduct its ongoing businesses, in order to meet short-term funding needs. Collateralized receivables include reverse repurchase agreements and cash collateral on securities borrowed, and marketable corporate debt and equity securities and a portion of UBS's loans and due from banks which are secured primarily by real estate. The value of UBS's collateralized receivables and trading portfolio will fluctuate depending on market conditions and client business. The individual components of UBS's total assets, including the proportion of liquid assets, may vary significantly from period to period due to changing client needs, economic and market conditions and trading strategies.

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CONSOLIDATED CASH FLOWS

In the twelve-month period to December 2000, cash equivalents decreased by CHF 8,907 million, principally as a result of investment activities, which generated negative cash flow of CHF 19,135 million. This was mainly due to CHF 10,722 million of cash required for the PaineWebber merger and the purchase of CHF 8,770 million of financial investments.

The positive cash flow of CHF 11,697 million from operating activities principally resulted from net profit of CHF 7,792 million, a net increase in amounts due to customers and amounts due from customers of CHF 12,381 million, CHF 11,553 million from an increase in the size of the trading portfolio and a net cash inflow of CHF 10,236 million from other assets and liabilities and accrued income and expenses. These were partially offset by a net cash outflow of CHF 30,292 million for repurchase and reverse repurchase agreements and cash collateral on securities borrowed and lent.

Financing activities generated net cash outflow of CHF 1,581 million. CHF 10,125 million from the issuance of money market paper. CHF 14,884 million from long-term debt and CHF 2,594 million from the issuance of trust preferred securities was offset by CHF 24,640 million for repayment of long-term debt and CHF 3,928 million for dividend payments.

GROUP RESULTS 1999

UBS's current performance targets were first implemented at the beginning of 2000. Performance against targets is not therefore discussed in relation to 1999.

OPERATING INCOME

Net interest income before credit loss expense increased by CHF 891 million, or 18%, from CHF 5,018 million in 1998 to CHF 5,909 million in 1999. Increased trading-related interest income and higher interest margins in the domestic loan portfolio in 1999 derived from more consistent application of UBS's risk-adjusted pricing model were partially offset by the sale of business activities which had contributed to net interest income in 1998, as well as the impact of lower returns on invested equity and the reduction of the international loan portfolio.

Credit loss expense recorded a slight increase of CHF 5 million from CHF 951 million in 1998 to CHF 956 million in 1999. During 1999, UBS experienced general improvements in the economy and in the credit performance of its loan portfolio, and a reduction in impaired loans in the aggregate. Although impaired loans decreased, additional provisions were required for some of the impaired domestic loans remaining in the portfolio.

Net fee and commission income decreased by CHF 19 million from CHF 12,626 million in 1998 to CHF 12,607 million in 1999. Excluding the effect of divestments in 1998, the decrease was roughly 1%.

Credit-related fees and commissions decreased in 1999 in line with reduced emerging market exposures and the sale of UBS's international Global Trade Finance operations. Underwriting and corporate finance fees increased 3% relative to exceptionally strong performance in 1998. Brokerage fees were higher in 1999 than in 1998 mainly due to strong volumes in the UK, US and Asia. A CHF 137 million increase in investment fund fees was attributable to higher volumes and pricing adjustments from the integration of the two pre-1998 merger product platforms. Strong increases in custodian fees reflected higher custodian assets and a new pricing model.

Net trading income increased CHF 4,406 million, or 133%, from CHF 3,313 million in 1998 to CHF 7,719 million in 1999.

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Net trading income from foreign exchange decreased CHF 884 million, or 44%, from 1998 to 1999 mostly as a result of lower volumes in key markets. The reduced levels of activity resulted from the introduction of the euro and narrowing margins from increased competition in global markets.

Net trading income from fixed income increased CHF 2,441 million from CHF 162 million in 1998 to CHF 2,603 million in 1999. During 1998, net trading income from fixed income was negatively impacted by the pre-tax CHF 793 million write-down of UBS's trading position in Long Term Capital Management, L.P. and approximately CHF 690 million in losses in UBS's emerging markets trading portfolios. Excluding those write-downs from the 1998 results, net trading income from fixed income increased approximately 58% in 1999 over 1998. Fixed income trading revenues were strong across all major products during 1999, led by swaps and options and investment grade debt.

Net trading income from equities increased CHF 2,849 million or 246% from 1998, to CHF 4,008 million in 1999. During 1998, net trading income was negatively impacted by pre-tax CHF 762 million in losses from the Global Equities Derivatives business area. In 1999, net trading income benefited from very strong customer volumes in equity products globally.

Other income, including net gains from disposal of associates and subsidiaries, increased CHF 905 million, or 40%, from CHF 2,241 million in 1998 to CHF 3,146 million in 1999. Total net gains on disposal of associates and subsidiaries were CHF 1,821 million in 1999 compared to disposal-related pre-tax gains of CHF 1,119 million in 1998. The first-time consolidation of Klinik Hirslanden in 1999, resulting in Other income of CHF 395 million, was partially offset by lower income from investments in associates as a result of the divestments as well as lower income from other properties. The CHF 367 million portion of the Long Term Capital Management write-down negatively impacted other income in 1998.

OPERATING EXPENSES

Personnel expenses increased CHF 2,761 million, or 28%, from CHF 9,816 million in 1998 to CHF 12,577 million in 1999, despite only a minor increase in headcount from 48,011 at 31 December 1998 to 49,058 at 31 December 1999. At the end of 1997, UBS foresaw the probability of a shortfall in profit in its investment banking business as a result of the then-pending 1998 merger. In order to protect its investment banking franchise, UBS realized it would probably need to make payments to personnel in excess of amounts determined by normal compensation methodologies. An amount of approximately CHF 1 billion was recorded as part of the merger-related restructuring reserve for this purpose. By the end of 1998, this shortfall had materialized, and CHF 1,007 million of accrued payments to personnel were charged against the restructuring reserve in 1998 as planned. The shortfall in profits noted above was aggravated by losses associated with Long Term Capital Management and the Global Equity Derivatives portfolio. Adjusting the prior year for the CHF 1,007 million, personnel expenses in 1999 increased by 16%, which was primarily attributable to higher performance-related compensation based on the good investment banking result in 1999. Personnel expense in 1999 was reduced by the recognition of CHF 456 million in pre-paid employer pension contributions.

General and administrative expenses decreased CHF 637 million, or 9%, from CHF 6,735 million in 1998 to CHF 6,098 million in 1999. General and administrative expenses in 1998 include the provision of CHF 842 million for the US Global Settlement of World War II related claims. In 1999, the following were included:

     -  the additional restructuring provision of CHF 300 million;

     - an additional provision of CHF 154 million for the US Global Settlement of World War II related claims; and

     -  CHF 130 million from the first-time consolidation of Klinik Hirslanden.

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Excluding the impact of these items in 1998 and 1999, General and administrative expenses decreased 6% year-on-year, reflecting stringent cost reduction programs.

Depreciation and amortization increased CHF 32 million, or 2%, from CHF 1,825 million in 1998 to CHF 1,857 million in 1999. Excluding the impact of the first-time consolidation of Klinik Hirslanden in 1999, depreciation and amortization remained flat.

Tax expense increased CHF 782 million, or 87%, from CHF 904 million in 1998 to CHF 1,686 million in 1999, principally due to increased operating profit. The effective tax rate of 21.4% is lower than 23.4%, the effective rate in 1998, primarily due to the utilization of tax loss carry forwards.

OUTLOOK FOR 2001

The year 2000 was an outstanding one for UBS, and a good one overall for the markets. Moving into 2001, the prospects for markets and for the international credit environment are particularly difficult to predict. The recent upswing in the economic cycle in Switzerland may, however, afford UBS some protection.

We believe that our credit business is well positioned, thanks to our avoidance of balance sheet-led earnings growth, although we do not expect to see the net credit loss write-backs we experienced this year. UBS Asset Management is cautiously optimistic about prospects for growth as its core price/value investment style demonstrates its strengths in less bullish markets, and UBS Warburg has already demonstrated the quality and sustainability of its earnings in the less positive conditions of the second half of 2000.

The biggest opportunity for UBS in 2001 lies in realizing the full transforming value of the PaineWebber merger, not only in the US, but through leveraging the marketing and client skills, product innovation and energy of our new partners to build the best wealth management firm in the world.

UBS
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Review of Business Group Performance

Principles

MANAGEMENT ACCOUNTING PRINCIPLES

The following discussion reviews the 1999 and 2000 results by Business Group and business unit.

UBS's management reporting system and policies determine the revenues and expenses directly attributable to each business unit. Internal charges and transfer pricing adjustments are reflected in the performance of each business unit.

Inter-business unit revenues and expenses include transfers between business units and between geographical locations. Revenue sharing agreements are used to allocate external customer revenues to Business Groups on a reasonable basis. Transactions between Business Groups are conducted at arms length. Inter-business unit charges are recorded as a reduction to expenses in the business unit providing the service. Corporate Center expenses are allocated to the operating business units, to the extent possible.

Interest revenues are apportioned to business units based on the opportunity costs of funding their activities. Accordingly, all assets and liabilities are refinanced with the Group Treasury based on market rates. Revenues relating to balance sheet products are calculated on a fully-funded basis. As a result, business units are additionally credited with the risk-free return on the average equity used.

Commissions are credited to the business unit with the corresponding customer relationship.

Regulatory equity is allocated to business units based on the average regulatory capital requirement during the period. Only utilized equity is taken into account, and a buffer of 10% is added. The remaining equity, mainly covering real estate, and any unallocated equity, remains in Corporate Center.

Assets under management are defined as third-party on- and off-balance sheet assets for which the Group has investment responsibility. This includes both discretionary assets, where the Group has a mandate to invest and manage the assets, as well as assets where the Group advises clients on their investment decisions. Where two business units share responsibility for management of funds (such as UBS investment funds held within private client portfolios), the assets under management are included in both business segments. Wholesale custody-only assets are excluded.

During 2001, UBS expects to introduce a new way of defining and measuring the client assets it has responsibility for, replacing assets under management with a new concept, distinguishing those assets held with UBS for investment purposes.

Net new money is defined as the net inflow or outflow of assets under management during a period, excluding interest and dividend income and the effects of market or currency movements.

Headcount includes trainees and staff in management development programs, but not contractors.

CREDIT LOSS EXPENSE

Credit loss expense represents the charges to the profit and loss account relating to amounts due to UBS from loans and advances or other off-balance sheet products, including OTC derivatives, that have had to be written-down because they are impaired or uncollectable.

UBS
REVIEW OF BUSINESS GROUP PERFORMANCE--PRINCIPLES
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UBS determines the amounts of Credit loss expense in its financial accounts and in the business unit reporting on different bases. In the Group financial accounts, UBS reports its results according to International Accounting Standards (IAS) definitions. Under these rules, Credit loss expense is the total of net new allowances and direct write-offs less recoveries. Losses are recognized and charged to the financial accounts in the period when they arise. In contrast, in its segment and business unit reporting, UBS applies a different approach to the measurement of credit risk which reflects the average annual cost that UBS anticipates will arise from transactions that become impaired. In order to manage exposure to credit risk more effectively, UBS prices transactions with a view to earning - over time - sufficient income to compensate for the losses that are expected to be caused by value adjustments for impaired assets. The basis for measuring these inherent risks in the credit portfolios is the concept of "Expected Loss" (see "Risk--Risk Analysis--Credit Risk" below). UBS therefore quantifies the Credit loss expense at business unit level based on the Expected Loss rather than the actual loss reported in its financial accounts.

As each business unit is ultimately responsible for its credit decisions, the difference between the actual credit losses and the annual expected credit loss calculated for management reporting purposes will be charged or credited back to the business units over a three-year period, so that the risks and rewards of credit decisions are fully reflected in their results.

CREDIT LOSS

                                       Expected credit loss          IAS Actual credit expense
                                  ------------------------------   ------------------------------
          CHF MILLION             31.12.00   31.12.99   31.12.98   31.12.00   31.12.99   31.12.98
-------------------------------------------------------------------------------------------------
UBS Switzerland                        784      1,071      1,186       (695)       965        445
UBS Asset Management                     0          0          0          0          0          0
UBS Warburg                            247        333        510        565          0        506
Corporate Center                                                          0         (9)         0
-------------------------------------------------------------------------------------------------
TOTAL                                1,031      1,404      1,696       (130)       956        951
-------------------------------------------------------------------------------------------------
Balancing item in Corporate         (1,161)      (448)      (745)
  Center
-------------------------------------------------------------------------------------------------

UBS reconciles the difference between the Credit loss expense in its financial accounts and the Expected Loss shown in business unit reporting with a balancing item in the Corporate Center. UBS also shows the allocation of actual Credit loss expense to the business units in the footnotes to Note 3a of the financial statements.

KEY PERFORMANCE INDICATORS

UBS reports carefully chosen key performance indicators for each of its business units. These do not carry explicit targets, but are intended as indicators of the business units' success in creating value for shareholders. They include both financial metrics, such as the cost/income ratio, and non-financial metrics, such as Assets under management.

The key performance indicators are used for internal performance measurement as well as external reporting. This ensures that management have a clear responsibility to lead their businesses towards achieving success in the Group's key value drivers and reduces any risk of managing to purely internal performance measures.

UBS
REVIEW OF BUSINESS GROUP PERFORMANCE--PRINCIPLES
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BUSINESS GROUP TAX RATES

The Business Groups of UBS do not represent separate legal entities. Business Group results are prepared through the application of UBS's management accounting policies to the results of the entities through which they operate.

Indicative business unit tax rates are calculated on an annual basis based on the results and statutory tax rates of the previous financial year. These rates are approximate calculations, based upon the application to the year's adjusted earnings of statutory tax rates for the locations in which the Business Groups operated. These tax rates therefore give guidance on the tax cost to each Business Group of doing business during 2000 and on a standalone basis, without the benefit of tax losses brought forward from earlier years:

UBS SWITZERLAND                                               21%
Private and Corporate Clients                                 21%
Private Banking                                               22%

UBS ASSET MANAGEMENT                                          22%
Institutional Asset Management                                23%
Investment Funds/GAM                                          22%

UBS WARBURG                                                   22%
Corporate and Institutional Clients                           23%
UBS Capital                                                   26%
US Private Clients                                            37%
International Private Clients                                 32%
e-services                                                    30%

These tax rates are not necessarily indicative of future tax rates for the businesses or UBS Group as a whole.

UBS
--------------------------------------------------------------------------------

UBS Switzerland

BUSINESS GROUP REPORTING

 CHF million, except where indicated                                                   % change from
         FOR THE YEAR ENDED            31.12.00       31.12.99 (1)      31.12.98 (1)     31.12.99
----------------------------------------------------------------------------------------------------
Income                                    14,182          12,761            13,958                11
Credit loss expense (2)                     (784)         (1,071)           (1,186)              (27)
----------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                    13,398          11,690            12,772                15
----------------------------------------------------------------------------------------------------
Personnel expenses                         4,759           4,691             4,448                 1
General and administrative expenses        2,394           2,308             2,226                 4
Depreciation                                 508             460               771                10
Amortization of goodwill and other
intangible assets                             62              23                 4               170
----------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                   7,723           7,482             7,449                 3
----------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX      5,675           4,208             5,323                35
----------------------------------------------------------------------------------------------------
ADDITIONAL INFORMATION
Assets under management (CHF billion)      1,121           1,110             1,013                 1
----------------------------------------------------------------------------------------------------
Cost / income ratio (%) (3)                   54              59                53
Cost / income ratio before goodwill
  (%) (3,)(4)                                 54              58                53
----------------------------------------------------------------------------------------------------

                                                                              % change from
AS OF                                  31.12.00       31.12.99      31.12.98    31.12.99
-------------------------------------------------------------------------------------------
Regulatory equity used (avg)              10,500        10,059         9,519              4
Headcount (full time equivalents)         28,785        31,354        30,589             (8)
-------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2) In management accounts, statistically derived adjusted expected loss rather than net IAS credit loss (expense) / recovery is reported in the business units (see Note 3a).

(3)  Operating expenses / operating income before credit loss expense.

(4) The amortization of goodwill and other intangible assets is excluded from this calculation.

COMPONENTS OF OPERATING INCOME

Private and Corporate Clients derives its operating income principally from

     -  net interest income from its loan portfolio and customer deposits;

     -  fees for investment management services; and

     -  transaction fees.

As a result, Private and Corporate Clients' operating income is affected by movements in interest rates, fluctuations in assets under management, client activity levels, investment performance and changes in market conditions.

Private Banking derives its operating income from

     -  fees for financial planning and wealth management services;

     -  fees for investment management services; and

     -  transaction-related fees.

Private Banking's fees are based on the market value of assets under management and the level of transaction-related activity. As a result, Private Banking's operating income is affected by such factors as fluctuations in assets under management, changes in market conditions, investment performance and inflows and outflows of client funds.

UBS
REVIEW OF BUSINESS GROUP PERFORMANCE--UBS SWITZERLAND
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Private and Corporate Clients

BUSINESS UNIT REPORTING

CHF million, except where indicated                                               % change from
FOR THE YEAR ENDED                      31.12.00    31.12.99(1)    31.12.98(1)      31.12.99
-----------------------------------------------------------------------------------------------
Individual clients                         5,026         4,553          4,785                10
Corporate clients                          1,975         1,855          1,728                 6
Risk transformation and capital
  management                                 307           330              0                (7)
Operations                                   205           313            448               (35)
Other                                        (70)          142             64
-----------------------------------------------------------------------------------------------
Income                                     7,443         7,193          7,025                 3
Credit loss expense(2)                      (759)       (1,050)        (1,170)              (28)
-----------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                     6,684         6,143          5,855                 9
-----------------------------------------------------------------------------------------------
Personnel expenses                         3,187         3,363          3,238                (5)
General and administrative expenses        1,058         1,123          1,025                (6)
Depreciation                                 419           384            680                 9
Amortization of goodwill and other
  intangible assets                           27             2              4
-----------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                   4,691         4,872          4,947                (4)
-----------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX       1,993         1,271            908                57
-----------------------------------------------------------------------------------------------
KPI'S
Assets under management (CHF
  billion)(3)                                440           439            434                 0
Net new money (CHF billion)                  0.4
-----------------------------------------------------------------------------------------------
Cost/income ratio (%)(4)                      63            68             70
Cost/income ratio before goodwill
  (%)(4,5)                                    63            68             70
-----------------------------------------------------------------------------------------------
Non-performing loans/Gross loans
  outstanding (%)                            5.0           6.6
-----------------------------------------------------------------------------------------------

        ADDITIONAL INFORMATION                                                % change from
                AS OF                   31.12.00    31.12.99     31.12.98       31.12.99
-------------------------------------------------------------------------------------------
Regulatory equity used (avg)               8,550        8,550        8,250                0
Headcount (full time equivalents)         21,100       24,098       24,043              (12)
-------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2) In management accounts, statistically derived adjusted expected loss rather than net IAS credit loss (expense) / recovery is reported in the business units (see Note 3a).

(3)  Bank transaction accounts are included.

(4)  Operating expenses / operating income before credit loss expense.

(5) The amortization of goodwill and other intangible assets is excluded from this calculation.

UBS
REVIEW OF BUSINESS GROUP PERFORMANCE--UBS SWITZERLAND
--------------------------------------------------------------------------------

2000

There were no significant financial events that affected this business unit in 1999 or 2000.

KEY PERFORMANCE INDICATORS

Assets under management increased slightly by CHF 1 billion from CHF 439 billion in 1999 to CHF 440 billion during 2000, including net new money of CHF 0.4 billion. Market performance was slightly positive over the year, offsetting transfers of CHF 5 billion to other business units.

The pre-goodwill cost / income ratio in 2000, at 63%, improved significantly from 68% in 1999. This was principally due to lower operating expenses resulting from continuing strict cost control, as the benefits of the 1998 merger between Union Bank of Switzerland and Swiss Bank Corporation continued to be realized.

The quality of the Private and Corporate Clients' loan portfolio improved considerably during the year, resulting in a non-performing loans / total loans ratio of 5.0% at 31 December 2000, compared to 6.6% at the end of 1999. This improvement was due in part to the unexpected strengthening of the Swiss economy, and also to Private and Corporate Clients' efforts to further enhance the risk/return profile of its loan portfolio through selective origination, secondary market transactions, the disposal of subsidiaries, and the continued work-out of the recovery portfolio, which decreased from CHF 21 billion to CHF 15 billion during the year.

Although UBS Switzerland's non-performing loans ratio is somewhat higher than some comparable banks particularly in the US, the comparison reflects different structural practices rather than underlying asset quality. In general, Swiss practice is to write off loans entirely only on final settlement of bankruptcy proceedings, the sale of the underlying assets or a formal debt forgiveness. In contrast, US practice is to write off non-performing loans much sooner, reducing the amount of such loans and corresponding provisions recorded at any given date.

RESULTS

Record pre-tax profit for the year, at CHF 1,993 million, was an increase of CHF 722 million, or 57%, over 1999, clearly demonstrating the substantial benefits of the merger between UBS and SBC for the combined domestic banking franchise.

OPERATING INCOME

Private and Corporate Clients' operating income in 2000 was CHF 6,684 million, CHF 541 million, or 9%, higher than in 1999. This improved performance primarily reflected higher fee income, particularly in the first half of the year, and reduced expected loss as the quality of the loan portfolio improved.

Both of Private and Corporate Clients' two main operating business areas recorded increases in their operating income in 2000 as compared to 1999.

     - Individual Clients: Operating income in 2000 was CHF 5,026 million, an increase of CHF 473 million, or 10%, from CHF 4,553 million in 1999. This was primarily due to increases in brokerage and investment fund fees resulting from increased investment activity, and minor gains on sales of subsidiaries and participations.

     - Corporate Clients: Operating income in 2000 was CHF 1,975 million, an increase of CHF 120 million, or 6%, from CHF 1,855 million in 1999, primarily due to higher interest income resulting from improved margins as well as increased fee and commission income.

UBS
REVIEW OF BUSINESS GROUP PERFORMANCE--UBS SWITZERLAND
--------------------------------------------------------------------------------

On the other hand, the two support areas saw their incomes reduce.

     - Risk Transformation and Capital Management: Income was CHF 307 million in 2000. This was a decrease of CHF 23 million, or 7%, from the CHF 330 million recorded in 1999, primarily as a result of the reduced average size of the recovery loan portfolio, managed by this unit.

     - Operations: Revenues in 2000 were CHF 205 million, a decrease of CHF 108 million, or 35%, from CHF 313 million in 1999. Operations revenues were affected by lower interest revenues as a result of reduced correspondent bank overdraft balances, partially offset by small one-off revenues from the revaluation of minority holdings in other companies.

OPERATING EXPENSES

Full year operating expenses in 2000 were CHF 4,691 million, down 4%, or CHF 181 million, from 1999. This was primarily due to falling personnel costs as headcount was reduced.

OPERATING INCOME BEFORE CREDIT LOSS EXPENSE BY BUSINESS AREA

                    CHF million
                FOR THE YEAR ENDED                   31.12.00         31.12.99         31.12.98
-----------------------------------------------------------------------------------------------
Individual Clients                                      5,026            4,553            4,785
Corporate Clients                                       1,975            1,855            1,728
Risk transformation and Capital Management                307              330
Operations                                                205              313              448
Other                                                     (70)             142               64
-----------------------------------------------------------------------------------------------
TOTAL                                                   7,443            7,193            7,025
-----------------------------------------------------------------------------------------------

Personnel expense fell by CHF 176 million, or 5%, from CHF 3,363 million in 1999 to CHF 3,187 million in 2000. Increased performance-related compensation, reflecting the good results, was more than offset by a substantial reduction in headcount during the year.

General and administrative expenses fell 6% over the year, despite our continued investments in online services, reflecting continued cost control efforts.

Depreciation expense increased by CHF 35 million, or 9%, to CHF 419 million, primarily due to the implementation of IAS 38, relating to the capitalization of software costs.

Amortization of goodwill and other intangible assets increased CHF 25 million, from CHF 2 million in 1999 to CHF 27 million in 2000. This increase was primarily due to the acquisition of a credit card portfolio during second quarter 2000.

HEADCOUNT

Private and Corporate Clients' headcount declined by almost 3,000 in 2000 from 24,098 at the end of 1999 to 21,100 at 31 December 2000. This reduction includes 948 staff transferred with Systor, which became an independent company at the start of 2000, 413 staff of Solothurner Bank, which was sold during 2000, and the transfer of 148 financial planning and wealth management staff to Private Banking. The remaining reduction of 1,489 staff demonstrates UBS's continued success in realizing UBS/SBC merger-related synergies.

UBS
REVIEW OF BUSINESS GROUP PERFORMANCE--UBS SWITZERLAND
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1999

OPERATING INCOME

Operating income before credit loss expense increased CHF 168 million, or 2%, from CHF 7,025 million in 1998 to CHF 7,193 million in 1999. This improvement was primarily due to higher margins on interest-related business, such as mortgages, as well as the first full-year impact of the amalgamation and repricing of products from the two former banks. In conjunction with the creation of the Risk Transformation and Capital Management business area in October 1999, the business areas within Private and Corporate Clients were realigned in 1999. These realignments and the resulting effects on 1999 operating income were as follows:

     - The Business Client segment was transferred from Individual Clients to Corporate Clients, resulting in a decrease in operating income from Individual Clients from 1998 to 1999.

     - Operating income from Corporate Clients increased from 1998 to 1999, primarily due to the transfer in of the Business Client segment, the transfer in of the Swiss Global Trade Finance business from UBS Warburg, and improving interest margins. The transfer out of the Recovery portfolio to Risk Transformation and Capital Management partially offset these increases.

     - Operating income from Operations decreased compared to 1998. This was the net effect of the transfer of emerging market bank activities from UBS Warburg into UBS Private and Corporate Clients and the transfer of industrialized bank activities to UBS Warburg during 1999.

Private and Corporate Clients' expected loss decreased CHF 120 million, or 10%, from CHF 1,170 million in 1998 to CHF 1,050 million in 1999 as a result of the accelerated reduction of impaired positions and the movement to higher quality businesses. This was partially offset by increased expected loss primarily resulting from the transfer of the remainder of the Swiss Global Trade Finance business from UBS Warburg during 1999.

OPERATING EXPENSES

Personnel, general and administrative expenses increased CHF 223 million, or 5%, from CHF 4,263 million in 1998 to CHF 4,486 million in 1999. This increase was due primarily to merger related IT integration work, work relating to the Year 2000 transition and the costs associated with the shift of the Swiss Global Trade Finance business from UBS Warburg. This business, with approximately 400 professionals, was transferred from UBS Warburg in early 1999. These increases were partially offset by cost savings resulting from the closure of redundant branches.

Depreciation and amortization expense decreased CHF 298 million, or 44%, from CHF 684 million in 1998 to CHF 386 million in 1999, primarily due to reduced assets employed subsequent to the 1998 merger.

UBS
REVIEW OF BUSINESS GROUP PERFORMANCE--UBS SWITZERLAND
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Private Banking

BUSINESS UNIT REPORTING

   CHF million, except where indicated                                                % change from
            FOR THE YEAR ENDED              31.12.00     31.12.99(1)    31.12.98(1)     31.12.99
---------------------------------------------------------------------------------------------------
Income                                          6,739        5,568          6,933                21
Credit loss expense(2)                            (25)         (21)           (16)               19
---------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                          6,714        5,547          6,917                21
---------------------------------------------------------------------------------------------------
Personnel expenses                              1,572        1,328          1,210                18
General and administrative expenses             1,336        1,185          1,201                13
Depreciation                                       89           76             91                17
Amortization of goodwill and other
  intangible assets                                35           21              0                67
---------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                        3,032        2,610          2,502                16
---------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX            3,682        2,937          4,415                25
---------------------------------------------------------------------------------------------------
KPI'S
Assets under management (CHF billion)             681          671            579                 1
---------------------------------------------------------------------------------------------------
Net new money (CHF billion)(3)                   (0.7)         0.7
Gross AuM margin (bps)                             98           90                                9
---------------------------------------------------------------------------------------------------
Cost / income ratio (%)(4)                         45           47             36
Cost / income ratio before goodwill (%)(4,
  5)                                               44           46             36
---------------------------------------------------------------------------------------------------

         ADDITIONAL INFORMATION                                               % change from
                  AS OF                    31.12.00     31.12.99    31.12.98    31.12.99
-------------------------------------------------------------------------------------------
Regulatory equity used (avg)                   1,950       1,509       1,269             29
Headcount (full time equivalents)              7,685       7,256       6,546              6
-------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2) In management accounts, statistically derived adjusted expected loss rather than net IAS credit loss (expense) / recovery is reported in the business units (see Note 3a).

(3)  Excludes dividend and interest income.

(4)  Operating expenses / operating income before credit loss expense.

(5) The amortization of goodwill and other intangible assets is excluded from this calculation.

2000

There were no significant financial events that affected this business unit in 1999 or 2000.

KEY PERFORMANCE INDICATORS

Assets under management increased slightly by CHF 10 billion, or 1%, from CHF 671 billion to CHF 681 billion during 2000, primarily reflecting market performance and currency effects. Net new money during the year was disappointing, with net outflows of CHF 0.7 billion.

Gross margin for the year, at 98 basis points, partly reflects the very strong performance in the exceptional markets of the first quarter. The more recent rates of 95 basis points in second and fourth

UBS
REVIEW OF BUSINESS GROUP PERFORMANCE--UBS SWITZERLAND
--------------------------------------------------------------------------------

quarters, and 94 basis points in third quarter, represent a solid improvement over the average of 90 basis points recorded in 1999, as we introduce more value-added products to our client base.

The pre-goodwill cost / income ratio of 44% improved slightly from 46% in 1999, principally due to significantly higher revenues.

RESULTS

Net profit before tax for the year increased significantly, by CHF 745 million, or 25%, to CHF 3,682 million, from CHF 2,937 million in 1999. This reflects strong markets in the early part of 2000, and the margin-enhancing benefits of introducing more added-value products during the year.

OPERATING INCOME

The increase in gross margin to 98 basis points resulted in operating income of CHF 6,714 million, which was 21%, or CHF 1,167 million, higher than in 1999. Revenue quality has also improved with asset-based fees growing faster over the year than transaction-based fees.

OPERATING EXPENSES

Full year operating expenses were CHF 3,032 million, CHF 422 million or 16% higher than in 1999.

Personnel expenses increased CHF 244 million, or 18%, partly due to increased hiring in client-focused areas, the transfer of financial planning and wealth management staff from the Private and Corporate Clients unit, as well as higher performance-related compensation.

General and administrative expenses increased CHF 151 million, or 13%, primarily due to recruitment and training expenses, volume-driven transaction processing costs, as well as project-related technology costs.

Depreciation expense increased by CHF 13 million, or 17%, due to increased investments in both software and the refurbishment of premises.

HEADCOUNT

Headcount at year end 2000 was 7,685, representing an increase of 429 during the year. This was mainly the result of the transfer of 148 financial planning and wealth management staff from the Private and Corporate Clients business unit and the completion in first quarter 2000 of previous initiatives to strengthen product capabilities.

It is Private Banking's policy to shift the balance of its staff towards client-facing roles, reducing the number of support staff. During the year there were net increases of 302 staff in client-focused market areas and 127 in product areas, such as financial planning, Active Advisory, and portfolio management.

1999

OPERATING INCOME

Operating income decreased CHF 1,370 million, or 20%, from CHF 6,917 million in 1998 to CHF 5,547 million in 1999. This significant decrease principally reflected lower transaction-based revenues due to lower levels of client transaction activity. CHF 1,058 million gains from the divestitures of Banca della Svizzera Italiana (BSI) and Adler, as well as CHF 268 million of operating income relating to BSI's operations, are included in operating income for 1998 and did not recur in 1999.

UBS
REVIEW OF BUSINESS GROUP PERFORMANCE--UBS SWITZERLAND
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Notwithstanding the decrease in operating income, assets under management increased during 1999 by CHF 92 billion, or 16%. Strong markets, especially in Europe, in the United States, and in the technology sector, as well as the stronger US dollar, led to a performance increase of CHF 80 billion for 1999. In addition, the acquisition of the international private banking operations of Bank of America accounted for an additional CHF 5 billion, while inter-business unit transfers resulted in another CHF 6 billion. This increase was partially offset, however, by decreased volumes from existing clients during the second half of 1999.

OPERATING EXPENSES

Operating expenses, adjusted for CHF 125 million in divestiture-related operating expenses, increased 4%, or CHF 108 million, to CHF 2,610 million in 1999, to a large extent as a result of UBS's expansion in the front-line staff as well as infrastructure related investments.

Personnel, general and administrative expenses increased CHF 102 million, or 4%, from CHF 2,411 million in 1998 to CHF 2,513 million 1999. Personnel costs increased 10%, or CHF 118 million, to CHF 1,328 million in 1999 due to an increase in headcount of 710 from 6,546 at 31 December 1998 to 7,256 at 31 December 1999. Headcount growth resulted from the acquisition in 1999 of Bank of America's international private banking operations, enhancement of UBS's logistics capabilities and support for the introduction of new portfolio monitoring and advisory capabilities. Operating expenses in 1998 also included CHF 125 million related to BSI that did not occur in 1999.

As a result of the acquisition of the international private banking operations of Bank of America, goodwill amortization increased to CHF 21 million in 1999. Depreciation decreased CHF 15 million, or 16%, from CHF 91 million in 1998 to CHF 6 million in 1999.

UBS
--------------------------------------------------------------------------------

UBS Asset Management

BUSINESS GROUP REPORTING

      CHF million, except where indicated                                                % change from
               FOR THE YEAR ENDED                 31.12.00   31.12.99(1)   31.12.98(1)     31.12.99
------------------------------------------------------------------------------------------------------
Income                                               1,953       1,369         1,358                43
Credit loss expense                                      0           0             0
------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                               1,953       1,369         1,358                43
------------------------------------------------------------------------------------------------------
Personnel expenses                                     880         516           515                71
General and administrative expenses                    439         271           228                62
Depreciation                                            49          32            35                53
Amortization of goodwill and other intangible
  assets                                               263         113            78               133
------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                             1,631         932           856                75
------------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX                  322         437           502               (26)
------------------------------------------------------------------------------------------------------
ADDITIONAL INFORMATION
Assets under management (CHF billion)                  522         598           532               (13)
------------------------------------------------------------------------------------------------------
Cost / income ratio (%)(2)                              84          68            63
Cost / income ratio before goodwill (%)(2, 3)           70          60            57
------------------------------------------------------------------------------------------------------

                                                                                   % change from
                     AS OF                        31.12.00   31.12.99   31.12.98     31.12.99
------------------------------------------------------------------------------------------------
Regulatory equity used (avg)                         1,250        162        102             672
Headcount (full time equivalents)                    2,860      2,576      1,863              11
------------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2)  Operating expenses / operating income before credit loss expense.

(3) The amortization of goodwill and other intangible assets is excluded from this calculation.

COMPONENTS OF REVENUE

UBS Asset Management generates most of its revenue from the asset management services it provides to institutional clients, and from the distribution of investment funds. Fees charged to institutional clients and on investment funds are based on the market value of assets under management. As a result, UBS Asset Management's revenues are affected by changes in market levels as well as flows of client funds.

UBS
REVIEW OF BUSINESS GROUP PERFORMANCE--UBS ASSET MANAGEMENT
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Institutional Asset Management

BUSINESS UNIT REPORTING

 CHF million, except where indicated                                                 % change from
         FOR THE YEAR ENDED            31.12.00       31.12.99(1)      31.12.98(1)     31.12.99
--------------------------------------------------------------------------------------------------
Institutional                              1,103            906              968                22
Non-institutional                            198            193              195                 3
--------------------------------------------------------------------------------------------------
Income                                     1,301          1,099            1,163                18
Credit loss expense                            0              0                0
--------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                     1,301          1,099            1,163                18
--------------------------------------------------------------------------------------------------
Personnel expenses                           631            458              465                38
General and administrative expenses          243            178              154                37
Depreciation                                  27             25               29                 8
Amortization of goodwill and other
  intangible assets                          173            113               78                53
--------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                   1,074            774              726                39
--------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX         227            325              437               (30)
--------------------------------------------------------------------------------------------------
KPI'S
Assets under management (CHF billion)        496            574              531               (14)
Net new money (CHF billion)(2)             (66.6)         (50.1)
Gross AuM margin (bps)(3)                     33             25                                 32
--------------------------------------------------------------------------------------------------
Cost / income ratio (%)(4)                    83             70               62
Cost / income ratio before goodwill
  (%)(4, 5)                                   69             60               56
--------------------------------------------------------------------------------------------------

       ADDITIONAL INFORMATION                                                  % change from
                AS OF                  31.12.00       31.12.99      31.12.98     31.12.99
--------------------------------------------------------------------------------------------
Regulatory equity used (avg)                 500           160           100             213
Headcount (full time equivalents)          1,728         1,653         1,497               5
--------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2)  Excludes dividend and interest income.

(3) Revenues divided by average assets under management, for the institutional portion of the business only.

(4)  Operating expenses / operating income before credit loss expense.

(5) The amortization of goodwill and other intangible assets is excluded from this calculation.

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2000

There were no significant financial events that affected this business unit in 1999 or 2000.

KEY PERFORMANCE INDICATORS

Assets under management decreased 14%, or CHF 78 billion, from CHF 574 billion at 31 December 1999 to CHF 496 billion at 31 December 2000, with the majority of the decline due to client losses in the institutional business, particularly in the earlier part of the year.

Net new money for the year saw a net outflow of CHF 66.6 billion. Net new money outflows moderated as the year progressed, as losses of equity mandates continued to decline. Client losses continued to be concentrated primarily within US and to a lesser degree UK mandates, reflecting past investment performance issues.

The gross margin in 2000 was 33 basis points, an increase of 8 basis points over 1999. This rise reflects the contributions from two new higher margin businesses: O'Connor, created in June 2000, and UBS Realty Investors (formerly Allegis), purchased in December 1999.

The cost/income ratio before goodwill increased to 69% in 2000 from 60% in 1999, principally as a result of the inclusion of O'Connor and UBS Realty Investors (which generate higher gross margins than the rest of the business, but at higher cost), spending on strategic initiatives to expand global reach, and lower asset-based revenues towards the end of the year.

INVESTMENT PERFORMANCE IN 2000

The return of global equity markets towards fundamental values was the predominant development during 2000. This trend accelerated during the fourth quarter as the US economy began to slow, and many companies within the Technology, Media and Telecommunications (TMT) sector posted disappointing earnings. Within this challenging environment, strategic positions benefiting from the decline in the TMT sector, the associated drop in equity markets, the under-performance of the very largest capitalization equities, and the year-end turnaround in the euro, helped Institutional Asset Management deliver the best relative annual investment performance in its history.

US equity strategies outperformed benchmarks by wide margins. Global, international and UK equity strategies were also significantly positive. Phillips & Drew was ranked the top-performing pension fund manager in Britain for the year 2000 by Combined Actuarial Performance Services (CAPS), the leading UK performance measurement consultancy. Phillips & Drew's flagship Managed Exempt fund (equities mixed with property) outperformed the average fund manager by more than 10% for the full year. Phillips & Drew's strong performance in 2000 also benefited their balanced fund's three and five year records, moving its ranking up from fourth quartile at the end of 1999 to second quartile at the end of 2000.

RESULTS

The full year pre-tax profit of CHF 227 million was 30% lower than 1999. Despite asset losses in the core institutional business, income increased as a result of the launch of the O'Connor business and the acquisition of Allegis; but this was more than offset by higher performance-related personnel expenses, goodwill amortization relating to Allegis and increased general and administrative expenses.

OPERATING INCOME

Operating income increased CHF 202 million, or 18%, from CHF 1,099 million in 1999 to CHF 1,301 million in 2000. Despite the decrease in assets under management, operating income increased

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as a result of the acquisition of Allegis and the creation of the new O'Connor alternative asset management business, partially offset by lost revenue from client losses.

OPERATING EXPENSES

Full year expenses increased by CHF 300 million, to CHF 1,074 million. Personnel expenses increased 38%, or CHF 173 million, from CHF 458 million in 1999 to CHF 631 million in 2000 and General and administrative expenses increased 37%, or CHF 65 million, over 1999 to CHF 243 million in 2000. Both categories of expense increased as a result of the acquisition of Allegis, the addition of the new O'Connor business and currency movements.

Depreciation and amortization expense increased CHF 62 million, or 45%, from CHF 138 million in 1999 to CHF 200 million in 2000, including CHF 46 million from the acquisition of Allegis.

HEADCOUNT

Headcount increased 5% from 1,653 at 31 December 1999 to 1,728 at 31 December 2000, primarily as a result of the creation of the new O'Connor business in June 2000.

1999

OPERATING INCOME

Operating income decreased CHF 64 million, or 6%, from CHF 1,163 million in 1998 to CHF 1,099 million in 1999. Assets under management increased 8%, or CHF 43 billion, to CHF 574 billion at 31 December 1999 from CHF 531 at 31 December 1998, with increases in both institutional and non-institutional categories year-on-year. Despite the 4% increase in institutional assets under management, which primarily resulted from investment performance, the acquisition of Allegis and growth in private client mandates, institutional revenues decreased. This decrease from CHF 968 million in 1998 to CHF 906 million in 1999 reflects a slight decline in average institutional assets under management from 1998 to 1999, as gains from performance and currency were offset by loss of clients and performance issues in certain mandate types. Average non-institutional assets increased by 16% during 1999; however, non-institutional revenues declined slightly to CHF 193 million as a result of new interbusiness unit fee arrangements with UBS Private Banking.

OPERATING EXPENSES

Personnel, general and administrative expenses increased CHF 17 million, or 3%, from CHF 619 million in 1998 to CHF 636 million in 1999. Headcount increased from 1,497 as of 31 December 1998 to 1,653 as of 31 December 1999, primarily as a result of the acquisition of Allegis in December 1999. Personnel expenses decreased slightly from CHF 465 million in 1998 to CHF 458 million in 1999 reflecting decreased incentive compensation. General and administrative expenses increased 16% from CHF 154 million in 1998 to CHF 178 million in 1999 as a result of revisions in cost-sharing arrangements between Institutional Asset Management and other business units of UBS.

Depreciation and amortization expense increased CHF 31 million, or 29%, from CHF 107 million in 1998 to CHF 138 million in 1999, reflecting increased goodwill amortization related to the buy-out of UBS's joint venture with the Long-Term Credit Bank of Japan.

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Investment Funds/GAM

BUSINESS UNIT REPORTING

CHF million, except where indicated                                                       % change from
FOR THE YEAR ENDED                                    31.12.00  31.12.99(1)  31.12.98(1)       31.12.99
-------------------------------------------------------------------------------------------------------
Income                                                     652        270          195              141
Credit loss expense                                          0          0            0
-------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                                     652        270          195              141
-------------------------------------------------------------------------------------------------------
Personnel expenses                                         249         58           50              329
General and administrative expenses                        196         93           74              111
Depreciation                                                22          7            6              214
Amortization of goodwill and other intangible assets        90          0            0
-------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                                   557        158          130              253
-------------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX                        95        112           65              (15)
-------------------------------------------------------------------------------------------------------
KPI'S
Assets under management (CHF billion)                      219        225          176               (3)
Net new money (CHF billion)(2)                             4.4        1.3
Gross AuM margin (bps)(3)                                   38         24                            58
-------------------------------------------------------------------------------------------------------
Cost/income ratio (%)(4)                                    85         59           67
Cost/income ratio before goodwill(%)(4,5)                   72         59           67
-------------------------------------------------------------------------------------------------------
ADDITIONAL INFORMATION                                                                    % change from
AS OF                                                 31.12.00   31.12.99     31.12.98         31.12.99
-------------------------------------------------------------------------------------------------------
Regulatory equity used (avg)                               750          2            2
Headcount (full time equivalents)                        1,132        923          366               23
-------------------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2)  Excludes dividend and interest income.

(3) All non-institutional revenues, including those booked in Institutional Asset Management, divided by average assets under management.

(4)  Operating expenses/operating income before credit loss expense.

(5) The amortization of goodwill and other intangible assets is excluded from this calculation.

2000

There were no significant financial events that affected this business unit in 1999 or 2000.

KEY PERFORMANCE INDICATORS

Assets under management decreased 3% from CHF 225 billion at 31 December 1999 to CHF 219 billion at year end 2000, largely a result of currency and market movements, partly offset by net new money of CHF 4.4 billion.

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The cost/income ratio before goodwill increased from 59% to 72% mainly as a result of the inclusion of Global Asset Management (GAM), but also reflecting spending on new business initiatives, chiefly targeted at marketing investment funds outside UBS's own client base.

The gross margin for the year, at 38 basis points, is significantly higher than the 24 basis points recorded in 1999, principally due to the contribution from GAM.

RESULTS

Net profit for 2000 fell 15%, or CHF 17 million, to CHF 95 million in 2000, reflecting the additional costs of spending on new business initiatives, chiefly targeted at marketing investment funds outside UBS.

OPERATING INCOME

Operating income increased CHF 382 million, or 141%, from CHF 270 million in 1999 to CHF 652 million in 2000, primarily as a result of the GAM acquisition.

OPERATING EXPENSES

Personnel expenses increased 329%, or CHF 191 million, from CHF 58 million in 1999 to CHF 249 million in 2000 due to the acquisition of GAM, and increased headcount for growth initiatives in the Investment Funds area. General and administrative expenses increased 111%, from CHF 93 million in 1999 to CHF 196 million in 2000, as a result of the acquisition of GAM and marketing and distribution initiatives in the Investment Funds area.

Depreciation and amortization expense increased CHF 105 million, from CHF 7 million in 1999 to CHF 112 million in 2000, reflecting goodwill amortization following the acquisition of GAM.

HEADCOUNT

Headcount increased 23% from 923 at 31 December 1999 to 1,132 at 31 December 2000, primarily a result of an increase of staff to support distribution initiatives in the Investment Funds area.

1999

OPERATING INCOME

Operating income increased CHF 75 million, or 38%, from CHF 195 million in 1998 to CHF 270 million in 1999. This was principally due to higher Investment Funds assets and the transfer from Private Banking of some client responsibility and related income. The acquisition of GAM did not significantly impact income or expenses in 1999.

Assets under management increased 28%, or CHF 49 billion, to CHF 225 billion at 31 December 1999 from CHF 176 billion at 31 December 1998. CHF 24 billion of this increase was due to the acquisition of GAM in December 1999. The remainder was mainly due to positive investment performance.

OPERATING EXPENSES

Personnel, general and administrative expenses increased CHF 27 million, or 22%, from CHF 124 million in 1998 to CHF 151 million in 1999. Headcount increased from 366 as of 31 December 1998 to 923 as of 31 December 1999, primarily as a result of the acquisition of GAM in December 1999. Excluding GAM, headcount increased by 69, as a result of efforts to build the Investment Funds business, including the launching of new funds and expansion of distribution efforts. Personnel

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expenses increased 16% from CHF 50 million in 1998 to CHF 58 million in 1999 in line with the increase in headcount. General and administrative expenses increased 26% to CHF 93 million in 1999 reflecting increased investment in international distribution and the costs of launching new funds, offset by synergies from the 1998 merger, including reduced fees for market data systems and the combination of fund valuation and management systems.

Depreciation and amortization expense increased CHF 1 million, or 17%, from CHF 6 million in 1998 to CHF 7 million in 1999, as a result of changes in the holding structure of some of the business unit's real estate funds.

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UBS Warburg

BUSINESS GROUP REPORTING

    CHF million, except where indicated                                                 % change from
            FOR THE YEAR ENDED               31.12.00    31.12.99( 1)    31.12.98( 1)     31.12.99
-----------------------------------------------------------------------------------------------------
Income                                         19,779(4)     13,241           7,691                49
Credit loss expense( 2)                          (247)         (333)           (510)              (26)
-----------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                         19,532        12,908           7,181                51
-----------------------------------------------------------------------------------------------------
Personnel expenses                             11,002         7,278           4,641                51
General and administrative expenses             3,501         2,680           2,625                31
Depreciation                                      731           659             549                11
Amortization of goodwill and other
  intangible assets                               298(4)        154             173                94
-----------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                       15,532        10,771           7,988                44
-----------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX           4,000         2,137            (807)               87
-----------------------------------------------------------------------------------------------------
ADDITIONAL INFORMATION
Assets under management (CHF billion)( 6)         827            36              27
-----------------------------------------------------------------------------------------------------
Cost / income ratio (%)( 7)                        79            81             104
Cost / income ratio before goodwill (%)( 7,
  8)                                               77            80             102
-----------------------------------------------------------------------------------------------------

                                                                                % change from
AS OF                                        31.12.00    31.12.99    31.12.98     31.12.99
---------------------------------------------------------------------------------------------
Regulatory equity used (avg)                   24,900      10,679      13,779             133
Headcount (full time equivalents)              38,445      14,266      14,638             169
---------------------------------------------------------------------------------------------

BUSINESS GROUP REPORTING ADJUSTED FOR SIGNIFICANT FINANCIAL EVENTS

CHF million, except where indicated                                                     % change from
FOR THE YEAR ENDED                           31.12.00    31.12.99( 1)    31.12.98( 1)     31.12.99
-----------------------------------------------------------------------------------------------------
Income                                         19,779(4)     13,041(5)        7,691                52
Credit loss expense( 2)                          (247)         (333)           (510)              (26)
-----------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                         19,532        12,708           7,181                54
-----------------------------------------------------------------------------------------------------
Personnel expenses                             10,916(3)      7,278           4,641                50
General and administrative expenses             3,408(3)      2,680           2,625                27
Depreciation                                      652(3)        659             549                (1)
Amortization of goodwill and other
  intangible assets                               298(4)        154             173                94
-----------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                       15,274        10,771           7,988                42
-----------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX           4,258         1,937            (807)              120
-----------------------------------------------------------------------------------------------------

ADDITIONAL INFORMATION
-----------------------------------------------------------------------------------------------------
Cost / income ratio (%)( 7)                        77            83             104
Cost / income ratio before goodwill
  (%)( 7, 8)                                       76            81             102
-----------------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2) In management accounts, statistically derived adjusted expected loss rather than net IAS credit loss (expense) / recovery is reported in the business units (see Note 3a).

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(3) The year ended 31 December 2000 Personnel, General and administrative expenses and Depreciation were adjusted for the significant financial events in respect of the PaineWebber integration costs by CHF 86 million, CHF 93 million and CHF 79 million, respectively.

(4) Goodwill funding costs of CHF 132 million and amortization of goodwill and other intangible assets of CHF 138 million in respect of the PaineWebber acquisition are included in UBS Warburg results but are not reflected in any of the individual business units.

(5) Year ended 31 December 1999 has been adjusted for the Significant Financial Event of CHF 200 million for the sale of the international Global Trade Finance business.

(6)  US Private Clients' Client Assets at 3 November 2000 were CHF 890 billion.

(7)  Operating expenses / operating income before credit loss expense.

(8) The amortization of goodwill and other intangible assets is excluded from this calculation.

GOODWILL COSTS

UBS Warburg's Business Group operating expenses include CHF 138 million amortization of goodwill and intangible assets and CHF 132 million of goodwill funding costs relating to the merger with PaineWebber which are recorded at the Business Group level, but are not allocated to the individual business units.

In particular, the results of the US Private Clients business unit, which includes the former PaineWebber private client businesses, do not reflect goodwill amortization or funding costs relating to the merger.

COMPONENTS OF OPERATING INCOME

The Corporate and Institutional Clients unit generates operating income from

     - commissions on agency transactions and spreads or markups on principal transactions;

     - fees from debt and equity capital markets transactions, leveraged finance, and the structuring of derivatives and complex transactions;

     -  mergers and acquisitions and other advisory fees;

     -  interest income on principal transactions and from the loan portfolio;
        and

     -  gains and losses on market making, proprietary, and arbitrage positions.

As a result, Corporate and Institutional Clients' operating income is affected by movements in market conditions, interest rate swings, the level of trading activity in primary and secondary markets and the extent of merger and acquisition activity. These and other factors have had and may in the future have a significant impact on results of operations from year to year.

UBS Capital's primary source of operating income is capital gains from the disposal or sale of its investments, which are recorded at the time of ultimate divestment. As a result, appreciation in fair market value is recognized as operating income only at the time of sale. The level of annual operating income from UBS Capital is directly affected by the level of investment disposals that take place during the year.

The private clients business units, US Private Clients and International Private Clients, principally derive their operating income from

     -  fees for financial planning and wealth management services;

     -  fees for discretionary services; and

     -  transaction-related fees.

These fees are based on the market value of assets under management and the level of transaction-related activity. As a result, operating income is affected by such factors as fluctuations in assets under management, changes in market conditions, investment performance and inflows and outflows of client funds.

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Corporate and Institutional Clients

BUSINESS UNIT REPORTING

  CHF million, except where indicated                                                  % change from
           FOR THE YEAR ENDED               31.12.00    31.12.99( 1)    31.12.98( 1)     31.12.99
----------------------------------------------------------------------------------------------------
Corporate Finance                              2,701         2,054           1,665                31
Equities                                      10,429         5,724           3,253                82
Fixed income                                   2,969         2,464            (267)               20
Treasury products                              1,653         1,805           2,351                (8)
Non-core business                                281           482(2)          (96)              (42)
----------------------------------------------------------------------------------------------------
Income                                        18,033        12,529(2)        6,906                44
Credit loss expense( 3)                         (243)         (330)           (500)              (26)
----------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                        17,790        12,199           6,406                46
----------------------------------------------------------------------------------------------------
Personnel expenses                             9,284(4,      6,861           4,333                35
                                                    5)
General and administrative expenses            2,779(4)      2,429           2,483                14
Depreciation                                     555(4)        629             535               (12)
Amortization of goodwill and other
  intangible assets                              149           134             157                11
----------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                      12,767        10,053           7,508                27
----------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX           5,023         2,146          (1,102)              134
----------------------------------------------------------------------------------------------------

KPI'S
Compensation / income (%)                         51            55              63
----------------------------------------------------------------------------------------------------
Cost / income ratio (%)( 6)                       71            80             109
Cost / income ratio before goodwill
  (%)( 6, 7)                                      70            79             106
----------------------------------------------------------------------------------------------------
Non-performing loans / Gross loans
  outstanding (%)                                3.4           2.2             1.5
Average VaR (10-day 99%)                         242           213             295(8)
----------------------------------------------------------------------------------------------------

LEAGUE TABLE RANKINGS( 9)
FOR THE YEAR ENDED                          31.12.00    31.12.99
--------------------------------------------------------------------------------------------
Global Mergers and Acquisitions
  completed( 10)
  Rank                                             6           6
  Market share                                  16.7        20.3
International Equity New Issues( 11)
  Rank                                             7          11
  Market share                                   5.1         3.8
International Bonds( 11)
  Rank                                             5           5
  Market share                                   7.9         8.0
Eurobonds( 11)
  Rank                                             1           1
  Market share                                   8.8         8.7
--------------------------------------------------------------------------------------------

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ADDITIONAL INFORMATION                                                         % change from
AS OF                                       31.12.00    31.12.99    31.12.98     31.12.99
--------------------------------------------------------------------------------------------
Regulatory equity used (avg)                  10,000      10,050      13,300               0
Headcount (full time equivalents)             15,262      12,694      13,794              20
--------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2) Year ended 31 December 1999 income was adjusted for the Significant Financial Event of CHF 200 million related to the sale of the international Global Trade Finance business.

(3) In management accounts, statistically derived adjusted expected loss rather than net IAS credit loss (expense) / recovery is reported in the business units (see Note 3a).

(4) The year ended 31 December 2000 Personnel, General and administrative expenses and Depreciation were adjusted for the Significant Financial Events in respect of the PaineWebber integration by CHF 86 million, CHF 13 million and CHF 7 million, respectively.

(5) The year ended 31 December 2000 Personnel expenses include CHF 11 million of the CHF 128 million retention payments in respect of the PaineWebber acquisition.

(6)  Operating expenses / operating income before credit loss expense.

(7) The amortization of goodwill and other intangible assets is excluded from this calculation.

(8) VaR average for 1998 is from the date of the UBS / SBC merger, 26 June 1998, until 31 December 1998.

(9)  The league table rankings reflect recent industry consolidation.

(10)  Source: Thomson Financial Securities data.

(11)  Source: Capital Data Bondware.

2000

The results for Corporate and Institutional Clients include the costs and revenues for November and December 2000 of the former PaineWebber capital markets businesses, which were integrated into this business unit from the completion of the merger on 3 November 2000.

PaineWebber integration costs were treated as a significant financial event, and are not shown in the table. The amounts involved were: personnel expenses CHF 86 million, general and administrative expenses CHF 13 million and depreciation CHF 7 million.

In addition, a CHF 200 million gain on the sale of UBS's international Global Trade Finance business in 1999 was treated as a significant financial event and is not reflected in the operating income shown in the table.

KEY PERFORMANCE INDICATORS

UBS Warburg measures its expense base primarily in terms of percentage of revenues, looking at both personnel costs and non-personnel costs on this basis.

Continued strong revenue performance and active cost management led to a pre-goodwill cost/income ratio of 70%, from 79% in the previous year, representing the result of significant cost management efforts on both personnel and non-personnel expenses.

Corporate and Institutional Clients' ratio of personnel cost to income fell to 51% in 2000, from 55% last year. UBS Warburg continues to invest in top quality professionals to help expand its capabilities and client reach and aims to compensate its employees at similar levels to its global competitors.

Changes in non-personnel costs are less directly related to changes in income than personnel costs.

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As a percentage of income, non-personnel costs decreased to 19% in 2000, from 25% in 1999. Improvements in overall cost management were offset by increased expenditure on technology and professional fees and the incremental costs of the PaineWebber capital markets business.

The value of Corporate and Institutional Clients' non-performing loans rose CHF 933 million, or 59%, from CHF 1,586 million at 31 December 1999 to CHF 2,519 million at 31 December 2000, reflecting the weaker credit environment in the US. At the same time, the gross loans outstanding rose from CHF 72,717 million at 31 December 1999 to CHF 74,253 million at 31 December 2000. As a result, the ratio of non-performing loans to total loans increased to 3.4% at the end of 2000 from 2.2% at the end of 1999. UBS Warburg does not believe that extensive lending is critical to the expansion of its client franchise and does not intend to engage in balance sheet led earnings growth.

Market risk utilization, as measured by average Value at Risk, continued to remain well within the limit of CHF 450 million, although increasing from an average of CHF 213 million in 1999 to an average of CHF 242 million in 2000, reflecting the exceptional trading opportunities in the early part of 2000.

RESULTS

UBS Warburg's Corporate and Institutional Clients business unit delivered record financial results in 2000, with each quarter performing significantly above the levels in the comparable quarter of 1999. Pre-tax profit of CHF 5,023 million was more than double the CHF 2,146 million achieved in 1999, itself a good year.

OPERATING INCOME

Corporate and Institutional Clients generated revenues of CHF 18,033 million in 2000, an increase of 44% over 1999.

  Equities revenues during 2000 were CHF 10,429 million, or 82% higher than 1999's revenues of CHF 5,724 million reflecting the strength of UBS Warburg's global client franchise and increased market share in significantly stronger secondary markets, and strong market-making and trading revenues. UBS Warburg's secondary equity sales business continues to be ranked as one of the global leaders, and the leading non-US equities house.

  Fixed Income experienced an exceptionally strong 2000, driven by strong markets, significant principal finance activity and a strong government bond and derivatives business, contributing to overall revenues for the year 2000 of CHF 2,969 million, an improvement of 20%, or CHF 505 million over 1999's revenues of CHF 2,464 million.

OPERATING INCOME BEFORE CREDIT LOSS EXPENSE BY BUSINESS AREA

                                                                         For the year ended
CHF MILLION                                                31.12.00    31.12.99    31.12.98
-------------------------------------------------------------------------------------------
Equities                                                     10,429       5,724       3,253
Fixed income                                                  2,969       2,464        (267)
Corporate finance                                             2,701       2,054       1,665
Treasury products                                             1,653       1,805       2,351
Non-core business                                               281         482         (96)
-------------------------------------------------------------------------------------------
Total                                                        18,033      12,529       6,906
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Despite commoditization of products and the continuing pressure on margins across its businesses, the Treasury Products business area recorded a slight increase in underlying revenues, reflecting the recovery of euro trading as the currency strengthened, and a growing client franchise. The business area also increased market share through extensive use of e-channels to extend client reach. Revenues for 1999 included revenues relating to exchange-traded derivatives and alternative asset management, which were transferred to the Equities business area in 2000. Full year performance reflected this transfer, with revenues of CHF 1,653 million in 2000, down 8% on the previous year.

Market conditions for mergers and acquisitions, advisory work and primary underwriting continued to be strong, driving Corporate Finance's excellent performance. UBS Warburg's corporate client franchise continued to develop, with strong performance in critical sectors in 2000, particularly Telecommunications and Consumer Goods. Productivity per head also increased in comparison to prior years. Overall, 2000 was a year of very strong growth in this area for UBS Warburg, with revenues of CHF 2,701 million, 31% ahead of 1999.

The Corporate Finance business area within Corporate and Institutional Clients provides both advisory services and financing services. Financing services include both equity and fixed-income offerings undertaken in cooperation with the Equities and Fixed income business areas. Accordingly, a portion of operating income associated with these services is allocated to those areas.

Non-core revenues in 2000, which include income from the work-out of the Global Equity Derivatives portfolio and the non-core loan portfolio (described below) fell 42% compared to 1999, to CHF 281 million.

OPERATING EXPENSES

Corporate and Institutional Clients continues to carefully manage its cost base, with the pre-goodwill cost/income ratio remaining well below 1999 levels at 70%. Personnel expenses increased 35% from 1999, to CHF 9,284 million, reflecting increased headcount and growth in performance-related compensation in line with the excellent results. Personnel expenses include CHF 11 million of retention payments made to former PaineWebber staff.

General and administrative expenses increased 14% compared to 1999, as a result of increased expenditure on technology outsourcing, professional fees and the incremental costs of the PaineWebber capital markets business.

Overall costs grew at a significantly slower rate than revenues, delivering continued strong pre-tax profit growth.

HEADCOUNT

Corporate and Institutional Clients' headcount rose 20% during the year, to 15,262, mainly due to business growth in the Corporate Finance and Equities areas, including the impact of the integration of 1,628 staff from the PaineWebber capital markets businesses.

1999

In October and November 1998, UBS's Board of Directors mandated and undertook a review of UBS's risk profile and risk management as well as UBS's control processes and procedures. The review placed particular emphasis on the Fixed Income business area, which had experienced losses on credit exposures in certain emerging market assets. Each of the business areas selected for review was assessed as to whether it supported the UBS and UBS Warburg franchises and, if so, whether the expected return as compared to the estimated risk justified a continuation of the business. Corporate

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and Institutional Clients used the review to define its core and non-core business areas, and decided to wind down over time the identified non-core businesses.

The businesses identified as non-core in late 1998 were

     -  Lease Finance;

     -  Commodities Trading (energy, base metals, electricity);

     -  Non-structured Asset-Backed Finance;

     -  Distressed Debt Trading;

     - Global Trade Finance, with the exception of the Swiss Corporate business;

     -  Conduit Finance;

     - Non-core loans - loans and commitments that are not part of UBS's tradeable asset portfolio, that are not issued in conjunction with UBS's Leveraged Finance business or that are credit exposures UBS wishes to reduce; and

     -  Project Finance.

The identified non-core businesses are being wound down over time and will be disposed of as appropriate. While UBS considers all of its non-core businesses to be held for sale (including those listed above), none of these businesses constitutes a segment to be treated as a discontinued operation, as defined by U.S. GAAP. Businesses designated as non-core businesses remain consolidated for purposes of both IAS and U.S. GAAP unless and until such businesses are actually sold or otherwise disposed of. Most of UBS's international Global Trade Finance business was sold during the first quarter of 1999 and its Conduit Finance business was sold during the third quarter of 1999. UBS's non-core loan portfolio decreased approximately CHF 65 billion, or 61%, from approximately CHF 106 billion as of 31 December 1998 to CHF 41 billion as of 31 December 1999.

Negotiations for the sale of the Project Finance portfolio and residual Global Trade Finance positions were completed in December 1999 for proceeds approximating their carrying values. As a result, no material losses were realized. Certain aspects of UBS's Global Equities Derivatives portfolio previously identified at the time of the 1998 merger as inconsistent with UBS's risk profile were also designated as a non-core business during late 1998 in order to segregate this activity from the rest of its Equities business. UBS accrued CHF 154 million as a restructuring reserve for this portion of the portfolio.

OPERATING INCOME

In 1999, Corporate and Institutional Clients' operating income before credit loss expense from core businesses amounted to CHF 12,047 million and its operating income before credit loss expense from non-core businesses was CHF 482 million.

Operating income from Equities increased CHF 2,471 million, or 76%, from CHF 3,253 million in 1998 to CHF 5,724 million in 1999. This increase was primarily due to continued strong growth throughout 1999 compared to weaker results and losses in 1998 that did not recur. Equities performed well during the six months ended 30 June 1998, but experienced a more difficult trading environment in the second half of 1998 as a result of higher volatility levels in equity markets. In 1999, Equities performed strongly in all major markets. Continuing strong secondary cash and derivatives business with institutional and corporate clients contributed significantly to the positive results.

Operating income from Fixed income increased CHF 2,731 million from CHF (267) million in 1998 to CHF 2,464 million in 1999. The improvement in Fixed income largely reflected particularly strong performance in swaps and options and investment grade corporate debt products during 1999. Strong

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client flows drove both investor and issuer activities, resulting in increased revenues. Weaker than expected results in Fixed income in 1998 were due primarily to significant losses in the Group's emerging market portfolio, which were largely attributable to Corporate and Institutional Clients and a write-down of CHF 793 million in the business unit's Long Term Capital Management trading position.

Operating income from Corporate Finance increased CHF 389 million, or 23%, from CHF 1,665 million in 1998 to CHF 2,054 million in 1999. Strong performance in mergers and acquisitions in 1999, resulting in higher advisory fees, and contributions from UBS's Equity and Debt Capital Management Groups were the primary drivers of the increase.

Operating income from Treasury Products decreased CHF 546 million, or 23%, from CHF 2,351 million in 1998 to CHF 1,805 million in 1999. Foreign exchange trading, while continuing to be profitable, was adversely affected by diminished volumes in key markets in 1999. The reduced levels of activity resulted from the introduction of the euro and narrowing margins from increased competition in the global markets. Corporate and Institutional Clients' precious metals business was adversely impacted by the dramatic volatility in the gold market in the fourth quarter of 1999.

Operating income from the non-core businesses identified above increased CHF 578 million, from CHF (96) million in 1998 to CHF 482 million in 1999. In 1998, Equities recognized losses of CHF 762 million from the Global Equity Derivatives portfolio, as compared to 1999, during which this portfolio generated CHF 74 million in positive revenues. The losses recognized in 1998 were partially offset by CHF 498 million in revenues generated by Global Trade Finance. In 1999, the Global Trade Finance business was sold for a CHF 200 gain after generating approximately CHF 160 million in revenues in 1999.

Credit loss expense decreased CHF 170 million, or 34%, from CHF 500 million in 1998 to CHF 330 million in 1999. This reflected a decrease in Expected Losses due primarily to the continued wind-down of the non-core loan portfolio and the sale of the international Global Trade Finance business in mid-1999. The section entitled "UBS Switzerland - Private and Corporate Clients" includes a discussion of the impact of the transfer of UBS's Swiss Global Trade Finance business to Private and Corporate Clients. The non-core loan portfolio will continue to be wound-down.

OPERATING EXPENSES


Personnel, general and administrative expenses increased CHF 2,474 million, or 36%, from CHF 6,816 million in 1998 to CHF 9,290 million in 1999. Despite a reduction in headcount of 1,100, or 8%, from 13,794 at 31 December 1998 to 12,694 at 31 December 1999, personnel expenses increased CHF 2,528 million, or 58%, to CHF 6,861 million in 1999, due primarily to performance-related compensation tied directly to the strong business unit results for the year. In addition, in 1998, CHF 1,007 million of accrued payments to personnel was charged against the restructuring reserve relating to the 1998 merger of Union Bank of Switzerland and Swiss Bank Corporation. The shortfall in profits in 1998 was aggravated by losses associated with Long Term Capital Management and the Global Equity Derivatives portfolio. After adjusting 1998 for the amount charged to the restructuring reserve, personnel expenses in 1999 increased 28% against the comparative prior period.


General and administrative expenses remained relatively flat from 1998 to 1999.

Depreciation and amortization increased CHF 71 million, or 10%, from CHF 692 million in 1998 to CHF 763 million in 1999, primarily reflecting accelerated amortization of the goodwill on a Latin-American subsidiary.

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UBS Capital

BUSINESS UNIT REPORTING

CHF million, except where indicated                                                 % change from
FOR THE YEAR ENDED                          31.12.00    31.12.99(1)    31.12.98(1)    31.12.99
-------------------------------------------------------------------------------------------------
Income                                           368           315            585              17
Credit loss expense                                0             0              0
-------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                           368           315            585              17
-------------------------------------------------------------------------------------------------
Personnel expenses                               142           105            121              35
General and administrative expenses               49            46             35               7
Depreciation                                       2             2              0               0
Amortization of goodwill and other
  intangible assets                                2             5              1             (60)
-------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                         195           158            157              23
-------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX             173           157            428              10
-------------------------------------------------------------------------------------------------

KPI'S
-------------------------------------------------------------------------------------------------
Value creation (CHF billion)                     0.6           0.6            0.8
-------------------------------------------------------------------------------------------------

                                                                                   % change
                                                                                     from
AS OF                                            31.12.00  31.12.99   31.12.98     31.12.99
----------------------------------------------------------------------------------------------
Portfolio book value (CHF billion)                    5.5        3.0        1.8             83
----------------------------------------------------------------------------------------------

ADDITIONAL INFORMATION
----------------------------------------------------------------------------------------------
Regulatory equity used (avg)                          600        340        250             76
Headcount (full time equivalents)                     129        116        122             11
----------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

2000

There were no significant financial events that affected this business unit in 1999 or 2000.

KEY PERFORMANCE INDICATORS

The book value of UBS Capital's private equity investments has grown from CHF
3.0 billion at the end of 1999 to CHF 5.5 billion at 31 December 2000. New investments of CHF 2.1 billion were made during the full year, including new shareholdings across a diverse range of sectors. In addition, CHF 0.8 billion of investments made by PaineWebber were added to UBS Capital's private equity portfolio in December 2000. The portfolio value was reduced by certain write-downs in investments in second and fourth quarters 2000.

UBS Capital accounts for its private equity investments at cost less permanent impairments, showing only realized gains or losses in the profit and loss statement. The portfolio review and valuation at 31 December 2000 resulted in an approximate current fair value of CHF 6.9 billion, compared to CHF 4.2 billion at 31 December 1999. This equates to unrealized gains of approximately CHF 1.3 billion, compared to CHF 1.2 billion at year-end 1999. The value creation during the year 2000,
 136

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including realized gains since 1 January 2000, and the increase in the portfolio's unrealized gains, is approximately CHF 0.6 billion.

RESULTS

In 2000, net profit was CHF 173 million, up CHF 16 million or 10% from CHF 157 million in 1999.

OPERATING INCOME

Operating income increased 17% to CHF 368 million in 2000, from CHF 315 million in 1999. This reflects the realized gains from sales of investments in the year, partially offset by write-downs of the value of several under-performing companies in different sectors of the portfolio.

OPERATING EXPENSES

Personnel, general and administrative expenses were CHF 191 million in 2000, an increase from the previous year of CHF 40 million, or 26%, driven mainly by bonus expenses. Bonuses are accrued when an investment is successfully exited, so personnel expenses move in line with divestments.

1999

OPERATING INCOME

Operating income decreased CHF 270 million, or 46%, from CHF 585 million in 1998 to CHF 315 million in 1999. This reflects a decrease in realized gains resulting from a reduced number of sales of investments in 1999 as compared to 1998.

OPERATING EXPENSES

Personnel, general and administrative expenses decreased slightly by CHF 5 million, or 3%, from CHF 156 million in 1998 to CHF 151 million 1999. These expenses remained stable despite the business unit's expansion into new regions and sectors, the recruitment of new professionals, the high level of investment activity during 1999 and the associated investment costs. As part of the restructuring related to the 1998 merger, one team from UBS Capital moved to Corporate and Institutional Clients unit effective 1 January 1999. This resulted in a lower headcount during most of 1999 when compared to 1998, and therefore personnel costs decreased 13% from CHF 121 million in 1998 to CHF 105 million in 1999. General and administrative expenses increased CHF 11 million, or 31%, to CHF 46 million in 1999 mainly due to deal-related expenses.

UBS Capital made approximately CHF 1.4 billion of new investments and add-ons during 1999.

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US Private Clients

BUSINESS UNIT REPORTING

CHF million, except where indicated
FOR THE YEAR ENDED                                            31.12.00(1)
-------------------------------------------------------------------------
Income                                                             1,225
Credit loss expense                                                    0
-------------------------------------------------------------------------
TOTAL OPERATING INCOME                                             1,225
-------------------------------------------------------------------------
Personnel expenses(2)                                                955
General and administrative expenses                                  258
Depreciation                                                          30
Amortization of goodwill and other intangible assets                   1
-------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                                           1,244
-------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX                                 (19)
-------------------------------------------------------------------------
KPI'S
Client assets (CHF billion)(3)                                       794
-------------------------------------------------------------------------
Net new money (CHF billion)(4)                                       8.3
Gross AuM margin (bps)                                                86
-------------------------------------------------------------------------
Cost/income ratio (%)(5)                                             102
Cost/income ratio before goodwill (%)(5, 6)                          101
Cost/income ratio before goodwill and retention payments
  (%)(5, 6)                                                           92
-------------------------------------------------------------------------
Recurring fees(7)                                                    430
Financial advisors (full time equivalents)                         8,871
-------------------------------------------------------------------------

                   ADDITIONAL INFORMATION
                           AS OF                              31.12.00
-----------------------------------------------------------------------
Regulatory equity used (avg)                                      2,450
Headcount (full time equivalents)                                21,490
-----------------------------------------------------------------------

(1) The US Private Clients results cover the period from the date of acquisition of PaineWebber, 3 November 2000.

(2) Includes CHF 117 million of the CHF 128 million retention payments in respect of the PaineWebber acquisition.

(3) Corresponds to UBS's current definition of Assets under management. Client assets at 3 November 2000 were CHF 890 billion.

(4)  Excludes interest and dividend income.

(5)  Operating expenses/operating income before credit loss expense.

(6) The amortization of goodwill and other intangible assets is excluded from this calculation.

(7) Asset based and advisory revenues including fees from mutual funds, wrap fee products, insurance products and institutional asset management products.

The merger between UBS and PaineWebber was completed on 3 November 2000 and was accounted for using purchase accounting. Accordingly, the results shown for US Private Clients are for the period from that date until 31 December 2000. Results for prior periods are not shown.

The business unit represents the former PaineWebber businesses, excluding the PaineWebber capital markets business transferred to the Corporate and Institutional Clients business unit. Although the US businesses of the former UBS Warburg Private Clients business unit were integrated into

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PaineWebber's management structure soon after completion of the merger, their results are still included in the International Private Clients unit for 2000.

2000

There were no significant financial events that affected this business unit in 2000.

KEY PERFORMANCE INDICATORS

At the end of the fourth quarter 2000, US Private Clients had CHF 794 billion of client assets. This represents a fall of CHF 96 billion from the level at completion of the merger on 3 November 2000, reflecting the decline in equity markets, particularly in the US, and the effect of the fall of the US dollar against the Swiss franc.

PaineWebber's asset gathering continues successfully, with net new money flows averaging CHF 202.3 million (USD 119.0 million) per day in November and December 2000, comparing very favorably to the average rate for the third quarter of CHF
172.5 million (USD 103.3 million) per day, despite the effects of the holiday season.

RESULTS

US Private Clients recorded a net loss for November and December 2000 of CHF 19 million. Adjusting for the effect of retention payments of CHF 117 million, this represents a pre-tax operating profit of CHF 98 million for the two months.

PaineWebber's strong asset gathering performance during November and December was in contrast to the seasonal slow down in transactional business, compounded this year by the delay in the results of the US Presidential election, which had a negative effect on client confidence and investment activity. As a result, net profit per month was about 39% lower than the rate in PaineWebber's individual client segment in third quarter 2000, after adjusting for the benefit of PaineWebber's invested equity. (Within UBS's management accounts, the net benefit of invested equity is reflected in Corporate Center.)

OPERATING INCOME

Total revenues for November and December were CHF 1,225 million, including approximately CHF 430 million of recurring fee revenue. This represents an overall decline of 2% from the run-rate recorded in PaineWebber's individual client business in the third quarter, reflecting the effects of the seasonal slow-down.

OPERATING EXPENSES

Total expenses for November and December were CHF 1,244 million. Personnel expenses were CHF 955 million, including CHF 117 million of retention payments for PaineWebber staff. Excluding these payments, overall expenses rose slightly from prior levels, reflecting investments in the development of wrap fee products and the new Corporate Employee Financial Services business.

HEADCOUNT

Total headcount at 31 December 2000 was 21,490, including 8,871 financial advisors, up from 8,688 financial advisors at 30 September 2000.

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International Private Clients

BUSINESS UNIT REPORTING

       CHF million, except where indicated                                                 % change from
                FOR THE YEAR ENDED                  31.12.00   31.12.99(1)   31.12.98(1)     31.12.99
--------------------------------------------------------------------------------------------------------
Income                                                   286          197           200               45
Credit loss expense(2)                                    (4)          (3)          (10)              33
--------------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                                   282          194           190               45
--------------------------------------------------------------------------------------------------------
Personnel expenses                                       385          294           187               31
General and administrative expenses                      188          187           107                1
Depreciation                                              30           25            14               20
Amortization of goodwill and other intangible
  assets                                                   7           15            15              (53)
--------------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                                 610          521           323               17
--------------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX                    (328)        (327)         (133)               0
--------------------------------------------------------------------------------------------------------

KPI'S
Assets under management (CHF billion)                     33           36            27               (8)
Net new money (CHF billion)(3)                          10.4          3.6
Gross AuM margin (bps)                                    75           67                             12
--------------------------------------------------------------------------------------------------------

              ADDITIONAL INFORMATION                                                   % change from
                      AS OF                         31.12.00   31.12.99    31.12.98         31.12.99
----------------------------------------------------------------------------------------------------
Regulatory equity used (avg)                             350         289         229              21
Headcount (full time equivalents)                      1,154       1,386         722             (17)
----------------------------------------------------------------------------------------------------

(1 )The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2) In management accounts, statistically derived adjusted expected loss rather than net IAS credit loss (expense) / recovery is reported in the business units (see Note 3a).

(3)  Excludes interest and dividend income.

2000

There were no significant financial events that affected this business unit in 1999 or 2000.

KEY PERFORMANCE INDICATORS

Assets under management decreased from CHF 36 billion at the end of 1999 to CHF 33 billion at 31 December 2000, reflecting poor performance in world equity markets during the year, particularly in the technology sector.

Net new money of CHF 10.4 billion and the increase in the gross margin from 67 bps in 1999 to 75 bps in 2000 reflect the successful efforts to build International Private Clients client franchise.

RESULTS

OPERATING INCOME

Operating income increased CHF 88 million, or 45%, from CHF 194 million in 1999 to CHF 282 million in 2000. Revenues have increased as average assets under management have grown, a wider range of products and services has been offered to clients and new staff and offices have built their client franchises. International Private Clients' businesses are generally in a relatively early stage of development and its client relationships will continue to build towards their full revenue potential.

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OPERATING EXPENSES

Operating expenses increased 17%, or CHF 89 million, from CHF 521 million in 1999 to CHF 610 million in 2000, mainly due to the expansion of offices early in 2000. This total included restructuring costs of CHF 93 million related to integration of the International Private Clients businesses into UBS Warburg in February 2000.

Excluding this restructuring charge, expenses fell 1% compared to 1999.

HEADCOUNT

Headcount fell from 1,386 to 1,154, as a result of the restructuring undertaken in 2000, matching staffing levels more exactly to market opportunities.

1999

OPERATING INCOME

Results for the year ended 31 December 1998 were driven by a business that consisted primarily of the private banking operations of Schroder Munchmeyer Hengst, a German private bank acquired by the former Union Bank of Switzerland in August 1997, domestic private banking activities in Australia, and limited onshore private banking activities conducted in the United States and Italy, established by the former Union Bank of Switzerland.

Operating income increased CHF 4 million, or 2%, from CHF 190 million in 1998 to CHF 194 million in 1999.

Assets under management increased during 1999 by CHF 9 billion, or 33%.

OPERATING EXPENSES

Operating expenses increased 61%, or CHF 198 million, to CHF 521 million in 1999 from CHF 323 million in 1998, as a result of expansion in front-line and support staff, office locations, and infrastructure related investments.

Personnel, general and administrative expenses increased CHF 187 million, or 64%, from CHF 294 million in 1998 to CHF 481 million in 1999. Personnel costs increased 57%, or CHF 107 million, to CHF 294 million in 1999 due to an increase in headcount of 664, or 92%, from 722 at 31 December 1998 to 1,386 at 31 December 1999. General and administrative expenses increased CHF 80 million, or 75%, from 1998 to CHF 187 million in 1999, due to increases in information technology, property and other infrastructure costs to support the new offices and increased headcount.

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e-services

BUSINESS UNIT REPORTING

            CHF million, except where indicated                                     % change from
                     FOR THE YEAR ENDED                       31.12.00   31.12.99     31.12.99
-------------------------------------------------------------------------------------------------
Income                                                              (1)         0
Credit loss expense                                                  0          0
-------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                                              (1)         0
-------------------------------------------------------------------------------------------------
Personnel expenses                                                 150         18             733
General and administrative expenses                                134(1)       18            644
Depreciation                                                        35(1)        3
Amortization of goodwill and other intangible assets                 1          0
-------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                                           320         39             721
-------------------------------------------------------------------------------------------------
BUSINESS UNIT PERFORMANCE BEFORE TAX                              (321)       (39)           (723)
-------------------------------------------------------------------------------------------------

                   ADDITIONAL INFORMATION                                           % change from
                           AS OF                              31.12.00   31.12.99        31.12.99
-------------------------------------------------------------------------------------------------
Headcount (full time equivalents)                                  410         70             486
-------------------------------------------------------------------------------------------------

(1) The year ended 31 December 2000 General and administrative expenses and Depreciation were adjusted for Significant Financial Events in respect of the PaineWebber integration by CHF 80 million and CHF 72 million, respectively.

2000

UBS Group established the e-services project in the third quarter of 1999. Following the merger with PaineWebber, the e-services strategy was re-assessed and focus shifted to more upscale clients than those originally targeted.

The multi-currency and multi-entity core banking systems developed by the e-services initiative will be integrated into the core of UBS's new wealth management strategy in Europe.

Those parts of the infrastructure that were relevant to the mass affluent market, such as telephone call-centers, have been closed and the investment in them has been written off. This has resulted in a charge of CHF 80 million to General and administrative expenses. In addition, capitalized software costs relating to parts of the systems which will not now be used have been written off, resulting in a CHF 72 million charge to depreciation. These two amounts form part of the PaineWebber integration costs, treated as a significant financial event, and as a result these costs do not appear in the adjusted business unit results above.

OPERATING EXPENSES
Operating expenses were CHF 320 million in 2000, mainly related to infrastructure-related investments in core technologies. Personnel expenses were CHF 150 million in 2000 and CHF 18 million in 1999. General and administrative expenses were CHF 134 million in 2000 and CHF 18 million in 1999.

These increases were primarily the result of the establishment of operations infrastructure, the installation and testing of systems platforms, and the testing of marketing concepts.

As explained above, the restructuring costs associated with the end of the e-services initiative were treated as a significant financial event and are therefore not included in these figures.

UBS
--------------------------------------------------------------------------------

Corporate Center

BUSINESS GROUP REPORTING

CHF million, except where indicated                                                  % change from
FOR THE YEAR ENDED                      31.12.00      31.12.99(2)      31.12.98(2)     31.12.99
--------------------------------------------------------------------------------------------------
Income                                       358          2,010              191               (82)
Credit loss recovery(3)                    1,161            448              745               159
--------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                     1,519          2,458              936               (38)
--------------------------------------------------------------------------------------------------
Personnel expenses                           522             92              212               467
General and administrative expenses          431            839            1,656               (49)
Depreciation                                 320            366              128               (13)
Amortization of goodwill and other
  intangible assets                           44             50               87               (12)
--------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                   1,317          1,347            2,083                (2)
--------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX        202          1,111           (1,147)              (82)
--------------------------------------------------------------------------------------------------

ADDITIONAL INFORMATION                                                         % change from
AS OF                                   31.12.00      31.12.99      31.12.98     31.12.99
--------------------------------------------------------------------------------------------
Regulatory equity used (avg)               8,450         7,850         6,350               8
Headcount (full time equivalents)            986           862           921              14
--------------------------------------------------------------------------------------------

BUSINESS GROUP REPORTING ADJUSTED FOR SIGNIFICANT FINANCIAL EVENTS(1)

CHF million, except where indicated                                                  % change from
FOR THE YEAR ENDED                      31.12.00      31.12.99(2)      31.12.98(2)        31.12.99
--------------------------------------------------------------------------------------------------
Income                                       358            372              191                (4)
Credit loss recovery(3)                    1,161            448              745               159
--------------------------------------------------------------------------------------------------
TOTAL OPERATING INCOME                     1,519            820              936                85
--------------------------------------------------------------------------------------------------
Personnel expenses                           490            548              212               (11)
General and administrative expenses          281            385            1,656               (27)
Depreciation                                 320            366              128               (13)
Amortization of goodwill and other
  intangible assets                           44             50               87               (12)
--------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                   1,135          1,349            2,083               (16)
--------------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX        384           (529)          (1,147)
--------------------------------------------------------------------------------------------------

(1) Figures have been adjusted for the significant financial events. Year ended 31 December 1999 income has been adjusted for the CHF 38 million income from the Long Term Capital Management (LTCM) fund, CHF 1,490 million for the sale of our 25% stake in Swiss Life / Rentenanstalt and CHF 110 million for the sale of Julius Baer registered shares. Year ended 31 December 2000 Personnel expenses were adjusted for the PaineWebber integration costs of CHF 32 million. Year ended 31 December 2000 General and administrative expenses have been adjusted for the net additional CHF 150 million provision relating to the US Global Settlement. Year ended 31 December 1999 Personnel expenses have been adjusted for CHF 456 million for the Pension Fund Accounting Credit. Year ended 31 December 1999 General and administrative expenses have been adjusted for CHF 300 million for the UBS/SBC Restructuring Provision and CHF 154 million for the increase in the provision for the US Global Settlement.

(2) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(3) In management accounts, statistically derived adjusted expected loss rather than net IAS credit loss (expense) / recovery is reported in the business units (see Note 3a).

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2000

Significant financial events booked in Corporate Center in 1999 and 2000 were:

     - Personnel expenses of CHF 32 million relating to the integration of PaineWebber into UBS in 2000.

     - Operating income of CHF 1,490 million from the sale of UBS's 25% stake in Swiss Life/ Rentenanstalt, CHF 110 million from the sale of Julius Baer registered shares, and CHF 38 million from UBS's residual holding in Long Term Capital Management L.P., all in 1999.

     - A credit to Personnel expenses in 1999 of CHF 456 million in connection with excess pension fund employer pre-payments.

     - Costs of CHF 154 million in 1999 and CHF 150 million in 2000 in General and administrative expenses in connection with the US Global Settlement of World War II related claims.

     - Costs of CHF 300 million in General and administrative expenses in respect of an additional restructuring charge relating to the 1998 merger between UBS and SBC.

RESULTS

OPERATING INCOME

Adjusted for significant financial events, operating income before credit loss expense decreased CHF 14 million, or 4%, from CHF 372 million in 1999 to CHF 358 million in 2000. Gains and losses attributable to Corporate Center arise from funding, capital and balance sheet management, the management of corporate real estate and the management of foreign currency activities.

Credit loss expense in Corporate Center reconciles the difference between management accounting and financial accounting, that is between the adjusted statistically calculated expected losses charged to the business units and the actual credit loss expense recognized in the Group financial accounts. The Swiss economy has been strong in 2000, leading to credit loss expenses below the statistically calculated expected level, and to a net write back of credit loss provisions of CHF 695 million, resulting in a credit of CHF 130 million at the Group level. Corporate Center's credit loss expense of CHF 1,161 million reflects the balancing item between this amount and the CHF 1,031 million Expected Loss charged to the business units.

OPERATING EXPENSES
Operating expenses decreased from CHF 1,349 million to CHF 1,135 million.

HEADCOUNT
Headcount in Corporate Center increased 124 during the year, reflecting the addition of staff from PaineWebber, and expansion in our Corporate Language Services subsidiary.

1999

OPERATING INCOME

Operating income before credit loss expense increased CHF 1,819 million, or 952%, from CHF 191 million in 1998 to CHF 2,010 million in 1999, primarily due to the following:

     -  Gains on the divestments of UBS's 25% interest in Swiss
        Life/Rentenanstalt of CHF 1,490 million and of UBS's interest in Julius Baer registered shares of CHF 110 million included in 1999.

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     - Approximately CHF 380 million due to the consolidation of Klinik Hirslanden AG for the first time in 1999.

     - The negative impact on 1998 operating income due to the loss of CHF 367 million from Long Term Capital Management.

In addition, revenues attributable to Corporate Center arise from funding, capital and balance sheet management, and the management of foreign currency earnings activities undertaken by Group Treasury.

OPERATING EXPENSES

Personnel, general and administrative expenses decreased CHF 937 million, or 50%, from CHF 1,868 million in 1998 to CHF 931 million in 1999.

Personnel costs decreased 57% to CHF 92 million in 1999 from CHF 212 million in 1998, primarily as a result of the recognition in 1999 of pre-paid employer pension contributions of CHF 456 million. This represents the difference between previously recorded and actuarially determined pension expenses and was recognized in 1999 after the resolution of certain legal and regulatory issues. Excluding the recognition of this benefit, personnel expenses increased from 1998 to 1999 despite a slight decrease in headcount from 921 in 1998 to 862 in 1999. This increase year-on-year is largely attributable to the consolidation of Klinik Hirslanden AG for the first time in 1999.

General and administrative expenses decreased CHF 817 million, or 49%, to CHF 839 million in 1999 from CHF 1,656 million in 1998, primarily as a result of a charge of CHF 842 million for the US global settlement of World War II-related claims in 1998. In addition, the following items were included in general and administrative expenses for 1999:

     - An additional charge of CHF 154 million related to the settlement of World War II-related claims in the United States.

     - An additional pre-tax restructuring charge of CHF 300 million in respect of the 1998 merger.

     - Expenses of Klinik Hirslanden AG as a result of the consolidation of this entity for the first time in 1999.

In addition, total operating expenses in Corporate Center were reduced from 1998 to 1999 mainly due to a further refinement of service level agreements with the Business Groups.

Depreciation and amortization increased CHF 201 million, or 93%, from CHF 215 million in 1998 to CHF 416 million in 1999, principally as a result of a reclassification of certain items which appeared in General and administrative expenses in 1998.

UBS
--------------------------------------------------------------------------------


SELECTED STATISTICAL INFORMATION


The tables below set forth selected statistical information extracted from the financial statements regarding the Group's banking operations. Unless otherwise indicated, average balances for the year ended 31 December 2000 and 1999 are calculated from monthly data, and averages for the year ended 31 December 1998 are calculated from quarterly data. Certain prior year balances and figures have been reclassified to conform to current year presentation. The distinction between domestic and foreign generally is based on the domicile of the booking location. For loans, this method is not significantly different from an analysis based on domicile of the borrower. Disclosures for the year ended 31 December 1996, where applicable, are presented for Union Bank of Switzerland and Swiss Bank Corporation individually. Combined data is not presented for this period because differences between accounting policies of the predecessor banks were significant or could not be quantified, or because significant inter-company balances could not be identified and eliminated. For purposes of this selected statistical information, "UBS" refers to Union Bank of Switzerland and "SBC" refers to Swiss Bank Corporation.

AVERAGE BALANCES AND INTEREST RATES

The following table sets forth average interest-earning assets and average interest-bearing liabilities, along with the average rates, for the years ended 31 December 2000, 1999 and 1998.

                                                31.12.00                         31.12.99
                                     -------------------------------   -----------------------------
                                       AVERAGE               AVERAGE   AVERAGE               AVERAGE
CHF MILLION, EXCEPT WHERE INDICATED    BALANCE   INTEREST   RATE (%)   BALANCE   INTEREST   RATE (%)
----------------------------------------------------------------------------------------------------
ASSETS
Money market paper
  Domestic....                           1,175        46         3.9     2,798        27         1.0
  Foreign.....                          63,752     2,924         4.6    48,179     1,144         2.4
Due from banks
  Domestic....                          13,366     1,273         9.5    19,451     1,757         9.0
  Foreign.....                          16,994     2,280        13.4    28,999     2,739         9.4
Securities borrowed and reverse
  repurchase agreements
  Domestic....                           8,383       558         6.7     3,265       117         3.6
  Foreign.....                         348,395    18,530         5.3   223,962    11,305         5.0
Trading portfolio
  Domestic....                          20,407       243         1.2    36,269        72         0.2
  Foreign.....                         208,076     8,829         4.2   124,564     4,439         3.6
Loans
  Domestic....                         181,646    10,985         6.0   200,111     8,750         4.4
  Foreign.....                          67,528     3,813         5.6    58,634     3,485         5.9
Financial Investments
  Domestic....                           2,658        60         2.3     2,066        74         3.6
  Foreign.....                           7,306       142         1.9     3,737        86         2.3
Net interest on swaps...                           2,062                           1,609
                                     ---------    ------               -------    ------
TOTAL INTEREST-EARNING ASSETS...       939,686    51,745         5.5   752,035    35,604         4.7
                                                  ------                          ------

                                                31.12.98
                                     -------------------------------
                                       AVERAGE               AVERAGE
CHF MILLION, EXCEPT WHERE INDICATED    BALANCE   INTEREST   RATE (%)
-----------------------------------  -------------------------------
ASSETS
Money market paper
  Domestic....                           4,002        70         1.7
  Foreign.....                          20,679       741         3.6
Due from banks
  Domestic....                          22,703     1,600         7.0
  Foreign.....                          43,705     4,724        10.8
Securities borrowed and reverse
  repurchase agreements
  Domestic....                           7,751        89         1.1
  Foreign.....                         275,549    10,291         3.7
Trading portfolio
  Domestic....                          78,211        78         0.1
  Foreign.....                         119,629     3,823         3.2
Loans
  Domestic....                         207,937     8,839         4.3
  Foreign.....                          72,445     5,440         7.5
Financial Investments
  Domestic....                           2,363       104         4.4
  Foreign.....                           7,070       268         3.8
Net interest on swaps...                           1,375
                                     ---------    ------
TOTAL INTEREST-EARNING ASSETS...       862,044    37,442         4.3
                                                  ------

UBS

--------------------------------------------------------------------------------

                                                31.12.00                         31.12.99
                                     -------------------------------   -----------------------------
                                       AVERAGE               AVERAGE   AVERAGE               AVERAGE
CHF MILLION, EXCEPT WHERE INDICATED    BALANCE   INTEREST   RATE (%)   BALANCE   INTEREST   RATE (%)
----------------------------------------------------------------------------------------------------
Non-interest-earning assets
  Positive replacement values...       135,762                         146,036
  Fixed assets...                        9,660                           8,824
  Other.......                          32,925                          34,957
                                     ---------                         -------
TOTAL AVERAGE ASSETS...              1,118,033                         941,852
                                     =========                         =======

                                                31.12.98
                                     -------------------------------
                                       AVERAGE               AVERAGE
CHF MILLION, EXCEPT WHERE INDICATED    BALANCE   INTEREST   RATE (%)
-----------------------------------  -------------------------------
Non-interest-earning assets
  Positive replacement values...       164,708
  Fixed assets...                       11,316
  Other.......                          35,050
                                     ---------
TOTAL AVERAGE ASSETS...              1,073,118
                                     =========

                                           31.12.00                         31.12.99                         31.12.98
                                -------------------------------   -----------------------------   -------------------------------
                                                        AVERAGE                         AVERAGE                           AVERAGE
CHF MILLION, EXCEPT WHERE         AVERAGE                  RATE   AVERAGE                  RATE     AVERAGE                  RATE
INDICATED                         BALANCE   INTEREST        (%)   BALANCE   INTEREST        (%)     BALANCE   INTEREST        (%)
---------------------------------------------------------------------------------------------------------------------------------
LIABILITIES AND EQUITY
Money market paper issued
  Domestic....................         79         0           0       146         1         0.7         255         2         0.8
  Foreign.....................     78,075     4,338         5.6    57,956     2,246         3.9      51,435     2,557         5.0
Due to banks
  Domestic....................     31,133     2,397         7.7    37,581     3,254         8.7      69,140     2,422         3.5
  Foreign.....................     57,258     3,758         6.6    41,583     2,261         5.4      51,209     5,783        11.3
Securities lent and repurchase
  agreements
  Domestic....................     12,700       478         3.8    12,830       106         0.8      12,261        71         0.6
  Foreign.....................    284,220    14,437         5.1   144,837     8,340         5.8     186,819     7,472         4.0
Trading portfolio
  Domestic....................      1,078         4         0.4
  Foreign.....................     66,597     5,305         8.0    48,560     2,070         4.3      65,677     1,741         2.7
Due to customers
  Domestic....................    143,809     2,202         1.5   155,887     1,931         1.2     161,688     2,613         1.6
  Foreign.....................    143,432     7,303         5.1   122,411     6,399         5.2     132,338     7,277         5.5
Long-term debt
  Domestic....................     15,490       778         5.0    16,241       951         5.9      21,267     1,138         5.4
  Foreign.....................     38,020     2,615         6.9    37,963     2,136         5.6      31,024     1,348         4.3
                                ---------    ------               -------    ------               ---------    ------
TOTAL INTEREST-BEARING
  LIABILITIES.................    871,891    43,615         5.0   675,995    29,695         4.4     783,113    32,424         4.1
                                             ------                          ------                            ------
Non-interest-bearing
  liabilities
  Negative replacement
    values....................    157,668                         171,800                           187,934
  Other.......................     53,049                          60,946                            69,184
                                ---------                         -------                         ---------
Total liabilities.............  1,082,608                         908,741                         1,040,231
Shareholders' equity..........     35,425                          33,111                            32,887
                                ---------                         -------                         ---------
Total average liabilities and
  shareholders' equity........  1,118,033                         941,852                         1,073,118
                                =========                         =======                         =========
NET INTEREST INCOME...........                8,130                           5,909                             5,018
                                             ======                          ======                            ======
NET YIELD ON INTEREST-EARNING
  ASSETS......................                              0.9                             0.8                               0.6

All assets and liabilities are translated into Swiss francs at uniform month-end rates. Income and expenses are translated at monthly average rates.

Average rates earned and paid on assets and liabilities can change from period to period based on the changes in interest rates in general, but are also affected by changes in the currency mix included in

UBS

--------------------------------------------------------------------------------


the assets and liabilities. This is especially true for foreign assets and liabilities. Tax exempt income is not recorded on a tax-equivalent basis. For all three years presented, tax exempt income is considered to be insignificant and therefore the impact from such income is negligible.

ANALYSIS OF CHANGES IN INTEREST INCOME AND EXPENSE

The following tables allocate, by categories of interest-earning assets and interest-bearing liabilities, the changes in interest income and expense due to changes in volume and interest rates for the year ended 31 December 2000 compared to the year ended 31 December 1999, and for the year ended 31 December 1999 compared to the year ended 31 December 1998. Volume and rate variances have been calculated on movements in average balances and changes in interest rates. Changes due to a combination of volume and rate have been allocated proportionally.

                                       2000 COMPARED TO 1999             1999 COMPARED TO 1998
                                   ------------------------------    ------------------------------
                                   INCREASE (DECREASE)               INCREASE (DECREASE)
                                    DUE TO CHANGES IN                 DUE TO CHANGES IN
                                   --------------------              --------------------
                                   AVERAGE     AVERAGE        NET    AVERAGE     AVERAGE        NET
           CHF MILLION              VOLUME       RATE      CHANGE     VOLUME       RATE      CHANGE
---------------------------------------------------------------------------------------------------
INTEREST INCOME FROM INTEREST-
  EARNING ASSETS:
Money market paper
  Domestic.......................      (16)         35         19        (21)        (22)       (43)
  Foreign........................      370       1,410      1,780        985        (582)       403
Due from banks
  Domestic.......................     (550)         66       (484)      (229)        386        157
  Foreign........................   (1,134)        675       (459)    (1,590)       (395)    (1,985)
Securities borrowed and reverse
  repurchase agreements
  Domestic.......................      183         258        441        (52)         80         28
  Foreign........................    6,281         944      7,225     (1,926)      2,941      1,015
Trading portfolio
  Domestic.......................      (31)        202        171        (42)         36         (6)
  Foreign........................    2,976       1,414      4,390        158         458        616
Loans
  Domestic.......................     (807)      3,042      2,235       (333)        244        (89)
  Foreign........................      529        (201)       328     (1,037)       (918)    (1,955)
Financial Investments
  Domestic.......................       21         (35)       (14)       (13)        (17)       (30)
  Foreign........................       82         (26)        56       (126)        (57)      (183)
                                    ------      ------     ------     ------      ------     ------
Interest Income
  Domestic.......................   (1,200)      3,568      2,368       (690)        707         17
  Foreign........................    9,104       4,216     13,320     (3,536)      1,447     (2,089)
                                    ------      ------     ------     ------      ------     ------
TOTAL INTEREST INCOME FROM
  INTEREST-EARNING ASSETS:.......    7,904       7,784     15,688     (4,226)      2,154     (2,072)
                                    ======      ======                ======      ======
Net interest on swaps............                             453                               234
                                                           ------                            ------
TOTAL INTEREST INCOME............                          16,141                            (1,838)
                                                           ======                            ======

UBS

--------------------------------------------------------------------------------


                                       2000 COMPARED TO 1999             1999 COMPARED TO 1998
                                   ------------------------------    ------------------------------
                                   INCREASE (DECREASE)               INCREASE (DECREASE)
                                    DUE TO CHANGES IN                 DUE TO CHANGES IN
                                   --------------------              --------------------
                                   AVERAGE     AVERAGE        NET    AVERAGE     AVERAGE        NET
           CHF MILLION              VOLUME       RATE      CHANGE     VOLUME       RATE      CHANGE
---------------------------------------------------------------------------------------------------
INTEREST EXPENSE ON
  INTEREST-BEARING LIABILITIES:
Money market paper issued
  Domestic.......................       (1)          0         (1)        (1)         (0)        (1)
  Foreign........................      780       1,312      2,092        324        (635)      (311)
Due to banks
  Domestic.......................     (558)       (299)      (857)    (1,106)      1,938        832
  Foreign........................      852         645      1,497     (1,087)     (2,435)    (3,522)
Securities lent and repurchase
  agreements
  Domestic.......................       (1)        373        372          3          32         35
  Foreign........................    8,026      (1,929)     6,097     (1,679)      2,547        868
Trading portfolio
  Domestic.......................        4                      4
  Foreign........................      769       2,466      3,235       (454)        783        329
Due to customers
  Domestic.......................     (150)        421        271        (94)       (588)      (682)
  Foreign........................    1,099        (195)       904       (546)       (332)      (878)
Long-term debt
  Domestic.......................      (44)       (129)      (173)      (269)         82       (187)
  Foreign........................        3         476        479        302         486        788
                                    ------      ------     ------     ------      ------     ------
Interest expense
  Domestic.......................     (750)        366       (384)    (1,467)      1,464         (3)
  Foreign........................   11,529       2,775     14,304     (3,140)        414     (2,726)
                                    ------      ------     ------     ------      ------     ------
TOTAL INTEREST EXPENSE...........   10,779       3,141     13,920     (4,607)      1,878     (2,729)
                                    ======      ======     ======     ======      ======     ======

UBS

--------------------------------------------------------------------------------


DEPOSITS

The following table analyzes average deposits and the average rates on each deposit category listed below at and for the years ended 31 December 2000, 1999 and 1998. The geographic allocation is based on the location of the office or branch where the deposit is made.

                                         31.12.00             31.12.99             31.12.98
                                     -----------------    -----------------    -----------------
                                     AVERAGE  AVERAGE     AVERAGE  AVERAGE     AVERAGE  AVERAGE
CHF MILLION, EXCEPT WHERE INDICATED  DEPOSIT  RATE (%)    DEPOSIT  RATE (%)    DEPOSIT  RATE (%)
------------------------------------------------------------------------------------------------
BANKS
Domestic offices:
Demand deposits                        4,649       1.9     12,736       0.9     11,890       0.6
Time deposits                          8,717       8.7      6,715      12.6     10,813       4.1
------------------------------------------------------------------------------------------------
Total domestic offices                13,366       6.3     19,451       5.0     22,703       2.3
Foreign offices:
Interest-bearing deposits(1)          16,994       6.6     28,999       5.4     43,705      11.3
------------------------------------------------------------------------------------------------
TOTAL DUE TO BANKS                    30,360       6.5     48,450       5.2     66,408       8.2
------------------------------------------------------------------------------------------------
CUSTOMER ACCOUNTS
Domestic offices:
Demand deposits                       44,403       1.3     49,261       0.6     44,569       0.7
Savings deposits                      72,207       1.1     80,543       1.1     82,561       1.6
Time deposits                         27,199       3.0     26,083       2.8     34,558       2.9
------------------------------------------------------------------------------------------------
Total domestic offices               143,809       1.5    155,887       1.2    161,688       1.6
Foreign offices:
  Demand deposits                    143,432       5.1    122,411       5.2    132,338       5.5
------------------------------------------------------------------------------------------------
TOTAL DUE TO CUSTOMERS               287,241       3.3    278,298       3.0    294,026       3.4
------------------------------------------------------------------------------------------------

(1)  Mainly time deposits.

As of 31 December 2000, the maturity of time deposits exceeding CHF 150,000, or an equivalent amount in other currencies, was as follows:

                                                                   31.12.00
                                                              -------------------
CHF MILLION                                                   DOMESTIC    FOREIGN
---------------------------------------------------------------------------------
Within 3 months                                                 33,439    74,277
3 to 12 months                                                   5,371     4,703
1 to 5 years                                                     1,018     6,128
Over 5 years                                                       231       497
---------------------------------------------------------------------------------
TOTAL TIME DEPOSITS                                             40,059    85,605
---------------------------------------------------------------------------------

SHORT-TERM BORROWINGS

The following table presents period-end, average and maximum month-end outstanding amounts for short-term borrowings, along with the average rate and period-end rates at and for the years ended 31 December 2000, 1999 and 1998.

UBS

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                                      MONEY MARKET PAPER ISSUED            DUE TO BANKS             REPURCHASE AGREEMENTS
                                     ----------------------------  ----------------------------  ----------------------------
CHF MILLION, EXCEPT WHERE INDICATED  31.12.00  31.12.99  31.12.98  31.12.00  31.12.99  31.12.98  31.12.00  31.12.99  31.12.98
-----------------------------------------------------------------------------------------------------------------------------
Period-end balance                     74,780    64,655    51,527    51,245    40,580    10,361   330,857   217,736   137,617
Average balance                        78,154    58,102    51,690    58,031    30,714    53,941   278,601   149,071   177,298
Maximum month-end balance              89,821    76,368    53,710    73,355    64,562    89,072   342,427   217,736   202,062
Average interest rate during
  the period (%)                          5.6       3.9       5.0       7.0       9.7       5.1       4.8       4.8       3.6
Average interest rate at
  period-end (%)                          6.0       4.6       4.6       4.1       4.8       4.4       4.8       3.9       4.9

LOANS

Loans are widely dispersed over customer categories both within and outside of Switzerland. With the exceptions of private households (foreign and domestic) and banks and financial institutions outside Switzerland, there is no material concentration of loans. For further discussion of the loan portfolio, see "Risk--Risk Analysis--Credit Risk" below. The following table illustrates the diversification of the loan portfolio among customer categories at 31 December 2000, 1999, 1998, 1997 and 1996. The industry categories presented are consistent with the classification of loans for reporting to the Swiss Federal Banking Commission and Swiss National Bank.

UBS

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                                                                                      31.12.96
                                                                                  ----------------
CHF MILLION                           31.12.00   31.12.99   31.12.98   31.12.97     UBS      SBC
--------------------------------------------------------------------------------------------------
DOMESTIC:
Banks                                    2,896      5,802      4,543     17,751    15,039    2,532
Construction                             4,870      6,577      7,897      9,627     6,022    4,556
Financial institutions                   5,725      9,387     10,240     11,371    14,465    6,752
Hotels and restaurants                   3,526      4,259      4,129      4,668     4,815    2,200
Manufacturing(1)                         9,577     11,377     13,505     16,440     9,650    9,019
Private households                      91,667     93,846     97,664    109,044    55,088   59,098
Public authorities                       5,658      5,277      5,858      6,354     3,271    4,972
Real estate and rentals                 16,673     19,835     21,231     22,915
Retail and wholesale                     9,635     10,904      8,912     10,512     7,220    6,602
Services(2)                             11,767     14,862     11,582     13,083     7,841    6,383
Other(3)                                 2,651      1,818      1,662      1,862     1,156      694
--------------------------------------------------------------------------------------------------
Total domestic                         164,645    183,944    187,223    223,627   124,567  102,808
--------------------------------------------------------------------------------------------------
FOREIGN:
Banks                                   27,168     24,983     65,000     49,559    25,048   70,758
Chemicals                                1,423
Construction                               773
Electricity, gas and water supply        1,584
Financial institutions                  20,348
Manufacturing                            4,596
Mining                                   2,070
Private households                      29,470
Public authorities                      11,754
Real estate and rentals                  5,077
Retail and wholesale                     1,862
Services                                 1,585
Transport, storage and communication       993
Other                                   11,168     69,087     78,741     80,054    33,412   34,758
--------------------------------------------------------------------------------------------------
Total foreign                          119,871     94,070    143,741    129,613    58,460  105,516
--------------------------------------------------------------------------------------------------
TOTAL GROSS                            284,516    278,014    330,964    353,240   183,027  208,324
--------------------------------------------------------------------------------------------------

(1)  Includes chemicals.

(2) Includes transportation, communication, health and social work, education and other social and personal service activities.

(3)  Includes mining and electricity, gas and water supply.

UBS

--------------------------------------------------------------------------------


The following table analyzes the Group's mortgage portfolio by geographic origin of customer and type of mortgage at 31 December 2000, 1999, 1998, 1997 and 1996. Mortgages are included in the aforementioned industry categories.

                                                                                        31.12.96
                                                                                     --------------
CHF MILLION                              31.12.00   31.12.99   31.12.98   31.12.97    UBS     SBC
---------------------------------------------------------------------------------------------------
Mortgages:
Domestic                                 116,348    126,677    138,306    142,919    68,534  70,966
Foreign                                    4,206      1,310      2,479      3,883     1,657   2,266
---------------------------------------------------------------------------------------------------
TOTAL GROSS MORTGAGES                    120,554    127,987    140,785    146,802    70,191  73,232
---------------------------------------------------------------------------------------------------
Mortgages:
Residential                               96,181     91,408    106,093    105,926    48,508  49,794
Commercial                                24,373     36,579     34,692     40,876    21,683  23,438
---------------------------------------------------------------------------------------------------
TOTAL GROSS MORTGAGES                    120,554    127,987    140,785    146,802    70,191  73,232
---------------------------------------------------------------------------------------------------

LOAN MATURITIES

The following table discloses loans by maturities at 31 December 2000. The determination of maturities is based on contract terms. Information on interest rate sensitivities can be found in Note 32 to the Financial Statements.

CHF MILLION                                WITHIN 1 YEAR    1 TO 5 YEARS    OVER 5 YEARS     TOTAL
---------------------------------------------------------------------------------------------------
Domestic:
Banks                                              2,073             794              29      2,896
Mortgages                                         68,619          43,664           4,065    116,348
Other loans                                       33,444           9,461           2,496     45,401
---------------------------------------------------------------------------------------------------
TOTAL DOMESTIC                                   104,136          53,919           6,590    164,645
---------------------------------------------------------------------------------------------------
Foreign:
Banks                                             26,616             353             199     27,168
Mortgages                                          3,107             869             230      4,206
Other loans                                       82,827           4,313           1,357     88,497
---------------------------------------------------------------------------------------------------
TOTAL FOREIGN                                    112,550           5,535           1,786    119,871
---------------------------------------------------------------------------------------------------
TOTAL GROSS LOANS                                216,686          59,454           8,376    284,516
---------------------------------------------------------------------------------------------------

IMPAIRED, NON-PERFORMING AND RESTRUCTURED LOANS

The Group classifies a loan as impaired when it is determined that there is a high probability that it will suffer a partial or full loss. A provision is then made with respect to the probable loss to be incurred for the loan in question. Within the category are non-performing loans, for which the contractual payments of principal, interest or commission are in arrears for 90 days or more. After the 90-day period, interest income is no longer recognized on the loan and a charge is taken for the unpaid and accrued interest or commission receivable. Unrecognized interest related to non-performing loans amounted to CHF 182 million, CHF 409 million, CHF 423 million and CHF 450 million for the years ended 31 December 2000, 1999, 1998 and 1997, respectively.

UBS

--------------------------------------------------------------------------------


The table below provides an analysis of the Group's non-performing and restructured loans. For further discussion of impaired and non-performing loans, see "Risk--Risk Analysis--Credit Risk" below.

                                                                                         31.12.96
                                                                                      ---------------
            CHF MILLION               31.12.00    31.12.99    31.12.98    31.12.97     UBS      SBC
-----------------------------------------------------------------------------------------------------
Non-performing loans:
Domestic                                 7,588      11,435      14,023      15,238    7,171     9,587
Foreign                                  2,864       1,638       2,091       1,426      414     1,446
-----------------------------------------------------------------------------------------------------
TOTAL NON-PERFORMING LOANS              10,452      13,073      16,114      16,664    7,585    11,033
-----------------------------------------------------------------------------------------------------
FOREIGN RESTRUCTURED LOANS(1)              179         287         449         638      473       289
-----------------------------------------------------------------------------------------------------

(1) Amounts presented for 2000, 1999 and 1998 include only performing foreign restructured loans. Amounts presented for prior years include both performing and non-performing foreign restructured loans. UBS does not, as a matter of policy, typically restructure loans to accrue interest at rates different from the original contractual terms or reduce the principal amount of loans. Instead, specific loan allowances are established as necessary. Unrecognized interest related to foreign restructured loans was not material to the results of operations during these periods.

In addition to the data above analyzing non-performing loans, the Group had CHF 8,042 million, CHF 9,383 million and CHF 10,333 million in "other impaired loans" for the years ended 31 December 2000, 1999 and 1998, respectively. These are loans that are current, or less than 90 days in arrears, with respect to payment of principal or interest; however, the Group's credit officers have expressed doubts as to the ability of the borrowers to repay the loans. As of 31 December 2000 specific allowances of CHF 2,835 million have been established against these loans, which are primarily domestic.

CROSS-BORDER OUTSTANDINGS

Cross-border outstandings consist of general banking products such as loans and deposits with third parties, credit equivalents of over-the-counter derivatives and repurchase agreements, and the market value of the inventory of securities. The outstandings are monitored and reported on an ongoing basis by the credit risk management and control organization, with a dedicated country risk information system. With the exception of the 27 most developed economies, the exposures are rigorously limited.

Claims that are secured by third party guarantees are recorded against the guarantor's country of domicile. Outstandings that are secured by collateral are recorded against the country where the asset could be liquidated. This follows the "Guidelines for the Management of Country Risk", which are applicable to all banks that are supervised by the Swiss Federal Banking Commission.

The following tables list those countries for which the cross-border outstandings exceeded 0.75% of total assets at 31 December 2000, 1999 and 1998. At 31 December 2000, there were no outstandings that exceeded 0.75% of total assets in any country currently facing liquidity problems that the Group expects would materially impact the country's ability to service its obligations.


For more information on cross-border outstandings, see "Risk--Risk Analysis--Credit Risk" below.

UBS

--------------------------------------------------------------------------------


                                                        31 DECEMBER 2000
                            ------------------------------------------------------------------------
                               BANKING PRODUCTS
CHF MILLION,                -------------------         TRADED    TRADEABLE               % OF TOTAL
EXCEPT WHERE INDICATED       BANKS    NON-BANKS    PRODUCTS(1)    ASSETS(2)      TOTAL        ASSETS
----------------------------------------------------------------------------------------------------
United States                1,826          958        21,796       64,077      88,657           8.2
Japan                          123          895         6,378       58,779      66,175           6.1
United Kingdom               1,795        1,224         9,037       22,440      34,496           3.2
Germany                      2,686        3,720        13,198        5,085      24,689           2.3
Italy                        1,293          931         3,629        9,700      15,553           1.4
France                       1,085        1,900         3,956        5,987      12,928           1.2
Netherlands                    910        1,480         6,092        3,803      12,285           1.1
Australia                       27          370         3,113        7,508      11,018           1.0

                                                        31 DECEMBER 1999
                            ------------------------------------------------------------------------
                               BANKING PRODUCTS
CHF MILLION,                -------------------         TRADED    TRADEABLE               % OF TOTAL
EXCEPT WHERE INDICATED       BANKS    NON-BANKS    PRODUCTS(1)    ASSETS(2)      TOTAL        ASSETS
----------------------------------------------------------------------------------------------------
United States                3,202        2,508        41,970       48,012      95,692          10.7
Japan                        1,117          965         7,153       69,194      78,429           8.8
United Kingdom               3,417        3,193        11,273       58,300      76,183           8.5
Germany                      4,455        3,174        41,422        8,181      57,232           6.4
Italy                        2,462          762         6,803        8,708      18,735           2.1
Netherlands                  1,932        1,149         6,648        4,993      14,722           1.6
France                       1,200        1,395         7,324        4,379      14,298           1.6
Australia                    2,688          409         6,342        3,735      13,174           1.5
Canada                         866          492         5,233          807       7,398           0.8

                                                        31 DECEMBER 1998
                            ------------------------------------------------------------------------
                               BANKING PRODUCTS
CHF MILLION,                -------------------         TRADED    TRADEABLE               % OF TOTAL
EXCEPT WHERE INDICATED       BANKS    NON-BANKS    PRODUCTS(1)    ASSETS(2)      TOTAL        ASSETS
----------------------------------------------------------------------------------------------------
United States               13,882        2,292        27,922       65,543     109,639          12.7
United Kingdom               4,006        2,583        10,912       32,348      49,849           5.8
Japan                        1,633          768         7,879       38,133      48,413           5.6
Germany                      7,850        2,500        20,666       15,903      46,919           5.5
France                       2,490        1,420        10,037        8,521      22,468           2.6
Italy                        2,174        1,201         8,236        9,394      21,005           2.4
Australia                    6,749          543         3,097        4,760      15,149           1.8
Netherlands                  1,221        1,086         6,134        6,363      14,804           1.7
Sweden                         449          812         3,710        8,091      13,062           1.5
Canada                         755          549         5,162        3,479       9,945           1.2
Austria                        769           82         1,513        5,436       7,800           0.9
Spain                          913          350         2,495        3,701       7,459           0.9
Belgium                      1,248          162         2,393        3,599       7,402           0.9
Luxembourg                   1,212        2,130         1,723        2,195       7,260           0.9

------------
(1) Traded products consist of derivative instruments and repurchase agreements. In 2000 unsecured OTC derivatives exposure is reported based on the Potential Credit Exposure measurement methodology and is therefore not directly comparable to the exposure in the prior years, which were measured based on Gross Replacement Values plus Add-On.

(2) Tradeable assets consist of equity and fixed income financial instruments held for trading purposes, which are marked to market on a daily basis.

UBS

--------------------------------------------------------------------------------


SUMMARY OF MOVEMENTS IN ALLOWANCES AND PROVISIONS FOR CREDIT LOSSES

The following table provides an analysis of movements in allowances and provisions for credit losses.

As a result of the Swiss bankruptcy laws, banks will write off loans against allowances only upon final settlement of bankruptcy proceedings, the sale of the underlying asset and/or in case of the forgiveness of debt. Under Swiss law, a creditor can continue to collect from a debtor who has emerged from bankruptcy, unless the debt has been forgiven through a formal agreement.

                                                                                            31.12.96
                                                                                         ---------------
CHF MILLION                                  31.12.00   31.12.99   31.12.98   31.12.97    UBS      SBC
--------------------------------------------------------------------------------------------------------
Balance at beginning of year                   13,398     14,978     16,213     18,135    6,413    6,700
                                             --------   --------   --------   --------   ------   ------
WRITE-OFFS:
  Domestic:
     Banks                                                    (4)        (2)        (5)
     Construction                                (261)      (296)      (228)      (408)    (103)    (140)
     Financial institutions                      (178)       (92)       (66)      (226)     (32)    (284)
     Hotels and restaurants                      (193)      (137)       (98)      (138)     (28)     (37)
     Manufacturing(1)                            (264)      (242)      (214)      (514)    (179)    (111)
     Private households                          (640)      (598)      (534)    (1,214)    (306)    (389)
     Public authorities                                                 ( 2)       (19)               (3)
     Real estate and rentals                     (729)      (823)      (610)      (871)    (561)    (263)
     Retail and wholesale                        (160)      (210)      (178)      (227)    (108)     (46)
     Services(2)                                 (227)      (315)      (116)      (229)    (220)     (54)
     Other(3)                                     (30)       (41)       (15)       (29)     (85)     (35)
                                             --------   --------   --------   --------   ------   ------
  TOTAL DOMESTIC WRITE-OFFS                    (2,682)    (2,758)    (2,063)    (3,880)  (1,622)  (1,362)
                                             --------   --------   --------   --------   ------   ------
  Foreign(4):
     Banks                                        (15)
     Chemicals
     Construction                                 (13)
     Electricity, gas and water supply             (3)
     Financial institutions                       (33)
     Manufacturing                                (11)
     Mining
     Private households
     Public authorities                            (4)
     Real estate and rentals
     Retail and wholesale                        (160)
     Services                                      (8)
     Transport, storage and communication         (11)
     Other                                        (55)
                                             --------
  TOTAL FOREIGN WRITE-OFFS                       (313)      (517)      (261)      (240)     (49)    (350)
                                             --------   --------   --------   --------   ------   ------
  TOTAL WRITE-OFFS                             (2,995)    (3,275)    (2,324)    (4,120)  (1,671)  (1,712)
                                             --------   --------   --------   --------   ------   ------

UBS

--------------------------------------------------------------------------------


                                                                                            31.12.96
                                                                                         ---------------
CHF MILLION                                  31.12.00   31.12.99   31.12.98   31.12.97    UBS      SBC
--------------------------------------------------------------------------------------------------------
RECOVERIES:
  Domestic                                        124         54         59        406      438       71
  Foreign                                          39         11                    36       25       20
                                             --------   --------   --------   --------   ------   ------
TOTAL RECOVERIES                                  163         65         59        442      463       91
                                             --------   --------   --------   --------   ------   ------
NET WRITE-OFFS                                 (2,832)    (3,210)    (2,265)    (3,678)  (1,208)  (1,621)
                                             --------   --------   --------   --------   ------   ------
Increase (decrease) in credit loss
  allowances                                     (130)       956        951      1,432    1,272    1,018
Special provisions(5)                                                                     2,289    2,480
Other adjustments(6)                              145        674         79        324      140      652
                                             --------   --------   --------   --------   ------   ------
BALANCE AT END OF YEAR                         10,581     13,398     14,978     16,213    8,906    9,229
                                             ========   ========   ========   ========   ======   ======

(1)  Includes chemicals.

(2) Includes transportation, communication, health and social work, education and other social and personal service activities.

(3)  Includes mining and electricity, gas and water supply.

(4) For years prior to 2000, no detailed industry classifications are available.

(5) The 1996 UBS amount includes a special provision of CHF 3,000 million for credit risks, and the release of a CHF 711 million provision for general banking risks from the prior year.

(6)  Includes the following for 2000, 1999, 1998 and 1997:

CHF million                                            31.12.00   31.12.99   31.12.98   31.12.97
------------------------------------------------------------------------------------------------
Doubtful interest                                           182        409        423        450
Net foreign exchange                                         23        351        (98)        91
Subsidiaries sold and other                                 (60)       (86)      (246)      (217)
                                                       --------   --------   --------   --------
Total adjustments                                           145        674         79        324
                                                       ========   ========   ========   ========

ALLOCATION OF THE ALLOWANCES AND PROVISIONS FOR CREDIT LOSSES

The following tables provide an analysis of the allocation of the allowances and provisions for credit losses by customer categories and geographic location at 31 December 2000, 1999, 1998, 1997 and 1996. For a description of procedures with respect to allowances and provisions for credit losses, see "Risk--Risk Analysis--Credit Risk" below.

UBS

--------------------------------------------------------------------------------


                                                                                           31.12.96
                                                                                        --------------
CHF MILLION                                31.12.00   31.12.99   31.12.98   31.12.97     UBS      SBC
------------------------------------------------------------------------------------------------------
DOMESTIC:
Banks                                                       41         49         34        9       39
Construction                                    843      1,247      1,671      1,449      716      539
Financial institutions                          328        342        668        510      152      403
Hotels and restaurants                          454        690        657        512      172      135
Manufacturing(1)                                863      1,223      1,331      1,036      603      438
Private households                            1,570      2,350      2,741      2,264      970    1,459
Public authorities                                          40        107         59        1       66
Real estate and rentals                       1,635      2,696      3,333      2,591    1,286    1,335
Retail and wholesale                            629        779        825        723      371      263
Services(2)                                     419        934        766        661      429      160
Other(3)                                        413        141         71         52       40       19
                                           --------   --------   --------   --------    -----    -----
TOTAL DOMESTIC                                7,154     10,483     12,219      9,891    4,749    4,856
                                           --------   --------   --------   --------    -----    -----
FOREIGN(8):
Banks(4)                                         32
Chemicals
Construction                                     11
Electricity, gas and water supply               107
Financial institutions                          262
Manufacturing                                   547
Mining                                          586
Private households                               72
Public authorities
Real estate and rentals                          82
Retail and wholesale                             41
Services                                        126
Transport, storage and communication              2
Other(5)                                        267
                                           --------
TOTAL FOREIGN, NET OF COUNTRY PROVISIONS      2,135      1,539      1,309      1,399      353    1,286
Country provisions                            1,292      1,376      1,450      1,175      804      404
                                           --------   --------   --------   --------    -----    -----
TOTAL FOREIGN(6)                              3,427      2,915      2,759      2,574    1,157    1,690
Unallocated allowances(7)                                                      3,748    3,000    2,683
                                           --------   --------   --------   --------    -----    -----
TOTAL ALLOWANCES AND PROVISIONS FOR
  CREDIT LOSSES                              10,581     13,398     14,978     16,213    8,906    9,229
                                           ========   ========   ========   ========    =====    =====

------------
(1)  Includes chemicals.

(2) Includes transportation, communication, health and social work, education and other social and personal service activities.

(3)  Includes mining and electricity, gas and water supply.

(4) Counterparty allowances and provisions only. Country provisions with banking counterparties amounting to CHF 885 million are disclosed under country provisions.

(5)  Includes hotels and restaurants.

(6) The 2000, 1999 and 1998 amounts include CHF 54 million, CHF 149 million and CHF 435 million of provisions and commitments for contingent liabilities, respectively.

UBS

--------------------------------------------------------------------------------


(7) The 1997 amount includes a provision for commitments and contingent liabilities of CHF 472 million. In addition, the 1996 SBC amount includes CHF 603 million of provisions for commitments and contingent liabilities.

(8) For years prior to 2000, no detailed industry classifications are available.

The following table presents the percentage of loans in each category to total loans. This table can be read in conjunction with the preceding table showing the breakdown of the allowances and provisions for credit losses by loan categories to evaluate the credit risks in each of the categories.

                                                                                             31.12.96
                                                                                           ------------
IN %                                           31.12.00   31.12.99   31.12.98   31.12.97    UBS    SBC
-------------------------------------------------------------------------------------------------------
DOMESTIC:
Banks                                               1.0        2.1        1.4        5.0     8.2    1.2
Construction                                        1.7        2.4        2.4        2.7     3.3    2.2
Financial institutions                              2.0        3.4        3.1        3.2     7.9    3.2
Hotels and restaurants                              1.2        1.5        1.2        1.3     2.6    1.0
Manufacturing                                       3.4        4.1        4.1        4.7     5.3    4.3
Private households                                 32.2       33.8       29.5       30.9    30.1   28.4
Public authorities                                  2.0        1.9        1.8        1.8     1.8    2.4
Real estate and rentals                             5.9        7.1        6.4        6.5     0.0    0.0
Retail and wholesale                                3.4        3.9        2.7        3.0     3.9    3.2
Services                                            4.1        5.3        3.5        3.7     4.3    3.1
Other                                               1.0        0.7        0.5        0.5     0.6    0.3
                                               --------   --------   --------   --------   -----  -----
TOTAL DOMESTIC                                     57.9       66.2       56.6       63.3    68.0   49.3
                                               --------   --------   --------   --------   -----  -----
FOREIGN:
Banks                                               9.5        9.0       19.6       14.0    13.7   34.0
Chemicals                                           0.5
Construction                                        0.3
Electricity, gas and water supply                   0.6
Financial institutions                              7.2
Manufacturing                                       1.6
Mining                                              0.7
Private households                                 10.4
Public authorities                                  4.1
Real estate and rentals                             1.8
Retail and wholesale                                0.7
Services                                            0.6
Transport, storage and communication                0.3
Other                                               3.8       24.8       23.8       22.7    18.3   16.7
                                               --------   --------   --------   --------   -----  -----
TOTAL FOREIGN                                      42.1       33.8       43.4       36.7    32.0   50.7
                                               --------   --------   --------   --------   -----  -----
TOTAL GROSS LOANS                                 100.0      100.0      100.0      100.0   100.0  100.0
                                               ========   ========   ========   ========   =====  =====

UBS

--------------------------------------------------------------------------------


LOSS HISTORY STATISTICS

The following is a summary of the Group's loan loss history.

                                                                                      31.12.96
                                                                                  ----------------
CHF MILLION, EXCEPT WHERE INDICATED   31.12.00   31.12.99   31.12.98   31.12.97     UBS      SBC
--------------------------------------------------------------------------------------------------
Gross loans                           284,516    278,014    330,964    353,240    183,027  208,324
Impaired loans                         18,494     22,456     26,447
Non-performing loans                   10,452     13,073     16,114     16,664      7,585   11,033
Allowances and provisions for credit
  losses                               10,581     13,398     14,978     16,213      8,906    9,229
Net write-offs                          2,832      3,210      2,265      3,678      1,208    1,621
Credit loss (recovery)/expense           (130)       956        951      1,432      1,272    1,018
RATIOS:
Impaired loans as a percentage of
  gross loans                             6.5        8.1        8.0
Non-performing loans as a percentage
  of gross loans                          3.7        4.7        4.9        4.7        4.1      5.3
Allowance and provisions for credit
  losses as a percentage of:
  Gross loans                             3.7        4.8        4.5        4.6        4.9      4.4
  Impaired loans                         57.2       59.7       56.6
Non-performing loans                    101.2      102.5       93.0       97.3      117.4     83.6
Allocated allowances(1) as a
  percentage of impaired loans           52.4       55.5       51.4
Allocated allowances(2) as a
  percentage of non-performing loans     65.5       66.3       62.1
Net write-offs as a percentage of:
  Gross loans                             1.0        1.2        0.7        1.0        0.7      0.8
  Allowance and provisions for
     credit losses                       26.8       24.0       15.1       22.7       13.6     17.6
Allowance and provisions for credit
  losses as a multiple of net
  write-offs                             3.74       4.17       6.61       4.41       7.37     5.69

------------
(1)  Allowances relating to impaired loans only

(2)  Allowances relating to non-performing loans only

UBS
--------------------------------------------------------------------------------


Liquidity and Capital Resources



Group liquidity and capital management is undertaken at UBS by Group Treasury as an integral asset and liability management function. For a detailed discussion of our asset and liability management and capital management, including our capital resources, please see "Risk--Asset and Liability Management--" below.



For comments on UBS Group's balance sheet and consolidated cash flows, please see "Operating Review--Group Financial Review--Balance Sheet" and "Operating Review--Group Financial Review--Consolidated Cash Flows" above.


UBS's financial stability stems from the fact that it is one of the most well capitalized banks in the world. UBS believes that this financial strength is a key part of the value proposition offered to both clients and investors. For details of UBS Group's long term credit ratings, please see "Selected Financial Data" above.

Each of these ratings reflects only the view of the applicable rating agency at the time the rating was issued, and any explanation of the significance of such rating may be obtained only from such rating agency. There is no assurance that any such credit rating will remain in effect for any given period of time or that such rating will not be lowered, suspended or withdrawn entirely by the applicable rating agency, if in such rating agency's judgment, circumstances so warrant. Moody's announced on 28 April 2000 that it had changed its outlook for its long-term rating of UBS AG from stable to negative.

UBS
--------------------------------------------------------------------------------

Risk

Risk Management and Control

Risk is an integral part of all our activities. Excellence in risk management and control is a key success factor and therefore requires everyone's commitment within our organization.

RISK MANAGEMENT AND CONTROL PRINCIPLES

UBS's approach to risk management and control has evolved over a number of years, and has been reviewed and refined in 2000, resulting in a statement of the Risk Management and Control Principles, which lay the foundations on which UBS builds its risk culture and risk process:

Business Management Accountability: The management of UBS's businesses owns the risks assumed throughout the Group and is responsible for the continuous and active management of all risk exposures so that risk and return are balanced.

Independent Controls: An independent control process is implemented when required by the nature of the risks and the fundamental incentive structure of the business processes. The control functions are responsible for providing an independent and objective check on risk taking activities to safeguard the integrity of the entire risk process.

Risk Disclosure: Comprehensive, transparent and objective risk reporting and disclosure to senior management and to shareholders is the cornerstone of the risk control process, reflecting the fundamental values of intellectual honesty and transparency.

Earnings Protection: Operating limits are set to quantify risk appetite and allocated among business lines to control normal periodic adverse results, in an attempt to limit such losses relative to the potential profit of each business. The Group's risk capacity is expressed through stress loss limits with the aim of protecting the Group from unacceptable damage to its annual earnings capacity, its dividend paying ability and, ultimately, its reputation and ongoing business viability.

Reputation Protection: Failure to manage and control any of the risks incurred in the course of its business could result in damage to UBS's reputation. For this reason:

     - UBS continues to develop potential stress loss measures for credit and market risk;

     - UBS will not take any extreme positions in tax, regulatory and accounting sensitive transactions;

     - UBS aspires to the highest standards in protecting the confidentiality and integrity of its internal information; and

     - UBS aims to maintain the highest ethical standards in all its businesses.

Every employee, but in particular those involved in risk decisions, must make UBS's reputation an overriding concern. Responsibility for the risk of reputation damage cannot be delegated or syndicated.

AN INTEGRATED APPROACH TO RISK MANAGEMENT AND CONTROL
Risk management and control are an integral part of UBS's commitment to providing consistent, high quality returns for its shareholders. UBS believes that delivery of superior shareholder returns depends on achieving the appropriate balance between risk and return, both in day-to-day business and in the strategic management of the balance sheet and capital. UBS recognizes that risk is integral to its business, but the approach to risk management and control seeks to limit the scope for adverse

UBS
RISK--RISK MANAGEMENT AND CONTROL
--------------------------------------------------------------------------------

variations in earnings and, in particular, to protect UBS from the risk of severe loss in the event of unlikely, but plausible, stress scenarios arising from any of the material risks it faces.

UBS has an integrated, Group-wide function at the Corporate Center addressing all aspects of finance, strategic planning, risk control, and balance sheet and capital management. The independent risk control organization is mirrored in the Business Groups. Excellence in risk management is, however, most fundamentally based upon a business management team that makes risk identification, management and control critical components of their processes and plans.

KEY RESPONSIBILITIES
The Board of Directors is responsible for the Group's fundamental approach to risk (the Risk Management and Control Principles), for the establishment and annual review of the Group's principal risk limits and for the determination of its risk capacity.

The Group Executive Board (GEB) is responsible for implementing the Risk Management and Control Principles, for approving core risk policies, for allocating risk limits to the Business Groups, and for managing the risk profile of the Group as a whole.

The Chief Credit Officer (CCO) is responsible for formulating credit risk policies, for determining methodologies to measure credit risks, and for setting and monitoring credit, settlement and country risk limits.

The Chief Risk Officer (CRO) is responsible for the policies, methodologies and limits for all other risk categories, and for aggregating and assessing the total risk exposure of the Group.

Business Group Risk Management Committees monitor all risks taken by the business units and are the primary risk management bodies. They are chaired by the Business Group Chief Executive Officers and include heads of business areas and delegates of the Group CRO and CCO.

The Business Group CEOs are responsible for all risk exposures within their business units and must take corrective action where appropriate, given the aggregate risk profile of the portfolio or the risks of specific positions.

The Business Group Risk Control Functions, headed by Chief Risk and Chief Credit Officers (CROs and CCOs), are empowered to enforce the Risk Management and Control Principles and are responsible for the implementation of independent control processes within their business units.

UBS
RISK--RISK MANAGEMENT AND CONTROL
--------------------------------------------------------------------------------

              [UBS Risk Management and Control Framework Graphic]

THE RISK CONTROL PROCESS
There are five critical elements in the independent risk control process:

     - risk identification, particularly in new businesses and in complex or unusual transactions but also in response to external events and in the continuous monitoring of the portfolio;

     - risk measurement, using approved methodologies and models which have been independently validated;

     - risk policies, covering all risk categories, both at Group level and in the Business Groups, consistent with evolving business requirements and international best practice;

     - comprehensive risk reporting to management at all levels against an approved risk limit framework, for all primary and consequential risk categories; and

     - risk control, to enforce compliance with the Principles, and with policies, limits and regulatory requirements.

There are co-ordinated processes covering all risk categories which are applied before commencement of any new business or significant change, and before the execution of any transaction which is complex or unusual in its structure or motivation, to ensure that all these critical elements are addressed, including the assurance that transactions can be booked in a way that will permit appropriate ongoing risk measurement, reporting and control.

The risk control process extends beyond the independent risk control functions to Financial Control and the Logistics Areas, notably Operations, which are critical to establishing an effective control environment. Given their responsibility for the booking, settlement, and financial reporting processes, comprehensive control by these functions creates a powerful defense against improper activity.

Group Internal Audit provides an independent view to the Board of Directors of the effectiveness of the Risk Management and Control Principles and their enforcement, and of the effectiveness of the independent control units.

UBS
RISK--RISK MANAGEMENT AND CONTROL
--------------------------------------------------------------------------------

RISK CONTROL DEVELOPMENTS
UBS has continued, in 2000, to strengthen, formalize and enhance the risk control process. Principles, policies and processes are reinforced through a "risk awareness" education program which will be disseminated to all employees during 2001, including a series of recorded presentations by UBS risk control professionals covering all aspects of risk control for all categories of risk. The program will be extended and enhanced as the approach to risk management and control evolves.

UBS monitors regulatory developments and strives to maintain good relationships with its lead regulator, the Swiss Federal Banking Commission, and other major regulators. This as an important aspect of the risk control process and UBS will continue to work closely with them to ensure a mutual understanding of the Group's control structure and the regulators' requirements.

HOW UBS MEASURES RISK

Potential loss is measured at three levels - expected loss, statistical loss and stress loss.

Expected loss is the loss that is expected to arise on average in connection with an activity. It is the inherent cost of such activity, and should be budgeted and deducted from revenues directly. An example of expected loss is the valuation adjustments for liquidity or position size made in mark-to-market books. UBS is extending its expected loss framework to encompass all measurable risk categories.

Statistical loss (also known as "unexpected loss") is the estimated loss in a typical adverse period, as statistically defined by a given confidence interval. UBS's tolerance for such adverse results - the Group's risk appetite, as determined by the Board of Directors - is the basis for the main operating limits. Formal statistical loss measures in the form of Value-at-Risk limits have been in place for market risk in UBS for a number of years, and are the basis of the market risk regulatory capital charge. Comparable portfolio measures are being developed for other risk categories, and the revision to the Basel Capital Accord, currently under discussion, is expected, ultimately, to extend the use of statistical loss measures for regulatory capital purposes.

Stress loss is the loss that could arise from an extreme, but plausible, stress or "tail" event (an event that falls in the tail of the probability distribution of potential events, beyond the level of confidence applied in the statistical loss measure). Risk capacity is defined as the maximum loss that the Board of Directors considers UBS could withstand in such stress events without unacceptable damage to earnings, dividend paying ability and, ultimately, reputation and ongoing business viability. It is formalized in stress loss limits. Stress loss measures are most extensively implemented for our trading activities and for country risk, but default stress loss measures have also been introduced for the UBS Warburg loan portfolio, with particular emphasis on lower rated borrowers. The stress loss framework will continue to be enhanced and progressively extended to all risk categories. The identification and quantification of potential tail risk, on a macro scale (affecting the Group in general or selected parts of the business or portfolio) and on a micro level (arising from individual transactions), is perhaps the most important function of the independent risk control units.

UBS
RISK--RISK MANAGEMENT AND CONTROL
--------------------------------------------------------------------------------

                           [RISK MEASUREMENT GRAPHIC]

THE RISKS UBS TAKES

Business risks - the risks associated with the chosen business strategy, including business cycles, industry cycles, and technological change are the sole responsibility of the business, and are not subject to an independent control process. They are, however, factored into the Group planning and budgeting process.

Inherent risks are the risks inherent in our business activities, which are subject to independent risk control. A distinction is made between primary and consequential risks.

Primary risks are the exposures deliberately entered into for business reasons and which are actively traded and managed:

     - credit risk is the risk of loss resulting from client or counterparty default and arises on exposure to clients and counterparties in all forms, including settlement risk;

     - market risk is the exposure to observable market variables such as interest rates, exchange rates and equity markets;


     - liquidity and funding risk is the risk that the Group is unable to fund assets or meet obligations at a reasonable price or, in extreme situations, at any price. These risks are managed at the Group level, rather than in the business units, and are discussed in "Asset and Liability Management" below.


Consequential risks (also known as operational risks) are exposures that are not actively taken, but which are incurred as a consequence of business undertaken:

     - transaction processing risk arises from errors, failures or shortcomings at any point in the transaction process, from deal execution and capture to final settlement;

     - compliance risk is the risk of financial loss due to regulatory fines or penalties, restriction or suspension of business, or costs of mandatory corrective action. Such risks may be incurred by not adhering to applicable laws, rules, and regulations, local or international best practice (including ethical standards), and UBS's own internal standards;

     - legal risk is the risk of financial loss resulting from the unenforceability of a contract due to inadequate or inappropriate contractual arrangements or other causes;
 166

UBS
RISK--RISK MANAGEMENT AND CONTROL
--------------------------------------------------------------------------------

     - liability risk is the risk of financial loss arising from a legal or equitable claim against the Group;

     - security risk is the risk of loss of confidentiality, integrity, or availability of information or assets, through accident or crime, and includes both IT and physical security; and

     - tax risk is the risk of financial loss due to tax authorities opposing the Group's position on tax matters.

A failure to adequately identify, manage or control any of these risks, including business risks, may result not only in financial loss but also in loss of reputation. Reputation risk is not directly quantifiable and cannot be managed and controlled independently of the other risks. Each of the inherent risks, if inadequately managed, has the potential to damage UBS's reputation, and repeated or widespread failure compounds the impact.

Credit and market risk are well established risk categories for which management and control processes, although constantly evolving, are widely established and understood in the industry. These risks are the basis of the Basel Capital Accord, which determines regulatory capital requirements for internationally active banks and which is currently under review. The shortcomings of the current treatment of credit risk are recognized by both regulators and practitioners, and it is critical that the present round of revision to the Basel Capital Accord establishes a more flexible framework which can adapt to changing markets and reduce the scope for regulatory capital arbitrage.

The Basel Capital Accord reform has also focused attention on consequential (or operational) risks. As the discussions have highlighted, risk categories are not insulated from each other (for example, an unenforceable contract or a transaction processing error can lead to unforeseen credit or market risk), nor is UBS's current categorization definitive. UBS will therefore continue to review the way risks are categorized. Stability of definition and approach is, however, critical to the establishment of a sound risk management and control process and to the creation of a loss database from which risks can be better understood and quantified.

                           [RISK CATEGORIES GRAPHIC]

UBS
--------------------------------------------------------------------------------

Risk Analysis

CREDIT RISK

Credit risk represents the loss which UBS would suffer if a counterparty or issuer failed to meet its contractual obligations. It is inherent in traditional banking products - loans, commitments to lend and other contingent liabilities, such as letters of credit - and in foreign exchange and derivatives contracts, such as swaps and options ("traded products"). Positions in tradable assets such as bonds and equities, including both direct holdings and synthetic positions through derivatives, also carry credit risk, but where they are held for trading and are marked to market they fall under the market risk limits and controls described in the Market Risk section below. They are, however, included in the credit risk exposures reported in the Composition of Credit Risk section below.

Credit risk management and control at UBS is governed by a Group Credit Policy Framework, and by detailed credit policies and procedures developed within the Business Groups.

To ensure a consistent and unified approach, with appropriate checks and balances, all Business Groups where material credit risk is taken have independent credit risk control (CRC) functions headed by chief credit officers
(CCOs) reporting to the Group CCO and Business Group CEOs. Disciplined processes are in place, within the Business Groups and centrally, to promptly identify, accurately assess, properly approve and consistently monitor credit risk. Senior business management, the GEB and the Chairman's Office are provided with regular, standardized reports of aggregate Business Group credit risk exposure by the CRC organization.

The approval and monitoring of new counterparties, and of new transactions giving rise to credit risk plays a central part in the risk control process. Credit approval authority is exercised within the independent CRC functions by authorized credit officers. The notional amount of their authority is dependent on the quality of the counterparty, the size and tenor of the exposure and any security, and on the experience and seniority of the credit officer.

The CRC function continuously monitors the credit quality of counterparties and UBS's exposure to them, and the credit risk profile of the Business Group portfolios. CRC has sole authority over counterparty rating, credit risk assessment and approval, and the establishment of allowances and provisions.

RISK MEASUREMENT
UBS determines the amounts of credit loss expenses in its financial accounts and in the business unit reporting on a different basis. In the Group financial accounts, UBS reports its results according to International Accounting Standards (IAS) definitions. Under these rules, losses are recognized and charged to the financial accounts in the period when they arise (see the Provisioning Policies subsection below). In contrast, in its segment and business unit reporting, UBS applies a different approach to the measurement of credit risk, which reflects the average annual cost that UBS anticipates will arise from transactions that become impaired. The following discussion describes this approach.

UBS's approach to the measurement of credit risk is based on the premise that this risk exists in every credit engagement and that credit loss expenses must be expected as an inherent cost of the business.

The occurrence of actual credit losses is erratic in both timing and amount and those that arise usually relate to transactions entered into in previous accounting periods. In order to manage credit risk effectively by earning, over time, sufficient income to compensate for intermittent losses caused by impairment, UBS uses the concept of "expected loss" to encourage appropriate pricing of transactions and income recognition.

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Expected loss, for UBS, is a statistical measure intended to reflect the average annual costs that it anticipates will arise from transactions that become impaired. The observed frequency of such events is expressed as counterparty default probability. The size of credit losses is determined from the exposure at default and the likely severity of the final loss, taking into account the seniority of the claim, collateral and other credit mitigation where available. Within UBS Switzerland, a model is used to project expected loss based on historical performance and an assessment of the economic outlook over the medium term. By contrast, the expected loss of the UBS Warburg portfolio is estimated primarily on the basis of market information including rating agencies, other default predicting models, and credit spreads. Once the expected loss has been estimated at business unit level, statistical methods are used to allocate the total to individual transactions in proportion to their stand-alone loss risk.

UBS RATING SCALE AND MAPPING TO EXTERNAL RATINGS

                                                                                        MOODY'S                       STANDARD
                                                                                       INVESTOR                            AND
   UBS                                                                                 SERVICES                         POOR'S
RATING                        Description                                            EQUIVALENT                     EQUIVALENT
------------------------------------------------------------------------------------------------------------------------------
     1                                                                                 Aaa                             AAA
     2  Investment                                                                  Aa1 to Aa3                     AA+ to AA-
     3  grade                                                                        A1 to A3                       A1 to A3
     4                                                                             Baa1 to Baa2                    BBB+ to BBB
     5                                                                                 Baa3                           BBB-
------------------------------------------------------------------------------------------------------------------------------
     6                                                                                 Ba1                             BB+
     7                                                                                 Ba2                             BB
     8  Sub-investment                                                                 Ba3                             BB-
     9  grade                                                                           B1                             B+
    10                                                                                  B2                              B
    11                                                                                  B3                             B-
    12                                                                               Caa to C                       Ccc to C
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    13  Impaired and                                                                    D                               D
    14  defaulted                                                                       D                               D
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The default probabilities of individual counterparties are assessed by means of rating tools that are tailored to the various categories of counterparty. For the major part of the business within UBS Switzerland, UBS uses a statistical approach or "score card" to form groups of clients with similar propensity to default. UBS Warburg, with its less homogeneous client base, uses an approach under which credit officers review counterparties and assess their credit standing, based on guidelines and an analytical format or "template" to ensure consistency across the Group. In all cases, the analysis is founded on an assessment of both financial ratios and qualitative factors. The result of this counterparty specific analysis is expressed in a rating. UBS allocates a defined probability of default to each rating category, which allows the transaction specific expected loss to be calculated.

Clients are segmented into 14 rating classes, two being reserved for assets that are already impaired or defaulted. The UBS rating scale, which is based on probability of default, is shown in the table above. For information, comparable ratings by the major rating agencies are also shown, although there is not a direct match between UBS's categories and those of the rating agencies. The mapping is based on comparison of the probability of default attached to each UBS rating and the default observations published by the agencies. These represent long-term averages and it should be noted that the mappings might not be borne out by experience in any given period.

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The reports in the following section, Composition of Credit Risk, that show the rating distribution of UBS's counterparties refer to the probability of default only. Whether or not UBS benefits from collateral has no influence on these ratings.

Once an expected probability of default has been assigned to a counterparty, the resulting expected loss at the transaction and counterparty level is determined from the credit exposure and an estimate of loss severity based on a set of assumptions.

The concept of expected loss is employed within UBS for various business applications: individual credit policies refer to counterparty rating classes to determine, for example, the maximum tenor allowed for OTC derivative transactions; the rating concept is used to define credit authorities granted to individual credit officers across the Group and for some business processes within Private and Corporate Clients; and expected loss is used as an approximation for valuing the OTC derivative books and, thereby, accounting for the credit risk assumed on counterparties in these trades. UBS's internal measurement framework is consistent with the concepts emerging in the current review of the Basel Capital Accord which sets the rules under which banks determine minimum regulatory capital requirements.

UBS is developing internal models for the comprehensive measurement of statistical loss and stress loss for credit risk at the portfolio level. In the meantime, limits and controls are being applied to certain segments of the portfolio, where credit quality is low or counterparty concentrations are high.

COMPOSITION OF CREDIT RISK

Credit risk is assumed, as an integral part of their businesses, by UBS Switzerland's Private and Corporate Clients business unit and by UBS Warburg's Corporate and Institutional Clients business unit and, to a lesser extent, by the private banking businesses of these Business Groups. The table Status of Total Credit Risk Exposure provides an overview of the aggregate credit risk exposure of the UBS Group.

STATUS OF TOTAL CREDIT RISK EXPOSURE

                        UBS Switzerland       UBS Warburg          Other (1)                UBS Group
CHF million            ------------------  ------------------  ------------------  ----------------------------
FOR THE YEAR ENDING    31.12.00  31.12.99  31.12.00  31.12.99  31.12.00  31.12.99  31.12.00  31.12.99  31.12.98
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Loans utilization
  (gross)              183,943   199,960    99,787    77,151        786       903  284,516   278,014   330,964
Contingent claims       10,613     9,465    11,440    15,136          0         0   22,053    24,601    32,259
Unutilized committed
  lines                  3,574     3,444    47,402    60,412          0         0   50,976    63,856    82,311
---------------------------------------------------------------------------------------------------------------
Total banking
  products             198,130   212,869   158,629   152,699        786       903  357,545   366,471   445,534
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Unsecured OTC
  products                 883     2,415    61,340   107,898          0        11   62,223   110,324   121,433
Other derivatives
  (secured exchange-
  traded)                2,288     2,338     8,994     8,133          0         0   11,282    10,471
Securities lending       2,193        32    12,159    11,732          0         0   14,352    11,764    12,195
Repo                         0        11    22,183    12,287          0         2   22,183    12,300
---------------------------------------------------------------------------------------------------------------

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                        UBS Switzerland       UBS Warburg          Other (1)                UBS Group
CHF million            ------------------  ------------------  ------------------  ----------------------------
FOR THE YEAR ENDING    31.12.00  31.12.99  31.12.00  31.12.99  31.12.00  31.12.99  31.12.00  31.12.99  31.12.98
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Total traded
  products(2)            5,364     4,796   104,676   140,050          0        13  110,040   144,859   133,628
---------------------------------------------------------------------------------------------------------------
Total tradable
  assets(3)              2,626     2,785   219,070   219,019        136       471  221,832   222,275    86,288
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Total credit risk
  exposure, gross      206,120   220,450   482,375   511,768        922     1,387  689,417   733,605   665,450
---------------------------------------------------------------------------------------------------------------
Total credit risk
  exposure, net of
  allowances           198,839   210,003   479,134   508,972        917     1,381  678,890   720,356   650,902
---------------------------------------------------------------------------------------------------------------

(1)  Includes Corporate Center and UBS Asset Management.
(2) Traded products valuation: valued based on internal valuation methodology.
(3) Tradable assets valuation: net long, maximum default exposure.

UBS Warburg's total gross credit exposure of CHF 482 billion includes exposure not only in the Corporate and Institutional Clients business unit, but also CHF
25.5 billion in the International Private Clients and US Private Clients business units. In the following analysis, only the Corporate and Institutional Clients business is considered since almost all other lending within UBS Warburg is secured.

A substantial majority of UBS Warburg Corporate and Institutional Clients' counterparties fall into the investment grade category (internal counterparty rating grades 1 to 5) for both banking products (82%) and the traded products portfolio (96%). These counterparties are primarily sovereigns, insurance companies, financial institutions, multinational corporate clients and investment funds. Exposure to lower rated counterparties is generally collateralized or otherwise structurally supported.

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                       [Banking Products Exposure Chart]


                        [Traded Products Exposure Chart]

In order to allow pro-active management of counterparty credit risk, UBS Warburg launched Alpine Partners, L.P., the first ever synthetic securitization of counterparty credit exposure in a portfolio of OTC derivatives covered by ISDA master agreements. The issue, which met stringent rating agency and regulatory requirements, transferred USD 750 million of credit exposure on positive replacement values to the market, to the extent they exceed the subordinated layer retained by UBS.

UBS Warburg Corporate and Institutional Clients' banking products portfolio is widely diversified across industry sectors. At 31 December 2000, the largest exposure (35%) was to the Finance sector. The 6% exposure to the Transport, storage and communication sector includes CHF 8 billion exposure to the telecommunication industry.

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                [Banking Products Exposure by Industries Chart]

Of UBS Switzerland's loans to customers of CHF 175 billion, 69% or CHF 121 billion are secured by mortgages. The graph shows that UBS's exposure to the real estate sector is well diversified with 42% of its loans being secured on owner-occupied houses (single-family homes). The exposure on residential multi-family homes of 42% consists of owner occupied apartments and rented apartment buildings. In particular, the owner-occupied dwellings exhibit a low risk profile both in terms of individual assets and at portfolio level. Loans and other credit engagements with individual clients, excluding mortgages, are predominately extended against the pledge of marketable securities where UBS applies conservative standards to determine the advance value of the collateral.

                 [Mortgage Exposure by Type of Property Chart]

The remainder of the Private and Corporate Clients' portfolio, excluding mortgages, consists of exposures to corporate and individual clients. These clients are fairly widely spread across rating categories and industry sectors, which reflects UBS's position as a major lender to this segment of

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predominantly small to medium sized enterprises in Switzerland. The continued improvement in the Swiss economy and property markets has aided the overall improvement in the quality of this portfolio.

                          [Credit Risk Exposure Chart]

                       [Banking Products Exposure Chart]

At the end of the second quarter 2000, Helvetic Asset Trust AG, an independent special purpose vehicle, was used by UBS Switzerland to securitize credit risk attached to a CHF 2.5 billion reference portfolio consisting primarily of Swiss corporate loans, whereby part of the credit risk, but not the loans themselves, was transferred to the capital markets.

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UBS WARBURG CORPORATE AND INSTITUTIONAL CLIENTS BANKING PRODUCTS

CHF BILLION                                        31.12.00           31.12.99           31.12.98
-------------------------------------------------------------------------------------------------
Loans (gross)                                          74.3               72.7              134.7
Commitments                                            47.4               60.4               73.8
Contingent liabilities                                 11.4               15.0               24.7
-------------------------------------------------------------------------------------------------
Total banking products                                133.1              148.1              233.2
-------------------------------------------------------------------------------------------------

TOTAL LOAN PORTFOLIO EXPOSURE BY BUSINESS GROUP

                          UBS Switzerland       UBS Warburg          Other (1)                UBS Group
CHF million              ------------------  ------------------  ------------------  ----------------------------
FOR THE YEAR ENDED       31.12.00  31.12.99  31.12.00  31.12.99  31.12.00  31.12.99  31.12.00  31.12.99  31.12.98
-----------------------------------------------------------------------------------------------------------------
Loans to banks (gross)     8,482     8,780    21,038    21,481        544       524   30,064    30,785    69,543
Loans to customers
  (gross)                175,461   191,180    78,749    55,670        242       379  254,452   247,229   261,421
Loans (gross)            183,943   199,960    99,787    77,151        786       903  284,516   278,014   330,964
-----------------------------------------------------------------------------------------------------------------
Counterparty allowance     7,281    10,447     1,962     1,550          5         6    9,248    12,003    13,093
Country allowance              0         0     1,280     1,246          0         0    1,280     1,246     1,450
-----------------------------------------------------------------------------------------------------------------
ALLOWANCES FOR LOAN
  LOSSES(2)                7,281    10,447     3,242     2,796          5         6   10,528    13,249    14,543
-----------------------------------------------------------------------------------------------------------------
LOANS, NET OF
  ALLOWANCES             176,662   189,513    96,545    74,355        781       897  273,988   264,765   316,421
-----------------------------------------------------------------------------------------------------------------
Counterparty provision
  for contingent claims       22         0        19        19          0         0       41        19       435
Country provision for
  contingent claims            0         0        12       130          0         0       12       130         0
-----------------------------------------------------------------------------------------------------------------
TOTAL PROVISIONS(3)           22         0        31       149          0         0       53       149       435
-----------------------------------------------------------------------------------------------------------------
SUMMARY
Allowances and
  provisions for
  counterparty risk        7,303    10,447     1,981     1,569          5         6    9,289    12,022    13,528
Allowances and
  provisions for
  country risk                 0         0     1,292     1,376          0         0    1,292     1,376     1,450
-----------------------------------------------------------------------------------------------------------------
TOTAL ALLOWANCES AND
  PROVISIONS               7,303    10,447     3,273     2,945          5         6   10,581    13,398    14,978
-----------------------------------------------------------------------------------------------------------------

(1) Includes Corporate Center and UBS Asset Management.

(2) Deducted from assets.

(3) Booked as liabilities.

LOAN PORTFOLIO
The UBS Group loan portfolio increased by CHF 6.5 billion to a total of CHF
284.5 billion at year end 2000. UBS Switzerland's portfolio continued to shrink, partly due to the sale of Solothurner Bank, a Swiss retail subsidiary, and partly due to continuing work-out of impaired loans. UBS Warburg's portfolio, by contrast, increased, predominantly as a result of the integration of UBS PaineWebber's primarily secured loan portfolio of some CHF 20 billion. UBS Warburg's Corporate and Institutional Clients business unit continued the strategy, begun immediately after the 1998 merger between Union Bank of Switzerland and Swiss Bank Corporation, of reducing international banking products exposure (loans, unfunded commitments and contingent liabilities), with the aim of improving the risk/reward

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profile of the international lending business. It included a shift in focus away from emerging markets and into high quality credit in the major OECD countries. The table above highlights this reduction.

OVER-THE-COUNTER (OTC) DERIVATIVE CONTRACTS
A significant proportion of UBS Warburg's credit risk arises from its trading activities, including its trading of derivative products. The provision of risk management solutions involving the use of derivative products is a core service offered by UBS. Derivative products, by their nature, are sensitive to changes in market prices and UBS pays close attention to the management and control of these risks.

Counterparty exposure on most OTC derivatives is measured by modeling the potential evolution of the value of the portfolio of trades with each counterparty over its life (potential credit exposure), taking into account legally enforceable close out netting agreements where applicable. Credit limits for individual counterparties are applied to the "maximum likely exposure", derived from this analysis, a 95% confidence statistical measure of the exposure in each counterparty portfolio. These measures will continue to be enhanced and their coverage is to be extended to include all market sensitive products and associated collateral.

UBS's credit standards for entering into unsecured derivative contracts are high. Particular emphasis is placed on the maturity profile, and transactions with counterparties of lower quality are generally conducted only on a secured basis. In line with general market trends, UBS Warburg is increasingly entering into bilateral collateral agreements with other major banks to mitigate the potential concentrations of exposure arising from industry consolidation and the ongoing increase in volumes of OTC derivatives traded.

                  [Exposure by Product Type & Maturity Chart]

SETTLEMENT RISK
UBS is exposed to settlement risk as a consequence of its international transactional businesses. Settlement risk arises in transactions involving the exchange of values between counterparties when they must honor their obligation to deliver cash or securities without first being able to determine that they have received the counter-value. This risk is particularly significant in relation to foreign exchange and precious metals transactions. UBS limits and monitors the risk on a continuous basis against settlement tolerances set for each of its counterparties based on their credit standing as determined by UBS. Settlement risk reduction is a high priority for CRC, Operations and business units. They work

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together to achieve shorter settlement cycles from payment release to reconciliation, and to reduce the amount of exposure by establishing risk reduction arrangements with counterparties, such as payment netting and covered settlements.

UBS participates in payment and securities clearing houses, and continues to play a major role in the Continuous Linked Settlement (CLS) project, an industry initiative to establish a global clearing house, CLS Bank, to settle foreign exchange transactions on a delivery versus payment basis. CLS is currently scheduled to go live at the end of 2001 and will substantially reduce both settlement and systemic risks faced by UBS and other major foreign exchange trading banks.

COUNTRY RISK
UBS's definition of country risk covers all crossborder exposures from banking products and traded products, including its own intra-Group cross-border positions, and exposure to issuers of tradable assets such as bonds and equities.


The CRC function at the Corporate Center assigns ratings to all major countries based on internal analysis of size and economic fundamentals and on external information. Smaller economies to which UBS has little exposure are rated based on external information only. Like the counterparty ratings, the sovereign ratings express the probability of the occurrence of a country risk event that leads to an impairment of UBS's exposures. The default probabilities and the mapping to the ratings of the major rating agencies are the same as for counterparty credit risks (see "UBS Rating Scale and Mapping to External Ratings" table above). Country ratings are classified as industrialized (2 and better), emerging markets (3 to 11) and distressed (12 to 14).


At 31 December 2000, CHF 1,058 billion or 98.5% of UBS's country risk exposure was to industrialized countries, where the risk of default is judged to be negligible and, of this, CHF 593 billion, or 56% were intra-Group cross-border money market positions.

The remaining 1.5%, or CHF 16.3 billion, of UBS's country risk exposure is to emerging markets and distressed countries. This exposure has continued to decrease during 2000 in line with the strategy of limiting exposure to these sectors. Total exposure to emerging markets and distressed countries fell by CHF
8.3 billion between 31 December 1999 and 31 December 2000, a reduction of 34%. In view of the higher risk associated with emerging markets, UBS closely and continuously monitors this exposure, within the country ceilings approved by the Chairman's Office.


The country risk ceiling is a primary limit for all transactions with counterparties in these countries, and extension of credit may be denied on the basis of a country risk ceiling even if there are adequate counterparty limits available. The table below analyzes the emerging markets and distressed countries exposures by major geographical areas at 31 December 2000 compared to 31 December 1999.


Counterparty default resulting from multiple insolvencies (systemic risk) or general prevention of payments by authorities (transfer risk) is the most significant long-term effect of a country crisis. In its internal measurement and control of country risk, however, UBS seeks to also consider the probable financial impact of market disruption arising during and following a country crisis: severe falls in the country's markets and assets, longer-term devaluation of the currency and potential immobilization of currency balances.

As an enhancement to this wider measurement concept, UBS has started measuring country risk internally not only in nominal terms, but also on a stress loss basis covering market and credit risk, both at the country level, where individual country ceilings are applied, and across the portfolio, based on economic scenarios determined by country economists. Stress loss-based measures were first

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introduced at the country level in 2000 and will continue to be developed in the light of experience and changing market conditions.

EMERGING MARKETS EXPOSURES BY MAJOR GEOGRAPHICAL AREAS

                                  Total               Banking products   Traded products (1)   Tradable assets (2)
CHF million            ----------------------------  ------------------  --------------------  --------------------
REGION                 31.12.00  31.12.99  31.12.98  31.12.00  31.12.99  31.12.00   31.12.99   31.12.00   31.12.99
-------------------------------------------------------------------------------------------------------------------
Emerging Europe          1,612     1,586     1,755        809      919        395        248        408        419
Emerging Asia            7,642    10,055    14,406      4,053    5,003      1,355      3,873      2,234      1,179
Latin America            4,268     9,647    11,528      2,352    8,169      1,025        665        891        813
Africa/Middle East       2,736     3,314     4,740      1,564    2,539        669        659        503        116
-------------------------------------------------------------------------------------------------------------------
Total                   16,258    24,602    32,429      8,778   16,630      3,444      5,445      4,036      2,527
-------------------------------------------------------------------------------------------------------------------

(1) Traded products consist of derivative instruments and repurchase agreements.

(2) Tradable assets consist of equity and fixed income financial instruments held for trading purposes, which are marked to market on a daily basis.

PROVISIONING POLICIES
UBS classifies a claim as impaired if the book value of the claim exceeds the present value of the cash flows actually expected in future periods interest payments, scheduled principal repayments, or other payments due (for example on derivatives transactions), and including liquidation of collateral where available. Within this category, loans are also classified as non-performing where payment of interest, principal or fees is overdue by more than 90 days.

UBS has established policies to determine the carrying values of impaired claims are determined on a consistent and fair basis, especially for impaired loans for which no market estimate or benchmark for the likely recovery value is available. Each case is assessed on its merits, and the work-out strategy and estimation of cash flows considered recoverable are independently approved by the CRC function. The recovery value of mortgage loans is determined by capitalizing an economically sustainable rental yield, adjusted for the discount generally observed in forced liquidations and related costs, if the strategy is based on a foreclosure. For commercial exposures, enterprise value is determined from an assessment of expected cash flows from future operations, if recovery is likely to be successful, or of the liquidation value of the assets, if bankruptcy proceedings are to be initiated against the borrower. All future cash flows considered recoverable are discounted to present value on the basis of the principles of International Accounting Standard 39. A provision is then made for the probable loss on the loan in question and charged to the income statement as credit loss expense.

Allowances and provisions for credit losses also include a component for country risk. UBS's approach to country risk provisioning follows the guidelines of the Swiss Bankers' Association, which allow banks to establish provisions based on their own portfolio scenarios. UBS establishes country-specific scenarios, which are reviewed and used on an ongoing basis, to evaluate the current and future probability of default due to country risk incidents or country-specific systemic risks. The appropriate provisions are then determined by evaluating the type of credit exposure and the loss severities that have been attributed to each exposure type. Furthermore UBS has specific allowances against exposures in countries that are subject to a moratorium or have been rescheduled. The amount of such allowances is determined case-by-case from an assessment of the amounts that UBS deems to be irrecoverable.

In general, Swiss practice is to write off loans entirely only on final settlement of bankruptcy proceedings, sale of the underlying assets, or formal debt forgiveness. By contrast, US practice is generally to write off non-performing loans much sooner, reducing the amount of such loans and

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corresponding provisions recorded at any given date. A consequence of this practice is that, for UBS, recoveries of amounts written off in prior accounting periods tend to be small.

SUMMARY OF BANKING PRODUCTS EXPOSURE AND CREDIT RISK RESULTS

                         UBS Switzerland         UBS Warburg            Other (1)                  UBS Group
     CHF million       -------------------   -------------------   -------------------   ------------------------------
 FOR THE YEAR ENDED    31.12.00   31.12.99   31.12.00   31.12.99   31.12.00   31.12.99   31.12.00   31.12.99   31.12.98
-----------------------------------------------------------------------------------------------------------------------
Loans (gross)          183,943    199,960     99,787     77,151         786        903   284,516    278,014    330,964
Contingent claims       10,613      9,465     11,440     15,136           0          0    22,053     24,601     32,259
Unutilized committed
  lines                  3,574      3,444     47,402     60,412           0          0    50,976     63,856     82,311
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TOTAL BANKING
  PRODUCTS EXPOSURE    198,130    212,869    158,629    152,699         786        903   357,545    366,471    445,534
ANNUAL EXPECTED LOSS       784      1,071        247        333           0          0     1,031      1,404      1,696
-----------------------------------------------------------------------------------------------------------------------
TOTAL CREDIT LOSS
  (RECOVERY)/EXPENSE      (695)       965        565          0           0         (9)     (130)       956        951
-----------------------------------------------------------------------------------------------------------------------
CORPORATE CENTER
  BALANCING ITEMS                                                                         (1,161)      (448)      (745)
-----------------------------------------------------------------------------------------------------------------------

(1)  Includes Corporate Center and UBS Asset Management.

CREDIT LOSS EXPENSE
UBS reports its results according to IAS, under which credit loss expense charged to the financial accounts in any period are the sum of net allowances minus recoveries arising in that period, i.e. the credit losses actually incurred. In 2000, provisions on new impaired loans were more than offset by the effect of re-evaluating provisions on existing impaired loans resulting in a net credit to the income statement of CHF 130 million. This compares to a net credit loss expense charge in 1999 of CHF 956 million.

This positive result was due to the strong economy in Switzerland combined with successful recovery efforts. Previous provisions had been established against a background of several years of relatively low growth in the Swiss economy and relatively high credit losses. During the year 2000, the Swiss economy expanded at the fastest rate in a decade. The growth was broadly based, especially in the domestic sector, and was markedly higher than could have been foreseen in 1999. This turnaround has positively affected real estate values and the real estate construction market, which has led to reductions in existing provisions against loans in these portfolios and a decreased level of new defaults and impairments. In view of its significant exposure to the Swiss market, UBS's overall credit quality is highly dependent on economic developments in Switzerland. As the graph shows, the better performance of the Swiss economy has translated into a sustained reduction in the bankruptcy rate since 1999.

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                         [Swiss Bankruptcy Rates Graph]

By contrast, mounting signs of a trend of increasing defaults in the international credit markets and particularly the US, required additional loan loss provisions to be taken on UBS Warburg's loan portfolio. Over the last few years UBS has pursued a strategy of active reduction of international and emerging markets credit exposures and has increasingly used credit derivatives to hedge credit exposures. Despite the increase in provisions, this strategy, coupled with a reluctance to engage in balance sheet led earnings growth, has positioned UBS relatively well for the less positive outlook in the international credit markets.

The development of the total credit loss expense in 1998 and 1999 included the effect of allocations from the special reserve pools that had been established in 1996, by both Union Bank of Switzerland and Swiss Bank Corporation totaling some CHF 5.5 billion. These reserves were established in recognition of the fact that there might be a further deterioration in the quality of their loan portfolios as a result of adverse economic conditions, particularly in Switzerland. These reserves totaled CHF 3.6 billion at the beginning of 1998. CHF 3.3 billion was applied against specific loan exposures during 1998 and the remaining balance of CHF 300 million was applied or reversed in 1999. Following these allocations, the credit loss expense incurred in 1998 amounted to CHF 951 million and in 1999 to CHF 956 million.

ALLOWANCES AND PROVISIONS FOR CREDIT RISK

                                                      UBS Asset
                            UBS Switzerland          Management         UBS Warburg    Corporate Center           UBS Group
      CHF million        ------------------  ------------------  ------------------  ------------------  ------------------
         AS OF           31.12.00  31.12.99  31.12.00  31.12.99  31.12.00  31.12.99  31.12.00  31.12.99  31.12.00  31.12.99
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Loans (gross)             183,943   199,960       561       213    99,787    77,151       225       690   284,516   278,014
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Impaired loans(1)          13,671    19,166         -         -     4,797     3,226        26        64    18,494    22,456
Allowances for impaired
  loans                     7,281    10,447         -         -     2,399     2,018         5         6     9,685    12,471
---------------------------------------------------------------------------------------------------------------------------
of which:
  Non-performing loans      7,872    11,416         -         -     2,554     1,594        26        63    10,452    13,073
  Allowances for non-
    performing loans        4,702     7,315         -         -     2,143     1,341         5         5     6,850     8,661
---------------------------------------------------------------------------------------------------------------------------
TOTAL ALLOWANCES FOR
  IMPAIRED AND
  NON-PERFORMING LOANS      7,281    10,447         -         -     2,399     2,018         5         6     9,685    12,471
---------------------------------------------------------------------------------------------------------------------------

UBS
RISK--RISK ANALYSIS
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                                                      UBS Asset
                            UBS Switzerland          Management         UBS Warburg    Corporate Center           UBS Group
      CHF million        ------------------  ------------------  ------------------  ------------------  ------------------
         AS OF           31.12.00  31.12.99  31.12.00  31.12.99  31.12.00  31.12.99  31.12.00  31.12.99  31.12.00  31.12.99
---------------------------------------------------------------------------------------------------------------------------
Other allowances and
provisions for credit
and country risk               22         -         -         -       874       927         -         -       896       927
---------------------------------------------------------------------------------------------------------------------------
TOTAL ALLOWANCES AND
  PROVISIONS                7,303    10,447         -         -     3,273     2,945         5         6    10,581    13,398
---------------------------------------------------------------------------------------------------------------------------
of which country
  allowances and
  provisions                    -         -         -         -     1,292     1,376         -         -     1,292     1,376
---------------------------------------------------------------------------------------------------------------------------

RATIOS
Impaired loans as a %
  of gross loans(1)           7.4       9.6         -         -       4.8       4.2      11.6       9.3       6.5       8.1
---------------------------------------------------------------------------------------------------------------------------
  Non-performing loans
    as a % of gross
    loans                     4.3       5.7         -         -       2.6       2.1      11.6       9.1       3.7       4.7
---------------------------------------------------------------------------------------------------------------------------
Allowances and
provisions for credit
loss as a % of gross
loans                         4.0       5.2         -         -       3.3       3.8       2.2       0.9       3.7       4.8
---------------------------------------------------------------------------------------------------------------------------
Allocated allowances as
a % of impaired
loans(1)                     53.3      54.5         -         -      50.0      62.6      19.2       9.4      52.4      55.5
---------------------------------------------------------------------------------------------------------------------------
  Allocated allowances
  as a % of
  non-performing loans       59.7      64.1         -         -      83.9      84.1      19.2       7.9      65.5      66.3
---------------------------------------------------------------------------------------------------------------------------

(1) Includes non-performing loans.

IMPAIRED LOANS, ALLOWANCES AND PROVISIONS
As shown in the table above, the allowances and provisions for credit losses decreased by CHF 2,817 million, or 21%, from CHF 13,398 million at 31 December 1999 to CHF 10,581 million at 31 December 2000 (see also note 12b to the Financial Statements.) UBS believes that the probable losses in its portfolio are adequately covered by its allowances and provisions.

The component of provisions and allowances for emerging market-related exposures stood at CHF 1,292 million at 31 December 2000, compared with CHF 1,376 million at 31 December 1999 and CHF 1,450 million at 31 December 1998. The reduction is a consequence of the overall size of UBS's emerging market exposures and the improved outlook for the major emerging market economies since the crisis of 1998. The country risk scenarios used to assess portfolio provisions have changed over the three years with the focus shifting to some extent from Asia to Latin America.

Impaired loans have decreased to CHF 18,494 million at 31 December 2000 from CHF 22,456 million at 31 December 1999. Over the same period, the sub-set of non-performing loans has also decreased, to CHF 10,452 million from CHF 13,073 million and the non-performing loans ratio improved to 3.7% from 4.7%. This positive result was due in part to the unexpectedly strong performance of the economy in Switzerland, described above, which produced fewer new impaired and non-performing loans than in previous years, and in part to continuing efforts to conclude proceedings and reach settlement on existing nonperforming loans. UBS Switzerland's portfolio therefore saw decreases in the impaired and nonperforming loans of CHF 5,495 million and CHF 3,544 million, respectively.

UBS
RISK--RISK ANALYSIS
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UBS Warburg's portfolio, on the other hand, saw an increase in impaired loans of CHF 1,571 million and in non-performing loans of CHF 960 million, in line with the trends in the international credit markets and especially the US. Although UBS's non-performing loans ratio is somewhat higher than that of comparable US banks, the comparison reflects different charge-off practices rather than underlying asset quality.

MARKET RISK

Market risk is the risk of loss arising from movements in observable market variables such as interest rates, exchange rates and equity markets. In addition to these and other general market risk factors, the risk of price movements specific to an individual issuer of securities or an individual issue are included in the measurement of market risk.

UBS's market risk is incurred principally through the trading activities of UBS Warburg. It arises primarily from market making and client facilitation activity in equities, fixed income and interest rate products and in foreign exchange and precious metals. Activity is mainly in OECD markets, with some business in emerging markets. Proprietary positions based on market views are also taken.

Group Treasury assumes market risk in the management of the Group's balance sheet where long-term interest rate risk is transferred from other Business Groups, and through the Group's structural foreign exchange positions. Group Treasury's activities are described in "Risk--Asset and Liability Management" below.

Further market risks arise, but to a much lesser extent, in other businesses, again, primarily from the facilitation of customer business, but also in the form of interest rate risk in the banking books of the private label banks of UBS Switzerland.

Market risk measures are applied to all the trading books of UBS Warburg, to all foreign exchange and precious metals exposures, to interest rate risk in the banking book taken by the private label banks and Group Treasury, and to any other material market risk arising.

RISK MEASUREMENT
The expected, statistical and stress loss framework is applied to market risk as follows:

     - Expected loss is reflected in the valuation adjustments made to the portfolio. These cover price uncertainties resulting from a lack of market liquidity or the absence of a reliable market price for an instrument or position, and model risk in more complex models.

     - Statistical loss is measured using a Value-at-Risk (VaR) methodology. VaR expresses the potential loss on the current portfolio assuming a specified time horizon before positions can be adjusted (holding period), and measured to a specified level of confidence. UBS measures VaR on both a one-day and a ten-day holding period, in both cases to a 99% confidence level. Estimates are based on historical simulation, assessing the impact of historical market movements on today's portfolio, based on five years of historical data. One day VaR exposure expresses the maximum daily mark to market loss that UBS is likely to incur on the current portfolio under normal market conditions with a larger loss being statistically likely only once in a hundred times.

     - Stress loss is measured based on extreme but plausible market scenarios, approved by the Board of Directors, using stress moves in market variables which are regularly reviewed and approved by the Group CRO. Scenarios may be derived from severe historical events or based on prospective crisis scenarios developed from the current economic situation and perceived market trends.

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The Board of Directors has set limits on market risk at the Group level in terms of both ten-day VaR (risk appetite) and stress loss (risk capacity). The Group VaR limit is allocated by the GEB among the Business Groups, the largest limit being in UBS Warburg, and within the Business Groups to lower organizational levels as necessary. The internal ten-day VaR measure is also the basis of UBS's market risk regulatory capital requirement.

All VaR models, while forward-looking, are based on past events and are dependent upon the quality of available market data. In order to enhance the continuing accuracy and effectiveness of the VaR model, actual revenues arising from closing positions are compared with the risk calculated on those positions, in a process known as backtesting. If the revenue, whether positive or negative, exceeds the one-day VaR, a "backtesting exception" is considered to have occurred. When VaR is measured at a 99% confidence level, a backtesting exception is expected, on average, one day in a hundred. A higher rate of occurrence may indicate that the VaR model (the combination of the inputs and the calculations) is not fully capturing all risks. UBS conducts backtesting daily at a number of organizational levels down to individual trading portfolios and investigates all backtesting exceptions to establish the cause and take remedial action where necessary.

Backtesting is also a regulatory requirement, and negative backtesting exceptions (where revenue is negative and greater than the previous one-day VaR) must be reported to the regulators.

The VaR and market risk stress loss limits are the principal controls on UBS's exposure to day-to-day movements in market prices, but complementary controls are also applied to prevent undue concentrations, including limits on exposure to individual market risk variables and limits on positions in the securities of individual issuers. These controls are set at levels which reflect variations in market depth and liquidity.

SUMMARY OF 10-DAY 99% CONFIDENCE VALUE AT RISK

UBS WARBURG

                                    12 MONTHS ENDING 29.12.00 (1)             12 months ending 31.12.99
                               ----------------------------------   -----------------------------------
CHF MILLION                     MIN.    MAX.   AVERAGE   29.12.00    MIN.    MAX.   AVERAGE    31.12.99
-------------------------------------------------------------------------------------------------------
RISK TYPE
Equities                       144.7   245.9     199.4      146.5   121.8   207.6     162.5       172.8
Interest rates                 113.8   202.3     149.8      132.8    87.7   187.6     140.2       140.1
Foreign exchange                 7.6    97.5      32.5       31.6     9.5   144.7      57.5        76.1
Precious metals                  2.1    27.4       9.7        5.3     5.3    35.8      21.0        27.8
Diversification effect            -2      -2    (148.3)      (129)      -(2)     -(2)  (168.2)    (193.2)
-------------------------------------------------------------------------------------------------------
TOTAL UBS WARBURG              186.8   296.1     243.0      187.1   176.6   275.7     213.1       223.6
-------------------------------------------------------------------------------------------------------

(1) Positions from PaineWebber are included from legal merger date 3 November 2000 onwards.

(2) As the minimum and maximum occur on different days for different risk types, it is not meaningful to calculate a portfolio diversification effect.

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SUMMARY OF 10-DAY 99% CONFIDENCE VALUE AT RISK FOR UBS GROUP

UBS GROUP VaR(1)

                                                                                   Utilization
                                                                   ---------------------------
CHF million                                         Limit          29.12.00           31.12.99
----------------------------------------------------------------------------------------------
BUSINESS GROUPS
UBS Warburg                                         450.0             187.1              223.6
UBS Switzerland                                      50.0               3.7                4.3
Corporate Center                                    350.0              45.3               59.8
Reserves                                            100.0
Diversification effect                                n/a             (46.5)             (55.5)
----------------------------------------------------------------------------------------------
UBS GROUP                                           600.0             189.6              232.2
----------------------------------------------------------------------------------------------

(1) Remark: VaR numbers include interest rate exposures in the banking books of the Private Label Banks and Group Treasury.

INVESTMENT POSITIONS
Investment positions, such as private equity, require different risk measures from those applied to trading positions, because their intended holding period and the time scale over which they can be hedged or liquidated is longer than the holding periods assumed in the trading book measures. They are not, therefore, included in the market risk measures described above, but are controlled through limits to prevent undue concentration in individual investments or sectors, and through close monitoring and management of exposures.

MARKET RISK DEVELOPMENTS
The table above shows average, minimum, maximum and year end market risk exposure for UBS Warburg, as measured by 10-day 99% confidence VaR exposure.


Market risk in UBS Warburg, as measured by average VaR exposure, increased in 2000 compared with 1999, although the year end position was lower for 2000 than for 1999. The variations in VaR through the year can be seen in the graph below.



As in 1999, the major VaR exposures arose in the equity and interest rate risk classes. Average VaR increased for both, but most noticeably in equities where there were particularly good trading opportunities. UBS Warburg has kept direct price exposure to the new economy stocks deliberately low and, as a consequence, has not suffered exceptional P&L swings from these highly volatile stocks, as can be seen from the revenue line in the graph below. The overall reduction in UBS Warburg's VaR at year end was caused largely by reductions in equities positions.


                [UBS WARBURG-BACKTESTING REVENUE AND VaR CHART]

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RISK--RISK ANALYSIS
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The PaineWebber merger did not cause a significant change in UBS Warburg's total VaR exposure.

Market risk positions in UBS Switzerland and Corporate Center have only a marginal impact on total VaR at Group level, the main contribution being from UBS Warburg.

UBS has had no regulatory backtesting exceptions in 2000.

CONSEQUENTIAL RISKS

The consequential risk (or operational risk) categories are transaction processing risk, liability risk, legal risk, compliance risk, security risk and tax risk.

UBS is continuing to develop both qualitative and quantitative approaches to the management and control of consequential risks. A measurement framework has been formulated, but full implementation depends upon the existence of multiperiod exposure and loss data. Current efforts are therefore centered on building this history and on the qualitative aspects of risk management and control - identification and recording of risks and exposures, establishment of policies, standards and procedures, close monitoring and management of identified risks, and initiation of corrective action where necessary in response to incidents.

By identifying and recording these risks and tracking their evolution, UBS will establish the basis from which the quantitative framework can be realized.

The consideration of consequential risks is an important element in the assessment of new businesses and of transactions with unusual structure.

CONSEQUENTIAL RISK DEVELOPMENTS
Under the Group and Business Group CROs, all consequential risks are now formally integrated into the independent risk control process.

With information security assuming ever increasing importance in today's banking environment, UBS has separated information security risk control from IT development and production functions by creating independent information security risk control units, reporting to the Group CRO. The successful parrying of recent virus attacks against UBS has shown the expertise and strength of the information security risk control and management organization in protecting the confidentiality and integrity of our client data and assets.

UBS, as the largest Private Bank in the world, initiated and achieved international agreement with 11 major banks and Transparency International, the leading international organization dedicated to combating corruption, on global anti-money laundering guidelines for private banking - the "Wolfsberg Anti-Money Laundering Principles". Their purpose is to try to prevent the use of banks' worldwide operations for criminal purposes. Banks adopting these principles will endeavor to accept only those clients whose source of wealth and funds can be reasonably established to be legitimate. The principles deal with "know your customer" policies and the identification and follow-up of unusual or suspicious activities. UBS is committed to following these principles.

UBS
--------------------------------------------------------------------------------

Asset and Liability Management

UBS's Asset and Liability Management processes are designed to manage all balance-sheet related risks on a co-ordinated Group-wide basis. Group Treasury is responsible for the management of these risks so that the financial resources of the Group are efficiently used.

The primary mission of our asset and liability management activities is to contribute to the maximization of UBS's shareholder value through the optimal management of the Group's financial resources. The individual goals of these processes are:

     - Efficient management and control of the Group's non-trading interest rate and foreign exchange exposures.

     -  Sustainable and cost-efficient funding of the Group's balance sheet.

     -  Optimal liquidity management in order to generate cash when required.

     - Efficient management of capital, while maintaining strategic flexibility, sound capitalization and strong ratings.

     -  Compliance with all applicable legal and regulatory requirements.

Group Treasury is governed by the Group's Risk Management and Control Principles, with its own specific processes and policies, tailored to the types of risk it manages: Group liquidity risk, Group funding risk and non-trading related foreign exchange and interest rate risk.

PRINCIPLES

The Group's approach to interest rate risk management is based on a comprehensive framework in which only a limited number of business areas are allowed to actively manage interest rate risk. All non-trading interest rate risk is transferred, as it is incurred, to either Group Treasury or to UBS Warburg's Cash and Collateral Trading book (CCT), depending on the maturity and currency of the underlying transaction.

These two business areas manage these risks centrally, within pre-defined risk limits, exploiting the Group-wide netting potential. If appropriate, Group Treasury transfers some of its risk to CCT which, in turn, interacts with the external market.

These processes aim to immunize the originating business unit from all interest rate risk, providing them with an interest rate risk-free margin.

UBS's liquidity management ensures that the Group can at all times fulfil its payment obligations, without compromising its ability to take advantage of market opportunities as they arise. Liquidity management is based on an integrated system which encompasses all known cash flows within the Group, and takes account of the availability of high-grade collateral. The liquidity position is managed using scenario-based analysis taking stress factors into consideration.

Group Treasury and CCT operate an integrated collateral management process which both provides collateral for CCT's securities lending activities and constitutes a key element of the Group's liquidity management. CCT is able to generate substantial revenues for the Group and its clients through securities lending transactions.

Group Treasury co-ordinates all funding activities in order to ensure that the Group's businesses are funded at the lowest possible costs. It also seeks to maintain a well diversified portfolio of funding sources and to preserve a balanced liability structure.

UBS
RISK--ASSET AND LIABILITY MANAGEMENT
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UBS's currency management seeks to shield UBS's equity and expected future cash flows from adverse currency fluctuations against the Swiss franc.

Currency translation risk management ensures that UBS's equity is always invested in Swiss francs, while currency transaction risk management proactively hedges recognized future foreign currency exposures against the Swiss franc. The hedging process is centered on the use of a cost-efficient option strategy, designed to retain the upside potential of any favorable currency movements.

UBS's capital management aims to guarantee sound capitalization, strong credit ratings and compliance with regulatory requirements, while maximizing shareholder value. UBS's capital needs are constantly analyzed to ensure that the individual business areas are always supplied with sufficient capital to meet their anticipated requirements. Where excess capital is identified, UBS is committed to the innovative use of capital management techniques to return surplus funds to shareholders.

INTEREST RATE RISK MANAGEMENT

Interest rate risk is inherent to many of UBS's businesses. Interest rate risks arise from a variety of factors, including differences in the timing between the contractual maturity or repricing of assets, liabilities and derivative instruments. Net interest income is affected by changes in market interest rates, because the repricing characteristics of loans and other interest earning assets do not necessarily match those of deposits, other borrowings and capital. In the case of floating rate assets and liabilities, UBS is also exposed to basis risk, which is the difference in repricing characteristics of the relevant pairs of floating rate indices, such as the savings rate and six months LIBOR. In addition, certain products have embedded options that affect their pricing and their effective maturity.

UBS adopts a comprehensive Group-wide approach to managing interest rate risk, and allocates the responsibility for managing this risk to a limited number of business areas. Under this approach, interest rate risk is clearly segregated into trading and non-trading risk. All interest rate risks arising from non-trading business activities are captured at the point of business origination and transferred either to CCT or to the Group Treasury through a Group-wide transfer pricing mechanism. The risk is then managed centrally either by Group Treasury or by CCT in accordance with the relevant risk policies and limits. (The private label banks of UBS Switzerland, while subject to the same transfer prices, are an exception to this rule, and manage their own interest rate risk separately.)

INTERNAL HEDGING PROCESS
In the case of client businesses which have no contractual maturity date or directly market-linked customer rate, such as savings accounts or current accounts, the interest rate risk is transferred from the business areas by pooled transactions to Group Treasury's Bank Book. Since these products effectively contain embedded options in respect of withdrawal/pre-payment and rate setting, they cannot be economically hedged by single back-to-back transactions. Group Treasury therefore manages the inherent interest rate risk in these products through the establishment of replicating portfolios of revolving fixed-rate transactions of predefined maturities which approximate the average cash flow behavior of these positions.

Until the end of 2000, the interest rate risk of long-term Swiss franc transactions with fixed maturities beyond 1 year was transferred by single back-to-back transactions from the originating business area to CCT. In this way the originating business area was immunized from any residual interest rate risk and thus locked in an interestrate-risk-free margin on these products. Since the start of 2001 these back-to-back transactions have been carried out with Group Treasury rather than with CCT. This allows UBS to benefit directly from the netting potential between these transactions and the replicating portfolios. Group Treasury then economically hedges all remaining risks (after netting) through internal transactions with CCT.

UBS
RISK--ASSET AND LIABILITY MANAGEMENT
--------------------------------------------------------------------------------

Short-term (fixed maturity below 1 year) and non-Swiss franc transactions continue to be transferred directly into the trading book of CCT.

In addition to the interest rate risk associated with client business, a significant amount of interest rate risk arises in relation to non-business balance sheet items, such as in the refinancing of the Group's real estate, equity investments in associated companies and the investment of UBS's own equity. The refinancing of real estate and equity investments and the investment of equity are all strategic decisions which implicitly create nontrading interest rate exposures. The interest rate risks inherent in these balance sheet items are managed by Group Treasury by representing them as replicating portfolios, on the basis of decisions taken by the Group Executive Board as to the appropriate effective maturities.

All the replicating portfolios in the Bank Book are updated monthly by replacing maturing tranches with new aggregate tranches which reflect the changes in the balance sheet over the period. By their nature, the staggered tranches, making up each replicating portfolio, reduce the volume that must be economically hedged by the Bank Book at each monthly rollover. Even so, the new aggregate tranches are of such a size that they cannot be offset instantly. The Bank Book therefore assumes intra-month interest rate exposure while it executes the necessary offsetting hedges with CCT. The exposure in the Bank Book therefore tends to fluctuate between monthly rollovers.

Within its risk limits, CCT decides whether the internal hedge transactions will be offset with the external market or remain in its trading book.

INTEREST RATE SENSITIVITY OF THE BANK BOOK

                                             WITHIN 1   1 TO 3   3 TO 12   1 TO 5      OVER
CHF THOUSAND PER BASIS POINT                    MONTH   MONTHS    MONTHS    YEARS   5 YEARS   TOTAL
----------------------------------------------------------------------------------------------------
CHF                                               (11)      60      239       493      (37)      744
USD                                                13       58       11      (342)    (183)     (443)
EUR                                                 0        9        1        82      177       269
GBP                                                 0        0      (36)      270      585       819
JPY                                                 0        0        0        (1)      (4)       (5)
Others                                              0        0        0         0        0         0
----------------------------------------------------------------------------------------------------
TOTAL                                               2      127      215       502      538     1,384
----------------------------------------------------------------------------------------------------
of which equity replicating portfolio
----------------------------------------------------------------------------------------------------
CHF                                                28       11      288     7,295    2,981    10,603
----------------------------------------------------------------------------------------------------
Bank Book without equity replicating
  portfolio
----------------------------------------------------------------------------------------------------
TOTAL                                             (26)     116      (73)   (6,793)  (2,443)   (9,219)
----------------------------------------------------------------------------------------------------

INTEREST RATE SENSITIVITY OF THE BANK BOOK
The Group Executive Board has approved risk management policies, risk limits and a control framework for the entire interest rate risk management process, including the establishment of a Value-at-Risk (VaR) limit for the interest rate exposure of the Bank Book. The Market Risk Control function monitors the risk in both CCT and Group Treasury on a daily basis as part of UBS's overall market risk in order to ensure the integrity of the interest rate risk management process and its compliance with the defined risk limits.

UBS's approach to managing the interest rate risks in the Bank Book follows the regulatory framework recently introduced by Swiss Federal Banking Commission
(FBC). In the course of 2000, it became mandatory for all Swiss banks to report to the Swiss National Bank the interest rate sensitivity of the

UBS
RISK--ASSET AND LIABILITY MANAGEMENT
--------------------------------------------------------------------------------

Bank Book on a quarterly basis. Additionally, the specific composition of the underlying replicating portfolios used to manage individual balance sheet items must be disclosed in order to assist the regulators to identify "outliers" in terms of interest rate risk profiles - profiles which are not typical of a bank or the part of its business that is being monitored.

The table above shows the interest rate sensitivity of the Bank Book as at 31 December 2000 measured in terms of the potential impact of a one basis point (0.01%) parallel rise in interest rates on the market value of each balance sheet item.

The most significant component of the Bank Book sensitivity stems from the investment of the Group's equity. At 31 December 2000, the Group's equity was invested in a portfolio of fixed-rate CHF deposits with an average duration of
2.5 years and a sensitivity of CHF 10.6 million per basis point, in line with the strategic investment targets set by the Group Executive Board. In order to ensure that these targets are met, the Group's equity is offset by a liability position represented as a replicating portfolio reflecting this target bench mark. The Group's equity is thus automatically invested according to the strategic targets so as to offset the interest rate risk associated with this equity replicating portfolio. The interest rate sensitivity of these investments indicates the extent to which their fair value would be affected by a move in interest rates. This in turn is directly related to the chosen investment duration. However, when measured against the offsetting equity replicating portfolio, the residual interest rate risk is not significant. Moreover, any reduction in the interest rate sensitivity relating to the investment of UBS's equity would inevitably require investing at significantly shorter maturities, which would lead to a higher volatility in the Group's interest earnings.

In addition to the standard sensitivity measure shown above, UBS uses the following two measures to help monitor the risk inherent in the Bank Book:

     - Net interest income at risk, which is defined as the exposure of the net interest income arising in the Bank Book to an adverse movement in interest rates over the next twelve months. Since all client business with fixed maturities is "match funded", the product margins of these transactions are not affected by changes in interest rates. Therefore only net interest income positions resulting from replicating portfolios are exposed to market changes. The net interest income at risk figure estimates the impact of different changes in the level of interest rates using shock scenarios as well as gradual changes in interest rates over a period of time. All of the scenarios are compared with a scenario where current market rates are held constant for the next twelve months.

     - Economic value sensitivity, which is the potential change in market value of the Bank Book resulting from large changes in interest rates. This estimates the effect of an immediate interest rate shock on the net position in the Bank Book.

The net interest income at risk measure on the Bank Book considers such variables as:

     -  Re-pricing characteristics of assets and liabilities.

     - The effect of rate barrier, such as caps and floors, on assets and liabilities.

     -  Maturity effects of replicating portfolios.

     -  Behavior of competitors.

The methodology is designed to highlight the effects of market changes in interest rates on existing balance sheet positions; it ignores future changes in the asset and liability mix and therefore it is not, by itself, a predictor of future net interest income.

Both measures are based on the Bank Book's interest rate position excluding the liability position relating to the "equity replicating portfolio".

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RISK--ASSET AND LIABILITY MANAGEMENT
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The two methodologies provide different measures of the level of interest rate risk. The economic value sensitivity measure provides a longer-term view, since this considers the present value of all future cash flows generated from the existing balance sheet positions. The net interest income at risk measure provides a shorter-term view, as it considers the repricing effect from all maturing positions over the next twelve months. The table below shows the change in risk under both measures between 31 December 1999 and 31 December 2000.

Among various scenarios that have been analyzed, the net interest income at risk figure shown is the worst case and relates to an interest rate shock (parallel shift) of -200 basis points. At 31 December 1999, the difference to the constant market rate scenario represented -5.6% of the year's total net interest income and -3.0% at 31 December 2000. In this extreme scenario the largest part of the decrease would occur due to lower margins on deposit accounts and lower returns on the investment of the Group's equity.

The economic value sensitivity shows the effect of a 100 basis point adverse interest rate shock, implying that UBS had an exposure of CHF -555 million to that degree of rising rates at 31 December 1999 and CHF -908 million at 31 December 2000.

The substantial increase in the economic value sensitivity in the course of 2000 was primarily due to the decision to lengthen the duration of the Group's equity investment. The other main contribution to the increase resulted from the USD refinancing of the PaineWebber acquisition, which lead to a negative sensitivity to USD rates.

CHANGE IN RISK UNDER TWO METHODOLOGIES

                                                              For the year ended
                                                        ------------------------------
CHF MILLION                                             31.12.00   31.12.99   31.12.98
--------------------------------------------------------------------------------------
Net interest income at risk                                 (247)      (355)      (265)
Economic value sensitivity                                  (908)      (555)      (493)
--------------------------------------------------------------------------------------

OTHER EFFECTS OF INTEREST RATE CHANGES ON UBS'S PROFITABILITY
Neither of these two methodologies gives a complete picture of the effect of interest rate changes on the Group's revenues and costs. In principle, higher rates give UBS opportunities to improve loan pricing and deposit margins. Income from invested equity also increases, particularly where the yield curve is steep, although as it is mostly invested long term the average rate only rises slowly. However, rising interest rates also cost the Group money, through the cost of funding its trading portfolios, especially if the yield curve is inverted. Loan demand may also reduce and deterioration in credit quality is likely, especially if rates rise towards the end of the yield cycle. At the same time, increased rates may reduce the prospects for growth in equity markets, leading to lower net new money and lower transaction volumes, both of which would impact our fee income. Furthermore, changes in rates in different currencies have stronger or weaker effects on different aspects of the overall picture - trading related revenues are more exposed to changes in USD rates, but loans and deposit margins to changes in CHF rates.

A similarly complicated picture would apply to a reduction in interest rates. So, although the sensitivity of UBS's income to changes in the rates applied to its current balance sheet positions gives some indication of interest rate risk, the overall effect of a change in interest rates on the whole of the Group's business is much harder to model. It will partly depend on other factors, such as the shape of the yield curve, the position in the credit cycle and market perceptions of the progress of key economies.

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RISK--ASSET AND LIABILITY MANAGEMENT
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LIQUIDITY AND FUNDING MANAGEMENT

The Group Executive Board (GEB) has approved a policy which establishes the core principles for liquidity management and has defined an appropriate contingency plan. A first set of principles relates to the establishment of liquidity risk limits (for example a net overnight funding limit). The risk limits are set by the GEB and monitored by the Group Treasury Committee which is chaired by the Group Treasurer and meets on a monthly basis to assess the Group's liquidity exposure. A second set of principles concentrates on liquidity crisis management for which detailed contingency plans have been developed. Regional committees constantly monitor the markets in which UBS operates for potential threats and regularly report their findings to the GTC. In the event of a liquidity crisis regional crisis task forces will perform all necessary contingency actions under the direction of senior management.

The liquidity management process is undertaken jointly by Group Treasury and CCT. Group Treasury's function is to establish a comprehensive framework of policies and risk limits, while CCT undertakes operational cash and collateral management transactions within the established parameters. UBS's centralized cash and collateral management structure permits a tight control on both its global cash position and the stock of highly liquid and rediscountable securities.

LIQUIDITY MANAGEMENT APPROACH
UBS's approach to liquidity management seeks to ensure that the Group will always have sufficient liquidity to meet its liabilities when due, without compromising its ability to respond quickly to strategic market opportunities. UBS's centralized approach to liquidity management encompasses the entire network of branches and all subsidiaries and ensures that the liquidity position is more than adequate to cover short-term liabilities at all times. UBS's liquidity management is based on an integrated framework that incorporates an assessment of all known cash flows within the Group and the availability of high-grade collateral, which could be used to secure additional funding if required. The liquidity position is prudently managed under a variety of potential scenarios, taking stress factors into due consideration. The range of scenarios analyzed encompasses both normal market conditions and stressed conditions, including both bank-specific and general market crises. For each scenario considered, the short-term liquidity position arising out of nontrading activities is determined by matching liabilities running off against maturing assets repaid. This gap is then augmented by that of the trading book by ascertaining the value of assets which could be liquidated as compared to the liabilities which would have to be repaid. Here, due account is also taken of UBS's large stock of high-quality collateral.

BENEFITS OF CENTRALIZATION
Being a globally integrated financial services firm, UBS's range of business activities naturally generate asset and liability portfolios which are highly diversified with respect to market, product and currency. This lowers UBS's exposure to individual funding sources, and also provides a broader range of investment opportunities, which in turn reduces liquidity risk. The centralized approach to liquidity management adopted at UBS allows these advantages to be exploited. Group Treasury is, furthermore, instrumental in implementing an integrated collateral management process on a Group-wide basis to ensure that the large, high-quality pool of collateral gathered across the Group is made accessible to UBS Warburg's CCT activities. Through securities lending transactions, CCT creates additional revenues for both UBS Group and its clients. These activities also generate substantial funding on a secured basis and provide an additional liquidity cushion which could be crucial in crisis situations.

FUNDING MANAGEMENT APPROACH
UBS's funding strategy seeks to ensure that business activities are funded at the lowest possible cost. With a broad diversification of funding sources (by market, product and currency), UBS maintains a well-balanced portfolio of liabilities which generates a stable flow of financing and additionally

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provides protection in the event of market disruptions. In this context UBS's strong domestic retail business is a very valuable, cost efficient and reliable source of funding. Through the establishment of short, medium and long-term funding programs in Europe, in the US and in Asia, UBS can raise funds globally in a very efficient manner and minimize its dependence on any particular source of funding.

DEVELOPMENT DURING 2000

In the course of 2000, UBS's long-term debt portfolio has decreased from CHF
56.3 billion at 31 December 1999 to CHF 54.9 billion at 31 December 2000 as maturing issues were not fully replaced. The maturity profile of the long-term debt portfolio is well balanced with a slight bias towards shorter-term maturities. See Note 21 to the Financial Statements for further information concerning long-term debt.


CURRENCY MANAGEMENT

UBS reports its results in Swiss francs (CHF), the currency of the country in which it is incorporated. UBS's corporate currency management activities are designed to protect the Group's equity and expected future foreign currency cash flows from adverse currency movements against the Swiss franc, while preserving the option of exploiting any market opportunities which may arise. While managing this risk the following overarching principles are adhered to

     -  Equity must be invested in Swiss francs.

     - Currency management processes must be designed to minimize exposures against the Swiss franc.

     - Core currency exposures must be actively managed to protect them against adverse currency movements.

TRANSLATION (BALANCE SHEET) CURRENCY RISK
UBS aims to maintain the flexibility to allow foreign assets (a business unit or a non-financial asset) to be divested at any time without adverse currency impacts. Foreign currency assets are therefore match funded in the relevant currency. The match-funding principle is also applied to the financing of foreign investments, including foreign equity investments. This strategy, together with the repatriation into Swiss francs of foreign currency dividends and capital, ensures that the Group's equity is always fully invested in Swiss francs.

TRANSACTION (REVENUES/COSTS) CURRENCY RISK
From 1 January 2001, a new process has been implemented to improve and streamline the process of transforming foreign currency results into Swiss francs, creating greater transparency for the currency risk management, budgeting and performance measurement processes.

The new process involves the regular conversion of each month's profits or losses from the original transaction currencies directly into Swiss francs at month end instead of the previous, annual, two-step process initially involving a conversion into the local reporting currency and only then into Swiss francs. Foreign currency exposures will be translated into Swiss francs at prevailing month end foreign exchange rates rather than at the yearly average rates previously used. The benefits of the new transaction currency risk management process are

     - the monthly sell-down into Swiss francs will reduce volatility in the Group's earnings due to currency fluctuations;

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     - the visibility of the break-down into the underlying original transaction currencies enables UBS to more effectively manage the currency exposures inherent in the Group's cost and revenue flows;

     - the foreign exchange rates used in the financial accounts will be the same as those used in management accounting.

While the new process will reduce the susceptibility of annual earnings to adverse currency movements, it will not completely immunize the Group against them. Group Treasury will therefore proactively hedge significant currency exposures (mainly USD, EUR and GBP), in accordance with the instructions of the Group Executive Board and subject to the VaR limit which has been established for this risk. Hedging strategies employed include a cost-efficient option strategy, providing a safety net against unfavorable currency fluctuations while preserving the upside potential.

PROCESS IN USE DURING 2000
The transaction currency risk management process in use during 2000 was designed to protect the budgeted annual foreign currency net profits against adverse currency movements during the year. Foreign currency net profits in each currency were actively managed by Group Treasury on behalf of the Group. The non-trading foreign currency exposures were mainly hedged with foreign exchange forward contracts, although foreign exchange options were also used, particularly where there was a measure of uncertainty about the magnitude of the underlying income. During the year, actual results were continuously monitored, and major budget deviations were communicated to Group Treasury for potential additional hedge transactions.

The table below summarizes the VaR usage in relation to transaction currency risk in the course of 2000.

The net position of the budgeted net profits and the corresponding hedges is the basis for the VaR calculation on Group Treasury's non-trading currency position.

The principal contributors to non-trading currency exposure are operations in the UK and the US. In general under this previous process, the VaR position was highest at the beginning of the year when the budgeted net profits were transferred to Group Treasury and was gradually reduced during the year, depending on the exact hedge strategy being used. The underlying policy was to keep the VaR of the non-trading currency position as low as practicable.

Non-trading currency risk VaR exposure in 2001 is expected to be lower, thanks to the new currency management process.

NON-TRADING CURRENCY RISK VAR

                                                                                   LAST VALUE
CHF MILLION                                 MINIMUM      MAXIMUM      AVERAGE       OF PERIOD
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1999                                            1.4         77.8         37.1            59.7
2000                                           11.6        113.4         33.7            12.7
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CAPITAL ADEQUACY

CHF MILLION, EXCEPT RATIOS                               31.12.00      31.12.99      31.12.98
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BIS Tier 1 capital                                        31,892        28,952        28,220
BIS Tier 1 and Tier 2 capital                             42,860        39,682        40,306
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BIS Tier 1 capital ratio (%)                                11.7          10.6           9.3
BIS Tier 1 and Tier 2 capital ratio (%)                     15.7          14.5          13.2
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Balance sheet assets                                     223,528       214,012       237,042
Off balance sheet and other positions                     39,002        48,282        50,659
Market risk positions                                     10,760        10,813        16,018
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Total BIS risk-weighted assets                           273,290       273,107       303,719
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CAPITAL MANAGEMENT

Capital management is undertaken by Group Treasury as an integral part of the Group's asset and liability management function. UBS's overall capital needs are continually reviewed to ensure that our capital base can appropriately support the anticipated needs of business units as well as regulatory capital requirements.

As the table above shows, UBS is very well capitalized. In the course of 2000, the BIS Tier 1 ratio increased from 10.6% at 31 December 1999 to 11.7% at 31 December 2000. This improvement was possible despite the merger with PaineWebber thanks to the increase in retained earnings and the issuance of new equity and hybrid capital (a share capital increase of 12 million new shares to help fund the PaineWebber merger and the issuance of USD 1.5 billion Trust Preferred Securities) and a substantial decrease from UBS's in risk-weighted assets excluding the effect of adding PaineWebber business.

The table above shows the key capital figures and ratios as of 31 December 2000 and 31 December 1999.

The ratios measure capital adequacy by comparing UBS's eligible capital with its risk-weighted assets, which include balance sheet assets, net positions in securities not held in the trading portfolio, off-balance sheet transactions converted into their credit equivalents and market risk positions at a weighted amount to reflect their relative risk.

The calculation of capital requirements applicable to UBS under Swiss Federal Banking Commission regulations differs in certain respects from the calculation under the BIS guidelines. Most importantly

     - where the BIS currently does not apply risk weightings above 100% to any asset category, the Swiss Federal Banking Commission applies risk weightings of greater than 100% to certain kinds of assets (for example real estate, bank premises, other fixed assets, equity securities and unconsolidated equity investments);

     - where the BIS guidelines apply 20% risk weighting to obligations of OECD banks, the Swiss Federal Banking Commission's regulations apply risk weightings of 25% to 75% (depending on maturities) to debts from OECD banks.

As a result of these differences, UBS's risk-weighted assets are higher, and its ratios of total capital and Tier 1 capital are lower when calculated under the Swiss Federal Banking Commission regulations as compared to BIS guidelines. Nevertheless, UBS and its predecessor banks have always had total capital and Tier 1 capital in excess of the minimum requirements of both the BIS and the Swiss Federal Banking Commission, since the regulations and guidelines were first implemented in 1988.

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INITIATIVES IN 2000
UBS's capital management is primarily driven by shareholder value considerations, respecting the need to maintain strategic flexibility, sound capitalization and strong ratings. During the course of 2000 several major measures were taken to achieve these goals.

Share buy back and cancellation

In view of the continuous increase of capital from retained earnings experienced during 1999, the Group introduced a share buy-back program in January 2000, in order to reduce the number of issued shares and enhance earnings per share. The program ran until June 2000, during which time a total of 18.4 million shares were repurchased at an average price of CHF 217, representing a total expenditure of CHF 4 billion and repurchase of about 4.3% of shares outstanding. These shares will be cancelled in July 2001, following the approval of shareholders at the Annual General Meeting on 26 April 2001.

Stock Split

At the Annual General Meeting in April 2000, shareholders approved a 2-for-1 stock split, effective 8 May 2000, reducing the par value of the share to the minimum of CHF 10 then permissible under Swiss law. The motivation behind the split was that, in absolute terms, the UBS share was of relatively high value per share compared to stocks of other European, and particularly US financial services providers.

New York Stock Exchange (NYSE) listing

On 16 May 2000 our shares were listed on the NYSE in the form of global registered shares creating one global share traded in Zurich, New York and Tokyo. As the first Swiss company to list a global share in New York, UBS contributed to a significant enhancement in clearing and settlement infrastructure, most notably the creation of a link between the US and Swiss securities depositories to facilitate cross-border settlement.

EQUITY FUNDING OF THE PAINEWEBBER MERGER
UBS merged with Paine Webber Group Inc. on 3 November 2000. Half of the consideration was paid in UBS shares, requiring a total of 41 million shares.

At an extraordinary general meeting on 7 September 2000, UBS shareholders approved the creation of 38 million new shares in the form of authorized capital for the merger with PaineWebber and 17 million new shares in the form of conditional capital for PaineWebber options outstanding beyond the merger date. In order to minimize the dilutive effects of the merger to existing shareholders, UBS issued only 12 million new shares from authorized capital on the completion date. 7 million shares were re-issued out of the Group's Treasury holdings and 22 million shares were borrowed.

On 6 November 2000 a new share buy-back program was launched, which ran until 2 March 2001. Unlike the program which ran in the first half of 2000 it was not designed to result in cancellation of the repurchased shares. 22 million shares were purchased under this program between November 2000 and January 2001, at an average price of CHF 262, and used to repay the shares borrowed to pay the PaineWebber merger consideration. The remaining 8 million shares purchased under this program will primarily be used to cover the requirements of UBS's employee share schemes.

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CAPITAL MANAGEMENT PLANS FOR 2001

NEW SECOND-LINE BUY-BACK PROGRAM
Given its continuing strong capital generation, UBS intends again to repurchase shares for capital reduction purposes under a "second-line" buyback program, aimed at institutional investors, allowing tax efficient cancellation of shares.

This new second-line program becomes available from 5 March 2001 and may run until 5 March 2002. A maximum of CHF 5 billion worth of shares may be repurchased under the program. These shares will be cancelled following approval by the Annual General Meeting in April 2002.

                   [Share Buy-back and Tier 1 Ratio Graphic]

SHARE SPLIT AND DISTRIBUTION BY PAR VALUE REDUCTION
The minimum par value allowed under law for a Swiss share is CHF 10. The share split that UBS implemented in May last year brought the par value of its share down to this level, removing any further opportunity to split the share.

Under new regulations, which are currently passing through the Swiss legislative process and are expected to become effective on 1 May 2001, the minimum par value is expected to be reduced to CHF 0.01. UBS intends to utilize this change to lower the market price per share to a level more in line with that of its global peer group, and to make a tax efficient payment to its shareholders in the form of a reduction in the nominal value of its shares.

If shareholder approval is granted, a distribution of CHF 1.60, in respect of the fourth quarter 2000, will be paid in the form of a par value reduction. This is treated in Switzerland as a return of capital to shareholders, not as income, and is therefore tax efficient for shareholders who pay tax in Switzerland. The par value reduction also has advantages for shareholders outside Switzerland, as no Swiss withholding tax is payable on it. Holders outside of Switzerland should consult their tax advisors in determining the tax implications in their country.

The distribution will reduce the par value of the share to CHF 8.40. UBS will then split its share 3 for 1, resulting in a new par value of CHF 2.80 per share.

Because of the legal and regulatory processes involved, the par value reduction is expected to take place on 16 July 2001, for payment on 18 July 2001 to holders of record on 13 July 2001 if the relevant legislation has come into force. The share split will also be implemented on 16 July 2001.

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PROPOSED CHANGES TO PAR VALUE

                                                                  CHF
---------------------------------------------------------------------
PAR VALUE AT 01.01.01                                            10.0
Proposed distribution in the form of par value reduction          1.6
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New par value                                                     8.4
Proposed stock split                                          3 for 1
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NEW PAR VALUE AFTER PROPOSED DISTRIBUTION AND STOCK SPLIT         2.8
---------------------------------------------------------------------

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DIRECTORS AND SENIOR MANAGEMENT


Alex Krauer and Alberto Togni, the Chairman and Vice Chairman of the Board of Directors, have entered into contracts with UBS AG in connection with their service in those capacities. The compensation payable to them under those contracts is included in the compensation arrangements described in Notes 35 and 36 to the UBS Group Financial Statements. There are no service contracts with any of the other members of the Board of Directors.

SHARE OWNERSHIP

No member of the Board of Directors or the Group Executive Board is the beneficial owner of more than 1% of the company's shares.


MAJOR SHAREHOLDERS AND RELATED PARTY TRANSACTIONS



MAJOR SHAREHOLDERS


As far as UBS is aware, UBS is neither directly nor indirectly owned nor controlled by another corporation or any government, there are no arrangements in place the operation of which may result in a change in control and UBS has no shareholders whose beneficial ownership exceeds 5% of the total shares issued. At 31 December 2000, Chase Nominees Ltd., London was entered in UBS's shareholder register as a trustee/nominee holding 6.3% of all shares issued.


RELATED PARTY TRANSACTIONS


Related parties include the Board of Directors, the Group Executive Board, the Group Managing Board, close family members and enterprises which are controlled by these individuals.

For 2000 and 1999, please see Note 36 to the UBS Group Financial Statements.

Total remuneration of related parties during 1998 amounted to CHF 102.8 million. Total loans and advances receivable were CHF 27.1 million at 31 December 1998. The number of long-term stock options outstanding from equity plans was 127,500 at 31 December 1998.

The total number of shares held by members of the Board of Directors, Group Executive Board and Group Managing Board was 4,635,804 as of 31 December 1998.


ADDITIONAL INFORMATION



MEMORANDUM AND ARTICLES OF ASSOCIATION



Please see Item 14 of our registration statement on Form 20-F filed 9 May 2000.



DESCRIPTION OF SHARES



Set forth below is a summary of the material provisions of our Articles of Association, which we call the "Articles" throughout this document, and the Swiss Code of Obligations relating to our shares. This description does not purport to be complete and is qualified in its entirety by reference to Swiss law, including, Swiss company law, and to the Articles, copies of which are available at our offices.



The shares are registered shares with a par value of CHF 10 per share. The shares are fully paid-up and non-assessable.



Each share carries one vote at our shareholders' meetings. Voting rights may be exercised only after a shareholder has been recorded in our share register as a shareholder with voting rights. Registration with voting rights is subject to certain restrictions. See "--Transfer of Shares" and "--Shareholders' Meeting".

The Articles provide that we may elect not to print and deliver certificates in respect of registered shares. Shareholders may, however, request at any time that we print and deliver such certificates free of charge.



TRANSFER OF SHARES



The transfer of shares is effected by corresponding entry in the books of a bank or depositary institution following an assignment in writing by the selling shareholder and notification of such assignment to us by the bank or depository institution. The transfer of shares further requires that the purchaser file a share registration form in order to be registered in our share register as a shareholder. Failing such registration, the purchaser may not vote at or participate in shareholders' meetings.



A purchaser of shares will be recorded in our share register with voting rights upon disclosure of its name, citizenship and address. However, we may decline a registration with voting rights if the shareholder does not declare that it has acquired the shares in its own name and for its own account. If the shareholder refuses to make such declaration, it will be registered as a shareholder without voting rights.



There is no limitation under Swiss law or our Articles on the right of non-Swiss residents or nationals to own or vote our shares.



SHAREHOLDERS' MEETING



Under Swiss law, annual ordinary shareholders' meetings must be held within six months after the end of our fiscal year, which is 31 December. Shareholders' meetings may be convened by the Board of Directors or, if necessary, by the statutory auditors, with twenty-days' advance notice. The Board of Directors is further required to convene an extraordinary shareholders' meeting if so resolved by a shareholders' meeting or if so requested by shareholders holding in aggregate at least 10% of our nominal share capital. Shareholders holding shares with an aggregate par value of at least CHF 1,000,000 have the right to request that a specific proposal be put on the agenda and voted upon at the next shareholders' meeting. A shareholders' meeting is convened by publishing a notice in the Swiss Official Commercial Gazette (Schweizerisches Handelsamtsblatt) at least twenty days prior to such meeting.



The Articles do not require a minimum number of shareholders to be present in order to hold a shareholders' meeting.



Resolutions generally require the approval of an "absolute majority" of the votes cast at a shareholders' meeting. Shareholders' resolutions requiring a vote by absolute majority include:



     - amendments to the Articles



     - elections of directors and statutory auditors



     - approval of the annual report and the annual group accounts



     - setting the annual dividend



     - decisions to discharge directors and management from liability for matters disclosed to the shareholders' meeting



     - the ordering of an independent investigation into the specific matters proposed to the shareholders' meeting



Under the Articles, a resolution passed at a shareholders' meeting with a supermajority of at least two-thirds of the Shares represented at such meeting is required to:



     - change the limits on Board size in the Articles



     - remove one-fourth or more of the members of the Board of Directors

     - delete or modify the above supermajority voting requirements



Under Swiss corporate law, a resolution passed by at least two-thirds of votes represented and an absolute majority of the par value of the shares represented must approve:



     - a change in our stated purpose in the Articles



     -  the creation of shares with privileged voting rights



     -  a restriction of transferability



     -  an increase in authorized capital



     - an increase of capital out of equity against contribution in kind, for the purpose of acquisition and granting of special rights



     -  changes to pre-emptive rights



     -  a change of domicile of the company



     -  a dissolution of the company without liquidation



At shareholders' meetings, shareholders can be represented by proxy, but only by another shareholder, a proxy appointed by us, an independent representative nominated by us, or a depository institution. Votes are taken on a show of hands unless a written ballot is requested by at least 3% of the votes present at the shareholders' meeting or such ballot is ordered by the Chairman of the meeting.



NET PROFITS AND DIVIDENDS



Swiss law requires that at least 5% of the annual net profits of a corporation must be retained as general reserves for so long as these reserves amount to less than 20% of the corporation's nominal share capital. Any net profits remaining are at the disposal of the shareholders' meeting, except that, if an annual dividend exceeds 5% of the nominal share capital, then 10% of such excess must be retained as general reserves.



Under Swiss law, dividends may be paid out only if the corporation has sufficient distributable profits from previous business years, or if the reserves of the corporation are sufficient to allow distribution of a dividend. In either event, dividends may be paid out only after approval by the shareholders' meeting. The Board of Directors may propose that a dividend be paid out, but cannot itself set the dividend. The auditors must confirm that the dividend proposal of the Board conforms with statutory law. In practice, the shareholders' meeting usually approves the dividend proposal of the Board of Directors.



Dividends are usually due and payable after the shareholders' resolution relating to the allocation of profits has been passed. Under Swiss law, the statute of limitations in respect of dividend payments is five years.



U.S. holders of shares will receive dividend payments in dollar denominations, unless they provide notice to our U.S. transfer agent, The Bank of New York, that they wish to receive dividend payments in Swiss francs. The Bank of New York will be responsible for paying the U.S. dollars or Swiss francs to registered holders, and for withholding any required amounts for taxes or other governmental charges. If The Bank of New York determines, after consultation with us, that in its judgement any foreign currency received by it cannot be converted into dollars or transferred to U.S. holders, it may distribute the foreign currency received by it, or an appropriate document evidencing the right to receive such currency, or in its discretion hold such foreign currency for the accounts of U.S. holders.



PREEMPTIVE RIGHTS



Under Swiss law, any share issue, whether for cash or non-cash consideration or for no consideration, is subject to the prior approval of the shareholders' meeting. Shareholders of a Swiss corporation have certain preemptive rights to subscribe for new issues of shares in proportion to the nominal amount of shares held. A resolution adopted at a shareholders' meeting with a supermajority may, however, limit or suspend preemptive rights in certain limited circumstances.



BORROWING POWER



Neither Swiss law nor the Articles restrict in any way our power to borrow and raise funds. No shareholders' resolution is required.



CONFLICTS OF INTEREST



Swiss law does not have a general provision on conflicts of interests. However, the Swiss Code of Obligations requires Directors and members of senior management to safeguard the interests of the corporation and, in this connection, imposes a duty of care and a duty of loyalty on directors and officers. This rule is generally understood as disqualifying directors and senior officers from participating in decisions that directly affect them. Directors and officers are personally liable to the corporation for any breach of these provisions. In addition, Swiss law contains a provision under which payments made to a shareholder or a director or any person associated therewith, other than at arm's length, must be repaid to us if the shareholder or director was acting in bad faith.



REPURCHASE OF SHARES



Swiss law limits a corporation's ability to hold or repurchase its own shares. We and our subsidiaries may only repurchase shares if we have sufficient free reserves to pay the purchase price, and if the aggregate nominal value of the shares does not exceed 10% of our nominal share capital. Furthermore, we must create a special reserve on our balance sheet in the amount of the purchase price of the acquired Shares. Such shares held by us or our subsidiaries do not carry any rights to vote at shareholders' meetings.



NOTICES



Notices to shareholders are made by publication in the Swiss Official Gazette of Commerce. The Board of Directors may designate further means of communication for publishing notices to shareholders.



Notices required under the listing rules of the Swiss Exchange will be published in two Swiss newspapers in German and French. We or the Swiss Exchange may also disseminate the relevant information on the online exchange information systems.



REGISTRATION AND BUSINESS PURPOSE



We are registered as a corporation in the commercial register and have registered offices in Zurich and Basel, Switzerland.



Our business purpose, as set forth in our Articles, is the operation of a bank, with a scope of operations extending to all types of banking, financial, advisory, trading and service activities in Switzerland and abroad.



DURATION, LIQUIDATION AND MERGER



Our duration is unlimited.



Under Swiss law, we may be dissolved at any time by a shareholders' resolution which must be passed by (1) an absolute majority of the shares represented at the meeting in the event we are to be dissolved by way of liquidation, or (2) a supermajority of at least two-thirds of the votes represented and an absolute majority of the par value of the shares represented at the meeting in other events (for example in a merger where we are not the surviving entity). Dissolution by court order is possible if we become bankrupt.

Under Swiss law, any surplus arising out of a liquidation (after the settlement of all claims of all creditors) is distributed to shareholders in proportion to the paid-up nominal value of shares held.



DISCLOSURE OF PRINCIPAL SHAREHOLDERS



Under the applicable provisions of the new Swiss Stock Exchange Act, shareholders and shareholders acting in concert with third parties who reach, exceed or fall below the thresholds of 5%, 10%, 20%, 33 1/3%, 50% or 66 2/3% of the voting rights of a Swiss listed corporation must notify the corporation and the Swiss Exchange on which such shares are listed of such holdings, whether or not the voting rights can be exercised. Following receipt of such notification, the corporation has the obligation to inform the public. The company must disclose in an attachment to the balance sheet the identity of any shareholders who own in excess of 5% of our shares.



MANDATORY TENDER OFFER



Under the Swiss Stock Exchange Act, shareholders and groups of shareholders acting in concert who acquire more than 33 1/3% of the voting rights of a listed Swiss company will have to submit a takeover bid to all remaining shareholders. A waiver from the mandatory bid rule may be granted by our supervisory authority. If no waiver is granted, the mandatory takeover bid must be made pursuant to the procedural rules set forth in the Swiss Stock Exchange Act and implementing ordinances.



EXCHANGE CONTROLS


There are no restrictions under UBS's Articles of Association or Swiss law, presently in force, that limit the right of non-resident or foreign owners to hold UBS's securities freely or to vote UBS's securities freely in matters put to a vote of UBS security holders generally. There are currently no Swiss foreign exchange controls or laws restricting the import or export of capital. In addition, there are currently no restrictions under Swiss law affecting the remittance of dividends, interest or other payments to non-resident holders of UBS securities.

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UBS Americas


UBS Americas is a direct, wholly owned subsidiary of UBS AG, and acts as the holding company for the U.S. onshore private banking operations of UBS, including UBS PaineWebber Inc. See "UBS--The UBS Group--Strategy, Structure and History--PaineWebber."

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Description of Debt Securities


Please note that in this section entitled "Description of Debt Securities," references to UBS Americas refer only to UBS Americas Inc. and not to its consolidated subsidiaries. Similarly, references to UBS refer only to UBS AG and not to its consolidated subsidiaries. Also, in this section, references to Holders mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Because all of the debt securities are currently held by The Depository Trust Company in the form of global debt securities, DTC is currently the only Holder of any of the debt securities. Owners of beneficial interests in the debt securities should read the subsection entitled "-- Global Debt Securities."


THIS SECTION IS ONLY A SUMMARY

The applicable indenture and its associated documents, including your note, contain the full legal text governing the matters described in this section.

This section summarizes all the material terms of the applicable indenture and your note. It does not, however, describe every aspect of the indenture and your note. For example, in this section, we use terms that have been given special meaning in the indenture, but we describe the meaning of only the more important of those terms.

All of the debt securities were issued in various issuances by Paine Webber Group Inc. before Paine Webber Group Inc. merged with UBS Americas Inc. Some of the debt securities were issued as separate series of securities, and these are listed in the first table under "--Fixed Rate Securities" below. Other debt securities were issued as medium-term notes, either as part of Paine Webber Group Inc.'s Medium-Term Senior Notes, Series C, or as part of Paine Webber Group Inc.'s Medium-Term Subordinated Notes, Series D. These are listed in the other tables under "--Fixed Rate Securities" and "--Floating Rate Securities" below.

THE INDENTURES

Each of the debt securities was issued under one of two Indentures, each of which is between UBS Americas and The Chase Manhattan Bank, as Trustee.

The senior debt securities were issued under the Senior Indenture, dated as of 15 March 1988, as amended by a supplemental indenture dated as of 22 September 1989, by a supplemental indenture dated as of 22 March 1991, and by a supplemental indenture dated as of 3 November 2000, between UBS Americas (as successor by merger to PaineWebber) and The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee, as well as by a supplemental indenture dated as of 22 December 2000 among UBS Americas, the Trustee and UBS AG, as guarantor. When we refer to The Chase Manhattan Bank, acting as Trustee under the Senior Indenture, we will call it the "Senior Trustee." The debt securities issued under the Senior Indenture constitute Superior Indebtedness and rank pari passu with all other unsecured debt of UBS Americas except subordinated debt. The Chase Manhattan Bank's address is 270 Park Avenue, New York, NY 10017.

The subordinated debt securities were issued under the Subordinated Indenture, dated as of 15 March 1988, as amended by a supplemental indenture dated as of 22 September 1989, by a supplemental indenture dated as of 22 March 1991, by a supplemental indenture dated as of 30 November 1993, and by a supplemental indenture dated as of 3 November 2000, between UBS Americas (as successor by merger to PaineWebber) and Chase Manhattan Bank USA, National Association (formerly known as Chemical Bank (Delaware)), as Trustee, as well as by a supplemental indenture dated as of 22

DESCRIPTION OF DEBT SECURITIES
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December 2000 among UBS Americas, the Trustee and UBS AG, as guarantor. When we refer to Chase Manhattan Bank USA, acting as Trustee under the Subordinated Indenture, we will call it the "Subordinated Trustee." The debt securities issued under the Subordinated Indenture are subordinated in right of payment, to the extent and in the manner listed in the Subordinated Indenture, to the prior payment in full of all Superior Indebtedness, as described below under "--Subordination." Chase Manhattan Bank USA's address is 1201 Market Street, Wilmington, DE 19801.

In this prospectus, we sometimes refer to the Senior Indenture and the Subordinated Indenture together as the "Indentures." Similarly, we sometimes refer to the Senior Trustee and the Subordinated Trustee together as the "Trustees." Both Indentures are filed as exhibits to the registration statement that includes this prospectus. See "Where You Can Find More Information" below for information on how to obtain a copy.

The Indentures do not restrict (i) a consolidation, merger or sale of assets or other similar transactions that may adversely affect the creditworthiness of the Company or a successor or combined entity, (ii) a change of control of the Company or (iii) leveraged transactions involving the Company, whether or not involving a change of control. In addition, under the terms of the Indentures the Company is entitled to defease the Offered Securities. As a result, the Indentures do not protect Holders against a substantial decline in the value of the Offered Securities which may result from the aforementioned transactions.

FORM

All of the debt securities were issued in fully registered form without coupons. All of the debt securities that are denominated in U.S. dollars were issued in denominations of $1,000 and integral multiples of $1,000. All of the debt securities that are denominated in Japanese yen were issued in denominations of Y250,000,000 and integral multiples of Y250,000,000 or Y100,000,000 and integral multiples of Y100,000,000.

PRINCIPAL

All of the debt securities are denominated in U.S. dollars, with the exception of three series of fixed rate Medium-Term Notes, Series C, which are payable in Japanese yen, as indicated below. The principal of, and interest on, the yen-denominated debt securities is payable in Japanese yen, except under the circumstances described under "--Payment Currency" below. For each debt security, the aggregate principal amount outstanding is equal to the initial aggregate principal amount for that debt security. The full principal amount of each series of debt securities will be due and payable on the maturity date specified for that series below.

INTEREST RATE

All of the debt securities bear interest, either at a fixed rate or at a floating rate. Each debt security will bear interest from its date of issuance until its principal is paid or made available for payment. The interest will be payable on each interest payment date and at maturity as described below under "--Payment of Principal and Interest."

FIXED RATE DEBT SECURITIES
Each fixed rate debt security will bear interest at a fixed rate, payable semi-annually on the dates specified in the table below. The description below designates the fixed rate of interest per annum payable on each of the fixed rate debt securities.

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

The following tables list the fixed rate debt securities, as well as their primary terms:

                                INITIAL
                               AGGREGATE                        INTEREST                           HELD
                               PRINCIPAL       MATURITY          PAYMENT           REGULAR        THROUGH
TITLE                            AMOUNT          DATE             DATES          RECORD DATES       DTC
---------------------------------------------------------------------------------------------------------
7 5/8% Notes Due 2009         $275 million     1 December         1 June and     15 May and 15        Yes
                                                     2009         1 December          November
6 3/8% Notes Due 2004         $525 million    15 May 2004      15 May and 15      30 April and        Yes
                                                                    November        31 October
6.45% Notes Due 2003          $340 million     1 December       1 June and 1     15 May and 15        Yes
                                                     2003           December          November
6.55% Notes Due 2008          $250 million       15 April    15 April and 15     1 April and 1         No
                                                     2008            October           October
7 5/8% Notes Due 2008         $150 million     15 October    15 April and 15     1 April and 1         No
                                                     2008            October           October
8 1/4% Notes Due 2002         $125 million     1 May 2002        1 May and 1      15 April and         No
                                                                    November        15 October
8 7/8% Notes Due 2005         $125 million       15 March    15 March and 15     1 March and 1         No
                                                     2005          September         September
7 5/8% Notes Due 2014         $200 million    15 February    15 February and    1 February and         No
                                                     2014          15 August          1 August
6 3/4% Notes Due 2006         $100 million     1 February     1 February and    15 January and         No
                                                     2006           1 August           15 July
6 1/2% Notes Due 2005         $200 million     1 November        1 May and 1      15 April and         No
                                                     2005           November        15 October
7 7/8% Notes Due 2003         $100 million    15 February    15 February and    1 February and         No
                                                     2003          15 August          1 August
9 1/4% Notes Due 2001         $150 million    15 December     15 June and 15      1 June and 1         No
                                                     2001           December          December
7 3/4% Subordinated Notes
  Due 2002                    $175 million    1 September      1 March and 1       15 February         No
                                                     2002          September     and 15 August

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

MEDIUM-TERM SENIOR NOTES, SERIES C*
-------------------------------------------------------------------------------
       INITIAL
     AGGREGATE                             INTEREST
     PRINCIPAL           MATURITY           PAYMENT          REGULAR   INTEREST
        AMOUNT               DATE             DATES     RECORD DATES       RATE
-------------------------------------------------------------------------------
Y  900 million        1 July 2002   1 January and 1      15 December    1.0100
                                               July      and 15 June
Y    9 billion**    13 March 2003   13 March and 13    1 March and 1    1.2700
                                          September        September
Y  900 million**      1 July 2003   1 January and 1      15 December    1.3400
                                               July      and 15 June
$   25 million        21 May 2001     1 March and 1      15 February    6.1850
                                          September    and 15 August
$   10 million       08 June 2001     1 March and 1    1 March and 1    5.8100
                                          September        September
$    1 million       13 June 2001     1 March and 1      15 February    7.6400
                                          September    and 15 August
$   25 million       23 July 2001     1 March and 1      15 February    6.5850
                                          September    and 15 August
$    5 million       24 July 2001     1 March and 1      15 February    7.2800
                                          September    and 15 August
$    5 million       11 September     1 March and 1      15 February    7.5200
                             2001         September    and 15 August
$   22 million       26 September     1 March and 1      15 February    6.5200
                             2001         September    and 15 August
$   22 million       28 September     1 March and 1      15 February    6.4400
                             2001         September    and 15 August
$   10 million   14 December 2001     1 March and 1      15 February    6.5800
                                          September    and 15 August
$   20 million      28 March 2002     1 March and 1      15 February    6.0150
                                          September    and 15 August
$   45 million      22 April 2002     1 March and 1      15 February    6.0200
                                          September    and 15 August
$   25 million    15 October 2002     1 March and 1      15 February    6.6500
                                          September    and 15 August
$   25 million    4 February 2003     1 March and 1      15 February    6.2500
                                          September    and 15 August
$   12 million   14 February 2003     1 March and 1      15 February    7.0200
                                          September    and 15 August
$   45 million      18 March 2003     1 March and 1      15 February    6.3200
                                          September    and 15 August
$   25 million        20 May 2003     1 March and 1      15 February    6.3310
                                          September    and 15 August
$   30 million        1 July 2003     1 March and 1      15 February    6.7850
                                          September    and 15 August

  ------------
*  All of the Medium-Term Senior Notes, Series C, are held through DTC.
** Redeemable under the limited ci* below.

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MEDIUM-TERM SENIOR NOTES, SERIES C*
-------------------------------------------------------------------------------
       INITIAL
     AGGREGATE                             INTEREST
     PRINCIPAL           MATURITY           PAYMENT          REGULAR   INTEREST
        AMOUNT               DATE             DATES     RECORD DATES       RATE
$   20 million    15 October 2003     1 March and 1      15 February    7.3000
                                          September    and 15 August
$    5 million    21 October 2003     1 March and 1    15 days prior    6.3100
                                          September          to each
                                                            interest
                                                        payment date
$    1 million   17 November 2003     1 March and 1    15 days prior    6.6800
                                          September          to each
                                                            interest
                                                        payment date
$    1 million   24 November 2003     1 March and 1    15 days prior    6.7700
                                          September          to each
                                                            interest
                                                        payment date
$   20 million    20 January 2004     1 March and 1    15 days prior    6.7300
                                          September          to each
                                                            interest
                                                        payment date
$   20 million    26 January 2004     1 March and 1    15 days prior    6.7300
                                          September          to each
                                                            interest
                                                        payment date
$    5 million    27 January 2004     1 March and 1      15 February    7.1150
                                          September    and 15 August
$    5 million    28 January 2004     1 March and 1      15 February    7.1400
                                          September    and 15 August
$  2.2 million    3 February 2004     1 March and 1    15 days prior    6.6700
                                          September          to each
                                                            interest
                                                        payment date
$   20 million   10 February 2004     1 March and 1    15 days prior    6.6800
                                          September          to each
                                                            interest
                                                        payment date
$ 13.5 million   10 February 2004     1 March and 1      15 February    7.0150
                                          September    and 15 August
$    5 million       13 September     1 March and 1      15 February    7.0700
                             2004         September    and 15 August
$   25 million     4 October 2004     1 March and 1      15 February    7.5500
                                          September    and 15 August
$   13 million     4 October 2004     1 March and 1      15 February    6.7900
                                          September    and 15 August
$ 11.5 million    15 October 2004     1 March and 1      15 February    7.4900
                                          September    and 15 August
$   30 million       6 April 2005     1 March and 1      15 February    6.5200
                                          September    and 15 August
$    5 million        25 May 2005     1 March and 1    15 days prior    8.0000
                                          September          to each
                                                            interest
                                                        payment date

  ------------
*  All of the Medium-Term Senior Notes, Series C, are held through DTC.

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MEDIUM-TERM SENIOR NOTES, SERIES C*
-------------------------------------------------------------------------------
       INITIAL
     AGGREGATE                             INTEREST
     PRINCIPAL           MATURITY           PAYMENT          REGULAR   INTEREST
        AMOUNT               DATE             DATES     RECORD DATES       RATE
$    5 million     11 August 2005     1 March and 1    15 days prior    7.7650
                                          September          to each
                                                            interest
                                                        payment date
$    1 million   14 November 2005     1 March and 1    15 days prior    6.9500
                                          September          to each
                                                            interest
                                                        payment date
$    2 million     4 October 2006     1 March and 1      15 February    7.7500
                                          September    and 15 August
$    1 million    10 October 2006     1 March and 1      15 February    7.5200
                                          September    and 15 August
$   10 million   20 February 2007     1 March and 1      15 February    7.2200
                                          September    and 15 August
$   35 million       1 April 2008     1 March and 1      15 February    6.7200
                                          September    and 15 August
$ 42.5 million       3 April 2008     1 March and 1      15 February    6.7300
                                          September    and 15 August
$   10 million      21 April 2008     1 March and 1      15 February    6.5200
                                          September    and 15 August
$   25 million    5 February 2009     1 March and 1      15 February    6.6400
                                          September    and 15 August
$    2 million    9 February 2009     1 March and 1    15 days prior    7.0100
                                          September          to each
                                                            interest
                                                        payment date
$   25 million      13 April 2010     1 March and 1      15 February    6.6500
                                          September    and 15 August
$   30 million      14 April 2010     1 March and 1      15 February    6.6400
                                          September    and 15 August
$   10 million        16 May 2011     1 March and 1      15 February    6.7600
                                          September    and 15 August
$    5 million    30 January 2012     1 March and 1      15 February    7.7400
                                          September    and 15 August
$   10 million    30 January 2012     1 March and 1      15 February    7.7400
                                          September    and 15 August
$    5 million    30 January 2012     1 March and 1      15 February    7.7400
                                          September    and 15 August
$    5 million     4 October 2016     1 March and 1      15 February    8.2700
                                          September    and 15 August
$   25 million    17 January 2017     1 March and 1      15 February    8.0600
                                          September    and 15 August
$    2 million    27 January 2017     1 March and 1      15 February    7.9400
                                          September    and 15 August
$   10 million    6 February 2017     1 March and 1      15 February    7.9300
                                          September    and 15 August
$    1 million   13 February 2017     1 March and 1      15 February    7.8100
                                          September    and 15 August

  ------------
*  All of the Medium-Term Senior Notes, Series C, are held through DTC.

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------
MEDIUM-TERM SENIOR NOTES, SERIES C*
-------------------------------------------------------------------------------
       INITIAL
     AGGREGATE                             INTEREST
     PRINCIPAL           MATURITY           PAYMENT          REGULAR   INTEREST
        AMOUNT               DATE             DATES     RECORD DATES       RATE
$   15 million   13 February 2017     1 March and 1      15 February    7.8100
                                          September    and 15 August
$   20 million      17 March 2017     1 March and 1      15 February    7.9100
                                          September    and 15 August
$    5 million        5 June 2017     1 March and 1      15 February    8.0400
                                          September    and 15 August
$   10 million        9 June 2017     1 March and 1      15 February    7.9900
                                          September    and 15 August
$19.31 million       17 July 2017     1 March and 1      15 February    7.6050
                                          September    and 15 August
$   10 million       11 September     1 March and 1      15 February    7.6330
                             2017         September    and 15 August
$   25 million    16 October 2017     1 March and 1      15 February    7.3900
                                          September    and 15 August

------------
* All of the Medium-Term Senior Notes, Series C, are held through DTC.

MEDIUM-TERM SUBORDINATED NOTES, SERIES D
-----------------------------------------------------------------------------
      INITIAL
    AGGREGATE                            INTEREST
    PRINCIPAL          MATURITY           PAYMENT          REGULAR   INTEREST
       AMOUNT              DATE             DATES     RECORD DATES       RATE
-----------------------------------------------------------------------------
$   1 million    22 August 2001     1 March and 1    15 days prior    9.7500
                                        September          to each
                                                          interest
                                                      payment date
$   1 million      10 September     1 March and 1    15 days prior    9.7500
                           2001         September          to each
                                                          interest
                                                      payment date
$   1 million  26 November 2001     1 March and 1    15 days prior    9.3750
                                        September          to each
                                                          interest
                                                      payment date
$     200,000  19 February 2002     1 March and 1    15 days prior    9.2500
                                        September          to each
                                                          interest
                                                      payment date
$ 5.5 million       22 May 2002     1 March and 1    15 days prior    8.9500
                                        September          to each
                                                          interest
                                                      payment date
$   6 million      24 July 2002     1 March and 1    15 days prior    8.3900
                                        September          to each
                                                          interest
                                                      payment date
$   2 million     7 August 2002     1 March and 1    15 days prior    8.2000
                                        September          to each
                                                          interest
                                                      payment date

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

MEDIUM-TERM SUBORDINATED NOTES, SERIES D
-----------------------------------------------------------------------------
      INITIAL
    AGGREGATE                            INTEREST
    PRINCIPAL          MATURITY           PAYMENT          REGULAR   INTEREST
       AMOUNT              DATE             DATES     RECORD DATES       RATE
-----------------------------------------------------------------------------
$   1 million    13 August 2002     1 March and 1    15 days prior    8.0700
                                        September          to each
                                                          interest
                                                      payment date
$   2 million   24 January 2003     1 March and 1    15 days prior    8.3000
                                        September          to each
                                                          interest
                                                      payment date
$ 2.5 million   5 February 2003     1 March and 1    15 days prior    8.0400
                                        September          to each
                                                          interest
                                                      payment date
$   7 million       1 July 2003     1 March and 1    15 days prior    7.1300
                                        September          to each
                                                          interest
                                                      payment date
$  28 million    15 August 2003     1 March and 1    15 days prior    6.9300
                                        September          to each
                                                          interest
                                                      payment date
$   9 million    15 August 2003     1 March and 1    15 days prior    6.9000
                                        September          to each
                                                          interest
                                                      payment date
$  15 million   9 February 2004     1 March and 1    15 days prior    6.9000
                                        September          to each
                                                          interest
                                                      payment date
$   1 million    19 August 2004     1 March and 1    15 days prior    8.0200
                                        September          to each
                                                          interest
                                                      payment date
$   1 million    31 August 2004     1 March and 1    15 days prior    8.0600
                                        September          to each
                                                          interest
                                                      payment date
$   1 million  8 September 2004     1 March and 1    15 days prior    8.0000
                                        September          to each
                                                          interest
                                                      payment date

FLOATING RATE DEBT SECURITIES
Each floating rate debt security bears interest at a variable rate determined by reference to LIBOR of the specified "index maturity", adjusted by adding a "spread." The "spread" for a floating rate debt security is the number of basis points (one basis point equals one-hundredth of a percentage point) specified below as being applicable to the interest rate for that debt security. "Index maturity" means, with respect to a floating rate debt security, the period to maturity of the LIBOR rate on which the interest rate formula is based, as specified in the tables below. The Chase Manhattan Bank is the calculation agent with respect to each floating rate debt security.

"LIBOR" is indexed to the offered rate for U.S. dollar deposits and is determined by the calculation agent in accordance with the following provisions:

- With respect to any interest determination date, LIBOR is determined on the basis of the rate for deposits in U.S. dollars having the index maturity specified in the table below, beginning on the second London banking day immediately following the interest determination date, that appears on Telerate Screen Page 3750 as of 11:00 A.M., London time, on that interest determination date, if the relevant rate appears on Telerate Screen Page 3750.

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

  "Telerate Screen Page 3750" means the display designated as page 3750 on the Dow Jones Market Service (or the other page or pages that may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

- If no rate appears on Telerate Screen Page 3750, LIBOR for the interest determination date will be determined on the basis of the rates at approximately 11:00 A.M., London time, on such interest determination date at which deposits in U.S. dollars having the index maturity specified in the table below, beginning on the second London banking day immediately following that interest determination date and in a principal amount equal to an amount of not less than $1,000,000 that in the calculation agent's judgment is representative for a single transaction in that market at that time, are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the calculation agent. The calculation agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR for the interest determination date will be the arithmetic mean of the provided quotations. If fewer than two quotations are provided, LIBOR for the interest determination date will be the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on that interest determination date by three major banks in New York City, selected by the calculation agent, for loans in U.S. dollars to leading European banks having the index maturity specified in the table below beginning on the second London banking day immediately following that interest determination date and in a principal amount equal to an amount of not less than $1,000,000 that in the calculation agent's judgment is representative for a single transaction in the relevant market at that time. However, if the banks selected by the calculation agent are not quoting as described above, LIBOR with respect to the interest determination date will be LIBOR in effect on that interest determination date.

If the determination of any interest rate requires the calculation agent to obtain quotes of rates from banks or other sources, those quotes may be given by the calculation agent or an affiliate of the calculation agent, so long as the calculation agent or affiliate satisfies all of the applicable criteria for such a bank or other source listed below. Unless there is a manifest error, any calculation made by the calculation agent will be conclusive and binding on UBS Americas, the applicable Trustee and the Holders and owners of the applicable debt securities.

The tables below specify the index maturity, the spread, and the interest reset dates with respect to each floating rate debt security. We describe below how these terms are used.

The rate of interest on each floating rate debt security is reset monthly, quarterly or semi-annually, as specified in the tables below. We refer to the dates on which the interest rate is reset as the "interest reset dates." The interest reset dates are the dates specified in the tables below. Each interest reset date with respect to a debt security is also an interest payment date for that debt security. The regular record date for each interest payment date is the fifteenth day prior to that interest payment date.

If any interest reset date for any floating rate debt security would otherwise be a day that is not a business day, the interest reset date will be postponed to the next day that is a business day, except that if that business day is in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

The "interest determination date" pertaining to each interest reset date will be the second London banking day preceding the interest reset date.

The "calculation date" pertaining to any interest determination date will be the earlier of:

- The tenth day after the interest determination date or, if that day is not a New York business day, the next succeeding New York business day.

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

- The New York business day next preceding the relevant interest payment date or maturity of the debt security, as the case may be.

All percentages resulting from any calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with five one-millionths of a percentage point being rounded upward) and all currency or composite currency amounts used in or resulting from the calculation will be rounded, if necessary, to the nearest one-hundredth of a unit (with .005 of a unit being rounded upward).

The interest rate on the debt securities will never be higher than the maximum rate permitted by New York law, as modified by United States federal law of general application. Under current New York law, the maximum rate of interest is 25% per annum on a simple interest basis. This limit does not apply to debt securities in which $2,500,000 or more has been invested.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect, and, if determined, the interest rate that will become effective on the next interest reset date with respect to that floating rate debt security.

The following tables list the floating rate debt securities, as well as their primary terms:


MEDIUM-TERM SENIOR NOTES, SERIES C*
-------------------------------------------------------------------------------------------------------
              INITIAL
            AGGREGATE                                                                          INTEREST
            PRINCIPAL         MATURITY                                INDEX                       RESET
               AMOUNT             DATE                 SPREAD      MATURITY                       DATES
-------------------------------------------------------------------------------------------------------
$  5 million               15 May 2001      35 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$  8 million               16 May 2001      40 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$ 48 million               17 May 2001      16 basis points         1 month        Monthly on the third
                                                                                              Wednesday
$ 49 million              18 June 2001      14 basis points         1 month        Monthly on the third
                                                                                              Wednesday
$ 7.5 million             20 June 2001      40 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$  7 million              26 June 2001      21 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$ 12 million          19 November 2001      43 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$  5 million          26 November 2001      43.5 basis points       1 month        Monthly on the third
                                                                                              Wednesday
$ 20 million          18 February 2002      25 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$ 10 million             18 March 2002      37 basis points         1 month        Monthly on the third
                                                                                              Wednesday


------------
* All of the Medium-Term Senior Notes, Series C, are held through DTC.

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
MEDIUM-TERM SENIOR NOTES, SERIES C*
-------------------------------------------------------------------------------------------------------
              INITIAL
            AGGREGATE                                                                          INTEREST
            PRINCIPAL         MATURITY                                INDEX                       RESET
               AMOUNT             DATE                 SPREAD      MATURITY                       DATES
$  5 million             26 March 2002      37.5 basis points       1 month        Monthly on the third
                                                                                              Wednesday
$ 25 million               14 May 2002      40 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$ 25 million                2 May 2002      47 basis points         1 month        Monthly on the third
                                                                                              Wednesday
$ 12 million               20 May 2002      37 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$100 million              15 July 2002      56 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$ 25 million            14 August 2002      37.5 basis points      3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$ 15 million            27 August 2002      35 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$ 25 million              19 September      35 basis points        3 months          Third Wednesday of
                                  2002                                                     March, June,
                                                                                         September, and
                                                                                               December
$ 10 million           03 October 2002      55 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$ 40 million          18 November 2002      50 basis points        3 months             The 18th Day of
                                                                                  February, May, August
                                                                                           and November
$ 11 million          18 December 2002      50 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$ 12 million          03 February 2003      48 basis points               3          Third Wednesday of
                                                                    months,                March, June,
                                                                       with              September, and
                                                                       last                    December
                                                                   coupon 2
                                                                     months
$ 10 million             13 March 2003      45 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$ 10 million              23 June 2003      32 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$  5 million              23 July 2003      63 basis points         1 month        Monthly on the third
                                                                                              Wednesday

------------
* All of the Medium-Term Senior Notes, Series C, are held through DTC.

DESCRIPTION OF DEBT SECURITIES
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
MEDIUM-TERM SENIOR NOTES, SERIES C*
-------------------------------------------------------------------------------------------------------
              INITIAL
            AGGREGATE                                                                          INTEREST
            PRINCIPAL         MATURITY                                INDEX                       RESET
               AMOUNT             DATE                 SPREAD      MATURITY                       DATES
$  2 million              23 July 2003      63 basis points         1 month        Monthly on the third
                                                                                              Wednesday
$   350,000               24 July 2003      62.5 basis points      3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$ 15 million          01 December 2003      135 basis points       3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$ 10 million           28 January 2004      92 basis points        3 months          Third Wednesday of
                                                                                 March, June, September
                                                                                           and December
$  5 million          09 February 2004      45 basis points        3 months          Third Wednesday of
                                                                                 March, June, September
                                                                                           and December
$ 12 million          10 February 2004      85 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$ 10 million          12 February 2004      90 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$ 45 million               11 May 2004      60 basis points        3 months             The 11th Day of
                                                                                  February, May, August
                                                                                           and November
$ 12 million               27 May 2004      62 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$ 25 million            18 August 2004      40 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$ 30 million           13 October 2004      68 basis points               3      The 13th Day of March,
                                                                    months,         June, September and
                                                                       with                    December
                                                                       last
                                                                   coupon 1
                                                                      month
$ 20 million           25 October 2004      35 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$ 25 million           27 January 2005      65 basis points        3 months             The 27th Day of
                                                                                   January, April, July
                                                                                            and October
$ 12 million          11 February 2005      65 basis points        3 months             The 11th Day of
                                                                                  February, May, August
                                                                                           and November
$ 45 million             15 March 2005      80 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December

------------
* All of the Medium-Term Senior Notes, Series C, are held through DTC.

DESCRIPTION OF DEBT SECURITIES
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-------------------------------------------------------------------------------------------------------
MEDIUM-TERM SENIOR NOTES, SERIES C*
-------------------------------------------------------------------------------------------------------
              INITIAL
            AGGREGATE                                                                          INTEREST
            PRINCIPAL         MATURITY                                INDEX                       RESET
               AMOUNT             DATE                 SPREAD      MATURITY                       DATES
$ 25 million              15 July 2005      88 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$ 29 million          14 November 2005      70 basis points        3 months             The 14th Day of
                                                                                  February, May, August
                                                                                           and November
$ 10 million               01 May 2006      67 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$ 10 million               01 May 2006      67 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$ 4.1 million           07 August 2006      75 basis points        6 months       March 1 and September
                                                                                                      1
$ 25 million           22 October 2007      45 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$ 10 million              31 July 2008      52 basis points        3 months          Third Wednesday of
                                                                                           March, June,
                                                                                         September, and
                                                                                               December
$ 13 million               07 May 2018      65 basis points               3          Third Wednesday of
                                                                    months,                March, June,
                                                                       with              September, and
                                                                       last                    December
                                                                   coupon 2
                                                                     months

EXCHANGE, REGISTRATION AND TRANSFER

Debt securities of any series are exchangeable for other debt securities of the same series and of the same aggregate principal amount and tenor of any authorized denominations.

No service charge will be made for any transfer or exchange of the debt securities, but UBS Americas may require payment of a sum sufficient to cover any tax or other governmental charge in connection with the transfer or exchange.

Debt securities may be presented for exchange as provided above, and debt securities may be presented for registration of transfer (duly endorsed, or accompanied by a satisfactory instrument of transfer), at the office of the security registrar or at the office of any transfer agent designated by UBS Americas for such purpose with respect to any series of debt securities, without service charge and upon payment of any taxes and other governmental charges as described in the applicable Indenture. UBS Americas has appointed The Chase Manhattan Bank as security registrar for each Indenture. If UBS Americas designates any transfer agents in addition to the security registrar with respect to any series of debt securities, UBS Americas may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that UBS Americas will be required to maintain a transfer agent for each series in each place of payment for that series. UBS Americas may at any time designate additional transfer agents with respect to any series of debt securities.

------------
* All of the Medium-Term Senior Notes, Series C, are held through DTC.

DESCRIPTION OF DEBT SECURITIES
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UBS Americas is not required to: (i) issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; or (ii) register the transfer of or exchange any debt security, or portion thereof, called for redemption, except the unredeemed portion of any debt security being redeemed in part.

For a discussion of restrictions on the exchange, registration and transfer of global debt securities, see "-- Global Debt Securities" below.

PAYMENT AND PAYING AGENTS

GENERAL PROVISIONS

The corporate trust office of The Chase Manhattan Bank in the Borough of Manhattan, New York City, has been designated as UBS Americas' paying agent in the Borough of Manhattan, New York City, for payments with respect to the debt securities. UBS Americas may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that UBS Americas is required to maintain a paying agent in each place of payment for such series. Chase Manhattan Bank's address is 270 Park Avenue, New York, NY 10017.

All money paid by UBS Americas to a paying agent for the payment of principal of or premium, if any, or any interest on any debt security that remains unclaimed at the end of two years after such principal, premium or interest is due and payable will be repaid to UBS Americas, and the Holder of such debt security must look only to UBS Americas for payment of those amounts.

Interest will be payable to the person in whose name a debt security is registered at the close of business on the regular record date preceding each interest payment date. However, interest payable at maturity will be payable to the person to whom principal is payable. Unless otherwise indicated in the tables above, the "regular record date" with respect to any debt security will be the fifteenth calendar day prior to each interest payment date, whether or not such date is a business day.

Payments of interest on any debt security with respect to any interest payment date or at maturity will include interest accrued from and including the later of the date of issuance of such debt security and the most recent interest payment date for such debt security to which interest has been paid or provided for to but excluding such current interest payment date or maturity.

With respect to a floating rate debt security, accrued interest from the date of issuance or from the last date to which interest has been paid or provided for is calculated by multiplying the face amount of such floating rate debt security by an accrued interest factor. The accrued interest factor is computed by adding the interest factor calculated for each day from the date of issuance, or from the last date to which interest has been paid or provided for, to the date for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day is computed by dividing the interest rate (expressed as a decimal) applicable to such date by 360. Interest on fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Any payment of principal, premium, if any, or interest required to be made on a debt security on a day that is not a business day need not be made on such day, but may be made on the next day that is a business day with the same force and effect as if made on such day, and no interest will accrue as a result of such delayed payment, except that in connection with any floating rate debt security, if the next succeeding business day is in the next succeeding calendar month, the payment will be made on the immediately preceding business day. The term "business day" means each day, other than a Saturday or Sunday, that is (i) not a day on which banking institutions in the business day centers with respect to such debt security are authorized or obligated by law or executive order to close and

DESCRIPTION OF DEBT SECURITIES
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(ii) if the debt security is a floating rate debt security, a London banking day. "Business day centers" with respect to any debt security means New York City and, in the case of the yen-denominated debt securities, Tokyo, Japan. "London banking day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

PAYMENTS ON U.S. DOLLAR-DENOMINATED SECURITIES

Payment of principal of and premium, if any, and any interest on U.S. dollar denomination debt securities other than medium-term notes will be made at the office of such paying agent or paying agents as UBS Americas may designate from time to time, except that at the option of UBS Americas payment of any interest may be made by check mailed to the address of the person entitled to the payment, as the address appears in the security register.

Payments in U.S. dollars of interest on medium-term notes (other than interest payable at maturity) will be made by mailing a check to the Holders of the medium-term notes entitled to the payment at their addresses appearing on the security register for the debt securities. However, at the option of UBS Americas, such payments may be made by wire transfer to an account with a bank located in the continental United States (or other jurisdiction acceptable to UBS Americas and the Senior Trustee, in the case of senior debt securities, or the paying agent, in the case of subordinated debt securities), but only if appropriate payment instructions from the registered Holder of a certificated debt security have been received in writing by the Senior Trustee or the paying agent, as the case may be, not less than five business days prior to the applicable interest payment date. Payments of principal of and premium, if any, and interest on the medium-term notes will be made, if at stated maturity or upon earlier redemption, on the stated maturity or the date fixed for redemption, as applicable, upon surrender of the medium-term notes at the Trustee's corporate trust office. Payment of principal of and premium, if any, and interest upon a repayment prior to stated maturity will be made on the applicable date for repayment, provided the Holder has complied with the requirements for repayment listed in this prospectus and in the debt securities. See "--Optional Redemption, Repayment and Repurchase" below. These payments will be made in immediately available funds, provided that the medium-term notes to be paid are presented to the Trustee's corporate trust office in time for the Senior Trustee or the paying agent, as the case may be, to make the payments in such funds in accordance with its normal procedures. Beneficial owners of book-entry debt securities will be paid in accordance with DTC's and its participants' procedures in effect at the relevant time as described below under "--Global Debt Securities."

PAYMENTS ON YEN-DENOMINATED DEBT SECURITIES

Payments of principal of and premium, if any, and interest on the yen-denominated debt securities will be made on the date due by wire transfer to such account with a bank located in Japan or another jurisdiction acceptable to UBS Americas and the Senior Trustee, for any Senior Notes, or the paying agent, for any Subordinated Notes, as are designated at least 15 days prior to the applicable interest payment date or maturity, as the case may be, by the Holder of the debt security. However, in the case of payment of principal, premium, if any, and interest due at maturity, the debt security must be presented to the relevant Trustee or paying agent, as the case may be, in time for the Trustee or the paying agent, as the case may be, to make the payments in the appropriate funds in accordance with its normal procedures. This designation must be made by filing the appropriate information with the relevant Trustee or the paying agent, as the case may be, at the debt securities office and, unless an appropriate revocation is received by the Trustee or the paying agent, as the case may be, any such designation made with respect to any debt security by a Holder will remain in effect with respect to any further payments with respect to such debt security payable to such Holder. If a payment with respect to any such debt security cannot be made by wire transfer because the required designation has not been received by the relevant Trustee or paying agent, as the case may be, on or before the

DESCRIPTION OF DEBT SECURITIES
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requisite date or for any other reason, a notice will be mailed to the registered Holder of the relevant debt security at its registered address requesting a designation pursuant to which the relevant wire transfer can be made and, upon receipt by the Trustee or the paying agent, as the case may be, of such a designation, the payment will be made within 15 days of receipt of the designation.

UBS Americas will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the registered Holders of the debt securities in respect of which payments are made.

At the option of UBS Americas, payments on a debt security may be made for value on any date on which a payment of principal, premium, if any, or interest is due in a place other than the United States, even though, as a result of time zone differences, it may at the time the payment is made to the Holder of the debt security be the preceding day in the United States or it may be necessary to make a payment on the preceding day in the United States in order that the payment be available to be credited for value on the due date in the place the payment is made.

If the Japanese yen is not available (as determined by UBS Americas) on any payment date to make a payment on the yen-denominated debt securities due to the imposition of exchange controls or other circumstances beyond UBS Americas' control, or is no longer used by the government of Japan or for the settlement of transactions by public institutions of or within the international banking community, then all payments due on the relevant payment date will be made in U.S. dollars. The amount payable on any such payment date in Japanese yen will be converted into U.S. dollars at a rate determined by the exchange rate agent as of the second business day prior to the date on which the payment is due on the basis of the most recently available exchange rate for Japanese yen. Any payment made under such circumstances in U.S. dollars where the required payment is in other than U.S. dollars will not constitute an event of default under the applicable Indenture. Any such determination by UBS Americas made in good faith will be binding on the relevant Trustee or the paying agent, as the case may be, and such Holder.

All determinations referred to above made by the exchange rate agent will be at its sole discretion and, in the absence of manifest error, will be conclusive for all purposes and binding on Holders of the debt securities and UBS Americas, and the exchange rate agent will have no liability for the determination.

The yen-denominated debt securities provide that, in the event of an official redenomination of the Japanese yen, the obligations of UBS Americas with respect to payments on those debt securities will, in all cases, be deemed immediately following such redenomination to provide for payment of that amount of the redenominated Japanese yen representing the amount of such obligations immediately before such redenomination.

GLOBAL DEBT SECURITIES

If the tables above indicate that the debt securities of a series are held through DTC, then those debt securities were issued in the form of one or more global debt securities that were deposited with, or on behalf of, The Depository Trust Company. Each global debt security was issued in registered form.

Each global debt security is registered in the name of DTC or its nominee. Upon the issuance of a global debt security, DTC credited, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global debt security to the accounts of institutions that have accounts with DTC or its nominee ("participants"). Ownership of beneficial interests in a global debt security are limited to participants or persons that may hold interests through participants. Ownership of a beneficial interest in such global debt security is shown on, and the transfer of that ownership is effected only through, records maintained by DTC or its nominee (with respect to participants' interests) or by participants or persons that hold through participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such

DESCRIPTION OF DEBT SECURITIES
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securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global debt security.

So long as DTC, or its nominee, is the owner of a global debt security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by that global debt security for all purposes under the Indenture governing those debt securities. Except as described below, owners of beneficial interests in a global debt security will not be entitled to have debt securities represented by that global debt security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in definitive form and will not be considered the owners or Holders of the debt securities under the applicable Indenture. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant and, if applicable, the indirect participant, through which the person owns its interest, to exercise any rights of a Holder under the applicable Indenture.

Payment of principal of and premium, if any, and any interest on debt securities registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the global debt security representing the relevant debt securities. None of UBS Americas, UBS AG, the trustee for such debt securities, any paying agent, any authenticating agent or the security registrar for any debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any global debt security or for maintaining, supervising or reviewing any records relating to any beneficial ownership interests.

UBS Americas expects that DTC, upon receipt of any payment of principal of or premium, if any, or any interest on a global debt security, will credit immediately participants' accounts with payments in amounts proportionate to their respective holdings in principal amount of beneficial interest in that global debt security as shown on the records of DTC. UBS Americas also expects that payments by participants to owners of beneficial interests in the global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Those payments will be the responsibility of the participants.

Unless and until it is exchanged in whole for debt securities in definitive form, a global debt security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such a successor. If DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by UBS Americas within ninety days, UBS Americas will issue debt securities of that series in like tenor and terms in definitive registered form in exchange for the global debt security or global debt securities representing all of the relevant debt securities. In addition, UBS Americas may at any time and in its sole discretion determine not to have any debt securities of a series represented by global debt securities and, in that event, will issue debt securities of that series in like tenor and terms in definitive registered form in exchange for the global debt security or global debt securities representing all of the relevant debt securities. In any such instance, an owner of a beneficial interest in a global debt security will be entitled to physical delivery in definitive form of debt securities of the series represented by that global debt security equal in aggregate principal amount to that beneficial interest and to have those debt securities registered in the name of the owner of the beneficial interest.

DTC has advised UBS Americas and the paying agent as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC

DESCRIPTION OF DEBT SECURITIES
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holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

OPTIONAL REDEMPTION, REPAYMENT AND REPURCHASE

None of the debt securities can be redeemed prior to its stated maturity except under the limited circumstances described under "--Payment of Additional Amounts" below. The debt securities are not subject to any sinking fund. If less than all of the debt securities having the same terms (except as to principal amount and date of issuance) are to be redeemed, the debt securities to be redeemed will be selected by the applicable Trustee by a method the Trustee deems fair and appropriate and otherwise as provided under the applicable Indenture.

None of the debt securities can be repaid at the Holder's option prior to its stated maturity.

UBS Americas and its affiliates may at any time repurchase debt securities at any price in the open market or otherwise. Debt securities so purchased by UBS Americas may, at the discretion of UBS Americas, be held or resold or surrendered to the applicable Trustee for cancellation.

PAYMENT OF ADDITIONAL AMOUNTS

Subject to the limitations and exceptions listed below, UBS Americas will pay to the Holder of any yen-denominated debt security who is a United States alien (as defined below) additional amounts that are necessary in order to ensure that every net payment of principal of, premium, if any, and interest on the debt security, is not less than the amount provided for in the debt security to be then due and payable. These amounts will be decreased by any deduction or withholding by UBS Americas, any Trustee, the paying agent or any of UBS Americas' other paying agents for or on account of any present or future tax, assessment or other governmental charge imposed upon the Holder with respect to or as a result of such payment by the United States or any political subdivision or taxing authority of the United States. However, this obligation to pay additional amounts does not apply to any of the following:

(a) any tax, assessment or other governmental charge that would not have been imposed but for (i) the existence of any present or former connection between the Holder (or between a fiduciary, settlor or beneficiary of, or person holding a power over, the Holder, if the Holder is an estate or a trust, or between a member or shareholder of the Holder, if the Holder is a partnership or corporation) and the United States, including, without limitation, the Holder (or such fiduciary, settlor, beneficiary, person holding a power, member or shareholder) being or having been a citizen or resident or treated as a resident thereof or being or having been engaged in a trade or business therein or being or having been present therein or having or having had a permanent establishment therein, or (ii) the Holder's present or former status as a domestic or foreign personal holding company, a passive foreign investment company or a controlled foreign corporation, a private foundation or other tax-exempt organization for United States Federal income tax purposes or a corporation that accumulates earnings to avoid United States Federal income tax;

DESCRIPTION OF DEBT SECURITIES
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(b) any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the Holder of the debt security for payment on a date more than 15 days after the date on which the payment became due and payable or the date on which payment was duly provided for, whichever occurs later;

(c) any estate, inheritance, gift, sales, transfer, excise or personal property tax or any similar tax, assessment or other governmental charge;

(d) any tax, assessment or other governmental charge that would not have been imposed but for the failure to comply with certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of the debt security, if compliance is required by statute or by regulation of the United States or any U.S. taxing authority as a precondition to relief or exemption from the tax, assessment or other governmental charge;

(e) any tax, assessment or other governmental charge that is (i) payable otherwise than by deduction or withholding from payments of principal of or premium, if any, or interest on the debt security or (ii) required to be deducted or withheld by any paying agent from any payment, if (and only if) the payment can be made without a deduction or withholding by any other paying agent;

(f) any tax, assessment or other governmental charge imposed on interest received by a person holding, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of UBS Americas entitled to vote (taking into account the applicable attribution of ownership rules under Section 871(h)(3) of the Internal Revenue Code of 1986, as amended) or that is a controlled foreign corporation related to UBS Americas (directly or indirectly) through stock ownership; or

(g) any combination of items (a), (b), (c), (d), (e) and (f).

Furthermore, additional amounts will not be paid with respect to payment of the principal of or premium, if any, or interest on the debt security to any United States alien that is a fiduciary or partnership or to a person other than the sole beneficial owner of the debt security to the extent that a beneficiary or settlor with respect to such fiduciary or a member of the partnership or a beneficial owner would not have been entitled to the additional amounts had the beneficiary, settlor, member or beneficial owner been the Holder of the relevant debt security.

Any debt security registered in the name of a United States alien may be redeemed at the option of UBS Americas in whole, but not in part, at any time, on giving not less than 30 nor more than 45 days' notice in accordance with the provisions described in "--Notices" below (which notice will be irrevocable). This redemption would be a redemption price equal to the principal amount of the debt security together with accrued interest to the redemption date, if UBS Americas determines that UBS Americas has or will become obligated to pay additional amounts with respect to the debt security on the next succeeding interest payment date as a result of any change in, or amendment to, the laws (or any regulations or rulings under the laws) of the United States or any political subdivision or taxing authority, or any change in the application or official interpretation of such laws, regulations or rulings by a taxing authority, court or regulatory agency, or any action taken by any taxing authority, court or regulatory agency (including any change in administrative policy or enforcement practice of such taxing authority), which change or amendment becomes effective, or action is taken, on or after the original issuance date of the debt security, and the obligation cannot be avoided by UBS Americas taking reasonable measures available to it. Before giving a notice of redemption, UBS Americas will deliver to the applicable Trustee a certificate stating that UBS Americas is entitled to make the redemption and showing that the conditions precedent to this right of have occurred. UBS Americas will also deliver an opinion of independent legal counsel addressed to UBS Americas and the Trustee to the effect that UBS Americas has or will become obligated to pay additional amounts as a

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result of a change or amendment. Notice of UBS Americas' intention to redeem any debt security pursuant to this paragraph will not be given earlier than 90 days prior to the earliest date that the obligation to pay additional amounts would arise were a payment in respect of the debt security due on such date.

As used in this prospectus, "United States alien" means any person who, for United States Federal income tax purposes, is a foreign corporation, a nonresident alien individual, a nonresident alien fiduciary of a foreign estate or trust, or a foreign partnership, one or more of the members of which is, for United States Federal income tax purposes, a foreign corporation, a nonresident alien individual or a nonresident alien fiduciary of a foreign estate or trust.

These provisions apply only to the yen-denominated fixed-rate securities, and not to any other securities.

SUBORDINATION

The payment of the principal of and premium, if any, and any interest on the subordinated debt securities, including sinking fund payments, is subordinated in right of payment, to the extent and in the manner provided in the Subordinated Indenture, to the prior payment in full of all "superior indebtedness" of UBS Americas.

Superior indebtedness is defined as:

- the principal of, premium, if any, and accrued and unpaid interest on (a) indebtedness of UBS Americas for money borrowed, whether outstanding on the date of execution of the Subordinated Indenture or later created, incurred or assumed, (b) guarantees by UBS Americas of indebtedness for money borrowed by any other person, whether outstanding on the date of execution of the Subordinated Indenture or later created, incurred or assumed, (c) indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which UBS Americas is responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of the Subordinated Indenture or later created, incurred or assumed, and (d) obligations of UBS Americas under any agreement to lease, or any lease of, any real or personal property, whether outstanding on the date of execution of the Subordinated Indenture or later created, incurred or assumed,

- any other indebtedness, liability or obligation, contingent or otherwise, of UBS Americas and any guarantee, endorsement or other contingent obligation of UBS Americas in respect of any indebtedness, liability or obligation, whether outstanding on the date of execution of the Subordinated Indenture or later created, incurred or assumed, and

- modifications, renewals, extensions and refundings of any such indebtedness, liabilities, obligations or guarantees, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, liabilities, obligations or guarantees, or such modification, renewal, extension or refunding, are not superior in right of payment to the subordinated debt securities.

However, superior indebtedness will not be deemed to include, and all the subordinated debt securities will rank equal in right of payment to, any other subordinated debt securities. The Subordinated Indenture and the subordinated debt securities do not contain any covenants or other provisions that would limit the issuance of additional superior indebtedness.

No payment by UBS Americas on account of principal of or premium, if any, or any interest on the subordinated debt securities may be made if any default or event of default with respect to any superior indebtedness has occurred and is continuing and written notice of that default an as event of default has been given to the Subordinated Trustee by UBS Americas or to UBS Americas and the

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Trustee by the Holders of at least 10% in principal amount of any kind or category of any superior indebtedness (or a representative or trustee on their behalf). Upon any acceleration of the principal due on the subordinated debt securities or any payment or distribution of assets of UBS Americas to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of and premium, if any, and interest due or to become due on all superior indebtedness must be paid in full before the Holders of subordinated debt securities are entitled to receive or retain any payment (other than shares of stock or subordinated indebtedness provided by a plan of reorganization or adjustment that does not alter the rights of Holders of superior indebtedness).

Subject to the payment in full of all superior indebtedness, the Holders of the subordinated debt securities are to be subrogated to the rights of the Holders of superior indebtedness to receive payments or distributions of assets of UBS Americas applicable to superior indebtedness until the subordinated debt securities are paid in full.

By reason of such subordination, in the event of insolvency, creditors of UBS Americas who are Holders of superior indebtedness, as well as certain general creditors of UBS Americas, may recover more, ratably, than the Holders of the subordinated debt securities.


In addition, because UBS Americas is a holding company, UBS Americas' right, and therefore the right of its creditors (including holders of debt securities) to participate in any distribution of assets of any subsidiary of UBS Americas upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of UBS Americas itself as a creditor of the subsidiary may be recognized. Also, dividend payments and advances to UBS Americas by UBS PaineWebber Inc., its largest subsidiary, are restricted by the provisions of the net capital rules of the SEC and the NYSE and covenants in various loan agreements. The operations of UBS Americas are conducted through its subsidiaries and, therefore, UBS Americas is dependent upon the earnings and cash flow of its subsidiaries to meet its obligations, including obligations under the senior debt securities and subordinated debt securities. The senior debt securities and subordinated debt securities will be effectively subordinated to all indebtedness of UBS Americas' subsidiaries.


CERTAIN RESTRICTIVE PROVISIONS

The Senior Indenture provides that, with certain limited exceptions, UBS Americas will not, nor will it permit any restricted subsidiary (as defined in the Senior Indenture) to, pledge as security for any loan the capital stock or indebtedness of any restricted subsidiary or create, incur, assume or permit to exist any lien on any property or asset of UBS Americas. This provision applies to all the senior debt securities.

MODIFICATION OF THE INDENTURES

Each Indenture provides that UBS Americas and the applicable Trustee may, without the consent of any Holders of debt securities, enter into supplemental indentures for the purpose, among other things, of adding to UBS Americas' covenants, adding additional events of default, establishing the form or terms of debt securities or, so long as the relevant action will not adversely affect the interests of the Holders of any series of debt securities in any material respect, curing ambiguities or inconsistencies in the applicable Indenture or making other provisions.

Each Indenture contains provisions permitting UBS Americas, with the consent of the Holders of not less than 66 2/3% in principal amount of the outstanding debt securities of each affected series, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the relevant Indenture or modifying the rights of the Holders of the debt securities of the series.

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However, no such supplemental indenture may, without the consent of the Holders of all the affected outstanding debt securities, among other things:

- change the maturity of the principal of, or any installment of principal of or interest on, any of the debt securities;

- reduce the principal amount of those debt securities, any premium on those debt securities or the rate of interest on those debt securities;

- change the currency or currencies, in which any of the debt securities or any premium or interest on these debt securities is payable;

- change any obligation of UBS Americas to maintain an office or agency in the places and for the purposes required by the relevant Indenture;

- impair the right to institute suit for the enforcement of any payment due on any debt securities on or after their applicable maturity date;

- reduce the percentage in principal amount of the outstanding debt securities of any series, the consent of the Holders of which is required for any supplemental indenture or for any waiver of compliance with certain provisions of, or of certain defaults under, the applicable Indenture; or

- with certain exceptions, modify the provisions for the waiver of certain covenants and defaults and any of the foregoing provisions.

WAIVER OF CERTAIN COVENANTS

The Senior Indenture provides that UBS Americas will not be required to comply with certain restrictive covenants (including those described above under "--Certain Restrictive Provisions") if the Holders of at least 66 2/3% in principal amount of each affected series of outstanding debt securities waive compliance with those restrictive covenants.

EVENTS OF DEFAULT, NOTICE AND WAIVER

An event of default in respect of any series of debt securities is:

- a default for 30 days in the payment of any installment of interest upon any of the debt securities of that series when due;

- a default in the payment of principal of or premium, if any, on any of the debt securities of that series when due;

- a default in the performance, or breach, of any other covenants or warranties of UBS Americas in the applicable Indenture which has not been remedied for a period of 60 days after notice from the Trustee under the applicable Indenture or the Holders of not less than 25% in principal amount of the outstanding debt securities of that series; and

- certain events of bankruptcy, insolvency or reorganization of UBS Americas.

If an event of default in respect of any series of outstanding debt securities has occurred and is continuing, either the relevant Trustee or the Holders of not less than 25% in principal amount of the outstanding debt securities of the relevant series may declare the principal of all of the outstanding debt securities of that series to be immediately due and payable.

The Holders of not less than a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the relevant Trustee, or exercising any trust or power conferred on that Trustee, with respect to the debt securities of that series. However, the Trustee may act in any way that is not inconsistent with

DESCRIPTION OF DEBT SECURITIES
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those directions and may decline to act if any direction is contrary to law or to the Indenture or would involve that Trustee in personal liability.

The Holders of not less than a majority in principal amount of the outstanding debt securities of any series may on behalf of the Holders of all of the outstanding debt securities of such series waive any past default under the applicable Indenture with respect to that series and its consequences, except a default (i) in the payment of the principal of or premium, if any, or any interest on any of the debt securities of the series or (ii) in respect of a covenant or provision of the applicable Indenture which, under the terms of that Indenture, cannot be modified or amended without the consent of the Holders of all of the affected outstanding debt securities of the series.

Each Indenture contains provisions entitling the relevant Trustee, subject to the duty of that Trustee during an event of default in respect of any series of debt securities to act with the required standard of care, to be indemnified by the Holders of the debt securities of that series before proceeding to exercise any right or power under the applicable Indenture at the request of the Holders of the debt securities of the relevant series.

The Trustee thereunder will, within 90 days after the occurrence of a default in respect of any series of debt securities, give to the Holders of the debt securities of that series notice of all uncured and unwaived defaults known to it. However, except in the case of a default in the payment of the principal of or premium, if any, or any interest on any of the debt securities of that series, the Trustee will be protected in withholding notice if it in good faith determines that the withholding of notice is in the interest of the Holders of the debt securities of that series. Furthermore, the notice will not be given until at least 30 days after the occurrence of an event of default regarding the performance, or breach, of any covenant or warranty of UBS Americas under the applicable Indenture other than for the payment of the principal of or premium, if any, or any interest on any of the debt securities of the series. The term "default" for the purpose of this provision only means any event that is, or after notice or lapse of time, or both, would become, an event of default with respect to the debt securities of the relevant series.

Each Indenture requires UBS Americas to file annually with the relevant Trustee a certificate, executed by an officer of UBS Americas, indicating whether UBS Americas is in default under that Indenture.

MEETINGS

Each Indenture contains provisions for convening meetings of the Holders of debt securities of a series to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders pursuant to the applicable Indenture. A meeting may be called at any time by the Trustee under the applicable Indenture, and also, upon request, by UBS Americas or the Holders of at least 10% in principal amount of the outstanding debt securities of the relevant series, upon notice given as described under "--Notices" below. Persons entitled to vote a majority in principal amount of the outstanding debt securities of a series will constitute a quorum at a meeting of Holders of debt securities of that series. However, if any action is to be taken at the meeting with respect to a consent or waiver that is required to be given by the Holders of not less than 66 2/3% in principal amount of the outstanding debt securities of a series, the persons entitled to vote 66 2/3% in principal amount of the outstanding debt securities of that series will constitute a quorum. In the absence of a quorum, (i) a meeting called by UBS Americas or the Trustee will be adjourned for a period of not less than 10 days, and in the absence of a quorum at any such adjourned meeting, the meeting will be further adjourned for a period of not less than 10 days, and (ii) a meeting called by the Holders will be dissolved.

Any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the Holders of a specified percentage in principal

DESCRIPTION OF DEBT SECURITIES
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amount of outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of Holders of debt securities of any series duly held in accordance with the applicable Indenture will be binding on all Holders of debt securities of that series, whether or not present or represented at the meeting. With respect to any consent, waiver or other action that the applicable Indenture expressly provides may be given by the Holders of a specified percentage of the affected outstanding debt securities of all series (acting as one class), only the principal amount of outstanding debt securities of any series represented at a meeting or adjourned meeting duly reconvened at which a quorum is present as aforesaid and voting in favor of such action will be counted for purposes of calculating the aggregate principal amount of affected outstanding debt securities of all series favoring such action.

CONSOLIDATION, MERGER AND SALE OF ASSETS

Without the consent of any Holders of debt securities, UBS Americas may consolidate with or merge into any other corporation or transfer or lease its assets substantially as an entirety to any person or may acquire or lease the assets of any person substantially as an entirety or may permit any corporation to merge into UBS Americas, so long as:

- The successor is a corporation organized under the laws of any domestic jurisdiction.

- The successor corporation, if other than UBS Americas, assumes UBS Americas' obligations under the applicable Indenture and all the debt securities issued under it.

- Immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing.

- Certain other conditions are also met.

NOTICES

Notices to Holders of debt securities will be given by mail to the addresses of such Holders as they appear in the security register, within the time prescribed for the giving of such notice.

TITLE

UBS Americas, UBS AG, the appropriate Trustee and any agent of UBS Americas, UBS AG or such Trustee may treat the registered owner of any debt security as the absolute owner of that security (whether or not the debt security is overdue and notwithstanding any notice to the contrary) for the purpose of making payment, delivering notices and all other purposes.

REPLACEMENT OF DEBT SECURITIES

Any mutilated debt security will be replaced by UBS Americas at the expense of the Holder upon surrender of the mutilated debt security to the applicable Trustee. Debt securities that become destroyed, stolen or lost will be replaced by UBS Americas at the expense of the Holder upon delivery to the applicable Trustee of evidence of the destruction, loss or theft of the debt security satisfactory to UBS Americas and the applicable Trustee. In the case of a destroyed, lost or stolen debt security, an indemnity satisfactory to the applicable Trustee and UBS Americas may be required at the expense of the Holder of the debt security before a replacement debt security will be issued.

DESCRIPTION OF DEBT SECURITIES
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DEFEASANCE

UBS Americas at its option (i) will be discharged (as this term is defined in the applicable Indenture) from any and all obligations in respect of the debt securities (except for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) or (ii) need not comply with certain restrictive covenants of the applicable Indenture (including those described above under "--Certain Restrictive Provisions"), if there is deposited with the Trustee money and/or (a) in the case of debt securities denominated in U.S. dollars, U.S. government obligations (as defined in the applicable Indenture), or (b) in the case of the yen-denominated debt securities, foreign government securities (as defined in the applicable Indenture), that in each case through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay all the principal of, and interest on, the debt securities on the dates such payments are due in accordance with the terms of the debt securities. Among the conditions to UBS Americas's exercising any such option, UBS Americas is required to deliver to the applicable Trustee an opinion of counsel to the effect that the deposit and related defeasance would not cause the Holders of the relevant debt securities to recognize income, gain or loss for United States Federal income tax purposes and that the Holders will be subject to United States Federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such deposit and related defeasance had not occurred.

GOVERNING LAW

The debt securities and the Indentures are governed by and will be construed in accordance with the laws of the State of New York.

JUDGEMENTS UNDER YEN-DENOMINATED DEBT SECURITIES

Courts in the United States customarily have not rendered judgments for money damages denominated in any currency other than the U.S. dollar. The Judiciary Law of the State of New York provides, however, that, in an action based upon an obligation denominated in a currency other than U.S. dollars, a court will render or enter a judgment or decree in the currency of the underlying obligation and the judgment or decree will be converted into U.S. dollars at the rate of exchange prevailing on the date of entry of the judgment or decree. It is not known whether the foregoing provision would be applied (a) in any action based on an obligation denominated in a composite currency or (b) by a Federal court sitting in the State of New York.

THE TRUSTEES UNDER THE INDENTURES

The Chase Manhattan Bank is the Trustee under the Senior Indenture. Chase Manhattan Bank USA, National Association is the Trustee under the Subordinated Indenture. The Chase Manhattan Bank is a depositary for funds and performs other services for, and transacts other banking business with, UBS Americas in the normal course of business.

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The Guarantees

SENIOR DEBT SECURITIES GUARANTEE

UBS AG has unconditionally and irrevocably guaranteed the senior debt securities of UBS Americas Inc. issued under the Senior Indenture. UBS AG has guaranteed all the obligations of UBS Americas under the senior debt securities, including the payment of the principal of and premium, if any, and interest on the senior debt securities (including any additional interest or other amounts payable in accordance with the terms of the senior debt securities).

If UBS Americas fails to make any timely payment under the senior debt securities, the Holders of the senior debt securities or the Senior Trustee may institute legal proceedings directly against UBS without first proceeding against UBS Americas.

UBS has agreed that the senior debt securities guarantee is an absolute, present and continuing guarantee of payment and not of collectability. UBS has also agreed that its obligations under the guarantee are unconditional, irrespective of:

- the validity, legality or enforceability of the senior debt securities or the Senior Indenture,

- the absence of any action to enforce the senior debt securities or to collect from UBS Americas,

- any waiver or consent by the Holder of the senior debt securities with respect to the provisions of the senior debt securities, and

- the recovery of any judgment against UBS Americas or any action to enforce a judgment or any other circumstance that might otherwise result in a legal or equitable discharge or defense of a guarantor.

The senior debt securities guarantee is a direct, unconditional and unsecured obligation of UBS.

SUBORDINATED DEBT SECURITIES GUARANTEE

UBS AG has unconditionally and irrevocably guaranteed the subordinated debt securities of UBS Americas Inc. issued under the Subordinated Indenture. UBS AG has guaranteed all the obligations of UBS Americas under the subordinated debt securities, including the payment of the principal of and premium, if any, and interest on the subordinated debt securities (including any additional interest or other amounts payable in accordance with the terms of the subordinated debt securities).

If UBS Americas fails to make any timely payment under the subordinated debt securities, the Holders of the subordinated debt securities or the Subordinated Trustee may institute legal proceedings directly against UBS without first proceeding against UBS Americas.

UBS has agreed that the subordinated debt securities guarantee is an absolute, present and continuing guarantee of payment and not of collectability and that its obligations under the guarantee are unconditional, irrespective of:

- the validity, legality or enforceability of the subordinated debt securities or the Subordinated Indenture,

- the absence of any action to enforce the subordinated debt securities or to collect from UBS Americas,

- any waiver or consent by the Holder of the subordinated debt securities with respect to the provisions of the subordinated debt securities, and

THE GUARANTEES
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- the recovery of any judgment against UBS Americas or any action to enforce the same or any other circumstance that might otherwise result in a legal or equitable discharge or defense of a guarantor.

The subordinated debt securities guarantee is a direct, unconditional and unsecured obligation of UBS. The obligations of UBS under this guarantee are subordinated in right of payment to the prior payment in full of the deposit liabilities of UBS and all other liabilities of UBS (including all deposit liabilities and other liabilities of the head office and all offices of UBS wherever located), except

 (i) any liabilities that by their terms rank pari passu with or are subordinated to the obligations of UBS under this guarantee;

 (ii) any existing pari passu obligations;

(iii) any liabilities that by their terms rank pari passu with or are subordinated to liabilities which by their terms rank pari passu with or are subordinated to the obligations of UBS under this guarantee or any existing pari passu obligations; and

 (iv) any existing junior subordinated obligations.

UBS's obligations under this guarantee rank pari passu with any existing pari passu obligations and any liabilities that by their terms rank pari passu with this guarantee or any existing pari passu obligations. UBS's obligations under this guarantee are senior to any existing junior subordinated obligations and any liabilities that by their terms are subordinated to the obligations of UBS under this guarantee or under any existing pari passu obligations.


As of 28 February 2001, the amount of senior liabilities of UBS AG to which the Holders of the subordinated debt securities would be subordinated under the UBS guarantee would be approximately CHF 556 billion. The Holders would also be structurally subordinated to all liabilities of UBS AG's subsidiaries.


For purposes of this guarantee, the term "existing pari passu obligations" means the obligations of UBS under the 7 3/4% Subordinated Debentures due 2026, the 7% Subordinated Debentures due 15 October 2015, the 6 3/4% Subordinated Notes due 15 July 2005, the 7 3/8% Subordinated Debentures due 15 July 2015 and the 7 1/2% Subordinated Debentures due 15 July 2025, and any other indebtedness or liability that, in accordance with its terms, ranks pari passu with any of the foregoing obligations.

For purposes of this guarantee, the term "existing junior subordinated obligations" means


 (i) the obligations of UBS under (x) the Amended and Restated Limited Liability Company Agreement of UBS Preferred Funding Company LLC I dated as of 3 October 2000, (y) the Subordinated Guarantee Agreement dated as of 3 October 2000 by UBS, Wilmington Trust Company, as trustee, and Wilmington Trust Company, as trustee, for the benefit of holders from time to time of Company Preferred Securities (as defined therein) of UBS Preferred Funding Company LLC I, and (z) the 8.622% Perpetual Subordinated Notes issued by UBS; and


(ii) the obligations of UBS pursuant to the guarantees of the obligations of UBS Americas under (A) the outstanding unsecured debentures issued under the Indenture dated as of 9 December 1996 between UBS Americas and The Chase Manhattan Bank, a New York banking corporation, as trustee, as supplemented by the First Supplemental Indenture dated as of 9 December 1996, the Second Supplemental Indenture dated as of 14 March 1997, the Third Supplemental Indenture dated as of 3 November 2000 and the Fourth Supplemental Indenture dated as of 22 December 2000, (B) the Guarantee Agreement of PWG Capital Trust I dated as of 9 December 1996 between UBS Americas, as guarantor, and The Chase Manhattan Bank, a New York banking corporation, as guarantee trustee, (C) the Amended and Restated Declaration of Trust of PWG Capital Trust I dated and effective as of 9 December 1996 (the "Trust I Declaration") by the trustees named

THE GUARANTEES
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     therein, UBS Americas and the holders from time to time of undivided beneficial interests in the assets of PWG Capital Trust I issued pursuant to the Trust I Declaration, (D) the Guarantee Agreement of PWG Capital Trust II dated as of 14 March 1997 between UBS Americas, as guarantor, and The Chase Manhattan Bank, a New York banking corporation, as guarantee trustee, and (E) the Amended and Restated Declaration of Trust of PWG Capital Trust II (the "Trust II Declaration"), dated and effective as of 14 March 1997, by the trustees named therein, UBS Americas and the holders from time to time of undivided beneficial interests in the assets of PWG Capital Trust II issued pursuant to the Trust II Declaration.

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Foreign Currency Risks

PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR OWN FINANCIAL AND LEGAL ADVISERS AS TO THE RISKS ENTAILED BY AN INVESTMENT IN NOTES DENOMINATED OR PAYABLE IN A CURRENCY OTHER THAN U.S. DOLLARS. SUCH NOTES ARE NOT AN APPROPRIATE INVESTMENT FOR PERSONS WHO ARE UNSOPHISTICATED WITH RESPECT TO FOREIGN CURRENCY TRANSACTIONS.

EXCHANGE RATES AND EXCHANGE CONTROLS

An investment in debt securities that are denominated or payable in a specified currency other than U.S. dollars, like the Japanese yen-denominated Medium-Term Senior Notes, Series C, entails significant risks that are not associated with a similar investment in a security denominated and payable in U.S. dollars. Such risks include, without limitation, the possibility of significant changes in rates of exchange between the U.S. dollar and such specified currency and the possibility of the imposition or modification of foreign exchange controls by either the U.S. or foreign governments. Such risks generally depend on factors over which UBS Americas has no control, such as economic and political events and the supply of and demand for the relevant currencies.

In recent years, rates of exchange between the U.S. dollar and the Japanese yen have been highly volatile and such volatility may be expected in the future. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations in the rate that may occur during the term of any debt security. Depreciation of the Japanese yen against the U.S. dollar would result in a decrease in the effective yield of the debt security below its coupon rate and, in certain circumstances, could result in a loss to the investor on a U.S. dollar basis.

The following table sets forth the noon buying rate for cable transfers in New York City payable in Japanese yen, expressed in Japanese yen per U.S. dollar as reported by the Federal Reserve Bank of New York on the last New York business day of the months indicated. These rates are provided solely for your convenience and should not be construed as a representation that Japanese yen amounts actually represent such U.S. dollar amounts or that such Japanese yen amounts could have been, or could be, converted into U.S. dollars that rate or any other rate.


                                                              JAPANESE YEN/
                                                               U.S. DOLLAR
MONTH-END                                                     EXCHANGE DATE
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1996
  March.....................................................     107.00
  June......................................................     109.48
  September.................................................     111.65
  December..................................................     115.88

1997
  March.....................................................     123.72
  June......................................................     114.61
  September.................................................     120.71
  December..................................................     130.45

FOREIGN CURRENCY RISKS
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                                                              JAPANESE YEN/
                                                               U.S. DOLLAR
MONTH-END                                                     EXCHANGE DATE
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1998
  March.....................................................     133.29
  June......................................................     138.29
  September.................................................     136.59
  December..................................................     113.08

1999
  March.....................................................     118.43
  June......................................................     120.94
  September.................................................     106.82
  December..................................................     102.16

2000
  March.....................................................     105.46
  June......................................................     106.14
  September.................................................     107.90
  December..................................................     114.35


The debt securities have not been and will not be registered under the Securities and Exchange Law of Japan and UBS Americas has agreed that it will not, directly or indirectly, solicit offers to purchase or, directly or indirectly, offer, sell or deliver any debt securities in Japan or to any resident in Japan except as permitted by the Securities and Exchange Law of Japan and any other applicable laws of Japan.

Governments have imposed from time to time, and may in the future impose, exchange controls which could affect exchange rates as well as the availability of the Japanese yen for making payments with respect to a debt security. There can be no assurances that exchange controls will not restrict or prohibit payments of principal or any premium or interest in the Japanese yen. Even if there are no actual exchange controls, it is possible that, on a payment date with respect to any particular debt security, the Japanese yen would not be available to UBS Americas. In that event, UBS Americas will make any required payment in the manner listed above under "Description of Debt Securities-- Payment Currency."

Foreign exchange rates can either be fixed by sovereign governments or float. Exchange rates of most economically developed nations are permitted to fluctuate in value relative to the U.S. dollar. Sovereign governments, however, rarely voluntarily allow their currencies to float freely in response to economic forces. Sovereign governments in fact use a variety of techniques, such as intervention by a country's central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or relative exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing a debt security that is denominated or payable in a foreign currency or composite currency is that its U.S. dollar equivalent yield could be affected by governmental actions which could change or interfere with theretofore freely determined currency valuation, fluctuations in response to other market forces and the movement of currencies across borders.

Currently, there are limited facilities in the United States for conversion of U.S. dollars into foreign currencies and vice versa, and few banks offer non-U.S. dollar-denominated checking or savings account facilities in the United States. Accordingly, payment of principal of and premium, if any, and interest on debt securities made in Japanese yen will be made from an account with a bank located in Japan.

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The information listed in this prospectus is directed to prospective purchasers of debt securities who are United States residents, and UBS Americas disclaims any responsibility to advise prospective purchasers who are residents of countries other than the United States with respect to any matters that may affect the purchase or holding of, or receipt of payments of principal of and premium, if any, and interest on, debt securities. Such persons should consult their own legal and financial advisors with regard to such matters.

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Certain United States Federal Income Tax Considerations

This section describes the material United States federal income tax consequences of owning the debt securities we are offering. It is the opinion of Sullivan & Cromwell, counsel to UBS Americas. It applies to you only if you acquire debt securities in a sale governed by this prospectus and you hold your debt securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

     - a dealer in securities or currencies,

     - a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

     - a bank,

     - a life insurance company,

     - a tax-exempt organization,

     - a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks,

     - a person that owns debt securities as part of a straddle or conversion transaction for tax purposes, or

     - a person whose functional currency for tax purposes is not the U.S.
       dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

   Please consult your own tax advisor concerning the consequences of owning these debt securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

UNITED STATES HOLDERS

This subsection describes the tax consequences to a United States holder. You are a United States holder if you are a beneficial owner of a debt security and you are:

     - a citizen or resident of the United States,

     - a domestic corporation,

     - an estate whose income is subject to United States federal income tax regardless of its source, or

     - a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.


If you are not a United States holder, this section does not apply to you and you should refer to "-- United States Alien Holders" below.


PAYMENTS OF INTEREST

You will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

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Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

MARKET DISCOUNT

You will be treated as if you purchased your debt security at a market discount, and your debt security will be a market discount debt security if:

     - the difference between the debt security's stated redemption price at maturity and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security's stated redemption price at maturity multiplied by the number of complete years to the debt security's maturity.

If your debt security's stated redemption price at maturity does not exceed the price you paid for the debt security by 1/4 of 1 percent multiplied by the number of complete years to the debt security's maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
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deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

You will accrue market discount on your market discount debt security on a straight-line basis unless you elect to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it.

DEBT SECURITIES PURCHASED AT A PREMIUM

If you purchase your debt security for an amount in excess of its principal amount, you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each year with respect to interest on your debt security by the amount of amortizable bond premium allocable to that year, based on your debt security's yield to maturity. If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss. If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service.

PURCHASE, SALE AND RETIREMENT OF THE DEBT SECURITIES

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:


     - adding any market discount previously included in income with respect to your debt security, and then


     - subtracting any amortizable bond premium applied to reduce interest on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on:

     - the date payment is received, if you are a cash basis taxpayer and the debt securities are not traded on an established securities market, as defined in the applicable Treasury regulations,

     - the date of disposition, if you are an accrual basis taxpayer, or

     - the settlement date for the sale, if you are a cash basis taxpayer, or an accrual basis taxpayer that so elects, and the debt securities are traded on an established securities market, as defined in the applicable Treasury regulations.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
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You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

     - described above under "-- Market Discount",

     - attributable to accrued but unpaid interest, or

     - attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at a maximum rate of 20% where the property is held more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

EXCHANGE OF AMOUNTS IN OTHER THAN U.S. DOLLARS

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

UNITED STATES ALIEN HOLDERS

This subsection describes the tax consequences to a United States alien holder. You are a United States alien holder if you are the beneficial owner of a debt security and are, for United States federal income tax purposes:

     - a nonresident alien individual,

     - a foreign corporation,

     - a foreign partnership, or

     - an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If you are a United States holder, this section does not apply to you.

Under present United States federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien holder of a debt security:

     - we and other payors will not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest to you if, in the case of interest;

        1. you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of UBS Americas entitled to vote,


        2. you are not a controlled foreign corporation that is related to UBS Americas through stock ownership, and



        3. the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:



           a. you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
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           b. in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as a non-United States person,



           c. the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:



                i. a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),



               ii. a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or



               iii. a U.S. branch of a non-United States bank or of a non-United
                    States insurance company, and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),



           d. the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business,



               i. certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and



              ii. to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or



           e. the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations; and



     - no deduction for any United States federal withholding tax will be made from any gain that you realize on the sale or exchange of your debt security.


Further, a debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States federal estate tax purposes if:

     - the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of UBS Americas entitled to vote at the time of death and

     - the income on the debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.


BACKUP WITHHOLDING AND INFORMATION REPORTING


UNITED STATES HOLDERS


In general, if you are a noncorporate United States holder, we and other payors are required to report to the Internal Revenue Service all payments of principal, any premium and interest on your debt security. In addition, we and other payors are required to report to the Internal Revenue Service any

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
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payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding at a rate of 31% will apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.


UNITED STATES ALIEN HOLDERS


In general, payments of principal, premium or interest made by us and other payors will not be subject to backup withholding and information reporting, provided that the certification requirements described above under "-- United States Alien Holders" are satisfied or you otherwise establish an exemption.



In general, payment of the proceeds from the sale of debt securities effected at a United States office of a broker is subject to both United States backup withholding and information reporting. If, however, you are a United States alien holder, you will not be subject to backup withholding and information reporting on such a sale provided that:



     - the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:



        - an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or



        - other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or



     - you otherwise establish an exemption.



If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made outside the United States to an offshore account maintained by you unless the payor has actual knowledge that you are a United States person. We and other payors are required to report payments of interest on your debt securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements.



In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:



     - the proceeds are transferred to an account maintained by you in the United States,



     - the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or



     - the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,



unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
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In addition, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will be subject to information reporting, but not backup withholding, if the sale is effected at a foreign office of a broker that is:



     - a United States person,


     - a controlled foreign corporation for United States tax purposes,


     - a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or



     - a foreign partnership, if at any time during its tax year:


        - one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or


        - such foreign partnership is engaged in the conduct of a United States trade or business,



unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

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Tax Considerations Under The Laws of Switzerland

The tax information set forth below is based on the opinion of Ernst & Young AG, dated 21 December 2000, and has been approved by them for its accuracy. In this section, we summarize the principal tax consequences under the laws of Switzerland of owning debt securities fully and unconditionally guaranteed by UBS AG, Switzerland.

Under the scope of Swiss withholding tax legislation, debt securities issued by an entity domiciled outside of Switzerland (the issuer) are not subject to the Swiss withholding tax of 35% on any interest payments on those securities. If the issuer is a permanent establishment outside of Switzerland or a subsidiary that is not a resident of Switzerland, and that entity is vested with a guarantee by the parent company that is a resident of Switzerland, Swiss withholding tax does not apply if the proceeds of such securities are not used in Switzerland. If the proceeds from the sale of debt instruments by these issuers are not used in Switzerland, both (1) interest payments by the issuer and (2) any guarantee payment or comparable payment by the Swiss parent company in connection with such debt securities are free from Swiss withholding tax.

The guarantees relate to debt securities, which were issued by Paine Webber Inc. before the merger with UBS Americas Inc. UBS AG and UBS Americas Inc. will ensure that the proceeds from the sale of these debt securities are not used in Switzerland. Consequently, current and future interest payments on the debt securities should not be subject to Swiss withholding tax.

Neither the present Swiss withholding tax law nor the current practice of the Federal Tax Administration of Switzerland indicate that a guarantee payment related to interest could be re-characterized as an interest payment itself, which would be subject to withholding tax. For this reason, we believe that a possible guarantee payment will not be subject to Swiss withholding tax, irrespective of whether it is made for the principal, interest or other amounts payable in accordance with the terms of the debt securities.

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ERISA Matters

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in debt securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit an employee benefit plan, as well as individual retirement accounts and Keogh plans subject to
Section 4975 of the Code, from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may result in excise tax or other liabilities under ERISA and Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in debt securities might constitute or give rise to a prohibited transaction under ERISA and the Internal Revenue Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA) generally are not subject to the requirements of ERISA or Section 4975 of the Code.


UBS AG, UBS Americas, PaineWebber International and other affiliates of UBS Americas may each be considered a party in interest or disqualified person with respect to many employee benefit plans. This could be the case, for example, if one of these companies is a service provider to a plan. Special caution should be exercised, therefore, before debt securities are purchased by an employee benefit plan. In particular, the fiduciary of the plan should consider whether exemptive relief is available under an applicable administrative exemption. The Department of Labor has issued five prohibited transaction class exemptions that could apply to exempt the purchase, sale and holding of debt securities from the prohibited transaction provisions of ERISA and the Code. Those class exemptions are Prohibited Transaction Exemption 96-23 (for transactions determined by in-house asset managers), Prohibited Transaction Exemption 95-60 (for certain transactions involving insurance company general accounts), Prohibited Transaction Exemption 91-38 (for certain transactions involving bank investment funds), Prohibited Transaction Exemption 90-1 (for certain transactions involving insurance company separate accounts), and Prohibited Transaction Exemption 84-14 (for certain transactions determined by independent qualified asset managers).


Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing debt securities on behalf of or with "plan assets" of any employee benefit plan consult with their counsel regarding the consequences under ERISA and the Code of the acquisition of debt securities and the availability of exemptive relief under Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14.

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Plan of Distribution


This prospectus is to be used by UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. and other affiliates of UBS AG in connection with offers and sales related to market-making transactions in the debt securities by and through UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. and such other affiliates. These transactions may be executed at negotiated prices that are related to prevailing market prices at the time of sale, or at other prices. UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. and such other affiliates may act as principal or agent in these transactions. No new securities are offered. These market-making transactions will settle in accordance with customary market practices, or as otherwise agreed by the parties. None of these affiliates will receive any compensation from UBS Americas or UBS AG for engaging in these transactions.



UBS Warburg LLC and UBS PaineWebber Inc. currently make a market in the debt securities. However, they are not required to do so, and they can stop doing so at any time without notice. As a result, there is no assurance as to the liquidity of any market for the debt securities.

--------------------------------------------------------------------------------

Validity of the Securities

The validity of the debt securities was passed on, at the time of their initial issuance, by Theodore A. Levine, then PaineWebber's general counsel.

The validity of the guarantees was passed upon for UBS by Sullivan & Cromwell, New York, New York, in reliance upon the opinion of internal counsel for UBS AG as to certain matters under Swiss law. Sullivan & Cromwell has in the past represented and continues to represent UBS on a regular basis and in a variety of matters.

Experts


The consolidated financial statements of UBS AG at 31 December 2000 and 1999 and for each of the three years in the period ended 31 December 2000 appearing in this prospectus have been audited by Ernst & Young Ltd., independent auditors, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements of Paine Webber Group Inc. at 31 December 1999 and 1998 and for each of the three years in the period ended 31 December 1999 appearing in this prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere in this prospectus and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



Limitations on Enforcement of U.S. Laws Against UBS,

Its Management and Others

UBS is a Swiss bank. Many of its directors and executive officers, including some of the persons who signed the registration statement of which this prospectus is a part, and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of UBS's assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on UBS or its management or have any of them appear in a U.S. court. We have been advised by UBS internal counsel that there is doubt as to enforceability in Switzerland, in original actions or in actions for enforcement of judgment of U.S. courts, of liabilities based solely on the federal securities laws of the United States.

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Where You Can Find More Information


UBS files periodic reports and other information with the Securities and Exchange Commission. You may read and copy any document that UBS files with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. You may also inspect UBS's SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and at the American Stock Exchange LLC, 86 Trinity Place, New York, New York 10006.


We have filed an amendment on Form F-1 to PaineWebber's registration statements on Form S-3 under the Securities Act with the SEC covering the debt securities and UBS's guarantees. For further information on the debt securities, the guarantees, UBS Americas and UBS, you should review our registration statement and its exhibits. This prospectus summarizes material provisions of the contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

Presentation of Financial Information


UBS's financial statements have been prepared in accordance with International Accounting Standards and are denominated in Swiss francs, or "CHF," the legal tender of Switzerland.



The tables below set forth, for the periods and dates indicated, information concerning the noon buying rate for the Swiss franc, expressed in United States dollars or "USD", per one Swiss franc. The "noon buying rate" is the rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.



                                                                 AVERAGE RATE(1)
YEAR ENDED 31 DECEMBER                        HIGH      LOW      (USD PER 1 CHF)    AT PERIOD END
-------------------------------------------------------------------------------------------------
1996.....................................    0.8641    0.7399        0.8090            0.7468
1997.....................................    0.7446    0.6510        0.6890            0.6845
1998.....................................    0.7731    0.6485        0.6894            0.7281
1999.....................................    0.7361    0.6244        0.6605            0.6277
2000.....................................    0.6441    0.5479        0.5912            0.6172
                                             ------    ------        ------            ------



                   MONTH                      HIGH      LOW
-------------------------------------------------------------
September 2000.............................  0.5804    0.5596
October 2000...............................  0.5773    0.5479
November 2000..............................  0.5759    0.5529
December 2000..............................  0.6172    0.5785
January 2001...............................  0.6240    0.6031
February 2001..............................  0.6124    0.5910


------------

(1) The average of the noon buying rates on the last business day of each full month during the relevant period.

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                               TABLE OF CONTENTS



                       FINANCIAL STATEMENTS OF UBS GROUP



               AUDITED YEAR-END FINANCIAL STATEMENTS
                  YEARS ENDED 2000, 1999 AND 1998
Report of Independent Auditors..............................    F-2
UBS Group Income Statement..................................    F-3
UBS Group Balance Sheet.....................................    F-4
UBS Group Statement of Changes in Equity....................    F-5
UBS Group Statement of Cash Flows...........................    F-7
UBS Group Notes to the Financial Statements.................    F-9
                FINANCIAL STATEMENTS OF PAINEWEBBER
               AUDITED YEAR-END FINANCIAL STATEMENTS
                  YEARS ENDED 1999, 1998 AND 1997
Consolidated Statements of Income...........................  F-104
Consolidated Statements of Financial Condition..............  F-105
Consolidated Statements of Changes in Stockholders'
  Equity....................................................  F-106
Consolidated Statements of Cash Flows.......................  F-109
Notes to Consolidated Financial Statements..................  F-110
Report of Independent Auditors..............................  F-131
Financial Highlights........................................  F-132
Common Stock and Quarterly Information......................  F-133
Five Year Financial Summary.................................  F-135
              UNAUDITED INTERIM FINANCIAL STATEMENTS
First Quarter 2000..........................................  F-136
Condensed Consolidated Statements of Income.................  F-137
Condensed Consolidated Statements of Financial Condition....  F-138
Condensed Consolidated Statements of Cash Flows.............  F-139
Notes to Condensed Consolidated Financial Statements........  F-140
Second Quarter 2000.........................................  F-149
Condensed Consolidated Statements of Income.................  F-150
Condensed Consolidated Statements of Financial Condition....  F-151
Condensed Consolidated Statements of Cash Flows.............  F-152
Notes to Condensed Consolidated Financial Statements........  F-153
Third Quarter 2000..........................................  F-164
Condensed Consolidated Statements of Income.................  F-165
Condensed Consolidated Statements of Financial Condition....  F-166
Condensed Consolidated Statements of Cash Flows.............  F-167
Notes to Condensed Consolidated Financial Statements........  F-168

                         UBS GROUP FINANCIAL STATEMENTS

                  YEARS ENDED 31 DECEMBER 2000, 1999 AND 1998

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                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors and Group Executive Board UBS AG:



We have audited the accompanying consolidated balance sheets of UBS AG and subsidiaries as of 31 December 2000 and 1999, and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the three years in the period ended 31 December 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.



We conducted our audits in accordance with auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



In our opinion, based on our audits, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of UBS AG as of 31 December 2000 and 1999, and the consolidated results of their operations and their cash flows for each of the three years in the period ended 31 December 2000, in conformity with International Accounting Standards ("IAS") and comply with Swiss Law.



IAS vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States of America would have affected shareholders' equity as of 31 December 2000, 1999 and 1998 and the results of operations for the three years then ended to the extent summarized in Note 41 of the Notes to the Financial Statements.



Basel, 5 March 2001                                    Ernst & Young Ltd



                                          ROGER K. PERKIN       PETER HECKENDORN


                                          Chartered Accountant      lic.oec.


                                          in charge of the audit      in charge
                                          of the audit


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Financial Statements

UBS GROUP INCOME STATEMENT

CHF million, except where indicated                                                           % change from
FOR THE YEAR ENDED                        NOTE    31.12.00    31.12.99( 1)    31.12.98( 1)         31.12.99
-----------------------------------------------------------------------------------------------------------
OPERATING INCOME
Interest income                              4     51,745        35,604          37,442                  45
Interest expense                             4    (43,615)      (29,695)        (32,424)                 47
-----------------------------------------------------------------------------------------------------------
Net interest income                                 8,130         5,909           5,018                  38
Credit loss recovery / (expense)                      130          (956)           (951)
-----------------------------------------------------------------------------------------------------------
Net interest income after credit loss
recovery / (expense)                                8,260         4,953           4,067                  67
-----------------------------------------------------------------------------------------------------------
Net fee and commission income                5     16,703        12,607          12,626                  32
Net trading income                           6      9,953         7,719           3,313                  29
Net gains from disposal of associates and
subsidiaries                                 7         83         1,821           1,119                 (95)
Other income                                 8      1,403         1,325           1,122                   6
-----------------------------------------------------------------------------------------------------------
Total operating income                             36,402        28,425          22,247                  28
-----------------------------------------------------------------------------------------------------------
OPERATING EXPENSES PERSONNEL                 9     17,163        12,577           9,816                  36
General and administrative                   9      6,765         6,098           6,735                  11
Depreciation and amortization                9      2,275         1,857           1,825                  23
-----------------------------------------------------------------------------------------------------------
Total operating expenses                           26,203        20,532          18,376                  28
-----------------------------------------------------------------------------------------------------------
OPERATING PROFIT BEFORE TAX AND MINORITY
INTERESTS                                          10,199         7,893           3,871                  29
-----------------------------------------------------------------------------------------------------------
Tax expense                                 24      2,320         1,686             904                  38
-----------------------------------------------------------------------------------------------------------
NET PROFIT BEFORE MINORITY INTERESTS                7,879         6,207           2,967                  27
-----------------------------------------------------------------------------------------------------------
Minority interests                          25        (87)          (54)              5                  61
-----------------------------------------------------------------------------------------------------------
NET PROFIT                                          7,792         6,153           2,972                  27
-----------------------------------------------------------------------------------------------------------
Basic earnings per share (CHF) (3)          10      19.33         15.20            7.33                  27
Basic earnings per share before goodwill
(CHF) (2,3)                                 10      20.99         16.04            8.18                  31
Diluted earnings per share (CHF) (3)        10      19.04         15.07            7.20                  26
Diluted earnings per share before
goodwill (CHF) (2,3)                        10      20.67         15.90            8.03                  30
-----------------------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2) The amortization of goodwill and other intangible assets is excluded from this calculation.

(3) 1999 and 1998 share figures are restated for the two-for-one share split, effective 8 May 2000.

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FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

UBS GROUP BALANCE SHEET

                                                                              % change from
            CHF MILLION                  NOTE      31.12.00    31.12.99( 1)     31.12.99
-------------------------------------------------------------------------------------------
ASSETS
Cash and balances with central banks                   2,979       5,073                (41)
Money market paper                            11      66,454      69,717                 (5)
Due from banks                                12      29,147      29,907                 (3)
Cash collateral on securities
  borrowed                                    13     177,857     113,162                 57
Reverse repurchase agreements                 13     193,801     132,391                 46
Trading portfolio assets                      14     253,296     211,932                 20
Positive replacement values                   26      57,875      62,957                 (8)
Loans, net of allowance for credit
  losses                                      12     244,842     234,858                  4
Financial investments                         15      16,405       7,039                133
Accrued income and prepaid expenses                    7,062       5,167                 37
Investments in associates                     16         880       1,102                (20)
Property and equipment                        17       8,910       8,701                  2
Goodwill and other intangible assets          18      19,537       3,543                451
Other assets                                  19       8,507      11,007                (23)
-------------------------------------------------------------------------------------------
TOTAL ASSETS                                       1,087,552     896,556                 21
-------------------------------------------------------------------------------------------
Total subordinated assets                                475         600                (21)
-------------------------------------------------------------------------------------------
LIABILITIES
Money market paper issued                             74,780      64,655                 16
Due to banks                                  20      82,240      76,365                  8
Cash collateral on securities lent            13      23,418      12,832                 82
Repurchase agreements                         13     295,513     196,914                 50
Trading portfolio liabilities                 14      82,632      54,638                 51
Negative replacement values                   26      75,923      95,786                (21)
Due to customers                              20     310,679     279,960                 11
Accrued expenses and deferred income                  21,038      12,040                 75
Long-term debt                                21      54,855      56,332                 (3)
Other liabilities                     22, 23, 24      18,756      15,992                 17
-------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                  1,039,834     865,514                 20
-------------------------------------------------------------------------------------------
Minority interests                            25       2,885         434                565
-------------------------------------------------------------------------------------------
SHAREHOLDERS' EQUITY
Share capital                                          4,444       4,309                  3
Share premium account                                 20,885      14,437                 45
Foreign currency translation                            (687)       (442)               (55)
Retained earnings                                     24,191      20,327                 19
Treasury shares                                       (4,000)     (8,023)               (50)
-------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                            44,833      30,608                 46
-------------------------------------------------------------------------------------------
TOTAL LIABILITIES, MINORITY
INTERESTS AND SHAREHOLDERS' EQUITY                 1,087,552     896,556                 21
-------------------------------------------------------------------------------------------
Total subordinated liabilities                        14,508      14,801                 (2)
-------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

UBS GROUP STATEMENT OF CHANGES IN EQUITY

CHF million
FOR THE YEAR ENDED                                     31.12.00   31.12.99( 1)   31.12.98( 1)
---------------------------------------------------------------------------------------------
ISSUED AND PAID UP SHARE CAPITAL
Balance at the beginning of the year                      4,309       4,300          4,296
Issue of share capital                                      135           9              4
---------------------------------------------------------------------------------------------
BALANCE AT THE END OF THE YEAR( 2)                        4,444       4,309          4,300
---------------------------------------------------------------------------------------------
SHARE PREMIUM
Balance at the beginning of the year                     13,929      13,740         13,260
Change in accounting policy                                 508        (123)         1,406
Balance at the beginning of the year (restated)          14,437      13,617         14,666
Premium on shares issued and warrants exercised( 3)         139          45            111
Net premium / (discount) on treasury share and own
equity derivative activity( 3)                             (391)        775         (1,160)
Share premium increase due to PaineWebber acquisition     4,198
Borrow of own shares to be delivered( 4)                  5,895
Settlement of own shares to be delivered                 (3,393)
---------------------------------------------------------------------------------------------
BALANCE AT THE END OF THE YEAR                           20,885      14,437         13,617
---------------------------------------------------------------------------------------------
FOREIGN CURRENCY TRANSLATION
Balance at the beginning of the year                       (442)       (456)          (111)
Movements during the year                                  (245)         14           (345)
---------------------------------------------------------------------------------------------
BALANCE AT THE END OF THE YEAR                             (687)       (442)          (456)
---------------------------------------------------------------------------------------------
RETAINED EARNINGS
Balance at the beginning of the year                     20,501      16,293         15,464
Change in accounting policy                                (174)        (69)             0
Balance at the beginning of the year (restated)          20,327      16,224         15,464
Net profit for the year                                   7,792       6,153          2,972
Dividends paid( 5, 6)                                    (3,928)     (2,050)        (2,212)
---------------------------------------------------------------------------------------------
BALANCE AT THE END OF THE YEAR                           24,191      20,327         16,224
---------------------------------------------------------------------------------------------
TREASURY SHARES, AT COST
Balance at the beginning of the year                     (3,462)     (1,482)        (1,982)
Change in accounting policy                              (4,561)     (3,409)        (2,345)
Balance at the beginning of the year (restated)          (8,023)     (4,891)        (4,327)
Acquisitions                                            (16,330)     (6,595)        (3,860)
Disposals                                                20,353       3,463          3,296
---------------------------------------------------------------------------------------------
BALANCE AT THE END OF THE YEAR( 7)                       (4,000)     (8,023)        (4,891)
---------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                               44,833      30,608         28,794
---------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

RECONCILIATION OF SHARES ISSUED

                                                              Number of shares   % change from
----------------------------------------------------------------------------------------------
                AS OF                   31.12.00      31.12.99      31.12.98       31.12.99
----------------------------------------------------------------------------------------------
BALANCE AT THE BEGINNING OF THE YEAR   430,893,162   429,952,612   428,724,700               0
Issue of share capital                     804,502       940,550     1,227,912             (14)
Issue of share capital due to
  PaineWebber( 8)                       12,682,065
----------------------------------------------------------------------------------------------
TOTAL ORDINARY SHARES ISSUED, AT THE
END OF THE YEAR                        444,379,729   430,893,162   429,952,612               3
----------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2) Comprising 444,379,729 ordinary shares as of 31 December 2000, 430,893,162 ordinary shares as of 31 December 1999 and 429,952,612 ordinary shares as of 31 December 1998, at CHF 10 each, fully paid.

(3) In prior periods, a portion of income on own equity derivative contract activity was included in Premium / (discount) on treasury shares issued and treasury share contract activity. This amount is now included in Net premium / (discount) on treasury share and own equity derivative activity for all periods.

(4) In January 2001, all remaining shares borrowed to complete the acquisition of PaineWebber were settled resulting in a net CHF 103 million decrease in share premium.

(5) Includes interim dividend paid in respect of the period from 1 January 2000 to 30 September 2000 of CHF 1,764 million.

(6) The Board of Directors is proposing to repay CHF 1.60 of the par value of each CHF 10.00 share, instead of distributing a final dividend in respect of the period from 1 October 2000 to 31 December 2000.

(7) Comprising 18,421,783 ordinary shares as of 31 December 2000, 36,873,714 ordinary shares as of 31 December 1999 and 24,456,698 ordinary shares as of 31 December 1998.

(8)  Includes shares issued for employee option plans.

In addition to treasury shares, a maximum of 42,571,341 shares (1,057,908 at 31 December 1999 and 1,998,458 at 31 December 1998) can be issued without further approval of the shareholders. The amount of shares consists of 26,000,000 authorized shares contingently issuable by the Board of Directors in reference to the PaineWebber share exchange until February 2001 at the latest. The option to issue authorized shares expired unused. Additionally 16,571,341 shares out of conditional capital had been set aside by the Extraordinary General Meeting on 7 September 2000. Those shares are issuable against the exercise of options from former PaineWebber employee option plans. The Board of Directors will propose to the shareholders at the Annual General Meeting on 26 April 2001 a reduction of the issuable amount to 5,643,205 shares which is the number of shares required to settle the outstanding PaineWebber employee options at year end.

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

UBS GROUP STATEMENT OF CASH FLOWS

CHF million
FOR THE YEAR ENDED                                       31.12.00   31.12.99( 1)   31.12.98( 1)
-----------------------------------------------------------------------------------------------
CASH FLOW FROM / (USED IN) OPERATING ACTIVITIES
Net profit                                                 7,792        6,153          2,972
ADJUSTMENTS TO RECONCILE TO CASH FLOW FROM / (USED IN)
OPERATING ACTIVITIES
Non-cash items included in net profit and other
  adjustments:
     Depreciation and amortization                         2,275        1,857          1,825
     Provision for credit losses                            (130)         956            951
     Income from associates                                  (58)        (211)          (377)
     Deferred tax expense                                    544          479            491
     Net gain from investing activities                     (730)      (2,282)        (1,803)
  Net increase / (decrease) in operating assets:
     Net due from / to banks                                (915)      (5,298)       (65,172)
     Reverse repurchase agreements, cash collateral on
     securities borrowed                                 (81,054)     (12,656)        66,031
     Trading portfolio including net replacement values   11,553      (49,956)        45,089
     Loans due to / from customers                        12,381       17,222         (5,626)
     Accrued income, prepaid expenses and other assets     6,923        2,545          2,107
  Net increase / (decrease) in operating liabilities:
     Repurchase agreements, cash collateral on
       securities lent                                    50,762       52,958        (49,145)
     Accrued expenses and other liabilities                3,313       (7,366)         1,686
Income taxes paid                                           (959)      (1,063)          (733)
-----------------------------------------------------------------------------------------------
NET CASH FLOW FROM / (USED IN) OPERATING ACTIVITIES       11,697        3,338         (1,704)
-----------------------------------------------------------------------------------------------
CASH FLOW (USED IN) / FROM INVESTING ACTIVITIES
Investments in subsidiaries and associates                (9,729)      (1,720)        (1,563)
Disposal of subsidiaries and associates                      669        3,782          1,858
Purchase of property and equipment                        (1,640)      (2,820)        (1,813)
Disposal of property and equipment                           335        1,880          1,134
Net (investment) / divestment in financial investments    (8,770)         356          6,134
-----------------------------------------------------------------------------------------------
NET CASH FLOW (USED IN) / FROM INVESTING ACTIVITIES      (19,135)       1,478          5,750
-----------------------------------------------------------------------------------------------
CASH FLOW (USED IN) / FROM FINANCING ACTIVITIES
Money market paper issued                                 10,125       13,128         (4,073)
Net movements in treasury shares and treasury share
contract activity                                           (647)      (2,312)        (2,552)
Capital issuance                                              15            9              4
Dividends paid                                            (3,928)      (2,050)        (2,212)
Issuance of long-term debt                                14,884       12,661          5,566
Repayment of long-term debt                              (24,640)      (7,112)        (9,068)
Issuance of minority interests                             2,683
Repayment of minority interests                              (73)        (689)             0
-----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

CHF million
FOR THE YEAR ENDED                                       31.12.00   31.12.99( 1)   31.12.98( 1)
-----------------------------------------------------------------------------------------------
NET CASH FLOW (USED IN) / FROM FINANCING ACTIVITIES       (1,581)      13,635        (12,335)
Effects of exchange rate differences                         112          148           (386)
-----------------------------------------------------------------------------------------------
NET INCREASE / (DECREASE) IN CASH EQUIVALENTS             (8,907)      18,599         (8,675)
Cash and cash equivalents, beginning of the year         102,277       83,678         92,353
-----------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS, END OF THE YEAR                93,370      102,277         83,678
-----------------------------------------------------------------------------------------------
CASH AND CASH EQUIVALENTS COMPRISE:
Cash and balances with central banks                       2,979        5,073          3,267
Money market paper                                        66,454       69,717         18,390
Due from banks maturing in less than three months         23,937       27,487         62,021
-----------------------------------------------------------------------------------------------
TOTAL                                                     93,370      102,277         83,678
-----------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

ADDITIONAL INFORMATION ON THE CASH FLOW STATEMENT

Cash and cash equivalents increased by CHF 1,311 million as a result of acquisitions and disposals of subsidiaries in 2000 (see Note 38).

The principal assets and liabilities of PaineWebber upon consolidation are made up as follows:

CHF BILLION                                                   03.11.00
----------------------------------------------------------------------
Loans, net of allowances for credit losses                          20
Trading portfolio assets                                            42
Cash collateral on securities borrowed / reverse repurchase
  agreements                                                        45
Cash collateral on securities lent / repurchase agreements          58
Due to customers                                                    26
Long-term debt                                                       9
----------------------------------------------------------------------

For more information relating to the PaineWebber acquisition please see Note 2:
Acquisition of Paine Webber Group, Inc.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Notes to the Financial Statements

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a) BASIS OF ACCOUNTING

UBS AG and subsidiaries (the "Group") provides a broad range of financial services such as advisory services, underwriting, financing, market making, asset management, brokerage, and retail banking on a global level. The Group was formed on 29 June 1998 when Swiss Bank Corporation and Union Bank of Switzerland merged. The merger was accounted for using the pooling of interests method of accounting.

The consolidated financial statements are stated in Swiss francs (CHF), the currency of the country in which UBS AG is incorporated. They are prepared in accordance with International Accounting Standards. In preparing the consolidated Financial statements, management is required to make estimates and assumptions that affect the amounts reported. Actual results could differ from such estimates and the differences may be material to the consolidated financial statements.

b) CONSOLIDATION

The consolidated financial statements comprise those of the parent company (UBS
AG), its subsidiaries and certain special purpose entities, presented as a single economic entity. Subsidiaries and special purpose entities which are directly or indirectly controlled by the Group are consolidated. Subsidiaries acquired are consolidated from the date control passes. Subsidiaries where control is temporary because they are acquired and held with a view to their subsequent disposal are recorded as Financial investments.

The effects of intra-group transactions are eliminated in preparing the Group financial statements.

Equity and net income attributable to minority interests are shown separately in the Balance sheet and Income statement respectively.

c) TRADE DATE/SETTLEMENT DATE ACCOUNTING

When the Group becomes party to a contract in its trading activities it recognizes from that date (trade date) any unrealized profits and losses arising from revaluing that contract to fair value. These unrealized profits and losses are recognized in the income statement.

On a date subsequent to the trade date, the terms of spot and forward trading transactions are fulfilled (settlement date) and a resulting financial asset or liability is recognized on the balance sheet at the fair value of the consideration given or received.

d) FOREIGN CURRENCY TRANSLATION

Foreign currency transactions are recorded at the rate of exchange on the date of the transaction. At the balance sheet date, monetary assets and liabilities denominated in foreign currencies are reported using the closing exchange rate. Exchange differences arising on the settlement of transactions at rates different from those at the date of the transaction, and unrealized foreign exchange differences on unsettled foreign currency monetary assets and liabilities, are recognized in the income statement.

Assets and liabilities of foreign entities are translated at the exchange rates at the balance sheet date, while income statement items and cash flows are translated at average rates over the year. Differences resulting from the use of these different exchange rates are recognized directly in foreign currency translation within Shareholders' equity.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

e) BUSINESS AND GEOGRAPHICAL SEGMENTS

The Group is organized on a worldwide basis into three major Business Groups and the Corporate Center. This organizational structure is the basis upon which the Group reports its primary segment information.

Segment revenue, segment expenses and segment performance include transfers between business segments and between geographical segments. Such transfers are accounted for at competitive prices in line with charges to unaffiliated customers for similar services.

f) SECURITIES BORROWING AND LENDING

Securities borrowed and lent that are collateralized by cash are included in the balance sheet at amounts equal to the collateral advanced or received.

Income arising from the securities lending and borrowing business is recognized in the income statement on an accrual basis.

g) REPURCHASE AND REVERSE REPURCHASE TRANSACTIONS

The Group enters into purchases of securities under agreements to resell and sales of securities under agreements to repurchase substantially identical securities. Securities which have been sold subject to repurchase agreements continue to be recognized in the balance sheet and are measured in accordance with the accounting policy for trading balances or financial investments as appropriate. The proceeds from sale of these securities are treated as liabilities and included in repurchase agreements.

Securities purchased subject to commitments to resell at a future date are treated as loans collateralized by the security and are included in reverse repurchase agreements.

Interest earned on reverse repurchase agreements and interest incurred on repurchase agreements is recognized as interest income and interest expense respectively over the life of each agreement. The Group offsets reverse repurchase agreements and repurchase agreements with the same counterparty for transactions covered by legally enforceable master netting agreements when net or simultaneous settlement is intended.

h) TRADING PORTFOLIO

The trading portfolio consists of debt and equity securities as well as of precious metals. The trading portfolio is carried at fair value and marked to market daily. Short positions in securities are reported as Trading portfolio liabilities. Realized and unrealized gains and losses, net of related transaction expenses, are recognized as Net trading income.

i) LOANS AND ALLOWANCE FOR CREDIT LOSSES

Loans are initially recorded at cost. For loans originated by the Group, the cost is the amount lent to the borrower. For loans acquired from a third party the cost is the fair value at the time of acquisition.

Interest income on performing loans, including amortization of premiums and discounts, is recognized on an accrual basis.

Loans are stated at their principal amount net of any allowance for credit losses. The allowance and provisions for credit losses provides for probable losses in the credit portfolio, including loans and lending-related commitments. Such commitments include letters of credit, guarantees and commitments to extend credit.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The carrying amounts of impaired loans are reduced to their estimated realizable value through allowances. Increases or decreases in allowances are charged or credited, respectively, to the income statement. A write-off is made when all or part of a loan is deemed uncollectible or in the case of debt forgiveness. Write-offs are charged against previously established allowances and reduce the principal amount of a loan. Recoveries are credited to the allowances for credit losses.

A loan is considered impaired when it becomes probable that the bank will not be able to collect all amounts due according to the contractual terms. The reason for impairment includes both counterparty-specific and country-specific elements. The evaluation is based on the following principles:

     Counterparty-specific: Individual credit exposures are evaluated based upon the borrower's character, overall financial condition, resources and payment record; the prospects for support from any financially responsible guarantors; and, if appropriate, the realizable value of any collateral. Impairment is measured and allowances are established based on discounted expected cash flows.

     Country-specific: Probable losses resulting from exposures in countries experiencing political and transfer risk, countrywide economic distress, or problems regarding the legal enforceability of contracts are assessed using country specific scenarios and taking into consideration the nature of the individual exposures and their importance for the economy. Specific country allowances are established based on this assessment, and exclude exposures addressed in counterparty-specific allowances.

All impaired loans are periodically reviewed and analyzed and the allowance for credit losses is reassessed on a loan-by-loan basis at least annually and if necessary adjusted for further impairments identified. If there are indications that there are significant probable losses in the portfolio that have not been specifically identified, allowances would also be provided for on a portfolio basis.

A loan is classified as non-performing when the contractual payments of principal and/or interest are in arrears for 90 days or more. After the 90-day period the recognition of interest income ceases and a charge is recognized for the unpaid and accrued interest receivable.

j) FINANCIAL INVESTMENTS

Financial investments are debt and equity securities held for the accretion of wealth through distributions, such as interest and dividends, and for capital appreciation. Financial investments also include real estate held for sale.

Debt securities held to maturity are carried at amortized cost. If necessary, the carrying amount is reduced to its estimated realizable value. Interest income on debt securities, including amortization of premiums and discounts, is recognized on an accrual basis and reported as Net interest income.

Financial investments held for sale are carried at the lower of cost or market value. Reductions to market value and reversals of such reductions as well as gains and losses on disposal are included in Other income. Interest earned and dividends received are included in Net interest income.

Private equity investments are carried at cost less write-downs for impairments in value. Reductions of the carrying amount and reversals of such reductions as well as gains and losses on disposal are included in Other income.

k) INVESTMENTS IN ASSOCIATES

Investments in associates in which the Group has a significant influence are accounted for by the equity method. Investments in which the Group has a temporary significant influence because they are

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

acquired and held with a view to their subsequent disposal, are included in Financial investments (see private equity above).

Investments in companies in which the Group does not hold a significant influence are recorded at cost less value adjustments for other than temporary declines in value.

l) PROPERTY AND EQUIPMENT

Property and equipment includes bank occupied properties, investment properties, software, IT and communication and other machines and equipment. Property and equipment is carried at cost less accumulated depreciation and is periodically reviewed for impairment.

Property and equipment is depreciated on a straight-line basis over its estimated useful life as follows:

Properties                                             Not exceeding 50 years
-----------------------------------------------------------------------------
IT, software and communication                          Not exceeding 3 years
-----------------------------------------------------------------------------
Other machines and equipment                            Not exceeding 5 years
-----------------------------------------------------------------------------

m) GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill represents the excess of the cost of an acquisition over the fair value of the Group's share of net identifiable assets of the acquired entity at the date of acquisition.

Other intangible assets are comprised of separately identifiable intangible items arising from acquisitions and certain purchased trademarks and similar items.

Goodwill and other intangible assets are recognized as assets and are amortized using the straight-line basis over their estimated useful economic life, not exceeding 20 years. At each balance sheet date, goodwill and other intangible assets are reviewed for indications of impairment. If such indications exist an analysis is performed to assess if a write-down is necessary.

Goodwill and fair value adjustments arising on the acquisition of foreign subsidiaries are treated as local currency balances and are translated into Swiss francs at the closing rate at subsequent balance sheet dates. Software development costs are capitalized when they meet certain criteria relating to identifiability and future economic benefits can be reasonably estimated. Internally developed software is classified in Property and equipment in the balance sheet.

n) INCOME TAXES

Income tax payable on profits, based on the applicable tax laws in each jurisdiction, is recognized as an expense in the period in which profits arise. The tax effects of income tax losses available for carry-forward are recognized as an asset when it is probable that future taxable profit will be available against which those losses can be utilized.

Deferred tax liabilities are recognized for temporary differences between the carrying amounts of assets and liabilities in the Group balance sheet and their amounts as measured for tax purposes, which will result in taxable amounts in future periods. Deferred tax assets are recognized for temporary differences which will result in deductible amounts in future periods, but only to the extent it is probable that sufficient taxable profits will be available against which these differences can be utilized.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period in which the asset will be realized or the liability will be settled based on enacted rates.

Current and deferred tax assets and liabilities are offset when they arise from the same tax reporting group and relate to the same tax authority and when the legal right to offset exists.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Current and deferred taxes are recognized as tax income or expense except for deferred taxes recognized or disposed of on the acquisition or disposal of a subsidiary.

o) TREASURY SHARES

UBS AG shares held by the Group are classified in the Shareholders' equity as Treasury shares and accounted for at weighted average cost. The difference between the proceeds from sales of treasury shares and their cost (net of tax) is classified as Share premium.

Contracts that require physical settlement or net share settlement are classified as Shareholders' equity and reported as Share premium. The difference between the proceeds from the settlement of the contract and its cost (net of tax) are reported as Share premium.

p) RETIREMENT BENEFITS

The Group sponsors a number of retirement benefit plans for its employees worldwide. These plans include both defined benefit and defined contribution plans and various other retirement benefits such as post-employment medical benefits. Group contributions to defined contribution plans are expensed when employees have rendered services in exchange for such contributions, generally in the year of contribution.

The Group uses the projected unit credit actuarial method to determine the present value of its defined benefit obligations and the related current service cost and, where applicable, past service cost.

The principal actuarial assumptions used by the actuary are set out in Note 34.

The Group recognizes a portion of its actuarial gains and losses as income or expenses if the net cumulative unrecognized actuarial gains and losses at the end of the previous reporting period exceeded the greater of:

-----------------------------------------------------------------
a)   10% of present value of the defined benefit obligation at
     that date (before deducting plan assets); and
-----------------------------------------------------------------
b)   10% of the fair value of any plan assets at that date.
-----------------------------------------------------------------

The unrecognized actuarial gains and losses exceeding the greater of the two values are recognized in the income statement over the expected average remaining working lives of the employees participating in the plans.

q) DERIVATIVE INSTRUMENTS

Derivative instruments are carried at fair value. Fair values are obtained from quoted market prices, discounted cash flow models and option pricing models as appropriate. The fair values of derivative instruments are shown in the balance sheet as Positive and Negative replacement values. Realized and unrealized gains and losses are recognized in Net trading income.

Transactions in derivative instruments entered into for hedging of non-trading positions are recognized in the income statement on the same basis as to the underlying item being hedged.

The Group offsets positive and negative replacement values with the same counterparty for transactions covered by legally enforceable master netting agreements.

r) COMPARABILITY

Certain amounts have been reclassified from previous years to conform to the 2000 presentation.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The prior year financial statements reflect the requirements of the following revised or new International Accounting Standards or changes in accounting policies which the Group implemented in 2000:

------------------------------------------------------------------------------
IAS 10 (revised)       Events after the balance sheet date
------------------------------------------------------------------------------
IAS 37                 Provisions, contingent liabilities and contingent
                       assets
------------------------------------------------------------------------------
IAS 38                 Intangible assets
------------------------------------------------------------------------------
Interpretation SIC 12  Consolidation - special purpose entities
------------------------------------------------------------------------------
Interpretation SIC 16  Share capital - reacquired own equity instruments
                       (treasury shares)
------------------------------------------------------------------------------
Interpretation SIC 24  Earnings per share - financial instruments and other contracts that may be settled in shares
------------------------------------------------------------------------------
Offsetting of amounts related to certain contracts
------------------------------------------------------------------------------
Interest and dividend income on trading assets
------------------------------------------------------------------------------

The implementation of the above standards or accounting policies had no material impact for the Group except for the following:

IAS 38 Intangible assets

In July 1998, the IASC issued IAS 38 Intangible Assets, which the Group adopted prospectively as of 1 January 2000. The standard requires the capitalization and amortization of certain intangible assets, if it is probable that the future economic benefits that are attributable to the assets will flow to the enterprise and the cost can be measured reliably.

Capitalized costs relating to internally developed software amounted to CHF 248 million as of 31 December 2000 and are reported within Note 17 Property and equipment as IT, software and communication, and operating expenses were reduced accordingly.

Interpretation SIC 16, Share Capital - Reacquired Own Equity Instruments (Treasury Shares)

In May 1999, the IASC issued Interpretation SIC 16, Share Capital - Reacquired Own Equity Instruments (Treasury Shares), which the Group adopted as of 1 January 2000. The interpretation provides guidance for the recognition, presentation and disclosure of treasury shares. SIC 16 applies to own shares and derivatives on own shares held for trading and non-trading purposes. SIC 16 requires own shares and derivatives on own shares to be presented as Treasury shares and deducted from Shareholders' equity. Gains and losses relating to the sale of own shares are recognized as a change in shareholders' equity.

As a result of the adoption of Interpretation SIC 16, financial information has been retroactively restated. Net trading income was reduced by CHF 196 million for the year ended 31 December 1999. Shareholders' equity and Total assets were reduced by CHF 4,227 million as of 31 December 1999 and CHF 3,601 million as of 31 December 1998.

Offsetting of amounts related to certain contracts

In order to improve comparability with its competitors, the Group has decided to offset positive and negative replacement values and reverse repurchase agreements and repurchase agreements with the same counterparty for transactions covered by legally enforceable master netting agreements. This change became effective as of 1 January 2000 and all prior periods represented have been restated.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Positive and negative replacement values have been reduced by CHF 66,136 million for the year ended 31 December 1999. Reverse repurchase and repurchase agreements have been reduced by CHF 12,322 million for the year ended 31 December 1999.

Interest and dividend income and expense on trading assets

In prior periods, interest and dividend income and expense on trading assets and liabilities were included in Net trading income. In order to improve comparability with its competitors, the Group has included interest and dividend income and expense on trading assets and liabilities in interest income and interest expense respectively. This change in presentation became effective 1 January 2000. The comparative financial information for 1999 has been restated to comply with this change. Interest income was increased by CHF 17,281 million for the year ended 31 December 1999. Interest expense was increased by CHF 17,728 million for the year ended 31 December 1999. In addition, Net trading income was increased by CHF 447 million for the year ended 31 December 1999.

In addition to the above, other changes have been made to prior years to conform to current presentation.

s) RECENT ACCOUNTING STANDARDS NOT YET ADOPTED

-------------------------------------------------------------------
IAS 12  Revised, income taxes
-------------------------------------------------------------------
IAS 39  Recognition and measurement of financial instruments
-------------------------------------------------------------------
IAS 40  Investment property
-------------------------------------------------------------------

The implementation of the above standards will have no material impact for the Group except for the following:

IAS 39, Recognition and measurement of financial instruments

In December 1998, the IASC issued IAS 39, Recognition and Measurement of Financial Instruments, which is required to be adopted for the Group's financial statements as of 1 January 2001 on a prospective basis.

The Standard provides comprehensive guidance on accounting for financial instruments. Financial instruments include conventional financial assets and liabilities and derivatives. IAS 39 requires that all financial instruments should be recognized on the balance sheet. The Group will disclose its financial assets either as loans originated by the bank and not held for trading, financial assets held for trading, investments held to maturity or financial assets available for sale.

Loans originated by the bank are initially measured at cost, which is the fair value of the consideration given to originate the loan, including any transaction costs. Loans will subsequently be measured at amortized cost minus any write-down for impairment or uncollectibility.

Financial assets held for trading are valued at fair value and changes in the fair value are recognized in trading income.

Held-to-maturity investments are recognized at cost and interest is accrued using the effective interest method. Held-to-maturity investments are subject to review for impairment.

Financial assets available for sale are recognized at fair value on the balance sheet. Changes in fair value are booked to equity and disclosed in the statement of changes in equity until the financial asset is sold, collected or otherwise disposed of, or until the financial asset is determined to be impaired, at

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

which time the cumulative profit or loss previously recognized in equity should be included in net profit or loss for the period.

In a qualifying hedge of exposures to changes in fair value, the change in fair value of the hedging instrument is recognized as an adjustment to its carrying amount and in net profit and loss. The change in fair value of the hedged item attributable to the hedged risks adjusts the carrying value of the hedged item and is also recognized in net profit or loss.

In a qualifying cash flow hedge, the effective portion of the gain or loss on the hedging instrument is recognized as an adjustment to its carrying amount and in equity. The ineffective portion of the gain or loss on the hedging transaction also adjusts the hedging instrument's carrying amount, but is reported in net profit or loss. If the forecasted transaction is no longer expected to occur, the cumulative gain or loss on the hedging instrument is recognized in net profit or loss.

A qualifying hedge of a net investment in a foreign entity is accounted for similar to a cash flow hedge. The gain or loss on the hedging instrument relating to the effective portion of the hedge is classified in the same manner as the foreign currency translation gain or loss.

The adoption of IAS 39 is expected to have a material impact on certain financial assets and liabilities including long-term debt. An opening adjustment to Other comprehensive income will also be required, representing unrealized gains and losses on financial assets recorded as available for sale and derivatives designated as cash flow hedges.

IAS 40 Investment property

In April 2000, the IASC issued IAS 40 Investment property, which is required to be adopted for the Group's financial statements as of 1 January 2001. The Standard prescribes the accounting treatment and disclosure requirements for investment property. Investment properties are measured at cost less accumulated depreciation and any accumulated impairment losses. As of 1 January 2001 investment properties amounted to CHF 1,280 million.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 2  ACQUISITION OF PAINE WEBBER GROUP, INC.

On 3 November 2000, UBS completed its acquisition of 100% of the outstanding common stock of the Paine Webber Group, Inc., a full-service broker-dealer and one of the largest securities and commodities firms in the United States servicing both individual and institutional clients. The transaction was accounted for using the purchase method of accounting, making PaineWebber a wholly owned subsidiary of UBS. Results of operations of PaineWebber are included in the consolidated results beginning on the date of acquisition. Under International Accounting Standards, the valuation of shares and options issued is measured as of the date the acquisition was completed, 3 November 2000. Purchase consideration of CHF 22.0 billion (USD 12.5 billion) consists of the following:

                                                             CHF                 USD
                                                           MILLION             million
---------------------------------------------------------------------------------------
Value of shares issued (40,580,570 shares issued)            10,246               5,817
Value of options issued (options on 6,325,270 shares
issued)                                                         992                 563
Cash consideration                                           10,607               6,021
Direct costs of the acquisition                                 115                  65
---------------------------------------------------------------------------------------
Total purchase price                                         21,960              12,466
Fair value of net assets acquired                            (5,630)             (3,196)
---------------------------------------------------------------------------------------
Total intangible assets (1)                                  16,330               9,270
Intangible assets other than goodwill                        (4,695)             (2,665)
---------------------------------------------------------------------------------------
Goodwill arising from acquisition                            11,635               6,605
Purchased goodwill                                            1,202                 682
---------------------------------------------------------------------------------------
TOTAL GOODWILL AT 3 NOVEMBER 2000                            12,837               7,287
Effect of translation adjustments                              (898)
Amortization from 3 November 2000                              (103)                (61)
---------------------------------------------------------------------------------------
Balance of goodwill at 31 December 2000                      11,836               7,226
---------------------------------------------------------------------------------------

(1)  Excluding purchased goodwill.

The resulting goodwill and intangible assets will be amortized using the straight-line method over their estimated useful lives of 20 years.

In addition, UBS has entered into employee retention agreements that provide for payments to key PaineWebber employees which are subject to the employee's continued employment and other restrictions. The estimated cost to the Group for the agreements is approximately CHF 1.5 billion (USD 875 million) over a four-year period.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 3a  SEGMENT REPORTING BY BUSINESS GROUP

UBS is organized into three Business Groups: UBS Switzerland, UBS Warburg and UBS Asset Management, and our Corporate Center.

UBS SWITZERLAND

UBS Switzerland encompasses two business units, Private Banking and Private and Corporate Clients.

The Private Banking business unit offers comprehensive wealth management services for private clients globally, who bank in Switzerland and other financial centers worldwide.

Within Switzerland, the Private and Corporate Clients business unit provides a complete set of banking and securities services for individual and corporate clients, focused foremost on customer service excellence, profitability and growth via multichannel distribution.

The two business units share technological and physical infrastructure, and have joint departments supporting major functions such as e-commerce, financial planning and wealth management, and investment policy and strategy.

UBS ASSET MANAGEMENT

UBS Asset Management is organized into two business units, Institutional Asset Management and Investment Funds / GAM.

Institutional Asset Management offers a diverse range of institutional investment management capabilities, in every major asset class, from the traditional to the alternative.

Investment Funds provides retail investment fund products, marketed principally through UBS Switzerland. Investment management for these funds is generally undertaken by Institutional Asset Management, with the Investment Funds unit concentrating on product development and distribution.

Global Asset Management (GAM), acquired in late 1999, is a diversified asset management group, offering a wide range of investment styles. Dedicated to giving its clients access to the world's best investment talent, GAM's funds are managed by its own staff and by about 80 carefully selected external managers. GAM products are marketed both independently and through Private Banking.

UBS WARBURG

UBS Warburg is a client-driven securities, investment banking and wealth management firm. It is made up of five business units.

The Corporate and Institutional Clients business unit is one of the leading global investment banking and securities firms. For both its own corporate and institutional clients and the other parts of the UBS Group, UBS Warburg provides product innovation, top-quality research and advice, and complete access to the world's capital markets.

UBS Capital is the private equity business unit of UBS Warburg, investing UBS and third-party funds primarily in unlisted companies.

US Private Clients, operating under the brand of UBS PaineWebber, provides a full range of wealth management services.

The International Private Clients business unit provides private banking products and services for high net worth clients outside the US and Switzerland who bank in their country of residence. During 2001 the European part of this business will become part of UBS Switzerland's Private Banking business unit and the Asia-Pacific part will be merged with US Private Clients.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The e-services business unit was created in fourth quarter 1999. During 2000, e-services progressed successfully towards its goal of creating a new business providing wealth management for affluent European clients, through internet, call centers and investment centers. Following the merger with PaineWebber, UBS's European wealth management strategy has evolved. As a result, key components of the e-services business unit's infrastructure will become part of Private Banking's new European wealth management strategy and e-services will no longer be reported separately.

CORPORATE CENTER

The Corporate Center encompasses Group level functions which cannot be devolved to the operating divisions, and ensures that the Business Groups operate as a coherent and effective whole with a common set of values and principles. Corporate Center's remit covers areas such as risk management, financial reporting, marketing and communications, funding, capital and balance sheet management and management of foreign currency earnings.

The Business Group results have been presented on a management reporting basis. Consequently, internal charges and transfer pricing adjustments have been reflected in the performance of each business. The basis of the reporting reflects the management of the business within the Group. Revenue sharing agreements are used to allocate external customer revenues to a Business Group on a reasonable basis. Transactions between Business Groups are conducted at arms length.

FOR THE YEAR ENDED 31 DECEMBER 2000

                                  UBS        UBS ASSET           UBS       CORPORATE             UBS
CHF MILLION               SWITZERLAND       MANAGEMENT       WARBURG          CENTER           GROUP
----------------------------------------------------------------------------------------------------
Income                         14,182            1,953        19,779             358          36,272
Credit loss recovery /
(expense)( 1)                    (784)               0          (247)          1,161             130
----------------------------------------------------------------------------------------------------
Total operating income         13,398            1,953        19,532           1,519          36,402
----------------------------------------------------------------------------------------------------
Personnel expenses              4,759              880        11,002             522          17,163
General and
administrative expenses         2,394              439         3,501             431           6,765
Depreciation                      508               49           731             320           1,608
Amortization of goodwill
and other intangible
assets                             62              263           298              44             667
----------------------------------------------------------------------------------------------------
Total operating expenses        7,723            1,631        15,532           1,317          26,203
----------------------------------------------------------------------------------------------------
BUSINESS GROUP
PERFORMANCE BEFORE TAX          5,675              322         4,000             202          10,199
Tax expense                                                                                    2,320
----------------------------------------------------------------------------------------------------
NET PROFIT BEFORE
MINORITY INTERESTS                                                                             7,879
Minority interests                                                                               (87)
----------------------------------------------------------------------------------------------------
NET PROFIT                                                                                     7,792
----------------------------------------------------------------------------------------------------
OTHER INFORMATION AS OF 31 DECEMBER 2000( 2)
Total assets                  281,780            6,727       870,608         (71,563)      1,087,552
Total liabilities             272,134            5,513       846,451         (81,379)      1,042,719
----------------------------------------------------------------------------------------------------

(1) In order to show the relevant Business Group performance over time, adjusted expected loss figures rather than the net credit expense / recovery are reported for all Business Groups. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     loss figures and the net IAS credit loss expenses recorded at Group level for financial reporting purposes is reported in the Corporate Center. The divisional breakdown of the net credit recovery / (expense) for financial reporting purposes of CHF 130 million for the year ended 31 December 2000 is as follows: UBS Switzerland CHF 695 million, UBS Warburg CHF (565) million.

(2) The funding surplus or requirement is reflected in each Business Group and adjusted in Corporate Center.

FOR THE YEAR ENDED 31 DECEMBER 1999 (1)

                                          UBS       UBS ASSET      UBS     CORPORATE     UBS
CHF MILLION                           SWITZERLAND   MANAGEMENT   WARBURG    CENTER      GROUP
----------------------------------------------------------------------------------------------
Income                                     12,761        1,369    13,241       2,010    29,381
Credit loss recovery / (expense) (2)       (1,071)           0      (333)        448      (956)
----------------------------------------------------------------------------------------------
Total operating income                     11,690        1,369    12,908       2,458    28,425
----------------------------------------------------------------------------------------------
Personnel expenses                          4,691          516     7,278          92    12,577
General and administrative expenses         2,308          271     2,680         839     6,098
Depreciation                                  460           32       659         366     1,517
Amortization of goodwill and other
intangible assets                              23          113       154          50       340
----------------------------------------------------------------------------------------------
Total operating expenses                    7,482          932    10,771       1,347    20,532
----------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX       4,208          437     2,137       1,111     7,893
Tax expense                                                                              1,686
----------------------------------------------------------------------------------------------
NET PROFIT BEFORE MINORITY INTERESTS                                                     6,207
Minority interests                                                                         (54)
----------------------------------------------------------------------------------------------
NET PROFIT                                                                               6,153
----------------------------------------------------------------------------------------------
OTHER INFORMATION AS OF 31 DECEMBER 1999 (3)
Total assets                              254,577       10,451   719,568     (88,040)  896,556
Total liabilities                         270,137        4,614   693,633    (102,436)  865,948
----------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2) In order to show the relevant Business Group performance over time, adjusted expected loss figures rather than the net credit loss expense are reported for all Business Groups. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected loss figures and the net credit loss expenses recorded at Group level for financial reporting purposes is reported in the Corporate Center. The divisional breakdown of the net credit loss recovery / (expense) for financial reporting purposes of CHF (956) million for the year ended 31 December 1999 is as follows: UBS Switzerland CHF (965) million, Corporate Center CHF 9 million.

(3) The funding surplus / requirement is reflected in each Business Group and adjusted in Corporate Center.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

FOR THE YEAR ENDED 31 DECEMBER 1998 (1)

                                            UBS       UBS ASSET      UBS     CORPORATE    UBS
CHF MILLION                             SWITZERLAND   MANAGEMENT   WARBURG    CENTER     GROUP
-----------------------------------------------------------------------------------------------
Income                                       13,958        1,358     7,691         191   23,198
Credit loss recovery / (expense) (2)         (1,186)           0      (510)        745     (951)
-----------------------------------------------------------------------------------------------
Total operating income                       12,772        1,358     7,181         936   22,247
-----------------------------------------------------------------------------------------------
Personnel expenses                            4,448          515     4,641         212    9,816
General and administrative expenses           2,226          228     2,625       1,656    6,735
Depreciation                                    771           35       549         128    1,483
Amortization of goodwill and other
intangible assets                                 4           78       173          87      342
-----------------------------------------------------------------------------------------------
Total operating expenses                      7,449          856     7,988       2,083   18,376
-----------------------------------------------------------------------------------------------
BUSINESS GROUP PERFORMANCE BEFORE TAX         5,323          502      (807)     (1,147)   3,871
Tax expense                                                                                 904
-----------------------------------------------------------------------------------------------
NET PROFIT BEFORE MINORITY INTERESTS                                                      2,967
Minority interests                                                                            5
-----------------------------------------------------------------------------------------------
NET PROFIT                                                                                2,972
-----------------------------------------------------------------------------------------------

(1) The 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2) In order to show the relevant Business Group performance over time, adjusted expected loss figures rather than the net credit loss expense are reported for all Business Groups. The statistically derived adjusted expected losses reflect the inherent counterparty and country risks in the respective portfolios. The difference between the statistically derived adjusted expected loss figures and the net credit loss expenses recorded at Group level for financial reporting purposes is reported in the Corporate Center. The divisional breakdown of the net credit loss recovery / (expense) for financial reporting purposes of CHF (951) million for the year ended 31 December 1998 is as follows: UBS Switzerland CHF (445) million and UBS Warburg CHF (506) million.

NOTE 3b  SEGMENT REPORTING BY GEOGRAPHIC LOCATION

The geographic analysis of total assets is based on customer domicile whereas operating income and capital investment is based on the location of the office in which the transactions and assets are recorded. Because of the global nature of financial markets the Group's business is managed on an integrated basis worldwide, with a view to profitability by product line. The geographical analysis of operating income, total assets, and capital investment is provided in order to comply with International Accounting Standards, and does not reflect the way the Group is managed. Management believes that analysis by Business Group, as shown in Note 3a to these financial statements, is a more meaningful representation of the way in which the Group is managed.

FOR THE YEAR ENDED 31 DECEMBER 2000

                               TOTAL OPERATING INCOME        TOTAL ASSETS         CAPITAL INVESTMENT
                               -----------------------   ---------------------   ---------------------
                               CHF MILLION    SHARE %    CHF MILLION   SHARE %   CHF MILLION   SHARE %
------------------------------------------------------------------------------------------------------
Switzerland                          15,836        44        211,851        19         1,135        43
Rest of Europe                       10,907        30        305,342        28           311        12
Americas                              6,976        19        474,617        44         1,169        44
Asia / Pacific                        2,626         7         87,831         8            36         1
Africa / Middle East                     57         0          7,911         1             8         0
------------------------------------------------------------------------------------------------------
TOTAL                                36,402       100      1,087,552       100         2,659       100
------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

FOR THE YEAR ENDED 31 DECEMBER 1999(1)

                                TOTAL OPERATING INCOME        TOTAL ASSETS         CAPITAL INVESTMENT
                                -----------------------   ---------------------   ---------------------
                                CHF MILLION    SHARE %    CHF MILLION   SHARE %   CHF MILLION   SHARE %
-------------------------------------------------------------------------------------------------------
Switzerland                           14,976        52        207,702        23         1,990        70
Rest of Europe                         7,626        27        303,365        34           356        13
Americas                               3,861        14        281,974        31           386        14
Asia / Pacific                         1,945         7         96,469        11            87         3
Africa / Middle East                      17         0          7,046         1             1         0
-------------------------------------------------------------------------------------------------------
TOTAL                                 28,425       100        896,556       100         2,820       100
-------------------------------------------------------------------------------------------------------

FOR THE YEAR ENDED 31 DECEMBER 1998(1)

                                TOTAL OPERATING INCOME
                                -----------------------
                                CHF MILLION    SHARE %
-------------------------------------------------------
Switzerland                           16,757        75
Rest of Europe                         1,655         8
Americas                               2,548        11
Asia / Pacific                         1,251         6
Africa / Middle East                      36         0
-------------------------------------------------------
TOTAL                                 22,247       100
-------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

INCOME STATEMENT

NOTE 4  NET INTEREST INCOME

                CHF million                                                                % change from
             FOR THE YEAR ENDED               31.12.00       31.12.99(1)      31.12.98(1)    31.12.99
--------------------------------------------------------------------------------------------------------
INTEREST INCOME
Interest earned on loans and advances to
banks                                             5,615          6,105            7,687               (8)
Interest earned on loans and advances to
customers                                        14,692         12,077           14,111               22
Interest from finance leasing                        36             49               60              (27)
Interest earned on securities borrowed and
reverse repurchase agreements                    19,088         11,422           10,380               67
Interest and dividend income from financial
investments                                         202            160              372               26
Interest and dividend income from trading
portfolio                                        11,842          5,598            3,901              112
Other                                               270            193              931               40
--------------------------------------------------------------------------------------------------------
Total                                            51,745         35,604           37,442               45
--------------------------------------------------------------------------------------------------------
INTEREST EXPENSE
Interest on amounts due to banks                  6,155          5,515            8,205               12
Interest on amounts due to customers              9,505          8,330            9,890               14
Interest on securities lent and repurchase
agreements                                       14,915          8,446            7,543               77
Interest and dividend expense from trading
portfolio                                         5,309          2,070            1,741              156
Interest on medium and long-term debt             7,731          5,334            5,045               45
--------------------------------------------------------------------------------------------------------
Total                                            43,615         29,695           32,424               47
--------------------------------------------------------------------------------------------------------
NET INTEREST INCOME                               8,130          5,909            5,018               38
--------------------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 5  NET FEE AND COMMISSION INCOME

             CHF million                                                      % change from
         FOR THE YEAR ENDED            31.12.00       31.12.99      31.12.98    31.12.99
-------------------------------------------------------------------------------------------
CREDIT-RELATED FEES AND COMMISSIONS          310           372           559            (17)
-------------------------------------------------------------------------------------------
SECURITY TRADING AND INVESTMENT ACTIVITY FEES
Underwriting fees(1)                       1,434           905         1,122             58
Corporate finance fees(1)                  1,772         1,298         1,016             37
Brokerage fees                             5,792         3,934         3,670             47
Investment fund fees                       2,821         1,915         1,778             47
Fiduciary fees                               351           317           349             11
Custodian fees                             1,439         1,583         1,386             (9)
Portfolio and other management and
advisory fees(1)                           3,677         2,612         2,891             41
Other                                         50            57           110            (12)
-------------------------------------------------------------------------------------------
Total                                     17,336        12,621        12,322             37
-------------------------------------------------------------------------------------------
COMMISSION INCOME FROM OTHER SERVICES        802           765           776              5
-------------------------------------------------------------------------------------------
TOTAL FEE AND COMMISSION INCOME           18,448        13,758        13,657             34
-------------------------------------------------------------------------------------------
FEE AND COMMISSION EXPENSE
Brokerage fees paid                        1,084           795           704             36
Other                                        661           356           327             86
-------------------------------------------------------------------------------------------
Total                                      1,745         1,151         1,031             52
-------------------------------------------------------------------------------------------
NET FEE AND COMMISSION INCOME             16,703        12,607        12,626             32
-------------------------------------------------------------------------------------------

(1) In prior periods, Corporate finance related advisory fees were included in Portfolio and other management and advisory fees. These fees are now reported in the new disclosure line Corporate finance fees together with merger and acquisition fees which were previously reported in Underwriting and corporate finance fees. All previous periods have been restated accordingly.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 6  NET TRADING INCOME

Foreign exchange net trading income include gains and losses from spot and forward contracts, options, futures, and translation of foreign currency assets and liabilities, bank notes, precious metals, and commodities. Fixed income net trading income includes the results of making markets in instruments of both developed and emerging countries in government securities, corporate debt securities, money market instruments, interest rate and currency swaps, options, and other derivatives. Equities net trading income includes the results of making markets globally in equity securities and equity derivatives such as swaps, options, futures, and forward contracts.

             CHF million                                                             % change from
          FOR THE YEAR ENDED            31.12.00       31.12.99(1)      31.12.98(1)    31.12.99
--------------------------------------------------------------------------------------------------
Foreign exchange                            1,287          1,108             1,992              16
Fixed income                                  912          2,603               162             (65)
Equities                                    7,754          4,008             1,159              93
--------------------------------------------------------------------------------------------------
NET TRADING INCOME                          9,953          7,719             3,313              29
--------------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

NOTE 7  NET GAINS FROM DISPOSAL OF ASSOCIATES AND SUBSIDIARIES

              CHF million                                                        % change from
          FOR THE YEAR ENDED             31.12.00       31.12.99      31.12.98     31.12.99
----------------------------------------------------------------------------------------------
Net gains from disposal of consolidated
subsidiaries                                    57             8         1,149             613
Net gains/(losses) from disposal of
investments in associates                       26         1,813           (30)            (99)
----------------------------------------------------------------------------------------------
NET GAINS FROM DISPOSAL OF ASSOCIATES
AND SUBSIDIARIES                                83         1,821         1,119             (95)
----------------------------------------------------------------------------------------------

While the 1999 figure represents mainly the disposal gains from our investments in Swiss Life/ Rentenanstalt and Julius Baer registered shares, the 1998 figure is mainly attributable to the disposal of the BSI--Banca della Svizzera Italiana.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 8  OTHER INCOME

                CHF million                                                           % change from
             FOR THE YEAR ENDED               31.12.00       31.12.99      31.12.98     31.12.99
---------------------------------------------------------------------------------------------------
INVESTMENTS IN FINANCIAL ASSETS (DEBT AND EQUITY)
Net gain from disposal of private equity
  investments                                       919           374           587             146
Net gain from disposal of other financial
  assets                                            162           180           398             (10)
Impairment charges in private equity
investments and other financial assets             (507)         (102)         (556)            397
---------------------------------------------------------------------------------------------------
TOTAL                                               574           452           429              27
---------------------------------------------------------------------------------------------------
INVESTMENTS IN PROPERTY
Net gain from disposal of properties held
for resale                                           85            78            33               9
Net loss from revaluation of properties held
for resale                                         (108)          (49)         (106)            120
Net income from other properties                     96           (20)          328
---------------------------------------------------------------------------------------------------
TOTAL                                                73             9           255             711
---------------------------------------------------------------------------------------------------
EQUITY INCOME FROM INVESTMENTS IN ASSOCIATES         58           211           377             (73)
---------------------------------------------------------------------------------------------------
OTHER                                               698           653            61               7
---------------------------------------------------------------------------------------------------
TOTAL OTHER INCOME                                1,403         1,325         1,122               6
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 9  OPERATING EXPENSES

               CHF million                                                            % change from
            FOR THE YEAR ENDED              31.12.00       31.12.99       31.12.98      31.12.99
---------------------------------------------------------------------------------------------------
PERSONNEL EXPENSES
Salaries and bonuses                           13,523          9,872          7,082              37
Contractors                                       725            886            535             (18)
Insurance and social contributions                959            717            542              34
Contribution to retirement benefit plans          475              8            614
Employee share plans                               97            151            201             (36)
Other personnel expenses                        1,384            943            842              47
---------------------------------------------------------------------------------------------------
TOTAL                                          17,163         12,577          9,816              36
---------------------------------------------------------------------------------------------------
GENERAL AND ADMINISTRATIVE EXPENSES
Occupancy                                         979            847            822              16
Rent and maintenance of machines and
  equipment                                       520            410            390              27
Telecommunications and postage                    914            756            820              21
Administration                                    750            784            759              (4)
Marketing and public relations                    480            335            262              43
Travel and entertainment                          656            552            537              19
Professional fees                                 660            526            532              25
IT and other outsourcing                        1,246          1,289          1,260              (3)
Other                                             560            599          1,353              (7)
---------------------------------------------------------------------------------------------------
TOTAL                                           6,765          6,098          6,735              11
---------------------------------------------------------------------------------------------------
DEPRECIATION AND AMORTIZATION
Property, equipment and software                1,608          1,517          1,483               6
Goodwill and other intangible assets              667            340            342              96
---------------------------------------------------------------------------------------------------
TOTAL                                           2,275          1,857          1,825              23
---------------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                       26,203         20,532         18,376              28
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 10  EARNINGS PER SHARE

                                                                                         % change from
          FOR THE YEAR ENDED              31.12.00        31.12.99(1)      31.12.98(1)     31.12.99
------------------------------------------------------------------------------------------------------
BASIC EARNINGS PER SHARE CALCULATION
Net profit for the period (CHF million)        7,792            6,153            2,972              27
Net profit for the period before
goodwill amortization (CHF million)(2)         8,459            6,493            3,314              30
Weighted average shares outstanding:
Registered ordinary shares               433,486,003      430,497,026      429,710,128               1
Own shares to be delivered                 2,058,212
Treasury shares                          (32,514,906)     (25,754,544)(3)  (24,487,833)(3)            26
------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES FOR BASIC
EARNINGS PER SHARE                       403,029,309      404,742,482      405,222,295               0
------------------------------------------------------------------------------------------------------
BASIC EARNINGS PER SHARE (CHF)                 19.33            15.20             7.33              27
BASIC EARNINGS PER SHARE BEFORE
GOODWILL AMORTIZATION (CHF)(2)                 20.99            16.04             8.18              31
------------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER SHARE CALCULATION
Net profit for the period (CHF million)        7,778(5)         6,153            2,972              26
Net profit for the period before
goodwill amortization (CHF million)(2)         8,445(5)         6,493            3,314              30
Weighted average shares for basic
earnings per share                       403,029,309      404,742,482      405,222,295               0
Potential dilutive ordinary shares
resulting from outstanding options,
warrants and convertible debt
securities(6)                              5,496,591        3,632,670(4)     7,658,746(4)            51
------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE SHARES FOR DILUTED
EARNINGS PER SHARE                       408,525,900      408,375,152      412,881,041               0
------------------------------------------------------------------------------------------------------
DILUTED EARNINGS PER SHARE (CHF)               19.04            15.07             7.20              26
DILUTED EARNINGS PER SHARE BEFORE
GOODWILL AMORTIZATION (CHF)(2)                 20.67            15.90             8.03              30
------------------------------------------------------------------------------------------------------

(1) The 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2) The amortization of goodwill and other intangible assets is excluded from this calculation.

(3) Treasury shares have increased by 11,371,720 and by 18,372,661 for the periods ended 31 December 1999 and 31 December 1998, due to a change in accounting policy (see Note 1: Summary of Significant Accounting Policies).

(4) Share amount has been adjusted by 1,414,114 and by 5,371,922 representing other potentially dilutive instruments for the periods ended 31 December 1999 and 31 December 1998, due to a change in accounting policy (see Note 1: Summary of Significant Accounting Policies).

(5) Net profit has been adjusted for the dilutive impact of own equity derivative activity in accordance with International Accounting Standards.

(6) Total equivalent shares outstanding on options that were not dilutive for the respective periods but could potentially dilute earnings per share in the future were 9,174,760, 24,045,261 and 11,367,184 for the years ended 31 December 2000, 31 December 1999 and 31 December 1998, respectively.

1999 and 1998 share figures are restated for the two-for-one share split, effective 8 May 2000.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

BALANCE SHEET: ASSETS

NOTE 11  MONEY MARKET PAPER

                        CHF MILLION                           31.12.00           31.12.99
-----------------------------------------------------------------------------------------
Government treasury notes and bills                            22,551             32,724
Money market placements                                        43,477             36,540
Other bills and cheques                                           426                453
-----------------------------------------------------------------------------------------
TOTAL MONEY MARKET PAPER                                       66,454             69,717
-----------------------------------------------------------------------------------------
thereof eligible for discount at central banks                 60,689             64,671
-----------------------------------------------------------------------------------------

NOTE 12a  DUE FROM BANKS AND LOANS TO CUSTOMERS

The composition of Due from banks, the Loan portfolio and the Allowance for credit losses by type of exposure at the end of the year was as follows:

                        CHF MILLION                           31.12.00           31.12.99
-----------------------------------------------------------------------------------------
Banks                                                          30,064             30,785
Allowance for credit losses                                      (917)              (878)
-----------------------------------------------------------------------------------------
Net due from banks                                             29,147             29,907
-----------------------------------------------------------------------------------------
Loans to customers
  Mortgages                                                   120,554            127,987
  Other loans                                                 133,898            119,242
-----------------------------------------------------------------------------------------
Subtotal                                                      254,452            247,229
Allowance for credit losses                                    (9,610)           (12,371)
-----------------------------------------------------------------------------------------
Net loans to customers                                        244,842            234,858
-----------------------------------------------------------------------------------------
NET DUE FROM BANKS AND LOANS TO CUSTOMERS                     273,989            264,765
-----------------------------------------------------------------------------------------
thereof subordinated                                              393                 86
-----------------------------------------------------------------------------------------

The composition of Due from banks and Loans to customers by geographical region based on the location of the borrower at the end of the year was as follows:

                        CHF MILLION                           31.12.00           31.12.99
-----------------------------------------------------------------------------------------
Switzerland                                                   164,645            183,944
Rest of Europe                                                 46,882             44,796
Americas                                                       52,939             31,285
Asia / Pacific                                                 16,504             13,451
Africa / Middle East                                            3,546              4,538
-----------------------------------------------------------------------------------------
Subtotal                                                      284,516            278,014
Allowance for credit losses                                   (10,527)           (13,249)
-----------------------------------------------------------------------------------------
NET DUE FROM BANKS AND LOANS TO CUSTOMERS                     273,989            264,765
-----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The composition of Due from banks and Loans to customers by type of collateral at the end of the year was as follows:

                        CHF MILLION                           31.12.00           31.12.99
-----------------------------------------------------------------------------------------
Secured by real estate                                        122,898            130,835
Collateralized by securities                                   37,714             19,061
Guarantees and other collateral                                28,373             28,725
Unsecured                                                      95,531             99,393
-----------------------------------------------------------------------------------------
Subtotal                                                      284,516            278,014
Allowance for credit losses                                   (10,527)           (13,249)
-----------------------------------------------------------------------------------------
NET DUE FROM BANKS AND LOANS TO CUSTOMERS                     273,989            264,765
-----------------------------------------------------------------------------------------

NOTE 12b  ALLOWANCE AND PROVISION FOR CREDIT LOSSES

The allowance and provision for credit losses developed as follows:

                                                               COUNTRY RISK
                                                   SPECIFIC    ALLOWANCE AND    TOTAL      TOTAL
                   CHF MILLION                     ALLOWANCE     PROVISION     31.12.00   31.12.99
--------------------------------------------------------------------------------------------------
Balance at the beginning of the year                  12,022           1,376    13,398     14,978
Write-offs                                            (2,963)            (32)   (2,995)    (3,275)
Recoveries                                               150              13       163         65
Increase / (decrease) in credit loss allowance
  and provision                                          (49)            (81)     (130)       956
Net foreign exchange and other adjustments               129              16       145        674
--------------------------------------------------------------------------------------------------
BALANCE AT THE END OF THE YEAR                         9,289           1,292    10,581     13,398
--------------------------------------------------------------------------------------------------

At the end of the year the aggregate allowances and provisions were apportioned and displayed as follows:

                        CHF MILLION                           31.12.00         31.12.99
---------------------------------------------------------------------------------------
As a reduction of Due from banks                                  917              878
As a reduction of Loans to customers                            9,610           12,371
---------------------------------------------------------------------------------------
Subtotal                                                       10,527           13,249
Included in other liabilities related to commitments and
  contingent liabilities                                           54              149
---------------------------------------------------------------------------------------
TOTAL ALLOWANCE AND PROVISION FOR CREDIT LOSSES                10,581           13,398
---------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 12c  IMPAIRED LOANS

UBS classifies a loan as impaired when there is a probability of incurring a partial or full loss. A provision is then made with respect to the loan in question.

The impaired loans were as follows:

                        CHF MILLION                           31.12.99         31.12.00
---------------------------------------------------------------------------------------
Impaired loans (1, 2)                                          18,494           22,456
Amount of allowance for credit losses related to impaired
  loans                                                         9,685           12,471
Average impaired loans (3)                                     20,804           24,467
---------------------------------------------------------------------------------------

(1)  All impaired loans have a specific allowance for credit losses.

(2)  Interest income on impaired loans is immaterial.

(3)  Average balances were calculated from quarterly data.

NOTE 12d  NON-PERFORMING LOANS

When principal, interest or commission are overdue by 90 days, loans are classified as non-performing, the recognition of interest or commission income ceases and a charge is recognized against income for the unpaid interest or commission receivable. Allowances are provided for non-performing loans to reflect their net estimated recoverable amount. Unrecognized interest related to such loans totalled CHF 182 million for the year ended 31 December 2000 and CHF 409 million for the year ended 31 December 1999.

The non-performing loans were as follows:

                        CHF MILLION                           31.12.00           31.12.99
-----------------------------------------------------------------------------------------
Non-performing loans                                           10,452             13,073
Amount of allowance for credit losses related to
  non-performing loans                                          6,850              8,661
Average non-performing loans (1)                               11,884             14,615
-----------------------------------------------------------------------------------------

(1)  Average balances were calculated from quarterly data.

An analysis of changes in non-performing loans is presented in the following table:

                        CHF MILLION                           31.12.00           31.12.99
-----------------------------------------------------------------------------------------
Non-performing loans at the beginning of the year              13,073             16,113
Net reductions                                                   (290)              (638)
Write-offs and disposals                                       (2,331)            (2,402)
-----------------------------------------------------------------------------------------
NON-PERFORMING LOANS AT THE END OF THE YEAR                    10,452             13,073
-----------------------------------------------------------------------------------------

The non-performing loans by type of exposure were as follows:

                        CHF MILLION                           31.12.00           31.12.99
-----------------------------------------------------------------------------------------
Banks                                                             172                499
-----------------------------------------------------------------------------------------
Loans to customers
  Mortgages                                                     4,586              7,105
  Other                                                         5,694              5,469
-----------------------------------------------------------------------------------------
Total loans to customers                                       10,280             12,574
-----------------------------------------------------------------------------------------
TOTAL NON-PERFORMING LOANS                                     10,452             13,073
-----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The non-performing loans by geographical region based on the location of the borrower were as follows:

                        CHF MILLION                           31.12.00           31.12.99
-----------------------------------------------------------------------------------------
Switzerland                                                     7,588             11,435
Rest of Europe                                                    342                223
Americas                                                        1,865                697
Asia / Pacific                                                    307                373
Africa / Middle East                                              350                345
-----------------------------------------------------------------------------------------
TOTAL NON-PERFORMING LOANS                                     10,452             13,073
-----------------------------------------------------------------------------------------

NOTE 13  SECURITIES BORROWING, SECURITIES LENDING, REPURCHASE,
REVERSE REPURCHASE AND OTHER COLLATERALIZED TRANSACTIONS

The Group enters into collateralized reverse repurchase and repurchase agreements and securities borrowing and securities lending transactions that may result in credit exposure in the event the counterparty to the transaction is unable to fulfill its contractual obligations. The Group minimizes credit risk associated with these activities by monitoring counterparty credit exposure and collateral values on a daily basis and requiring additional collateral to be deposited with or returned to the Group when deemed necessary.

The following table presents cash collateral received and paid under securities lending, repurchase agreements, securities borrowing and reverse repurchase agreements.

                                             SECURITIES      SECURITIES      SECURITIES      SECURITIES
                                              BORROWED          LENT          BORROWED          LENT
                CHF MILLION                   31.12.00        31.12.00        31.12.99        31.12.99
-------------------------------------------------------------------------------------------------------
CASH COLLATERAL BY COUNTERPARTIES
Banks                                           159,619          18,291          99,810           8,926
Customers                                        18,238           5,127          13,352           3,906
-------------------------------------------------------------------------------------------------------
TOTAL CASH COLLATERAL ON SECURITIES
BORROWED AND LENT                               177,857          23,418         113,162          12,832
-------------------------------------------------------------------------------------------------------

                                              REVERSE                          Reverse
                                             REPURCHASE      REPURCHASE      REPURCHASE       REPURCHASE
                                             AGREEMENTS      AGREEMENTS      AGREEMENTS       AGREEMENTS
                CHF MILLION                   31.12.00        31.12.00       31.12.99(1)      31.12.99(1)
---------------------------------------------------------------------------------------------------------
AGREEMENTS BY COUNTERPARTIES
Banks                                           144,505         175,421          93,104          125,054
Customers                                        49,296         120,092          39,287           71,860
---------------------------------------------------------------------------------------------------------
TOTAL REPURCHASE AND REVERSE REPURCHASE
AGREEMENTS                                      193,801         295,513         132,391          196,914
---------------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

Under reverse repurchase, securities borrowing, and other collateralized arrangements, the Group obtains securities on terms which permit it to repledge or resell the securities to others. At 31 December 2000, the Group held CHF 478 billion of securities on such terms, CHF 407 billion of which have been either pledged or otherwise transferred to others in connection with its financing activities or to satisfy its commitments under short sale transactions.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 14  TRADING PORTFOLIO

Trading assets and liabilities are carried at fair value. The following table presents the carrying value of trading assets and liabilities at the end of the reporting period.

                        CHF MILLION                           31.12.00         31.12.99(1)
------------------------------------------------------------------------------------------
TRADING PORTFOLIO ASSETS
DEBT INSTRUMENTS
Swiss government and government agencies                        1,104              7,391
US Treasury and government agencies                            19,769             21,816
Other government                                               33,222             65,804
Corporate listed instruments                                   64,514             13,420
Other unlisted instruments                                     26,583              8,322
------------------------------------------------------------------------------------------
TOTAL                                                         145,192            116,753
------------------------------------------------------------------------------------------
EQUITY INSTRUMENTS
Listed instruments                                            102,571             87,089
Unlisted instruments                                            2,320              2,963
------------------------------------------------------------------------------------------
TOTAL                                                         104,891             90,052
------------------------------------------------------------------------------------------
PRECIOUS METALS                                                 3,213              5,127
------------------------------------------------------------------------------------------
TOTAL TRADING PORTFOLIO ASSETS                                253,296            211,932
------------------------------------------------------------------------------------------
TRADING PORTFOLIO LIABILITIES
DEBT INSTRUMENTS
Swiss government and government agencies                          439                  0
US Treasury and government agencies                            13,645             24,535
Other government                                                5,070             11,917
Corporate listed instruments                                   31,905              6,502
Other unlisted instruments                                        192                  9
------------------------------------------------------------------------------------------
TOTAL                                                          51,251             42,963
------------------------------------------------------------------------------------------
LISTED EQUITY INSTRUMENTS                                      31,381             11,675
------------------------------------------------------------------------------------------
TOTAL TRADING PORTFOLIO LIABILITIES                            82,632             54,638
------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

The Group trades debt, equity, precious metals, foreign currency and derivatives to meet the financial needs of its customers and to generate revenue through its trading activities. Note 26 provides a description of the various classes of derivatives together with the related volumes used in the Group's trading activities, whereas Note 13 provides further details about cash collateral on securities borrowed and lent and repurchase and reverse repurchase agreements.

Included in total trading portfolio assets above are CHF 59 billion of securities pledged to others under terms which permit the counterparty to sell or repledge and CHF 12 billion of securities pledged to others under terms which do not permit the counterparty to resell or repledge.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 15  FINANCIAL INVESTMENTS

CHF MILLION                                                   31.12.00      31.12.99
------------------------------------------------------------------------------------
DEBT INSTRUMENTS
Listed                                                          1,403          1,357
Unlisted                                                        4,803            609
------------------------------------------------------------------------------------
Total                                                           6,206          1,966
------------------------------------------------------------------------------------
EQUITY INVESTMENTS
Listed                                                          1,119            356
Unlisted                                                        1,438            557
------------------------------------------------------------------------------------
Total                                                           2,557            913
------------------------------------------------------------------------------------
PRIVATE EQUITY INVESTMENTS                                      6,658          3,001
PROPERTIES HELD FOR RESALE                                        984          1,159
------------------------------------------------------------------------------------
TOTAL FINANCIAL INVESTMENTS                                    16,405          7,039
------------------------------------------------------------------------------------
thereof eligible for discount at central banks                    381            563
------------------------------------------------------------------------------------

The following table gives additional disclosure in respect of the valuation methods used.

                                         BOOK VALUE      FAIR VALUE      BOOK VALUE      FAIR VALUE
CHF MILLION                               31.12.00        31.12.00        31.12.99        31.12.99
---------------------------------------------------------------------------------------------------
VALUED AT AMORTIZED COST
Debt instruments                              5,851           5,853             677             687
---------------------------------------------------------------------------------------------------
VALUED AT THE LOWER OF COST OR MARKET
  VALUE
Debt instruments                                355             367           1,289           1,314
Equity instruments                            2,557           3,031             913             939
Properties held for resale                      984           1,150           1,159           1,194
---------------------------------------------------------------------------------------------------
Total                                         3,896           4,548           3,361           3,447
---------------------------------------------------------------------------------------------------
VALUED AT COST LESS ADJUSTMENTS FOR
  IMPAIRMENTS
Private equity investments                    6,658           7,940           3,001           4,146
---------------------------------------------------------------------------------------------------
TOTAL FINANCIAL INVESTMENTS                  16,405          18,341           7,039           8,280
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 16  INVESTMENTS IN ASSOCIATES

                                CARRYING                                                               CARRYING
                                 AMOUNT                                                                 AMOUNT
                                   AT                                                      CHANGE IN      AT
CHF million                     31.12.99   ADDITIONS   DISPOSAL(1)   INCOME   WRITE-OFFS    EQUITY     31.12.00
---------------------------------------------------------------------------------------------------------------
TOTAL INVESTMENTS IN
  ASSOCIATES                       1,102          65         (287)       62           (4)        (58)       880
---------------------------------------------------------------------------------------------------------------

(1) The figure of CHF 287 million for disposals for the year ended 31 December 2000 primarily consists of disposal of a stake in National Versicherung AG.

NOTE 17  PROPERTY AND EQUIPMENT

                                                               IT, soft-     Other
                                        Bank                   ware and    machines
                                      occupied    Investment   communi-       and
CHF million                          properties   properties    cation     equipment   31.12.00   31.12.99
----------------------------------------------------------------------------------------------------------
HISTORICAL COST
Balance at the beginning of the
  year                                    9,085        2,006      3,321        2,798    17,210     18,505
Additions                                   233          138      1,032          237     1,640      1,813
Additions from acquired companies             0            0        201          818     1,019        755
Disposals                                  (224)        (176)      (279)         (90)     (769)    (4,333)
Reclassifications (1)                      (287)        (145)         0            0      (432)         0
Foreign currency translation                  0            7        (18)         (26)      (37)       470
Balance at the end of the year            8,807        1,830      4,257        3,737    18,631     17,210
----------------------------------------------------------------------------------------------------------
ACCUMULATED DEPRECIATION
Balance at the beginning of the
  year
                                          3,625          539      2,416        1,929     8,509      8,619
Depreciation (2)
                                            395          119        952          419     1,885      2,105
Disposals
                                            (84)         (31)      (268)         (70)     (453)    (2,500)
Reclassifications (1)
                                            (97)         (79)         0            0      (176)         0
Foreign currency translation
                                              1            2        (26)         (21)      (44)       285
Balance at the end of the year            3,840          550      3,074        2,257     9,721      8,509
----------------------------------------------------------------------------------------------------------
NET BOOK VALUE AT THE END OF THE
  YEAR (3)                                4,967        1,280      1,183        1,480     8,910      8,701
----------------------------------------------------------------------------------------------------------

(1) Properties held for sale of CHF 256 million (CHF 432 million acquisition costs and CHF 176 million accumulated depreciation) have been reclassified to Note 15 Financial Investments

(2) Depreciation of CHF 1,885 million includes CHF 277 million that was charged against the restructuring provision.

(3)  Fire insurance value of property and equipment is CHF 14,570 million (1999:
     CHF 15,004 million).

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 18  GOODWILL AND OTHER INTANGIBLE ASSETS

                                                               OTHER
                                                             INTANGIBLE
CHF MILLION                                    GOODWILL        ASSETS        31.12.00      31.12.99
---------------------------------------------------------------------------------------------------
HISTORICAL COST
Balance at the beginning of the year             4,229              305        4,534          3,000
Additions                                       12,939            4,902       17,841          1,467
Write-offs                                         (16)               0          (16)          (192)
Reclassifications                                  (41)              41            0            (88)
Foreign currency translation                      (839)            (354)      (1,193)           347
Balance at the end of the year                  16,272            4,894       21,166          4,534
---------------------------------------------------------------------------------------------------
ACCUMULATED AMORTIZATION
Balance at the beginning of the year
                                                   951               40          991            790
Amortization
                                                   533              134          667            340
Write-offs
                                                   (16)               0          (16)          (183)
Reclassifications
                                                   (16)              16            0             (2)
Foreign currency translation
                                                    (7)              (6)         (13)            46
Balance at the end of the year                   1,445              184        1,629            991
---------------------------------------------------------------------------------------------------
NET BOOK VALUE AT THE END OF THE YEAR           14,827            4,710       19,537          3,543
---------------------------------------------------------------------------------------------------

NOTE 19  OTHER ASSETS

CHF million                                                   Note      31.12.00      31.12.99
----------------------------------------------------------------------------------------------
Deferred tax assets                                             24         2,208          742
Settlement and clearing accounts                                           3,153        4,911
VAT and other tax receivables                                                419          702
Prepaid pension costs                                                        405          456
Other receivables                                                          2,322        4,196
----------------------------------------------------------------------------------------------
TOTAL OTHER ASSETS                                                         8,507       11,007
----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

BALANCE SHEET: LIABILITIES

NOTE 20  DUE TO BANKS AND CUSTOMERS

                        CHF MILLION                           31.12.00         31.12.99
---------------------------------------------------------------------------------------
Due to banks                                                    82,240           76,365
---------------------------------------------------------------------------------------
Due to customers in savings and investment accounts             68,213           78,640
Amounts due to customers on demand and time                    242,466          201,320
---------------------------------------------------------------------------------------
Total due to customers                                         310,679          279,960
---------------------------------------------------------------------------------------
TOTAL DUE TO BANKS AND CUSTOMERS                               392,919          356,325
---------------------------------------------------------------------------------------

NOTE 21  LONG-TERM DEBT

The Group issues both CHF and non-CHF denominated fixed and floating rate debt. Publicly placed fixed rate debt pays interest at rates up to 21.5% including structured note issues. Floating rate debt pays interest based on the three-month or six-month London Interbank Offered Rate "LIBOR".

Subordinated debt securities are unsecured obligations of the Group and are subordinated in right of payment to all present and future senior indebtedness and certain other obligations of the Group. At 31 December 2000 and 31 December 1999, the Group had CHF 13,018 million and CHF 13,106 million, respectively, in subordinated debt excluding convertible and exchangeable debt and notes with warrants which have been included in the following paragraph. Subordinated debt usually pays interest annually and provides for single principal payments upon maturity. At 31 December 2000 and 31 December 1999, the Group had CHF 40,428 million and CHF 41,093 million, respectively, in unsubordinated debt.

The Group issues convertible obligations that can be exchanged for common stock of UBS AG and notes with warrants attached on UBS AG shares. Furthermore, the Group issues notes exchangeable into common stock or preferred stock of other companies, or repaid based on the performance of an index or group of securities. At 31 December 2000 and 31 December 1999, the Group had CHF 1,409 million and CHF 2,133 million, respectively, in convertible and exchangeable debt and notes with warrants attached outstanding.

The Group, as part of its interest-rate risk management process, utilizes derivative instruments to modify the repricing characteristics of the notes/bonds issued. The Group also utilizes other derivative instruments to manage the foreign exchange impact of certain long-term debt obligations.

The Group issues credit-linked notes generally through private placements. The credit-linked notes are usually senior unsecured obligations of UBS AG, acting through one of its branches, and can be subject to early redemption in the event of a defined credit event. Payment of interest and/or principal is dependent upon the performance of a reference entity or security. The rate of interest on each credit-linked note is either floating and determined by reference to LIBOR plus a spread or fixed. Medium-term and credit-linked notes have been included in the amounts disclosed above as unsubordinated debt.

CHF MILLION                                                   31.12.00  31.12.99
--------------------------------------------------------------------------------
Total bond issues                                               48,179    48,305
Shares in bond issues of the Swiss Regional or Cantonal
  Banks' Central Bond
Institutions                                                     1,305     2,055
Medium-term notes                                                5,371     5,972
--------------------------------------------------------------------------------
TOTAL LONG-TERM DEBT                                            54,855    56,332
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

CONTRACTUAL MATURITY DATE

                                         UBS AG (PARENT)
                                     -----------------------
                                      FIXED         FLOATING
CHF MILLION                            RATE             RATE
------------------------------------------------------------
2001                                 13,021              251
2002                                  7,645              153
2003                                  4,232              135
2004                                  1,327                8
2005                                  3,463               81
2006 - 2010                           5,888              107
Thereafter                            3,150               55
------------------------------------------------------------
TOTAL                                38,726              790
------------------------------------------------------------

                                     SUBSIDIARIES
                                     ------
                                      FIXED
CHF MILLION                            RATE
-----------------------------------  ------
2001                                  2,033
2002                                  2,407
2003                                  1,275
2004                                  1,261
2005                                    664
2006 - 2010                           1,923
Thereafter                            1,214
------------------------------------------------------------
TOTAL                                10,777
------------------------------------------------------------

                                   SUBSIDIARIES
                                     --------
                                     FLOATING            TOTAL
CHF MILLION                              RATE         31.12.00
-----------------------------------  -------------------------
2001                                      373          15,678
2002                                      889          11,094
2003                                       19           5,661
2004                                    1,836           4,432
2005                                      249           4,457
2006 - 2010                             1,173           9,091
Thereafter                                 23           4,442
------------------------------------------------------------
TOTAL                                   4,562          54,855
------------------------------------------------------------

PUBLICLY PLACED BOND ISSUES OF UBS AG (PARENT COMPANY) OUTSTANDING AT 31.12.2000

                                                           PREMATURE
YEAR OF   INTEREST                                        REDEMPTION                   AMOUNT
ISSUE    RATE IN %           REMARKS      MATURITY          POSSIBLE    CURRENCY  IN MILLIONS
---------------------------------------------------------------------------------------------
1999        10.250                      12.01.2001                           EUR          160(1)
1996         3.000                      07.02.2001                           USD          100
1999        10.000                      12.02.2001                           CHF          375(2)
1999        12.250                      15.02.2001                           GBP           20(3)
1999        14.100                      27.02.2001                           SEK          193(4)
1999        12.000                      29.03.2001                           GBP           10(5)
1999        11.000                      30.03.2001                           USD           10(6)
1996         3.625                      10.04.2001                           CHF          400
1991         5.000                      15.04.2001                           CHF           60
1998         7.500                      11.05.2001                           CHF           60(7)
1998         7.500                      11.05.2001                           CHF          801(7)
1998         7.000                      18.05.2001                           CHF          738(8)
1999        12.500                      06.06.2001                           GBP           10(9)
1999         5.250                      14.06.2001                           CHF          410(10)
1999        10.750                      15.06.2001                           EUR           50(11)
2000        17.750                      05.07.2001                           EUR          100(12)
1999        11.000                      06.07.2001                           EUR           40(13)
1998         7.500                      10.07.2001                           CHF          372(10)
1998         7.500                      10.07.2001                           CHF           40(10)
2000        21.500                      12.07.2001                           EUR           45(14)
1993         5.125                      15.07.2001                           CHF           30
1997         1.750                      25.07.2001                           USD           96(15)
2000        17.000                      30.07.2001                           EUR           80(16)
1998         8.000                      03.08.2001                           CHF          920(17)
2000        15.500                      06.08.2001                           EUR           60(18)
2000        14.250                      10.08.2001                           USD           25(19)
1998         8.000                      17.08.2001                           CHF           50(20)
1998         8.000                      17.08.2001                           CHF          450(20)
2000        15.500                      24.08.2001                           EUR          145(21)
2000        17.500                      24.08.2001                           EUR           95(22)
2000        15.750                      03.09.2001                           EUR          105(23)

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

PUBLICLY PLACED BOND ISSUES OF UBS AG (PARENT COMPANY) OUTSTANDING AT 31.12.2000

                                                           PREMATURE
YEAR OF   INTEREST                                        REDEMPTION                   AMOUNT
ISSUE    RATE IN %           REMARKS      MATURITY          POSSIBLE    CURRENCY  IN MILLIONS
---------------------------------------------------------------------------------------------
1991         7.000      subordinated    04.09.2001                           CHF          250
2000        15.000                      06.09.2001                           USD           45(24)
1994         5.375                      07.09.2001                           CHF          200
2000        17.000                      10.09.2001                           EUR           10(25)
2000        16.500                      25.09.2001                           EUR           15(26)
2000        16.250                      04.10.2001                           EUR           15(27)
1999         8.500                      05.10.2001                           CHF          120(28)
2000        14.500                      11.10.2001                           EUR          135(29)
2000         8.750                      11.10.2001                           CHF           50(10)
2000        15.000                      19.10.2001                           USD           20(30)
2000        16.500                      29.10.2001                           EUR           75(31)
2000        16.000                      02.11.2001                           USD           40(32)
2000        11.750                      09.11.2001                           CHF          110(7)
2000        18.750                      19.11.2001                           USD           30(33)
2000        20.250                      27.11.2001                           USD           20(34)
1999        11.625                      06.12.2001                           GBP           10(35)
2000        16.500                      21.12.2001                           USD           20(36)
2000        14.250                      28.12.2001                           USD           10(37)
2000        12.250                      11.01.2002                           EUR           30(38)
2000        13.250                      18.01.2002                           EUR           20(39)
2000        12.500                      18.01.2002                           EUR           20(40)
2000         0.100                      28.01.2002                           JPY       10,000(15)
1992         7.000      subordinated    06.02.2002                           CHF          200
2000         9.000                      14.03.2002                           CHF          256(28)
1998         5.750                      18.03.2002                           USD          250
2000        10.000                      10.04.2002                           CHF          100(17)
1996         4.000                      18.04.2002                           CHF          200
2000        18.500                      28.05.2002                           USD           75(41)
1999        11.000                      06.06.2002                           GBP           15(42)
1990         7.500      subordinated    07.06.2002                           CHF          300
2000        18.250                      27.06.2002                           USD           50(32)
2000         6.500                      28.06.2002                           CHF           50(43)
1992         7.500      subordinated    10.07.2002                           CHF          200
1997         6.500                      18.07.2002                           USD          300
1997         1.000                      07.08.2002                           DEM           19(44)
2000         8.375                      07.08.2002                           EUR           45(45)
1996         2.000                      23.08.2002                           CHF          301
2000         9.000                      02.10.2002                           CHF          220(17)
1992         7.000      subordinated    16.10.2002                           CHF          200
1996         6.750                      18.10.2002                           USD          250
1995         4.375                      07.11.2002                           CHF          250
1996         3.250                      20.12.2002                           CHF          350
2000         8.000                      11.02.2003                           USD           15
1991         7.500      subordinated    15.02.2003        15.02.2001         CHF          300

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

PUBLICLY PLACED BOND ISSUES OF UBS AG (PARENT COMPANY) OUTSTANDING AT 31.12.2000

                                                           PREMATURE
YEAR OF   INTEREST                                        REDEMPTION                   AMOUNT
ISSUE    RATE IN %           REMARKS      MATURITY          POSSIBLE    CURRENCY  IN MILLIONS
---------------------------------------------------------------------------------------------
1998         1.000                      25.02.2003                           EUR           60(46)
1993         4.875      subordinated    03.03.2003                           CHF          200
1997         1.500                      14.03.2003                           DEM           80(47)
1998         1.000                      20.03.2003                           NLG          125(48)
1993         4.000      subordinated    31.03.2003                           CHF          200
1993         3.500      subordinated    31.03.2003                           CHF          200
1999         1.000                      05.05.2003                           USD           80(49)
1998         1.625                      14.05.2003                           USD          100(50)
1991         7.000      subordinated    16.05.2003        16.05.2001         CHF          200
1995         5.250      subordinated    20.06.2003                           CHF          200
2000         0.000                      14.07.2003                           USD           10(51)
2000         0.000                      14.07.2003                           USD           10(51)
2000         5.200                      28.08.2003                           CHF           26
1996         1.500                      20.11.2003                           CHF           27(52)
2000         1.850                      25.11.2003                           CHF           13
1993         3.000                      26.11.2003                           CHF          200
1994         6.250      subordinated    06.01.2004                           USD          300
1992         7.250      subordinated    10.01.2004        10.01.2002         CHF          150
2000         0.500                      10.02.2004                           USD           75(53)
2000         1.000                      07.06.2004                           USD           25(54)
1991         4.250      subordinated    25.06.2004                           CHF          300
1999         3.500                      01.07.2004                           EUR          250
1997         7.375      subordinated    26.11.2004                           GBP          250
1993         4.750      subordinated    08.01.2005        08.01.2003         CHF          200
1995         4.000      subordinated    07.02.2005                           CHF          150
1995         5.500                      10.02.2005                           CHF          150
2000         1.000                      18.02.2005                           USD           30(55)
2000         1.000                      21.03.2005                           EUR           50(56)
1995         5.625      subordinated    13.04.2005                           CHF          150
2000         0.000                      31.05.2005                           JPY        5,000(15)
1995         8.750      subordinated    20.06.2005                           GBP          250
2000         0.000                      14.07.2005                           USD           10(51)
1995         6.750      subordinated    15.07.2005                           USD          200
1995         5.250      subordinated    18.07.2005                           CHF          200
1995         5.000      subordinated    24.08.2005                           CHF          250
2000         7.300                      06.09.2005                           HKD          200
1995         4.500                      21.11.2005                           CHF          300
1999         0.000                      08.12.2005                           USD           50(57)
1999         3.500                      26.01.2006                           EUR          650
1996         4.250      subordinated    06.02.2006                           CHF          250
1996         4.000                      14.02.2006                           CHF          200
1999         2.500                      29.03.2006                           CHF          250
1999         1.500                      12.07.2006                           USD          100(58)
1996         7.250      subordinated    17.07.2006                           USD          500

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

PUBLICLY PLACED BOND ISSUES OF UBS AG (PARENT COMPANY) OUTSTANDING AT 31.12.2000

                                                           PREMATURE
YEAR OF   INTEREST                                        REDEMPTION                   AMOUNT
ISSUE    RATE IN %           REMARKS      MATURITY          POSSIBLE    CURRENCY  IN MILLIONS
---------------------------------------------------------------------------------------------
1996         7.250      subordinated    01.09.2006                           USD          150
1995         5.000      subordinated    07.11.2006                           CHF          250
1996         6.250      subordinated    06.12.2006                           DEM          500
1997         8.000      subordinated    08.01.2007                           GBP          450
1997         5.750      subordinated    12.03.2007                           DEM          350
1998         3.500                      27.08.2008                           CHF          300
1997         5.875      subordinated    18.08.2009                           FRF        2,000
1986         5.000      subordinated    10.02.2011        10.02.2001         CHF          250
1995         7.375      subordinated    15.07.2015                           USD          150
1995         7.000      subordinated    15.10.2015                           USD          300
1997         7.375      subordinated    15.06.2017                           USD          300
1990         0.000                      31.03.2020                           CHF           59
1995         7.500      subordinated    15.07.2025                           USD          350
1995         8.750      subordinated    18.12.2025                           GBP          150
1996         7.750      subordinated    01.09.2026                           USD          300

--------------------------------------------------------------------------------

PUBLICLY PLACED BOND ISSUES OF UBS SUBSIDIARIES OUTSTANDING AT 31.12.2000

                                                           PREMATURE
YEAR OF   INTEREST                                        REDEMPTION                   AMOUNT
ISSUE    RATE IN %           REMARKS      MATURITY          POSSIBLE    CURRENCY  IN MILLIONS
---------------------------------------------------------------------------------------------
UBS AMERICAS INC. (FORMER
PAINEWEBBER)
1999         7.460                      11.01.2001                           USD           15
1999         5.830                      25.01.2001                           USD           20
2000         6.924                      26.01.2001                           USD           50
2000         6.820                      05.04.2001                           USD           30
1999         7.060                      16.05.2001                           USD            8
2000         7.500                      17.05.2001                           USD           49
1998         6.185                      21.05.2001                           USD           25
1999         5.810                      08.06.2001                           USD           10
2000         7.540                      18.06.2001                           USD           49
1999         7.060                      20.06.2001                           USD            8
1998         6.870                      26.06.2001                           USD            7
1997         6.585                      23.07.2001                           USD           25
1997         6.520                      26.09.2001                           USD           22
1997         6.440                      28.09.2001                           USD           22
1999         7.090                      19.11.2001                           USD           12
1997         6.580                      14.12.2001                           USD           10
1991         9.250                      17.12.2001                           USD          154
2000         6.910                      19.02.2002                           USD           20
1997         6.990                      18.03.2002                           USD           10
1999         6.015                      28.03.2002                           USD           20
1999         6.020                      22.04.2002                           USD           45

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

PUBLICLY PLACED BOND ISSUES OF UBS SUBSIDIARIES OUTSTANDING AT 31.12.2000

                                                           PREMATURE
YEAR OF   INTEREST                                        REDEMPTION                   AMOUNT
ISSUE    RATE IN %           REMARKS      MATURITY          POSSIBLE    CURRENCY  IN MILLIONS
---------------------------------------------------------------------------------------------
1995         8.250                      01.05.2002                           USD          128
2000         7.590                      02.05.2002                           USD           25
1999         7.060                      14.05.2002                           USD           25
1999         7.030                      20.05.2002                           USD           12
2000         1.010                      01.07.2002                           JPY          900
2000         7.358                      15.07.2002                           USD          101
1992         8.390      subordinated    24.07.2002                           USD            6
1997         7.035                      14.08.2002                           USD           25
1997         7.010                      27.08.2002                           USD           15
1992         7.750                      02.09.2002                           USD          178
1997         7.010                      19.09.2002                           USD           25
1997         6.650                      15.10.2002                           USD           25
1999         7.210                      30.10.2002                           USD           10
1999         7.259                      18.11.2002                           USD           40
1999         7.160                      18.12.2002                           USD           11
1998         7.140                      03.02.2003                           USD           12
1998         6.250                      04.02.2003                           USD           25
2000         7.020                      14.02.2003                           USD           12
1993         7.875                      17.02.2003                           USD          103
1998         7.110                      13.03.2003                           USD           10
2000         1.270                      13.03.2003                           JPY          900
1998         6.320                      18.03.2003                           USD           45
1998         6.331                      20.05.2003                           USD           25
1998         6.980                      23.06.2003                           USD           10
1993         6.785                      01.07.2003                           USD           30
1999         1.340                      01.07.2003                           JPY          900
1993         7.130      subordinated    02.07.2003                           USD            7
2000         7.250                      23.07.2003                           USD            7
1994         6.900      subordinated    15.08.2003                           USD           10
1994         6.930      subordinated    15.08.2003                           USD           28
1996         7.300                      15.10.2003                           USD           20
1998         6.450                      01.12.2003                           USD          340
1998         8.010                      01.12.2003                           USD           26
1994         6.730                      20.01.2004                           USD           21
2000         6.730                      26.01.2004                           USD           20
1999         7.580                      28.01.2004                           USD           10
1997         6.900      subordinated    09.02.2004                           USD           15
1994         6.680                      10.02.2004                           USD           21
1999         7.510                      10.02.2004                           USD           13
1999         7.015                      10.02.2004                           USD           14
2000         7.660                      12.02.2004                           USD           11
1999         7.360                      11.05.2004                           USD           46
1999         6.375                      17.05.2004                           USD          534
1999         7.280                      27.05.2004                           USD           12

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

PUBLICLY PLACED BOND ISSUES OF UBS SUBSIDIARIES OUTSTANDING AT 31.12.2000

                                                           PREMATURE
YEAR OF   INTEREST                                        REDEMPTION                   AMOUNT
ISSUE    RATE IN %           REMARKS      MATURITY          POSSIBLE    CURRENCY  IN MILLIONS
---------------------------------------------------------------------------------------------
1997         7.060                      18.08.2004                           USD           25
1996         7.550                      04.10.2004                           USD           25
1997         6.790                      04.10.2004                           USD           14
1999         7.260                      13.10.2004                           USD           31
1996         7.490                      15.10.2004                           USD           12
1997         7.010                      25.10.2004                           USD           20
2000         7.410                      27.01.2005                           USD           26
2000         7.410                      11.02.2005                           USD           12
1995         8.875                      15.03.2005                           USD          125
1999         7.380                      15.03.2005                           USD           57
1998         6.520                      06.04.2005                           USD           31
2000         7.678                      15.07.2005                           USD           26
1993         6.500                      01.11.2005                           USD          208
1999         7.460                      14.11.2005                           USD           32
1996         6.750                      01.02.2006                           USD          102
1999         7.330                      01.05.2006                           USD           10
1999         7.330                      01.05.2006                           USD           11
1997         7.220                      20.02.2007                           USD           10
1997         7.110                      22.10.2007                           USD           26
1998         6.720                      01.04.2008                           USD           36
1998         6.730                      03.04.2008                           USD           44
1998         6.550                      15.04.2008                           USD          257
1998         6.520                      21.04.2008                           USD           10
1998         7.180                      31.07.2008                           USD           10
1996         7.625                      15.10.2008                           USD          157
1999         6.640                      05.02.2009                           USD           27
1999         7.625                      01.12.2009                           USD          290
1998         6.650                      13.04.2010                           USD           26
1998         6.640                      14.04.2010                           USD           31
1999         6.760                      16.05.2011                           USD           11
1997         7.740                      30.01.2012                           USD           21
1994         7.625                      17.02.2014                           USD          212
1997         8.060                      17.01.2017                           USD           28
1997         7.930                      06.02.2017                           USD           11
1997         7.810                      13.02.2017                           USD           17
1997         7.910                      17.03.2017                           USD           22
1997         7.990                      09.06.2017                           USD           11
1997         7.605                      17.07.2017                           USD           21
1997         7.633                      11.09.2017                           USD           11
1997         7.390                      16.10.2017                           USD           27
1998         7.310                      07.05.2018                           USD           14
1996         8.300      subordinated    12.01.2036        12.03.2001         USD          198
1997         8.080      subordinated    03.01.2037        03.01.2002         USD          203
---------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

PUBLICLY PLACED BOND ISSUES OF UBS SUBSIDIARIES OUTSTANDING AT 31.12.2000

                                                           PREMATURE
YEAR OF   INTEREST                                        REDEMPTION                   AMOUNT
ISSUE    RATE IN %           REMARKS      MATURITY          POSSIBLE    CURRENCY  IN MILLIONS
---------------------------------------------------------------------------------------------
UBS FINANCE (CURACAO) N.V.
1996         2.500                      30.10.2001                           DEM          100
1996         2.500                      30.10.2001                           DEM          150
1997         2.500                      30.10.2001                           DEM          100
1990         9.125                      08.02.2002                           USD          225
1992           FRN                      13.11.2002                           USD          250
1997         0.000                      29.01.2027                           LIT      226,955
1998         0.000                      03.03.2028        03.03.2003         DEM          136
---------------------------------------------------------------------------------------------
UBS AUSTRALIA LTD.
1997         3.250                      02.10.2001                           USD          101
1999         5.000                      25.02.2002                           AUD          104
1999         5.000                      25.02.2004                           AUD          104
---------------------------------------------------------------------------------------------
S.G.W. FINANCE PLC
1991        13.250                      30.03.2001                           AUD           60
---------------------------------------------------------------------------------------------
S.G. WARBURG GROUP PLC
1994         9.000      subordinated     perpetual                           GBP           12
---------------------------------------------------------------------------------------------
UBS FINANCE (CAYMAN ISLANDS) LTD.
1991         0.000                      28.02.2001                           STG          200
2000         0.000                      10.02.2005                           USD           22(59)
---------------------------------------------------------------------------------------------

( 1)  GOAL on Royal Dutch shares

( 2)  GOAL on Swisscom shares

( 3)  GOAL on Lloyds TSB shares

( 4)  Convertible into Omvand Konvertible Svensk Basportfolj

( 5)  GOAL on British Telecom shares

( 6)  GOAL on S&P Index

( 7)  GOAL on Credit Suisse shares

( 8)  GOAL on Novartis shares

( 9)  GOAL on BP Amoco shares

(10)  GOAL on Roche GS

(11)  GOAL on SAP shares

(12)  GOAL on Philips shares

(13)  GOAL on Bank Austria shares

(14)  GOAL on Sonera shares

(15)  Convertible into Nikkei 225 Index

(16)  GOAL on Sony ADR's

(17)  GOAL on UBS AG shares

(18)  GOAL on Telefonica shares

(19)  GOAL on Cisco shares

(20)  GOAL on Zurich Fin. Services shares

(21)  GOAL on Nokia shares

(22)  GOAL on Vivendi shares

(23)  GOAL on Ericsson shares

(24)  GOAL on Lucent shares

(25)  GOAL on Kyocera shares

(26)  GOAL on Telecom Italia Mobile shares

(27)  GOAL on ICI shares

(28)  GOAL on ABB shares

(29)  GOAL on Siemens shares

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

(30)  GOAL on Telmex shares

(31)  GOAL on Deutsche Telekom shares

(32)  GOAL on Intel shares

(33)  GOAL on Texas Instruments shares

(34)  GOAL on Nortel shares

(35)  GOAL on Granada Group shares

(36)  GOAL on IBM shares

(37)  GOAL on Nasdaq 100 Index

(38)  GOAL on Banco Bilbao shares

(39)  GOAL on Carrefour shares

(40)  GOAL on Bayer shares

(41)  GOAL on Motorola shares

(42)  GOAL on Glaxo shares

(43)  GOAL on Swiss Re shares

(44)  Convertible into European Insurance Shares Basket

(45)  GOAL on Daimler Chrysler shares

(46)  Convertible into FTSE Index

(47)  Indexed to UBS Currency Portfolio

(48)  Convertible into UBS Dutch Corporate Basket

(49)  Convertible into Sony shares

(50)  Convertible into UBS Oil Basket

(51)  Convertible into UBS Global Equity Arbitrage

(52)  Convertible into SMI Index

(53)  Convertible into NTT shares

(54)  Convertible into Blue Chip Basket

(55)  Convertible into Nasdaq 100 Index

(56)  Convertible into STOXX 50 Index

(57)  PEP on Internet Perf. Basket

(58)  Convertible into AT&T shares

(59)  PIP on Worldbasket

PIP        Protected Index Participation
PEP        Protected Equity Participation
GOAL       Geld- oder Aktien-Lieferung (cash or share delivery)

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 22  OTHER LIABILITIES

                       CHF million                         Note      31.12.00      31.12.99
-------------------------------------------------------------------------------------------
Provisions, including restructuring provision                23         3,024         3,611
Provisions for commitments and contingent liabilities                      54           149
Current tax liabilities                                                 2,423         1,747
Deferred tax liabilities                                     24         1,565           994
VAT and other tax payables                                              1,071           888
Settlement and clearing accounts                                        4,906         4,789
Other payables                                                          5,713         3,814
-------------------------------------------------------------------------------------------
TOTAL OTHER LIABILITIES                                                18,756        15,992
-------------------------------------------------------------------------------------------

NOTE 23  PROVISIONS, INCLUDING RESTRUCTURING PROVISION

BUSINESS RISK PROVISIONS

Business risk provisions consist mainly of provisions for operational risks and reserves for litigation.

                       CHF MILLION                                   31.12.00      31.12.99
-------------------------------------------------------------------------------------------
Balance at the beginning of the year                                    2,182         4,121
New provisions charged to income                                          746           539
Provisions applied                                                     (1,316)         (705)
Recoveries and adjustments                                                682        (1,773)(1)
-------------------------------------------------------------------------------------------
BALANCE AT THE END OF THE YEAR                                          2,294         2,182
-------------------------------------------------------------------------------------------

(1) Includes reclassification of valuation adjustments of CHF 2,384 million to related trading assets and liabilities.

UBS/SBC MERGER RESTRUCTURING PROVISION

At the announcement of the UBS/SBC merger in December 1997, it was communicated that the merged firm's operations in various locations would be combined, resulting in vacant properties, reductions in personnel, elimination of redundancies in the information technology platforms, exit costs and other costs. As a result, a restructuring provision of CHF 7,300 million (of which CHF 7,000 million was recognized as a restructuring expense in 1997 and CHF 300 million was recognized as a component of general and administrative expense in the fourth quarter of 1999) was established, to be used over a period of four years. At 31 December 2000, the Group had utilized CHF 6,570 million of the provisions.

The restructuring provision included approximately CHF 3,000 million for employee termination benefits, CHF 1,500 million for sale and lease breakage costs associated with the closure of premises, CHF 1,650 for IT integration projects and write-offs or equipment which management had committed to dispose of and CHF 1,150 million for other costs classified as Personal expenses, General and administrative expense or Other income.

The employee terminations affected all functional levels and all operating Business Groups. CHF 2,000 million of the provision related to employee termination benefits reflects the costs of eliminating approximately 7,800 positions, after considering attrition and redeployment within the Company. CHF 1,000 million of the provision related to payments to maintain stability in the workforce during the integration period. As of 31 December 2000, approximately 6,200 employees had been made redundant or retired early and the remaining personnel restructuring provision balance was CHF 410 million.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                        CHF MILLION                           31.12.00          31.12.99
----------------------------------------------------------------------------------------
Balance at the beginning of the year                             1,429             2,973
Addition                                                             0               300
Applied (1)
  Personnel                                                       (188)             (378)
  IT                                                               (63)             (642)
  Premises                                                        (399)             (673)
  Other                                                            (49)             (151)
----------------------------------------------------------------------------------------
Total utilized during the year                                    (699)           (1,844)
----------------------------------------------------------------------------------------
BALANCE AT THE END OF THE YEAR                                     730             1,429
----------------------------------------------------------------------------------------
TOTAL PROVISIONS, INCLUDING RESTRUCTURING PROVISION              3,024             3,611
----------------------------------------------------------------------------------------

(1) The expense categories refer to the nature of the expense rather than the income statement expense line.

CUMULATIVE UTILIZATION, SINCE ESTABLISHMENT OF UBS/SBC MERGER RESTRUCTURING PROVISION THROUGH 31 DECEMBER 2000

    CHF million       Personnel   IT    Premises  Other  TOTAL
--------------------------------------------------------------
UBS Switzerland            476   1,086       184    220  1,966
UBS Asset Management        32       9                3     44
UBS Warburg              1,983     373         1    413  2,770
Corporate Center            99      34     1,154    503  1,790
--------------------------------------------------------------
GROUP TOTAL              2,590   1,502     1,339  1,139  6,570
--------------------------------------------------------------

TOTAL PROVISION                                          7,300
--------------------------------------------------------------
FUTURE UTILIZATION                                         730
--------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 24  INCOME TAXES

                     CHF million
                 FOR THE YEAR ENDED                    31.12.00      31.12.99      31.12.98
-------------------------------------------------------------------------------------------
FEDERAL AND CANTONAL
  Current payable                                         1,325           849           213
  Deferred                                                  233           511           463
FOREIGN
  Current payable                                           451           359           200
  Deferred                                                  311           (33)           28
-------------------------------------------------------------------------------------------
TOTAL INCOME TAX EXPENSE                                  2,320         1,686           904
-------------------------------------------------------------------------------------------

The Group made net tax payments, including domestic federal, cantonal and foreign taxes, of CHF 959 million, CHF 1,063 million and CHF 733 million for the full years of 2000, 1999 and 1998, respectively.

The components of operating profit before tax, and the differences between income tax expense reflected in the financial statements and the amounts calculated at the Swiss statutory rate of 25% are as follows:

                     CHF million
                 FOR THE YEAR ENDED                    31.12.00      31.12.99      31.12.98
-------------------------------------------------------------------------------------------
Operating profit before tax                              10,199         7,893         3,871
  Domestic                                                7,079         6,957        10,287
  Foreign                                                 3,120           936        (6,416)
-------------------------------------------------------------------------------------------
Income taxes at Swiss statutory rate of 25%               2,550         1,973           968
Increase/(decrease) resulting from:
Applicable tax rates differing from Swiss statutory
  rate                                                     (336)           55            88
Tax losses not recognized                                   164            39         1,436
Previously unrecorded tax losses now recognized            (655)         (215)         (142)
Lower taxed income                                         (401)         (278)       (1,849)
Non-deductible goodwill amortization                        159            98           117
Other non-deductible expenses                               432            34            55
Adjustments related to prior years                          245          (112)            7
Change in deferred tax valuation allowance                  162            92           224
-------------------------------------------------------------------------------------------
INCOME TAX EXPENSE                                        2,320         1,686           904
-------------------------------------------------------------------------------------------

As of 31 December 2000 the Group had accumulated unremitted earnings from foreign subsidiaries on which deferred taxes had not been provided as the undistributed earnings of these foreign subsidiaries are indefinitely reinvested.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Significant components of the Group's deferred income tax assets and liabilities (gross) are as follows:

                        CHF MILLION                           31.12.00          31.12.99
----------------------------------------------------------------------------------------
DEFERRED TAX ASSETS
Compensation and benefits                                        1,705               316
Restructuring provision                                            160               316
Allowance for credit losses                                        148               138
Net operating loss carry forwards                                1,690             2,194
Others                                                           1,069               237
----------------------------------------------------------------------------------------
Total                                                            4,772             3,201
Valuation allowance                                             (2,564)           (2,459)
----------------------------------------------------------------------------------------
NET DEFERRED TAX ASSETS                                          2,208               742
----------------------------------------------------------------------------------------
DEFERRED TAX LIABILITIES
Property and equipment                                             457               342
Investment in associates                                            86               153
Other provisions                                                   133               142
Unrealized gains on investment securities                          306                93
Others                                                             583               264
----------------------------------------------------------------------------------------
TOTAL                                                            1,565               994
----------------------------------------------------------------------------------------

The change in the balance of the net deferred tax assets does not equal the deferred tax expense. This is due to the effect of foreign currency rate changes on tax assets and liabilities denominated in currencies other than CHF and also due to the integration of PaineWebber.

Certain foreign branches and subsidiaries of the Group have deferred tax assets related to net operating loss carry forwards and other items. Because recognition of these assets is uncertain, the Group has established valuation allowances of CHF 2,564 million and CHF 2,459 million at 31 December 2000 and 31 December 1999, respectively.

Net operating loss carry forwards totalling CHF 6,520 million at 31 December 2000 are available to reduce future taxable income of certain branches and subsidiaries.

         THE CARRY FORWARDS HAVE LIVES AS FOLLOWS:            31.12.00
----------------------------------------------------------------------
One year                                                             5
2 to 4 years                                                       170
More than 4 years                                                6,345
----------------------------------------------------------------------
TOTAL                                                            6,520
----------------------------------------------------------------------

NOTE 25  MINORITY INTERESTS

                        CHF MILLION                           31.12.00          31.12.99
----------------------------------------------------------------------------------------
Balance at the beginning of the year                               434               990
Issuances and increases (1)                                      2,596                17
Decreases and dividend payments                                    (73)             (689)
Foreign currency translation                                      (159)               62
Minority interest in profit                                         87                54
----------------------------------------------------------------------------------------
Balance at the end of the year                                   2,885               434
----------------------------------------------------------------------------------------

(1) Thereof issuance of Trust Preferred securities USD 1,500 million (CHF 2,594 million at issuance) in connection with the PaineWebber acquisition.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 26  DERIVATIVE INSTRUMENTS

DERIVATIVES HELD OR ISSUED FOR TRADING PURPOSES

Most of the Group's derivative transactions relate to sales and trading activities. Sales activities include the structuring and marketing of derivative products to customers at competitive prices to enable them to transfer, modify or reduce current or expected risks. Trading involves market-making, positioning and arbitrage activities. Market-making involves quoting bid and offer prices to other market participants with the intention of generating revenues based on spread and volume. Positioning involves managing market risk positions with the expectation of profiting from favourable movements in prices, rates or indices. Arbitrage activities involve identifying and profiting from price differentials between markets and products.

DERIVATIVES HELD OR ISSUED FOR NON-TRADING PURPOSES

The Group also uses derivatives as part of its asset and liability management activities.

The majority of derivative positions used in UBS's asset and liability management activities are established via intercompany transactions with independently managed units within the Group. When the Group purchases assets and issues liabilities at fixed interest rates it subjects itself to fair value fluctuations as market interest rates change. These fluctuations in fair value are managed by entering into interest rate contracts, mainly interest rate swaps which change the fixed rate instrument into a variable rate instrument.

When the Group purchases foreign currency denominated assets, issues foreign currency denominated debt or has foreign net investments, it subjects itself to changes in value as exchange rates move. These fluctuations are managed by entering into currency swaps and forwards.

TYPE OF DERIVATIVES

The Group uses the following derivative financial instruments for both trading and non-trading purposes:

     Swaps: Swaps are transactions in which two parties exchange cash flows on a specified notional amount for a predetermined period.

     Interest rate swap contracts generally represent the contractual exchange of fixed and floating rate payments of a single currency, based on a notional amount and an interest reference rate.

     Cross currency interest rate swaps generally involve the exchange of payments which are based on the interest reference rates available at the inception of the contract on two different currency principal balances that are exchanged. The principal balances are re-exchanged at an agreed upon rate at a specified future date.

     Forwards and futures: Forwards and futures are contractual obligations to buy or sell a financial instrument on a future date at a specified price. Forward contracts are effectively tailor-made agreements that are transacted between counterparties in the over-the-counter market (OTC), whereas futures are standardized contracts that are transacted on regulated exchanges.

     Options: Options are contractual agreements under which the seller (writer) grants the purchaser the right, but not the obligation, either to buy (call option) or sell (put option) by or at a set date, a specified amount of a financial instrument at a predetermined price. The seller receives a premium from the purchaser for this right.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTIONAL AMOUNTS AND REPLACEMENT VALUES

The following table provides the notional amounts and the positive and negative replacement values of the Group's derivative transactions.

The notional amount is the amount of a derivative's underlying asset, reference rate or index and is the basis upon which changes in the value of derivatives are measured. It provides an indication of the volume of business transacted by the Group but does not provide any measure of risk.

Some derivatives are standardized in terms of their nominal amounts and settlement dates, and these are designed to be bought and sold in active markets (exchange traded). Others are packaged specifically for individual customers and are not exchange traded although they may be bought and sold between counterparties at negotiated prices (OTC instruments).

Positive replacement value represents the cost to the Group of replacing all transactions with a receivable amount if all the Group's counterparties were to default. This measure is the industry standard for the calculation of current credit exposure. Negative replacement value is the cost to the Group's counterparties of replacing all the Group's transactions with a commitment if the Group were to default. The total positive and negative replacement values after netting are included in the balance sheet separately.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                                                                      Total
 AS AT 31 DECEMBER 2000                                                                                              notional
                                                       Term to maturity                                               amount
                            WITHIN 3 MONTHS     3-12 MONTHS        1-5 YEARS        OVER 5 YEARS    TOTAL    TOTAL     CHF
       CHF million         PRV(1)    NRV(2)     PRV     NRV       PRV     NRV       PRV     NRV      PRV      NRV       bn
-----------------------------------------------------------------------------------------------------------------------------
INTEREST RATE CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts           517       791       167     360       284     256                        968    1,407  1,066.3
  Swaps                     1,879     4,231     5,398   1,785    16,846   9,246    28,248  20,993   52,371   36,255  3,033.2
  Options                     542       541       865   2,969     1,512   6,862       701   4,541    3,620   14,913    864.6
-----------------------------------------------------------------------------------------------------------------------------
Exchange-traded
  contracts(3)
  Futures                                                                                                              454.6
  Options                       0         6                10                                            0       16     24.1
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                       2,938     5,569     6,430   5,124    18,642  16,364    28,949  25,534   56,959   52,591  5,442.8
-----------------------------------------------------------------------------------------------------------------------------
FOREIGN EXCHANGE
  CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts        22,652    20,140     8,098   9,410       939   1,084        35      27   31,724   30,661  1,250.3
  Interest and currency
    swaps                   2,563     1,621     2,921   2,507     8,715   7,031     3,019   2,098   17,218   13,257    345.9
  Options                   2,958     2,726     2,896   3,031       821     438        28      35    6,703    6,230    786.8
-----------------------------------------------------------------------------------------------------------------------------
Exchange-traded
  contracts(3)
  Futures                                                                                                                1.0
  Options                       4         1        21       4                                           25        5      1.2
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                      28,177    24,488    13,936  14,952    10,475   8,553     3,082   2,160   55,670   50,153  2,385.2
-----------------------------------------------------------------------------------------------------------------------------
PRECIOUS METALS CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts           176       187       211     181       369     394         2      17      758      779     15.3
  Options                     128        80       206     201       934     936        85     119    1,353    1,336     75.2
-----------------------------------------------------------------------------------------------------------------------------
Exchange-traded
  contracts(3)
  Futures                                                                                                                0.7
  Options                       1         2         6      12                                            7       14      1.3
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                         305       269       423     394     1,303   1,330        87     136    2,118    2,129     92.5
-----------------------------------------------------------------------------------------------------------------------------
EQUITY / INDEX CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts         1,417     3,186     1,170   2,271     2,424   3,019     1,715   2,948    6,726   11,424     32.2
  Options                   1,751     3,867     6,977  12,358     4,752  17,985       311   2,648   13,791   36,858    283.8
-----------------------------------------------------------------------------------------------------------------------------
Exchange-traded
  contracts(3)
  Futures                                                                                                               15.3
  Options                   1,771     1,647       819   1,051       400     446         2       3    2,992    3,147     45.2
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                       4,939     8,700     8,966  15,680     7,576  21,450     2,028   5,599   23,509   51,429    376.5
-----------------------------------------------------------------------------------------------------------------------------
COMMODITY CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts                       1                                   1                          0        2      0.0
  Options                                 1         1                 3       3                          4        4      0.0
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                                     2         1                 3       4                          4        6      0.0
-----------------------------------------------------------------------------------------------------------------------------
TOTAL DERIVATIVE
  INSTRUMENTS              36,359    39,028    29,756  36,150    37,999  47,701    34,146  33,429  138,260  156,308
Replacement value netting                                                                           80,385   80,385
-----------------------------------------------------------------------------------------------------------------------------
REPLACEMENT VALUES AFTER
  NETTING                                                                                           57,875   75,923
-----------------------------------------------------------------------------------------------------------------------------

(1)  PRV: Positive replacement value.

(2)  NRV: Negative replacement value.

(3)  Exchange-traded products include proprietary trades only.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                                                                         Total
AS AT 31 DECEMBER 1999( 1)                                                                                              notional
                                                        Term to maturity                                                 amount
                               WITHIN 3 MONTHS     3-12 MONTHS        1-5 YEARS        OVER 5 YEARS    TOTAL    TOTAL     CHF
       CHF million          PRV( 2)    NRV( 3)     PRV     NRV       PRV     NRV       PRV     NRV      PRV      NRV       bn
--------------------------------------------------------------------------------------------------------------------------------
INTEREST RATE CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts             34         55         68      19         6       1                        108       75    554.0
  Swaps                      5,248      2,100      3,125   2,871    22,565  24,168    35,557  30,301   66,495   59,440  2,650.9
  Options                      108         27         47     742       268      12         4   2,018      427    2,799  1,877.0
--------------------------------------------------------------------------------------------------------------------------------
Exchange-traded
  contracts( 4)
  Futures                                                                                                                 774.1
  Options                                                                                                                  54.4
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                        5,390      2,182      3,240   3,632    22,839  24,181    35,561  32,319   67,030   62,314  5,910.4
--------------------------------------------------------------------------------------------------------------------------------
FOREIGN EXCHANGE CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts          9,657     14,264      3,628   7,008       411     851        13      37   13,709   22,160  1,077.1
  Interest and currency
    swaps                      622        520      2,036   1,826       529   6,076     2,567   1,518    5,754    9,940    252.3
  Options                    3,344      2,708      3,934   3,138     8,883     411        30      10   16,191    6,267    813.5
--------------------------------------------------------------------------------------------------------------------------------
Exchange-traded
  contracts( 4)
  Futures                        0          1                                                               0        1      3.5
  Options                        0          1          4       1                                            4        2      3.7
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                       13,623     17,494      9,602  11,973     9,823   7,338     2,610   1,565   35,658   38,370  2,150.1
--------------------------------------------------------------------------------------------------------------------------------
PRECIOUS METALS CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts          1,092      1,047         44      62        70      60         0       0    1,206    1,169     30.0
  Options                      277        215        594     466     1,168   1,059       117     130    2,156    1,870     82.9
--------------------------------------------------------------------------------------------------------------------------------
EXCHANGE-TRADED
  CONTRACTS( 4)
  Futures                                                                                                                   0.8
  Options                                   5          5       8                10                          5       23      4.9
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                        1,369      1,267        643     536     1,238   1,129       117     130    3,367    3,062    118.6
--------------------------------------------------------------------------------------------------------------------------------
EQUITY / INDEX CONTRACTS
Over the counter (OTC)
  contracts
Forward contracts              526      1,721      1,148   2,044       503   5,325     1,762   2,787    3,939   11,877    149.4
  Options                    1,840      1,611      3,814  10,021     9,766  27,182       350   2,985   15,770   41,799    264.7
--------------------------------------------------------------------------------------------------------------------------------
Exchange-traded
  contracts( 4)
  Futures                       74         46                                                              74       46     25.1
  Options                    1,395        304      1,744   4,047        72      63                      3,211    4,414     79.8
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                        3,835      3,682      6,706  16,112    10,341  32,570     2,112   5,772   22,994   58,136    519.0
--------------------------------------------------------------------------------------------------------------------------------
COMMODITY CONTRACTS
Over the counter (OTC)
  contracts
  Forward contracts             29         25                                                              29       25      0.2
  Options                       15         15                                                              15       15      0.1
--------------------------------------------------------------------------------------------------------------------------------
TOTAL                           44         40                                                              44       40      0.2
--------------------------------------------------------------------------------------------------------------------------------
TOTAL DERIVATIVE
  INSTRUMENTS               24,261     24,665     20,191  32,253    44,241  65,218    40,400  39,786  129,093  161,922
Replacement value netting                                                                              66,136   66,136
--------------------------------------------------------------------------------------------------------------------------------
REPLACEMENT VALUES AFTER
  NETTING                                                                                              62,957   95,786
--------------------------------------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

(2)  PRV: Positive replacement value.

(3)  NRV: Negative replacement value.

(4)  Exchange-traded products include proprietary trades only.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The Group uses derivative instruments for trading and non-trading purposes as explained in the previous paragraphs. All derivatives instruments held or issued for trading or used to hedge another financial instrument carried at fair value are accounted for at fair value with changes in fair value recorded in Net trading income. The Group uses interest rate swaps in its asset / liability management. These interest rate swaps are accounted for on the accrual basis of accounting as an adjustment of Net interest income. They are disclosed under "non-trading" in the table below. Gains and losses on terminations of non-trading interest rate swaps are deferred and amortized to Net interest income over the remaining original maturity of the contract. All other derivatives used in asset/liability management are accounted for on a fair value basis of accounting due to the short term nature of these derivatives.

The following table presents the fair value, average fair value and notional amounts for each class of derivative financial instrument, before netting, for the years ended 31 December 2000 and 31 December 1999 distinguished between held or issued for trading purposes and held or issued for non-trading purposes. Average balances for the years ended 31 December 2000 and 31 December 1999 are calculated from quarterly data.

                                                 31 DECEMBER 2000                            31 December 1999(1)
                                   --------------------------------------------  --------------------------------------------
                                                                        TOTAL                                         total
                                    TOTAL   AVERAGE   TOTAL   AVERAGE  NOTIONAL   TOTAL   AVERAGE   TOTAL   AVERAGE  NOTIONAL
           CHF MILLION               PRV      PRV      NRV      NRV     CHF BN     PRV      PRV      NRV      NRV     CHF BN
-----------------------------------------------------------------------------------------------------------------------------
TRADING
Interest Rate contracts             52,626   55,447   49,202   54,803     5,244   62,082   75,923   58,107   75,129     5,775
Foreign Exchange contracts          55,299   42,820   49,314   37,138     2,374   34,632   35,843   37,479   37,075     2,137
Precious Metal contracts             2,118    2,809    2,129    2,659        92    3,367    4,630    3,062    4,501       119
Equity/Index contracts              23,509   22,224   51,429   46,591       377   22,994   18,366   58,136   42,984       519
Commodity contracts                      4       18        6       18         0       44      383       40      213         0
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                              133,556  123,318  152,080  141,209            123,119  135,145  156,824  159,902
-----------------------------------------------------------------------------------------------------------------------------
NON-TRADING
Interest Rate contracts              4,333    3,997    3,389    3,400       199    4,948    5,014    4,207    4,212       135
Foreign Exchange contracts             371      364      839    1,057        11    1,026      669      891      622        13
Precious Metal contracts                 0        0        0        0         0        0        0        0        0         0
Equity/Index contracts                   0        0        0        0         0        0        0        0        0         0
Commodity contracts                      0        0        0        0         0        0        0        0        0         0
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                                4,704    4,361    4,228    4,457              5,974    5,683    5,098    4,834
-----------------------------------------------------------------------------------------------------------------------------
TOTAL TRADING AND NON-TRADING
Interest Rate contracts             56,959   59,444   52,591   58,203     5,443   67,030   80,937   62,314   79,341     5,910
Foreign Exchange contracts          55,670   43,184   50,153   38,195     2,385   35,658   36,512   38,370   37,697     2,150
Precious Metal contracts             2,118    2,809    2,129    2,659        92    3,367    4,630    3,062    4,501       119
Equity/Index contracts              23,509   22,224   51,429   46,591       377   22,994   18,366   58,136   42,984       519
Commodity contracts                      4       18        6       18         0       44      383       40      213         0
-----------------------------------------------------------------------------------------------------------------------------
TOTAL                              138,260  127,679  156,308  145,666            129,093  140,828  161,922  164,736
-----------------------------------------------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in presentation.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

OFF-BALANCE SHEET AND OTHER INFORMATION

NOTE 27  PLEDGED ASSETS
ASSETS PLEDGED OR ASSIGNED AS SECURITY FOR LIABILITIES AND ASSETS SUBJECT TO RESERVATION OF TITLE

                                     CARRYING         RELATED         CARRYING         RELATED
                                      AMOUNT         LIABILITY         AMOUNT         LIABILITY
CHF MILLION                          31.12.00        31.12.00         31.12.99        31.12.99
-----------------------------------------------------------------------------------------------
Money market paper                     28,395               5           35,578             707
Mortgage loans                          1,639           1,121            2,536           1,736
Securities( 1)                         87,871          62,611           23,837             585
Property and equipment                    137              66              170              91
Other                                       1               0            2,110               0
-----------------------------------------------------------------------------------------------
TOTAL PLEDGED ASSETS                  118,043          63,803           64,231           3,119
-----------------------------------------------------------------------------------------------

(1) For the year ended 31 December 2000 includes securities pledged in respect of securities lending and repurchase agreements.

Assets are pledged as collateral for collateralized credit lines with central banks, loans from central mortgage institutions, deposit guarantees for savings banks, security deposits relating to stock exchange membership and mortgages on the Group's property.

NOTE 28  FIDUCIARY TRANSACTIONS

Fiduciary placement represents funds which customers have instructed the Group to place in foreign banks. The Group is not liable to the customer for any default by the foreign bank nor do creditors of the Group have a claim on the assets placed.

CHF MILLION                                                   31.12.00           31.12.99
-----------------------------------------------------------------------------------------
Placements with third parties                                   69,300             60,221
Fiduciary credits and other fiduciary financial transactions     1,234              1,438
-----------------------------------------------------------------------------------------
TOTAL FIDUCIARY TRANSACTIONS                                    70,534             61,659
-----------------------------------------------------------------------------------------

NOTE 29  COMMITMENTS AND CONTINGENT LIABILITIES

Commitments and contingencies represent potential future liabilities of the Group resulting from credit facilities available to clients, but not yet drawn upon by them. They are subject to expiration at fixed dates. The Group engages in providing open credit facilities to allow clients quick access to funds required to meet their short-term obligations as well as their long-term financing needs. The credit facilities can take the form of guarantees, whereby the Group might guarantee repayment of a loan taken out by a client with a third party; standby letters of credit, which are credit enhancement facilities enabling the client to engage in trade finance at lower cost; documentary letters of credit, which are trade finance-related payments made on behalf of a client; commitments to enter into repurchase agreements; note issuance facilities and revolving underwriting facilities, which allow clients to issue money market paper or medium-term notes when needed without engaging in the normal underwriting process each time.

The figures disclosed in the accompanying tables represent the amounts at risk should clients draw fully on all facilities and then default, and there is no collateral. Determination of the creditworthiness of the clients is part of the normal credit risk management process, and the fees charged for maintenance of the facilities reflect the various credit risks.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

CHF MILLION                                                  31.12.00           31.12.99
----------------------------------------------------------------------------------------
CONTINGENT LIABILITIES
Credit guarantees and similar instruments( 1)                  18,651             18,822
Sub-participations                                             (5,669)            (3,665)
----------------------------------------------------------------------------------------
Total                                                          12,982             15,157
----------------------------------------------------------------------------------------
Performance guarantees and similar instruments( 2)              6,337              6,782
Sub-participations                                                (62)               (42)
----------------------------------------------------------------------------------------
Total                                                           6,275              6,740
----------------------------------------------------------------------------------------
Irrevocable commitments under documentary credits               2,798              2,704
----------------------------------------------------------------------------------------
GROSS CONTINGENT LIABILITIES                                   27,786             28,308
SUB-PARTICIPATIONS                                             (5,731)            (3,707)
----------------------------------------------------------------------------------------
NET CONTINGENT LIABILITIES                                     22,055             24,601
----------------------------------------------------------------------------------------
IRREVOCABLE COMMITMENTS
Undrawn irrevocable credit facilities                          53,510             65,693
Sub-participations                                               (788)            (1,836)
----------------------------------------------------------------------------------------
Total                                                          52,722             63,857
----------------------------------------------------------------------------------------
Liabilities for calls on shares and other equities                133                 57
----------------------------------------------------------------------------------------
GROSS IRREVOCABLE COMMITMENTS                                  53,643             65,750
SUB-PARTICIPATIONS                                               (788)            (1,836)
----------------------------------------------------------------------------------------
NET IRREVOCABLE COMMITMENTS                                    52,855             63,914
----------------------------------------------------------------------------------------
GROSS COMMITMENTS AND CONTINGENT LIABILITIES                   81,429             94,058
SUB-PARTICIPATIONS                                             (6,519)            (5,543)
----------------------------------------------------------------------------------------
NET COMMITMENTS AND CONTINGENT LIABILITIES                     74,910             88,515
----------------------------------------------------------------------------------------

(1) Credit guarantees in the form of bill of exchange and other guarantees, including guarantees in the form of irrevocable letters of credit, endorsement liabilities from bills rediscounted, advance payment guarantees and similar facilities.

(2) Bid bonds, performance bonds, builders' guarantees, letters of indemnity, other performance guarantees in the form of irrevocable letters of credit and similar facilities.

                                         MORTGAGE           OTHER
CHF MILLION                             COLLATERAL        COLLATERAL      UNSECURED          TOTAL
---------------------------------------------------------------------------------------------------
OVERVIEW OF COLLATERAL
Gross contingent liabilities                  154             12,703         14,929          27,786
Gross irrevocable commitments               1,124              7,455         44,931          53,510
Liabilities for calls on shares and
other equities                                  0                  0            133             133
---------------------------------------------------------------------------------------------------
TOTAL 31.12.2000                            1,278             20,158         59,993          81,429
---------------------------------------------------------------------------------------------------
Total 31.12.1999                              577             20,130         73,351          94,058
---------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 30  OPERATING LEASE COMMITMENTS

Our minimum commitments for non-cancellable leases of premises and equipment are as follows:

CHF MILLION                                                  31.12.00
---------------------------------------------------------------------
OPERATING LEASES DUE 2001                                         686
2002                                                              652
2003                                                              634
2004                                                              580
2005                                                              503
2006 and thereafter                                             3,958
---------------------------------------------------------------------
TOTAL COMMITMENTS FOR MINIMUM PAYMENTS UNDER OPERATING
  LEASES                                                        7,013
---------------------------------------------------------------------

Operating expenses include CHF 816 million and CHF 742 million in respect of operating lease rentals for the year ended 31 December 2000 and 31 December 1999, respectively.

NOTE 31  LITIGATION

In the United States, several class actions, in relation to the business activities of Swiss Companies during World War II, have been brought against the bank (as legal successor to Swiss Bank Corporation and Union Bank of Switzerland) in the United States District Court for the Eastern District of New York (Brooklyn). These lawsuits were initially filed in October 1996. Another Swiss bank was designated as a defendant alongside us. On 12 August 1998, however, a settlement was reached between the parties. This settlement provides for a payment by the defendant banks to the plaintiffs, under certain terms and conditions, of an aggregate amount of USD 1.25 billion. UBS agreed to contribute up to two-thirds of this amount. As a result of contributions by Swiss industrial companies to the settlement, UBS' share was reduced by CHF 50 million. A number of persons have elected to opt out of the settlement and not to participate in the class action. Based on our estimates of forthcoming contributions, we provided USD 610 million in 1998, an additional USD 95 million in 1999 and USD 123 million in 2000. Several payments have been made approximating the reserved amount. The settlement agreement was approved by the competent judge on 26 July 2000, and on 22 November 2000 the distribution plan was approved. Appeals against these decisions are still pending, but we do not believe they should have a financial impact on the Group.

In addition, UBS AG and other companies within the UBS Group are subject to various claims, disputes and legal proceedings, as part of the normal course of business. The Group makes provision for such matters when, in the opinion of management and its professional advisors, it is probable that a payment will be made by the Group, and the amount can be reasonably estimated. All litigation provisions are included within Business risk provisions.

In respect of the further claims asserted against the Group of which management is aware (which, according to the principles outlined above, have not been provided for), it is the opinion of management that such claims are either without merit, can be successfully defended or will result in exposure to the Group which is immaterial to both financial position and results of operations.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 32  FINANCIAL INSTRUMENTS RISK POSITION

OVERALL RISK POSITION

The Group manages risk in a number of ways, including the use of a Value-at-Risk model combined with a system of trading limits.

This section presents information about the results of the Group's management of the risks associated with the use of financial instruments.

a) INTEREST RATE RISK

Interest rate risk is the potential impact of changes in market interest rates on the fair values of assets and liabilities on the balance sheet and on the annual interest income and expense in the income statement.

Interest rate sensitivity

One commonly used method to present the potential impact of market movements is to show the effect of a one basis point (0.01%) change in interest rates on the fair values of assets and liabilities, analyzed by time bands within which the Group is committed. This type of presentation, described as a sensitivity analysis, is set out below. Interest rate sensitivity is one of the inputs to the Value-at-Risk (VaR) model used by the Group to manage its overall market risk, of which interest rate risk is a part.

The following table sets out the extent to which the Group was exposed to interest rate risk at 31 December 2000. The table shows the potential impact of a one basis point (0.01%) increase in market interest rates which would influence the fair values of both assets and liabilities that are subject to fixed interest rates. The impact of such an increase in rates depends on the net asset or net liability position of the Group in each category, currency and time band in the table. A negative amount in the table reflects a potential loss to the Group due to the changes in fair values as a result of an increase in interest rates. A positive amount reflects a potential gain as a result of an increase in interest rates. Both primary and derivative instruments in trading and non-trading activities, as well as off-balance-sheet commitments are included in the table.

INTEREST RATE SENSITIVITY POSITION

CHF                                             INTEREST SENSITIVITY BY TIME BANDS AS OF 31.12.2000
thousand                              ------------------------------------------------------------------------
PER BASIS                             WITHIN 1      1 TO 3      3 TO 12       1 TO 5       OVER 5
POINT                                  MONTH        MONTHS      MONTHS        YEARS        YEARS        TOTAL
--------------------------------------------------------------------------------------------------------------
CHF           Trading                       41        (471)        854            63         (478)           9
              Non-trading                  (39)         49         (49)       (6,802)      (3,018)      (9,859)
--------------------------------------------------------------------------------------------------------------
USD           Trading                     (493)      2,007         293        (2,293)         380         (106)
              Non-trading                   13          58          11          (342)        (183)        (443)
--------------------------------------------------------------------------------------------------------------
EUR           Trading                      (82)       (152)        114         1,190       (1,801)        (731)
              Non-trading                    0           9           1            82          177          269
--------------------------------------------------------------------------------------------------------------
GBP           Trading                     (227)        152         145          (229)         521          362
              Non-trading                    0           0         (36)          270          585          819
--------------------------------------------------------------------------------------------------------------
JPY           Trading                      293      (1,532)      1,088            62         (450)        (539)
              Non-trading                    0           0           0            (1)          (4)          (5)
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

CHF                                             INTEREST SENSITIVITY BY TIME BANDS AS OF 31.12.2000
thousand                              ------------------------------------------------------------------------
PER BASIS                             WITHIN 1      1 TO 3      3 TO 12       1 TO 5       OVER 5
POINT                                  MONTH        MONTHS      MONTHS        YEARS        YEARS        TOTAL
--------------------------------------------------------------------------------------------------------------
Others        Trading                       (2)        (41)        124           (50)         (44)         (13)
              Non-trading                    0           0           0             0            0            0
--------------------------------------------------------------------------------------------------------------

CHF                                             INTEREST SENSITIVITY BY TIME BANDS AS OF 31.12.1999
thousand                              ------------------------------------------------------------------------
PER BASIS                             WITHIN 1      1 TO 3      3 TO 12       1 TO 5       OVER 5
POINT                                  MONTH        MONTHS      MONTHS        YEARS        YEARS        TOTAL
--------------------------------------------------------------------------------------------------------------
CHF           Trading                      171        (902)        466           506         (417)        (176)
              Non-trading                  (30)         (8)       (398)       (6,204)      (1,220)      (7,860)
--------------------------------------------------------------------------------------------------------------
USD           Trading                     (411)      1,018         386          (109)        (908)         (24)
              Non-trading                    3         (33)        (10)           83        1,207        1,250
--------------------------------------------------------------------------------------------------------------
EUR           Trading                      (39)       (239)        113           600       (1,406)        (971)
              Non-trading                    0          (3)          3            30          210          240
--------------------------------------------------------------------------------------------------------------
GBP           Trading                        1          43          10           (34)         (77)         (57)
              Non-trading                    0           5         (39)           77          815          858
--------------------------------------------------------------------------------------------------------------
JPY           Trading                      484      (1,708)        927          (101)         135         (263)
              Non-trading                    0           0           0            (1)          (4)          (5)
--------------------------------------------------------------------------------------------------------------
Others        Trading                      (34)         46          50          (195)          24         (109)
              Non-trading                    0           0           0             0            0            0
--------------------------------------------------------------------------------------------------------------

TRADING

The major part of trading-related interest rate risk is generated in fixed income securities trading, fixed income derivatives trading, trading in currency forward contracts and money market trading and is managed within the Value at Risk model. Interest rate sensitivity arising from trading activities is quite sizeable in USD, EUR, GBP and JPY as these are still the predominantly traded currencies in the global interest rate markets. It should be noted that it is management's view that an interest sensitivity analysis at a particular point in time has limited relevance with respect to trading positions, which can vary significantly on a daily basis.

NON-TRADING

The interest rate risk related to client business with undefined maturities and non-interest bearing business including the strategic management of overall balance sheet interest rate exposure is managed by the Corporate Center. Significant contributors to the overall USD and GBP interest rate sensitivity were strategic long-term subordinated notes issues which are intentionally unhedged since they are regarded as constituting a part of the Group's equity for asset and liability management purposes as well as funding transactions related to the acquisition of PaineWebber. At 31 December 2000, the Group's equity was invested in a portfolio of fixed rate CHF deposits with an average duration of 2.5 years. As this equity investment is the most significant component of the CHF book, this results in the entire book having an interest rate sensitivity of CHF (9.9) million, which is reflected in the table above. This is in line with the duration and sensitivity targets set by the Group Executive Board. Investing in shorter-term or variable rate instruments would mean exposing the earnings stream (interest income) to higher fluctuations.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

b) CREDIT RISK

Credit risk represents the loss which UBS would suffer if a counterparty or issuer failed to perform its contractual obligations in all forms. It is inherent in traditional banking products - loans, commitments to lend, and contracts to support counterparties' obligations to third parties such as letters of credit - and in foreign exchange and derivatives contracts, such as swaps and options ("traded products"). Positions in tradeable assets such as bonds and equities, including both direct holdings and synthetic positions through derivatives, also carry credit risk.

This risk is managed primarily based on reviews of the financial status of each specific counterparty, which are rated on a 14 point rating scale, based on probability of default. Credit risk is higher when counterparties are concentrated in a single industry or geographical region. This is because a group of otherwise unrelated counterparties could be adversely affected in their ability to honor their obligations because of economic developments affecting their common industry or region.

Concentrations of credit risk exist if a number of clients are engaged in similar activities, or are located in the same geographic region or have comparable economic characteristics such that their ability to meet contractual obligations would be similarly affected by changes in economic, political or other conditions. Concentrations of credit risk indicate the relative sensitivity of the bank's performance to developments affecting a particular industry or geographic location.

(b)(i) ON-BALANCE SHEET ASSETS

As of 31 December 2000, due from banks and loans to customers amounted to CHF 285 billion. 57.9% of the gross loans were with clients domiciled in Switzerland. Please refer to Note 12 for a breakdown by region.

The issuer default risk of securities positions reported at fair value in the trading portfolio assets amounted to CHF 253 billion as of 31 December 2000. Please refer to Note 14 for a further breakdown by type of issuer.

(b)(ii) OFF-BALANCE SHEET FINANCIAL INSTRUMENTS

CREDIT COMMITMENTS AND CONTINGENT LIABILITIES

Of the CHF 81 billion in credit commitment and contingent liabilities as at 31 December 2000, 15% related to clients domiciled in Switzerland, 30% Europe (excluding Switzerland) and 45% North America.

DERIVATIVES

Credit risk represents the current replacement value of all outstanding derivative contracts with an unrealized gain by taking into consideration legally enforceable master netting agreements. Positive replacement values amounted to CHF 58 billion as at 31 December 2000. Based on the location of the ultimate counterparty, 6% of this credit risk amount related to Switzerland, 45% to Europe (excluding Switzerland) and 32% to North America. 42% of the positive replacement values are with other banks.

(b)(iii) CREDIT RISK MITIGATION TECHNIQUES

Credit risk associated with derivative instruments is mitigated by the use of master netting agreements. A further method of reducing credit exposure arising from derivative transactions is to use collateralization arrangements.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Master netting agreements eliminate risk to the extent that only the net claim is due to be settled in the case of a default of the counterparty. The impact of master netting agreements as at 31 December 2000 is to mitigate credit risk on derivative instruments by approximately CHF 80 billion. The impact can change substantially over short periods of time, because the exposure is affected by each transaction subject to the arrangement.

The Group subjects its derivative-related credit risks to the same credit approval, limit and monitoring standards that it uses for managing other transactions that create credit exposure. This includes evaluation of counterparties as to creditworthiness, and managing the size, diversification and maturity structure of the portfolio. Credit utilization for all products is compared against established limits on a continual basis and is subject to a standard exception reporting process.

c) CURRENCY RISK

The Group views itself as a Swiss entity, with the Swiss franc as its reporting currency. Hedging transactions are used to manage risks in other currencies.

BREAKDOWN OF ASSETS AND LIABILITIES BY CURRENCIES

                                                 31.12.00                   31.12.99
                                         -------------------------  -------------------------
CHF BILLION                               CHF    USD   EUR   OTHER   CHF    USD   EUR   OTHER
---------------------------------------------------------------------------------------------
ASSETS
Cash and balances with central banks       1.9    0.2   0.5    0.4    3.4    0.2   0.5    1.0
Money market paper                         0.5   51.5  11.1    3.4    1.5   38.6   0.7   28.9
Due from banks                             5.8   10.4   8.0    4.9    7.5    7.7   5.3    9.4
Cash collateral on securities borrowed     0.5  169.2   2.4    5.8    0.1  106.4   1.1    5.6
Reverse repurchase agreements              5.3   83.7  37.4   67.4    2.0   42.5  37.8   50.1
Trading portfolio assets                  16.0  134.5  27.3   75.5   29.4   77.1  26.9   78.5
Positive replacement values               11.7    6.9   0.6   38.7    7.7    5.2   0.5   49.6
Loans, net of allowance for credit
losses                                   154.2   52.3   7.1   31.2  166.4   35.0   5.3   28.2
Financial investments                      7.1    6.4   0.7    2.2    2.5    2.9   0.7    0.9
Accrued income and prepaid expenses        1.6    4.4   0.2    0.9    1.7    1.8   0.5    1.2
Investments in associates                  0.7    0.0   0.1    0.1    0.9    0.1   0.0    0.1
Property and equipment                     6.9    1.4   0.0    0.6    7.4    0.5   0.1    0.7
Goodwill and other intangible assets       0.3   19.1   0.0    0.1    1.2    2.2   0.0    0.1
Other assets                               2.2    3.3   0.6    2.4    3.1    1.9   2.5    3.5
---------------------------------------------------------------------------------------------
TOTAL ASSETS                             214.7  543.3  96.0  233.6  234.8  322.1  81.9  257.8
---------------------------------------------------------------------------------------------
LIABILITIES
Money market paper issued                  0.2   67.2   0.5    6.8    1.0   55.7   0.3    7.7
Due to banks                               6.5   46.5  10.6   18.6    8.1   36.3  14.5   17.5
Cash collateral on securities              0.1   12.6   5.0    5.7    0.1    6.5   1.0    5.2
Repurchase agreements                     10.0  194.6  16.1   74.9   16.5   91.3  27.8   61.3
Trading portfolio liabilities              2.0   52.4  11.4   16.8    0.0   38.2   5.4   11.0
Negative replacement values                8.6    6.3   2.0   59.0   12.8    7.0   2.0   74.0
Due to customers                         118.8  129.7  29.9   32.4  127.5   93.8  23.7   35.0
Accrued expenses and deferred income       3.0   11.8   1.7    4.5    3.1    4.8   0.5    3.6
Long-term debt                            18.1   23.5   3.9    9.4   23.7   17.6   3.1   11.9
Other liabilities                          9.9    3.6   2.5    2.8    8.5    3.2   0.7    3.7

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                 31.12.00                   31.12.99
                                         -------------------------  -------------------------
CHF BILLION                               CHF    USD   EUR   OTHER   CHF    USD   EUR   OTHER
---------------------------------------------------------------------------------------------
Minority interests                         0.2    2.5   0.1    0.1    0.3    0.0   0.0    0.1
Shareholders' equity                      44.8    0.0   0.0    0.0   30.6    0.0   0.0    0.0
---------------------------------------------------------------------------------------------
TOTAL LIABILITIES, MINORITY INTERESTS
AND SHAREHOLDERS' EQUITY                 222.2  550.7  83.7  231.0  232.2  354.4  79.0  231.0
---------------------------------------------------------------------------------------------

d) LIQUIDITY RISK

MATURITY ANALYSIS OF ASSETS AND LIABILITIES

                                                                    Due       Due
                                                          Due     between   between     Due
                                  On        Subject      within    3 and     1 and     after
CHF billion                     demand   to notice (1)   3 mths   12 mths   5 years   5 years    Total
-------------------------------------------------------------------------------------------------------
ASSETS
Cash and balances with central
banks                              3.0                                                              3.0
Money market paper                 0.0           0.0       42.4      24.0       0.0       0.0      66.4
Due from banks                    12.0           1.5       12.0       2.3       1.1       0.3      29.2
Cash collateral on securities
borrowed                           0.0           0.5      177.0       0.0       0.4       0.0     177.9
Reverse repurchase agreements      0.0           0.0      164.6      21.1       0.3       7.9     193.9
Trading portfolio assets         253.3           0.0        0.0       0.0       0.0       0.0     253.3
Positive replacement values       57.9           0.0        0.0       0.0       0.0       0.0      57.9
Loans, net of allowance for
credit losses                      0.0          36.8      106.2      37.5      56.7       7.6     244.8
Financial investments             10.1           0.0        0.1       2.4       2.3       1.5      16.4
Accrued income and prepaid
expenses                           7.0           0.0        0.0       0.0       0.0       0.0       7.0
Investments in associates          0.0           0.0        0.0       0.0       0.0       0.9       0.9
Property and equipment             0.0           0.0        0.0       0.0       0.0       8.9       8.9
Goodwill and other intangible
assets                             0.0           0.0        0.0       0.0       0.0      19.5      19.5
Other assets                       8.5           0.0        0.0       0.0       0.0       0.0       8.5
-------------------------------------------------------------------------------------------------------
TOTAL 31.12.00                   351.8          38.8      502.3      87.3      60.8      46.6   1,087.6
-------------------------------------------------------------------------------------------------------
Total 31.12.99                   309.5          53.4      395.2      44.8      72.7      21.0     896.6
-------------------------------------------------------------------------------------------------------
LIABILITIES
Money market paper issued          0.0           0.0       48.7      26.1       0.0       0.0      74.8
Due to banks                       8.6           4.7       59.3       3.7       5.5       0.4      82.2
Cash collateral on securities
lent                               0.0           0.1       23.3       0.0       0.0       0.0      23.4
Repurchase agreements              0.0           0.0      251.3      32.7       0.4      11.1     295.5
Trading portfolio liabilities     82.6           0.0        0.0       0.0       0.0       0.0      82.6
Negative replacement values       75.9           0.0        0.0       0.0       0.0       0.0      75.9
Due to customers                  76.2          72.3      150.1      10.0       1.7       0.4     310.7
Accrued expenses and deferred
income                            21.0           0.0        0.0       0.0       0.0       0.0      21.0
Long-term debt                     0.0           0.1        3.8      11.8      25.7      13.5      54.9
Other liabilities                 18.8           0.0        0.0       0.0       0.0       0.0      18.8
-------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                    Due       Due
                                                          Due     between   between     Due
                                  On        Subject      within    3 and     1 and     after
CHF billion                     demand   to notice (1)   3 mths   12 mths   5 years   5 years    Total
-------------------------------------------------------------------------------------------------------
TOTAL 31.12.00                   283.1          77.2      536.5      84.3      33.3      25.4   1,039.8
-------------------------------------------------------------------------------------------------------
Total 31.12.99                   247.1          83.6      416.2      72.6      30.0      16.0     865.5
-------------------------------------------------------------------------------------------------------

(1) Deposits without a fixed term, on which notice of withdrawal or termination has not been given. (Such funds may be withdrawn by the depositor or repaid by the borrower subject to an agreed period of notice.)

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

e) CAPITAL ADEQUACY

RISK-WEIGHTED ASSETS (BIS)

                                               BALANCE                  Balance
                                               SHEET /      RISK-       SHEET /      RISK-
                                              NOTIONAL     WEIGHTED    NOTIONAL     WEIGHTED
                                               AMOUNT       AMOUNT      AMOUNT       AMOUNT
CHF MILLION                                   31.12.00     31.12.00    31.12.99     31.12.99
--------------------------------------------------------------------------------------------
BALANCE SHEET ASSETS
Due from banks and other collateralized
lendings                                        333,270       7,409      229,737       9,486
Net positions on securities (1)                  83,739      10,979       77,858       5,806
Positive replacement values                      57,875      18,763       62,957      18,175
Loans, net of allowances for credit losses
and other collateralized lendings               312,376     162,539      292,902     159,835
Accrued income and prepaid expenses               7,062       4,653        5,167       3,164
Property and equipment (2)                       13,620      14,604(2)     8,701       9,860(2)
Other assets                                      8,507       4,581       11,007       7,686
--------------------------------------------------------------------------------------------
OFF-BALANCE SHEET AND OTHER POSITIONS
Contingent liabilities                           27,786      12,548       28,308      14,459
Irrevocable commitments                          53,643      12,599       65,693      17,787
Forward and swap contracts (3)                5,743,239      10,933    4,881,483      13,213
Purchased options (3)                           380,411       2,922      406,208       2,823
--------------------------------------------------------------------------------------------
MARKET RISK POSITIONS (4)                                    10,760                   10,813
--------------------------------------------------------------------------------------------
TOTAL RISK-WEIGHTED ASSETS                                  273,290                  273,107
--------------------------------------------------------------------------------------------

(1)  Excluding positions in the trading book, included in market risk positions.

(2) Including for the year 2000, intangible assets of CHF 4,710 million. The risk-weighted amount includes CHF 984 million (1999: CHF 1,159 million) foreclosed properties and properties held for disposal, which are recorded in the balance sheet under financial investments.

(3) The risk-weighted amount corresponds to the security margin (add-on) of the contracts.

(4)  Value at Risk according to the internal model multiplied by a factor of
     12.5 to create the risk-weighted amount of the market risk positions in the trading book.

BIS CAPITAL RATIOS

                                         CAPITAL        RATIO        CAPITAL        RATIO
                                       CHF MILLION        %        CHF MILLION        %
                                         31.12.00      31.12.00      31.12.99      31.12.99
-------------------------------------------------------------------------------------------
Tier 1(1)                                    31,892        11.7          28,952        10.6
Tier 2                                       10,968                      10,730
-------------------------------------------------------------------------------------------
TOTAL BIS                                    42,860        15.7          39,682        14.5
-------------------------------------------------------------------------------------------

(1) The Tier 1 capital includes USD 1,500 million (CHF 2,456 million) Trust Preferred securities issued in connection with the PaineWebber acquisition.

Among other measures UBS monitors the adequacy of its capital using ratios established by the Bank for International Settlements (BIS). The BIS ratio is required to be at least 8%. The Group has complied with all BIS and Swiss capital adequacy rules for all periods presented. These ratios measure capital adequacy by comparing the Group's eligible capital with its risk weighted positions which include balance sheet assets, net positions in securities not held in the trading book, off-balance sheet transactions converted into their credit equivalents and market risk positions at a weighted amount to reflect their relative risk.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The capital adequacy rules require a minimum amount of capital to cover credit and market risk exposures. For the calculation of the capital required for credit risk the balance sheet assets are weighted according to broad categories of notional credit risk, being assigned a risk weighting according to the amount of capital deemed to be necessary to support them. Four categories of risk weights (0%, 20%, 50%, 100%) are applied; for example cash, claims collateralized by cash or claims collateralized by OECD central-government securities have a zero risk weighting which means that no capital is required to be held in respect of these assets.

Uncollateralized loans granted to corporate or private customers carry a 100% risk weighting, meaning that they must be supported by capital equal to 8% of the carrying amount. Other asset categories have weightings of 20% or 50% which require 1.6% or 4% capital.

The net positions in securities not held in the trading book reflect the Group's exposure to an issuer of securities arising from its physical holdings and other related transactions in that security.

For contingent liabilities and irrevocable facilities granted, the credit equivalent is calculated by multiplying the nominal value of each transaction by its corresponding credit conversion factor. The resulting amounts are then weighted for credit risk using the same percentage as for balance sheet assets. In the case of OTC forward contracts and purchased options, the credit equivalent is computed on the basis of the current replacement value of the respective contract plus a security margin (add-on) to cover the future potential credit risk during the remaining duration of the contract.

UBS calculates its capital requirement for market risk positions, which includes interest-rate instruments and equity securities in the trading book as well as positions in foreign exchange and commodities throughout the Group, using an internal Value at Risk (VaR) model. This approach was introduced in the BIS 1996 market risk amendment to the Basel Accord of July 1988 and incorporated in the Swiss capital adequacy rules of the Swiss Banking Ordinance.

The BIS proposal requires that the regulators perform tests of the bank internal models before giving permission for these models to be used to calculate the market risk capital. Based on extensive checks, the use of the Group internal models was accepted by the Swiss Federal Banking Commission in July 1999.

Tier 1 capital consists of permanent shareholders' equity, trust preferred securities and retained earnings less goodwill and investments in unconsolidated subsidiaries. Tier 2 capital includes the Group's subordinated long-term debt.

NOTE 33  FAIR VALUE OF FINANCIAL INSTRUMENTS

The following table presents the fair value of on- and off-balance sheet financial instruments based on certain valuation methods and assumptions. It is presented because not all financial instruments are reflected in the financial statements at fair value.

Fair value is the amount for which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm's-length transaction. A market price, where an active market (such as a recognized stock exchange) exists, is the best evidence of the fair value of a financial instrument. However, market prices are not available for a significant number of the financial assets and liabilities held and issued by the Group. Therefore, for financial instruments where no market price is available, the fair values presented in the following table have been estimated using present value or other estimation and valuation techniques based on market conditions existing at balance sheet date.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The values derived using these techniques are significantly affected by underlying assumptions concerning both the amounts and timing of future cash flows and the discount rates used. The following methods and assumptions have been used:

     (a) trading assets, derivatives and other transactions undertaken for trading purposes are measured at fair value by reference to quoted market prices when available. If quoted market prices are not available, then fair values are estimated on the basis of pricing models, or discounted cash flows. Fair value is equal to the carrying amount for these items;

     (b) the fair value of liquid assets and other assets maturing within 12 months is assumed to approximate their carrying amount. This assumption is applied to liquid assets and the short-term elements of all other financial assets and financial liabilities;

     (c) the fair value of demand deposits and savings accounts with no specific maturity is assumed to be the amount payable on demand at the balance sheet date;

     (d) the fair value of variable rate financial instruments is assumed to approximate their carrying amounts;

     (e) the fair value of fixed rate loans and mortgages is estimated by comparing market interest rates when the loans were granted with current market rates offered on similar loans. Changes in the credit quality of loans within the portfolio are not taken into account in determining gross fair values as the impact of credit risk is recognized separately by deducting the amount of the allowance for credit losses from both book and fair values.

The assumptions and techniques have been developed to provide a consistent measurement of fair value for the Group's assets and liabilities. However, because other institutions may use different methods and assumptions, such fair value disclosures cannot necessarily be compared from one financial institution to another.

                                         CARRYING     FAIR     UNREALIZED    CARRYING     FAIR     UNREALIZED
                                          VALUE      VALUE     GAIN/(LOSS)    VALUE      VALUE     GAIN/(LOSS)
CHF BILLION                              31.12.00   31.12.00    31.12.00     31.12.99   31.12.99    31.12.99
--------------------------------------------------------------------------------------------------------------
ASSETS
Cash and balances with central banks          3.0        3.0          0.0         5.0        5.0          0.0
Money market paper                           66.5       66.5          0.0        69.7       69.7          0.0
Due from banks                               29.1       29.1          0.0        30.0       30.0          0.0
Cash collateral on securities borrowed      177.9      177.9          0.0       113.2      113.2          0.0
Reverse repurchase agreements               193.8      193.8          0.0       132.4      132.4          0.0
Trading portfolio assets                    253.3      253.3          0.0       211.9      211.9          0.0
Positive replacement values                  57.9       57.9          0.0        62.9       62.9          0.0
Loans, net of allowance for credit
losses                                      245.1      244.9         (0.2)      235.1      235.3          0.2
Financial investments                        15.4       17.2          1.8         5.9        7.1          1.2
--------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                         CARRYING     FAIR     UNREALIZED    CARRYING     FAIR     UNREALIZED
                                          VALUE      VALUE     GAIN/(LOSS)    VALUE      VALUE     GAIN/(LOSS)
CHF BILLION                              31.12.00   31.12.00    31.12.00     31.12.99   31.12.99    31.12.99
--------------------------------------------------------------------------------------------------------------
LIABILITIES
Money market paper issued                    74.8       74.8          0.0        64.7       64.7          0.0
Due to banks                                 82.8       82.8          0.0        76.9       76.9          0.0
Cash collateral on securities lent           23.4       23.4          0.0        12.8       12.8          0.0
Repurchase agreements                       295.5      295.5          0.0       196.9      196.9          0.0
Trading portfolio liabilities                82.6       82.6          0.0        54.6       54.6          0.0
Negative replacement values                  75.9       75.9          0.0        95.8       95.8          0.0
Due to customers                            311.2      311.2          0.0       280.1      280.1          0.0
Long-term debt                               55.7       56.6         (0.9)       56.4       57.6         (1.2)
--------------------------------------------------------------------------------------------------------------
Fair value effect on income of hedging
derivatives recorded on the accrual
basis                                                                (0.5)                                0.5
--------------------------------------------------------------------------------------------------------------
NET DIFFERENCE BETWEEN CARRYING VALUE
AND FAIR VALUE                                                        0.2                                 0.7
--------------------------------------------------------------------------------------------------------------

The table does not reflect the fair values of non-financial assets and liabilities such as property, equipment, goodwill, intangible assets, prepayments, and non-interest accruals. The interest amounts accrued to date for financial instruments are included, for purposes of the above fair value disclosure, in the carrying value of the respective financial instruments.

Substantially all of the Group's commitments to extend credit are at variable rates. Accordingly, the Group has no significant exposure to fair value fluctuations related to these commitments.

Changes in the fair value of the Group's fixed rate loans, long- and medium-term notes and bonds issued are hedged by derivative instruments, mainly interest rate swaps. The interest rate risk inherent in the balance sheet positions with no specific maturity is also hedged with derivative instruments based on the management view on the economic maturity of the products.

The hedging derivative instruments are carried at fair value on the balance sheet and are part of the replacement values in the above table. The difference between the total amount of valuation gains and losses and the amortized amount is deferred and shown net in the table as Fair value effect on income of hedging derivatives recorded on the accrual basis.

During 2000, the interest rate level of leading economies continued to increase. The moves in rates had a direct impact on the fair value calculation of fixed term transactions.

As the bank has an excess volume of fixed rate long-term assets over fixed rate long-term liabilities, the net fair value unrealized gain reduced substantially. In addition to fixed rate balance sheet positions, the bank has a number of retail products traditionally offered in Switzerland, such as variable rate mortgage loans and customer savings and deposits. These instruments have no maturity or have a contractual repricing maturity of less than one year. Based on the assumptions and the guidance under IAS, they are excluded from the fair value calculations of the table above.

The exclusion of the above traditional banking products from the fair value calculation leads to certain fair value swings. If the calculation took into account the fair value differences based on the economic maturity of the non-maturity liabilities, such as savings and deposits, in an environment of rising interest rates, they would generate fair value gains which may offset most of the fair value loss reported for fixed term transactions and for hedging derivative transactions.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 34  RETIREMENT BENEFIT PLANS AND OTHER EMPLOYEE BENEFITS

The Group has established various pension plans inside and outside of Switzerland. The major plans are located in Switzerland, the UK, the US and Germany. Independent actuarial valuations are performed for the plans in these locations.

SWISS PENSION PLANS UNTIL 30 JUNE 1999

The pension funds of the Group were set up as trusts, domiciled in Basel and Zurich. All domestic employees were covered. The pension funds were defined benefit plans. The pension plan benefits exceeded the minimum benefits required under Swiss law.

Contributions were paid for by the Group and the employees. The employee contributions were calculated as a percentage of the insured annual salary and were deducted monthly. The percentages deducted from salary were dependent on age and varied between 8% and 12%. The Group contributions were variable and amount to 125% to 250% of the employees contributions depending on the financial situation of the pension fund.

The pension plan formula was based on years of contributions and final covered salary. The benefits covered included retirement benefits, disability, death and survivor pension.

SWISS PENSION PLANS STARTING 1 JULY 1999

The pension plans of both former banks in Switzerland are in the process of being liquidated and a new foundation with domicile in Zurich was created as of 21 January 1999. The new pension scheme became operational as of 1 July 1999.

As a result of the merger of the plans of the former banks in Switzerland, on 1 July 1999 there was an increase of vested plan benefits for the beneficiaries of such plans due to the allocation of the excess of the fair value of plan assets over the benefit obligation. This had the effect of increasing the Defined benefit obligation by CHF 3,525 million. In accordance with IAS 19 (revised
1998) this resulted in a one-time charge to income which was offset by the recognition of assets previously unrecognized due to the paragraph 58(b) limitation of IAS 19 (revised 1998) used to fund this increase in benefits.

The pension plan covers practically all employees in Switzerland and exceeds the minimum benefit requirements under Swiss law. Contributions to the pension plan are paid for by employees and the Group. The employee contributions are calculated as a percentage of insured annual salary and are deducted monthly. The percentages deducted from salary for full benefit coverage (including risk benefits) depend on age and vary between 7% and 10%. The Group pays a variable contribution that ranges between 150% and 220% of the sum of employees' contributions.

The pension plan formula is based on years of contributions and final covered salary. The benefits covered include retirement benefits, disability, death and survivor pension.

In 1999, the Group recognized a prepaid pension asset of CHF 456 million representing excess employer contributions. In 2000, CHF 100 million of this asset was used to satisfy the benefit obligation.

FOREIGN PENSION PLANS

The foreign locations of UBS operate various pension schemes in accordance with local regulations and practices. Among these schemes are defined contribution plans as well as defined benefit plans. The locations with defined benefit plans of a material nature are in the UK, the US and Germany. These locations together with Switzerland cover nearly 90% of the active work-force. Certain of these

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

schemes permit employees to make contributions and earn matching or other contributions from the Group.

The retirement plans provide benefits in the event of retirement, death, disability or employment termination. The plans' retirement benefits depend on age, contributions and level of compensation. The principal plans are financed in full by the Group. The funding policy for these plans is consistent with local government and tax requirements.

The assumptions used in foreign plans take into account local economic conditions.

The amounts shown for foreign plans reflect the net funded positions of the major foreign plans.

                     CHF MILLION                       31.12.00           31.12.99           31.12.98
-----------------------------------------------------------------------------------------------------
SWISS PENSION PLANS
Defined benefit obligation at the beginning of the
  year                                                 (17,011)           (14,944)           (14,431)
Service cost                                              (545)              (464)              (535)
Interest cost                                             (666)              (636)              (726)
Plan amendments                                              0             (3,517)              (119)
Special termination benefits                              (211)             1,000                  0
Actuarial gain (loss)                                        0                571                 (6)
Benefits paid                                              721                979                873
-----------------------------------------------------------------------------------------------------
DEFINED BENEFIT OBLIGATION AT THE END OF THE YEAR      (17,712)           (17,011)           (14,944)
-----------------------------------------------------------------------------------------------------
Fair value of plan assets at the beginning of the
  year                                                  18,565             17,885             17,224
Actual return on plan assets                               535              2,136                856
Employer contributions                                     490                515                493
Plan participant contributions                             205                180                185
Benefits paid                                             (721)              (979)              (873)
Special termination benefits                                 0             (1,172)                 0
-----------------------------------------------------------------------------------------------------
FAIR VALUE OF PLAN ASSETS AT THE END OF THE YEAR        19,074             18,565             17,885
-----------------------------------------------------------------------------------------------------
PLAN ASSETS IN EXCESS OF BENEFIT OBLIGATION              1,362              1,554              2,941
Unrecognized net actuarial gains                          (331)              (724)              (385)
Unrecognized assets                                       (675)              (374)            (2,556)
-----------------------------------------------------------------------------------------------------
PREPAID PENSION COST                                       356                456                  0
-----------------------------------------------------------------------------------------------------
ADDITIONAL DETAILS TO FAIR VALUE OF PLAN ASSETS
Own financial instruments and securities lent to UBS
included in plan assets                                  4,643              6,785              2,761
Any assets used by UBS included in plan assets             179                187                176
-----------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                     CHF MILLION                       31.12.00           31.12.99           31.12.98
-----------------------------------------------------------------------------------------------------
RETIREMENT BENEFITS EXPENSE
Current service cost                                       545                464                535
Interest cost                                              666                636                726
Expected return on plan assets                            (928)              (883)              (856)
Adjustment to limit prepaid pension cost                   301               (150)               148
Amortization of unrecognized prior service costs           211                172                  6
Employee contributions                                    (204)              (180)              (185)
-----------------------------------------------------------------------------------------------------
ACTUARIALLY DETERMINED NET PERIODIC PENSION COST           591                 59                374
-----------------------------------------------------------------------------------------------------
Actual return on plan assets (%)                           2.9               11.9                6.7
PRINCIPAL ACTUARIAL ASSUMPTIONS USED (%)
-----------------------------------------------------------------------------------------------------
Discount rate                                              4.0                4.0                5.0
Expected rate of return on plan assets                     5.0                5.0                5.0
Expected rate of salary increase                           2.5                2.5                4.5
Rate of pension increase                                   1.5                1.5                2.0
-----------------------------------------------------------------------------------------------------

PENSION PLANS ABROAD
Defined benefit obligation at the beginning of the
  year                                                  (2,444)            (2,009)            (1,950)
Service cost                                              (165)              (118)              (116)
Interest cost                                             (162)              (123)              (140)
Plan amendments                                              0                 (2)                (7)
Special termination benefits                                (3)                 0                 40
Actuarial gain / (loss)                                    (99)                 2                 32
Benefits paid                                               84                133                 60
Acquisition of PaineWebber                                (740)                 0                  0
Currency adjustment                                        123               (269)                 5
Other                                                        0                (58)                67
-----------------------------------------------------------------------------------------------------
DEFINED BENEFIT OBLIGATION AT THE END OF THE YEAR       (3,406)            (2,444)            (2,009)
-----------------------------------------------------------------------------------------------------
Fair value of plan assets at the beginning of the
  year                                                   2,880              2,173              2,188
Actual return on plan assets                                 0                352                267
Employer contributions                                      13                 22                 43
Plan participant contributions                              23                 15                  9
Benefits paid                                              (84)              (133)               (60)
Acquisition of PaineWebber                                 676                  0                  0
Currency adjustment                                       (130)               333                  0
Other                                                        0                118               (274)
-----------------------------------------------------------------------------------------------------
FAIR VALUE OF PLAN ASSETS AT THE END OF THE YEAR         3,378              2,880              2,173
-----------------------------------------------------------------------------------------------------
PLAN ASSETS IN EXCESS OF BENEFIT OBLIGATION                (28)               436                164
Unrecognized net actuarial gains                           (81)              (474)               (63)
Unrecognized transition amount                               1                  1                  2
Unrecognized past service cost                               2                  2                  0
Unrecognized assets                                        (47)               (28)               (60)
-----------------------------------------------------------------------------------------------------
(UNFUNDED ACCRUED) / PREPAID PENSION COST                 (153)               (63)                43
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                     CHF MILLION                       31.12.00           31.12.99           31.12.98
-----------------------------------------------------------------------------------------------------
MOVEMENT OF NET (LIABILITY) OR ASSET
(Unfunded accrued) / prepaid pension cost at the
  beginning of the year                                    (63)                43                 36
Net periodic pension cost                                  (55)              (123)               (33)
Employer contributions                                      13                 22                 43
Acquisition of PaineWebber                                 (63)                 0                  0
Currency adjustment                                         15                 (5)                (3)
-----------------------------------------------------------------------------------------------------
(UNFUNDED ACCRUED) / PREPAID PENSION COST AT THE END
OF THE YEAR                                               (153)               (63)                43
-----------------------------------------------------------------------------------------------------
RETIREMENT BENEFITS EXPENSE
Current service cost                                       165                118                116
Interest cost                                              162                123                140
Expected return on plan assets                            (243)              (195)              (191)
Amortization of net transition liability                     0                  0                  2
Adjustment to limit prepaid pension cost                     0                 21                  2
Immediate recognition of transition assets under IAS
  8                                                          0                  0                (23)
Amortization of unrecognized prior service costs             3                 77                  7
Amortization of unrecognized net (gain) / losses            (9)                (6)                (3)
Effect of any curtailment or settlement                      0                  0                 (8)
Employee contributions                                     (23)               (15)                (9)
-----------------------------------------------------------------------------------------------------
ACTUARIALLY DETERMINED NET PERIODIC PENSION COST            55                123                 33
-----------------------------------------------------------------------------------------------------
Actual return on plan assets (%)                          (0.9)              15.3                5.2
PRINCIPAL ACTUARIAL ASSUMPTIONS USED (WEIGHTED
  AVERAGE %)
-----------------------------------------------------------------------------------------------------
Discount rate                                              6.3                6.0                7.3
Expected rates of return on plan assets                    8.1                8.1                8.6
Expected rate of salary increase                           4.4                4.6                6.8
Rate of pension increase                                   1.6                2.2                3.3
-----------------------------------------------------------------------------------------------------

POSTRETIREMENT MEDICAL AND LIFE PLANS

In the US and the UK the Group offers retiree medical benefits that contribute to the health care coverage of employees and beneficiaries after retirement. In addition to retiree medical benefits, the Group in the US also provides retiree life insurance benefits.

The benefit obligation in excess of plan assets for those plans amounts to CHF 111 million as of 31 December 2000 (1999 CHF 113 million, 1998 CHF 93 million) and the total unfunded accrued postretirement liabilities to CHF 108 million as of 31 December 2000 (1999 CHF 83 million, 1998 CHF 62 million). The actuarially determined net postretirement cost amounts to CHF 22 million as of 31 December 2000 (1999 CHF 17 million, 1998 CHF 17 million).

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

POSTRETIREMENT MEDICAL AND LIFE PLANS

                     CHF MILLION                        31.12.00           31.12.99           31.12.98
------------------------------------------------------------------------------------------------------
POSTRETIREMENT BENEFIT OBLIGATION AT THE BEGINNING OF
THE YEAR                                                    (117)               (96)              (103)
Service cost                                                  (6)                (2)                (7)
Interest cost                                                 (8)                (6)                (8)
Plan amendments                                               (7)                 0                 (5)
Actuarial gain / (loss)                                       27                  0                 (9)
Benefits paid                                                  5                  4                  4
Acquisition of PaineWebber                                    (9)                 0                  0
Currency adjustment                                            0                (16)                 5
Other                                                          0                 (1)                27
------------------------------------------------------------------------------------------------------
POSTRETIREMENT BENEFIT OBLIGATION AT THE END OF THE
  YEAR                                                      (115)              (117)               (96)
------------------------------------------------------------------------------------------------------
FAIR VALUE OF PLAN ASSETS AT THE BEGINNING OF THE YEAR         4                  3                  3
Actual return on plan assets                                   0                  1                  1
Company contributions                                          4                  4                  3
Benefits paid                                                 (4)                (4)                (4)
------------------------------------------------------------------------------------------------------
FAIR VALUE OF PLAN ASSETS AT THE END OF THE YEAR               4                  4                  3
------------------------------------------------------------------------------------------------------

The assumed health care cost trend used in determining the benefit expense for 2000 is 5.33%. Assumed health care cost trend rates have a significant effect on the amounts reported for the health care plan. A one-percentage-point change in the assumed health care cost trend rates would change the US postretirement benefit obligation and the service and interest cost components of the net periodic postretirement benefit costs as follows:

                        CHF MILLION                           1% INCREASE         1% DECREASE
---------------------------------------------------------------------------------------------
Effect on total service and interest cost                             2.4                (1.7)
Effect on the postretirement benefit obligation                      11.0                (8.3)
---------------------------------------------------------------------------------------------

NOTE 35  EQUITY PARTICIPATION PLANS

UBS AG has established various equity participation plans in the form of stock plans and stock option plans to further align the long-term interests of managers, staff and shareholders.

Under the Equity Ownership Plan, selected personnel are awarded a portion of their performance-related compensation in UBS AG shares or warrants, which are restricted for a specified number of years. Under the Long Term Incentive Plan, key employees are granted long-term stock options to purchase UBS AG shares at a price not less than the fair market value of the shares on the date the option is granted. Participation in both plans is mandatory. Long-term stock options are blocked for three or five years, during which they cannot be exercised. One option gives the right to purchase one registered UBS AG share at the option's strike price. UBS AG has additional plans under which new recruits and members of senior management may be granted UBS AG shares, options and warrants.

Under the Equity Investment Plan, employees have the choice to invest part of their annual bonus in UBS AG shares or in warrants or derivatives on UBS AG shares, which may be exercised or settled in cash. A number of awards under these plans are made in notional shares or instruments, which generally are settled in cash. A holding period, generally three years, applies during which the

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

instruments cannot be sold or exercised. In addition, participants in the plan receive a restricted matching contribution of additional UBS AG shares or derivatives. Shares awarded under the plan are purchased or hedged in the market. Under the PAP plan, employees in Switzerland are entitled to purchase a specified number of UBS AG shares at a predetermined discounted price each year (the discount is recorded as compensation expense). The number of shares that can be purchased depends primarily on years of service and rank. Any such shares purchased must be held for a specified period of time. Information on shares available for issuance under these plans is included in the Group Statement of Changes in Equity.

The Group has adopted the equity-based compensation plans of PaineWebber for its eligible employees. The PaineWebber Equity Plus Program allows eligible employees to purchase UBS AG shares at a price equal to fair market value on the purchase date and receive stock options to purchase UBS AG shares based upon the number of shares purchased under the Program. The non-qualified stock options have a price equal to the fair market value of the stock on the date the option is granted. Shares purchased under the Equity Plus Program are restricted from resale for two years from the time of purchase, and the options that are granted under the Equity Plus Program have a three-year vesting requirement and expire seven years after the date of grant. PaineWebber has additional plans under which new recruits, senior management and other key employees may receive option grants. Options granted under the plans of PaineWebber are denominated in US dollars.

In addition, UBS has entered into employee retention agreements that provide for the payment to key PaineWebber employees which are subject to the employees' continued employment and other restrictions. The awards are primarily in the form of UBS stock and option grants. The estimated cost to the Group for the agreements is approximately CHF 1.5 billion (USD 875 million) over a four-year period.

Generally, the Group's policy is to recognize expense as of the date of grant for equity participation instruments (stocks, warrants, options and other derivatives for which the underlying is the Group's own shares). The amount of expense recognized is equal to the intrinsic value (excess of the UBS AG share price over the instrument's strike price, if any) of the instrument at such date. The accrued expense for the years ended 31 December 2000, 1999 and 1998 was CHF 1,749 million, CHF 1,684 million and CHF 996 million, respectively. The accruals include awards earned currently but issued in the following year.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

OPTIONS ON UBS AG SHARES

                                       WEIGHTED-                Weighted-               Weighted-
                                        AVERAGE                  average                 average
                                       EXERCISE                 exercise                exercise
                          NUMBER OF      PRICE     NUMBER OF      PRICE     NUMBER OF     PRICE
                           OPTIONS     (IN CHF)     OPTIONS     (IN CHF)     OPTIONS    (IN CHF)
                           31.12.00    31.12.00     31.12.99    31.12.99    31.12.98    31.12.98
-------------------------------------------------------------------------------------------------
Outstanding, at the
beginning of the year     10,138,462         197    7,202,786         177   1,899,924         186
Options due to
acquisition of
PaineWebber                6,325,270(1)       102           0           0           0           0
Granted during the year    7,082,682(2)       215   3,439,142         237   5,811,778         182
Exercised during the
year                      (1,796,769)        150      (71,766)        179     (22,970)        178
Forfeited during the
year                        (646,811)        193     (431,700)        190    (485,946)        268
-------------------------------------------------------------------------------------------------
Outstanding, at the end
of the year               21,102,834         175   10,138,462         197   7,202,786         177
-------------------------------------------------------------------------------------------------
Exercisable, at the end
of the year                6,103,613         101      650,640         186           0           0
-------------------------------------------------------------------------------------------------

(1) UBS AG issued options in exchange for vested options of PaineWebber, which have been included in the purchase price for PaineWebber at fair value (see
     Note 2: Acquisition of Paine Webber Group, Inc.).

(2) Includes options granted to key employees of PaineWebber, vesting over a 3-year period, subject to the employee's continued employment and other restrictions.

Some of the options in the table above have exercise prices denominated in US dollars, which have been converted to Swiss francs for inclusion in the table.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

THE FOLLOWING TABLE SUMMARIZES INFORMATION ABOUT STOCK OPTIONS OUTSTANDING AT 31 DECEMBER 2000:

                                           OPTIONS OUTSTANDING
                          -----------------------------------------------------               OPTIONS EXERCISABLE
                                                                  WEIGHTED-             -------------------------------
                            NUMBER           WEIGHTED-             AVERAGE                NUMBER           WEIGHTED-
                              OF              AVERAGE             REMAINING                 OF              AVERAGE
   RANGE OF EXERCISE        OPTIONS           EXERCISE           CONTRACTUAL              OPTIONS           EXERCISE
    PRICES PER SHARE      OUTSTANDING          PRICE                 LIFE               EXERCISABLE          PRICE
-----------------------------------------------------------------------------------------------------------------------
CHF                                                   CHF                 years                                     CHF
170.00-225.00               9,755,040              186.81                   4.1             460,408              184.24
-----------------------------------------------------------------------------------------------------------------------
225.01-270.00               3,436,805              237.80                   4.1                   -                   -
-----------------------------------------------------------------------------------------------------------------------
170.00-270.00              13,191,845              200.09                   4.1             460,408              184.24
-----------------------------------------------------------------------------------------------------------------------
USD                                                   USD                 years                                     USD
14.65-25.00                 1,129,643               21.84                   3.2           1,129,643               21.84
-----------------------------------------------------------------------------------------------------------------------
25.01-50.00                 1,236,743               32.11                   3.9           1,236,743               32.11
-----------------------------------------------------------------------------------------------------------------------
50.01-75.00                 1,194,960               70.40                   4.3           1,194,960               70.40
-----------------------------------------------------------------------------------------------------------------------
75.01-100.00                1,880,768               80.50                   6.4           1,880,768               80.50
-----------------------------------------------------------------------------------------------------------------------
100.01-125.00                       -                   -                     -                   -                   -
-----------------------------------------------------------------------------------------------------------------------
125.01-143.07               2,468,875              141.01                   6.8             201,091              142.96
-----------------------------------------------------------------------------------------------------------------------
14.65-143.07                7,910,989               81.92                   5.4           5,643,205               58.24
-----------------------------------------------------------------------------------------------------------------------

During 1998, options that had been issued to Swiss Bank Corporation employees were revised to reflect the 1 1/13 SBC to UBS AG share conversion rate of the merger. Also, during 1998, because of a significant drop in the UBS AG share price in the third quarter, employees were given the opportunity to convert options received earlier in the year with a strike price of CHF 270 to a reduced number ( 2/3) of options with a strike price of CHF 170.

Had the Group determined compensation cost for its stock-based compensation plans based on fair value at the award grant dates, the net income and earnings per share for 2000, 1999 and 1998 would approximate the amounts in the following table.

CHF MILLION, EXCEPT PER SHARE DATA                        31.12.00           31.12.99           31.12.98
--------------------------------------------------------------------------------------------------------
Net income                          As reported              7,792              6,153              2,972
                                      Pro forma              7,614              6,027              2,893
Basic EPS                           As reported              19.33              15.20               7.33
                                      Pro forma              18.89              14.89               7.14
Diluted EPS                         As reported              19.04              15.07               7.20
                                      Pro forma              18.61              14.76               7.01

The pro forma amounts in the table above reflect the vesting periods of all options granted. The effects of recognizing compensation expense and providing pro forma disclosures are not likely to be representative of the effects on reported Net profit for future years.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The weighted-average fair-value of options granted in 2000, 1999 and 1998 was CHF 48, CHF 59 and CHF 54 per share, respectively. The fair value of options granted was determined as of the date of issuance using a proprietary option pricing model, substantially similar to the Black-Scholes model, with the following assumptions:

                                                 31.12.2000         31.12.1999         31.12.1998
-------------------------------------------------------------------------------------------------
Expected volatility                                     30%                33%                40%
Risk free interest rate (CHF)                         3.27%              2.07%              2.56%
Risk free interest rate (USD)                         5.66%                  -                  -
Expected dividend rate                                2.44%              1.44%              1.64%
Expected life                                       4 YEARS            6 years            6 years

STOCK BONUS AND STOCK PURCHASE PLANS

The following table shows the shares awarded and the weighted-average fair value per share for the Group's equity-based compensation plans. The fair values for the stock purchase awards reflect the purchase price paid. The stock bonus awards for 2000 include approximately 6,622,000 shares granted under the retention agreements with key employees of PaineWebber and the bonus awards for 1999, in addition to the 1998 plan-year awards, include 1,405,000 shares issued in exchange for previously issued non-share awards and for special bonuses. The stock purchase awards for 1999 include 666,000 shares issued for the 1999 plan-year.


STOCK BONUS PLANS                                        31.12.2000   31.12.1999   31.12.1998
---------------------------------------------------------------------------------------------
Shares awarded                                           12,780,000    3,469,000    2,524,000
Weighted-average fair market value per share (in CHF)           228          220          210

STOCK PURCHASE PLANS                                     31.12.2000   31.12.1999   31.12.1998
---------------------------------------------------------------------------------------------
Shares awarded                                              322,000    1,802,000    1,338,000
Weighted-average fair market value per share (in CHF)           104          148          155


Shares awarded in 1998 under both types of plans included Swiss Bank Corporation shares issued to employees prior to the merger. For the above table, the number of these shares and their fair market value have been adjusted for the 1 1/13 Swiss Bank Corporation to UBS AG share conversion rate of the merger.

NOTE 36  RELATED PARTIES

Related parties include the Board of Directors, the Group Executive Board, the Group Managing Board, close family members and enterprises which are controlled by these individuals as well as certain persons performing similar functions.

Total remuneration of related parties recognized in the income statement amounted to CHF 272.3 million in 2000 and CHF 193.1 million in 1999, including accrued pension benefits of approximately CHF 30.0 million in 2000 and CHF 21.2 million in 1999.

The number of long-term stock options outstanding from equity plans was 1,564,486 at 31 December 2000 and 274,616 at 31 December 1999. This scheme is further explained in Note 35 Equity Participation Plans.

The external members of the Board of Directors do not have employment or service contracts with UBS, and thus are not entitled to benefits upon termination of their service on the Board of Directors. The full-time Chairman and Vice-Chairman have top-management employment contracts and receive pension benefits upon retirement.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The total amounts of shares and warrants held by members of the Board of Directors, Group Executive Board and Group Managing Board were 2,527,728 and 69,504,577 as of 31 December 2000 and 2,456,092 and 11,424,514 as of 31 December
1999.

TOTAL LOANS AND ADVANCES RECEIVABLE (MORTGAGES ONLY) FROM RELATED PARTIES WERE AS FOLLOWS:

CHF MILLION                                                   2000        1999
------------------------------------------------------------------------------
Mortgages at the beginning of the year                          28          27
Additions                                                        9           6
Reductions                                                      (1)         (5)
------------------------------------------------------------------------------
MORTGAGES AT THE END OF THE YEAR                                36          28
------------------------------------------------------------------------------

Members of the Board of Directors, Group Executive Board and Group Managing Board are granted mortgages at the same terms and conditions as other employees. Terms and conditions are based on third party conditions excluding credit margin.

LOANS AND ADVANCES TO SIGNIFICANT ASSOCIATED COMPANIES WERE AS FOLLOWS:

CHF MILLION                                                   2000        1999
------------------------------------------------------------------------------
Loans and advances at the beginning of the year                 62         165
Additions                                                        0          42
Reductions                                                     (62)       (145)
------------------------------------------------------------------------------
LOANS AND ADVANCES AT THE END OF THE YEAR                        0          62
------------------------------------------------------------------------------

Note 38 provides a list of significant associates.

NOTE 37  POST-BALANCE SHEET EVENTS

There have been no material post-balance sheet events which would require disclosure or adjustment to the December 2000 financial statements.

Long-term debt, excluding medium-term notes, has decreased by CHF 582 million since the balance sheet date to 5 March 2001.

On 14 February 2001, the Board of Directors reviewed the financial statements and authorised them for issue. These financial statements will be submitted to the Annual General Meeting of Shareholders to be held on 26 April 2001 for approval.

NOTE 38  SIGNIFICANT SUBSIDIARIES AND ASSOCIATES

The legal entity group structure of UBS is designed to support the Group's businesses within an efficient legal, tax, regulatory and funding framework. Neither the Business Groups of UBS (namely UBS Warburg, UBS Switzerland and UBS Asset Management) nor Corporate Center are replicated in their own individual legal entities but rather they generally operate out of the parent bank, UBS AG, through its Swiss and foreign branches.

The goal of the focus on the parent bank is to capitalize on the synergies offered by the use of a single legal platform, enable the flexible use of capital in an efficient manner and to provide a structure where the activities of the Business Groups may be carried on without the need to set up separate subsidiaries beforehand.

Where, usually due to local legal, tax or regulatory rules or due to additional legal entities joining the UBS Group via acquisition, it is either not possible or not efficient to operate out of the parent bank

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

then local subsidiary companies host the appropriate businesses. The significant operating subsidiary companies in the Group are listed below:

SIGNIFICANT SUBSIDIARIES

                                                                                             EQUITY
                                                                                  SHARE    INTEREST
                                                REGISTERED   BUSINESS           CAPITAL    ACCUMUL-
COMPANY                                           OFFICE        GROUP       IN MILLIONS   ATED IN %
---------------------------------------------------------------------------------------------------
Armand von Ernst & Cie AG                      Bern                CH(1) CHF         5.0      100.0
Aventic AG                                     Zurich              CH   CHF        30.0       100.0
Bank Ehinger & Cie AG                          Basel               CH   CHF         6.0       100.0
BDL Banco di Lugano                            Lugano              CH   CHF        50.0       100.0
Brinson Partners Inc                           Chicago             AM(2) USD         1.9(5)     100.0
Brunswick UBS Warburg Limited                  George Town         WA(3) USD        25.0(5)      50.0
Cantrade Privatbank AG                         Zurich              CH   CHF        10.0       100.0
Cantrade Private Bank Switzerland (CI)                                  GBP
  Limited                                      St. Helier          CH               0.7       100.0
Correspondent Services Corporation             Delaware            WA   USD        26.8(5)     100.0
Credit Industriel SA                           Zurich              CH   CHF        10.0       100.0
EIBA "Eidgenossische Bank"
Beteiligungs- und Finanzgesellschaft           Zurich              WA   CHF        14.0       100.0
Factors AG                                     Zurich              CH   CHF         5.0       100.0
Ferrier Lullin & Cie SA                        Geneva              CH   CHF        30.0       100.0
Fondvest AG                                    Zurich              AM   CHF         4.3       100.0
Global Asset Management Limited                Hamilton            AM   USD         2.0       100.0
HYPOSWISS, Schweizerische Hypotheken- und                               CHF
Handelsbank                                    Zurich              CH              26.0       100.0
IL Immobilien-Leasing AG                       Opfikon             CH   CHF         5.0       100.0
Klinik Hirslanden AG                           Zurich              CC(4) CHF        22.5       91.2
Mitchell Hutchins Asset Management Inc(6)      Delaware            WA   USD        35.1(5)     100.0
NYRE Holding Corporation                       Delaware            WA   USD        30.3(5)     100.0
PaineWebber Capital Inc                        Delaware            WA   USD        25.5(5)     100.0
PaineWebber Incorporated                       Delaware            WA   USD     1,625.6(5)     100.0
PaineWebber Incorporated of Puerto Rico        Puerto Rico         WA   USD        24.2(5)     100.0
PaineWebber Life Insurance Company             California          WA   USD        29.3(5)     100.0
PT UBS Warburg Indonesia                       Jakarta             WA   IDR    11,000.0        85.0
PW Trust Company                               New Jersey          WA   USD         4.4(5)      99.6
Schroder Munchmeyer Hengst AG                  Hamburg             WA   DEM       100.0       100.0
SG Warburg & Co International BV               Amsterdam           WA   GBP        40.5       100.0
SG Warburg Securities SA                       Geneva              WA   CHF        14.5       100.0
Thesaurus Continentale Effekten-Gesellschaft                            CHF
  Zurich                                       Zurich              CH              30.0       100.0
UBS (Bahamas) Ltd                              Nassau              CH   USD         4.0       100.0
UBS (Cayman Islands) Ltd                       George Town         CH   USD         5.6       100.0
UBS (France) SA                                Paris               WA   EUR        10.0       100.0
UBS (Italia) SpA                               Milan               WA   ITL    43,000.0       100.0
UBS (Luxembourg) SA                            Luxembourg          CH   CHF       150.0       100.0
UBS (Monaco) SA                                Monte Carlo         CH   EUR         9.2       100.0
UBS (Panama) SA                                Panama              CH   USD         6.0       100.0
UBS (Sydney) Limited                           Sydney              CH   AUD        12.7       100.0

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                                             EQUITY
                                                                                  SHARE    INTEREST
                                                REGISTERED   BUSINESS           CAPITAL    ACCUMUL-
COMPANY                                           OFFICE        GROUP       IN MILLIONS   ATED IN %
---------------------------------------------------------------------------------------------------
UBS (Trust and Banking) Limited                Tokyo               WA   JPY    10,500.0       100.0
UBS (USA) Inc                                  New York            WA   USD       315.0       100.0
UBS Americas Inc                               Stamford            WA   USD     3,562.9(5)     100.0
UBS Asset Management (Australia) Ltd           Sydney              AM   AUD         8.0       100.0
UBS Asset Management (France) SA               Paris               AM   EUR         0.8       100.0
UBS Asset Management (Japan) Ltd               Tokyo               AM   JPY     2,200.0       100.0
UBS Asset Management (New York) Inc            New York            AM   USD        72.7(5)     100.0
UBS Asset Management (Singapore) Ltd           Singapore           AM   SGD         4.0       100.0
UBS Asset Management (Taiwan) Ltd              Taipei              AM   TWD       340.0        82.0
UBS Asset Management Holding Limited           London              AM   GBP         8.0(5)     100.0
UBS Australia Holdings Ltd                     Sydney              WA   AUD        11.7       100.0
UBS Australia Limited                          Sydney              WA   AUD        15.0       100.0
UBS Bank (Canada)                              Toronto             CH   CAD        20.7       100.0
UBS Beteiligungs-GmbH & Co KG                  Frankfurt           WA   EUR       398.8       100.0
UBS Capital AG                                 Zurich              WA   CHF         0.5       100.0
UBS Capital Asia Pacific Limited               George Town         WA   USD         5.0       100.0
UBS Capital BV                                 The Hague           WA   EUR       104.1(5)     100.0
UBS Capital GmbH                               Munich              WA   EUR           -       100.0
UBS Capital II LLC                             Delaware            WA   USD         2.6(5)     100.0
UBS Capital LLC                                New York            WA   USD        18.5(5)     100.0
UBS Capital Partners Limited                   London              WA   GBP         6.7       100.0
UBS Capital SpA                                Milan               WA   ITL    50,000.0       100.0
UBS Card Center AG                             Glattbrugg          CH   CHF        40.0       100.0
UBS Espana SA                                  Madrid              WA   EUR        55.3       100.0
UBS Finance (Cayman Islands) Limited           George Town         CC   USD         0.5       100.0
UBS Finance (Curacao) NV                       Willemstad          CC   USD         0.1       100.0
UBS Finance (Delaware) LLC                     Delaware            WA   USD        37.3(5)     100.0
UBS Finanzholding AG                           Zurich              CC   CHF        10.0       100.0
UBS Fund Holding (Luxembourg) SA               Luxembourg          AM   CHF        42.0       100.0
UBS Fund Holding (Switzerland) AG              Basel               AM   CHF        18.0       100.0
UBS Fund Management (Switzerland) AG           Basel               AM   CHF         1.0       100.0
UBS Fund Services (Luxembourg) SA              Luxembourg          AM   CHF         2.5       100.0
UBS Futures & Options Limited                  London              WA   GBP         2.0       100.0
UBS Global Trust Corporation                   St. John            CH   CAD         0.1       100.0
UBS Immoleasing AG                             Zurich              CH   CHF         3.0       100.0
UBS Inc                                        New York            WA   USD       375.3(5)     100.0
UBS International Holdings BV                  Amsterdam           CC   CHF         5.5       100.0
UBS Invest Kapitalanlagegesellschaft mbH       Frankfurt           AM   DEM        15.0       100.0
UBS Investment Management Pte Ltd              Singapore           WA   SGD         0.5        90.0
UBS Lease Finance LLC                          Delaware            WA   USD        16.7       100.0
UBS Leasing AG                                 Brugg               CH   CHF        10.0       100.0
UBS Life AG                                    Zurich              CH   CHF        25.0       100.0
UBS Limited                                    London              WA   GBP        10.0       100.0
UBS O'Connor Limited                           London              AM   GBP         8.8       100.0
UBS Overseas Holding BV                        Amsterdam           WA   EUR        18.1       100.0
UBS Preferred Funding Company LLC I            Delaware            WA   USD           -       100.0

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                                             EQUITY
                                                                                  SHARE    INTEREST
                                                REGISTERED   BUSINESS           CAPITAL    ACCUMUL-
COMPANY                                           OFFICE        GROUP       IN MILLIONS   ATED IN %
---------------------------------------------------------------------------------------------------
UBS Securities Limited                         London              WA   GBP        10.0       100.0
UBS Services Limited                           London              WA   GBP           -       100.0
UBS Trust (Canada)                             Toronto             CH   CAD        12.5       100.0
UBS Trustees (Singapore) Ltd                   Singapore           CH   SGD         0.8       100.0
UBS UK Holding Limited                         London              WA   GBP         5.0       100.0
UBS UK Limited                                 London              WA   GBP       609.0       100.0
UBS Warburg Asia Limited                       Hong Kong           WA   HKD        20.0       100.0
UBS Warburg (France) SA                        Paris               WA   EUR        22.9       100.0
UBS Warburg (Italia) SIM SpA                   Milan               WA   EUR         1.9       100.0
UBS Warburg (Japan) Limited                    George Town         WA   JPY    30,000.0        50.0
UBS Warburg (Malaysia) Sdn Bhd                 Kuala Lumpur        WA   MYR         0.5        70.0
UBS Warburg (Nederland) BV                     Amsterdam           WA   EUR        10.9       100.0
UBS Warburg AG                                 Frankfurt           WA   EUR       155.7       100.0
UBS Warburg Australia Corporation Pty Limited  Sydney              WA   AUD        50.4(5)     100.0
UBS Warburg Australia Limited                  Sydney              WA   AUD       571.5(5)     100.0
UBS Warburg Derivatives Limited                Hong Kong           WA   HKD        20.0       100.0
UBS Warburg Futures Inc                        Delaware            WA   USD         2.0       100.0
UBS Warburg Hong Kong Limited                  Hong Kong           WA   HKD        30.0       100.0
UBS Warburg International Ltd                  London              WA   GBP        18.0       100.0
UBS Warburg LLC                                Delaware            WA   USD       450.1       100.0
UBS Warburg Ltd                                London              WA   GBP        17.5       100.0
UBS Warburg Pte Limited                        Singapore           WA   SGD         3.0       100.0
UBS Warburg Real Estate Securities Inc         Delaware            WA   USD         0.4(5)     100.0
UBS Warburg Securities (Espana) SV SA          Madrid              WA   EUR        13.4       100.0
UBS Warburg Securities (South Africa) (Pty)                             ZAR
  Limited                                      Sandton             WA              22.1       100.0
UBS Warburg Securities Co Ltd                  Bangkok             WA   THB       400.0       100.0
UBS Warburg Securities India Private Limited   Mumbai              WA   INR       237.8        75.0
UBS Warburg Securities Ltd                     London              WA   GBP       140.0       100.0
UBS Warburg Securities Philippines Inc         Makati City         WA   PHP       120.0       100.0

------------
FOOTNOTES
(1) CH: UBS Switzerland
(2) AM: UBS Asset Management
(3) WA: UBS Warburg
(4) CC: Corporate Center
(5) Share Capital and Share Premium
(6) Joined UBS Asset Management on 20 February 2001 and was renamed Brinson Advisors Inc

SIGNIFICANT ASSOCIATES

                                                              EQUITY INTEREST  SHARE CAPITAL
COMPANY                                                                  IN %    IN MILLIONS
--------------------------------------------------------------------------------------------
FSG Swiss Financial Services Group AG, Zurich                            33.0        CHF  26
Giubergia UBS Warburg SIM SpA, Milan                                     50.0        EUR  15
Motor Columbus AG, Baden                                                 35.6        CHF 253
Telekurs Holding AG, Zurich                                              33.3        CHF  45
Volbroker.com Limited, London                                            20.6        GBP  16

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

None of the above investments carry voting rights that are significantly different from the proportion of shares held.

CONSOLIDATED COMPANIES: CHANGES IN 2000

SIGNIFICANT NEW COMPANIES
--------------------------------------------------------------------------------
Correspondent Services Corporation, Delaware
Fondvest AG, Zurich
Mitchell Hutchins Asset Management Inc, Delaware(1)
PaineWebber Capital Inc, Delaware
PaineWebber Incorporated of Puerto Rico, Puerto Rico
PaineWebber Incorporated, Delaware
PaineWebber Life Insurance Company, California
PW Trust Company, New Jersey
UBS Americas Inc, Stamford
UBS Asset Management (Taiwan) Ltd, Taipei (formerly Fortune Securities Investment & Trust Co Ltd)
UBS Global Trust Corporation, St. John
UBS Life AG, Zurich
UBS Preferred Funding Company LLC I, Delaware
UBS Trustees (Singapore) Ltd, Singapore
UBS Warburg Real Estate Securities Inc, Delaware
------------
FOOTNOTES

(1) Joined UBS Asset Management on 20 February 2001 and was renamed Brinson Advisors Inc

DECONSOLIDATED COMPANIES

SIGNIFICANT DECONSOLIDATED COMPANIES                          REASON FOR DECONSOLIDATION
----------------------------------------------------------------------------------------
IMPRIS AG, Zurich                                                                   Sold
Solothurner Bank, Solothurn                                                         Sold
----------------------------------------------------------------------------------------

NOTE 39  SIGNIFICANT CURRENCY TRANSLATION RATES

The following table shows the significant rates used to translate the financial statements of foreign entities into Swiss francs.

                                                         SPOT RATE               AVERAGE RATE
                                                             At                  Year-to-date
                                                     ------------------  ----------------------------
                                                     31.12.00  31.12.99  31.12.00  31.12.99  31.12.98
-----------------------------------------------------------------------------------------------------
1 USD                                                    1.64      1.59      1.69      1.50      1.45
1 EUR                                                    1.52      1.61      1.56      1.60
1 GBP                                                    2.44      2.58      2.57      2.43      2.41
100 JPY                                                  1.43      1.56      1.57      1.33      1.11
100 DEM                                                           82.07               81.88     82.38
-----------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 40  SWISS BANKING LAW REQUIREMENTS

The significant differences between International Accounting Standards (IAS), which are the principles followed by the Group, and the accounting requirements for banks under Swiss laws and regulations, are as follows:

SECURITIES BORROWING AND LENDING

Under IAS only the cash collateral delivered or received is recognized in the balance sheet. There is no recognition or derecognition for the securities received or delivered. Up to 31 December 1999, the Swiss requirement was to recognize the securities received or delivered in the balance sheet along with any collateral in respect of those securities for which control is transferred.

For the year ended 31 December 2000 the Swiss regulators accepted the same treatment as for IAS and therefore there is no difference in the balance sheet.

TREASURY SHARES

Treasury shares is the term used to describe the holding by an enterprise of its own equity instruments. In accordance with IAS treasury shares are presented in the balance sheet as a deduction from equity. No gain or loss is recognized in the income statement on the sale, issuance, or cancellation of those shares. Consideration received is presented in the financial statement as a change in equity.

Under Swiss requirements, treasury shares would be carried in the balance sheet (trading portfolio assets, financial investments or other liabilities) with gains and losses on the sale, issuance, or cancellation of treasury shares reflected in the income statement.

EXTRAORDINARY INCOME AND EXPENSE

Under IAS most items of income and expense arise in the course of ordinary business, and extraordinary items are expected to be rare. Under the Swiss requirements, income and expense items not directly related with the core business activities of the enterprise (e.g. sale of fixed assets or bank premises) are recorded as extraordinary income or expense.

CHF MILLION                                                   31.12.00   31.12.99(1)
------------------------------------------------------------------------------------
DIFFERENCES IN THE BALANCE SHEET
Securities borrowing and lending
  Assets
     Trading portfolio / Money market paper                                 47,401
     Due from banks / customers                                            273,093
  Liabilities
     Due to banks / customers                                              375,080
     Trading portfolio liabilities                                         (54,586)
------------------------------------------------------------------------------------
Treasury shares
  Assets
     Trading portfolio                                                       4,561
     Financial investments                                       4,007       3,136
  Liabilities
     Other liabilities                                           2,516           0
------------------------------------------------------------------------------------
DIFFERENCES IN THE INCOME STATEMENT
Treasury shares                                                    201        (182)
------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

CHF MILLION                                                   31.12.00   31.12.99(1)
------------------------------------------------------------------------------------
RECLASSIFICATION OF EXTRAORDINARY INCOME AND EXPENSE
Other income, including income from associates                    (211)     (1,726)
------------------------------------------------------------------------------------
DIFFERENCES IN THE SHAREHOLDERS' EQUITY
Share premium                                                   (2,509)
Treasury shares(1)                                               4,000       8,023
------------------------------------------------------------------------------------

(1) The 1999 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1: Summary of Significant Accounting Policies).

NOTE 41 RECONCILIATION OF INTERNATIONAL ACCOUNTING STANDARDS TO UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

NOTE 41.1 VALUATION AND INCOME RECOGNITION DIFFERENCES BETWEEN INTERNATIONAL ACCOUNTING STANDARDS AND UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES

The consolidated financial statements of the Group have been prepared in accordance with IAS. The principles of IAS differ in certain respects from United States Generally Accepted Accounting Principles ("U.S. GAAP").

The following is a summary of the relevant significant accounting and valuation differences between IAS and U.S. GAAP.

a. PURCHASE ACCOUNTING (MERGER OF UNION BANK OF SWITZERLAND AND SWISS BANK CORPORATION)

Under IAS, the Group accounted for the 1998 merger of Union Bank of Switzerland and Swiss Bank Corporation under the pooling of interests method. The balance sheets and income statements of the banks were combined and no adjustments to the carrying values of the assets and liabilities were made.

Under U.S. GAAP, the business combination creating UBS AG is accounted for under the purchase method with Union Bank of Switzerland being considered the acquirer. Under the purchase method, the cost of acquisition is measured at fair value and the acquirer's interests in identifiable tangible assets and liabilities of the acquiree are restated to fair values at the date of acquisition. Any excess consideration paid over the fair value of net tangible assets acquired is allocated, first to identifiable intangible assets based on their fair values, if determinable, with the remainder allocated to goodwill.

Goodwill

Under U.S. GAAP, goodwill and other intangible assets acquired are capitalized and amortized over the expected periods to be benefited with adjustments for any impairment.

For purposes of the U.S. GAAP reconciliation, the excess of the consideration paid for Swiss Bank Corporation over the fair value of the net tangible assets received has been recorded as goodwill and is being amortized on a straight line basis over a weighted average life of 13 years beginning 29 June 1998.

In 2000 and 1999, goodwill was reduced by CHF 211 million and CHF 118 million respectively, due to recognition of deferred tax assets of Swiss Bank Corporation which had previously been subject to valuation reserves.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Other purchase accounting adjustments

Under U.S. GAAP, the results of operations of Swiss Bank Corporation would have been included in the Group's consolidated financial statements beginning 29 June 1998. For purposes of the U.S. GAAP reconciliation, Swiss Bank Corporation's Net profit for the six-month period ended 29 June 1998 has been excluded from the Group's Net profit. For purposes of the U.S. GAAP reconciliation, the restatement of Swiss Bank Corporation's net assets to fair value resulted in decreasing net tangible assets by CHF 1,077 million. This amount will be amortized over a period ranging from two years to 20 years.

b. HARMONIZATION OF ACCOUNTING POLICIES

The business combination noted above was accounted for under the pooling of interests method under IAS. Under the pooling interest method of accounting, a single uniform set of accounting policies was adopted and applied to all periods presented. This resulted in a restatement of 1997 Shareholders' equity and Net loss.

U.S. GAAP requires that accounting changes be accounted for in the income statement in the period the change is made. For purposes of the U.S. GAAP reconciliation the accounting policy harmonization recorded in 1997 was reversed because the business combination noted above is being accounted for under the purchase method and the impact of the accounting changes was recorded in 1998.

Harmonization of accounting policies

The income statement effect of this conforming adjustment was as follows:

CHF million
FOR THE YEAR ENDED                                            31.12.99          31.12.98
----------------------------------------------------------------------------------------
Depreciation policies                                              (20)             (338)
Credit risk adjustments on derivatives                               0              (193)
Policies for other real estate                                       0              (140)
Retirement benefit and equity participation plans                    0               (47)
Settlement-risk adjustments on derivatives                           0               (33)
----------------------------------------------------------------------------------------
TOTAL                                                              (20)             (751)
----------------------------------------------------------------------------------------

There was no income statement effect after year 1999.

c. RESTRUCTURING PROVISION

Under IAS, restructuring provisions are recognized when a legal or constructive obligation has been incurred. In 1997, the Group recognized a CHF 7,000 million restructuring provision to cover personnel, IT, premises and other costs associated with combining and restructuring the merged Group. A further CHF 300 million provision was recognized in 1999, reflecting the impact of increased precision in the estimation of certain leased and owned property costs.

Under U.S. GAAP, the criteria for establishing restructuring provisions were more stringent than under IAS prior to 2000. For purposes of the U.S. GAAP reconciliation, the aggregate CHF 7,300 million restructuring provision was reversed. As a result of the business combination with Swiss Bank Corporation and the decision to combine and streamline certain activities of the banks for the purpose of reducing costs and improving efficiencies, Union Bank of Switzerland recognized a restructuring provision of CHF 1,575 million during 1998 for purposes of the U.S. GAAP reconciliation. CHF 759 million of this provision related to estimated costs for restructuring the operations and activities of Swiss Bank Corporation and that amount was recorded as a liability of the acquired business. The

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

remaining CHF 816 million of estimated costs were charged to restructuring expense during 1998. The reserve is expected to be substantially utilized by 2001.

The U.S. GAAP restructuring provision was adjusted in 1999 (increase of CHF 600 million) and 2000 (increase of CHF 130 million) as shown in the table below.

During 2000, the IAS requirements for restructuring provisions were changed such that they became substantially identical to the U.S. GAAP requirements. As of 31 December 2000, the remaining IAS provision was higher than the remaining U.S. GAAP provision by approximately CHF 114 million. This amount represents an accrual permitted under IAS for lease costs on properties to be vacated. Under U.S. GAAP, such costs may not be recognized until the premises are actually vacated.

Restructuring provision

The usage of the U.S. GAAP restructuring provision was as follows:

                       BALANCE    REVISION    USAGE   BALANCE    REVISION    USAGE   BALANCE     USAGE   PROVISION
CHF MILLION            31.12.00     2000      2000    31.12.99     1999      1999    31.12.98    1998      1998
------------------------------------------------------------------------------------------------------------------
Personnel                   422        (71)    (188)       681        553     (254)       382     (374)        756
Premises                    143        194     (291)       240        179     (244)       305      (27)        332
IT                           31         67      (63)        27          7       (5)        25      (68)         93
Other                        20        (60)     (49)       129       (139)     (45)       313      (81)        394
------------------------------------------------------------------------------------------------------------------
TOTAL                       616        130     (591)     1,077        600     (548)     1,025     (550)      1,575
------------------------------------------------------------------------------------------------------------------

Additionally, for purposes of the U.S. GAAP reconciliation, CHF 138 million, CHF 150 million and CHF 273 million of restructuring costs were expensed as incurred in 2000, 1999 and 1998, respectively.

d. DERIVATIVES INSTRUMENTS HELD OR ISSUED FOR NON-TRADING PURPOSES

Under IAS, the Group recognizes transactions in derivative instruments hedging non-trading positions in the income statement using the accrual or deferral method, which is generally the same accounting as the underlying item being hedged.

U.S. GAAP requires that derivatives be reported at fair value with changes in fair value recorded in income unless specified criteria are met to obtain hedge accounting treatment (accrual or deferral method).

The Group does not comply with all of the criteria necessary to obtain hedge accounting treatment under U.S. GAAP. Accordingly, for purposes of the U.S. GAAP reconciliation, derivative instruments held or issued for non-trading purposes that did not meet U.S. GAAP hedging criteria have been carried at fair value with changes in fair value recognized as adjustments to Net trading income.

e. FINANCIAL INVESTMENTS

Under IAS, financial investments are classified as either current investments or long-term investments. The Group considers current financial investments to be held for sale and carried at lower of cost or market value ("LOCOM"). The Group accounts for long-term financial investments at cost, less any permanent impairments.

Under U.S. GAAP, investments are classified as either held to maturity (essentially debt securities) which are carried at amortized cost or available for sale (debt and marketable equity securities), which are carried at fair value with changes in fair value recorded as a separate component of Shareholders' equity. Realized gains and losses are recognized in net profit in the period sold.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

For purposes of the U.S. GAAP reconciliation, marketable equity securities are adjusted from LOCOM to fair value and classified as available for sale investments. Held to maturity investments that do not meet U.S. GAAP criteria are also reclassified to the available for sale category. Unrealized gains or unrealized losses relating to these investments are recorded as a component of Shareholders' equity.

f. RETIREMENT BENEFIT PLANS

Under IAS, the Group has recorded pension expense based on a specific method of actuarial valuation of projected plan liabilities for accrued service including future expected salary increases and expected return on plan assets. Plan assets are held in a separate trust to satisfy plan liabilities. Plan assets are recorded at fair value. The recognition of a prepaid asset on the books of the Group is subject to certain limitations. These limitations generally cause amounts recognized as expense to equal amounts funded in the same period. Any amount not recognized as a prepaid asset and the corresponding impact on pension expense has been disclosed in the financial statements.

Generally, under U.S. GAAP, pension expense is based on the same method of valuation of liabilities and assets as under IAS. Differences in the levels of expense and liabilities (or prepaid assets) exist due to the different transition date rules and the stricter provisions for recognition of a prepaid asset.

As a result of the merger of the benefit plans of Union Bank of Switzerland and Swiss Bank Corporation, there was a one time increase of the vested plan benefits for the beneficiaries of such plans. This had the effect of increasing the defined benefit obligation by CHF 3,525 million. Under IAS this resulted in a one time charge to income which was offset by the recognition of assets (previously unrecognized due to certain limitations under IAS).

Under U.S. GAAP, in a business combination that is accounted for under the purchase method, the assignment of the purchase price to individual assets acquired and liabilities assumed must include a liability for the projected plan liabilities in excess of plan assets or an asset for plan assets in excess of the projected plan liabilities, thereby recognizing any previously existing unrecognized net gains or losses, unrecognized prior service cost, or unrecognized net liabilities or assets.

For purposes of the U.S. GAAP reconciliation, the Group recorded a prepaid asset for the Union Bank of Switzerland plans as of 1 January 1998. Swiss Bank Corporation recorded a purchase accounting adjustment to recognize its prepaid asset at 29 June 1998. The recognition of these assets impacts the pension expense recorded under U.S. GAAP versus IAS. The assets recognized under IAS (which had been previously unrecognized due to certain limitations under IAS) were already recognized under U.S. GAAP due to the absence of such limitations under U.S. GAAP.

g. OTHER EMPLOYEE BENEFITS

Under IAS, the Group has recorded expenses and liabilities for post-retirement benefits determined under a methodology similar to that described above under retirement benefit plans.

Under U.S. GAAP, expenses and liabilities for post-retirement benefits would be determined under a similar methodology as under IAS. Differences in the levels of expenses and liabilities have occurred due to different transition date rules and the treatment of the merger of Union Bank of Switzerland and Swiss Bank Corporation under the purchase method.

h. EQUITY PARTICIPATION PLANS

IAS does not specifically address the recognition and measurement requirements for equity participation plans.

U.S. GAAP permits the recognition of compensation cost on the grant date for the estimated fair value of equity instruments issued (Statement of Financial Accounting Standard "SFAS" No. 123) or based

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

on the intrinsic value of equity instruments issued (Accounting Principles Board "APB" No. 25), with the disclosure of the pro forma effects of equity participation plans on net profit and earnings per share, as if the fair value had been recorded on the grant date. The Group recognizes only intrinsic values at the grant date with subsequent changes in value not recognized.

For purposes of the U.S. GAAP reconciliation, certain of the Group's option awards have been determined to be variable pursuant to APB No. 25, primarily because they may be settled in cash or the Group has offered to hedge their value. Additional compensation expense from these options awards for the years ended 31 December 2000, 1999 and 1998, is CHF 85 million, CHF 41 million and CHF 1 million, respectively. In addition, certain of the Group's equity participation plans provide for deferral and diversification of the awards, and the instruments are held in trusts for the participants. Certain of these trusts are recorded on the Group's balance sheet for U.S. GAAP presentation. The net effect on income of recording these assets and liabilities is a debit to expense of CHF 82 million, CHF 8 million and nil for the years ended 31 December 2000, 1999 and 1998, respectively.

i. SOFTWARE CAPITALIZATION

Under IAS, effective 1 January 2000, certain costs associated with the acquisitions or development of internal use software are required to be capitalized. Once the software is ready for its intended use, the costs capitalized are amortized to the Income statement over estimated lives. Under U.S. GAAP, the same principle applies, however this standard was effective 1 January 1999. For purposes of the U.S. GAAP reconciliation, the costs associated with the acquisition or development of internal use software that met the U.S. GAAP software capitalization criteria in 1999 have been reversed from Operating expenses and amortized over a life of two years once it is ready for its intended use. From 1 January 2000, the only remaining reconciliation item is the amortization of software capitalized in 1999 for U.S. GAAP purposes.

j. TRADING IN OWN SHARES AND DERIVATIVES ON OWN SHARES

As of 1 January 2000, upon adoption of the Standing Interpretations Committee's ("SIC") interpretation 16 "Share Capital - Reacquired Own Equity Instruments (Treasury Shares)" for IAS, all own shares are treated as treasury shares and reduce total shareholders' equity. This applies also to the number of shares outstanding. Derivatives on own shares are classified as assets, liabilities or in shareholders' equity depending upon the manner of settlement. As a result of this adoption, there is no difference between IAS and U.S. GAAP. For 1999 and 1998, figures have been retroactively restated (see Note 1, Summary of Significant Accounting Policies).

k. RECENTLY ISSUED US ACCOUNTING STANDARDS

Accounting for derivative instruments and hedging activities

In June 1998, the US Financial Accounting Standards board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which, as amended, is required to be adopted for financial statements as of 1 January 2001. The standard establishes accounting and reporting standards for derivative instruments, including certain derivative instrument embedded in other contracts, and for hedging activities. Under International Accounting Standards, the Group is not required to comply with all the criteria necessary to obtain hedge accounting under U.S. GAAP. Accordingly, for future U.S. GAAP reconciliation, derivative instruments held or issued for non-trading purposes that do not meet U.S. GAAP hedging criteria under SFAS No. 133 will be carried at fair value with changes in fair value recognized as adjustments to trading income. The specific impact on earnings and financial position as a result of SFAS No. 133 is not possible to quantify as the Group will be complying with hedge accounting criteria necessary to obtain hedge accounting for certain activity, but not all.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities

In 1996 the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities". That statement provided standards for distinguishing transfers of financial assets that are sales from those that are financing transactions. In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities - a replacement of SFAS No. 125". SFAS No. 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain new disclosures, but it carries over most of SFAS No. 125's provisions without reconsideration. Generally, the new provisions of this standard are to be applied prospectively and become effective 31 March 2001. However, certain recognition and classification requirements for collateral and disclosures for collateral and securitization transactions have been adopted by the Group as of 31 December 2000. Adoption of the remaining provisions of this revised accounting standard is not expected to have a material impact on the Group.

NOTE 41.2 RECONCILIATION OF IAS SHAREHOLDERS' EQUITY AND NET PROFIT/LOSS TO U.S. GAAP

                                                   Shareholders' equity              Net profit/(loss)
                                              ------------------------------   ------------------------------
CHF MILLION                                   31.12.00   31.12.99   31.12.98   31.12.00   31.12.99   31.12.98
-------------------------------------------------------------------------------------------------------------
AMOUNTS DETERMINED IN ACCORDANCE WITH IAS      44,833     30,608     28,794       7,792      6,153      2,972
Adjustments in respect of
a.  SBC purchase accounting:
    Goodwill                                   17,835     19,765     21,612      (1,719)    (1,729)      (864)
    Other purchase accounting adjustments        (808)      (858)      (895)         50         37     (2,415)
b.  Harmonization of accounting policies            0          0         20           0        (20)      (751)
c.  Restructuring provision                       112        350       1948        (238)    (1,598)    (3,982)
d.  Derivative instruments held or issued
    for non-trading purposes                     (857)       507      1,052      (1,353)      (545)      (405)
e.  Financial investments                         379         52        108          28         36         23
f.  Retirement benefit plans                    1,898      1,839      1,858          59        (19)        88
g.  Other employee benefits                       (16)       (24)       (26)          8          2        (20)
h.  Equity participation plans                   (311)      (113)       (40)       (167)       (47)        (1)
i.  Software capitalization                       229        389          0        (160)       389          0
Tax adjustments                                  (334)      (682)       330         137        178      1,690
-------------------------------------------------------------------------------------------------------------
TOTAL ADJUSTMENTS                              18,127     21,225     25,967      (3,355)    (3,316)    (6,637)
-------------------------------------------------------------------------------------------------------------

AMOUNTS DETERMINED IN ACCORDANCE WITH U.S.
GAAP                                           62,960     51,833     54,761       4,437      2,837     (3,665)
-------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 41.3  EARNINGS PER SHARE

Under IAS and U.S. GAAP, basic earnings per share ("EPS") is computed by dividing income available to common shareholders by the weighted average common shares outstanding. Diluted EPS includes the determinants of basic EPS and, in addition, gives effect to dilutive potential common shares that were outstanding during the period.

The computations of basic and diluted EPS for the years ended 31 December 2000, 31 December 1999 and 31 December 1998 are presented in the following table. The adjustment in 1998 is due to the difference in weighted average shares calculated under purchase accounting for U.S. GAAP versus the pooling method under IAS for the Union Bank of Switzerland merger with Swiss Bank Corporation on 29 June 1998. There is otherwise no difference between IAS and U.S. GAAP for the calculation of weighted average shares for EPS.

                                                                                     % change from
FOR THE YEAR ENDED                    31.12.00       31.12.99        31.12.98          31.12.99
--------------------------------------------------------------------------------------------------
NET PROFIT / (LOSS) AVAILABLE
FOR BASIC EARNINGS PER SHARE (CHF
MILLION)
IAS                                        7,792          6,153           2,972                 27
U.S. GAAP                                  4,437          2,837          (3,665)                56
BASIC WEIGHTED AVERAGE SHARES
OUTSTANDING
IAS                                  403,029,309    404,742,482     405,222,295                  0
U.S. GAAP                            403,029,309    404,742,482     414,609,886                  0
BASIC EARNINGS / (LOSS) PER SHARE
(CHF)
IAS                                        19.33          15.20            7.33                 27
U.S. GAAP                                  11.01           7.01           (8.84)                57

NET PROFIT / (LOSS) AVAILABLE
FOR DILUTED EARNINGS PER SHARE (CHF
MILLION)
IAS                                        7,778          6,153           2,972                 26
U.S. GAAP                                  4,423          2,837          (3,665)                56
DILUTED WEIGHTED AVERAGE SHARES
  OUTSTANDING
IAS                                  408,525,900    408,375,152     412,881,041                  0
U.S. GAAP                            408,525,900    408,375,152     414,609,886(1)               0
DILUTED EARNINGS / (LOSS) PER SHARE
  (CHF)
IAS                                        19.04          15.07            7.20                 26
U.S. GAAP                                  10.83           6.95           (8.84)(1)             56
--------------------------------------------------------------------------------------------------

(1) No potential ordinary shares may be included in the computation of any diluted per-share amount when a loss from continuing operations exists.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The following are adjustments to the calculation of weighted average outstanding common shares which result from valuation and presentation differences between IAS and U.S. GAAP:

WEIGHTED AVERAGE SHARES
OUTSTANDING                            31.12.00       31.12.99       31.12.98
------------------------------------------------------------------------------------------------
Basic weighted-average ordinary
shares (IAS)                          403,029,309    404,742,482    405,222,295
add: Treasury shares adjustments                0              0      9,387,591
Basic weighted-average ordinary
shares (U.S. GAAP)                    403,029,309    404,742,482    414,609,886

NOTE 41.4  PRESENTATION DIFFERENCES BETWEEN IAS AND U.S. GAAP

In addition to the differences in valuation and income recognition, other differences, essentially related to presentation, exist between IAS and U.S. GAAP. Although these differences do not cause differences between IAS and U.S. GAAP reported shareholders' equity and net profit, it may be useful to understand them to interpret the financial statements presented in accordance with U.S. GAAP. The following is a summary of presentation differences that relate to the basic IAS financial statements.

1. PURCHASE ACCOUNTING

As described in Note 42.1, under U.S. GAAP the business combination creating UBS AG was accounted for under the purchase method with Union Bank of Switzerland being considered the acquirer. In the U.S. GAAP Condensed Consolidated Balance Sheet, the assets and liabilities of Swiss Bank Corporation have been restated to fair value at the date of acquisition (29 June 1998). In addition, the following table presents summarized financial results of SBC for the period from 1 January to 29 June 1998 which, under U.S. GAAP, would be excluded from the U.S. GAAP condensed consolidated Income statement for the year ended 31 December 1998.

2. SETTLEMENT DATE VS. TRADE DATE ACCOUNTING

The Group's transactions from securities activities are recorded on the settlement date for balance sheet and on the trade date for income statement purposes. This results in recording an off-balance sheet forward transaction during the period between the trade date and the settlement date. Forward positions relating to trading activities are revalued to fair value and any unrealized profits and losses are recognized in Net profit.

Under U.S. GAAP, trade date accounting is required for purchases and sales of securities. For purposes of U.S. GAAP presentation, all purchases and sales of securities previously recorded on settlement date have been recorded as of trade date for balance sheet purposes. Trade date accounting has resulted in receivables and payables to broker-dealers and clearing organizations recorded in Other assets and Other liabilities.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

SBC'S SUMMARIZED INCOME STATEMENT FOR THE PERIOD 1 JANUARY 1998 TO 29 JUNE 1998

CHF million
-------------------------------------------------------------------
OPERATING INCOME
Interest income                                               8,205
Less: Interest expense                                        6,630
-------------------------------------------------------------------
Net interest income                                           1,575
Less: Credit loss expense                                       164
-------------------------------------------------------------------
Total                                                         1,411
-------------------------------------------------------------------
Net fee and commission income                                 3,701
Net trading income                                            2,135
Income from disposal of associates and subsidiaries           1,035
Other income                                                    364
-------------------------------------------------------------------
TOTAL                                                         8,646
-------------------------------------------------------------------
OPERATING EXPENSES
Personnel                                                     3,128
General and administrative                                    1,842
Depreciation and amortization                                   511
-------------------------------------------------------------------
TOTAL                                                         5,481
-------------------------------------------------------------------
OPERATING PROFIT BEFORE TAXES AND MINORITY INTERESTS          3,165
-------------------------------------------------------------------
Tax expense                                                     552
-------------------------------------------------------------------
PROFIT                                                        2,613
-------------------------------------------------------------------
Less: Minority interests                                         (1)
-------------------------------------------------------------------
NET PROFIT                                                    2,614
-------------------------------------------------------------------

3. SECURITIES LENDING, SECURITIES BORROWING, REPURCHASE, REVERSE REPURCHASE AND OTHER COLLATERALIZED TRANSACTIONS

Under IAS, the Group's repurchase agreements and securities lending are accounted for as collateralized borrowings. Reverse repurchase agreements and securities borrowing are accounted for as collateralized lending transactions. Cash collateral is reported on the balance sheet at amounts equal to the collateral advanced or received.

Under U.S. GAAP, these transactions are also generally accounted for as collateralized borrowing and lending transactions. However, certain such transactions may be deemed sale or purchase transactions under specific circumstances. U.S. GAAP (SFAS No. 125) required recognition of securities collateral controlled, and an offsetting obligation to return such securities collateral on certain financing transactions, when specific control conditions existed. Pursuant to the guidance in SFAS No. 140, Accounting for Transfers of Servicing of Financial Assets and Extinguishment of Liabilities (a replacement of SFAS No. 125) issued in 2000, the Group has restated its 1999 U.S. GAAP Balance sheet to derecognize securities collateral received that are no longer required to be recognized.

Additionally, SFAS No. 140 requires segregation of the balance, as of 31 December 2000, of the Group's Trading portfolio assets which it has pledged under agreements permitting the transferee to repledge or resell such collateral. For presentation purposes, such reclassifications are reflected in the U.S. GAAP Balance Sheet in Trading portfolio assets, pledged.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

4. FINANCIAL INVESTMENTS

Under IAS, the Group's private equity investments, real estate held for sale and non-marketable equity financial investments have been included in Financial investments.

Under U.S. GAAP, private equity investments, real estate held for sale and non-marketable financial investments generally are reported in Other assets or reported as a separate caption in the Balance sheet.

For purposes of U.S. GAAP presentation, private equity investments are reported as a separate caption in the Balance sheet and real estate held for sale and non-marketable equity financial investments are reported in Other assets.

5. EQUITY PARTICIPATION PLANS

Certain of the Group's equity participation plans provide for deferral and diversification of the awards. The shares and other diversified instruments are held in trusts for the participants. Certain of these trusts are recorded on the Group's balance sheet for U.S. GAAP presentation, the effect of which is to increase assets by CHF 1,298 million and CHF 655 million, liabilities by CHF 1,377 million and CHF 717 million, and decrease shareholders' equity by CHF 69 million and CHF 62 million (for UBS AG shares held by the trusts which are treated as treasury shares) at 31 December 2000 and 31 December 1999, respectively.

6. NET TRADING INCOME

The Group has implemented a change in accounting policy for interest and dividend income and expenses on trading related assets and liabilities (see Note 1, Summary of Significant Accounting Policies). For the years ended 31 December 1999 and 31 December 1998, figures have been retroactively restated. As a result of this change, there is no longer a difference between IAS and U.S. GAAP.

NOTE 41.5  CONSOLIDATED INCOME STATEMENT

The following is a Consolidated Income Statement of the Group, for the years ended 31 December 2000, 31 December 1999 and 31 December 1998, restated to reflect the impact of valuation and income recognition differences and presentation differences between IAS and U.S. GAAP.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                               31.12.00             31.12.99(1)           31.12.98(1)
FOR THE YEAR ENDED                        -------------------   -------------------   -------------------
CHF MILLION               REFERENCE       U.S. GAAP     IAS     U.S. GAAP     IAS     U.S. GAAP     IAS
---------------------------------------------------------------------------------------------------------
OPERATING INCOME
Interest income                 a, d, 1     51,565     51,745     35,404     35,604     29,136     37,442
Less: Interest
  expense                          a, 1    (43,584)   (43,615)   (29,660)   (29,695)   (25,773)   (32,424)
---------------------------------------------------------------------------------------------------------
Net interest income                          7,981      8,130      5,744      5,909      3,363      5,018
Less: Credit loss
  expense                             1        130        130       (956)      (956)      (787)      (951)
---------------------------------------------------------------------------------------------------------
Total                                        8,111      8,260      4,788      4,953      2,576      4,067
---------------------------------------------------------------------------------------------------------
Net fee and
  commission income                   1     16,703     16,703     12,607     12,607      8,925     12,626
Net trading income              b, d, 1      8,597      9,953      7,174      7,719        455      3,313
Net gains from
disposal of
associates and
subsidiaries                          1         83         83      1,821      1,821         84      1,119
Other income                    b, e, 1      1,431      1,403      1,361      1,325        641      1,122
---------------------------------------------------------------------------------------------------------
Total                                       34,925     36,402     27,751     28,425     12,681     22,247
---------------------------------------------------------------------------------------------------------
OPERATING EXPENSES
Personnel              b, c, f, g, h, 1     17,262     17,163     12,483     12,577      7,938      9,816
General and
  administrative             a, c, i, 1      6,813      6,765      6,664      6,098      6,259      6,735
Depreciation and
  amortization               a, b, i, 1      3,952      2,275      3,454      1,857      2,403      1,825
Restructuring costs                   c        191          0        750          0      1,089          0
---------------------------------------------------------------------------------------------------------
Total                                       28,218     26,203     23,351     20,532     17,689     18,376
---------------------------------------------------------------------------------------------------------
OPERATING
PROFIT/(LOSS) BEFORE
TAX AND MINORITY
INTERESTS                                    6,707     10,199      4,400      7,893     (5,008)     3,871
---------------------------------------------------------------------------------------------------------
Tax expense/(benefit)                 1      2,183      2,320      1,509      1,686     (1,339)       904
---------------------------------------------------------------------------------------------------------
NET PROFIT/(LOSS)
BEFORE MINORITY
INTERESTS                                    4,524      7,879      2,891      6,207     (3,669)     2,967
---------------------------------------------------------------------------------------------------------
Minority interests                    1        (87)       (87)       (54)       (54)         4          5
---------------------------------------------------------------------------------------------------------
NET PROFIT/(LOSS)                            4,437      7,792      2,837      6,153     (3,665)     2,972
---------------------------------------------------------------------------------------------------------

(1) Certain IAS and U.S. GAAP 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1, Summary of Significant Accounting Policies).

Note: References above coincide with the discussions in Note 41.1 and Note 41.4. These references indicate which IAS to U.S. GAAP adjustments affect an individual financial statement caption.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 41.6  CONSOLIDATED BALANCE SHEET

The following is a Consolidated Balance Sheet of the Group, as of 31 December 2000 and 31 December 1999 restated to reflect the impact of valuation and income recognition principles and presentation differences between IAS and U.S. GAAP.

                                                                      31.12.00           31.12.99(1)
                                                                --------------------  ------------------
           CHF MILLION                    REFERENCE             U.S. GAAP     IAS     U.S. GAAP    IAS
--------------------------------------------------------------------------------------------------------
ASSETS
Cash and balances with central
  banks                                                             2,979      2,979      5,073    5,073
Money market paper                                                 66,454     66,454     69,717   69,717
Due from banks                                        a, 3         29,182     29,147     29,954   29,907
Cash collateral on securities
  borrowed                                                        177,857    177,857    113,162  113,162
Reverse repurchase agreements                                     193,801    193,801    132,391  132,391
Trading portfolio assets                            b, 2,3        197,048    253,296    184,085  211,932
Trading portfolio assets, pledged                        3         59,448
Positive replacement values                              2         57,775     57,875     62,294   62,957
Loans, net of allowance for credit
  losses                                              a, 3        245,214    244,842    235,401  234,858
Financial investments                              b, e, 4          7,807     16,405      2,378    7,039
Accrued income and prepaid
  expenses                                                          7,062      7,062      5,167    5,167
Investments in associates                                             880        880      1,102    1,102
Property and equipment                             a, b, i          9,692      8,910      9,655    8,701
Intangible assets and goodwill                           a         35,726     19,537     21,428    3,543
Private equity investments                               4          6,658          0      3,001        0
Other assets                        b, d, f, g, h, 2, 4, 5         26,971      8,507     18,717   11,007
--------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                    1,124,554  1,087,552    893,525  896,556
--------------------------------------------------------------------------------------------------------
LIABILITIES
Money market paper issued                                a         74,780     74,780     64,655   64,655
Due to banks                                             3         82,240     82,240     76,363   76,365
Cash collateral on securities lent                       3         23,418     23,418     12,832   12,832
Repurchase agreements                                    3        295,513    295,513    173,840  196,914
Trading portfolio liabilities                         2, 3         87,832     82,632     52,658   54,638
Negative replacement values                              2         75,423     75,923     95,004   95,786
Due to customers                                      a, 3        310,686    310,679    279,971  279,960
Accrued expenses and deferred
  income                                                           21,038     21,038     12,040   12,040
Long-term debt                                           a         54,970     54,855     56,049   56,332
Other liabilities                   a, b, c, d, e, h, 2, 3         32,809     18,756     17,846   15,992
--------------------------------------------------------------------------------------------------------
Total liabilities                                               1,058,709  1,039,834    841,258  865,514
--------------------------------------------------------------------------------------------------------
Minority interests                                                  2,885      2,885        434      434
--------------------------------------------------------------------------------------------------------
Total shareholders' equity                                         62,960     44,833     51,833   30,608
--------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES, MINORITY INTERESTS AND SHAREHOLDERS'
  EQUITY                                                        1,124,554  1,087,552    893,525  896,556
--------------------------------------------------------------------------------------------------------

(1) Certain IAS and U.S. GAAP 1999 and 1998 figures have been restated to reflect retroactive changes in accounting policy arising from newly applicable International Accounting Standards and changes in presentation (see Note 1, Summary of Significant Accounting Policies).

Note: References above coincide with the discussions in Note 41.1 and Note 41.4. These references indicate which IAS and U.S. GAAP adjustments affect an individual financial statement caption.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 41.7  COMPREHENSIVE INCOME

Comprehensive income is defined as the change in Shareholders' equity excluding transactions with shareholders. Comprehensive income has two major components:
Net profit, as reported in the income statement, and Other comprehensive income. Other comprehensive income includes such items as foreign currency translation and unrealized gains in available-for-sale securities. The components and accumulated other comprehensive income amounts for the years ended 31 December 2000, 31 December 1999 and 31 December 1998 are as follows:

                                                     UNREALIZED       ACCUMULATED
                                       FOREIGN        GAINS IN           OTHER
                                      CURRENCY     AVAILABLE-FOR-    COMPREHENSIVE   COMPREHENSIVE
            CHF MILLION              TRANSLATION   SALE SECURITIES      INCOME          INCOME
--------------------------------------------------------------------------------------------------
BALANCE, 1 JANUARY 1998                     (111)               47             (64)
Net loss                                                                                    (3,665)
Other comprehensive income:
Foreign currency translation                (345)                             (345)
Unrealized gains, arising during
the year, net of CHF 89 million tax                            267             267
Reclassification adjustment for
gains realized in net profit, net
of CHF 76 million tax                                         (229)           (229)           (307)
--------------------------------------------------------------------------------------------------
Comprehensive loss                                                                          (3,972)
--------------------------------------------------------------------------------------------------
BALANCE, 31 DECEMBER 1998                   (456)               85            (371)
--------------------------------------------------------------------------------------------------

NET PROFIT                                                                                   2,837
Other comprehensive income:
Foreign currency translation                  14                                14
Unrealized gains, arising during
the year, net of CHF 18 million tax                             74              74
Reclassification adjustment for
gains realized in net profit, net
of CHF 40 million tax                                         (143)           (143)            (55)
--------------------------------------------------------------------------------------------------
Comprehensive income                                                                         2,782
--------------------------------------------------------------------------------------------------
BALANCE, 31 DECEMBER 1999                   (442)               16            (426)
--------------------------------------------------------------------------------------------------

NET PROFIT                                                                                   4,437
Other comprehensive income:
Foreign currency translation                (245)                             (245)
Unrealized gains, arising during
the year, net of CHF 152 million
tax                                                            456             456
Reclassification adjustment for
gains realized in net profit, net
of CHF 40 million tax                                         (121)           (121)             90
--------------------------------------------------------------------------------------------------
Comprehensive income                                                                         4,527
--------------------------------------------------------------------------------------------------
BALANCE, 31 DECEMBER 2000                   (687)              351            (336)
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 42  ADDITIONAL DISCLOSURES REQUIRED UNDER U.S. GAAP

In addition to the differences in valuation and income recognition and presentation, disclosure differences exist between IAS and U.S. GAAP. The following are additional U.S. GAAP disclosures that relate to the basic financial statements.

NOTE 42.1  BUSINESS COMBINATIONS

On 29 June 1998, Union Bank of Switzerland and Swiss Bank Corporation consummated a merger of the banks, resulting in the formation of UBS AG. New shares totaling 428,746,982 were issued exclusively for the exchange of the existing shares of Union Bank of Switzerland and Swiss Bank Corporation. Under the terms of the merger agreement, Union Bank of Switzerland shareholders received 5 registered shares for each bearer share held and 1 registered share for each registered share held, totaling 257,500,000 shares of UBS AG. Swiss Bank Corporation shareholders received 1 1/13 registered shares of the Group for each Swiss Bank Corporation registered share held, totaling 171,246,982 shares. The combined share capital amounted to CHF 5,754 million. As a result of the exchange of shares, CHF 1,467 million were transferred from share capital to the share premium account. The merger was accounted for under the pooling of interests method and, accordingly, the information included in the financial statements presents the combined results of Union Bank of Switzerland and Swiss Bank Corporation as if the merger had been in effect for all periods presented.

Summarized results of operations of the separate companies for the period from 1 January 1998 through 29 June 1998, the date of combination, are as follows:

                                                                UNION BANK      SWISS BANK
                        CHF MILLION                           OF SWITZERLAND    CORPORATION
-------------------------------------------------------------------------------------------
Total operating income                                                 5,702          8,646
Net profit                                                               739          2,614
-------------------------------------------------------------------------------------------

As a result of the merger, the Group harmonized its accounting policies that have been retrospectively applied for the restatement of comparative information and opening retained earnings at 1 January 1997. As a result, adjustments were required for the accounting for treasury shares, netting of balance sheet items, repurchase agreements, depreciation, and employee share plans.

Summarized results of operations of the separate companies for the year ended 31 December 1997 are as follows:

                                                              TOTAL OPERATING
                        CHF MILLION                               INCOME         NET LOSS
-----------------------------------------------------------------------------------------
Union Bank of Switzerland                                              13,114        (129)
Swiss Bank Corporation                                                 13,026        (248)
-----------------------------------------------------------------------------------------
Total as previously reported                                           26,140        (377)
Impact of accounting policy harmonization                              (1,260)       (290)
-----------------------------------------------------------------------------------------
CONSOLIDATED                                                           24,880        (667)
-----------------------------------------------------------------------------------------

Prior to 29 June 1998, Union Bank of Switzerland and Swiss Bank Corporation entered into certain transactions with each other in the normal course of business. These intercompany transactions have been eliminated in the accompanying financial statements.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

NOTE 42.2  FINANCIAL INVESTMENTS

See Note 15 for information on financial investments. The following table summarizes the Group's financial investments as of 31 December 2000 and 31 December 1999:


                                                              GROSS       GROSS
                                                 AMORTIZED  UNREALIZED  UNREALIZED      FAIR
                  CHF MILLION                      COST       GAINS       LOSSES        VALUE
---------------------------------------------------------------------------------------------
31 DECEMBER 2000
Equity securities(1)                                 1,147         447           6      1,588
Debt securities issued by the Swiss national
government and agencies                                 34           2           0         36
Debt securities issued by Swiss local
  governments                                           46           1           1         46
Debt securities issued by the U.S. Treasury and
  agencies                                               0           0           0          0
Debt securities issued by foreign governments
and official institutions                            4,852           7           3      4,856
Corporate debt securities                            1,139           5           1      1,143
Mortgage-backed securities                              47           0           0         47
Other debt securities                                   88           4           0         92
---------------------------------------------------------------------------------------------
TOTAL                                                7,353         466          11      7,808
---------------------------------------------------------------------------------------------

31 DECEMBER 1999
Equity securities(1)                                   388           3          14        377
Debt securities issued by the Swiss national
government and agencies                                 78           3           0         81
Debt securities issued by Swiss local
  governments                                           81           3           1         83
Debt securities issued by the U.S. Treasury and
  agencies                                             410           0           0        410
Debt securities issued by foreign governments
and official institutions                              321           6           1        326
Corporate debt securities                              851          24           6        869
Mortgage-backed securities                             109           1           1        109
Other debt securities                                  120           3           0        123
---------------------------------------------------------------------------------------------
TOTAL                                                2,358          43          23      2,378
---------------------------------------------------------------------------------------------


(1) The LOCOM value of the equity securities as reported in Note 15 is adjusted to cost basis for the purpose of fair value calculation.

--------------------------------------------------------------------------------

NOTES TO THE FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The following table presents an analysis of the contractual maturities of the investments in debt securities as of 31 December 2000:

                                               1-5 YEARS          5-10 YEARS         OVER 10 YEARS
 CHF MILLION, EXCEPT       WITHIN 1 YEAR   -----------------   -----------------   -----------------
     PERCENTAGES       AMOUNT   YIELD(%)   AMOUNT   YIELD(%)   AMOUNT   YIELD(%)   AMOUNT   YIELD(%)
----------------------------------------------------------------------------------------------------
Swiss national
  government and
  agencies                  2       6.90       16       5.13       16       6.45        0
Swiss local
  governments               1       6.11       27       5.19       18       4.43        0
U.S. Treasury and
  agencies                  0                   0                   0                   0
Foreign governments
  and official
  institutions          2,451       1.62    1,236       1.80    1,165       0.85        0
Corporate debt
  securities               16       5.20      917       6.02      206       2.21        0
Mortgage-backed
  securities               20       6.02        5       6.54       22      14.46        0
Other debt securities      21       6.57       56       4.33       11       3.68        0
----------------------------------------------------------------------------------------------------
Total amortized cost    2,511               2,257               1,438                   0
----------------------------------------------------------------------------------------------------
TOTAL MARKET VALUE      2,514               2,272               1,434                   0
----------------------------------------------------------------------------------------------------

Proceeds from sales and maturities of investment securities available for sale during the year ended 31 December 2000 and the year ended 31 December 1999 were CHF 325 million and CHF 1,482 million, respectively. Gross gains of CHF 162 million and gross losses of CHF 1 million were realized in 2000 on those sales, and gross gains of CHF 180 million and gross losses of CHF 3 million were realized in 1999.

--------------------------------------------------------------------------------

NOTE 43  ACQUISITION OF PAINE WEBBER GROUP, INC.--PRO FORMA RESULTS

The following table presents pro forma consolidated financial information about the combined company as if the acquisition had occurred on 1 January 2000 and 1999, respectively:

CHF million, except per share data
For the year ended                                            31.12.00    31.12.99
----------------------------------------------------------------------------------
Operating income............................................   43,373      35,020
Net profit..................................................    7,045       5,286
Earnings per share (EPS)....................................    16.82       12.50

For purposes of calculating earnings per share, the effects of a share repurchase program associated with the acquisition funding have been reflected in the determination of weighted average outstanding shares as if the program had been executed at the pro forma acquisition dates. In addition, CHF 290 million of non-recurring charges recognized by the Group in 2000 which resulted directly from the acquisition and CHF 68 million of direct charges relating to the acquisition, incurred and expensed by Paine Webber Group, Inc. ("PaineWebber") prior to 3 November 2000, have been excluded from the pro forma Net Profit.

NOTE 44  SUPPLEMENTAL GUARANTOR INFORMATION

  Guarantee of PaineWebber securities

Following the acquisition of PaineWebber, UBS AG made a full and unconditional guarantee of the publicly traded debt and trust preferred securities of PaineWebber. Prior to the acquisition, PaineWebber was an SEC registrant. Upon the acquisition, PaineWebber was merged into UBS Americas Inc., a wholly owned subsidiary of UBS AG. The following is summarized consolidating financial information segregating UBS AG Parent Bank, UBS Americas Inc. and UBS AG's other non-guarantor subsidiaries.

The UBS AG Parent Bank financial statements use the cost method for investments in associates. In this note, investments in associates are presented on the equity method.

The information presented in this note is prepared in accordance with International Accounting Standards and should be read in conjunction with the consolidated financial statements of the Group of which this information is a part. Below each column, Net profit and Shareholders' equity has been reconciled to U.S. GAAP. See Note 41 for a more detailed reconciliation of the IAS financial statements to U.S. GAAP for the Group on a consolidated basis.

--------------------------------------------------------------------------------

CONSOLIDATING INCOME STATEMENT

                                               UBS AG        UBS                                        UBS GROUP
CHF MILLION                                    PARENT      AMERICAS       OTHER        CONSOLIDATING     INCOME
FOR THE YEAR ENDED 31 DECEMBER 2000            BANK(1)       INC.      SUBSIDIARIES       ENTRIES       STATEMENT
-----------------------------------------------------------------------------------------------------------------
OPERATING INCOME
Interest income.............................     40,362       1,268          22,701          (12,586)      51,745
Interest expense............................     32,161       1,282          22,758          (12,586)      43,615
                                              ---------    --------    ------------    -------------    ---------
Net interest income.........................      8,201         (14)            (57)                        8,130
Credit loss recovery........................        119           2               9                           130
                                              ---------    --------    ------------    -------------    ---------
Net interest income after credit loss
  recovery..................................      8,320         (12)            (48)                        8,260
Net fee and commission income...............      9,145         949           6,609                        16,703
Net trading income..........................      7,344         195           2,414                         9,953
Net gains from disposal of associates and
  subsidiaries..............................          6                          77                            83
Income from subsidiaries....................      1,804                                       (1,804)
Other income................................        276                       1,127                         1,403
                                              ---------    --------    ------------    -------------    ---------
Total operating income......................     26,895       1,132          10,179           (1,804)      36,402
OPERATING EXPENSES
Personnel...................................     10,501       1,141           5,521                        17,163
General and administrative..................      5,296         350           1,119                         6,765
Depreciation and amortization...............      1,410         183             682                         2,275
                                              ---------    --------    ------------    -------------    ---------
Total operating expenses....................     17,207       1,674           7,322                        26,203
                                              ---------    --------    ------------    -------------    ---------
OPERATING PROFIT/(LOSS) BEFORE TAX AND
  MINORITY INTERESTS........................      9,688        (542)          2,857           (1,804)      10,199
Tax expense/(benefit).......................      1,896        (128)            552                         2,320
                                              ---------    --------    ------------    -------------    ---------
NET PROFIT/(LOSS) BEFORE MINORITY
  INTERESTS.................................      7,792        (414)          2,305           (1,804)       7,879
Minority interests..........................                                    (87)                          (87)
                                              ---------    --------    ------------    -------------    ---------
NET PROFIT/(LOSS)...........................      7,792        (414)          2,218           (1,804)       7,792
                                              =========    ========    ============    =============    =========
Net profit/(loss)--U.S. GAAP(2).............      4,342        (414)          2,313           (1,804)       4,437
                                              =========    ========    ============    =============    =========

------------
(1) UBS AG prepares its financial statements in accordance with Swiss Banking Law requirements. For the purpose of this disclosure the accounts have been adjusted to IAS.

(2) See Note 41.1 and 41.4 to the Financial Statements for a description of the differences between IAS and U.S. GAAP. U.S. GAAP adjustments are principally related to UBS AG Parent Bank.

--------------------------------------------------------------------------------

CONSOLIDATING BALANCE SHEET

                                                     UBS AG
                   CHF MILLION                       PARENT      UBS AMERICAS      OTHER       CONSOLIDATING     UBS GROUP
             AS OF 31 DECEMBER 2000                  BANK(1)         INC.       SUBSIDIARIES      ENTRIES      BALANCE SHEET
----------------------------------------------------------------------------------------------------------------------------
ASSETS
Cash and balances with central banks.............      2 242             0            737               0            2 979
Money market paper...............................     61 153         3 348          1 953               0           66 454
Due from banks...................................     75 473        13 007         86 125        (145 458)          29 147
Cash collateral on securities borrowed...........     40 791        33 992        144 778         (41 704)         177 857
Reverse repurchase agreements....................    157 417        32 589        102 209         (98 414)         193 801
Trading portfolio assets.........................    151 326         7 425         94 545               0          253 296
Positive replacement values......................     59 246           232          6 029          (7 632)          57 875
Loans, net of allowance for credit losses........    261 946        18 283         15 153         (50 540)         244 842
Financial investments............................      7 751         2 289          6 365               0           16 405
Accrued income and prepaid expenses..............      3 239         1 771          3 702          (1 650)           7 062
Investments in associates........................     14 010             0          4 800         (17 930)             880
Property and equipment...........................      6 348           975          1 587               0            8 910
Goodwill and other intangible assets.............        262        16 163          3 112               0           19 537
Other assets.....................................      5 556         1 488          3 533          (2 070)           8 507
                                                     -------       -------        -------        --------        ---------
TOTAL ASSETS.....................................    846 760       131 562        474 628        (365 398)       1 087 552
                                                     =======       =======        =======        ========        =========
LIABILITIES
Money market paper issued........................     36 341           123         38 316               0           74 780
Due to banks.....................................    105 074        31 040         91 584        (145 458)          82 240
Cash collateral on securities lent...............     22 792         6 151         36 179         (41 704)          23 418
Repurchase agreements............................    127 433        49 940        216 554         (98 414)         295 513
Trading portfolio liabilities....................     62 242         1 360         19 030               0           82 632
Negative replacement values......................     74 675           231          8 649          (7 632)          75 923
Due to customers.................................    304 389        21 760         35 070         (50 540)         310 679
Accrued expenses and deferred income.............     11 057         5 224          6 407          (1 650)          21 038
Long term debt...................................     44 334         8 790          1 731               0           54 855
Other liabilities................................     13 590         1 482          5 754          (2 070)          18 756
                                                     -------       -------        -------        --------        ---------
TOTAL LIABILITIES................................    801 927       126 101        459 274        (347 468)       1 039 834
                                                     -------       -------        -------        --------        ---------
MINORITY INTERESTS...............................          0             0          2 885               0            2 885
SHAREHOLDERS' EQUITY
Share capital....................................      4 444             0          3 808          (3 808)           4 444
Share premium account............................     20 885         5 868          2 813          (8 681)          20 885
Foreign currency translation.....................       (687)            7            (40)             33             (687)
Retained earnings................................     24 191          (414)         5 888          (5 474)          24 191
Treasury shares..................................     (4 000)            0              0               0           (4 000)
                                                     -------       -------        -------        --------        ---------
TOTAL SHAREHOLDERS' EQUITY.......................     44 833         5 461         12 469         (17 930)          44 833
                                                     -------       -------        -------        --------        ---------
TOTAL LIABILITIES, MINORITY INTERESTS AND
  SHAREHOLDERS' EQUITY...........................    846 760       131 562        474 628        (365 398)       1 087 552
                                                     =======       =======        =======        ========        =========
Total shareholders' equity--U.S. GAAP(2).........     62 868         5 389         12 633         (17 930)          62 960
                                                     =======       =======        =======        ========        =========

---------------
(1) UBS AG prepares its financial statements in accordance with Swiss Banking Law requirements. For the purpose of this disclosure the accounts have been adjusted to IAS.

(2) See Note 41.1 and 41.4 to the Financial Statements for a description of the differences between IAS and U.S. GAAP. U.S. GAAP adjustments are principally related to UBS AG Parent Bank. Total assets under U.S. GAAP do not differ materially from total assets presented on an IAS basis.

--------------------------------------------------------------------------------

CONSOLIDATING CASH FLOW STATEMENT

                                                                           UBS                       UBS GROUP
                     CHF MILLION                           UBS AG        AMERICAS       OTHER         BALANCE
         FOR THE YEAR ENDED 31 DECEMBER 2000           PARENT BANK(1)      INC.      SUBSIDIARIES      SHEET
--------------------------------------------------------------------------------------------------------------
NET CASH FLOW FROM OPERATING ACTIVITIES..............      38,788          6,358        (33,449)       11,697
CASH FLOW FROM INVESTING ACTIVITIES
Investments in subsidiaries and associates, net......        (379)        (9,350)                      (9,729)
Disposal of subsidiaries and associates..............         669                                         669
Purchase of property and equipment...................        (937)          (139)          (564)       (1,640)
Disposal of property and equipment...................         269                            66           335
Net (investment)/divestment in financial
  investments .......................................      (5,656)        (2,340)          (774)       (8,770)
                                                          -------        -------       --------       -------
NET CASH FLOW FROM INVESTING ACTIVITIES..............      (6,034)       (11,829)        (1,272)      (19,135)

CASH FLOW FROM FINANCING ACTIVITIES
Money market paper issued............................     (11,589)           123         21,591        10,125
Net movements in treasury shares and treasury share
  contract activity..................................        (647)                                       (647)
Capital issuance.....................................          15                                          15
Dividends paid.......................................      (3,928)                                     (3,928)
Issuance of long term debt...........................      14,391            144            349        14,884
Repayment of long term debt..........................     (19,089)          (782)        (4,769)      (24,640)
Issuances of minority interests......................                                     2,683         2,683
Repayment of minority interests......................                                       (73)          (73)
Net activity in investments in subsidiaries..........     (10,039)        10,609           (570)
                                                          -------        -------       --------       -------

NET CASH FLOW FROM FINANCING ACTIVITIES..............     (30,886)        10,094         19,211        (1,581)

Effects of exchange rate differences.................        (538)           782           (132)          112
                                                          -------        -------       --------       -------

NET INCREASE/(DECREASE) IN CASH EQUIVALENTS..........       1,330          5,405        (15,642)       (8,907)
Cash and cash equivalents, beginning of period.......      76,918                        25,359       102,277
                                                          -------        -------       --------       -------
Cash and cash equivalents, end of period.............      78,248          5,405          9,717        93,370
                                                          =======        =======       ========       =======

CASH AND CASH EQUIVALENTS COMPRISE:
Cash and balances with central banks.................       2,242                           737         2,979
Money market papers..................................      61,153          3,348          1,953        66,454
Due from banks maturing in less than three months....      14,853          2,057          7,027        23,937
                                                          -------        -------       --------       -------
Total................................................      78,248          5,405          9,717        93,370
                                                          =======        =======       ========       =======

---------------
(1) UBS AG prepares its financial statements in accordance with Swiss Banking Law requirements. For the purpose of this disclosure the accounts have been adjusted to IAS.

  Guarantee of other securities.

On 10 October 2000, UBS AG, acting through a wholly-owned subsidiary, issued USD
1.5 billion (CHF 2.6 billion at issuance) 8.622% UBS Trust Preferred securities. UBS AG has fully and unconditionally guaranteed these securities.

--------------------------------------------------------------------------------

                  PAINE WEBBER GROUP INC. FINANCIAL STATEMENTS



                  YEARS ENDED 31 DECEMBER 1999, 1998 AND 1997


--------------------------------------------------------------------------------

                       CONSOLIDATED STATEMENTS OF INCOME

YEARS ENDED DECEMBER 31,                                 1999          1998          1997
------------------------                              ----------    ----------    ----------
(IN THOUSANDS OF DOLLARS EXCEPT PER SHARE AMOUNTS)
REVENUES
Commissions.........................................  $1,948,959    $1,641,283    $1,496,791
Principal transactions..............................   1,110,080       868,807     1,055,648
Asset management....................................     911,099       713,570       542,755
Investment banking..................................     558,224       530,972       460,001
Interest............................................   3,123,440     3,352,708     2,963,124
Other...............................................     170,951       142,242       138,633
                                                      ----------    ----------    ----------
  Total revenues....................................   7,822,753     7,249,582     6,656,952
Interest expense....................................   2,532,578     2,844,468     2,544,550
                                                      ----------    ----------    ----------
  Net revenues......................................   5,290,175     4,405,114     4,112,402
                                                      ----------    ----------    ----------
NON-INTEREST EXPENSES
Compensation and benefits...........................   3,049,568     2,601,364     2,420,296
Office and equipment................................     352,712       301,845       275,532
Communications......................................     168,071       154,272       153,285
Business development................................     122,678       103,287        82,099
Brokerage, clearing and exchange fees...............      95,211        97,430        86,808
Professional services...............................     136,758       123,265       129,066
Other...............................................     330,375       308,644       292,209
                                                      ----------    ----------    ----------
  Total non-interest expenses.......................   4,255,373     3,690,107     3,439,295
                                                      ----------    ----------    ----------
Income before taxes and minority interest...........   1,034,802       715,007       673,107
Provision for income taxes..........................     373,959       249,208       228,626
                                                      ----------    ----------    ----------
Income before minority interest.....................     660,843       465,799       444,481
Minority interest...................................      32,244        32,244        29,032
Net income..........................................  $  628,599    $  433,555    $  415,449
                                                      ----------    ----------    ----------
Dividends and amortization of discount on preferred
  stock.............................................      22,802        23,647        29,513
Unamortized discount charged to equity on redemption
  of preferred stock................................      59,883            --            --
                                                      ----------    ----------    ----------
Net income applicable to common shares..............  $  545,914    $  409,908    $  385,936
                                                      ==========    ==========    ==========
EARNINGS PER COMMON SHARE (1)
Basic...............................................  $     3.77    $     2.91    $     2.84
Diluted.............................................  $     3.56    $     2.72    $     2.56
                                                      ----------    ----------    ----------

---------------

(1) The 1999 amounts reflect the effect of the unamortized discount of $59,883 charged to stockholders' equity resulting from the redemption of preferred stock on December 16, 1999.

See Notes to Consolidated Financial Statements.

--------------------------------------------------------------------------------

                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

                        DECEMBER 31,                             1999           1998
                        ------------                          -----------    -----------
(IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)
ASSETS
Cash and cash equivalents...................................  $   176,401    $   228,359
Cash and securities segregated and on deposit for federal
  and other regulations.....................................      823,059        631,272
Financial instruments owned.................................   21,144,830     20,021,351
Securities received as collateral...........................    1,079,976      1,189,331
Securities purchased under agreements to resell.............   15,923,948     14,217,062
Securities borrowed.........................................   10,526,638      8,717,476
Receivables:
  Clients, net of allowance for doubtful accounts of $30,039
     and $20,496 in 1999 and 1998, respectively.............    8,918,069      6,667,055
  Brokers and dealers.......................................      701,497        634,825
  Dividends and interest....................................      376,380        306,998
  Fees and other............................................      291,991        267,741
Office equipment and leasehold improvements, net of
  accumulated depreciation and amortization of $527,718 and
  $431,460 in 1999 and 1998, respectively...................      579,819        434,895
Other assets................................................    1,069,768        859,556
                                                              -----------    -----------
                                                              $61,612,376    $54,175,921
                                                              ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings.......................................  $ 1,884,250    $ 1,417,783
Financial instruments sold, not yet purchased...............    7,099,208      5,177,099
Securities sold under agreements to repurchase..............   25,740,196     23,948,872
Securities loaned...........................................    5,661,200      4,969,638
Obligation to return securities received as collateral......    1,079,976      1,189,331
Payables:
  Clients...................................................    7,742,759      6,691,316
  Brokers and dealers.......................................      295,262        533,621
  Dividends and interest....................................      410,196        294,431
  Other liabilities and accrued expenses....................    1,779,984      1,642,682
Accrued compensation and benefits...........................    1,384,512      1,032,838
Long-term borrowings........................................    5,223,826      4,255,802
                                                              -----------    -----------
                                                               58,301,369     51,153,413
Commitments and contingencies
Company-Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trusts holding solely Company
  Guaranteed Related Subordinated Debt......................      393,750        393,750
Redeemable Preferred Stock..................................           --        189,815
Stockholders' equity:
  Common stock, $1 par value, 400,000,000 shares authorized;
     issued 193,145,152 shares and 191,047,151 shares in
     1999 and 1998, respectively............................      193,145        191,047
  Additional paid-in capital................................    1,672,085      1,525,938
  Retained earnings.........................................    2,171,080      1,689,386
  Treasury stock, at cost; 47,557,064 shares and 45,527,707
     shares in 1999 and 1998, respectively..................   (1,113,736)      (962,792)
  Accumulated other comprehensive income....................       (5,317)        (4,636)
                                                              -----------    -----------
                                                                2,917,257      2,438,943
                                                              -----------    -----------
                                                              $61,612,376    $54,175,921
                                                              ===========    ===========

See Notes to Consolidated Financial Statements.

--------------------------------------------------------------------------------

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (IN THOUSANDS OF DOLLARS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                             6%
                                                         CUMULATIVE
                                                         CONVERTIBLE                  ADDITIONAL
                                                         REDEEMABLE        COMMON      PAID-IN
                                                       PREFERRED STOCK     STOCK       CAPITAL
                                                       ---------------    --------    ----------
BALANCE AT DECEMBER 31, 1996.........................     $ 100,000       $162,537    $  792,215
                                                          =========       ========    ==========
  Net income.........................................
  Foreign currency translation.......................
Total comprehensive income, year ended December 31,
  1997...............................................
Dividends declared:
  Common stock, $.41 per share.......................
  Redeemable Preferred Stock, $9.00 per share........
  Convertible Preferred Stock, $6.00 per share.......
Employee stock transactions..........................                        3,528        14,164
Restricted stock awards..............................                         (857)       83,599
Conversion of Convertible Preferred Stock............      (100,000)                     (69,443)
Conversion of debentures.............................                                    (14,633)
Tax benefit relating to employee compensation
  programs...........................................                                     58,738
Other................................................                                     (1,811)
Repurchases of common stock:
  Kidder-related repurchase..........................                       23,250       542,500
  Other..............................................
                                                          ---------       --------    ----------
BALANCE AT DECEMBER 31, 1997.........................            --       $188,458    $1,405,329
                                                          =========       ========    ==========
  Net income.........................................
  Foreign currency translation.......................
Total comprehensive income, year ended December 31,
  1998...............................................
Dividends declared:
  Common stock, $.44 per share.......................
Redeemable Preferred Stock, $9.00 per share..........
Employee stock transactions..........................                        2,954        27,999
Restricted stock awards..............................                         (368)       31,800
Conversion of debentures.............................                                    (15,757)
Tax benefit relating to employee compensation
  programs...........................................                                     70,425
Other................................................                            3         6,142
Repurchases of common stock..........................
                                                          ---------       --------    ----------
BALANCE AT DECEMBER 31, 1998.........................            --       $191,047    $1,525,938
                                                          =========       ========    ==========
  Net income.........................................
  Foreign currency translation.......................
Total comprehensive income, year ended December 31,
  1999...............................................
Dividends declared:
  Common stock, $.44 per share.......................
  Redeemable Preferred Stock, $9.00 per share........
Employee stock transactions..........................                        2,330        49,937
Restricted stock awards..............................                         (235)       50,051
Tax benefit relating to employee compensation
  programs...........................................                                     45,699
Unamortized discount on redemption of preferred
  stock..............................................
Other................................................                            3           460
Repurchases of common stock..........................
                                                          ---------       --------    ----------
BALANCE AT DECEMBER 31, 1999.........................            --       $193,145    $1,672,085
                                                          =========       ========    ==========

--------------------------------------------------------------------------------

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                    ACCUMULATED                                   NUMBER OF
                                                                       OTHER           TOTAL                       SHARES
                                         RETAINED     TREASURY     COMPREHENSIVE   STOCKHOLDERS'     COMMON       TREASURY
                                         EARNINGS       STOCK         INCOME          EQUITY          STOCK         STOCK
                                        ----------   -----------   -------------   -------------   -----------   -----------
BALANCE AT DECEMBER 31, 1996..........  $1,009,448   $  (331,907)     $(1,868)      $1,730,425     162,537,267   (23,049,351)
                                        ==========   ===========      =======       ==========     ===========   ===========
  Net income..........................     415,449                                     415,449
  Foreign currency translation........                                 (3,622)          (3,622)
Total comprehensive income, year ended
  December 31, 1997...................                                                 411,827
                                                                                    ----------
Dividends declared:
  Common stock, $.41 per share........     (54,418)                                    (54,418)
  Redeemable Preferred Stock, $9.00
    per share.........................     (22,500)                                    (22,500)
  Convertible Preferred Stock, $6.00
    per share.........................      (6,000)                                     (6,000)
Employee stock transactions...........                                                  17,692       3,528,030
Restricted stock awards...............                     5,061                        87,803        (857,214)      271,716
Conversion of Convertible Preferred
  Stock...............................                   169,443                            --                     8,273,600
Conversion of debentures..............                    34,721                        20,088                     2,224,209
Tax benefit relating to employee
  compensation programs...............                                                  58,738
Other.................................      (1,013)         (400)                       (3,224)                     (312,485)
Repurchases of common stock:
  Kidder-related repurchase...........                  (784,750)                     (219,000)     23,250,000   (32,250,000)
  Other...............................                   (90,468)                      (90,468)                   (3,715,477)
                                        ----------   -----------      -------       ----------     -----------   -----------
BALANCE AT DECEMBER 31, 1997..........  $1,340,966   $  (998,300)     $(5,490)      $1,930,963     188,458,083   (48,557,788)
                                        ==========   ===========      =======       ==========     ===========   ===========
  Net income..........................     433,555                                     433,555
  Foreign currency translation........                                    854              854
                                                                                    ----------
Total comprehensive income, year ended
  December 31, 1998...................                                                 434,409
Dividends declared:
  Common stock, $.44 per share........     (61,488)                                    (61,488)
  Redeemable Preferred Stock, $9.00
    per share.........................     (22,500)                                    (22,500)
Employee stock transactions...........                                                  30,953       2,953,503
Restricted stock awards...............                    57,534                        88,966        (367,921)    2,725,525
Conversion of debentures..............                    30,061                        14,304                     1,454,707
Tax benefit relating to employee
  compensation programs...............                                                  70,425
Other.................................      (1,147)       15,526                        20,524           3,486       982,919
Repurchases of common stock...........                   (67,613)                      (67,613)                   (2,133,070)
                                        ----------   -----------      -------       ----------     -----------   -----------
BALANCE AT DECEMBER 31, 1998..........  $1,689,386   $  (962,792)     $(4,636)      $2,438,943     191,047,151   (45,527,707)
                                        ==========   ===========      =======       ==========     ===========   ===========

--------------------------------------------------------------------------------

           CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                    ACCUMULATED                                   NUMBER OF
                                                                       OTHER           TOTAL                       SHARES
                                         RETAINED     TREASURY     COMPREHENSIVE   STOCKHOLDERS'     COMMON       TREASURY
                                         EARNINGS       STOCK         INCOME          EQUITY          STOCK         STOCK
                                        ----------   -----------   -------------   -------------   -----------   -----------
  Net income..........................     628,599                                     628,599
  Foreign currency translation........                                   (681)            (681)
                                                                                    ----------
Total comprehensive income, year ended
  December 31, 1999...................                                                 627,918
Dividends declared:
  Common stock, $.44 per share........     (64,220)                                    (64,220)
  Redeemable Preferred Stock, $9.00
    per share.........................     (21,562)                                    (21,562)
Employee stock transactions...........                    32,775                        85,042       2,329,596     1,484,938
Restricted stock awards...............                    86,546                       136,362        (235,081)    3,733,981
Tax benefit relating to employee
  compensation programs...............                                                  45,699
Unamortized discount on redemption of
  preferred stock.....................     (59,883)                                    (59,883)
Other.................................      (1,240)          346                          (431)          3,486        15,751
Repurchases of common stock...........                  (270,611)                     (270,611)                   (7,264,027)
                                        ----------   -----------      -------       ----------     -----------   -----------
BALANCE AT DECEMBER 31, 1999..........  $2,171,080   $(1,113,736)     $(5,317)      $2,917,257     193,145,152   (47,557,064)
                                        ==========   ===========      =======       ==========     ===========   ===========


See Notes to Consolidated Financial Statements.


--------------------------------------------------------------------------------

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31,                                        1999            1998            1997
------------------------                                     -----------     -----------     -----------
(IN THOUSANDS OF DOLLARS)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income.................................................  $   628,599     $   433,555     $   415,449
Adjustments to reconcile net income to cash used for
  operating activities:
Noncash items included in net income:
  Depreciation and amortization............................       99,723          74,296          68,700
  Deferred income taxes....................................      (74,097)        (43,118)       (119,934)
  Amortization of deferred charges.........................       59,138          84,932         105,911
  Stock-based compensation.................................      136,362          88,966          87,803
(Increase) decrease in operating receivables:
  Clients..................................................   (2,260,557)       (999,221)     (1,343,942)
  Brokers and dealers......................................      (66,672)       (139,970)       (221,118)
  Dividends and interest...................................      (69,382)         30,411          13,387
  Fees and other...........................................      (24,250)        135,834        (267,030)
Increase (decrease) in operating payables:
  Clients..................................................    1,051,443       1,638,800         169,172
  Brokers and dealers......................................     (238,359)        265,571          62,613
  Dividends and interest...................................      115,765         (48,960)         58,050
  Other....................................................      523,330         408,672         393,127
(Increase) decrease in:
  Cash and securities on deposit...........................     (191,787)        (62,134)        (69,377)
  Financial instruments owned..............................   (1,091,755)     (3,041,221)        456,731
  Securities purchased under agreements to resell..........   (1,706,886)      7,345,677        (815,908)
  Securities borrowed......................................   (1,809,162)        855,711      (2,192,813)
  Other assets.............................................     (196,808)         16,726        (165,625)
Increase (decrease) in:
  Financial instruments sold, not yet purchased............    1,922,109      (1,925,045)        480,253
  Securities sold under agreements to repurchase...........    1,791,324      (5,680,030)        831,626
  Securities loaned........................................      691,562         235,677       1,274,101
                                                             -----------     -----------     -----------
  Cash used for operating activities.......................     (710,360)       (324,871)       (778,824)
                                                             ===========     ===========     ===========
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for:
  Office equipment and leasehold improvements..............     (252,186)       (181,417)        (90,947)
                                                             -----------     -----------     -----------
  Cash used for investing activities.......................     (252,186)       (181,417)        (90,947)
                                                             ===========     ===========     ===========
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (payments on):
  Short-term borrowings....................................      466,467        (248,433)        328,570
Proceeds from:
  Long-term borrowings.....................................    1,414,997       1,148,860         822,011
  Employee stock transactions..............................       85,042          45,257          72,820
  Issuances of Preferred Trust Securities..................           --              --         198,750
Payments for:
  Long-term borrowings.....................................     (449,525)       (293,223)       (207,863)
  Repurchases of common stock..............................     (270,611)        (67,613)       (411,668)
  Preferred stock transactions.............................     (250,000)             --              --
  Dividends................................................      (85,782)        (83,988)        (82,918)
                                                             -----------     -----------     -----------
  Cash provided by financing activities....................      910,588         500,860         719,702
                                                             -----------     -----------     -----------
  Decrease in cash and cash equivalents....................      (51,958)         (5,428)       (150,069)
  Cash and cash equivalents, beginning of year.............      228,359         233,787         383,856
                                                             -----------     -----------     -----------
  Cash and cash equivalents, end of year...................  $   176,401     $   228,359     $   233,787
                                                             ===========     ===========     ===========

See Notes to Consolidated Financial Statements.

--------------------------------------------------------------------------------

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
          (In thousands of dollars except share and per share amounts)

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Organization and Basis of Presentation

Paine Webber Group Inc. ("PWG") is a holding company which, together with its operating subsidiaries (collectively, the "Company"), forms one of the largest full-service securities firms in the industry. The Company is engaged in one principal line of business, that of serving the investment and capital needs of individual and institutional clients.

The consolidated financial statements include the accounts of PWG and its wholly owned subsidiaries, including its principal subsidiary PaineWebber Incorporated ("PWI"). All material intercompany balances and transactions have been eliminated. Certain reclassifications have been made to prior year amounts to conform to current year presentations. The consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States which require management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results could differ from those estimates.

  Financial Instruments Owned and Sold, Not Yet Purchased

Financial instruments used in the Company's trading activities, including derivative contracts held or issued for trading purposes, are recorded on a trade date basis at fair value or amounts approximating fair value. Fair value is generally based upon quoted market prices. If quoted market prices are not available, or if liquidating the Company's position is reasonably expected to impact market prices, fair value is determined based upon other relevant factors, including dealer price quotations, price activity of similar instruments and pricing models. Pricing models consider the time value and volatility factors underlying the financial instruments and other economic measurements.

Related revenues and expenses are recorded in the accounts on a trade date basis. Unrealized gains and losses from marking-to-market trading instruments daily are included in principal transactions revenues. Realized gains and losses on trading instruments and any related interest amounts are included in principal transactions revenues and interest revenues and expenses, respectively.

Equity and debt securities purchased in connection with the Company's principal investing activities, as well as investments in partnerships and other entities that invest in financial instruments, in which there are no available market quotations or may be otherwise restricted, are reported at cost or estimated net realizable value. Realized and unrealized gains and losses are included in principal transactions revenues.

  Derivative Financial Instruments

A derivative instrument is typically defined as a contractual agreement whose value is "derived" from an underlying asset, rate or index and includes products such as forwards, futures, swaps or option contracts and other financial instruments with similar characteristics. A derivative financial instrument also includes firm or standby commitments for the purchase of securities. The derivative definition does not include cash instruments whose values are derived from changes in the value of some asset or index, such as mortgage-backed securities and structured notes. Derivative contracts used by the Company generally represent future commitments to exchange interest payment streams based on the gross contract or notional amount or to purchase or sell financial instruments at specified terms and future dates.

In connection with the Company's market risk management and trading activities, the Company may enter into a derivative contract to manage the risk arising from other financial instruments or to take a

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

position based upon expected future market conditions. The Company also takes positions to facilitate client transactions.

A large portion of the Company's derivative financial instruments are "to be announced" mortgage securities requiring forward settlement. As a principal in the mortgage-backed securities business, the Company has outstanding forward purchase and sale agreements committing the Company to receive or deliver mortgage-backed securities. These forward contracts are generally short-term with maturity or settlement dates ranging from 30 to 90 days.

Derivative instruments held or issued for trading purposes are marked-to-market daily with the resulting unrealized gains and losses recorded on the Consolidated Statement of Financial Condition in financial instruments owned or financial instruments sold, not yet purchased, and the related profit or loss reflected in principal transactions revenues on the Consolidated Statement of Income. The fair value of an exchange-traded derivative, such as futures and certain option contracts, is determined by quoted market prices while the fair value of derivatives negotiated in over-the-counter markets are valued based upon dealer price quotations or pricing models which consider time value and the volatility of the underlying instruments, as well as other economic factors.

The Company also enters into interest rate swaps to modify the interest rate characteristics of its outstanding fixed rate debt. These agreements generally involve the exchange between the Company and its counterparties of amounts based on a fixed interest rate for amounts based on a variable interest rate over the life of the agreement without the exchange of the notional amount upon which the payments are based. The Company accounts for interest rate swap agreements used for hedging purposes on the accrual method. The difference to be paid or received on the swap agreements is accrued as an adjustment to interest expense as incurred. The related receivable from or payable to counterparties is reflected as an asset or liability, accordingly. The fair values of the swap agreements are not recognized in the financial statements. Any gains and losses on early terminations of swap agreements are deferred as an adjustment to the carrying amount of the debt and amortized as an adjustment to interest expense over the remaining term of the original contract life of the hedged item. In the event of the early extinguishment of debt, any unrealized gain or loss from the related swap would be recognized in income coincident with the extinguishment.

  Collateralized Securities Transactions

Securities purchased under agreements to resell ("resale agreements") and securities sold under agreements to repurchase ("repurchase agreements"), principally government and agency securities are, for accounting purposes, treated as financing transactions and are recorded at their contractual amounts, plus accrued interest. It is Company policy to obtain possession or control of securities, which have a fair value in excess of the original principal amount loaned, in order to collateralize resale agreements. The Company is required to provide securities to counterparties in order to collateralize repurchase agreements. The Company monitors the fair value of the securities purchased and sold under these agreements daily versus the related receivable or payable balances. Should the fair value of the securities purchased decline or the fair value of the securities sold increase, additional collateral is requested or excess collateral is returned when deemed appropriate to maintain contractual margin protection. When specific conditions are met, including the existence of a legally enforceable master netting agreement, balances related to resale agreements and repurchase agreements are netted by counterparty on the Consolidated Statements of Financial Condition.

Resale agreements and repurchase agreements for which the resale/repurchase date corresponds to the maturity date of the underlying securities are accounted for as purchases and sales, respectively.

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

Securities borrowed and securities loaned are recorded at the amount of cash collateral advanced or received in connection with the transaction. Securities borrowed transactions require the Company to deposit cash or other collateral with the lender. With respect to securities loaned, the Company receives collateral. The initial collateral advanced or received approximates or is greater than, the fair value of the securities borrowed or loaned. The Company monitors the fair value of the securities borrowed and loaned on a daily basis and requests additional collateral or returns excess collateral, as appropriate.

  Depreciation and Amortization

The Company depreciates office equipment using the straight-line method over estimated useful lives of three to ten years. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the remaining term of the lease.

The excess cost of acquired companies over the fair value of the net assets acquired is recorded as goodwill and is amortized on a straight-line basis over periods not exceeding 35 years.

  Income Taxes

The Company files a consolidated federal income tax return and uses the asset and liability method in providing for income tax expense. Under this method, deferred taxes are provided based upon the net tax effects of temporary differences between the book and tax bases of assets and liabilities.

  Translation of Foreign Currencies

Assets and liabilities denominated in foreign currencies are translated at year-end rates of exchange, and revenues and expenses are translated at average rates of exchange during the year. Gains and losses resulting from translation adjustments are accumulated as a separate component of comprehensive income within stockholders' equity. Gains or losses resulting from foreign currency transactions are included in net income.

  Stock-Based Compensation

The Company grants stock options to certain employees and non-employee directors with an exercise price equal to the fair market value of the stock at the date of grant. The Company accounts for stock option grants in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and, accordingly, recognizes no compensation expense related to such grants.

  Statement of Cash Flows

For purposes of the Consolidated Statements of Cash Flows, cash equivalents are defined as highly liquid investments not held for resale, with a maturity of three months or less when purchased. Total interest payments for the years ended December 31, 1999, 1998 and 1997 were $2,416,813, $2,893,428 and $2,486,500, respectively.

  Fair Value of Financial Instruments

Substantially all of the Company's financial instruments are carried at fair value or amounts approximating fair value. Assets, including cash and cash equivalents, cash and securities segregated for regulatory purposes, trading assets, resale agreements, securities borrowed, and certain receivables, are carried at fair value or contracted amounts which approximate fair value. Similarly, liabilities, including short-term borrowings, trading liabilities, repurchase agreements, securities loaned,

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

obligations to return securities received as collateral and certain payables, are carried at fair value or contracted amounts approximating fair value. Fair values of the Company's long-term borrowings and interest rate swaps used to hedge the Company's long-term borrowings are discussed in Note 4.

  Accounting Changes and Developments

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes revised accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity measure all derivative instruments at fair value and recognize such instruments as either assets or liabilities in the consolidated statements of financial condition. The accounting for changes in the fair value of a derivative instrument will depend on the intended use of the derivative as either a fair value hedge, a cash flow hedge or a foreign currency hedge. The effect of the changes in fair value of the derivatives and, in certain cases, the hedged items are to be reflected in either the consolidated statements of income or as a component of other comprehensive income, based upon the resulting designation. As issued, SFAS No. 133 was effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities-Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 137 defers the effective date of SFAS No. 133 for one year to fiscal years beginning after June 15, 2000. The Company has not yet determined the impact of this statement on the Company's Consolidated Financial Statements, taken as a whole.

NOTE 2 FINANCIAL INSTRUMENTS OWNED AND SOLD, NOT YET PURCHASED

At December 31, 1999 and 1998, financial instruments owned and financial instruments sold, not yet purchased, consisted of the following:

                                                            1999           1998
                                                         -----------    -----------
FINANCIAL INSTRUMENTS OWNED
U.S. government and agencies...........................  $ 5,864,331    $ 4,858,189
Mortgages and mortgage-backed..........................    9,012,415      8,861,944
Corporate debt.........................................    1,875,361      2,466,322
Commercial paper and other short-term debt.............    1,744,036      1,534,913
Equities and other.....................................    2,030,986      1,799,804
State and municipals...................................      617,701        500,179
                                                         -----------    -----------
                                                         $21,144,830    $20,021,351
                                                         ===========    ===========
FINANCIAL INSTRUMENTS SOLD, NOT YET PURCHASED
U.S. government and agencies...........................  $ 5,804,259    $ 4,031,254
Mortgages and mortgage-backed..........................      123,049         79,521
Corporate debt.........................................      785,890        837,099
Equities...............................................      348,485        215,991
State and municipals...................................       37,525         13,234
                                                         -----------    -----------
                                                         $ 7,099,208    $ 5,177,099
                                                         ===========    ===========

NOTE 3 SHORT-TERM BORROWINGS

The Company meets its short-term financing needs principally by obtaining bank loans on either a secured or unsecured basis; by issuing commercial paper and medium-term notes; by entering into

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

agreements to repurchase, whereby securities are sold with a commitment to repurchase at a future date; and through securities lending activity.

Short-term borrowings at December 31, 1999 and 1998 consisted of the following:

                                                               1999          1998
                                                            ----------    ----------
Commercial paper..........................................  $  763,909    $  457,973
Bank loans................................................     708,841       714,810
Medium-Term Notes.........................................     411,500       245,000
                                                            ----------    ----------
                                                            $1,884,250    $1,417,783
                                                            ==========    ==========

The interest rate on commercial paper fluctuates throughout the year. The weighted-average interest rates on commercial paper borrowings outstanding at December 31, 1999 and 1998 were 6.30 percent and 5.74 percent, respectively, and during 1999 and 1998 were 5.33 percent and 5.67 percent, respectively.

Bank loans generally bear interest at rates based on either the federal funds rate or the London Interbank Offered Rate ("LIBOR"). The weighted-average interest rates on bank loans outstanding at December 31, 1999 and 1998 were 5.53 percent and 5.57 percent, respectively, and during 1999 and 1998 were 5.88 percent and 5.72 percent, respectively.

The Company has a Multiple Currency Medium-Term Note Program under the terms of which the Company may offer for sale medium-term senior and subordinated notes (collectively, the "Medium-Term Notes") due from nine months to thirty years from date of issuance. The Medium-Term Notes may be either fixed or variable with respect to interest rates. At December 31, 1999, the Company had outstanding $276,500 and $135,000 of variable rate and fixed rate Medium-Term Notes, respectively, with maturities of less than one year from the date of issuance. At December 31, 1998, the Company had $245,000 of variable rate Medium-Term Notes with maturities of less than one year from the date of issuance. The weighted-average interest rates on these Medium-Term Notes outstanding at December 31, 1999 and 1998 were 6.26 percent and 5.46 percent, respectively, and during 1999 and 1998 were 5.43 percent and 5.78 percent, respectively.

The Company has a $1,200,000 committed unsecured senior revolving credit facility with a group of banks which expires in September 2000, with provisions for renewal through 2001. In addition, certain of the Company's subsidiaries have entered into a committed secured revolving credit facility which extends through August 2000. At December 31, 1999, this credit facility provided an aggregate of up to $1,000,000. Interest on borrowings under the terms of the revolving credit facilities is computed, at the option of the Company, at a rate based on LIBOR, a base rate or the federal funds rate. The Company pays a fee on the commitments. At December 31, 1999, there were no outstanding borrowings under these credit facilities.

NOTE 4 LONG-TERM BORROWINGS

Long-term borrowings at December 31, 1999 and 1998 consisted of the following:

                                                               1999          1998
                                                            ----------    ----------
Fixed Rate Notes due 2000--2014...........................  $2,757,851    $1,961,340
Fixed Rate Subordinated Notes due 2002....................     174,765       174,677
Medium-Term Senior Notes..................................   2,143,010     1,936,835
Medium-Term Subordinated Notes............................     148,200       182,950
                                                            ----------    ----------
                                                            $5,223,826    $4,255,802
                                                            ==========    ==========

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

The Company issued $525,000 of 6.38 percent senior notes due 2004 and $275,000 of 7.63 percent senior notes due 2009 on May 18, 1999 and December 1, 1999, respectively.

Interest rates on the fixed rate notes and the fixed rate subordinated notes outstanding at December 31, 1999 ranged from 6.38 percent to 9.25 percent. The weighted-average interest rates on these notes outstanding at December 31, 1999 and 1998 were 7.20 percent and 7.35 percent, respectively. Interest on the notes is payable semi-annually.

At December 31, 1999 and 1998, the Company had outstanding $1,422,210 and $1,267,135 of fixed rate Medium-Term Notes and $869,000 and $852,650 of variable rate Medium-Term Notes, respectively. The Medium-Term Notes outstanding at December 31, 1999 and 1998 had weighted-average interest rates of 6.76 percent and 6.48 percent, respectively.

At December 31, 1999, the total long-term borrowings of the Company had an average maturity of 4.96 years. The aggregate amount of principal repayment requirements on long-term borrowings for each of the five years subsequent to December 31, 1999, and the total amount due thereafter, was as follows:

2000........................................................  $  875,373
2001........................................................     357,500
2002........................................................     602,465
2003........................................................     706,837
2004........................................................     850,434
Thereafter..................................................   1,831,217
                                                              ----------
                                                              $5,223,826

The Company has entered into interest rate swap agreements which effectively convert substantially all of its fixed rate debt into floating rate debt. The floating interest rates are based on LIBOR and generally adjust semi-annually. The effective weighted-average interest rates on the long-term borrowings, after giving effect to the interest rate swap agreements, were 6.94 percent and 6.42 percent at December 31, 1999 and 1998, respectively. The interest rate swap agreements entered into have had the effect of reducing net interest expense on the Company's long-term borrowings by $22,593, $15,606 and $10,966 for the years ended December 31, 1999, 1998 and 1997, respectively. The notional amounts and maturities of the interest rate swap agreements outstanding at December 31, 1999 were as follows:

2000........................................................  $  747,000
2001........................................................     284,000
2002........................................................     279,500
2003........................................................     645,500
2004........................................................     690,200
Thereafter..................................................   1,559,810
                                                              ----------
                                                              $4,206,010

At December 31, 1999 and 1998, the fair values of long-term borrowings were $5,140,331 and $4,325,014, respectively, as compared to the carrying amounts of $5,223,826 and $4,255,802, respectively. The estimated fair value of long-term borrowings was based upon quoted market prices for the same or similar issues and pricing models. The fair values of the interest rate swaps were $127,097 payable and $113,226 receivable at December 31, 1999 and 1998, respectively. The fair value of interest rate swaps used to hedge the Company's long-term borrowings was based upon the amounts the Company would receive or pay to terminate the agreements, taking into account current

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

interest rates. The carrying amounts of the interest rate swap agreements included in the Company's Consolidated Statements of Financial Condition at December 31, 1999 and 1998 were net receivables of $12,075 and $8,827, respectively. See Notes 1 and 8 for a further discussion of interest rate swap agreements used for hedging purposes.

NOTE 5 PREFERRED STOCK

  Preferred Stock Issued by Paine Webber Group Inc.

The Company is authorized to issue up to 20,000,000 shares of preferred stock, in one or more series.

Redeemable Preferred Stock--In connection with the acquisition of certain net assets and specific businesses of Kidder, Peabody Group Inc. ("Kidder") in December 1994, the Company issued 2,500,000 shares of 20-year 9 percent Cumulative Redeemable Preferred Stock, Series C (the "Redeemable Preferred Stock"), with a stated value and liquidation preference of $100.00 per share. The Redeemable Preferred Stock was recorded at its fair value of $185,000 at the date of issuance, which was increased periodically by charges to retained earnings, using the interest method, so that the carrying amount would have equaled the redemption amount of $250,000 at the mandatory redemption date on December 15, 2014. The Redeemable Preferred Stock was redeemable at any time, in whole or in part, on or after December 16, 1999 at the option of the Company at a price of $100.00 per share, plus accrued and unpaid dividends.

At the earliest redemption date of December 16, 1999, the Company redeemed the Redeemable Preferred Stock which resulted in a charge to stockholders' equity equal to the difference between the carrying value and par value (unamortized discount) of $59,883. Dividends on the Redeemable Preferred Stock were cumulative and payable in quarterly installments. Holders of the Redeemable Preferred Stock had no voting rights, except in the event of certain dividend payment defaults.

  Preferred Stock Issued by Subsidiary Trusts

Company-Obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts holding solely Company Guaranteed Related Subordinated Debt--In December 1996, PWG Capital Trust I, a business trust formed under Delaware law and a wholly owned subsidiary of the Company, issued $195,000 (7,800,000 shares) of
8.30 percent Preferred Trust Securities to the public at $25.00 per security and $6,031 (241,238 securities) of 8.30 percent Common Trust Securities to the Company at $25.00 per security. In March 1997, PWG Capital Trust II, a business trust formed under Delaware law and a wholly owned subsidiary of the Company, issued $198,750 (7,950,000 securities) of 8.08 percent Preferred Trust Securities to the public at $25.00 per security and $6,147 (245,877 securities) of 8.08 percent Common Trust Securities to the Company at $25.00 per security. The 8.30 percent Preferred Trust Securities and the 8.08 percent Preferred Trust Securities (collectively, the "Preferred Trust Securities") have a stated liquidation amount of $25.00 per share.

PWG Capital Trust I and PWG Capital Trust II (collectively, the "Trusts") exist for the sole purpose of issuing the Preferred Trust Securities and common securities and investing the proceeds in an equivalent amount of junior subordinated debentures of the Company. The sole assets of PWG Capital Trust I at December 31, 1999 were $201,031 of 8.30 percent Junior Subordinated Debentures due December 1, 2036 issued by the Company. The sole assets of PWG Capital Trust II at December 31, 1999 were $204,897 of 8.08 percent Junior Subordinated Debentures due March 1, 2037 issued by the Company. The 8.30 percent Junior Subordinated Debentures and the 8.08 percent Junior Subordinated Debentures (collectively, the "Junior Subordinated Debentures") held by the Trusts are redeemable by the Company, in whole or in part, on or after December 1, 2001 and March 1, 2002, respectively. If the Company redeems Junior Subordinated Debentures, the Trust must redeem Preferred Trust

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

Securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of Junior Subordinated Debentures.

The Company guarantees payment to the holders of the Preferred Trust Securities, on a subordinated basis, to the extent the Company has made principal and interest payments on the Junior Subordinated Debentures. This guarantee, together with the Company's obligations under the Junior Subordinated Debentures, provides a full and unconditional guarantee on a subordinated basis of amounts due on the Preferred Trust Securities. Dividends on the Preferred Trust Securities are cumulative, payable monthly in arrears, and are deferrable at the Company's option for periods not to exceed sixty consecutive months. The Company generally cannot pay dividends on its preferred and common stocks during such deferments. Dividends on the Preferred Trust Securities have been classified as minority interest in the Company's Consolidated Statements of Income.

NOTE 6 COMMON STOCK

In accordance with the repurchase programs, the Company had available to repurchase at December 31, 1999 a maximum of 18,681,999 shares of its common stock. Subsequent to December 31, 1999, the Company's Board of Directors increased the number of shares of common stock authorized for repurchase by 18,000,000.

NOTE 7 CAPITAL REQUIREMENTS

PWI, a registered broker-dealer, is subject to the Securities and Exchange Commission ("SEC") Uniform Net Capital Rule and New York Stock Exchange ("NYSE") Growth and Business Reduction capital requirements. Under the method of computing capital requirements adopted by PWI, minimum net capital shall not be less than 2 percent of combined aggregate debit items arising from client transactions, plus excess margin collected on securities purchased under agreements to resell, as defined. A reduction of business is required if net capital is less than 4 percent of such aggregate debit items. Business may not be expanded if net capital is less than 5 percent of such aggregate debit items. As of December 31, 1999, PWI's net capital of $892,165 was 7.5 percent of December 29, 1999 aggregate debit items and its net capital in excess of the minimum required was $649,034.

Advances, dividend payments and other equity distributions by PWI and other regulated subsidiaries are restricted by the regulations of the SEC, NYSE, and international securities and banking agencies, as well as by covenants in various loan agreements. At December 31, 1999, the equity of PWG's subsidiaries totaled approximately $2,900,000. Of this amount, approximately $453,000 was not available for payment of cash dividends and advances to PWG.

Under the terms of certain credit agreements, PWG is subject to dividend payment restrictions and minimum net worth and net capital requirements. At December 31, 1999, these restrictions did not affect PWG's ability to pay dividends to its shareholders.

NOTE 8 FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

  Held or Issued for Trading Purposes

Set forth below are the gross contract or notional amounts of the Company's outstanding off-balance-sheet derivative and other financial instruments held or issued for trading purposes. These amounts are not reflected in the Consolidated Statements of Financial Condition and are indicative only of the volume of activity at December 31, 1999 and 1998. They do not represent amounts subject to market risks, and in many cases, limit the Company's overall exposure to market losses by hedging other on-and off-balance-sheet transactions.

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

NOTIONAL OR CONTRACT AMOUNT AT         DECEMBER 31, 1999             DECEMBER 31, 1998
------------------------------     --------------------------    --------------------------
                                    PURCHASES        SALES        PURCHASES        SALES
                                   -----------    -----------    -----------    -----------
Mortgage-backed forward contracts
  and options written and
  purchased......................  $14,417,186    $17,540,786    $30,296,601    $35,558,370
Foreign currency forward
  contracts, futures contracts,
  and options written and
  purchased......................    1,380,925      1,373,981      2,709,421      2,628,824
Equity securities contracts
  including stock index futures,
  forwards, and options written
  and purchased..................      144,034        239,682        156,519        332,248
Other fixed income securities
  contracts including futures,
  forwards, and options written
  and purchased..................    3,557,193      5,538,887      3,890,619      4,336,300
Interest rate swaps and caps.....    1,688,762        419,989      1,292,620        282,546

Set forth below are the fair values of derivative financial instruments held or issued for trading purposes as of December 31, 1999 and 1998. The fair value amounts are netted by counterparty when specific conditions are met.

FAIR VALUE AT                                       DECEMBER 31, 1999         DECEMBER 31, 1998
-------------                                    -----------------------    ----------------------
                                                  ASSETS     LIABILITIES    ASSETS     LIABILITIES
                                                 --------    -----------    -------    -----------
Mortgage-backed forward contracts and options
  written and purchased........................  $159,228     $114,838      $85,995      $76,315
Foreign currency forward contracts, futures
  contracts, and options written and
  purchased....................................    20,274       20,158       31,622       31,726
Equity securities contracts including stock
  index futures, forwards, and options written
  and purchased................................   152,024       48,835       26,806       46,606
Other fixed income securities contracts
  including futures, forwards, and options
  written and purchased........................    29,584       20,177       12,183       55,015
Interest rate swaps and caps...................    31,569       11,087       34,749        8,096

Set forth below are the average fair values of derivative financial instruments held or issued for trading purposes during the years ended December 31, 1999 and 1998. The average fair value is based on the average of the month-end balances during the year.

AVERAGE FAIR VALUE FOR THE YEARS ENDED           DECEMBER 31, 1999          DECEMBER 31, 1998
--------------------------------------        -----------------------    -----------------------
                                               ASSETS     LIABILITIES     ASSETS     LIABILITIES
                                              --------    -----------    --------    -----------
Mortgage-backed forward contracts and
  options written and purchased.............  $171,113     $163,954      $158,215     $146,522
Foreign currency forward contracts, futures
  contracts, and options written and
  purchased.................................    22,549       22,377        46,222       45,895
Equity securities contracts including stock
  index futures, forwards, and options
  written and purchased.....................    63,624       40,321        20,836       42,995
Other fixed income securities contracts
  including futures, forwards, and options
  written and purchased.....................    11,932       49,800        16,547       41,786
Interest rate swaps and caps................    18,593        6,754        13,423       40,760

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

The Company also sells securities, at predetermined prices, which have not yet been purchased. The Company is exposed to market risk since to satisfy the obligation, the Company must acquire the securities at market prices, which may exceed the values reflected on the Consolidated Statements of Financial Condition.

The off-balance-sheet derivative trading transactions are generally short-term. At December 31, 1999, substantially all of the off-balance-sheet trading-related derivative and other financial instruments had remaining maturities of less than one year.

The Company's risk of loss in the event of counterparty default is limited to the current fair value or replacement cost on contracts in which the Company has recorded an unrealized gain. These amounts are reflected as assets on the Company's Consolidated Statements of Financial Condition and amounted to $392,679 and $191,355 at December 31, 1999 and 1998, respectively. Options written do not expose the Company to credit risk since they do not obligate the counterparty to perform. Transactions in futures contracts are conducted through regulated exchanges which have margin requirements, and are settled in cash on a daily basis, thereby minimizing credit risk. See Note 1 for a further discussion of derivative financial instruments.

The following table summarizes the Company's principal transactions revenues by business activity for the years ended December 31, 1999 and 1998. Principal transactions revenues include realized and unrealized gains and losses on trading positions and principal investing activities, including hedges. In assessing the profitability of its trading activities, the Company views net interest and principal transactions revenues in the aggregate.

YEARS ENDED DECEMBER 31,                                         1999         1998
------------------------                                      ----------    --------
Taxable fixed income (includes futures, forwards, options
  contracts and other securities)...........................  $  501,819    $451,668
Equities (includes stock index futures, forwards and options
  contracts)................................................     446,168     279,720
Municipals (includes futures and options contracts).........     162,093     137,419
                                                              ----------    --------
                                                              $1,110,080    $868,807
                                                              ==========    ========

  Held or Issued for Purposes other than Trading

The Company enters into interest rate swap agreements to manage the interest rate characteristics of its assets and liabilities. As of December 31, 1999 and 1998, the Company had outstanding interest rate swap agreements with commercial banks with notional amounts of $4,206,010 and $3,096,985, respectively. These agreements effectively converted substantially all of the Company's fixed rate debt at December 31, 1999 into floating rate debt. The Company had no deferred gains or losses related to terminated swap agreements on the Company's long-term borrowings at December 31, 1999 and 1998. The Company is subject to market risk as interest rates fluctuate. The interest rate swaps contain credit risk to the extent the Company is in a receivable or gain position and the counterparty defaults. However, the counterparties to the agreements generally are large financial institutions, and the Company has not experienced defaults in the past, and management does not anticipate any counterparty defaults in the foreseeable future. See Notes 1 and 4 for further discussion of interest rate swap agreements used for hedging purposes.

NOTE 9 RISK MANAGEMENT

Transactions involving derivative and non-derivative financial instruments involve varying degrees of both market and credit risk. The Company monitors its exposure to market and credit risk on a daily

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

basis and through a variety of financial, security position and credit exposure reporting and control procedures.

  Market Risk

Market risk is the potential change in value of the financial instrument caused by unfavorable changes in interest rates, equity prices and foreign currency exchange rates. The Company has a variety of methods to monitor its market risk profile. The senior management of each business group is responsible for reviewing trading positions, exposures, profits and losses, and trading strategies. The Company also has an independent risk management group which reviews the Company's risk profile and aids in setting and monitoring risk management policies of the Company, including monitoring adherence to the established limits, performing market risk modeling, and reviewing trading positions and hedging strategies. The Asset/Liability Management Committee, comprised of senior corporate and business group managers, is responsible for establishing trading position and exposure limits.

Market risk modeling is based on estimating loss exposure through sensitivity testing. These results are compared to established limits, and exceptions are subject to review and approval by senior management. Other market risk control procedures include monitoring inventory agings, reviewing traders' marks, and holding regular meetings between the senior management of the business groups and the risk management group.

  Credit Risk in Proprietary Transactions

Counterparties to the Company's proprietary trading, hedging, financing and arbitrage activities are primarily financial institutions, including banks, brokers and dealers, investment funds, and insurance companies. Credit losses could arise should counterparties fail to perform and the value of any collateral proves inadequate. The Company manages credit risk by monitoring net exposure to individual counterparties on a daily basis, monitoring credit limits and requiring additional collateral where appropriate.

Derivative credit exposures are calculated, aggregated and compared to established limits by the credit department. Credit reserve requirements are determined by senior management in conjunction with the Company's continuous credit monitoring procedures. Historically, reserve requirements arising from instruments with off-balance-sheet risk have not been material.

Receivables and payables with brokers and dealers, agreements to resell and repurchase securities, and securities borrowed and loaned are generally collateralized by cash, government and agency securities, and letters of credit. The market value of the initial collateral received approximates or is greater than the contract value. Additional collateral is requested when considered necessary. The Company may pledge clients' margined securities as collateral in support of securities loaned and bank loans, as well as to satisfy margin requirements at clearing organizations. The amounts loaned or pledged are limited to the extent permitted by applicable margin regulations. Should the counterparty fail to return the clients' securities, the Company may be required to replace them at prevailing market prices. At December 31, 1999, the market value of client securities loaned to other brokers approximated the amounts due or collateral obtained.

  Credit Risk in Client Activities

Client transactions are entered on either a cash or margin basis. In a margin transaction, the Company extends credit to a client for the purchase of securities, using the securities purchased and/or other securities in the client's account as collateral for amounts loaned. Receivables from customers are substantially collateralized by customer securities. Amounts loaned are limited by margin regulations of

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

the Federal Reserve Board and other regulatory authorities and are subject to the Company's credit review and daily monitoring procedures. Market declines could, however, reduce the value of any collateral below the principal amount loaned, plus accrued interest, before the collateral can be sold.

Client transactions include positions in commodities and financial futures, trading liabilities, and written options. The risk to the Company's clients in these transactions can be substantial, principally due to price volatility which can reduce the clients' ability to meet their obligations. Margin deposit requirements pertaining to commodity futures and exchange-traded options transactions are generally lower than those for exchange-traded securities. To the extent clients are unable to meet their commitments to the Company and margin deposits are insufficient to cover outstanding liabilities, the Company may take market action and credit losses could be realized.

Client trades are recorded on a settlement date basis. Should either the client or broker fail to perform, the Company may be required to complete the transaction at prevailing market prices. Trades pending at December 31, 1999 were settled without material adverse effect on the Company's consolidated financial statements, taken as a whole.

  Concentrations of Credit Risk

Concentrations of credit risk that arise from financial instruments (whether on-or off-balance-sheet) exist for groups of counterparties when they have similar economic characteristics that would cause their ability to meet obligations to be similarly affected by economic, industry or geographic factors. As a major securities firm, the Company engages in underwriting and other financing activities with a broad range of clients, including other financial institutions, municipalities, governments, financing companies, and commercial real estate investors and operators. These activities could result in concentrations of credit risk with a particular counterparty, or group of counterparties operating in a particular geographic area or engaged in business in a particular industry. The Company seeks to control its credit risk and the potential for risk concentration through a variety of reporting and control procedures described above.

The Company's most significant industry concentration, which arises within its normal course of business activities, is financial institutions including banks, brokers and dealers, investment funds, and insurance companies.

NOTE 10 COMMITMENTS AND CONTINGENCIES

  Leases

The Company leases office space and equipment under noncancelable operating lease agreements which expire at various dates through 2015. As of December 31, 1999, the aggregate minimum future rental payments required by operating leases with initial or remaining lease terms exceeding one year were as follows:

2000..................................................    $  166,168
2001..................................................       155,240
2002..................................................       146,857
2003..................................................       142,583
2004..................................................       136,963
Thereafter............................................       897,467
                                                          ----------
                                                          $1,645,278
                                                          ==========

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

Rentals are subject to periodic escalation charges and do not include amounts payable for insurance, taxes and maintenance. In addition, minimum payments have not been reduced by future minimum sublease rental income of $7,859.

For the years ended December 31, 1999, 1998 and 1997, rent expense under operating leases was $183,967, $168,417 and $160,973, respectively.

  Other Commitments and Contingencies

At December 31, 1999 and 1998, the Company was contingently liable under unsecured letters of credit totaling $139,156 and $159,647, respectively, which approximated fair value. At December 31, 1999, certain of the Company's subsidiaries were contingently liable as issuer of approximately $45,000 of notes payable to managing general partners of various limited partnerships pursuant to certain partnership agreements. In addition, as part of the 1995 limited partnership settlements, the Company has agreed, under certain circumstances, to provide to class members additional consideration including assignment of fees the Company is entitled to receive from certain partnerships. In the opinion of management, these contingencies will not have a material adverse effect on the Company's consolidated financial statements, taken as a whole.

In meeting the financing needs of certain of its clients, the Company may also issue standby letters of credit which are fully collateralized by customer margin securities. At December 31, 1999, the Company had outstanding $101,400 of such standby letters of credit. At December 31, 1999 and 1998, securities with a fair value of $2,536,073 and $2,008,145, respectively, had been loaned or pledged as collateral for securities borrowed of approximately equal fair value.

In the normal course of business, the Company enters into when-issued transactions, underwriting and other commitments. Also, at December 31, 1999, the Company had commitments of $858,122, consisting of secured credit lines to real estate operators, mortgage and asset-backed originators, and other commitments to investment partnerships. Settlement of these transactions at December 31, 1999 would not have had a material impact on the Company's consolidated financial statements, taken as a whole.

The Company has been named as a defendant in numerous legal actions in the ordinary course of business. While the outcome of such matters cannot be predicted with certainty, in the opinion of management of the Company, after consultation with various counsel handling such matters, these actions will be resolved with no material adverse effect on the Company's consolidated financial statements, taken as a whole.

NOTE 11 EMPLOYEE INCENTIVE AWARDS

The Company's various Stock Option and Award Plans (the "Plans") provide for the granting to officers and other key employees nonqualified stock options, restricted stock awards, stock appreciation rights, restricted stock units, stock purchase rights, performance units and other stock based awards. At December 31, 1999 and 1998, there were 10,597,664 and 9,502,661 shares, respectively, available for future stock option, common stock and restricted stock awards under these plans. The Company had no stock appreciation rights, performance units or stock purchase rights outstanding at December 31, 1999.

  Nonqualified Stock Options

Officers and other key employees are granted nonqualified stock options to purchase shares of common stock at a price not less than the fair market value of the stock on the date the option is granted. Options for the Company's common stock have also been granted to limited partnerships, in

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

which key employees of the Company are limited partners, and to non-employee directors. Options are exercisable in ratable installments or otherwise, generally over a period of one to five years from the date of grant. The rights generally expire within seven to ten years after the date of grant.

Beginning in January 1999, the Company established the Equity Plus Program which allows eligible employees to purchase shares of the Company's common stock at a price equal to fair market value on the purchase date and receive stock options based upon the number of shares purchased under the Program. The maximum number of shares an employee can purchase is 1,000 per year. The nonqualified stock options have a price equal to the fair market value of the stock on the date the option is granted. Shares purchased under the Equity Plus Program are restricted from resale for two years from the time of purchase, and the options that are granted under the Equity Plus Program have a three year vesting requirement and expire seven years after the date of grant. The number of common shares authorized for purchase by eligible employees is 3,000,000 per annum. During 1999, employees of the Company purchased 1,484,983 shares under the Equity Plus Program and received 3,005,209 options.

The activity during the years ended December 31, 1997, 1998 and 1999 is set forth below. In January 2000, eligible participants were granted nonqualified stock options for 1,822,500 shares which are not included in the table below.

                                                NUMBER OF     EXERCISE PRICE    WEIGHTED-AVERAGE
                                                  SHARES        PER SHARE        EXERCISE PRICE
                                                ----------    --------------    ----------------
Options outstanding at December 31, 1996
  (6,351,551 exercisable).....................  26,330,606    $ 4.37 - 17.71         $11.80
Granted.......................................   7,726,325     18.50 - 34.22          27.58
Exercised.....................................  (4,964,542)     4.37 - 14.08          10.60
Terminated....................................    (928,594)     4.37 - 22.50          13.89
                                                ----------    --------------         ------
Options outstanding at December 31, 1997
  (6,062,722 exercisable).....................  28,163,795    $ 4.43 - 34.22         $16.27
Granted.......................................   5,865,220     30.69 - 42.63          36.19
Exercised.....................................  (2,953,503)     4.43 - 34.22          10.48
Terminated....................................    (826,541)     4.93 - 34.22          22.06
                                                ----------    --------------         ------
Options outstanding at December 31, 1998
  (8,712,066 exercisable)                       30,248,971    $ 4.93 - 42.63         $20.54
Granted.......................................   3,594,777     35.78 - 48.03          39.70
Exercised.....................................  (2,329,596)     4.93 - 36.78          11.43
Terminated....................................    (861,589)     6.69 - 46.66          27.30
                                                ----------    --------------         ------
Options outstanding at December 31, 1999
  (13,072,821 exercisable)....................  30,652,563    $ 5.00 - 48.03         $23.29
                                                ==========    ==============         ======

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

The following table summarizes information about stock options outstanding at December 31, 1999:

                                 OPTIONS OUTSTANDING
                               ------------------------     OPTIONS EXERCISABLE
                                            WEIGHTED-     -----------------------
                               WEIGHTED-     AVERAGE                    WEIGHTED-
   RANGE OF       NUMBER OF     AVERAGE     REMAINING      NUMBER OF     AVERAGE
EXERCISE PRICES    SHARES      EXERCISE    CONTRACTUAL      SHARES      EXERCISE
   PER SHARE     OUTSTANDING     PRICE     LIFE (YEARS)   EXERCISABLE     PRICE
---------------  -----------   ---------   ------------   -----------   ---------
$ 5.00 - 13.00    7,228,012     $10.76         4.2         7,228,012     $10.76
 13.01 - 21.00    9,795,481      15.15         4.7         5,832,343      14.54
 21.01 - 29.00      789,750      22.47         4.3                --         --
 29.01 - 37.00    7,481,268      34.68         5.2            11,346      34.41
 37.01 - 48.03    5,358,052      39.28         6.2             1,120      44.89
$ 5.00 - 48.03   30,652,563     $23.29         5.0        13,072,821     $12.47

The Company accounts for stock option grants in accordance with APB Opinion No.
25. Accordingly, no compensation cost has been recognized for its stock option grants. Pro forma information regarding net income and earnings per share is required under SFAS No. 123 and has been determined as if the Company had accounted for all post 1994 stock option grants based on the fair value method. The pro forma information presented below is not representative of the effect stock options will have on pro forma net income or earnings per share for future years.

The fair value of each option grant was estimated at the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions for 1999, 1998 and 1997, respectively: dividend yields of 1.1 percent, 1.2 percent and 1.7 percent; expected lives of 4.0 years, 3.8 years, and 3.8 years; risk-free interest rates of 5.5 percent, 5.0 percent and 6.2 percent; and expected volatility of 38 percent, 35 percent and 33 percent. The weighted-average fair values of options granted during 1999, 1998 and 1997 were $13.64, $11.15 and $8.52, respectively.

For purposes of the pro forma information, the fair values of the 1999, 1998 and 1997 stock option grants are amortized over the vesting period. The pro forma information for the years ended 1999, 1998 and 1997 was as follows:

YEARS ENDED DECEMBER 31,                             1999        1998        1997
------------------------                           --------    --------    --------
NET INCOME
  As reported....................................  $628,599    $433,555    $415,449
  Pro forma......................................  $592,684    $406,967    $397,131
EARNINGS PER COMMON SHARE
Basic
  As reported....................................  $   3.77(1) $   2.91    $   2.84
  Pro forma......................................  $   3.52(1) $   2.72    $   2.70
Diluted
  As reported....................................  $   3.56(1) $   2.72    $   2.56
  Pro forma......................................  $   3.33(1) $   2.55    $   2.44

------------
(1) Reflects the effect of the unamortized discount of $59,883 charged to stockholders' equity resulting from the redemption of preferred stock on December 16, 1999.

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

  Restricted Stock Awards

Restricted stock awards are granted to key employees, whereby shares of the Company's common stock are awarded in the name of the employee, who has all rights of a stockholder, subject to certain sale and transfer restrictions. The awards generally contain restrictions on sales and transfers ranging from one to three years. The restricted stock awards are subject to forfeiture if the employee terminates prior to the prescribed restriction period.

During the years ended December 31, 1999, 1998 and 1997, the Company awarded 3,498,900, 2,357,604 and 2,174,502 shares, respectively, of restricted stock, net of forfeitures. Restricted stock awards are expensed in the service year to which the grant relates at the value of the stock on grant date. The charge to compensation expense, net of forfeitures, amounted to $136,362, $88,966 and $87,803 in the years ended December 31, 1999, 1998 and 1997, respectively.

  Other Deferred Compensation Awards

Eligible employees in the Company's Private Client Group participate in the PaineWebber PartnerPlus Plan (the "PartnerPlus Plan"), a nonqualified deferred compensation plan. Under the PartnerPlus Plan, the Company makes annual contributions and the employee may elect to make voluntary pre-tax contributions, subject to a maximum percent of the Company contribution. The Company and employee contributions earn tax-deferred interest for ten years. Company contributions made beginning January 1, 1999 and the interest thereon generally vest 20 percent per year beginning the sixth year from the date of contribution, through year ten. Company contributions made prior to January 1, 1999, vest after four years, and the related interest vests after ten years from the date of contribution. Voluntary contributions vest immediately and the interest thereon vests on the same terms as interest on Company contributions. The Company expenses these costs over the service period.

NOTE 12 EMPLOYEE BENEFIT PLANS

  Defined Benefit Pension Plan

In 1998, the Company adopted SFAS No. 132 "Employers' Disclosure about Pension and Other Postretirement Benefits" which revised and standardized disclosure requirements. Prior year disclosures have been restated to comply with SFAS No. 132.

The Company has a non-contributory defined benefit pension plan (the "Plan"), which provides benefits to eligible employees. As of December 31, 1998, the Company amended its Plan to freeze future accruals except as related to employees meeting certain age and years of service eligibility requirements. Pension expense for the years ended 1999, 1998 and 1997 for the Plan included the following components:

YEARS ENDED DECEMBER 31,                               1999        1998       1997
------------------------                             --------    --------    -------
Service cost.......................................  $ 15,900    $ 23,729    $19,373
Interest cost......................................    27,860      27,016     23,576
Expected return on Plan assets.....................   (35,394)    (37,085)   (28,991)
Amortization of transition asset...................      (840)       (840)      (840)
Amortization of prior service cost.................        --       1,742      2,037
Recognized actuarial loss..........................     2,748       6,289      5,783
                                                     --------    --------    -------
Net periodic pension cost..........................  $ 10,274    $ 20,851    $20,938
                                                     ========    ========    =======

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

The following table provides a reconciliation of the Plan's benefit obligation and fair value of Plan assets, as well as a summarization of the Plan's funded status and prepaid pension asset which is included in other assets on the Company's Consolidated Statements of Financial Condition at December 31, 1999 and 1998:

                                                                1999        1998
                                                              --------    --------
Change in Benefit Obligation:
  Benefit obligation at beginning of year...................  $406,458    $394,583
     Service cost...........................................    15,900      23,729
     Interest cost..........................................    27,860      27,016
     Actuarial gain.........................................   (49,113)     (3,731)
     Effect of curtailment..................................        --     (18,003)
     Benefits paid..........................................   (20,597)    (17,136)
                                                              --------    --------
  Benefit obligation at end of year.........................   380,508     406,458
                                                              --------    --------
Change in Plan Assets:
  Fair value of Plan assets at beginning of year............   424,874     399,010
     Actual return on assets................................    25,453      33,000
     Employer contribution..................................        --      10,000
     Benefits paid..........................................   (20,597)    (17,136)
                                                              --------    --------
  Fair value of Plan assets at end of year..................   429,730     424,874
                                                              --------    --------
Funded status...............................................    49,222      18,416
Unrecognized transition asset...............................    (2,005)     (2,845)
Unrecognized net loss.......................................    21,212      63,132
                                                              --------    --------
Prepaid pension asset at year-end...........................  $ 68,429    $ 78,703
                                                              ========    ========

The benefit obligation for the Plan was determined using an assumed discount rate of 8.0 percent for 1999 and 7.0 percent for 1998, and an assumed rate of compensation increase of 4 percent for 1999 and 5 percent for 1998. The weighted-average assumed rate of return on Plan assets was 8.5 percent for 1999 and 9.5 percent for 1998 and 1997. The Company's funding policy is to contribute to the Plan amounts that can be deducted for federal income tax purposes. Plan assets consist primarily of equity securities and U.S. government and agency obligations.

  Defined Contribution Pension Plan

Effective January 1, 1999, the Company established the PaineWebber 401(k) Plus Plan (the "Plus Plan") which was developed for eligible employees of the Company to modify the PaineWebber Savings Investment Plan and replace the benefits that employees would have accrued under the frozen defined benefit pension plan. The Plus Plan is a defined contribution pension plan that includes two retirement benefit features: an employee savings investment plan (401(k)) and an annual retirement contribution that the Company will make to the Plus Plan on the employee's behalf. Employee contributions vest immediately while Company contributions are subject to certain vesting provisions.

Under the new Plus Plan, a portion of the employee's 401(k) contributions are matched by the Company on a graduated scale based on the Company's pre-tax earnings. The provision for Company contributions for amounts contributed or to be contributed in cash and/or stock of the Company to the 401(k) and invested in the PaineWebber Common Stock Fund amounted to approximately $22,900, $14,100 and $13,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

The annual retirement contribution feature provides a Company contribution equal to a percentage based on the employee's eligible compensation and the employee's number of years of service with the Company. The provision for the Company's annual retirement contribution to be contributed in cash for the year ended December 31, 1999 is $24,300.

  Other Benefit Plans

The Company also provides certain life insurance and healthcare benefits to employees. The costs of such benefits for the years ended December 31, 1999, 1998 and 1997 were $72,500, $57,600 and $55,400, respectively.

NOTE 13 INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. For financial reporting purposes, net deferred tax assets are included in other assets in the Consolidated Statements of Financial Condition. Deferred tax assets are reflected without reduction for a valuation allowance. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1999, 1998 and 1997 were as follows:

                                                     1999        1998        1997
                                                   --------    --------    --------
DEFERRED TAX ASSETS
Employee benefits................................  $395,326    $276,367    $229,449
Accelerated income and deferred deductions.......   117,978      92,724      91,263
Acquired tax benefits............................       730      25,472      46,000
Other............................................    29,509      20,554      23,627
                                                   --------    --------    --------
  Total deferred tax assets......................   543,543     415,117     390,339
                                                   --------    --------    --------
DEFERRED TAX LIABILITIES
Tax over book depreciation.......................     8,947       6,792      16,450
Accelerated deductions and deferred income.......    70,076      41,414      36,753
Safe harbor leases...............................     3,198       4,385       5,282
Valuation of trading assets and investments......    70,412      45,662      57,781
Other............................................     3,203       3,254       3,581
                                                   --------    --------    --------
  Total deferred tax liabilities.................   155,836     101,507     119,847
                                                   --------    --------    --------
Net deferred tax asset...........................  $387,707    $313,610    $270,492
                                                   ========    ========    ========

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

The significant components of the provision for income taxes for the years ended December 31, 1999, 1998 and 1997 were as follows:

YEARS ENDED DECEMBER 31,                             1999        1998        1997
------------------------                           --------    --------    --------
CURRENT
Federal..........................................  $360,596    $262,733    $235,349
State............................................    45,970      14,501      56,476
Foreign..........................................    41,490      15,092      10,735
                                                   --------    --------    --------
  Total current..................................   448,056     292,326     302,560
                                                   --------    --------    --------
DEFERRED
Federal..........................................   (67,871)    (59,732)    (56,373)
State............................................    (7,298)     14,562     (17,348)
Foreign..........................................     1,072       2,052        (213)
                                                   --------    --------    --------
  Total deferred.................................   (74,097)    (43,118)    (73,934)
                                                   --------    --------    --------
                                                   $373,959    $249,208    $228,626
                                                   ========    ========    ========

The reconciliation of income taxes, computed at the statutory federal rate, to the provision for income taxes recorded for the years ended December 31, 1999, 1998 and 1997, was as follows:

                                 1999                1998                1997
                           ----------------    ----------------    ----------------
YEARS ENDED DECEMBER 31,    AMOUNT      %       AMOUNT      %       AMOUNT      %
------------------------   --------    ----    --------    ----    --------    ----
Tax at statutory federal
  rate...................  $362,181    35.0    $250,252    35.0    $235,587    35.0
State and local income
  taxes, net of federal
  tax benefit............    25,137     2.4      18,891     2.6      25,433     3.8
Foreign rate
  differential...........    (3,709)   (0.4)        902     0.1      (1,926)   (0.3)
Nontaxable dividends and
  interest...............    (6,657)   (0.6)     (6,264)   (0.8)     (6,936)   (1.0)
Nondeductible expenses...     6,757     0.7       3,261     0.5       3,251     0.5
Minority interest........   (11,285)   (1.1)    (11,285)   (1.6)    (10,161)   (1.5)
Other, net...............     1,535     0.1      (6,549)   (0.9)    (16,622)   (2.5)
                           --------    ----    --------    ----    --------    ----
                           $373,959    36.1    $249,208    34.9    $228,626    34.0
                           ========    ====    ========    ====    ========    ====

Income taxes paid for the years ended December 31, 1999, 1998 and 1997 were $379,194, $236,597 and $278,553, respectively.

Undistributed earnings of the Company's foreign subsidiaries are considered to be permanently reinvested and, accordingly, no provision for U.S. income taxes is required on such earnings. As of December 31, 1999, such earnings were estimated to be $293,000. The estimated U.S. income taxes that would be payable upon the repatriation of such earnings were not material.

NOTE 14 EARNINGS PER COMMON SHARE

Earnings per common share are computed in accordance with SFAS No. 128, "Earnings Per Share." Basic earnings per share excludes the dilutive effects of options and convertible securities and is calculated by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects all potentially dilutive securities.

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

Set forth below is the reconciliation of net income applicable to common shares and weighted-average common and common equivalent shares of the basic and diluted earnings per share computations:

YEARS ENDED DECEMBER 31,                   1999            1998            1997
------------------------               ------------    ------------    ------------
NUMERATOR
Net income...........................  $    628,599    $    433,555    $    415,449
  Preferred stock dividends..........       (22,802)        (23,647)        (29,513)
  Unamortized discount charged to
     equity on redemption of
     preferred stock.................       (59,883)             --              --
                                       ------------    ------------    ------------
Net income applicable to common
  shares for basic earnings per
  share..............................       545,914         409,908         385,936
                                       ------------    ------------    ------------
Effect of dilutive securities:
  Preferred stock dividends..........            --              --           6,000
  Interest savings on convertible
     debentures......................            --             279           1,030
                                       ------------    ------------    ------------
                                                 --             279           7,030
                                       ------------    ------------    ------------
Net income applicable to common
  shares for diluted earnings per
  share..............................  $    545,914    $    410,187    $    392,966
                                       ------------    ------------    ------------
DENOMINATOR
Weighted-average common shares for
  basic earnings per share...........   144,931,042     140,863,761     135,943,063
Weighted-average effect of dilutive
  securities:
  Employee stock options and
     awards..........................     8,283,402       8,870,423       7,759,013
  Convertible debentures.............            --         877,241       1,984,328
     6% Convertible Preferred
       Stock.........................            --              --     7,661,580(1)
                                       ------------    ------------    ------------
Dilutive potential common shares.....     8,283,402       9,747,664      17,404,921
Weighted-average common and common
  equivalent shares for diluted
  earnings per share.................   153,214,444     150,611,425     153,347,984
                                       ------------    ------------    ------------
EARNINGS PER COMMON SHARE
Basic................................  $     3.77(2)   $       2.91    $       2.84
Diluted..............................  $     3.56(2)   $       2.72    $       2.56
                                       ============    ============    ============

------------
(1) The 6% Convertible Preferred Stock was converted into 8,273,600 common shares on December 4, 1997.

(2) Reflects the effect of the unamortized discount of $59,883 charged to stockholders' equity resulting from the redemption of preferred stock on December 16,1999.

NOTE 15 SEGMENT REPORTING DATA

In 1998, the Company adopted SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information." The Company offers a wide variety of products and services, primarily those of a full service broker-dealer to a domestic market, through its two operating segments: Individual and Institutional. The Individual segment offers brokerage services and products (such as the purchase and sale of securities, insurance annuity contracts, mutual funds, wrap fee products, and margin and

--------------------------------------------------------------------------------

          (In thousands of dollars except share and per share amounts)

securities lending), asset management and other investment advisory and portfolio management products and services, and execution and clearing services for transactions originated by individual investors. The Institutional segment principally includes capital markets products and services (such as the placing of securities and other financial instruments for--and the execution of trades on behalf of--institutional clients, investment banking services such as the underwriting of debt and equity securities, and mergers and acquisitions advisory services).

Segment revenues and expenses in the table below consist of those that are directly attributable, combined with segment amounts based on Company allocation methodologies (for example, allocating a portion of investment banking revenues to the Individual segment; relative utilization of the Company's square footage for certain cost allocations).

                                          1999                                        1998                         1997
                        -----------------------------------------   -----------------------------------------   -----------
                        INDIVIDUAL    INSTITUTIONAL      TOTAL      INDIVIDUAL    INSTITUTIONAL      TOTAL      INDIVIDUAL
                        -----------   -------------   -----------   -----------   -------------   -----------   -----------
Total revenues........  $ 4,676,467    $ 3,146,286    $ 7,822,753   $ 3,978,301    $ 3,271,281    $ 7,249,582   $ 3,556,246
Net interest
 revenues.............      368,853        222,009        590,862       314,078        194,162        508,240       274,762
Net revenues..........    4,014,049      1,276,126      5,290,175     3,373,456      1,031,658      4,405,114     3,082,359
Depreciation and
 amortization.........       78,868         20,855         99,723        49,639         24,657         74,296        37,637
Income before taxes
 and minority
 interest.............      641,870        392,932      1,034,802       494,666        220,341        715,007       443,376
Total assets..........   21,828,324     39,784,052     61,612,376    18,330,427     35,845,494     54,175,921    14,736,069
Expenditures for long-
 lived assets.........      145,531        106,655        252,186        89,460         91,957        181,417        45,950
                        ===========    ===========    ===========   ===========    ===========    ===========   ===========

                                   1997
                        ---------------------------
                        INSTITUTIONAL      TOTAL
                        -------------   -----------
Total revenues........   $ 3,100,706    $ 6,656,952
Net interest
 revenues.............       143,812        418,574
Net revenues..........     1,030,043      4,112,402
Depreciation and
 amortization.........        31,063         68,700
Income before taxes
 and minority
 interest.............       229,731        673,107
Total assets..........    42,328,964     57,065,033
Expenditures for long-
 lived assets.........        44,997         90,947
                         ===========    ===========

The following presents information about the Company's operations by geographic area:

                                            1999                                        1998                          1997
                          -----------------------------------------   -----------------------------------------   -------------
                          UNITED STATES   NON-U.S.(1)      TOTAL      UNITED STATES   NON-U.S.(1)      TOTAL      UNITED STATES
                          -------------   -----------   -----------   -------------   -----------   -----------   -------------
Total revenues..........   $ 7,531,898    $  290,855    $ 7,822,753    $ 7,001,967    $  247,615    $ 7,249,582    $ 6,461,976
Net revenues............     5,022,697       267,478      5,290,175      4,239,413       165,701      4,405,114      3,965,289
Income before taxes and
 minority interest......       907,253       127,549      1,034,802        677,646        37,361        715,007        647,268
Total assets............    53,921,208     7,691,168     61,612,376     44,691,427     9,484,494     54,175,921     46,610,462
                           ===========    ==========    ===========    ===========    ==========    ===========    ===========

                                    1997
                          -------------------------
                          NON-U.S.(1)      TOTAL
                          -----------   -----------
Total revenues..........  $   194,976   $ 6,656,952
Net revenues............      147,113     4,112,402
Income before taxes and
 minority interest......       25,839       673,107
Total assets............   10,454,571    57,065,033
                          ===========   ===========

------------
(1) Predominantly the United Kingdom.

--------------------------------------------------------------------------------

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

The Board of Directors and Stockholders of Paine Webber Group Inc.

We have audited the accompanying consolidated statements of financial condition of Paine Webber Group Inc. as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Paine Webber Group Inc. at December 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

New York, New York

January 31, 2000

--------------------------------------------------------------------------------

                              FINANCIAL HIGHLIGHTS

YEARS ENDED DECEMBER 31,                1999          1998          1997          1996         1995(2)
------------------------             -----------   -----------   -----------   -----------   -----------
(IN THOUSANDS OF DOLLARS EXCEPT PER
SHARE AMOUNTS)
OPERATING RESULTS
Total revenues................       $ 7,822,753   $ 7,249,582   $ 6,656,952   $ 5,705,966   $ 5,320,090
Net revenues (including net
  interest)...................       $ 5,290,175   $ 4,405,114   $ 4,112,402   $ 3,735,212   $ 3,350,279
Income before taxes and minority
  interest....................       $ 1,034,802   $   715,007   $   673,107   $   560,033   $   102,677
Net income....................       $   628,599   $   433,555   $   415,449   $   364,350   $    80,750
                                     -----------   -----------   -----------   -----------   -----------
PER COMMON SHARE(1)
Basic earnings................       $    3.77(3)  $      2.91   $      2.84   $      2.55   $      0.37
Diluted earnings..............       $    3.56(3)  $      2.72   $      2.56   $      2.24   $      0.35
Dividends declared............       $      0.44   $      0.44   $      0.41   $      0.32   $      0.32
Book value....................       $     20.04   $     16.76   $     13.80   $     12.19   $     10.41
                                     -----------   -----------   -----------   -----------   -----------
FINANCIAL CONDITION
Total assets..................       $61,612,376   $54,175,921   $57,065,033   $52,513,500   $45,671,294
Long-term borrowings and preferred
  securities..................       $ 5,617,576   $ 4,839,367   $ 3,980,379   $ 3,164,349   $ 2,622,797
Stockholders' equity..........       $ 2,917,257   $ 2,438,943   $ 1,930,963   $ 1,730,425   $ 1,552,288
Total capitalization..........       $ 8,534,833   $ 7,278,310   $ 5,911,342   $ 4,894,774   $ 4,175,085
                                     -----------   -----------   -----------   -----------   -----------

---------------
(1) All per share data reflect a three-for-two common stock split in November 1997.

(2) The 1995 results include after-tax charges of $146 million ($230 million before income taxes) related to the resolution of the issues arising from the Company's sale of public proprietary limited partnerships.

(3) Reflects the effect of the unamortized discount of $59.9 million charged to stockholders' equity resulting from the redemption of preferred stock on December 16, 1999.

--------------------------------------------------------------------------------

                     COMMON STOCK AND QUARTERLY INFORMATION

COMMON STOCK DIVIDEND HISTORY

During 1999, Paine Webber Group Inc. continued its policy of paying quarterly common stock dividends. Dividends declared during the last twelve quarters were as follows:

CALENDAR QUARTER                                        4TH     3RD     2ND     1ST
----------------                                        ----    ----    ----    ----
1999..................................................  $.11    $.11    $.11    $.11
1998..................................................   .11     .11     .11     .11
1997..................................................   .11     .10     .10     .10

On February 3, 2000, Paine Webber Group Inc. declared a 2000 first quarter dividend of $.12 per share, an increase of 9 percent over the fourth quarter of 1999. However, there is no assurance that dividends will continue to be paid in the future, since they are dependent upon income, financial condition and other factors, including the restrictions described in Note 7 in the Notes to Consolidated Financial Statements.

MARKET FOR COMMON STOCK

The common stock of Paine Webber Group Inc. is listed on the New York Stock Exchange ("NYSE") and the Pacific Stock Exchange. The following table summarizes the high and low sales prices per share of the common stock as reported on the Composite Tape for the periods indicated:

                                                               HIGH      LOW
                                                              ------    ------
Calendar 1999
  4th Quarter...............................................  $44.00    $31.75
  3rd Quarter...............................................   46.38     34.00
  2nd Quarter...............................................   49.75     38.00
  1st Quarter...............................................   42.06     32.63
Calendar 1998
  4th Quarter...............................................  $44.50    $20.38
  3rd Quarter...............................................   53.38     29.25
  2nd Quarter...............................................   49.44     39.44
  1st Quarter...............................................   43.13     28.69

On February 11, 2000 the last reported sale price per share of Paine Webber Group, Inc. common stock on the NYSE was $37.56. The approximate number of holders of record of Paine Webber Group Inc. common stock as of the close of business on February 11, 2000 was 6,077.

--------------------------------------------------------------------------------

QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                                                                                        EARNINGS PER
                                                         INCOME BEFORE                     COMMON
(IN THOUSANDS OF DOLLARS     TOTAL          NET            TAXES AND          NET           SHARE
EXCEPT PER SHARE AMOUNTS)   REVENUES      REVENUES     MINORITY INTEREST     INCOME     BASIC/DILUTED
-------------------------  ----------    ----------    -----------------    --------    -------------
Calendar 1999
  4th Quarter...........   $2,068,273    $1,390,210        $274,131         $166,294    $     .71/.67(1)
  3rd Quarter...........    1,860,192     1,237,167         225,985          138,202          .91/.86
  2nd Quarter...........    1,970,978     1,347,907         269,667          163,504        1.08/1.02
  1st Quarter...........    1,923,310     1,314,891         265,019          160,599        1.06/1.01
Calendar 1998
  4th Quarter...........   $1,735,041    $1,096,493        $166,214         $100,427    $     .66/.63
  3rd Quarter...........    1,809,148     1,031,476         138,599           82,892          .54/.51
  2nd Quarter...........    1,900,283     1,162,168         211,999          129,501          .88/.82
  1st Quarter...........    1,805,110     1,114,977         198,195          120,735          .82/.77

------------
(1) Reflects the effect of unamortized discount of $59,883 charged to stockholders' equity resulting from the redemption of preferred stock on December 16, 1999.

The sum of the quarterly earnings per share amounts does not equal the annual amount reported, as per share amounts are computed independently for each quarter and the full year based on respective weighted-average common and common equivalent shares outstanding during each period.

--------------------------------------------------------------------------------

                          FIVE-YEAR FINANCIAL SUMMARY
          (In thousands of dollars except share and per share amounts)

                                         1999                   1998                   1997                   1996
                                 --------------------   --------------------   --------------------   --------------------
YEARS ENDED DECEMBER 31,            AMOUNT        %        AMOUNT        %        AMOUNT        %        AMOUNT        %
------------------------         ------------   -----   ------------   -----   ------------   -----   ------------   -----
REVENUES
COMMISSIONS
Listed securities and
 options.......................  $  1,115,508    21.1   $    992,816    22.5   $    884,341    21.5   $    821,499    22.0
Mutual funds and insurance.....       545,125    10.3        438,598    10.0        415,855    10.1        380,982    10.2
Over-the-counter securities and
 other.........................       288,326     5.5        209,869     4.8        196,595     4.8        178,994     4.8
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
                                    1,948,959    36.9      1,641,283    37.3      1,496,791    36.4      1,381,475    37.0
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
PRINCIPAL TRANSACTIONS
Taxable fixed income...........       501,819     9.5        451,668    10.3        514,976    12.5        500,391    13.4
Equities.......................       446,168     8.4        279,720     6.3        408,969     9.9        379,446    10.2
Municipals.....................       162,093     3.1        137,419     3.1        131,703     3.2        143,778     3.8
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
                                    1,110,080    21.0        868,807    19.7      1,055,648    25.6      1,023,615    27.4
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
ASSET MANAGEMENT...............       911,099    17.2        713,570    16.2        542,755    13.2        453,267    12.1
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
INVESTMENT BANKING
Underwriting fees, management
 fees and selling concessions:
 Corporate securities..........       248,407     4.7        265,721     6.0        249,777     6.1        226,063     6.1
 Municipal obligations.........        89,098     1.7        117,978     2.7         76,964     1.9         53,914     1.4
Private placement and other
 fees..........................       220,719     4.2        147,273     3.3        133,260     3.2        111,187     3.0
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
                                      558,224    10.6        530,972    12.0        460,001    11.2        391,164    10.5
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
OTHER..........................       170,951     3.2        142,242     3.2        138,633     3.4        146,708     3.9
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
INTEREST.......................     3,123,440    59.0      3,352,708    76.1      2,963,124    72.1      2,309,737    61.9
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
TOTAL REVENUES.................     7,822,753   147.9      7,249,582   164.5      6,656,952   161.9      5,705,966   152.8
                                 ============   =====   ============   =====   ============   =====   ============   =====
INTEREST EXPENSE...............     2,532,578   (47.9)     2,844,468   (64.5)     2,544,550   (61.9)     1,970,754   (52.8)
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
NET REVENUES...................  $  5,290,175   100.0   $  4,405,114   100.0   $  4,112,402   100.0   $  3,735,212   100.0
                                 ============   =====   ============   =====   ============   =====   ============   =====

                                       1995(1)
                                 --------------------
YEARS ENDED DECEMBER 31,            AMOUNT        %
------------------------         ------------   -----
REVENUES
COMMISSIONS
Listed securities and
 options.......................  $    816,517    24.4
Mutual funds and insurance.....       302,654     9.0
Over-the-counter securities and
 other.........................       153,595     4.6
                                 ------------   -----
                                    1,272,766    38.0
                                 ------------   -----
PRINCIPAL TRANSACTIONS
Taxable fixed income...........       396,787    11.8
Equities.......................       377,650    11.3
Municipals.....................       139,764     4.2
                                 ------------   -----
                                      914,201    27.3
                                 ------------   -----
ASSET MANAGEMENT...............       399,540    11.9
                                 ------------   -----
INVESTMENT BANKING
Underwriting fees, management
 fees and selling concessions:
 Corporate securities..........       207,499     6.2
 Municipal obligations.........        43,578     1.3
Private placement and other
 fees..........................        75,700     2.2
                                 ------------   -----
                                      326,777     9.7
                                 ------------   -----
OTHER..........................       150,056     4.5
                                 ------------   -----
INTEREST.......................     2,256,750    67.4
                                 ------------   -----
TOTAL REVENUES.................     5,320,090   158.8
                                 ============   =====
INTEREST EXPENSE...............     1,969,811   (58.8)
                                 ------------   -----
NET REVENUES...................  $  3,350,279   100.0
                                 ============   =====

NON-INTEREST EXPENSES
Compensation and benefits......  $  3,049,568    57.6   $  2,601,364    59.1   $  2,420,296    58.9   $  2,219,129    59.4
Office and equipment...........       352,712     6.7        301,845     6.9        275,532     6.7        267,006     7.1
Communications.................       168,071     3.2        154,272     3.5        153,285     3.7        153,301     4.1
Business development...........       122,678     2.3        103,287     2.3         82,099     2.0         75,981     2.0
Brokerage, clearing and
 exchange fees.................        95,211     1.8         97,430     2.2         86,808     2.1         87,839     2.4
Professional services..........       136,758     2.6        123,265     2.8        129,066     3.1        108,123     2.9
Other..........................       330,375     6.2        308,644     7.0        292,209     7.1        263,800     7.1
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
TOTAL NON-INTEREST EXPENSES....     4,255,373    80.4      3,690,107    83.8      3,439,295    83.6      3,175,179    85.0
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
Income before taxes and
 minority interest.............     1,034,802    19.6        715,007    16.2        673,107    16.4        560,033    15.0
Provision for income taxes.....       373,959     7.1        249,208     5.7        228,626     5.6        194,649     5.2
Income before minority
 interest......................       660,843    12.5        465,799    10.5        444,481    10.8        365,384     9.8
Minority interest..............        32,244     0.6         32,244     0.7         29,032     0.7          1,034     0.0
                                 ------------   -----   ------------   -----   ------------   -----   ------------   -----
Net income.....................  $    628,599    11.9   $    433,555     9.8   $    415,449    10.1   $    364,350     9.8
                                 ============   =====   ============   =====   ============   =====   ============   =====
EARNINGS PER COMMON SHARE(2)
Basic..........................  $     3.77(3)          $       2.91           $       2.84           $       2.55
Diluted........................  $     3.56(3)          $       2.72           $       2.56           $       2.24
                                 ------------           ------------           ------------           ------------
WEIGHTED-AVERAGE COMMON
 SHARES(2)
Basic..........................   144,931,042            140,863,761            135,943,063            131,547,207
Diluted........................   153,214,444            150,611,425            153,347,984            153,829,662
                                 ------------           ------------           ------------           ------------
DIVIDENDS DECLARED PER SHARE
Common stock(2)................  $        .44           $        .44           $        .41           $        .32
Preferred stock:
 Redeemable Preferred Stock....  $       9.00           $       9.00           $       9.00           $       9.00
 Convertible Preferred Stock...  $         --           $         --           $       6.00           $       6.00
                                 ============           ============           ============           ============

NON-INTEREST EXPENSES
Compensation and benefits......  $  2,004,585    59.8
Office and equipment...........       266,291     7.9
Communications.................       149,047     4.5
Business development...........        90,752     2.7
Brokerage, clearing and
 exchange fees.................        93,657     2.8
Professional services..........       101,911     3.0
Other..........................       541,359    16.2
                                 ------------   -----
TOTAL NON-INTEREST EXPENSES....     3,247,602    96.9
                                 ------------   -----
Income before taxes and
 minority interest.............       102,677     3.1
Provision for income taxes.....        21,927     0.7
Income before minority
 interest......................        80,750     2.4
Minority interest..............            --     0.0
                                 ------------   -----
Net income.....................  $     80,750     2.4
                                 ============   =====
EARNINGS PER COMMON SHARE(2)
Basic..........................  $       0.37
Diluted........................  $       0.35
                                 ------------
WEIGHTED-AVERAGE COMMON
 SHARES(2)
Basic..........................   138,045,626
Diluted........................   152,268,070
                                 ------------
DIVIDENDS DECLARED PER SHARE
Common stock(2)................  $        .32
Preferred stock:
 Redeemable Preferred Stock....  $       9.00
 Convertible Preferred Stock...  $       6.00
                                 ============

------------
(1) The 1995 results include after-tax charges of $146 million ($230 million before income taxes) related to the resolution of the issues arising from the Company's sale of public proprietary limited partnerships.

(2) All share and per share data reflect a three-for-two common stock split in November 1997.

(3) Reflects the effect of the unamortized discount of $59.9 million charged to stockholders' equity resulting from the redemption of preferred stock on December 16, 1999.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

             UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                               FIRST QUARTER 2000

                                 MARCH 31, 2000

--------------------------------------------------------------------------------

                         PART I--FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

                            PAINE WEBBER GROUP INC.

            CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) (In thousands of dollars except share and per share amounts)

                                                                   THREE MONTHS ENDED
                                                                       MARCH 31,
                                                              ----------------------------
                                                                  2000            1999
                                                              ------------    ------------
REVENUES
Commissions.................................................  $    676,172    $    478,873
Principal transactions......................................       309,289         314,208
Asset management............................................       278,288         206,051
Investment banking..........................................       122,180         125,953
Interest....................................................       981,547         757,160
Other.......................................................        37,645          41,065
                                                              ------------    ------------
     Total revenues.........................................     2,405,121       1,923,310
Interest expense............................................       808,016         608,419
                                                              ------------    ------------
     Net revenues...........................................     1,597,105       1,314,891
                                                              ------------    ------------
NON-INTEREST EXPENSES
Compensation and benefits...................................       949,786         768,714
Office and equipment........................................        96,592          81,452
Communications..............................................        44,123          42,203
Business development........................................        38,901          23,867
Brokerage, clearing & exchange fees.........................        27,303          24,390
Professional services.......................................        49,426          30,452
Other.......................................................       100,755          78,794
                                                              ------------    ------------
     Total non-interest expenses............................     1,306,886       1,049,872
                                                              ------------    ------------
INCOME BEFORE TAXES AND MINORITY INTEREST...................       290,219         265,019
  Provision for income taxes................................       105,809          96,359
                                                              ------------    ------------
INCOME BEFORE MINORITY INTEREST.............................       184,410         168,660
  Minority interest.........................................         8,061           8,061
                                                              ------------    ------------
NET INCOME..................................................  $    176,349    $    160,599
                                                              ============    ============
Net income applicable to common shares......................  $    176,349    $    154,650
                                                              ============    ============
Earnings per common share:
  Basic.....................................................  $       1.22    $       1.06
  Diluted...................................................  $       1.16    $       1.01
Weighted-average common shares:
  Basic.....................................................   145,019,159     145,598,619
  Diluted...................................................   152,336,445     153,728,711
Dividends declared per common share.........................  $       0.12    $       0.11

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

      CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
          (In thousands of dollars except share and per share amounts)

                                                               MARCH 31,     DECEMBER 31,
                                                                 2000            1999
                                                              -----------    ------------
ASSETS
Cash and cash equivalents...................................  $   286,899    $   176,401
Cash and securities segregated and on deposit for federal
  and other regulations.....................................      849,756        823,059
Financial instruments owned.................................   22,467,838     21,144,830
Securities received as collateral...........................      809,168      1,079,976
Securities purchased under agreements to resell.............   15,873,737     15,923,948
Securities borrowed.........................................   10,129,834     10,526,638
Receivables, net of allowance for doubtful accounts of
  $27,413 and $30,039 at March 31, 2000 and December 31,
  1999, respectively........................................   11,363,652     10,287,937
Office equipment and leasehold improvements, net of
  accumulated depreciation and amortization of $561,375 and
  $527,718 at March 31, 2000 and December 31, 1999,
  respectively..............................................      628,310        579,819
Other assets................................................    1,105,729      1,069,768
                                                              -----------    -----------
                                                              $63,514,923    $61,612,376
                                                              ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings.......................................  $ 1,855,495    $ 1,884,250
Financial instruments sold, not yet purchased...............    5,732,661      7,099,208
Securities sold under agreements to repurchase..............   27,762,648     25,740,196
Securities loaned...........................................    7,605,308      5,661,200
Obligation to return securities received as collateral......      809,168      1,079,976
Payables....................................................    8,239,030      8,448,217
Other liabilities and accrued expenses......................    2,961,542      3,164,496
Long-term borrowings........................................    5,114,910      5,223,826
                                                              -----------    -----------
                                                               60,080,762     58,301,369
                                                              -----------    -----------
Commitments and contingencies
Company-Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trusts holding solely Company
  Guaranteed Related Subordinated Debt......................      393,750        393,750
Stockholders' Equity:
  Common stock, $1 par value, 400,000,000 shares authorized, issued 194,530,404 shares and 193,145,152 shares at
     March 31, 2000 and December 31, 1999, respectively.....      194,530        193,145
  Additional paid-in capital................................    1,722,842      1,672,085
  Retained earnings.........................................    2,329,992      2,171,080
  Treasury stock, at cost; 49,393,807 shares and 47,557,064
     shares at March 31, 2000 and December 31, 1999,
     respectively...........................................   (1,200,754)    (1,113,736)
  Accumulated other comprehensive income....................       (6,199)        (5,317)
                                                              -----------    -----------
                                                                3,040,411      2,917,257
                                                              -----------    -----------
                                                              $63,514,923    $61,612,376
                                                              ===========    ===========

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                           (In thousands of dollars)

                                                                  THREE MONTHS ENDED
                                                                      MARCH 31,
                                                              --------------------------
                                                                 2000           1999
                                                              -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $   176,349    $   160,599
Adjustments to reconcile net income to cash provided by
  (used for) operating activities:
Noncash items included in net income:
  Depreciation and amortization.............................       30,118         21,435
  Deferred income taxes.....................................       31,841         11,198
  Amortization of deferred charges..........................       25,332         18,386
  Stock-based compensation..................................       (1,596)         5,790
(Increase) decrease in operating assets:
  Cash and securities on deposit............................      (26,697)        32,778
  Financial instruments owned...............................   (1,302,698)    (2,074,670)
  Securities purchased under agreements to resell...........       50,211     (1,071,797)
  Securities borrowed.......................................      396,804       (702,443)
  Receivables...............................................   (1,073,089)      (379,327)
  Other assets..............................................      (93,806)      (156,608)
Increase (decrease) in operating liabilities:
  Financial instruments sold, not yet purchased.............   (1,366,547)     1,013,811
  Securities sold under agreements to repurchase............    2,022,452      4,119,870
  Securities loaned.........................................    1,944,108        545,931
  Payables..................................................     (209,187)    (1,576,819)
  Other.....................................................     (198,042)      (211,215)
                                                              -----------    -----------
  Cash provided by (used for) operating activities..........      405,553       (243,081)
                                                              -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for:
  Office equipment and leasehold improvements...............      (80,211)       (45,492)
                                                              -----------    -----------
  Cash used for investing activities........................      (80,211)       (45,492)
                                                              -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments for) proceeds from short-term borrowings......      (28,755)       195,116
Proceeds from:
  Long-term borrowings......................................      196,022        147,000
  Employee stock transactions...............................       54,447         37,576
Payments for:
  Long-term borrowings......................................     (307,530)       (37,600)
  Repurchases of common stock...............................     (111,592)       (56,404)
  Dividends.................................................      (17,436)       (22,067)
                                                              -----------    -----------
  Cash (used for) provided by financing activities..........     (214,844)       263,621
                                                              -----------    -----------
Increase (decrease) in cash and cash equivalents............      110,498        (24,952)
  Cash and cash equivalents, beginning of period............      176,401        228,359
                                                              -----------    -----------
  Cash and cash equivalents, end of period..................  $   286,899    $   203,407
                                                              ===========    ===========

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
          (IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

The condensed consolidated financial statements include the accounts of Paine Webber Group Inc. ("PWG") and its wholly owned subsidiaries, including its principal subsidiary PaineWebber Incorporated ("PWI") (collectively, the "Company"). All material intercompany balances and transactions have been eliminated. Certain reclassifications have been made to prior year amounts to conform to current year presentations. The December 31, 1999 Condensed Consolidated Statement of Financial Condition was derived from the audited consolidated financial statements of the Company. The financial information as of and for the periods ended March 31, 2000 and 1999 is unaudited. All normal recurring adjustments which, in the opinion of management, are necessary for a fair presentation have been made.

Certain financial information that is normally in annual financial statements but is not required for interim reporting purposes has been condensed or omitted. The condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States which require management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates. These financial statements should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 1999. The results of operations reported for interim periods are not necessarily indicative of the results of operations for the entire year.

  Statement of Cash Flows

Total interest payments, which relate principally to agreements to repurchase, short-term borrowings, securities loaned and long-term borrowings, were $865,029 and $577,797 for the three months ended March 31, 2000 and 1999, respectively. Income taxes paid were $86,657 and $63,680 for the three months ended March 31, 2000 and 1999, respectively.

  Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes revised accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity measure all derivative instruments at fair value and recognize such instruments as either assets or liabilities in the consolidated statements of financial condition. The accounting for changes in the fair value of a derivative instrument will depend on the intended use of the derivative as either a fair value hedge, a cash flow hedge or a foreign currency hedge. The effect of the changes in fair value of the derivatives and, in certain cases, the hedged items are to be reflected in either the consolidated statements of income or as a component of other comprehensive income, based upon the resulting designation. As issued, SFAS No. 133 was effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 137 defers the effective date of SFAS No. 133 for one year to fiscal years beginning after June 15, 2000. The Company has not yet determined the impact of this statement on the Company's Consolidated Financial Statements, taken as a whole.

--------------------------------------------------------------------------------

NOTE 2: FINANCIAL INSTRUMENTS OWNED AND SOLD, NOT YET PURCHASED

At March 31, 2000 and December 31, 1999, financial instruments owned and financial instruments sold, not yet purchased consisted of the following:

                                                          MARCH 31,     DECEMBER 31,
                                                            2000            1999
                                                         -----------    ------------
Financial instruments owned:
  U.S. government and agencies.........................  $ 6,685,430    $ 5,864,331
  Mortgages and mortgage-backed........................    9,087,219      9,012,415
  Corporate debt.......................................    1,791,952      1,875,361
  Commercial paper and other short-term debt...........    1,835,741      1,744,036
  Equities and other...................................    2,510,595      2,030,986
  State and municipals.................................      556,901        617,701
                                                         -----------    -----------
                                                         $22,467,838    $21,144,830
                                                         ===========    ===========
Financial instruments sold, not yet purchased:
  U.S. government and agencies.........................  $ 3,998,570    $ 5,804,259
  Mortgages and mortgage-backed........................      100,908        123,049
  Corporate debt.......................................    1,238,058        785,890
  Equities.............................................      379,992        348,485
  State and municipals.................................       15,133         37,525
                                                         -----------    -----------
                                                         $ 5,732,661    $ 7,099,208
                                                         ===========    ===========

NOTE 3: LONG-TERM BORROWINGS

Long-term borrowings at March 31, 2000 and December 31, 1999 consisted of the following:

                                                            MARCH 31,     DECEMBER 31,
                                                               2000           1999
                                                            ----------    ------------
U.S. Dollar-Denominated:
  Fixed Rate Notes due 2000--2014.........................  $2,624,543     $2,757,851
  Fixed Rate Subordinated Notes due 2002..................     174,787        174,765
  Medium-Term Senior Notes................................   2,142,990      2,143,010
  Medium-Term Subordinated Notes..........................      85,200        148,200
Non-U.S. Dollar-Denominated:
  Medium-Term Note due 2003...............................      87,390             --
                                                            ----------     ----------
                                                            $5,114,910     $5,223,826
                                                            ==========     ==========

At March 31, 2000, interest rates on the U.S. dollar-denominated fixed rate notes and fixed rate subordinated notes ranged from 6.25 percent to 9.25 percent and the weighted-average interest rate was 7.19 percent. Interest on the notes is payable semi-annually. The fixed rate notes and fixed rate subordinated notes outstanding at March 31, 2000 had an average maturity of 5.8 years.

At March 31, 2000, the Company had outstanding U.S. dollar-denominated fixed rate Medium-Term Notes of $1,324,040 and variable rate Medium-Term Notes of $904,150. The Medium-Term Notes outstanding at March 31, 2000 had an average maturity of 4.1 years and a weighted-average interest rate of 6.73 percent.

At March 31, 2000, the interest rate on the Non-U.S. dollar-denominated Medium-Term note was 1.27 percent.

--------------------------------------------------------------------------------

At March 31, 2000 and December 31, 1999, the fair values of long-term borrowings were $4,975,067 and $5,140,331, respectively, as compared to the carrying amounts of $5,114,910 and $5,223,826, respectively. The estimated fair value of long-term borrowings is based upon quoted market prices for the same or similar issues and pricing models. However, for substantially all of its fixed rate debt, the Company enters into interest rate swap agreements to convert its fixed rate payments into floating rate payments.

The net fair values of the interest rate swaps were $142,099 and $127,097 payable at March 31, 2000 and December 31, 1999, respectively. The fair value of interest rate swaps used to hedge the Company's fixed rate debt is based upon the amounts the Company would receive or pay to terminate the agreements, taking into account current interest rates.

The carrying amounts of the interest rate swap agreements included in the Company's Condensed Consolidated Statements of Financial Condition at March 31, 2000 and December 31, 1999 were net receivables of $12,956 and $12,075, respectively. See Note 5 for further discussion of interest rate swap agreements used for hedging purposes.

NOTE 4: CAPITAL REQUIREMENTS

PWI, a registered broker-dealer, is subject to the Securities and Exchange Commission Uniform Net Capital Rule and New York Stock Exchange Growth and Business Reduction capital requirements. Under the method of computing capital requirements adopted by PWI, minimum net capital shall not be less than 2 percent of combined aggregate debit items arising from client transactions, plus excess margin collected on securities purchased under agreements to resell, as defined. A reduction of business is required if net capital is less than 4 percent of such aggregate debit items. Business may not be expanded if net capital is less than 5 percent of such aggregate debit items. As of March 31, 2000, PWI's net capital of $1,177,824 was 9.5 percent of aggregate debit items and its net capital in excess of the minimum required was $919,943.

NOTE 5: FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

  Held or Issued for Trading Purposes

Set forth below are the gross contract or notional amounts of the Company's outstanding off-balance-sheet derivative and other financial instruments held or issued for trading purposes. These amounts are not reflected in the Condensed Consolidated Statements of Financial Condition and are indicative only of the volume of activity at March 31, 2000 and December 31, 1999. They do not represent amounts subject to market risks, and in many cases, limit the Company's overall exposure to market losses by hedging other on- and off-balance-sheet transactions.

                                                      NOTIONAL OR CONTRACT AMOUNT
                                         -----------------------------------------------------
                                              MARCH 31, 2000             DECEMBER 31, 1999
                                         -------------------------   -------------------------
                                          PURCHASES       SALES       PURCHASES       SALES
                                         -----------   -----------   -----------   -----------
Mortgage-backed forward contracts and
  options written and purchased........  $15,768,316   $20,472,150   $14,417,186   $17,540,786
Foreign currency forward contracts,
  futures contracts, and options
  written and purchased................    1,799,585     1,800,063     1,380,925     1,373,981
Equity securities contracts including
  stock index futures, forwards, and
  options written and purchased........      201,171       470,999       144,034       239,682
Other fixed income securities contracts
  including futures, forwards, and
  options written and purchased........    6,987,108     5,358,536     3,557,193     5,538,887
Interest rate swaps and caps...........    1,464,080     2,434,080     1,688,762       419,989

--------------------------------------------------------------------------------

Set forth below are the fair values of derivative financial instruments held or issued for trading purposes as of March 31, 2000 and December 31, 1999. The fair value amounts are netted by counterparty when specific conditions are met.

                                                         FAIR VALUE AT            FAIR VALUE AT
                                                         MARCH 31, 2000         DECEMBER 31, 1999
                                                     ----------------------   ----------------------
                                                      ASSETS    LIABILITIES    ASSETS    LIABILITIES
                                                     --------   -----------   --------   -----------
Mortgage-backed forward contracts and options
  written and purchased............................  $ 78,782     $86,714     $159,228    $114,838
Foreign currency forward contracts, futures
  contracts, and options written and purchased.....    19,365      19,163       20,274      20,158
Equity securities contracts including stock index
  futures, forwards, and options written and
  purchased........................................   132,908      58,919      152,024      48,835
Other fixed income securities contracts including
  futures, forwards, and options written and
  purchased........................................    28,566      13,008       29,584      20,177
Interest rate swaps and caps.......................    15,624      23,704       31,569      11,087

Set forth below are the average fair values of derivative financial instruments held or issued for trading purposes for the three months ended March 31, 2000 and the twelve months ended December 31, 1999. The average fair value is based on the average of the month-end balances during the periods indicated.

                                                       AVERAGE FAIR VALUE       AVERAGE FAIR VALUE
                                                       THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                                         MARCH 31, 2000         DECEMBER 31, 1999
                                                     ----------------------   ----------------------
                                                      ASSETS    LIABILITIES    ASSETS    LIABILITIES
                                                     --------   -----------   --------   -----------
Mortgage-backed forward contracts and options
  written and purchased............................  $ 93,071     $89,451     $171,113    $163,954
Foreign currency forward contracts, futures
  contracts, and options written and purchased.....    33,468      30,338       22,549      22,377
Equity securities contracts including stock index
  futures, forwards, and options written and
  purchased........................................   136,105      51,531       63,624      40,321
Other fixed income securities contracts including
  futures, forwards, and options written and
  purchased........................................    27,772      13,164       11,932      49,800
Interest rate swaps and caps.......................    26,662      18,052       18,593       6,754

The Company also sells securities, at predetermined prices, which have not yet been purchased. The Company is exposed to market risk since to satisfy the obligation, the Company must acquire the securities at market prices, which may exceed the values reflected on the Condensed Consolidated Statements of Financial Condition.

The off-balance-sheet derivative trading transactions are generally short-term. At March 31, 2000 substantially all of the off-balance-sheet trading-related derivative and other financial instruments had remaining maturities of less than one year.

The Company's risk of loss in the event of counterparty default is limited to the current fair value or the replacement cost on contracts in which the Company has recorded an unrealized gain. These amounts are reflected as assets on the Company's Condensed Consolidated Statements of Financial Condition and amounted to $275,245 and $392,679 at March 31, 2000 and December 31, 1999, respectively. Options written do not expose the Company to credit risk since they do not obligate the counterparty to perform. Transactions in futures contracts are conducted through regulated exchanges which have margin requirements, and are settled in cash on a daily basis, thereby minimizing credit risk.

--------------------------------------------------------------------------------

The following table summarizes the Company's principal transactions revenues by business activity for the three months ended March 31, 2000 and 1999. Principal transactions revenues include realized and unrealized gains and losses on trading positions and principal investing activities, including hedges. In assessing the profitability of its trading activities, the Company views net interest and principal transactions revenues in the aggregate.

                                                              PRINCIPAL TRANSACTIONS
                                                                     REVENUES
                                                              -----------------------
                                                                   THREE MONTHS
                                                                  ENDED MARCH 31,
                                                              -----------------------
                                                                 2000         1999
                                                              ----------   ----------
Taxable fixed income (includes futures, forwards, options
  contracts and other securities)...........................   $ 57,771     $194,404
Equities (includes stock index futures, forwards and options
  contracts)................................................    206,822       84,907
Municipals (includes futures and options contracts).........     44,696       34,897
                                                               --------     --------
                                                               $309,289     $314,208
                                                               ========     ========

  Held or Issued for Purposes Other Than Trading

The Company enters into interest rate swap agreements to manage the interest rate characteristics of its assets and liabilities. As of March 31, 2000 and December 31, 1999, the Company had outstanding interest rate swap agreements with commercial banks with notional amounts of $3,891,010 and $4,206,010, respectively. These agreements effectively converted substantially all of the Company's fixed rate debt at March 31, 2000 into floating rate debt. The interest rate swap agreements entered into have had the effect of reducing net interest expense on the Company's fixed rate debt by $282 and $5,753 for the three months ended March 31, 2000 and 1999, respectively. The Company had no deferred gains or losses related to terminated swap agreements on the Company's long-term borrowings at March 31, 2000 and December 31, 1999. The Company is subject to market risk as interest rates fluctuate. The interest rate swaps contain credit risk to the extent the Company is in a receivable or gain position and the counterparty defaults. However, the counterparties to the agreements generally are large financial institutions, and the Company has not experienced defaults in the past, and management does not anticipate any counterparty defaults in the foreseeable future. See Note 3 for further discussion of interest rate swap agreements used for hedging purposes.

NOTE 6: RISK MANAGEMENT

Transactions involving derivative and non-derivative financial instruments involve varying degrees of both market and credit risk. The Company monitors its exposure to market and credit risk on a daily basis and through a variety of financial, security position and credit exposure reporting and control procedures.

  Market Risk

Market risk is the potential change in value of the financial instrument caused by unfavorable changes in interest rates, equity prices, and foreign currency exchange rates. The Company has a variety of methods to monitor its market risk profile. The senior management of each business group is responsible for reviewing trading positions, exposures, profits and losses, and trading strategies. The Company also has an independent risk management group which reviews the Company's risk profile and aids in setting and monitoring risk management policies of the Company, including monitoring adherence to the established limits, performing market risk modeling, and reviewing trading positions and hedging strategies. The Asset/Liability Management Committee, comprised of senior corporate and business group managers, is responsible for establishing trading position and exposure limits.

--------------------------------------------------------------------------------

Market risk modeling is based on estimating loss exposure through sensitivity testing. These results are compared to established limits, and exceptions are subject to review and approval by senior management. Other market risk control procedures include monitoring inventory agings, reviewing traders' marks and holding regular meetings between the senior management of the business groups and the risk management group.

  Credit Risk in Proprietary Transactions

Counterparties to the Company's proprietary trading, hedging, financing and arbitrage activities are primarily financial institutions, including banks, brokers and dealers, investment funds and insurance companies. Credit losses could arise should counterparties fail to perform and the value of any collateral proves inadequate. The Company manages credit risk by monitoring net exposure to individual counterparties on a daily basis, monitoring credit limits and requiring additional collateral where appropriate.

Derivative credit exposures are calculated, aggregated and compared to established limits by the credit department. Credit reserve requirements are determined by senior management in conjunction with the Company's continuous credit monitoring procedures. Historically, reserve requirements arising from instruments with off-balance-sheet risk have not been material.

Receivables and payables with brokers and dealers, agreements to resell and repurchase securities, and securities borrowed and loaned are generally collateralized by cash, government and government-agency securities, and letters of credit. The market value of the initial collateral received approximates or is greater than the contract value. Additional collateral is requested when considered necessary. The Company may pledge clients' margined securities as collateral in support of securities loaned and bank loans, as well as to satisfy margin requirements at clearing organizations. The amounts loaned or pledged are limited to the extent permitted by applicable margin regulations. Should the counterparty fail to return the clients' securities, the Company may be required to replace them at prevailing market prices. At March 31, 2000, the market value of client securities loaned to other brokers approximated the amounts due or collateral obtained.

  Credit Risk in Client Activities

Client transactions are entered on either a cash or margin basis. In a margin transaction, the Company extends credit to a client for the purchase of securities, using the securities purchased and/or other securities in the client's account as collateral for amounts loaned. Receivables from customers are substantially collateralized by customer securities. Amounts loaned are limited by margin regulations of the Federal Reserve Board and other regulatory authorities and are subject to the Company's credit review and daily monitoring procedures. Market declines could, however, reduce the value of any collateral below the principal amount loaned, plus accrued interest, before the collateral can be sold.

Client transactions include positions in commodities and financial futures, trading liabilities and written options. The risk to the Company's clients in these transactions can be substantial, principally due to price volatility which can reduce the clients' ability to meet their obligations. Margin deposit requirements pertaining to commodity futures and exchange-traded options transactions are generally lower than those for exchange-traded securities. To the extent clients are unable to meet their commitments to the Company and margin deposits are insufficient to cover outstanding liabilities, the Company may take market action and credit losses could be realized.

Client trades are recorded on a settlement date basis. Should either the client or broker fail to perform, the Company may be required to complete the transaction at prevailing market prices. Trades pending at March 31, 2000 were settled without material adverse effect on the Company's consolidated financial statements, taken as a whole.

--------------------------------------------------------------------------------

  Concentrations of Credit Risk

Concentrations of credit risk that arise from financial instruments (whether on- or off-balance-sheet) exist for groups of counterparties when they have similar economic characteristics that would cause their ability to meet obligations to be similarly affected by economic, industry or geographic factors. As a major securities firm, the Company engages in underwriting and other financing activities with a broad range of clients, including other financial institutions, municipalities, governments, financing companies, and commercial real estate investors and operators. These activities could result in concentrations of credit risk with a particular counterparty, or group of counterparties operating in a particular geographic area or engaged in business in a particular industry. The Company seeks to control its credit risk and the potential for risk concentration through a variety of reporting and control procedures described above.

The Company's most significant industry concentration, which arises within its normal course of business activities, is financial institutions including banks, brokers and dealers, investment funds, and insurance companies.

NOTE 7: COMMITMENTS AND CONTINGENCIES

At March 31, 2000 and December 31, 1999, the Company was contingently liable under unsecured letters of credit totaling $193,787 and $139,156, respectively, which approximated fair value. At March 31, 2000 and December 31, 1999 certain of the Company's subsidiaries were contingently liable as issuer of approximately $45,000 of notes payable to managing general partners of various limited partnerships pursuant to certain partnership agreements. In addition, as part of the 1995 limited partnership settlements, the Company has agreed, under certain circumstances, to provide to class members additional consideration including assignment of fees the Company is entitled to receive from certain partnerships. In the opinion of management, these contingencies will not have a material adverse effect on the Company's consolidated financial statements, taken as a whole.

In meeting the financing needs of certain of its clients, the Company may also issue standby letters of credit which are collateralized by customer margin securities. At March 31, 2000 and December 31, 1999, the Company had outstanding $118,300 and $101,400, respectively, of such standby letters of credit. At March 31, 2000 and December 31, 1999, securities with fair value of $1,791,490 and $2,536,073, respectively, had been loaned or pledged as collateral for securities borrowed of approximately equal fair value.

In the normal course of business, the Company enters into when-issued transactions, underwriting and other commitments. Also, at March 31, 2000 and December 31, 1999, the Company had commitments of $1,070,416 and $858,122, respectively, consisting of secured credit lines to real estate operators, mortgage and asset-backed originators, and commitments to investment partnerships, in certain of which key employees are limited partners. Settlement of these transactions at March 31, 2000 would not have had a material impact on the Company's consolidated financial statements, taken as a whole.

The Company has been named as defendant in numerous legal actions in the ordinary course of business. While the outcome of such matters cannot be predicted with certainty, in the opinion of management of the Company, after consultation with various counsel handling such matters, these actions will be resolved with no material adverse effect on the Company's consolidated financial statements, taken as a whole.

--------------------------------------------------------------------------------

NOTE 8: COMPREHENSIVE INCOME

Comprehensive income is calculated in accordance with SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income combines net income and certain items that directly affect stockholders' equity, such as foreign currency translation adjustments. The components of comprehensive income for the three months ended March 31, 2000 and 1999 were as follows:

                                                               THREE MONTHS ENDED
                                                                   MARCH 31,
                                                              --------------------
                                                                2000        1999
                                                              --------    --------
Net income..................................................  $176,349    $160,599
Foreign currency translation adjustment.....................      (882)     (1,512)
                                                              --------    --------
Total comprehensive income..................................  $175,467    $159,087
                                                              ========    ========

NOTE 9: EARNINGS PER COMMON SHARE

Earnings per common share are computed in accordance with SFAS No. 128, "Earnings Per Share." Basic earnings per share excludes the dilutive effects of options and convertible securities and is calculated by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects all potentially dilutive securities.

Set forth below is the reconciliation of net income applicable to common shares and weighted-average common and common equivalent shares of the basic and diluted earnings per common share computations:

                                                            THREE MONTHS ENDED
                                                                MARCH 31,
                                                       ----------------------------
                                                           2000            1999
                                                       ------------    ------------
NUMERATOR:
Net income...........................................  $    176,349    $    160,599
  Preferred stock dividends..........................            --          (5,949)
                                                       ------------    ------------
Net income applicable to common shares for basic
  earnings per share.................................       176,349         154,650
                                                       ============    ============
Net income applicable to common shares for diluted
  earnings per share.................................  $    176,349    $    154,650
                                                       ============    ============
DENOMINATOR:
Weighted-average common shares for basic earnings per
  share..............................................   145,019,159     145,598,619
                                                       ============    ============
Weighted-average effect of dilutive employee stock
  options and awards.................................     7,317,286(1)    8,130,092
                                                       ------------    ------------
Dilutive potential common shares.....................     7,317,286       8,130,092
                                                       ------------    ------------
Weighted-average common and common equivalent shares
  for diluted earnings per share.....................   152,336,445     153,728,711
                                                       ============    ============
EARNINGS PER SHARE:
Basic................................................  $       1.22    $       1.06
                                                       ============    ============
Diluted..............................................  $       1.16    $       1.01
                                                       ============    ============

------------
(1) Included in the calculation of employee stock options and awards was the dilutive effect of 1,925,000 instruments related to convertible debentures.

--------------------------------------------------------------------------------

NOTE 10: SEGMENT REPORTING DATA

The Company offers a wide variety of products and services, primarily those of a full service domestic broker-dealer to a domestic market, through its two operating segments: Individual and Institutional. The Individual segment offers brokerage services and products (such as the purchase and sale of securities, insurance annuity contracts, mutual funds, wrap fee products, and margin and securities lending), asset management and other investment advisory and portfolio management products and services, and execution and clearing services for transactions originated by individual investors. The Institutional segment principally includes capital market products and services (such as the placing of securities and other financial instruments for--and the execution of trades on behalf of--institutional clients, investment banking services such as the underwriting of debt and equity securities, and mergers and acquisitions advisory services).

Segment revenues and expenses in the table below consist of those that are directly attributable to the segment under which they are reported, combined with segment amounts based on Company allocation methodologies (for example, allocating a portion of investment banking revenues to the Individual segment; relative utilization of the Company's square footage for certain cost allocations).

                            THREE MONTHS ENDED MARCH 31, 2000         THREE MONTHS ENDED MARCH 31, 1999
                         ---------------------------------------   ---------------------------------------
                         INDIVIDUAL   INSTITUTIONAL     TOTAL      INDIVIDUAL   INSTITUTIONAL     TOTAL
                         ----------   -------------   ----------   ----------   -------------   ----------
Total revenues.........  $1,470,751     $934,370      $2,405,121   $1,104,409     $818,901      $1,923,310
Net revenues...........   1,251,278      345,827       1,597,105      955,113      359,778       1,314,891
Income before taxes and
  minority interest....     199,194       91,025         290,219      155,483      109,536         265,019

Total assets for the Individual and Institutional segments were $25,175,880 and $38,339,043, respectively, at March 31, 2000 and $21,828,324 and $39,784,052,
respectively at December 31, 1999.

NOTE 11: SUBSEQUENT EVENTS

On April 27, 2000, PWG entered into an agreement and plan of merger (the "Merger Agreement") with J.C. Bradford & Co. L.L.C. ("J.C. Bradford"), a leading privately-held brokerage firm in the Southeast, pursuant to which a subsidiary of PWG will merge with and into J.C. Bradford. The all cash transaction, valued at $620 million, is expected to close in the third quarter of this year.

At the May 4, 2000 Annual Meeting of Stockholders, the Company approved to amend the Restated Certificate of Incorporation of PWG to authorize the issuance of up to 150,000,000 shares of Non-Voting Common Stock, par value of $1.00 per share.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

             UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                              SECOND QUARTER 2000

                                 JUNE 30, 2000

--------------------------------------------------------------------------------

                         PART I--FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

                            PAINE WEBBER GROUP INC.

            CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED) (In thousands of dollars except share and per share amounts)

                                                  THREE MONTHS ENDED             SIX MONTHS ENDED
                                                       JUNE 30,                      JUNE 30,
                                              ---------------------------   ---------------------------
                                                  2000           1999           2000           1999
                                              ------------   ------------   ------------   ------------
REVENUES
Commissions.................................  $    560,510   $    488,878   $  1,236,682   $    967,751
Principal transactions......................       181,428        279,846        490,717        594,054
Asset management............................       300,705        224,487        578,993        430,538
Investment banking..........................       155,647        160,133        277,827        286,086
Interest....................................     1,074,208        770,271      2,055,755      1,527,431
Other.......................................        43,928         47,363         81,573         88,428
                                              ------------   ------------   ------------   ------------
     Total revenues.........................     2,316,426      1,970,978      4,721,547      3,894,288
Interest expense............................       905,254        623,071      1,713,270      1,231,490
                                              ------------   ------------   ------------   ------------
     Net revenues...........................     1,411,172      1,347,907      3,008,277      2,662,798
                                              ------------   ------------   ------------   ------------
NON-INTEREST EXPENSES
Compensation and benefits...................       839,603        780,078      1,789,389      1,548,792
Office and equipment........................        99,695         89,330        196,287        170,782
Communications..............................        46,807         42,645         90,930         84,848
Business development........................        41,776         28,534         80,677         52,401
Brokerage, clearing & exchange fees.........        20,300         23,487         47,603         47,877
Professional services.......................        50,455         32,397         99,881         62,849
Other.......................................       100,466         81,769        201,221        160,563
                                              ------------   ------------   ------------   ------------
     Total non-interest expenses............     1,199,102      1,078,240      2,505,988      2,128,112
                                              ------------   ------------   ------------   ------------
INCOME BEFORE TAXES AND MINORITY INTEREST...       212,070        269,667        502,289        534,686
  Provision for income taxes................        76,503         98,102        182,312        194,461
                                              ------------   ------------   ------------   ------------
INCOME BEFORE MINORITY INTEREST.............       135,567        171,565        319,977        340,225
  Minority interest.........................         8,061          8,061         16,122         16,122
                                              ------------   ------------   ------------   ------------
NET INCOME..................................  $    127,506   $    163,504   $    303,855   $    324,103
                                              ============   ============   ============   ============
Net income applicable to common shares......  $    127,506   $    157,555   $    303,855   $    312,205
                                              ============   ============   ============   ============
Earnings per common share:
  Basic.....................................  $       0.87   $       1.08   $       2.09   $       2.14
  Diluted...................................  $       0.82   $       1.02   $       1.98   $       2.02
Weighted-average common shares:
  Basic.....................................   146,067,820    145,742,741    145,324,940    145,631,920
  Diluted...................................   154,576,404    154,960,397    153,233,875    154,305,795
Dividends declared per common
  share.....................................  $       0.12   $       0.11   $       0.24   $       0.22

Results for the quarter and six months ended June 30, 2000 include J.C. Bradford merger-related costs of $30 million, $18.8 million after taxes.

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

      CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)
          (In thousands of dollars except share and per share amounts)

                                                               JUNE 30,      DECEMBER 31,
                                                                 2000            1999
                                                              -----------    ------------
ASSETS
Cash and cash equivalents...................................  $   429,002    $   176,401
Cash and securities segregated and on deposit for federal
  and other regulations.....................................      719,651        823,059
Financial instruments owned.................................   23,577,357     21,144,830
Securities received as collateral...........................      907,299      1,079,976
Securities purchased under agreements to resell.............   15,313,111     15,923,948
Securities borrowed.........................................   10,517,232     10,526,638
Receivables, net of allowance for doubtful accounts of
  $21,301 and $30,039 at June 30, 2000 and December 31,
  1999, respectively........................................   12,215,893     10,287,937
Office equipment and leasehold improvements, net of
  accumulated depreciation and amortization of $591,129 and
  $527,718 at June 30, 2000 and December 31, 1999,
  respectively..............................................      747,931        579,819
Other assets................................................    1,975,026      1,069,768
                                                              -----------    -----------
                                                              $66,402,502    $61,612,376
                                                              ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings.......................................  $ 2,255,603    $ 1,884,250
Financial instruments sold, not yet purchased...............    4,275,325      7,099,208
Securities sold under agreements to repurchase..............   27,918,155     25,740,196
Securities loaned...........................................    7,249,077      5,661,200
Obligation to return securities received as collateral......      907,299      1,079,976
Payables....................................................   11,882,125      8,448,217
Other liabilities and accrued expenses......................    3,121,054      3,164,496
Long-term borrowings........................................    5,209,136      5,223,826
                                                              -----------    -----------
                                                               62,817,774     58,301,369
                                                              -----------    -----------
Commitments and contingencies
Company-Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trusts holding solely Company
  Guaranteed Related Subordinated Debt......................      393,750        393,750
Stockholders' Equity:
  Common stock, $1 par value, 400,000,000 shares authorized, issued 195,719,680 shares and 193,145,152 shares at
     June 30, 2000 and December 31, 1999, respectively......      195,720        193,145
  Additional paid-in capital................................    1,755,825      1,672,085
  Retained earnings.........................................    2,439,962      2,171,080
  Treasury stock, at cost; 48,971,281 shares and 47,557,064
     shares at June 30, 2000 and December 31, 1999,
     respectively...........................................   (1,191,934)    (1,113,736)
  Accumulated other comprehensive income....................       (8,595)        (5,317)
                                                              -----------    -----------
                                                                3,190,978      2,917,257
                                                              -----------    -----------
                                                              $66,402,502    $61,612,376
                                                              ===========    ===========

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
                           (In thousands of dollars)

                                                                   SIX MONTHS ENDED
                                                                       JUNE 30,
                                                              --------------------------
                                                                 2000           1999
                                                              -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $   303,855    $   324,103
Adjustments to reconcile net income to cash provided by
  (used for) operating activities:
Noncash items included in net income:
  Depreciation and amortization.............................       63,815         49,206
  Deferred income taxes.....................................       14,268        (10,317)
  Amortization of deferred charges..........................       53,729         51,736
  Stock-based compensation..................................       (3,126)        11,480
(Increase) decrease in operating assets:
  Cash and securities on deposit............................      103,685        (54,585)
  Financial instruments owned...............................   (2,156,799)    (2,200,354)
  Securities purchased under agreements to resell...........      610,837       (306,902)
  Securities borrowed.......................................      234,592       (197,510)
  Receivables...............................................   (1,031,176)    (1,032,062)
  Other assets..............................................     (306,671)      (243,111)
Increase (decrease) in operating liabilities:
  Financial instruments sold, not yet purchased.............   (2,823,883)     2,863,254
  Securities sold under agreements to repurchase............    2,177,959      1,697,395
  Securities loaned.........................................    1,319,954         14,021
  Payables..................................................    2,603,232     (1,204,663)
  Other.....................................................     (312,241)        73,936
                                                              -----------    -----------
  Cash provided by (used for) operating activities..........      852,030       (164,373)
                                                              -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for:
  Net assets acquired in business acquisition...............     (621,667)            --
  Office equipment and leasehold improvements...............     (196,740)      (110,289)
                                                              -----------    -----------
  Cash used for investing activities........................     (818,407)      (110,289)
                                                              -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (payments on) short-term borrowings.......      337,151       (233,289)
Proceeds from:
  Long-term borrowings......................................      346,762        875,985
  Employee stock transactions...............................       88,365         56,593
Payments for:
  Long-term borrowings......................................     (403,560)      (190,180)
  Repurchases of common stock...............................     (114,767)      (121,080)
  Dividends.................................................      (34,973)       (43,706)
                                                              -----------    -----------
  Cash provided by financing activities.....................      218,978        344,323
                                                              -----------    -----------
Increase in cash and cash equivalents.......................      252,601         69,661
  Cash and cash equivalents, beginning of period............      176,401        228,359
                                                              -----------    -----------
  Cash and cash equivalents, end of period..................  $   429,002    $   298,020
                                                              ===========    ===========

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

        NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
          (IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

The condensed consolidated financial statements include the accounts of Paine Webber Group Inc. ("PWG") and its wholly owned subsidiaries, including its principal subsidiary PaineWebber Incorporated ("PWI") (collectively, the "Company"). All material intercompany balances and transactions have been eliminated. Certain reclassifications have been made to prior year amounts to conform to current year presentations. The December 31, 1999 Condensed Consolidated Statement of Financial Condition was derived from the audited consolidated financial statements of the Company. The financial information as of and for the periods ended June 30, 2000 and 1999 is unaudited. All normal recurring adjustments which, in the opinion of management, are necessary for a fair presentation have been made.

Certain financial information that is normally in annual financial statements but is not required for interim reporting purposes has been condensed or omitted. The condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States which require management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates. These financial statements should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000. The results of operations reported for interim periods are not necessarily indicative of the results of operations for the entire year.

  Statement of Cash Flows

Total interest payments, which relate principally to agreements to repurchase, short-term borrowings, securities loaned and long-term borrowings, were $1,763,452 and $1,211,332 for the six months ended June 30, 2000 and 1999, respectively. Income taxes paid were $202,888 and $118,274 for the six months ended June 30, 2000 and 1999, respectively.

  Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes revised accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity measure all derivative instruments at fair value and recognize such instruments as either assets or liabilities in the consolidated statements of financial condition. The accounting for changes in the fair value of a derivative instrument will depend on the intended use of the derivative as either a fair value hedge, a cash flow hedge or a foreign currency hedge. The effect of the changes in fair value of the derivatives and, in certain cases, the hedged items are to be reflected in either the consolidated statements of income or as a component of other comprehensive income, based upon the resulting designation. As issued, SFAS No. 133 was effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 137 defers the effective date of SFAS No. 133 for one year to fiscal years beginning after June 15, 2000. In June 2000, the FASB issued Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities--an Amendment to FASB Statement No. 133". The Company has not yet determined the impact of these statements on the Company's Consolidated Financial Statements, taken as a whole.

--------------------------------------------------------------------------------

NOTE 2: SUBSEQUENT EVENT

On July 12, 2000, PWG entered into an agreement and plan of merger with UBS AG ("UBS") and a subsidiary of UBS, pursuant to which PWG will merge with and into that subsidiary. Under the terms of the agreement, PWG's shareholders will have the right to elect to receive either $73.50 in cash or 0.4954 of an ordinary share of UBS AG stock for each share of PWG's common stock, $1 par value ("common stock") that they own. The percentage of PWG's common stock that will be converted into the right to receive UBS AG stock is fixed at 50 percent. Adjustments to elections may therefore be necessary so that, in the aggregate, 50 percent of the shares of PWG's common stock is converted into the right to receive UBS AG stock, and 50 percent is converted into the right to receive cash. The transaction, which is expected to be completed in the fourth quarter of 2000, has been approved by PWG's Board of Directors and is subject to customary closing conditions, including certain regulatory approvals and the approval of PWG's shareholders.

NOTE 3: MERGER WITH J.C. BRADFORD

On June 9, 2000, the Company completed its merger with J.C. Bradford & Co. L.L.C. ("J.C. Bradford"), a leading privately-held brokerage firm in the Southeastern U.S., for approximately $622,000 in cash. The merger was accounted for as a purchase and, accordingly, the excess of the purchase cost over the fair value of the net assets acquired of approximately $185,000, resulted in the Company recording $560,000 in goodwill, which is being amortized over 25 years on a straight-line basis. The consolidated financial statements of the Company include the results of J.C. Bradford from the closing date. As a result of the merger, the Company recorded after-tax costs of approximately $18,800 ($30,000 pre-tax) relating primarily to elimination of the Company's duplicate facilities, severance and other costs.

NOTE 4: FINANCIAL INSTRUMENTS OWNED AND SOLD, NOT YET PURCHASED

At June 30, 2000 and December 31, 1999, financial instruments owned and financial instruments sold, not yet purchased consisted of the following:

                                                          JUNE 30,      DECEMBER 31,
                                                            2000            1999
                                                         -----------    ------------
Financial instruments owned:
  U.S. government and agencies.........................  $ 6,859,578    $ 5,864,331
  Mortgages and mortgage-backed........................    9,585,261      9,012,415
  Corporate debt.......................................    1,972,518      1,875,361
  Commercial paper and other short-term debt...........    2,196,741      1,744,036
  Equities and other...................................    2,342,821      2,030,986
  State and municipals.................................      620,438        617,701
                                                         -----------    -----------
                                                         $23,577,357    $21,144,830
                                                         ===========    ===========
Financial instruments sold, not yet purchased:
  U.S. government and agencies.........................  $ 2,907,693    $ 5,804,259
  Mortgages and mortgage-backed........................      144,194        123,049
  Corporate debt.......................................      940,826        785,890
  Equities.............................................      239,698        348,485
  State and municipals.................................       42,914         37,525
                                                         -----------    -----------
                                                         $ 4,275,325    $ 7,099,208
                                                         ===========    ===========

--------------------------------------------------------------------------------

NOTE 5: LONG-TERM BORROWINGS

Long-term borrowings at June 30, 2000 and December 31, 1999 consisted of the following:

                                                             JUNE 30,     DECEMBER 31,
                                                               2000           1999
                                                            ----------    ------------
U.S. Dollar-Denominated:
  Fixed Rate Notes........................................  $2,608,917     $2,757,851
  Fixed Rate Subordinated Notes...........................     198,809        174,765
  Medium-Term Senior Notes................................   2,186,350      2,143,010
  Medium-Term Subordinated Notes..........................      85,200        148,200
  Other...................................................      11,037             --
Non-U.S. Dollar-Denominated:
  Medium-Term Notes.......................................     118,823             --
                                                            ----------     ----------
                                                            $5,209,136     $5,223,826
                                                            ==========     ==========

At June 30, 2000, interest rates on the U.S. dollar-denominated fixed rate notes and fixed rate subordinated notes ranged from 6.25 percent to 9.25 percent and the weighted-average interest rate was 7.19 percent. Interest on the notes is payable semi-annually. The fixed rate notes and fixed rate subordinated notes outstanding at June 30, 2000 had an average maturity of 5.6 years.

At June 30, 2000, the Company had outstanding U.S. dollar-denominated fixed rate Medium-Term Notes of $1,292,100 and variable rate Medium-Term Notes of $979,450. The Medium-Term Notes outstanding at June 30, 2000 had an average maturity of
3.9 years and a weighted-average interest rate of 6.36 percent.

At June 30, 2000, the Non-U.S. dollar-denominated Medium-Term Notes outstanding had a weighted-average interest rate of 1.18 percent and an average maturity of
2.4 years.

In 2000, the Company issued to certain employees, 6.25% Convertible Debentures (the "Debentures") due 2007. The Debentures are convertible, at the option of the holders, into 1,931,250 shares of Convertible Preferred Stock, which are then convertible into 1,931,250 shares of common stock of the Company. The Debentures are convertible beginning on January 20, 2003.

At June 30, 2000 and December 31, 1999, the fair values of long-term borrowings were $4,998,397 and $5,140,331, respectively, as compared to the carrying amounts of $5,209,136 and $5,223,826, respectively. The estimated fair value of long-term borrowings is based upon quoted market prices for the same or similar issues and pricing models. However, for substantially all of its fixed rate debt, the Company enters into interest rate swap agreements to convert its fixed rate payments into floating rate payments.

The net fair values of the interest rate swaps were $125,726 and $127,097 payable at June 30, 2000 and December 31, 1999, respectively. The fair value of interest rate swaps used to hedge the Company's long-term borrowings is based upon the amounts the Company would receive or pay to terminate the agreements, taking into account current interest rates.

The carrying amounts of the interest rate swap agreements included in the Company's Condensed Consolidated Statements of Financial Condition at June 30, 2000 and December 31, 1999 were net receivables of $6,233 and $12,075, respectively. See Note 7 for further discussion of interest rate swap agreements used for hedging purposes.

--------------------------------------------------------------------------------

NOTE 6: CAPITAL REQUIREMENTS

PWI, a registered broker-dealer, is subject to the Securities and Exchange Commission Uniform Net Capital Rule and New York Stock Exchange Growth and Business Reduction capital requirements. Under the method of computing capital requirements adopted by PWI, minimum net capital shall not be less than 2 percent of combined aggregate debit items arising from client transactions, plus excess margin collected on securities purchased under agreements to resell, as defined. A reduction of business is required if net capital is less than 4 percent of such aggregate debit items. Business may not be expanded if net capital is less than 5 percent of such aggregate debit items. As of June 30, 2000, PWI's net capital of $1,196,312 was 9.1 percent of aggregate debit items and its net capital in excess of the minimum required was $921,545.

Effective June 9, 2000, the Company completed its merger with J.C. Bradford, a registered broker-dealer. As a registered broker-dealer, J.C. Bradford is subject to the Securities and Exchange Commission Uniform Net Capital Rule and New York Stock Exchange Growth and Business Reduction capital requirements, similar to PWI. As of June 30, 2000, J.C. Bradford's net capital of $376,146 was
41.3 percent of aggregate debit items and its net capital in excess of the minimum required was $357,940.

NOTE 7: FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

  Held or Issued for Trading Purposes

Set forth below are the gross contract or notional amounts of the Company's outstanding off-balance-sheet derivative and other financial instruments held or issued for trading purposes. These amounts are not reflected in the Condensed Consolidated Statements of Financial Condition and are indicative only of the volume of activity at June 30, 2000 and December 31, 1999. They do not represent amounts subject to market risks, and in many cases, limit the Company's overall exposure to market losses by hedging other on- and off-balance-sheet transactions.

                                                 NOTIONAL OR CONTRACT AMOUNT
                                   --------------------------------------------------------
                                         JUNE 30, 2000               DECEMBER 31, 1999
                                   --------------------------    --------------------------
                                    PURCHASES        SALES        PURCHASES        SALES
                                   -----------    -----------    -----------    -----------
Mortgage-backed forward contracts
  and options written and
  purchased......................  $14,862,935    $20,758,712    $14,417,186    $17,540,786
Foreign currency forward
  contracts, futures contracts,
  and options written and
  purchased......................    2,047,008      2,014,695      1,380,925      1,373,981
Equity securities contracts
  including stock index futures,
  forwards, and options written
  and purchased..................      202,385        359,693        144,034        239,682
Other fixed income securities
  contracts including futures,
  forwards, and options written
  and purchased..................    5,930,773      7,913,074      3,557,193      5,538,887
Interest rate swaps and caps.....    1,591,267      3,737,418      1,688,762        419,989

--------------------------------------------------------------------------------

Set forth below are the fair values of derivative financial instruments held or issued for trading purposes as of June 30, 2000 and December 31, 1999. The fair value amounts are netted by counterparty when specific conditions are met.

                                                   FAIR VALUE AT              FAIR VALUE AT
                                                   JUNE 30, 2000            DECEMBER 31, 1999
                                               ----------------------    -----------------------
                                               ASSETS     LIABILITIES     ASSETS     LIABILITIES
                                               -------    -----------    --------    -----------
Mortgage-backed forward contracts and options
  written and purchased......................  $93,514     $110,055      $159,228     $114,838
Foreign currency forward contracts, futures
  contracts, and options written and
  purchased..................................   21,160       20,211        20,274       20,158
Equity securities contracts including stock
  index futures, forwards, and options
  written and purchased......................   41,655       16,051       152,024       48,835
Other fixed income securities contracts
  including futures, forwards, and options
  written and purchased......................   12,327        6,436        29,584       20,177
Interest rate swaps and caps.................   21,000       41,489        31,569       11,087

Set forth below are the average fair values of derivative financial instruments held or issued for trading purposes for the three months ended June 30, 2000 and the twelve months ended December 31, 1999. The average fair value is based on the average of the month-end balances during the periods indicated.

                                                AVERAGE FAIR VALUE         AVERAGE FAIR VALUE
                                                   JUNE 30, 2000            DECEMBER 31, 1999
                                              -----------------------    -----------------------
                                               ASSETS     LIABILITIES     ASSETS     LIABILITIES
                                              --------    -----------    --------    -----------
Mortgage-backed forward contracts and
  options written and purchased.............  $121,674     $112,297      $171,113     $163,954
Foreign currency forward contracts, futures
  contracts, and options written and
  purchased.................................    31,807       31,218        22,549       22,377
Equity securities contracts including stock
  index futures, forwards, and options
  written and purchased.....................    88,125       31,563        63,624       40,321
Other fixed income securities contracts
  including futures, forwards, and options
  written and purchased.....................    16,163        6,017        11,932       49,800
Interest rate swaps and caps................    29,344       26,051        18,593        6,754

The Company also sells securities, at predetermined prices, which have not yet been purchased. The Company is exposed to market risk since to satisfy the obligation, the Company must acquire the securities at market prices, which may exceed the values reflected on the Condensed Consolidated Statements of Financial Condition.

The off-balance-sheet derivative trading transactions are generally short-term. At June 30, 2000 substantially all of the off-balance-sheet trading-related derivative and other financial instruments had remaining maturities of less than one year.

The Company's risk of loss in the event of counterparty default is limited to the current fair value or the replacement cost on contracts in which the Company has recorded an unrealized gain. These amounts are reflected as assets on the Company's Condensed Consolidated Statements of Financial Condition and amounted to $189,656 and $392,679 at June 30, 2000 and December 31, 1999, respectively. Options written do not expose the Company to credit risk since they do not obligate the counterparty to perform. Transactions in futures contracts are conducted through regulated exchanges which have margin requirements, and are settled in cash on a daily basis, thereby minimizing credit risk.

--------------------------------------------------------------------------------

The following table summarizes the Company's principal transactions revenues by business activity for the three months and six months ended June 30, 2000 and 1999. Principal transactions revenues include realized and unrealized gains and losses on trading positions and principal investing activities, including hedges. In assessing the profitability of its trading activities, the Company views net interest and principal transactions revenues in the aggregate.

                                                    PRINCIPAL TRANSACTIONS REVENUES
                                              --------------------------------------------
                                                  THREE MONTHS             SIX MONTHS
                                                 ENDED JUNE 30,          ENDED JUNE 30,
                                              --------------------    --------------------
                                                2000        1999        2000        1999
                                              --------    --------    --------    --------
Taxable fixed income (includes futures,
  forwards, options contracts and other
  securities)...............................  $ 61,901    $137,646    $119,672    $332,050
Equities (includes stock index futures,
  forwards and options contracts)...........    71,983     107,424     278,805     192,331
Municipals (includes futures and options
  contracts)................................    47,544      34,776      92,240      69,673
                                              --------    --------    --------    --------
                                              $181,428    $279,846    $490,717    $594,054
                                              ========    ========    ========    ========

  Held or Issued for Purposes Other Than Trading

The Company enters into interest rate swap agreements to manage the interest rate characteristics of its assets and liabilities. As of June 30, 2000 and December 31, 1999, the Company had outstanding interest rate swap agreements with commercial banks with notional amounts of $3,896,010 and $4,206,010, respectively. These agreements effectively converted substantially all of the Company's fixed rate debt at June 30, 2000 into floating rate debt. The interest rate swap agreements entered into have had the effect of increasing net interest expense on the Company's fixed rate debt by $2,359 for the six months ended June 30, 2000, and decreasing net interest expense by $13,791 for the six months ended June 30, 1999. The Company had no deferred gains or losses related to terminated swap agreements on the Company's long-term borrowings at June 30, 2000 and December 31, 1999. The Company is subject to market risk as interest rates fluctuate. The interest rate swaps contain credit risk to the extent the Company is in a receivable or gain position and the counterparty defaults. However, the counterparties to the agreements generally are large financial institutions, and the Company has not experienced defaults in the past, and management does not anticipate any counterparty defaults in the foreseeable future. See Note 5 for further discussion of interest rate swap agreements used for hedging purposes.

NOTE 8: RISK MANAGEMENT

Transactions involving derivative and non-derivative financial instruments involve varying degrees of both market and credit risk. The Company monitors its exposure to market and credit risk on a daily basis and through a variety of financial, security position and credit exposure reporting and control procedures.

  Market Risk

Market risk is the potential change in value of the financial instrument caused by unfavorable changes in interest rates, equity prices, and foreign currency exchange rates. The Company has a variety of methods to monitor its market risk profile. The senior management of each business group is responsible for reviewing trading positions, exposures, profits and losses, and trading strategies. The Company also has an independent risk management group which reviews the Company's risk profile and aids in setting and monitoring risk management policies of the Company, including monitoring adherence to the established limits, performing market risk modeling, and reviewing trading positions

--------------------------------------------------------------------------------
and hedging strategies. The Asset/Liability Management Committee, comprised of senior corporate and business group managers, is responsible for establishing trading position and exposure limits.

Market risk modeling is based on estimating loss exposure through sensitivity testing. These results are compared to established limits, and exceptions are subject to review and approval by senior management. Other market risk control procedures include monitoring inventory agings, reviewing traders' marks and holding regular meetings between the senior management of the business groups and the risk management group.

  Credit Risk in Proprietary Transactions

Counterparties to the Company's proprietary trading, hedging, financing and arbitrage activities are primarily financial institutions, including banks, brokers and dealers, investment funds and insurance companies. Credit losses could arise should counterparties fail to perform and the value of any collateral proves inadequate. The Company manages credit risk by monitoring net exposure to individual counterparties on a daily basis, monitoring credit limits and requiring additional collateral where appropriate.

Derivative credit exposures are calculated, aggregated and compared to established limits by the credit department. Credit reserve requirements are determined by senior management in conjunction with the Company's continuous credit monitoring procedures. Historically, reserve requirements arising from instruments with off-balance-sheet risk have not been material.

Receivables and payables with brokers and dealers, agreements to resell and repurchase securities, and securities borrowed and loaned are generally collateralized by cash, government and government-agency securities, and letters of credit. The market value of the initial collateral received approximates or is greater than the contract value. Additional collateral is requested when considered necessary. The Company may pledge clients' margined securities as collateral in support of securities loaned and bank loans, as well as to satisfy margin requirements at clearing organizations. The amounts loaned or pledged are limited to the extent permitted by applicable margin regulations. Should the counterparty fail to return the clients' securities, the Company may be required to replace them at prevailing market prices. At June 30, 2000, the market value of client securities loaned to other brokers approximated the amounts due or collateral obtained.

  Credit Risk in Client Activities

Client transactions are entered on either a cash or margin basis. In a margin transaction, the Company extends credit to a client for the purchase of securities, using the securities purchased and/or other securities in the client's account as collateral for amounts loaned. Receivables from customers are substantially collateralized by customer securities. Amounts loaned are limited by margin regulations of the Federal Reserve Board and other regulatory authorities and are subject to the Company's credit review and daily monitoring procedures. Market declines could, however, reduce the value of any collateral below the principal amount loaned, plus accrued interest, before the collateral can be sold.

Client transactions include positions in commodities and financial futures, trading liabilities and written options. The risk to the Company's clients in these transactions can be substantial, principally due to price volatility which can reduce the clients' ability to meet their obligations. Margin deposit requirements pertaining to commodity futures and exchange-traded options transactions are generally lower than those for exchange-traded securities. To the extent clients are unable to meet their commitments to the Company and margin deposits are insufficient to cover outstanding liabilities, the Company may take market action and credit losses could be realized.

Client trades are recorded on a settlement date basis. Should either the client or broker fail to perform, the Company may be required to complete the transaction at prevailing market prices. Trades pending

--------------------------------------------------------------------------------
at June 30, 2000 were settled without material adverse effect on the Company's consolidated financial statements, taken as a whole.

  Concentrations of Credit Risk

Concentrations of credit risk that arise from financial instruments (whether on-or off-balance-sheet) exist for groups of counterparties when they have similar economic characteristics that would cause their ability to meet obligations to be similarly affected by economic, industry or geographic factors. As a major securities firm, the Company engages in underwriting and other financing activities with a broad range of clients, including other financial institutions, municipalities, governments, financing companies, and commercial real estate investors and operators. These activities could result in concentrations of credit risk with a particular counterparty, or group of counterparties operating in a particular geographic area or engaged in business in a particular industry. The Company seeks to control its credit risk and the potential for risk concentration through a variety of reporting and control procedures described above.

The Company's most significant industry concentration, which arises within its normal course of business activities, is financial institutions including banks, brokers and dealers, investment funds, and insurance companies.

NOTE 9: COMMITMENTS AND CONTINGENCIES

At June 30, 2000 and December 31, 1999, the Company was contingently liable under unsecured letters of credit totaling $204,868 and $139,156, respectively, which approximated fair value. At June 30, 2000 and December 31, 1999 certain of the Company's subsidiaries were contingently liable as issuer of approximately $45,000 of notes payable to managing general partners of various limited partnerships pursuant to certain partnership agreements. In addition, as part of the 1995 limited partnership settlements, the Company has agreed, under certain circumstances, to provide to class members additional consideration including assignment of fees the Company is entitled to receive from certain partnerships. In the opinion of management, these contingencies will not have a material adverse effect on the Company's consolidated financial statements, taken as a whole.

In meeting the financing needs of certain of its clients, the Company may also issue standby letters of credit which are collateralized by customer margin securities. At June 30, 2000 and December 31, 1999, the Company had outstanding $142,503 and $101,400, respectively, of such standby letters of credit. At June 30, 2000 and December 31, 1999, securities with fair value of $3,414,277 and $2,536,073, respectively, had been loaned or pledged as collateral for securities borrowed of approximately equal fair value.

In the normal course of business, the Company enters into when-issued transactions, underwriting and other commitments. Also, at June 30, 2000 and December 31, 1999, the Company had commitments of $1,411,297 and $858,122, respectively, consisting of secured credit lines to real estate operators, mortgage and asset-backed originators, and commitments to investment partnerships, in certain of which key employees are limited partners. Settlement of these transactions at June 30, 2000 would not have had a material impact on the Company's consolidated financial statements, taken as a whole.

The Company has been named as defendant in numerous legal actions in the ordinary course of business. While the outcome of such matters cannot be predicted with certainty, in the opinion of management of the Company, after consultation with various counsel handling such matters, these actions will be resolved with no material adverse effect on the Company's consolidated financial statements, taken as a whole.

--------------------------------------------------------------------------------

NOTE 10: COMPREHENSIVE INCOME

Comprehensive income is calculated in accordance with SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income combines net income and certain items that directly affect stockholders' equity, such as foreign currency translation adjustments. The components of comprehensive income for the three months and six months ended June 30, 2000 and 1999 were as follows:

                                       THREE MONTHS ENDED       SIX MONTHS ENDED
                                            JUNE 30,                JUNE 30,
                                      --------------------    --------------------
                                        2000        1999        2000        1999
                                      --------    --------    --------    --------
Net income..........................  $127,506    $163,504    $303,855    $324,103
Foreign currency translation
  adjustment........................    (2,396)     (1,419)     (3,278)     (2,931)
                                      --------    --------    --------    --------
Total comprehensive income..........  $125,110    $162,085    $300,577    $321,172
                                      --------    --------    --------    --------

NOTE 11: EARNINGS PER COMMON SHARE

Earnings per common share are computed in accordance with SFAS No. 128, "Earnings Per Share." Basic earnings per share excludes the dilutive effects of options and convertible securities and is calculated by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects all potentially dilutive securities.

--------------------------------------------------------------------------------

Set forth below is the reconciliation of net income applicable to common shares and weighted-average common and common equivalent shares of the basic and diluted earnings per common share computations:

                                 THREE MONTHS ENDED             SIX MONTHS ENDED
                                      JUNE 30,                      JUNE 30,
                             ---------------------------   ---------------------------
                                 2000           1999           2000           1999
                             ------------   ------------   ------------   ------------
NUMERATOR:
Net income.................  $    127,506   $    163,504   $    303,855   $    324,103
Preferred stock
  dividends................            --         (5,949)            --        (11,898)
                             ------------   ------------   ------------   ------------
Net income applicable to
  common shares for basic
  earnings per share.......       127,506        157,555        303,855        312,205
                             ============   ============   ============   ============
Net income applicable to
  common shares for diluted
  earnings per share.......  $    127,506   $    157,555   $    303,855   $    312,205
                             ============   ============   ============   ============
DENOMINATOR:
Weighted-average common
  shares for basic earnings
  per share................   146,067,820    145,742,741    145,324,940    145,631,920
Weighted-average effect of
  dilutive employee stock
  options and awards.......   8,508,584(1)     9,217,656    7,908,935(1)     8,673,875
                             ------------   ------------   ------------   ------------
Dilutive potential common
  shares...................     8,508,584      9,217,656      7,908,935      8,673,875
                             ------------   ------------   ------------   ------------
Weighted-average common and
  common equivalent shares
  for diluted earnings per
  share....................   154,576,404    154,960,397    153,233,875    154,305,795
                             ============   ============   ============   ============
EARNINGS PER SHARE:
Basic......................  $       0.87   $       1.08   $       2.09   $       2.14
                             ============   ============   ============   ============
Diluted....................  $       0.82   $       1.02   $       1.98   $       2.02
                             ============   ============   ============   ============

------------
(1) Included in the calculation of employee stock options and awards was the dilutive effective of 1,931,250 instruments related to convertible debentures.

NOTE 12: SEGMENT REPORTING DATA

The Company offers a wide variety of products and services, primarily those of a full service domestic broker-dealer to a domestic market, through its two operating segments: Individual and Institutional. The Individual segment offers brokerage services and products (such as the purchase and sale of securities, insurance annuity contracts, mutual funds, wrap fee products, and margin and securities lending), asset management and other investment advisory and portfolio management products and services, and execution and clearing services for transactions originated by individual investors. The Institutional segment principally includes capital market products and services (such as the placing of securities and other financial instruments for--and the execution of trades on behalf of--institutional clients, investment banking services such as the underwriting of debt and equity securities, and mergers and acquisitions advisory services).

--------------------------------------------------------------------------------

Segment revenues and expenses in the table below consist of those that are directly attributable to the segment under which they are reported, combined with segment amounts based on Company allocation methodologies (for example, allocating a portion of investment banking revenues to the Individual segment; relative utilization of the Company's square footage for certain cost allocations).

                                                           THREE MONTHS ENDED JUNE 30, 2000
                                                       -----------------------------------------
                                                       INDIVIDUAL    INSTITUTIONAL      TOTAL
                                                       ----------    -------------    ----------
Total revenues.......................................  $1,422,061      $894,365       $2,316,426
Net revenues.........................................   1,142,750       268,422        1,411,172
Income before taxes and minority interest............     199,050        13,020          212,070

                                                           THREE MONTHS ENDED JUNE 30, 1999
                                                       -----------------------------------------
                                                       INDIVIDUAL    INSTITUTIONAL      TOTAL
                                                       ----------    -------------    ----------
Total revenues.......................................  $1,135,946      $835,032       $1,970,978
Net revenues.........................................     980,018       367,889        1,347,907
Income before taxes and minority interest............     152,980       116,687          269,667

                                                           SIX MONTHS ENDED JUNE 30, 2000
                                                      -----------------------------------------
                                                      INDIVIDUAL    INSTITUTIONAL      TOTAL
                                                      ----------    -------------    ----------
Total revenues......................................  $2,892,812     $1,828,735      $4,721,547
Net revenues........................................   2,394,028        614,249       3,008,277
Income before taxes and minority interest...........     398,244        104,045         502,289

                                                           SIX MONTHS ENDED JUNE 30, 1999
                                                      -----------------------------------------
                                                      INDIVIDUAL    INSTITUTIONAL      TOTAL
                                                      ----------    -------------    ----------
Total revenues......................................  $2,240,355     $1,653,933      $3,894,288
Net revenues........................................   1,935,131        727,667       2,662,798
Income before taxes and minority interest...........     304,873        229,813         534,686

Total assets for the Individual and Institutional segments were $26,786,776 and $39,615,726, respectively, at June 30, 2000 and $21,828,324 and $39,784,052,
respectively at December 31, 1999.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.

             UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                               THIRD QUARTER 2000

                               SEPTEMBER 30, 2000

--------------------------------------------------------------------------------

                         PART I--FINANCIAL INFORMATION

ITEM 1.  FINANCIAL STATEMENTS

                            PAINE WEBBER GROUP INC.


            CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

          (In thousands of dollars except share and per share amounts)

                                         THREE MONTHS ENDED             NINE MONTHS ENDED
                                            SEPTEMBER 30,                 SEPTEMBER 30,
                                     ---------------------------   ---------------------------
                                         2000           1999           2000           1999
                                     ------------   ------------   ------------   ------------
REVENUES
Commissions........................  $    528,948   $    451,341   $  1,765,630   $  1,419,092
Principal transactions.............       287,931        235,914        778,648        829,968
Asset management...................       314,083        235,712        893,076        666,250
Investment banking.................       107,502        134,235        385,329        420,321
Interest...........................     1,167,415        762,205      3,223,170      2,289,636
Other..............................        39,367         40,785        120,940        129,213
                                     ------------   ------------   ------------   ------------
     Total revenues................     2,445,246      1,860,192      7,166,793      5,754,480
Interest expense...................     1,002,567        623,025      2,715,837      1,854,515
                                     ------------   ------------   ------------   ------------
     Net revenues..................     1,442,679      1,237,167      4,450,956      3,899,965
                                     ------------   ------------   ------------   ------------
NON-INTEREST EXPENSES
Compensation and benefits..........       875,012        711,783      2,664,401      2,260,575
Office and equipment...............       111,933         89,159        308,220        259,941
Communications.....................        49,408         42,331        140,338        127,179
Business development...............        34,172         30,861        114,849         83,262
Brokerage, clearing & exchange
  fees.............................        16,203         23,391         63,806         71,268
Professional services..............        42,215         33,469        142,096         96,318
Other..............................        93,536         80,188        294,757        240,751
                                     ------------   ------------   ------------   ------------
     Total non-interest expenses...     1,222,479      1,011,182      3,728,467      3,139,294
                                     ------------   ------------   ------------   ------------
INCOME BEFORE TAXES AND MINORITY
  INTEREST.........................       220,200        225,985        722,489        760,671
  Provision for income taxes.......        76,370         79,722        258,682        274,183
                                     ------------   ------------   ------------   ------------
INCOME BEFORE MINORITY INTEREST....       143,830        146,263        463,807        486,488
  Minority interest................         8,061          8,061         24,183         24,183
                                     ------------   ------------   ------------   ------------
NET INCOME.........................  $    135,769   $    138,202   $    439,624   $    462,305
                                     ============   ============   ============   ============
Net income applicable to common
  shares...........................  $    135,769   $    132,253   $    439,624   $    444,458
                                     ============   ============   ============   ============
Earnings per common share:
  Basic............................  $       0.92   $       0.91   $       3.01   $       3.05
  Diluted..........................  $       0.85   $       0.86   $       2.83   $       2.88
Weighted-average common shares:
  Basic............................   148,019,200    145,633,697    146,143,267    145,583,134
  Diluted..........................   159,911,113    153,857,503    155,100,328    154,106,985
Dividends declared per common
  share............................  $       0.12   $       0.11   $       0.36   $       0.33

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.


      CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (UNAUDITED)

          (IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                              SEPTEMBER 30,   DECEMBER 31,
                                                                  2000            1999
                                                              -------------   ------------
ASSETS
Cash and cash equivalents...................................   $   214,593    $   176,401
Cash and securities segregated and on deposit for federal
  and other regulations.....................................     1,426,661        823,059
Financial instruments owned.................................    23,793,940     21,144,830
Securities received as collateral...........................       894,448      1,079,976
Securities purchased under agreements to resell.............    15,678,483     15,923,948
Securities borrowed.........................................    10,260,714     10,526,638
Receivables, net of allowance for doubtful accounts of
  $18,903 and $30,039 at September 30, 2000 and December 31,
  1999, respectively........................................    12,367,901     10,287,937
Office equipment and leasehold improvements, net of
  accumulated depreciation and amortization of $622,888 and
  $527,718 at September 30, 2000 and December 31, 1999,
  respectively..............................................       823,326        579,819
Other assets................................................     1,988,201      1,069,768
                                                               -----------    -----------
                                                               $67,448,267    $61,612,376
                                                               ===========    ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Short-term borrowings.......................................   $ 1,810,822    $ 1,884,250
Financial instruments sold, not yet purchased...............     3,467,766      7,099,208
Securities sold under agreements to repurchase..............    29,377,087     25,740,196
Securities loaned...........................................     6,419,531      5,661,200
Obligation to return securities received as collateral......       894,448      1,079,976
Payables....................................................    13,514,944      8,448,217
Other liabilities and accrued expenses......................     3,233,534      3,164,496
Long-term borrowings........................................     4,943,484      5,223,826
                                                               -----------    -----------
                                                                63,661,616     58,301,369
                                                               -----------    -----------
Commitments and contingencies
Company-Obligated Mandatorily Redeemable Preferred
  Securities of Subsidiary Trusts holding solely Company
  Guaranteed Related Subordinated Debt......................       393,750        393,750
Stockholders' Equity:
  Common stock, $1 par value, 400,000,000 shares authorized, issued 197,727,238 shares and 193,145,152 shares at
     September 30, 2000 and December 31, 1999,
     respectively...........................................       197,727        193,145
  Additional paid-in capital................................     1,833,623      1,672,085
  Retained earnings.........................................     2,557,928      2,171,080
  Treasury stock, at cost; 48,752,322 shares and 47,557,064
     shares at September 30, 2000 and December 31, 1999,
     respectively...........................................    (1,186,605)    (1,113,736)
  Accumulated other comprehensive income....................        (9,772)        (5,317)
                                                               -----------    -----------
                                                                 3,392,901      2,917,257
                                                               -----------    -----------
                                                               $67,448,267    $61,612,376
                                                               ===========    ===========

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

                            PAINE WEBBER GROUP INC.


          CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

                           (IN THOUSANDS OF DOLLARS)

                                                                  NINE MONTHS ENDED
                                                                    SEPTEMBER 30,
                                                              --------------------------
                                                                 2000           1999
                                                              -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income..................................................  $   439,624    $   462,305
Adjustments to reconcile net income to cash provided by
  (used for) operating activities:
Noncash items included in net income:
  Depreciation and amortization.............................      105,370         73,035
  Deferred income taxes.....................................        2,138        (45,757)
  Amortization of deferred charges..........................       99,584         81,708
  Stock-based compensation..................................       (5,116)        12,680
(Increase) decrease in operating assets:
  Cash and securities on deposit............................     (603,325)       (87,157)
  Financial instruments owned...............................   (2,366,989)    (1,582,711)
  Securities purchased under agreements to resell...........      245,465      1,405,018
  Securities borrowed.......................................      491,110       (651,622)
  Receivables...............................................   (1,180,787)    (1,548,063)
  Other assets..............................................     (360,248)      (282,626)
Increase (decrease) in operating liabilities:
  Financial instruments sold, not yet purchased.............   (3,631,443)       445,507
  Securities sold under agreements to repurchase............    3,636,891      2,227,316
  Securities loaned.........................................      490,408        199,468
  Payables..................................................    4,236,051     (1,249,085)
  Other.....................................................     (168,013)       134,438
                                                              -----------    -----------
  Cash provided by (used for) operating activities..........    1,430,720       (405,546)
                                                              -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for:
  Net assets acquired in business acquisition...............     (621,667)            --
  Office equipment and leasehold improvements...............     (306,217)      (179,731)
                                                              -----------    -----------
  Cash used for investing activities........................     (927,884)      (179,731)
                                                              -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from (payments on) short-term borrowings.......     (107,630)        10,483
Proceeds from:
  Long-term borrowings......................................      471,761      1,010,984
  Employee stock transactions...............................      130,917         72,410
Payments for:
  Long-term borrowings......................................     (792,150)      (300,575)
  Repurchases of common stock...............................     (114,767)      (151,446)
  Dividends.................................................      (52,775)       (65,373)
                                                              -----------    -----------
  Cash (used for) provided by financing activities..........     (464,644)       576,483
                                                              -----------    -----------
Increase (decrease) in cash and cash equivalents............       38,192         (8,794)
  Cash and cash equivalents, beginning of period............      176,401        228,359
                                                              -----------    -----------
  Cash and cash equivalents, end of period..................  $   214,593    $   219,565
                                                              ===========    ===========

See notes to condensed consolidated financial statements.

--------------------------------------------------------------------------------

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

    (IN THOUSANDS OF DOLLARS EXCEPT SHARE AND PER SHARE AMOUNTS) (UNAUDITED)


NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Basis of Presentation

The condensed consolidated financial statements include the accounts of Paine Webber Group Inc. ("PWG") and its wholly owned subsidiaries, including its principal subsidiary PaineWebber Incorporated ("PWI") (collectively, the "Company"). All material intercompany balances and transactions have been eliminated. Certain reclassifications have been made to prior year amounts to conform to current year presentations. The December 31, 1999 Condensed Consolidated Statement of Financial Condition was derived from the audited consolidated financial statements of the Company. The financial information as of and for the periods ended September 30, 2000 and 1999 is unaudited. All normal recurring adjustments which, in the opinion of management, are necessary for a fair presentation have been made.

Certain financial information that is normally in annual financial statements but is not required for interim reporting purposes has been condensed or omitted. The condensed consolidated financial statements are prepared in conformity with accounting principles generally accepted in the United States which require management to make estimates and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. Actual results could differ from those estimates. These financial statements should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 1999 and the Company's Quarterly Reports on Form 10-Q for the quarters ended June 30, and March 31, 2000. The results of operations reported for interim periods are not necessarily indicative of the results of operations for the entire year.

  Statement of Cash Flows

Total interest payments, which relate principally to agreements to repurchase, short-term borrowings, securities loaned and long-term borrowings, were $2,782,961 and $1,834,039 for the nine months ended September 30, 2000 and 1999, respectively. Income taxes paid were $232,558 and $268,289 for the nine months ended September 30, 2000 and 1999, respectively.

  Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," which establishes revised accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity measure all derivative instruments at fair value and recognize such instruments as either assets or liabilities in the consolidated statements of financial condition. The accounting for changes in the fair value of a derivative instrument will depend on the intended use of the derivative as either a fair value hedge, a cash flow hedge or a foreign currency hedge. The effect of the changes in fair value of the derivatives and, in certain cases, the hedged items are to be reflected in either the consolidated statements of income or as a component of other comprehensive income, based upon the resulting designation. As issued, SFAS No. 133 was effective for fiscal years beginning after June 15, 1999. In June 1999, the FASB issued SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133." SFAS No. 137 defers the effective date of SFAS No. 133 for one year to fiscal years beginning after June 15, 2000. In June 2000, the FASB issued Statement No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities--an Amendment to FASB Statement No. 133". The Company expects that the adoption of these statements will not have a material effect on the Company's Consolidated Financial Statements, taken as a whole.

--------------------------------------------------------------------------------

In September 2000, the FASB issued SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which replaces SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities". SFAS No. 140 revises the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but carries over most of the provisions of SFAS No. 125. SFAS No. 140 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001 and is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The Company has not yet determined the impact of this statement on the Company's Consolidated Financial Statements, taken as a whole.

NOTE 2: RECENT EVENTS

On October 23, 2000, the stockholders of PWG adopted the Agreement and Plan of Merger (the "Merger Agreement"), dated as of July 12, 2000, by and among PWG, UBS AG ("UBS") and a subsidiary of UBS, pursuant to which PWG will merge with and into that subsidiary. Under the terms of the agreement, PWG's stockholders will have the right to elect to receive either $73.50 in cash or 0.4954 of an ordinary share of UBS AG stock for each share of PWG's common stock, $1 par value ("common stock") that they own. The percentage of PWG's common stock that will be converted into the right to receive UBS AG stock is fixed at 50 percent. Adjustments to elections may therefore be necessary so that, in the aggregate, 50 percent of the shares of PWG's common stock is converted into the right to receive UBS AG stock, and 50 percent is converted into the right to receive cash. The transaction, which is expected to be completed in November of 2000, is subject to customary closing conditions, including certain regulatory approvals.

NOTE 3: MERGER WITH J.C. BRADFORD

On June 9, 2000, the Company completed its merger with J.C. Bradford & Co. L.L.C. ("J.C. Bradford"), a leading privately-held brokerage firm in the Southeastern U.S., for approximately $622,000 in cash. The merger was accounted for as a purchase and, accordingly, the excess of the purchase cost over the fair value of the net assets acquired of approximately $185,000, resulted in the Company recording $560,000 in goodwill, which is being amortized over 25 years on a straight-line basis. The consolidated financial statements of the Company include the results of J.C. Bradford from the closing date. As a result of the merger, in the second quarter of 2000, the Company recorded after-tax costs of approximately $18,800 ($30,000 pre-tax) relating primarily to the elimination of the Company's duplicate facilities, severance and other costs.

--------------------------------------------------------------------------------

NOTE 4: FINANCIAL INSTRUMENTS OWNED AND SOLD, NOT YET PURCHASED

At September 30, 2000 and December 31, 1999, financial instruments owned and financial instruments sold, not yet purchased consisted of the following:

                                                         SEPTEMBER 30,    DECEMBER 31,
                                                             2000             1999
                                                         -------------    ------------
Financial instruments owned:
  U.S. government and agencies.........................   $ 7,724,521     $ 5,864,331
  Mortgages and mortgage-backed........................    10,426,454       9,012,415
  Corporate debt.......................................       671,925       1,875,361
  Commercial paper and other short-term debt...........     1,890,638       1,744,036
  Equities and other...................................     2,363,490       2,030,986
  State and municipals.................................       716,912         617,701
                                                          -----------     -----------
                                                          $23,793,940     $21,144,830
                                                          ===========     ===========
Financial instruments sold, not yet purchased:
  U.S. government and agencies.........................   $ 2,768,820     $ 5,804,259
  Mortgages and mortgage-backed........................       145,255         123,049
  Corporate debt.......................................       283,084         785,890
  Equities.............................................       257,343         348,485
  State and municipals.................................        13,264          37,525
                                                          -----------     -----------
                                                          $ 3,467,766     $ 7,099,208
                                                          ===========     ===========

NOTE 5: LONG-TERM BORROWINGS

Long-term borrowings at September 30, 2000 and December 31, 1999 consisted of the following:

                                                            SEPTEMBER 30,    DECEMBER 31,
                                                                2000             1999
                                                            -------------    ------------
U.S. Dollar-Denominated:
  Fixed Rate Notes........................................   $2,607,009       $2,757,851
  Fixed Rate Subordinated Notes...........................      174,831          174,765
  Medium-Term Senior Notes................................    1,950,850        2,143,010
  Medium-Term Subordinated Notes..........................       84,200          148,200
  Other...................................................       10,044               --
Non-U.S. Dollar-Denominated:
  Medium-Term Notes.......................................      116,550               --
                                                             ----------       ----------
                                                             $4,943,484       $5,223,826
                                                             ==========       ==========

At September 30, 2000, interest rates on the U.S. dollar-denominated fixed rate notes and fixed rate subordinated notes ranged from 6.25 percent to 9.25 percent and the weighted-average interest rate was 7.19 percent. Interest on the notes is payable semi-annually. The fixed rate notes and fixed rate subordinated notes outstanding at September 30, 2000 had an average maturity of 5.3 years.

At September 30, 2000, the Company had outstanding U.S. dollar-denominated fixed rate Medium-Term Notes of $1,071,100 and variable rate Medium-Term Notes of $963,950. The Medium-Term Notes outstanding at September 30, 2000 had an average maturity of 4.2 years and a weighted-average interest rate of 5.97 percent.

--------------------------------------------------------------------------------

At September 30, 2000, the Non-U.S. dollar-denominated Medium-Term Notes outstanding had a weighted-average interest rate of 1.18 percent and an average maturity of 2.16 years.

In 2000, the Company issued to certain employees, 6.25% Convertible Debentures due 2007 (the "Debentures"). The Debentures were initially convertible, at the option of the holders beginning on January 20, 2003, into 1,931,250 shares of Convertible Preferred Stock, which were then convertible into 1,931,250 shares of common stock of the Company.

As a result of the Company entering into the Merger Agreement, the Debentures became convertible effective upon the adoption by the stockholders of the Company of the Merger Agreement, which occurred on October 23, 2000. Pursuant to their terms, on October 16, 2000, the Company called for redemption on October 23, 2000 all of the outstanding Debentures. All outstanding Debentures were converted into common stock.

At September 30, 2000 and December 31, 1999, the fair values of long-term borrowings were $4,924,528 and $5,140,331, respectively, as compared to the carrying amounts of $4,943,484 and $5,223,826, respectively. The estimated fair value of long-term borrowings is based upon quoted market prices for the same or similar issues and pricing models. However, for substantially all of its fixed rate debt, the Company enters into interest rate swap agreements to convert its fixed rate payments into floating rate payments.

The net fair values of the interest rate swaps were $61,739 and $127,097 payable at September 30, 2000 and December 31, 1999, respectively. The fair value of interest rate swaps used to hedge the Company's long-term borrowings is based upon the amounts the Company would receive or pay to terminate the agreements, taking into account current interest rates.

The carrying amounts of the interest rate swap agreements included in the Company's Condensed Consolidated Statements of Financial Condition at September 30, 2000 and December 31, 1999 were net receivables of $4,780 and $12,075, respectively. See Note 7 for further discussion of interest rate swap agreements used for hedging purposes.

NOTE 6: CAPITAL REQUIREMENTS

PWI, a registered broker-dealer, is subject to the Securities and Exchange Commission Uniform Net Capital Rule and New York Stock Exchange Growth and Business Reduction capital requirements. Under the method of computing capital requirements adopted by PWI, minimum net capital shall not be less than 2 percent of combined aggregate debit items arising from client transactions, plus excess margin collected on securities purchased under agreements to resell, as defined. A reduction of business is required if net capital is less than 4 percent of such aggregate debit items. Business may not be expanded if net capital is less than 5 percent of such aggregate debit items. As of September 30, 2000, PWI's net capital of $1,608,364 was 10.1 percent of aggregate debit items and its net capital in excess of the minimum required was $1,281,410.

--------------------------------------------------------------------------------

NOTE 7: FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK

  Held or Issued for Trading Purposes

Set forth below are the gross contract or notional amounts of the Company's outstanding off-balance-sheet derivative and other financial instruments held or issued for trading purposes. These amounts are not reflected in the Condensed Consolidated Statements of Financial Condition and are indicative only of the volume of activity at September 30, 2000 and December 31, 1999. They do not represent amounts subject to market risks, and in many cases, limit the Company's overall exposure to market losses by hedging other on- and off-balance-sheet transactions.

                                                      NOTIONAL OR CONTRACT AMOUNT
                                         -----------------------------------------------------
                                            SEPTEMBER 30, 2000           DECEMBER 31, 1999
                                         -------------------------   -------------------------
                                          PURCHASES       SALES       PURCHASES       SALES
                                         -----------   -----------   -----------   -----------
Mortgage-backed forward contracts and
  options written and purchased........  $18,963,831   $26,909,451   $14,417,186   $17,540,786
Foreign currency forward contracts,
  futures contracts, and options
  written and purchased................    2,119,724     2,133,310     1,380,925     1,373,981
Equity securities contracts including
  stock index futures, forwards, and
  options written and purchased........      184,066       271,879       144,034       239,682
Other fixed income securities contracts
  including futures, forwards, and
  options written and purchased........    1,742,936     4,252,001     3,557,193     5,538,887
Interest rate swaps and caps...........    1,850,008     3,643,008     1,688,762       419,989

Set forth below are the fair values of derivative financial instruments held or issued for trading purposes as of September 30, 2000 and December 31, 1999. The fair value amounts are netted by counterparty when specific conditions are met.

                                                         FAIR VALUE AT           FAIR VALUE AT
                                                      SEPTEMBER 30, 2000       DECEMBER 31, 1999
                                                     ---------------------   ----------------------
                                                     ASSETS    LIABILITIES    ASSETS    LIABILITIES
                                                     -------   -----------   --------   -----------
Mortgage-backed forward contracts and options
  written and purchased............................  $88,571    $105,027     $159,228    $114,838
Foreign currency forward contracts, futures
  contracts, and options written and purchased.....   20,304      17,001       20,274      20,158
Equity securities contracts including stock index
  futures, forwards, and options written and
  purchased........................................   16,074      16,246      152,024      48,835
Other fixed income securities contracts including
  futures, forwards, and options written and
  purchased........................................    2,100         378       29,584      20,177
Interest rate swaps and caps.......................   20,022      46,841       31,569      11,087

--------------------------------------------------------------------------------

Set forth below are the average fair values of derivative financial instruments held or issued for trading purposes for the three months ended September 30, 2000 and the twelve months ended December 31, 1999. The average fair value is based on the average of the month-end balances during the periods indicated.

                                                        AVERAGE FAIR VALUE       AVERAGE FAIR VALUE
                                                        SEPTEMBER 30, 2000       DECEMBER 31, 1999
                                                       ---------------------   ----------------------
                                                       ASSETS    LIABILITIES    ASSETS    LIABILITIES
                                                       -------   -----------   --------   -----------
Mortgage-backed forward contracts and options written
  and purchased......................................  $65,054     $69,284     $171,113    $163,954
Foreign currency forward contracts, futures
  contracts, and options written and purchased.......   25,445      25,016       22,549      22,377
Equity securities contracts including stock index
  futures, forwards, and options written and
  purchased..........................................   60,256      19,098       63,624      40,321
Other fixed income securities contracts including
  futures, forwards, and options written and
  purchased..........................................    3,686          23       11,932      49,800
Interest rate swaps and caps.........................   19,871      43,877       18,593       6,754

The Company also sells securities, at predetermined prices, which have not yet been purchased. The Company is exposed to market risk since to satisfy the obligation, the Company must acquire the securities at market prices, which may exceed the values reflected on the Condensed Consolidated Statements of Financial Condition.

The off-balance-sheet derivative trading transactions are generally short-term. At September 30, 2000 substantially all of the off-balance-sheet trading-related derivative and other financial instruments had remaining maturities of less than one year.

The Company's risk of loss in the event of counterparty default is limited to the current fair value or the replacement cost on contracts in which the Company has recorded an unrealized gain. These amounts are reflected as assets on the Company's Condensed Consolidated Statements of Financial Condition and amounted to $147,071 and $392,679 at September 30, 2000 and December 31, 1999,
respectively. Options written do not expose the Company to credit risk since they do not obligate the counterparty to perform. Transactions in futures contracts are conducted through regulated exchanges which have margin requirements, and are settled in cash on a daily basis, thereby minimizing credit risk.

The following table summarizes the Company's principal transactions revenues by business activity for the three months and nine months ended September 30, 2000 and 1999. Principal transactions revenues include realized and unrealized gains and losses on trading positions and principal investing activities, including hedges. In assessing the profitability of its trading activities, the Company views net interest and principal transactions revenues in the aggregate.

                                                         PRINCIPAL TRANSACTIONS REVENUES
                                                    -----------------------------------------
                                                    THREE MONTHS ENDED     NINE MONTHS ENDED
                                                       SEPTEMBER 30,         SEPTEMBER 30,
                                                    -------------------   -------------------
                                                      2000       1999       2000       1999
                                                    --------   --------   --------   --------
Taxable fixed income (includes futures, forwards,
  options contracts and other securities).........  $ 64,685   $ 72,228   $184,357   $404,278
Equities (includes stock index futures, forwards
  and options contracts)..........................   179,232    119,968    458,037    312,299
Municipals (includes futures and options
  contracts)......................................    44,014     43,718    136,254    113,391
                                                    --------   --------   --------   --------
                                                    $287,931   $235,914   $778,648   $829,968
                                                    ========   ========   ========   ========

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  Held or Issued for Purposes Other Than Trading

The Company enters into interest rate swap agreements to manage the interest rate characteristics of its assets and liabilities. As of September 30, 2000 and December 31, 1999, the Company had outstanding interest rate swap agreements with commercial banks with notional amounts of $3,706,010 and $4,206,010, respectively. These agreements effectively converted substantially all of the Company's fixed rate debt at September 30, 2000 into floating rate debt. The interest rate swap agreements entered into have had the effect of increasing net interest expense on the Company's fixed rate debt by $7,737 for the nine months ended September 30, 2000, and decreasing net interest expense by $20,370 for the nine months ended September 30, 1999. The Company had no deferred gains or losses related to terminated swap agreements on the Company's long-term borrowings at September 30, 2000 and December 31, 1999. The Company is subject to market risk as interest rates fluctuate. The interest rate swaps contain credit risk to the extent the Company is in a receivable or gain position and the counterparty defaults. However, the counterparties to the agreements generally are large financial institutions, and the Company has not experienced defaults in the past, and management does not anticipate any counterparty defaults in the foreseeable future. See Note 5 for further discussion of interest rate swap agreements used for hedging purposes.

NOTE 8: RISK MANAGEMENT

Transactions involving derivative and non-derivative financial instruments involve varying degrees of both market and credit risk. The Company monitors its exposure to market and credit risk on a daily basis and through a variety of financial, security position and credit exposure reporting and control procedures.

  Market Risk

Market risk is the potential change in value of the financial instrument caused by unfavorable changes in interest rates, equity prices, and foreign currency exchange rates. The Company has a variety of methods to monitor its market risk profile. The senior management of each business group is responsible for reviewing trading positions, exposures, profits and losses, and trading strategies. The Company also has an independent risk management group which reviews the Company's risk profile and aids in setting and monitoring risk management policies of the Company, including monitoring adherence to the established limits, performing market risk modeling, and reviewing trading positions and hedging strategies. The Asset/Liability Management Committee, comprised of senior corporate and business group managers, is responsible for establishing trading position and exposure limits.

Market risk modeling is based on estimating loss exposure through sensitivity testing. These results are compared to established limits, and exceptions are subject to review and approval by senior management. Other market risk control procedures include monitoring inventory agings, reviewing traders' marks and holding regular meetings between the senior management of the business groups and the risk management group.

  Credit Risk in Proprietary Transactions

Counterparties to the Company's proprietary trading, hedging, financing and arbitrage activities are primarily financial institutions, including banks, brokers and dealers, investment funds and insurance companies. Credit losses could arise should counterparties fail to perform and the value of any collateral proves inadequate. The Company manages credit risk by monitoring net exposure to individual counterparties on a daily basis, monitoring credit limits and requiring additional collateral where appropriate.

--------------------------------------------------------------------------------

Derivative credit exposures are calculated, aggregated and compared to established limits by the credit department. Credit reserve requirements are determined by senior management in conjunction with the Company's continuous credit monitoring procedures. Historically, reserve requirements arising from instruments with off-balance-sheet risk have not been material.

Receivables and payables with brokers and dealers, agreements to resell and repurchase securities, and securities borrowed and loaned are generally collateralized by cash, government and government-agency securities, and letters of credit. The market value of the initial collateral received approximates or is greater than the contract value. Additional collateral is requested when considered necessary. The Company may pledge clients' margined securities as collateral in support of securities loaned and bank loans, as well as to satisfy margin requirements at clearing organizations. The amounts loaned or pledged are limited to the extent permitted by applicable margin regulations. Should the counterparty fail to return the clients' securities, the Company may be required to replace them at prevailing market prices. At September 30, 2000, the market value of client securities loaned to other brokers approximated the amounts due or collateral obtained.

  Credit Risk in Client Activities

Client transactions are entered on either a cash or margin basis. In a margin transaction, the Company extends credit to a client for the purchase of securities, using the securities purchased and/or other securities in the client's account as collateral for amounts loaned. Receivables from customers are substantially collateralized by customer securities. Amounts loaned are limited by margin regulations of the Federal Reserve Board and other regulatory authorities and are subject to the Company's credit review and daily monitoring procedures. Market declines could, however, reduce the value of any collateral below the principal amount loaned, plus accrued interest, before the collateral can be sold.

Client transactions include positions in commodities and financial futures, trading liabilities and written options. The risk to the Company's clients in these transactions can be substantial, principally due to price volatility which can reduce the clients' ability to meet their obligations. Margin deposit requirements pertaining to commodity futures and exchange-traded options transactions are generally lower than those for exchange-traded securities. To the extent clients are unable to meet their commitments to the Company and margin deposits are insufficient to cover outstanding liabilities, the Company may take market action and credit losses could be realized.

Client trades are recorded on a settlement date basis. Should either the client or broker fail to perform, the Company may be required to complete the transaction at prevailing market prices. Trades pending at September 30, 2000 were settled without material adverse effect on the Company's consolidated financial statements, taken as a whole.

  Concentrations of Credit Risk

Concentrations of credit risk that arise from financial instruments (whether on-or off-balance-sheet) exist for groups of counterparties when they have similar economic characteristics that would cause their ability to meet obligations to be similarly affected by economic, industry or geographic factors. As a major securities firm, the Company engages in underwriting and other financing activities with a broad range of clients, including other financial institutions, municipalities, governments, financing companies, and commercial real estate investors and operators. These activities could result in concentrations of credit risk with a particular counterparty, or group of counterparties operating in a particular geographic area or engaged in business in a particular industry. The Company seeks to control its credit risk and the potential for risk concentration through a variety of reporting and control procedures described above.

--------------------------------------------------------------------------------

The Company's most significant industry concentration, which arises within its normal course of business activities, is financial institutions including banks, brokers and dealers, investment funds, and insurance companies.

NOTE 9: COMMITMENTS AND CONTINGENCIES

At September 30, 2000 and December 31, 1999, the Company was contingently liable under unsecured letters of credit totaling $298,498 and $139,156, respectively, which approximated fair value. At September 30, 2000 and December 31, 1999 certain of the Company's subsidiaries were contingently liable as issuer of approximately $45,000 of notes payable to managing general partners of various limited partnerships pursuant to certain partnership agreements. In addition, as part of the 1995 limited partnership settlements, the Company has agreed, under certain circumstances, to provide to class members additional consideration including assignment of fees the Company is entitled to receive from certain partnerships. In the opinion of management, these contingencies will not have a material adverse effect on the Company's consolidated financial statements, taken as a whole.

In meeting the financing needs of certain of its clients, the Company may also issue standby letters of credit which are collateralized by customer margin securities. At September 30, 2000 and December 31, 1999, the Company had outstanding $182,712 and $101,400, respectively, of such standby letters of credit. At September 30, 2000 and December 31, 1999, securities with fair value of $2,416,428 and $2,536,073, respectively, had been loaned or pledged as collateral for securities borrowed of approximately equal fair value.

In the normal course of business, the Company enters into when-issued transactions, underwriting and other commitments. Also, at September 30, 2000 and December 31, 1999, the Company had commitments of $1,176,781 and $858,122, respectively, consisting of secured credit lines to real estate operators, mortgage and asset-backed originators, and commitments to investment partnerships, in certain of which key employees are limited partners. Settlement of these transactions at September 30, 2000 would not have had a material impact on the Company's consolidated financial statements, taken as a whole.

The Company has been named as defendant in numerous legal actions in the ordinary course of business. While the outcome of such matters cannot be predicted with certainty, in the opinion of management of the Company, after consultation with various counsel handling such matters, these actions will be resolved with no material adverse effect on the Company's consolidated financial statements, taken as a whole.

NOTE 10: COMPREHENSIVE INCOME

Comprehensive income is calculated in accordance with SFAS No. 130, "Reporting Comprehensive Income." Comprehensive income combines net income and certain items that directly affect stockholders' equity, such as foreign currency translation adjustments. The components of comprehensive income for the three months and nine months ended September 30, 2000 and 1999 were as follows:

                                       THREE MONTHS ENDED      NINE MONTHS ENDED
                                         SEPTEMBER 30,           SEPTEMBER 30,
                                      --------------------    --------------------
                                        2000        1999        2000        1999
                                      --------    --------    --------    --------
Net income..........................  $135,769    $138,202    $439,624    $462,305
Foreign currency translation
  adjustment........................    (1,177)      2,046      (4,455)       (885)
                                      --------    --------    --------    --------
Total comprehensive income..........  $134,592    $140,248    $435,169    $461,420
                                      ========    ========    ========    ========

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NOTE 11: EARNINGS PER COMMON SHARE

Earnings per common share are computed in accordance with SFAS No. 128, "Earnings Per Share." Basic earnings per share excludes the dilutive effects of options and convertible securities and is calculated by dividing income available to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects all potentially dilutive securities.

Set forth below is the reconciliation of net income applicable to common shares and weighted-average common and common equivalent shares of the basic and diluted earnings per common share computations:

                              THREE MONTHS ENDED             NINE MONTHS ENDED
                                 SEPTEMBER 30,                 SEPTEMBER 30,
                          ---------------------------   ---------------------------
                              2000           1999           2000           1999
                          ------------   ------------   ------------   ------------
NUMERATOR:
Net income..............  $    135,769   $    138,202   $    439,624   $    462,305
Preferred stock
  dividends.............            --         (5,949)            --        (17,847)
                          ------------   ------------   ------------   ------------
Net income applicable to
  common shares for
  basic earnings per
  share.................       135,769        132,253        439,624        444,458
                          ============   ============   ============   ============
Net income applicable to
  common shares for
  diluted earnings per
  share.................  $    135,769   $    132,253   $    439,624   $    444,458
                          ============   ============   ============   ============
DENOMINATOR:
Weighted-average common
  shares for basic
  earnings per share....   148,019,200    145,633,697    146,143,267    145,583,134
Weighted-average effect
  of dilutive employee
  stock options and
  awards................    11,891,913      8,223,806      8,957,061      8,523,851
                          ------------   ------------   ------------   ------------
Weighted-average common
  and common equivalent
  shares for diluted
  earnings per share....   159,911,113    153,857,503    155,100,328    154,106,985
                          ============   ============   ============   ============
EARNINGS PER SHARE:
Basic...................  $       0.92   $       0.91   $       3.01   $       3.05
                          ============   ============   ============   ============
Diluted.................  $       0.85   $       0.86   $       2.83   $       2.88
                          ============   ============   ============   ============

Pursuant to the terms and conditions of the Company's various Stock Option and Award Plans which provide for the granting to officers and other key employees nonqualified stock options, restricted stock awards, restricted stock units and other stock based awards (the "Awards"), effective October 23, 2000, the date the shareholders of the Company approved the Merger Agreement, the Awards that were previously unvested or restricted became fully vested and no longer subject to restrictions on sales and transfers.

--------------------------------------------------------------------------------

NOTE 12: SEGMENT REPORTING DATA

The Company offers a wide variety of products and services, primarily those of a full service domestic broker-dealer to a domestic market, through its two operating segments: Individual and Institutional. The Individual segment offers brokerage services and products (such as the purchase and sale of securities, insurance annuity contracts, mutual funds, wrap fee products, and margin and securities lending), asset management and other investment advisory and portfolio management products and services, and execution and clearing services for transactions originated by individual investors. The Institutional segment principally includes capital market products and services (such as the placing of securities and other financial instruments for--and the execution of trades on behalf of--institutional clients, investment banking services such as the underwriting of debt and equity securities, and mergers and acquisitions advisory services).

Segment revenues and expenses in the table below consist of those that are directly attributable to the segment under which they are reported, combined with segment amounts based on Company allocation methodologies (for example, allocating a portion of investment banking revenues to the Individual segment; relative utilization of the Company's square footage for certain cost allocations).

                        THREE MONTHS ENDED SEPTEMBER 30, 2000     THREE MONTHS ENDED SEPTEMBER 30, 1999
                       ---------------------------------------   ---------------------------------------
                       INDIVIDUAL   INSTITUTIONAL     TOTAL      INDIVIDUAL   INSTITUTIONAL     TOTAL
                       ----------   -------------   ----------   ----------   -------------   ----------
Total revenues.......  $1,556,834    $  888,412     $2,445,246   $1,167,330    $  692,862     $1,860,192
Net revenues.........   1,204,463       238,216      1,442,679    1,010,919       226,248      1,237,167
Income before taxes
  and minority
  interest...........     171,842        48,358        220,200      186,513        39,472        225,985

                        NINE MONTHS ENDED SEPTEMBER 30, 2000      NINE MONTHS ENDED SEPTEMBER 30, 1999
                       ---------------------------------------   ---------------------------------------
                       INDIVIDUAL   INSTITUTIONAL     TOTAL      INDIVIDUAL   INSTITUTIONAL     TOTAL
                       ----------   -------------   ----------   ----------   -------------   ----------
Total revenues.......  $4,449,646    $2,717,147     $7,166,793   $3,407,685    $2,346,795     $5,754,480
Net revenues.........   3,598,490       852,466      4,450,956    2,946,050       953,915      3,899,965
Income before taxes
  and minority
  interest...........     570,086       152,403        722,489      491,386       269,285        760,671

Total assets for the Individual and Institutional segments were $30,141,208 and $37,307,059, respectively, at September 30, 2000 and $21,828,324 and
$39,784,052, respectively at December 31, 1999.

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                                 [UBS AG LOGO]

                                EXPLANATORY NOTE

The following substitute pages relate to the prospectus covering the preferred trust securities. These pages will replace the corresponding pages of the first prospectus contained in this registration statement.

PROSPECTUS                                        Prospectus dated 29 March 2001

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[UBS AG LOGO]

                $195,000,000 of 8.30% Preferred Trust Securities
                              PWG Capital Trust I

                $198,750,000 of 8.08% Preferred Trust Securities
                              PWG Capital Trust II

     FULLY AND UNCONDITIONALLY GUARANTEED, TO THE EXTENT DESCRIBED IN THIS
                                 PROSPECTUS, BY

                               UBS Americas Inc.
                                     UBS AG
--------------------------------------------------------------------------------
This prospectus relates to outstanding preferred trust securities that were issued in 1996 and 1997 by two trusts, PWG Capital Trust I and PWG Capital Trust
II. The preferred trust securities issued by PWG Capital Trust I are the 8.30% Preferred Trust Securities. The preferred trust securities issued by PWG Capital Trust II are the 8.08% Preferred Trust Securities. Each series of preferred trust securities represents preferred undivided beneficial interests in the assets of its issuer. Each trust exists for the sole purpose of issuing its preferred trust securities and the related common trust securities, and investing the proceeds of those securities in junior subordinated debentures of Paine Webber Group Inc. Paine Webber Group Inc. provided a full and unconditional guarantee, to the extent described in this prospectus, of the obligations of each trust under its preferred trust securities.

Both series of preferred trust securities are listed on the New York Stock Exchange. The 8.30% Preferred Trust Securities of PWG Capital Trust I are listed under the symbol "PWJ PrA." The 8.08% Preferred Trust Securities of PWG Capital Trust II are listed under the symbol "PWJ PrB."

Both of the trusts were subsidiaries of Paine Webber Group Inc. On 3 November 2000, Paine Webber Group Inc. merged with UBS Americas Inc., and UBS Americas survived that merger. As a result, the two trusts are now subsidiaries of UBS Americas. In addition, UBS Americas became the guarantor of the preferred trust securities.

UBS Americas is a wholly owned subsidiary of UBS AG. Following the merger of UBS Americas and Paine Webber Group, UBS AG issued its guarantee of the payment obligations of UBS Americas under the agreements that make up UBS Americas' guarantee of the preferred trust securities. Under this guarantee, UBS AG has fully and unconditionally guaranteed these obligations of UBS Americas. However, the obligations of UBS AG under its guarantee are subordinated as well, as described in this prospectus.


SEE "RISK FACTORS" BEGINNING ON PAGE 8 FOR A DISCUSSION OF SOME OF THE RISKS THAT SHOULD BE CONSIDERED BEFORE PURCHASING PREFERRED TRUST SECURITIES.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction.


This prospectus is to be used by UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. and other affiliates of UBS AG in connection with offers and sales of the securities when UBS and those affiliates engage in market-making transactions. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. UBS AG and its affiliates may act as principal or agent in these transactions. No new securities are offered.



UBS WARBURG                                                 UBS PAINEWEBBER INC.

TABLE OF CONTENTS
--------------------------------------------------------------------------------


Prospectus Summary...................      3
Risk Factors.........................      8
Use of Proceeds......................     13
Cautionary Note Regarding Forward-
  Looking Information................
Capitalization of UBS................     14
UBS..................................
UBS Americas.........................
PWG Capital Trust I and PWG Capital
  Trust II...........................     15
Description of Securities............     18
Description of the UBS AG
  Guarantee..........................     46
Taxation.............................     48
Tax Considerations Under The Laws of
  Switzerland........................     51
ERISA Matters........................     52
Plan of Distribution.................     53
Validity of the Securities...........     53
Experts..............................     53
Limitations on Enforcement of U.S.
  Laws Against UBS, Its Management
  and Others.........................     54
Where You Can Find More
  Information........................     55
Presentation of Financial
  Information........................     55
Financial Statements of UBS Group....    F-1
Financial Statements of PaineWebber
  Group Inc..........................  F-103

Prospectus Summary

The following summary does not contain all the information that may be important to you. You should read the entire prospectus before making an investment decision.

UBS AG


UBS AG is a global, integrated investment services firm and the leading bank in Switzerland. UBS's business is managed through three main business groups and its Corporate Center. The business groups are: UBS Switzerland, UBS Warburg and UBS Asset Management. UBS's clients include international corporations, small- and medium-sized businesses in Switzerland, governments and other public bodies, financial institutions, market participants and individuals. UBS AG's ordinary shares are listed on the New York Stock Exchange under the symbol UBS.N, on the Zurich Stock Exchange under the symbol USBNZn.S and on the Tokyo Stock Exchange under the symbol UBS.T.



The principal executive offices of UBS AG are located at Bahnhofstrasse 45, Zurich, Switzerland and Aeschenvorstadt 1, Basel, Switzerland. Its telephone numbers are 011-41-1-234-11-11 and 011-41-61-288-20-20.


UBS AMERICAS


USB Americas is a direct, wholly owned subsidiary of UBS AG, and acts as the holding company for the U.S. onshore private banking operations of UBS, including UBS PaineWebber Inc. UBS Americas' principal executive offices are located at 677 Washington Boulevard, Stamford, Connecticut 06901, and its telephone number is 203-719-3000.


THE TRUSTS

Each trust is a business trust formed under the Delaware Business Trust Act under a declaration of trust among the trustees of that trust and UBS Americas. Each trust's primary governing document is its declaration of trust, which was completely amended and restated on the date its preferred trust securities were initially issued. The amended and restated declaration of trust of each trust is called the trust's "declaration." Each declaration is qualified under the Trust Indenture Act of 1939. The rights of the Holders of the trust securities, including economic rights, rights to information and voting rights, are as set forth in the applicable declaration, the Business Trust Act and the Trust Indenture Act. UBS Americas holds all the issued and outstanding common trust securities of each trust.

Each trust exists solely for the purpose of:

- issuing its trust securities for cash,

- investing the proceeds in an equivalent amount of junior subordinated debentures, and

- engaging in such other activities as are necessary, convenient or incidental to these activities.

THE OFFERING

The Securities................     7,000,000 8.30% Preferred Trust Securities of
                                   PWG Capital Trust I.

                                   7,000,000 8.08% Preferred Trust Securities of PWG Capital Trust II.

                                   The terms of each series of preferred trust securities correspond to the terms of the junior subordinated debentures held by the relevant trust. Each trust's ability to make distributions and other payments on its preferred trust securities is solely dependent upon UBS Americas' making payments on the junior subordinated debentures held by the trust as and when required.

Liquidation Amount............     The liquidation amount of the 8.30% Preferred
                                   Trust Securities of PWG Capital Trust I is
                                   $25 per security.

                                   The liquidation amount of the 8.08% Preferred Trust Securities of PWG Capital Trust II is $25 per security.

Offering Price................     Negotiated prices that are related to market
                                   prices at the time of purchase or sale, or at other prices.

Distributions.................     Holders of the 8.30% Preferred Trust
                                   Securities of PWG Capital Trust I will be entitled to receive cumulative cash distributions at an annual rate of 8.30% of the stated liquidation amount of $25 per preferred trust security. These distributions are payable monthly, in arrears, on the first day of each month.

                                   Holders of the 8.08% Preferred Trust
                                   Securities of PWG Capital Trust II will be entitled to receive cumulative cash distributions at an annual rate of 8.08% of the stated liquidation amount of $25 per preferred trust security. These distributions are payable monthly, in arrears, on the first day of each month.

Extension Periods.............     UBS Americas has the right to defer payments
                                   of interest on either series of the junior subordinated debentures for a period of not more than five years. No interest will be due and payable on the junior subordinated debentures during an extension period and, as a result, distributions on the trust securities will also be deferred.

                                   At the end of the extension period, UBS
                                   Americas will be required to pay all accrued interest on the affected series of junior subordinated debentures, together with interest on that accrued interest at the rate applicable to those junior subordinated debentures to the extent permitted by applicable law, compounded monthly.

                                   UBS Americas has the right to select an
                                   extension period as many times as it wishes during the life of the junior subordinated debentures. There could be multiple extension periods of varying lengths throughout the term of either series of junior subordinated debentures.

                                   See "Risk Factors--Option to Extend Interest
                                   Payment Period," "--Tax Impact of Extension," "Description of Securities--Description of the Junior Subordinated Debentures--General" and "--Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."

Ranking.......................     The preferred trust securities and the common
                                   trust securities of each trust rank equally with each other and have equivalent terms.
                                   However,

                                   - If an event of default (as defined below)
                                     under the declaration of trust of the
                                     issuing trust occurs and continues, the
                                     Holders of the preferred trust securities of that trust will have a priority over the Holders of the common trust securities of that trust with respect to payments on those preferred trust securities.

                                   - Holders of the common securities of each
                                     trust have the exclusive right (subject to the terms of the trust's declaration of trust) to appoint, replace or remove trustees for the issuing trust and to increase or decrease the number of trustees.

Redemption....................     The preferred trust securities of each trust
                                   will be redeemed when the junior subordinated debentures of that trust mature or are redeemed.

                                   The junior subordinated debentures held by PWG Capital Trust I will mature on 1 December 2036. UBS Americas may redeem the junior subordinated debentures held by PWG Capital Trust I, either as a whole or in part, at any time after 30 November 2001.

                                   The junior subordinated debentures held by PWG Capital Trust II will mature on 1 March 2037. UBS Americas may redeem the junior subordinated debentures held by PWG Capital Trust II, either as a whole or in part, at any time after 28 February 2002.

                                   In addition, UBS Americas can redeem the junior subordinated debentures of either trust at any time if a "Tax Event," as described below, occurs.

                                   If UBS Americas redeems any junior
                                   subordinated debentures, the trust that holds those junior subordinated debentures must redeem a corresponding amount of its trust securities. The redemption price will be equal to the liquidation amount of the trust security plus any accrued and unpaid distributions to the date fixed for redemption. See "Description of Securities--Description of the Preferred Trust Securities--Redemption of Trust Securities."

Distribution of Junior
  Subordinated Debentures.....     If a trust is dissolved, the junior
                                   subordinated debentures held by that trust will be distributed to the holders of that trust's trust securities, pro rata. UBS
                                   Americas Inc. will have
                                   the right to liquidate each trust if there is a "Special Event," as described below, as a result of a change in law or a change in legal interpretation.

                                   However, if the Special Event is a Tax Event, UBS Americas may have the right to redeem the junior subordinated debentures, which would result in the redemption of the trust securities as described above.

                                   If the junior subordinated debentures are distributed to the Holders of the preferred trust securities, UBS Americas will use its best efforts to have the junior subordinated debentures listed on the New York Stock Exchange, or on whatever exchange that then lists the preferred trust securities. See "Description of Securities--Description of the Preferred Trust Securities--Special Event Redemption or Distribution" and "--Description of the Junior Subordinated Debentures."

The UBS Americas Guarantee....     UBS Americas has guaranteed the payment of
                                   distributions by each trust out of the moneys held by the property trustee of that trust, as well as payments upon liquidation of the trust and on redemption of the preferred trust securities. We call these guarantees by UBS Americas the "preferred trust securities guarantees."

                                   The preferred trust securities guarantees cover payments of distributions and other payments on the preferred trust securities only to the extent that the issuing trust has funds available for the payment. As a result, UBS Americas Inc. will only be required to make payments under the preferred trust securities guarantees if it has already made interest, principal or other payments to the issuing trust on the junior subordinated debentures held by that trust.

                                   The preferred trust securities guarantees, when taken together with UBS Americas' obligations under the junior subordinated debentures, the indenture relating to the junior subordinated debentures and each trust's declaration of trust, provide a full and unconditional guarantee of the amounts due on the preferred trust securities. However, the obligations of UBS Americas under the junior subordinated debentures are subordinate to all of UBS Americas' Senior Indebtedness. Similarly, the obligations of UBS Americas under the preferred trust securities guarantee are subordinate to all other indebtedness, liabilities and obligations of UBS Americas and any guarantees or other contingent obligations of UBS Americas, including the junior subordinated debentures. Because UBS Americas is a holding company, its obligations under the junior subordinated debentures and the preferred trust securities guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of UBS Americas' subsidiaries, except to the extent that UBS Americas is a creditor of the subsidiaries and its claims are recognized.

The UBS AG Guarantee..........     UBS AG has issued its full and unconditional
                                   guarantee of the obligations of UBS Americas under the junior subordinated debentures, the preferred trust securities guarantees, and the obligations of UBS Americas under the declarations of trust. However, UBS AG's obligations under this guarantee are subordinate to all other indebtedness, liabilities and obligations of UBS AG and any guarantees or other contingent obligations of UBS AG.

Market for the Preferred Trust
  Securities..................     Both series of preferred trust securities are
                                   listed on the New York Stock Exchange. The
                                   8.30% Preferred Trust Securities of PWG
                                   Capital Trust I are listed under the symbol
                                   "PWJ PrA." The 8.08% Preferred Trust
                                   Securities of PWG Capital Trust II are listed under the symbol "PWJ PrB."


                                   UBS Warburg LLC and UBS PaineWebber Inc.
                                   currently make a market in the preferred trust securities. However, they are not required to, and they can stop doing so at any time without notice. As a result, there is no assurance as to the liquidity of any market for the preferred trust securities.



Use of Proceeds...............     All of the sales of preferred trust
                                   securities under this prospectus will be market-making transactions--that is, transactions in which UBS AG, UBS Warburg
                                   LLC, UBS PaineWebber Inc., or one of UBS AG's other affiliates, resells securities that the seller, or one of its affiliates, has previously bought from another party. Neither
                                   UBS Americas nor the issuing trust will
                                   receive any proceeds from these resales of the preferred trust securities. In general, we expect that the entity that resells any particular preferred trust securities will retain the proceeds of their market-making resales and will not pay the proceeds to UBS
                                   Americas, the issuing trust or, if the
                                   resales are not made by UBS AG, to UBS AG.



Plan of Distribution..........     This prospectus relates to market-making
                                   transactions in the preferred trust
                                   securities by UBS AG and its affiliates. The affiliates that may engage in these transactions include, but are not limited to, UBS AG itself, UBS Warburg LLC and UBS
                                   PaineWebber Inc. These transactions may be executed at negotiated prices that are related to market prices at the time of purchase or sale, or at other prices. UBS AG and its affiliates may act as principal or agent in these transactions. No new securities are offered.

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Risk Factors

As used in this prospectus, "trust securities" means the common trust securities and the preferred trust securities of the relevant PWG Capital Trust. "The trust" refers to the relevant PWG Capital Trust.

If you are considering purchasing preferred trust securities, you should carefully review the information contained in this prospectus. You should pay special attention to the following matters:

UBS AMERICAS' OBLIGATIONS UNDER THE PREFERRED TRUST SECURITIES GUARANTEES AND JUNIOR SUBORDINATED DEBENTURES, AND UBS AG'S OBLIGATIONS UNDER ITS GUARANTEE, ARE DEEPLY SUBORDINATED

UBS Americas' obligations under the junior subordinated debentures are unsecured obligations and are subordinate to all Senior Indebtedness of UBS Americas. "Senior Indebtedness" generally consists of any indebtedness, liabilities or obligations of UBS Americas, contingent or otherwise, other than the preferred trust securities guarantee and any other guarantees. Similarly, UBS Americas' obligations under the preferred trust securities guarantees are also unsecured and are subordinate to all other indebtedness, liabilities and obligations of UBS Americas and any guarantees, endorsements or other contingent obligations of UBS Americas in respect of any indebtedness, liabilities or obligations, including the junior subordinated debentures and any other series of junior subordinated debentures, except those made pari passu or subordinate by their terms. Because UBS Americas is a holding company, the junior subordinated debentures and UBS Americas' obligations under the preferred trust securities guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of UBS Americas' subsidiaries, except to the extent that UBS Americas is a creditor of the subsidiaries and its claims are recognized.

UBS AG's obligations under its guarantee are also subordinate to all of UBS AG's other indebtedness, liabilities and obligations and any guarantees or other contingent obligations of UBS AG.


There are no terms in the preferred trust securities that limit UBS Americas' or UBS AG's ability to incur additional indebtedness, including indebtedness that ranks senior to or equally with the junior subordinated debentures and the guarantees of UBS Americas and UBS AG, or the ability of their subsidiaries to incur additional indebtedness. As of 28 February 2001, the amount of senior liabilities of UBS AG to which the Holders of the trust preferred securities would be subordinated under the UBS guarantee would be approximately CHF 570 billion. The Holders would also be structurally subordinated to all liabilities of UBS AG's subsidiaries.


DEPENDENCE ON UBS AMERICAS

The trust's ability to make distributions and other payments on the preferred trust securities is solely dependent upon UBS Americas making interest and other payments on the junior subordinated debentures deposited in the trust as trust assets as and when required, or UBS AG doing so on its behalf under the relevant UBS AG guarantee. If UBS Americas does not make distributions or other payments on the junior subordinated debentures for any reason, including as a result of UBS Americas' election to defer the payment of interest on the junior subordinate debentures by extending the interest payment period for the junior subordinated debentures, the trust will not make payments on the trust securities. In such an event, Holders of the preferred trust securities cannot rely on the relevant preferred trust securities guarantee, since distributions and other payments on the preferred trust securities are subject to the preferred trust securities guarantee only to the extent that UBS Americas (or UBS AG under the relevant UBS AG guarantee) has made a payment to the property trustee on the junior subordinated debentures deposited in the trust as trust assets. Instead, Holders of preferred trust securities would rely on the enforcement (i) by the property trustee of its rights as registered Holder of

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the junior subordinated debentures against UBS Americas under the terms of the indenture (or UBS AG under the relevant UBS AG guarantee) or (ii) by such Holder of preferred trust securities of its right against UBS Americas to directly enforce payments of principal and interest on certain junior subordinated debentures (or UBS AG under the relevant UBS AG guarantee). However, if the trust's failure to make distributions on the preferred trust securities is a consequence of UBS Americas' exercise of its right to extend the interest payment period for the junior subordinated debentures, neither the property trustee nor any Holder of preferred trust securities has any right to enforce the payment of distributions on the preferred trust securities until an event of default under the declaration occurs. UBS Americas' obligations under the preferred trust securities guarantees are subordinate to all other indebtedness, liabilities and obligations of UBS Americas and any guarantee or other contingent obligations of UBS Americas, including the junior subordinated debentures, except those made pari passu or subordinate by their terms to the preferred trust securities guarantee relating to the junior subordinated debentures. The declaration of each trust provides that each Holder of preferred trust securities of that trust, by accepting the security, agrees to the provisions of the related preferred trust securities guarantee, including its subordination provision, and of the indenture relating to the junior subordinated debentures.

Each declaration provides that UBS Americas will pay for all debts and obligations (other than with respect to the trust securities) and all costs and expenses of the relevant trust, including any taxes and all costs and expenses, to which the trust may become subject, except for United States withholding taxes. UBS AG has guaranteed UBS Americas' obligation to make these payments. We cannot assure you that UBS Americas or UBS AG will have sufficient resources to enable it to pay such debts, obligations, costs and expenses on behalf of the trust.

If an event of default occurs and is continuing with respect to a trust, then the Holders of the trust's preferred trust securities would rely on the property trustee to enforce its rights as a Holder of the junior subordinated debentures against UBS Americas. In addition, the Holders of a majority in liquidation amount of the preferred trust securities have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the declaration, including the right to direct the property trustee to exercise the remedies available to it as a Holder of the junior subordinated debentures. If the property trustee fails to enforce its rights under the junior subordinated debentures, any Holder of preferred trust securities may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such Holder's written request, directly institute a legal proceeding against UBS Americas to enforce the property trustee's rights under the junior subordinated debentures without first instituting any legal proceeding against the property trustee or any other person or entity. If an event of default occurs and is continuing and the event is attributable to the failure of UBS Americas to pay interest or principal on the junior subordinated debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a Holder of preferred trust securities may also directly institute a proceeding for enforcement of payment to such Holder of the principal of or interest on junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred trust securities held by such Holder on or after the respective due date specified in the junior subordinated debentures without first (i) directing the property trustee to enforce the terms of the junior subordinated debentures or (ii) instituting a legal proceeding against UBS Americas to enforce the property trustee's rights under the junior subordinated debentures. In connection with such direct action, UBS Americas will be subrogated to the rights of such Holder of preferred trust securities under the declaration to the extent of any payment made by UBS Americas to such Holder of preferred trust securities in such direct action. The Holders of preferred trust securities cannot exercise directly any other remedy available to the Holders of the junior subordinated debentures unless the property trustee first fails to do so.

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RISK FACTORS
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OPTION TO EXTEND INTEREST PAYMENT PERIOD

So long as UBS Americas is not in default in the payment of interest on the junior subordinated debentures, UBS Americas can defer payments of interest on the junior subordinated debentures by extending the interest payment period on the junior subordinated debentures. No extension may exceed five years. During the extension period, no interest is due and payable. If this occurs, monthly distributions on the preferred trust securities will not be made by the trust during the extension period, but distributions would continue to accrue with interest at the relevant rate of interest per annum, compounded monthly. If UBS Americas exercises the right to extend an interest payment period, UBS Americas generally may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to any of its common stock or preferred stock or make any payments on guarantee with respect thereto during the extension period. However, the foregoing restrictions do not apply to
(i) dividends, redemptions, purchases, acquisitions, distributions or payments made by UBS Americas by way of issuance of shares of its capital stock, (ii) payments of accrued dividends by UBS Americas upon the redemption, exchange or conversion of any preferred stock of UBS Americas, or (iii) cash payments made by UBS Americas in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of UBS Americas. See "Description of Securities--Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period" for a description of certain related terms of the outstanding preferred stock of UBS Americas.

UBS Americas may further extend an extension period before the end of extension period, so long as the total of all extension periods does not exceed five years. Upon the termination of any extension period and the payment of all amounts then due, UBS Americas may commence a new extension period, subject to the above requirements. UBS Americas may also prepay at any time all or any portion of the interest accrued during an extension period. Consequently, there could be multiple extension periods of varying lengths throughout the term of the junior subordinated debentures. See "Description of Securities--Description of the Preferred Trust Securities--Distributions" and "Description of Securities--Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."

TAX IMPACT OF EXTENSION

If an extension period occurs, the junior subordinated debentures would be considered to have original issue discount for U.S. Federal income tax purposes at all times after the beginning of the first extension period, including after the termination of the extension period. During such times, each Holder, whether on the cash or accrual method of accounting, would be required to include its pro rata share of original issue discount into income as it accrues, even though no cash would be distributed during the extension period. Even before the beginning of the first extension period, while UBS Americas will take the position that original issue discount does not arise, it is possible that all income on the junior subordinated debentures would be accounted for as original issue discount, and stated interest would not separately be reported as taxable income. UBS Americas has no current intention of exercising its option to defer payments of interest. See "Taxation--Interest and Original Issue Discount."

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

If a Tax Event or Investment Company Event (each as defined under "Description of Securities--Description of the Preferred Trust Securities--Special Event Redemption or Distribution" below) occurs and is continuing, the trust will be dissolved, unless the junior subordinated debentures are redeemed instead. As a result, junior subordinated debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of the preferred trust securities and the common trust securities

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RISK FACTORS
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would be distributed pro rata to the Holders of the preferred trust securities and the common trust securities in liquidation of the trust. This process is described in "Description of Securities--Description of the Preferred Trust Securities--Liquidation Distribution Upon Dissolution."

There can be no assurance as to the market prices for preferred trust securities or the junior subordinated debentures that may be distributed in exchange for preferred trust securities if a dissolution and liquidation of the trust occurs. Accordingly, the preferred trust securities that you may purchase, or the junior subordinated debentures that you may receive on dissolution and liquidation of the trust, may trade at a discount to the price that you paid to purchase the preferred trust securities. Because Holders of preferred trust securities may receive junior subordinated debentures upon the occurrence of a Special Event, if you are considering purchasing preferred trust securities you are also making an investment decision with regard to the junior subordinated debentures and should review carefully all the information regarding the junior subordinated debentures contained below. See "Description of Securities--Description of the Preferred Trust Securities--Special Event Redemption or Distribution" and "Description of Securities--Description of the Junior Subordinated Debentures--General."

Under current United States Federal income tax law, a distribution of the junior subordinated debentures upon a Tax Event under certain circumstances may be a taxable event to Holders of the preferred trust securities. See "Taxation--Distribution of Junior Subordinated Debentures to Holders of Preferred Trust Securities." An Investment Company Event would not be a taxable event to Holding of the preferred trust securities under current United States Federal income tax law.

LIMITED VOTING RIGHTS

Holders of preferred trust securities have limited voting rights, but are not able to appoint, remove or replace, or to increase or decrease the number of, trustees. These rights are held exclusively by the Holder of the common trust securities.

LISTING OF PREFERRED TRUST SECURITIES


The preferred trust securities are listed on the NYSE. However, there can be no assurance that an active market for the preferred trust securities will be sustained in the future on the NYSE. Although UBS Warburg LLC and UBS PaineWebber Inc. have indicated to UBS Americas and the trusts that they intend to make a market in the preferred trust securities as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the preferred trust securities.


TRADING PRICES

The preferred trust securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying junior subordinated debentures. If you dispose of your preferred trust securities between record dates for payments of distributions, you will be required to include accrued but unpaid interest on the junior subordinated debentures through the date of disposition in income as ordinary income, and to add such amount to your adjusted tax basis in your pro rata share of the underlying junior subordinated debentures deemed disposed of. Accordingly, you will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than your adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes. See "Taxation--Interest and Original Issue Discount" and "--Disposition of the Preferred Trust Securities."

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RISK FACTORS
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POTENTIAL MARKET VOLATILITY DURING EXTENSION PERIOD

As described above, UBS Americas has the right to extend an interest payment period on the junior subordinated debentures from time to time for a period not exceeding five years. If UBS Americas extends an interest payment period, or if UBS Americas further extends an extension period or prepays interest accrued during an extension period as described above, the market price of the preferred trust securities is likely to be affected. In addition, as a result of such rights, the market price of the preferred trust securities (which represent an undivided interest in junior subordinated debentures) may be more volatile than other securities that do not have such rights. If you dispose of your preferred trust securities during an extension period, you may not receive the same return on your investment as a Holder that continues to hold its preferred trust securities. See "Description of Securities--Description of the Junior Subordinated Debentures--Option to Extend Interest Payment Period."

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USE OF PROCEEDS


All of the sales of preferred trust securities under this prospectus will be market-making transactions--that is, transactions in which UBS AG, UBS Warburg LLC, UBS PaineWebber Inc., or one of UBS AG's other affiliates, resells securities that the seller, or one of its affiliates, has previously bought from another party. Neither UBS Americas nor the issuing trust will receive any proceeds from these resales of the preferred trust securities. In general, we expect that the entity that resells any particular preferred trust securities will retain the proceeds of its market-making resales and will not pay the proceeds to UBS Americas, the issuing trust or, if the resales are not made by UBS AG, to UBS AG.


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CAPITALIZATION OF UBS


The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars.





                                                                      31 JANUARY 2001
                                                                  CHF             USD
-------------------------------------------------------------------------------------
                                                                   (in millions)
Debt
  Money market paper issued.................................   83,776       50,912
  Due to banks..............................................   95,041       57,758
  Cash collateral on securities lent........................        0            0
  Due to customers..........................................  311,131      189,080
  Long-term debt............................................   54,179       32,926
                                                              -------      -------
  Total Debt................................................  544,127      330,676
Minority Interest...........................................    2,865        1,741
Shareholders' Equity........................................   45,262       27,507
                                                              -------      -------
Total capitalization(1).....................................  592,254      359,923
                                                              =======      =======


------------

(1)There has been no material change in the capitalization of UBS since 31 January 2001.



CHF amounts have been translated into United States dollars at the rate of CHF 1 = USD1.6455.


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PWG CAPITAL TRUST I AND PWG CAPITAL TRUST II

STRUCTURE AND PURPOSE OF THE TRUSTS

Each trust is a business trust formed under the Delaware Business Trust Act under a declaration of trust among the trustees of that trust and UBS Americas. PWG Capital Trust I was formed on 7 October 1996 when a certificate of trust was filed with the Secretary of State of the State of Delaware; PWG Capital Trust II was formed on 14 March 1997 in the same manner. Each trust's declaration of trust was completely amended and restated on the date its preferred trust securities were initially issued. The amended and restated declaration of trust of each trust is called the trust's "declaration," and each trust's declaration is filed as an exhibit to the registration statement of which this prospectus is a part. Each declaration is qualified under the Trust Indenture Act of 1939. The rights of the holders of the trust securities, including economic rights, rights to information and voting rights, are as set forth in the applicable declaration, the Business Trust Act and the Trust Indenture Act.

UBS Americas holds all the issued and outstanding common trust securities of each trust. The common trust securities of each trust are equal to at least 3% of the total capital of the trust.

Each trust exists solely for the purpose of:

- issuing its preferred trust securities and common trust securities for cash,

- investing the proceeds in an equivalent amount of junior subordinated debentures, and

- engaging in such other activities as are necessary, convenient or incidental to these activities.

Neither declaration permits the relevant trust to incur any indebtedness or to make any investment other than in the junior subordinated debentures. In each declaration, UBS Americas has agreed to pay for all debts and obligations (other than obligations with respect to the trust securities) and all costs and expenses of the trust, including the fees and expenses of the trustees and any taxes and all costs and expenses, to which the trust may become subject, except for withholding taxes.

POWERS AND DUTIES OF TRUSTEES

The number of trustees of each trust is currently five. Three of these trustees are individuals who are employees or officers of UBS Americas. The fourth trustee is The Chase Manhattan Bank, which is unaffiliated with UBS Americas and which will serve as the property trustee and act as the indenture trustee for purposes of the Trust Indenture Act. The fifth trustee is Chase Manhattan Bank Delaware, an affiliate of The Chase Manhattan Bank that has its principal place of business in the State of Delaware (referred to in this prospectus as "the Delaware trustee"). Under each declaration, the property trustee holds legal title to the junior subordinated debentures purchased by the trust for the benefit of the Holders of the trust securities of the trust. The property trustee has the power to exercise all rights, powers and privileges under the indenture with respect to the junior subordinated debentures. This is described in detail under "Description of Securities--Description of the Junior Subordinated Debentures." In addition, the property trustee maintains exclusive control of a segregated non-interest-bearing bank account to hold all payments in respect of the junior subordinated debentures purchased by a trust for the benefit of the Holders of trust securities. The property trustee makes distributions to the Holders of the trust securities of a trust out of funds from the property account of trust.

UBS Americas, as the direct or indirect owner of all the common trust securities of each trust, has the exclusive right to appoint, remove or replace trustees and to increase or decrease the number of

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PWG CAPITAL TRUST I AND PWG CAPITAL TRUST II
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trustees, subject to certain limited conditions. Each trust has a term of forty years, but may terminate earlier as provided in the declaration of the trust.

The duties and obligations of the trustees of a trust are governed by the declaration of the trust. Among other things, each declaration provides that the trust will not, and the trustees of the trust must cause the trust not to, engage in any activity other than in connection with the purposes of the trust or as required or authorized by the declaration. In particular, each trust may not, and the trustees of each trust must cause the trust not to,

- Invest any proceeds received by the trust from holding the junior subordinated debentures purchased by the trust. Instead, the trust must promptly distribute all the proceeds to the Holders of its trust securities under the terms of the declaration of the trust and of the trust securities.

- Acquire any assets other than as expressly provided in the declaration.

- Possess trust property for other than a trust purpose.

- Make any loans, other than loans represented by the junior subordinated debentures.

- Possess any power or otherwise act in such a way as to vary the assets of the trust or the terms of its trust securities in any way whatsoever.

- Issue any securities or other evidences of beneficial ownership of, or beneficial interests in, the trust other than its trust securities.

- Incur any indebtedness for borrowed money.

- Direct the time, method and place of exercising any trust or power conferred upon the indenture trustee (as defined under "--Description of the Junior Subordinated Debentures") with respect to the junior subordinated debentures deposited in the trust.

- Waive any past default that is waivable under the applicable indenture.

- Exercise any right to rescind or annul any declaration that the principal of all of the junior subordinated debentures deposited in the trust as trust assets is due and payable.

- Consent to any amendment, modification or termination of the indenture or the junior subordinated debentures where such consent is required, unless the property trustee has received an unqualified opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that such action will not cause the trust to be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and that the trust will continue to be classified as a grantor trust for United States Federal income tax purposes.

BOOKS AND RECORDS

The books and records of each trust are maintained at the principal office of the trust and are open for inspection by a Holder of preferred trust securities of the trust or the Holder's representative for any purpose reasonably related to the Holder's interest in the trust during normal business hours. Each Holder of preferred trust securities is furnished annually with unaudited financial statements of the applicable trust as soon as available after the end of the trust's fiscal year.

VOTING

Except as provided under the Business Trust Act, the applicable declaration and the Trust Indenture Act, Holders of preferred trust securities have no voting rights.

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PWG CAPITAL TRUST I AND PWG CAPITAL TRUST II
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THE PROPERTY TRUSTEE

Each declaration authorizes the property trustee, for the benefit of the Holders of the trust securities of a trust, to exercise all rights under the indenture with respect to the junior subordinated debentures held by the trust. This includes its rights to enforce UBS Americas' obligations under the junior subordinated debentures if an event of default under the indenture occurs. The property trustee is also authorized to enforce the rights of Holders of preferred trust securities of the trust under the related preferred trust securities guarantee. If any trust's failure to make distributions on the preferred trust securities of the trust is a consequence of UBS Americas' exercise of any right under the terms of the junior subordinated debentures deposited in the trust as trust assets to extend the interest payment period for the junior subordinated debentures, the property trustee has no right to enforce the payment of distributions on the preferred trust securities until an event of default under the declaration occurs.

Holders of at least a majority in liquidation amount of the preferred trust securities of a trust have the right to direct the property trustee for the trust with respect to certain matters under the declaration for the trust and the related preferred trust securities guarantee. If the property trustee fails to enforce its rights under the indenture or fails to enforce the applicable preferred trust securities guarantee, a Holder of preferred trust securities of the trust may institute a legal proceeding against UBS Americas to enforce such rights or the preferred trust securities guarantee, as the case may be, as described under "Description of Securities--Description of the Preferred Trust Securities" and "--Description of the Preferred Trust Securities Guarantees--Status of the Preferred Trust Securities Guarantees."

DEBTS AND OBLIGATIONS

In each declaration, UBS Americas has agreed to pay for all debts and obligations (other than with respect to the trust securities of the applicable trust) and all costs and expenses of the applicable trust, including the fees and expenses of its trustees and any taxes and all costs and expenses with respect thereto, to which the trust may become subject, except for United States withholding taxes. These obligations of UBS Americas are for the benefit of, and can be enforced by, any person to whom any such debts, obligations, costs, expenses and taxes are owed, whether or not the creditor has received notice of UBS Americas' undertaking. Any such creditor may enforce these obligations of UBS Americas directly against UBS Americas. UBS Americas has irrevocably waived any right or remedy to require that any such creditor take any action against any trust or any other person before proceeding against UBS Americas. UBS Americas has agreed in each declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.

The business address of each trust is c/o UBS Americas Inc., 677 Washington Boulevard, Stamford, CT 06901, telephone number (203) 719-3000.

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DESCRIPTION OF SECURITIES


Please note that in this section entitled "Description of Securities," references to UBS Americas refer only to UBS Americas Inc. and not to its consolidated subsidiaries. Similarly, references to UBS refer only to UBS AG and not to its consolidated subsidiaries. Also, in this section, references to Holders mean those who own securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in securities registered in street name or in securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the securities should read the subsection entitled "--Description of the Preferred Trust Securities--Book-Entry Only Issuance, The Depository Trust Company."


THIS SECTION IS ONLY A SUMMARY

The indenture, declaration and associated documents, including your preferred trust security, contain the full legal text governing the matters described in this section. The preferred trust securities guarantee, indenture and junior subordinated debentures are governed by New York law. The declaration and the preferred trust securities are governed by Delaware law. A copy of the indenture and the declaration have been filed with the SEC as part of our registration statement. See "Where You Can Find More Information" below for information on how to obtain a copy.

This section summarizes the most important terms of the indenture, declaration, guarantees and your security. It does not, however, describe every aspect of the indenture, declaration, guarantees or your security. For example, in this section, we use terms that have been given special meaning in the indenture, declaration or guarantees, but we describe the meaning of only the more important of those terms.

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DESCRIPTION OF THE PREFERRED TRUST SECURITIES

The preferred trust securities and the common trust securities of each trust rank pari passu with each other and have equivalent terms. However:

- if an event of default under the declaration of a trust occurs and is continuing, the Holders of preferred trust securities of the trust have a priority over Holders of the common trust securities of the trust with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity, and

- Holders of common trust securities have the exclusive right (subject to the terms of the declaration) to appoint, remove or replace the trustees and to increase or decrease the number of trustees.

Neither trust can issue securities or other evidences of beneficial ownership of, or beneficial interests in, the trust other than the trust's preferred trust securities and its common trust securities. The trusts also may not incur any indebtedness for borrowed money. In addition, neither trust may make any investment other than in the junior subordinated debentures. The property trustee of each trust has legal title to, and holds, the junior subordinated debentures as trust assets for the benefit of the Holders of the preferred trust securities and the common trust securities of the trust.

UBS Americas guarantees the payment of distributions out of moneys held by the property trustee and payments on redemption of the preferred trust securities or liquidation of the trust on a subordinated basis. The extent of this guarantee is described below under "--Description of the Preferred Trust Securities Guarantees." The Chase Manhattan Bank, as guarantee trustee, holds the preferred trust securities guarantee for the benefit of the preferred trust securities Holders. The preferred trust securities guarantee is a full and unconditional guarantee from the time the preferred trust securities are issued, but the preferred trust securities guarantee covers distributions and other payments on the preferred trust securities only if and to the extent that UBS Americas has made a payment to the property trustee of interest or principal on the junior subordinated debentures deposited in the trust as trust assets.

DISTRIBUTIONS

Under each declaration, the property trustee must make distributions on the preferred trust securities on the dates payable to the extent that the property trustee has cash in the property account to permit the payment. The funds available for distribution to the preferred trust securities Holders are limited to payments received by the property trustee in respect of the junior subordinated debentures. If UBS Americas does not make interest payments on the junior subordinated debentures held by a trust, and UBS AG does not make the payment under the relevant UBS AG guarantee, the property trustee will not make distributions on the preferred trust securities of the trust. Under the declaration, if and to the extent UBS Americas does make interest payments on the junior subordinated debentures, the property trustee is obligated to make distributions on the trust securities of the trust on a pro rata basis (as defined below).

Distributions on the preferred trust securities are fixed at a yearly rate of a certain percentage of the stated liquidation amount of $25 per preferred security. The distribution rate for the 8.30% Preferred Trust Securities of PWG Capital Trust I is 8.30%; the rate for the 8.08% Preferred Trust Securities of PWG Capital Trust II is 8.08%. Distributions in arrears for more than one month will bear interest at the same yearly rate (to the extent permitted by law), compounded monthly. The term "distributions," as used in this prospectus, includes any interest payable on deferred distributions unless otherwise stated. The amount of distributions payable for any period is computed on the basis of a 360-day year of twelve 30-day months, and for any period shorter than a 30-day period on the basis of the actual

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number of days elapsed. Distributions on the preferred trust securities are cumulative, accrue from the original date of issuance and, except as otherwise described below, are payable monthly in arrears on the first day of each month, but only if, and to the extent that, interest payments are made in respect of junior subordinated debentures held by the property trustee.

So long as UBS Americas is not in default in the payment of interest on the junior subordinated debentures, UBS Americas has the right under the indenture to defer payments of interest on the junior subordinated debentures by extending the interest payment period on the junior subordinated debentures for a period not exceeding five years. If UBS Americas elects to do this, the trust would defer monthly distributions on the preferred trust securities (though the distributions would continue to accrue with interest at the relevant rate per annum, compounded monthly) during any extension period. If UBS Americas exercises the right to extend an interest payment period, UBS Americas may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock during the extension period or make any guarantee payments with respect thereto. However, the foregoing restrictions do not apply to

- dividends, redemptions, purchases, acquisitions, distributions or payments made by UBS Americas by way of issuance of shares of its capital stock,

- payments of accrued dividends by UBS Americas upon the redemption, exchange or conversion of any preferred stock of UBS Americas in accordance with the terms of the preferred stock, or

- cash payments made by UBS Americas in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of UBS Americas in accordance with the terms of the preferred stock.

Before the termination of any extension period, UBS Americas may further extend the extension period. The extension period together with all such previous and further extensions may not exceed five years and may not extend beyond the maturity of the junior subordinated debentures. Upon the termination of any extension period and the payment of all amounts then due, UBS Americas may commence a new extension period, subject to the above requirements. UBS Americas may also prepay at any time all or any portion of the interest accrued during an extension period. Consequently, there could be multiple extension periods of varying lengths throughout the term of the junior subordinated debentures, each not to exceed five years or to cause any extension beyond the maturity of the junior subordinated debentures. See "Risk Factors--Option to Extend Interest Payment Period--Tax Impact of Extension;" "Description of Securities--Description of the Junior Subordinated Debentures--Interest" and "--Option to Extend Interest Payment Period." Subject to prepayments as described above, accrued distributions will be payable to the Holders of preferred trust securities as they appear on the books and records of the trust on the first record date after the end of the extension period.

The property trustee makes distributions on the preferred trust securities to the Holders as they appear on the books and records of the trust on the relevant record dates, as long as the preferred trust securities remain in book-entry only form. The relevant record dates are one business day (as defined below) prior to the relevant distribution payment date. Distributions payable on any preferred trust securities that are not punctually paid on any distribution payment date because UBS Americas failed to make the corresponding interest payment on the junior subordinated debentures cease to be payable to the person in whose name such preferred trust security is registered on the relevant record date. The defaulted distribution will instead be payable to the person in whose name such preferred trust security is registered on the special record date established by the regular trustees. The record date will correspond to the special record date or other specified date determined in accordance with the indenture. However, distributions will not be considered payable on any distribution payment date

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falling within an extension period unless UBS Americas has elected to make a full or partial payment of interest accrued on the junior subordinated debentures on such distribution payment date. Distributions on the preferred trust securities will be paid through the property trustee who will hold amounts received in respect of the junior subordinated debentures in the property account for the benefit of the Holders of the preferred trust securities and the common trust securities.

Each payment will be made as described under "--Book-Entry Only Issuance; The Depository Trust Company" below. If the preferred trust securities do not continue to remain in book-entry only form, the relevant record date will be the fifteenth day of the month immediately preceding the month in which the relevant payment date occurs. The declaration provides that the payment dates or record dates for the preferred trust securities are the same as the payment dates and record dates for the junior subordinated debentures. All distributions paid with respect to the trust securities will be paid on a pro rata basis to the Holders entitled to receive payment. If any date on which distributions are to be made on the preferred trust securities is not a business day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of the delay) except that, if such business day is in the next succeeding calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. As used in this prospectus, "business day" means any day other than Saturday, Sunday or any other day on which banking institutions in New York City are authorized or required by law to close.

The term "pro rata basis" means pro rata to each Holder of trust securities of a trust according to the aggregate liquidation amount of the trust securities of the trust held by the relevant Holder in relation to the aggregate liquidation amount of all trust securities of the trust outstanding unless, in relation to a payment, an event of default under the declaration has occurred and is continuing. In that case, any funds available to make such payment will be paid first to each Holder of the preferred trust securities of the trust pro rata according to the aggregate liquidation amount of the preferred trust securities held by the relevant Holder in relation to the aggregate liquidation amount of all the preferred trust securities of the trust outstanding, and only after satisfaction of all amounts owed to the Holders of such preferred trust securities, to each Holder of common trust securities of the trust pro rata according to the aggregate liquidation amount of such common trust securities held by the relevant Holder in relation to the aggregate liquidation amount of all common trust securities of the trust outstanding.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

If the preferred trust securities do not remain in book-entry only form, the following provisions will apply:

At the principal corporate trust office of the property trustee in The City of New York: (1) payment of distributions and payments on redemption of the preferred trust securities will be payable, (2) the transfer of the preferred trust securities will be registrable and (3) preferred trust securities will be exchangeable for preferred trust securities of other denominations of a like aggregate liquidation amount. Payment of distributions may be made at the option of the regular trustees on behalf of the trust by check mailed to the address of the persons entitled to the payment. Payment on redemption of any preferred trust security will be made only upon surrender of the preferred trust security to the property trustee.

The Chase Manhattan Bank or one of its affiliates will act as registrar and transfer agent for the preferred trust securities. The Chase Manhattan Bank will also act as paying agent and, with the consent of the regular trustees, may designate additional paying agents. The Chase Manhattan Bank's address is 270 Park Avenue, New York, NY 10017.

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Registration of transfers of preferred trust securities will be made without charge by or on behalf of the trust, but the Holder is responsible for paying (with the giving of an indemnity as the trust or UBS Americas may require) any tax or other governmental charges that may be imposed in relation to it.

The trust will not be required to register or cause to be registered the transfer of preferred trust securities after the preferred trust securities have been called for redemption.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

If certain events occur and are continuing, the trust will, unless the junior subordinated debentures are redeemed in the limited circumstances described below, be dissolved with the result that, after creditors of the trust are paid, junior subordinated debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the preferred trust securities and the common trust securities would be distributed on a pro rata basis to the Holders of the preferred trust securities and the common trust securities in liquidation of the Holders' interests in the trust, within 90 days following the occurrence of such an event. There are two types of events that will cause such a dissolution. The first is a Tax Event. The second is an Investment Company Event. Both are described below.

If a Tax Event occurs, before the trust can be dissolved and distributed, the regular trustees must obtain an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that the Holders of the preferred trust securities will not recognize any gain or loss for United States Federal income tax purposes as a result of such dissolution and distribution of junior subordinated debentures. The opinion may rely on any then applicable published revenue rulings of the Internal Revenue Service. Additionally, if at the time there is available to UBS Americas or the regular trustees, on behalf of the trust, the opportunity to eliminate, within a 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the trust or UBS Americas or the Holders of the preferred trust securities, UBS Americas or the regular trustees, on behalf of the trust, will pursue such measure in lieu of dissolution.

Furthermore, if in the case of the occurrence of a Tax Event,

- the regular trustees have received an opinion of nationally recognized independent tax counsel experienced in such matters that, as a result of the Tax Event, there is more than an insubstantial risk that UBS Americas would be precluded from deducting the interest on the junior subordinated debentures for United States Federal income tax purposes even if the junior subordinated debentures were distributed to the Holders of trust securities in liquidation of the Holders' interests in the trust as described above or

- the regular trustees shall have been informed by such tax counsel that such an opinion cannot be delivered to the trust,

then UBS Americas will have the right at any time, upon not less than 30 nor more than 60 days' notice, to redeem the junior subordinated debentures in whole or in part for cash within 90 days following the occurrence of the Tax Event. The redemption of the junior subordinated debentures would give rise to a redemption of a corresponding portion of the relevant trust's preferred trust securities and common trust securities, as described below under "--Redemption of Trust Securities." However, if at the time there is available to UBS Americas or the regular trustees, on behalf of the trust, the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the trust, UBS Americas or the Holders of the preferred trust securities, UBS Americas or the regular trustees, on behalf of the trust, will pursue that

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measure in lieu of redemption. UBS Americas has no right to redeem the junior subordinated debentures while the regular trustees, on behalf of the trust, are pursuing any such ministerial action.


"Tax Event" means that the regular trustees have obtained an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that on or after the date of the issuance of the preferred trust securities as a result of


- any amendment to, or change in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority of or in the United States,

- any amendment to, or change (including any announced prospective change) in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination),

- any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the position generally accepted up to that time or

- any action taken by any governmental agency or regulatory authority,


which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the date of the issuance of the preferred trust securities, there is more than an insubstantial risk that (i) the trust is, or will be within 90 days of the date thereof, subject to United States Federal income tax with respect to income accrued or received on the junior subordinated debentures, (ii) the trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by UBS Americas to the trust on the junior subordinated debentures is not, or within 90 days of the date thereof will not be, deductible by UBS Americas for United States Federal income tax purposes.



"Investment Company Event" means that the regular trustees have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940 that, as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act, which change in Investment Company Act law becomes effective on or after the date of the issuance of the preferred trust securities.


REDEMPTION OF TRUST SECURITIES

When the junior subordinated debentures are repaid, whether at maturity, upon redemption or otherwise, including as a result of a Special Event, the proceeds will be promptly applied to redeem preferred trust securities and common trust securities having an aggregate liquidation amount equal to the junior subordinated debentures repaid, upon not less than 30 nor more than 60 days' notice, at the redemption price. The common trust securities will be redeemed on a pro rata basis with the preferred trust securities, unless an event of default under the declaration has occurred and is continuing. In that case, the preferred trust securities will have a priority over the common trust securities with respect to payment of the redemption price. Subject to the foregoing, if fewer than all outstanding preferred trust securities and common trust securities are to be redeemed, the preferred trust securities and common trust securities will be redeemed on a pro rata basis. If fewer than all outstanding preferred trust securities are to be redeemed, preferred trust securities registered in the name of and held by DTC or its nominee will be redeemed as described under "--Book-Entry Only Issuance; The Depository Trust Company" below.

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REDEMPTION PROCEDURES

The trust may not redeem fewer than all the outstanding preferred trust securities unless all accrued and unpaid distributions have been paid on all preferred trust securities for all monthly distribution periods terminating on or prior to the date of redemption.

If the trust gives a notice of redemption of preferred trust securities (which notice is irrevocable) then, by 12:00 noon, New York City time, on the redemption date and provided that UBS Americas has paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the junior subordinated debentures, the trust will irrevocably deposit with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to the Holders of the preferred trust securities. See "--Book-Entry Only Issuance; The Depository Trust Company" below. If notice of redemption is given and funds are deposited as required, then, immediately prior to the close of business on the redemption date, (1) distributions will cease to accrue on the preferred trust securities called for redemption, (2) such preferred trust securities will no longer be deemed to be outstanding and (3) all rights of Holders of such preferred trust securities so called for redemption will cease except the right of the Holders of such preferred trust securities to receive the redemption price, but without interest on such redemption price. Neither the trustees nor the trust will be required to register or cause to be registered the transfer of any preferred trust securities that have been so called for redemption. If any date fixed for redemption of preferred trust securities is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date fixed for redemption. If UBS Americas fails to repay junior subordinated debentures on maturity or on the date fixed for redemption or if payment of the redemption price in respect of preferred trust securities is improperly withheld or refused and not paid by the property trustee or by UBS Americas under the preferred trust securities guarantee described under "--Description of the Preferred Trust Securities Guarantees," distributions on the preferred trust securities will continue to accrue from the original redemption date of the preferred trust securities to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

If fewer than all the outstanding preferred trust securities are to be redeemed, the preferred trust securities will be redeemed pro rata as described below under "--Book-Entry Only Issuance; The Depository Trust Company."

If a partial redemption of the preferred trust securities would result in the delisting of the preferred trust securities by any national securities exchange or other organization on which the preferred trust securities are then listed, UBS Americas under the indenture will only redeem junior subordinated debentures in whole and, as a result, the trust may only redeem the preferred trust securities in whole.

Subject to the foregoing and applicable law (including, without limitation, United States Federal securities laws), UBS Americas or any of its subsidiaries may at any time and from time to time purchase outstanding preferred trust securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

If there is a voluntary or involuntary dissolution, winding up or termination of the trust, including as a result of a Special Event, the Holders of the preferred trust securities and the common trust securities will be entitled to receive either (i) a payment equal to their interests in the trust, or (ii) junior subordinated debentures in an amount equal to their interest in the trust securities.

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Upon the dissolution of the trust, the following events will occur:

- the preferred trust securities and the common trust securities will no longer be deemed to be outstanding,

- DTC or its nominee, as the Holder of the preferred trust securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered upon such distribution, and

- any certificates representing preferred trust securities not held by DTC or its nominee will be deemed to represent junior subordinated debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, and accrued and unpaid interest equal to accrued and unpaid distributions on, transfer or preferred trust securities, until such certificates are presented to UBS Americas or its agent for transfer or reissuance.

If, upon any such dissolution, the liquidation distribution can be paid only in part because the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on the preferred trust securities and the common trust securities will be paid on a pro rata basis unless an event of default under the declaration has occurred and is continuing. In that case, the preferred trust securities will have a priority over the common trust securities with respect to payment of the liquidation distribution.

Under the declaration, the trust will terminate: (i) on the fortieth anniversary of the issuance of its preferred trust securities, (ii) when all the trust securities have been called for redemption and the amounts necessary for redemption have been paid to the Holders of trust securities in accordance with the terms of the trust securities; or (iii) when all the junior subordinated debentures have been distributed to the Holders of trust securities in exchange for all the trust securities in accordance with the terms of the trust securities.

We cannot provide assurances as to the market price for the junior subordinated debentures which may be distributed in exchange for preferred trust securities if a dissolution and liquidation of the trust were to occur. Accordingly, the junior subordinated debentures which a Holder of preferred trust securities may subsequently receive upon the dissolution of the trust may trade at a discount to the price of the preferred trust securities exchanged. If junior subordinated debentures are distributed to the Holders of preferred trust securities upon the dissolution of the trust, UBS Americas will use its best efforts to list the junior subordinated debentures on the NYSE or on such other exchange on which the preferred trust securities are then listed.

BOOK-ENTRY ONLY ISSUANCE; THE DEPOSITORY TRUST COMPANY

All of the preferred trust securities were issued in the form of one or more global securities that were deposited with, or on behalf of, The Depository Trust Company. Each global security was issued in registered form.

Each global security is registered in the name of DTC or its nominee. When a global security was issued, DTC credited, on its book-entry registration and transfer system, the number of preferred trust securities represented by the preferred security global certificate to the accounts of institutions that have accounts with DTC or its nominee ("participants"). Ownership of beneficial interests in a global security are limited to participants or persons that may hold interests through participants in DTC. Ownership of a beneficial interest in a global security is shown on, and ownership can only be transferred through, records maintained by DTC or its nominee (with respect to participants' interests) for such global security or by participants or persons that hold through participants. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in

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definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as DTC, or its nominee, is the owner of a global security, DTC or the relevant nominee, as the case may be, will be considered the sole owner or Holder of the global securities represented by the global security for all purposes under the indenture governing the global securities. Except as described below, owners of beneficial interests in a global security will not be entitled to have global securities of the series represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of global securities of the relevant series in definitive form and will not be considered the owners or Holders of the global securities under the applicable indenture. Accordingly, each person owning a beneficial interests in a global security must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant and, if applicable, the indirect participant, through which such person owns its interests, to exercise any rights of a Holder under such indenture.

Payment of liquidation amount of and any distributions on global securities registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the Holder of the global security representing such global securities. None of UBS Americas, the trustee for the relevant global securities, any paying agent, any authenticating agent or the security registrar for the relevant global securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security representing such global securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

UBS Americas expects that DTC, upon receipt of any payment of liquidation amount of or any distributions on a definitive global security representing such global securities, will credit immediately participants' accounts with payments in amounts proportionate to their respective holdings in principal amount of beneficial interests in such global security as shown on the records of DTC. UBS Americas also expects that payments by participants to owners of beneficial interests in the relevant global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." These payments will be the responsibility of the participants.

Unless and until it is exchanged in whole for global securities in definitive form, a global security may not be transferred except as a whole by DTC for such global security to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor. If a depositary for global securities of any series is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by UBS Americas within ninety days, UBS Americas will issue global securities of such series in like tenor and terms in definitive registered form in exchange for the global security or global securities representing all relevant global securities. Further, an owner of a beneficial interests in a global security representing global securities of a series may, on terms acceptable to UBS Americas and DTC for that global security, receive global securities of that series in definitive registered form. In addition, UBS Americas may at any time and in its sole discretion determine not to have any global securities of a series represented by global securities and, in such event, will issue global securities of that series in like tenor and terms in definitive registered form in exchange for the global security or global securities representing all such global securities. In any such instance, an owner of a beneficial interests in a global security will be entitled to physical delivery in definitive form of global securities of the series represented by the global security equal in aggregate principal amount to such beneficial interests and to have such global securities registered in the name of the owner of such beneficial interests.

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Redemption notices must be sent to Cede & Co. If less than all the preferred trust securities are being redeemed, DTC will reduce pro rata (with adjustments to eliminate fractional preferred trust securities) the amount of interests of each direct participant in the preferred trust securities to be redeemed.

Although voting with respect to the preferred trust securities is limited, in those instances in which a vote is required, neither DTC nor Cede & Co. itself will consent to vote with respect to the preferred trust securities. Under its usual procedures, DTC would mail an omnibus proxy to the trust as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the preferred trust securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC has advised UBS Americas and the agents as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of
Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

NO MERGER, CONSOLIDATION OR SALE OF ASSETS OF THE TRUST

The trust may not merge or consolidate with or into, or be replaced by, or sell, transfer or lease all or substantially all its properties and assets to, any corporation or other entity or, except as expressly permitted hereby, sell or transfer any junior subordinated debentures to any corporation or other entity.

DECLARATION EVENTS OF DEFAULT

An event of default under the indenture will also be an event of default under the declaration with respect to the trust securities. However, common trust securities Holders will be deemed to have waived any such event of default with respect to the common trust securities until all events of default with respect to the preferred trust securities have been cured or waived. Until all events of default with respect to the preferred trust securities have been cured or waived, the property trustee will be deemed to be acting solely on behalf of the preferred trust securities Holders, and only the Holders of the preferred trust securities will have the right to direct the property trustee with respect to certain matters under the declaration and consequently under the indenture. If any event of default with respect to the preferred trust securities is waived by the Holders of the preferred trust securities as provided in the declaration, the Holders of common trust securities under the declaration have agreed that such waiver also constitutes a waiver of the event of default with respect to the common trust securities for all purposes under the declaration without any further act, vote or consent of the Holders of the common trust securities.

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When an event of default occurs, the property trustee as the Holder of all the junior subordinated debentures will have the right under the indenture to declare the principal of, and interest on, the junior subordinated debentures to be immediately due and payable. In addition, the property trustee will have the power to exercise all rights, powers and privileges under the indenture. If the property trustee fails to enforce its rights under the declaration (including, without limitation, its rights, powers and privileges as a Holder of the junior subordinated debentures under the indenture), any Holder of preferred trust securities may, to the extent permitted by applicable law, after a period of 30 days has elapsed from such Holder's written request to the property trustee to enforce such rights, institute a legal proceeding against UBS Americas to enforce the property trustee's rights under the declaration, without first instituting a legal proceeding against the property trustee or any other person. Notwithstanding the foregoing, if an event of default has occurred and is continuing and such event is attributable to the failure of UBS Americas to pay interest or principal on the junior subordinated debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a Holder of preferred trust securities may directly institute suit against UBS Americas for enforcement of payment to such Holder of the principal of or interest on junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the preferred trust securities held by such Holder on or after the respective due date specified in the junior subordinated debentures. The Holders of preferred trust securities will not be able to exercise directly against UBS Americas any other remedy available to the Holders of the junior subordinated debentures unless the property trustee first fails to do so. See "-- Description of the Junior Subordinated Debentures."

VOTING RIGHTS

Except as provided below, under "--Modification and Amendment of the Declaration" and "--Description of the Preferred Trust Securities
Guarantees--Amendments and Assignment" and as otherwise required by the Business Trust Act, the Trust Indenture Act or the declaration, the Holders of the preferred trust securities have no voting rights.

Subject to the requirements of the last sentence of this paragraph, the Holders of a majority in aggregate liquidation amount of the preferred trust securities have the right (i) on behalf of all Holders of preferred trust securities, to waive any past default that is waivable under the declaration and (ii) to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or exercising any trust or power conferred upon the property trustee under the declaration, including the right to direct the property trustee, as the Holder of the junior subordinated debentures, to (A) direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee, or executing any trust or power conferred on the indenture trustee with respect to the junior subordinated debentures, (B) waive any past default that is waivable under Section 6.06 of the indenture, or
(C) exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures shall be due and payable. However, where the taking of any action under the indenture would require the consent or vote of (a) Holders of junior subordinated debentures representing a specified percentage greater than a majority in principal amount of the junior subordinated debentures or (b) each Holder of junior subordinated debentures affected thereby, no such consent or vote will be given by the property trustee without the prior consent or vote of, in the case of clause (a) above, Holders of preferred trust securities representing such specified percentage of the aggregate liquidation amount of the preferred trust securities or, in the case of clause (b) above, each Holder of preferred trust securities affected thereby. The property trustee will not revoke any action previously authorized or approved by a vote of the Holders of preferred trust securities. The property trustee will notify all Holders of record of preferred trust securities of any notice of default received from the indenture trustee with respect to the junior subordinated debentures. Other than with respect to directing the time, method and place of conducting any

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proceeding for any remedy available to the property trustee or the indenture trustee as set forth above, the property trustee will be under no obligation to take any of the foregoing actions at the direction of the Holders of the preferred trust securities unless the property trustee has obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States Federal income tax purposes following such action.

A waiver of an event of default under the indenture by the property trustee at the direction of Holders of the preferred trust securities constitutes a waiver of the corresponding event of default under the declaration in respect of the trust securities.

If the consent of the property trustee as the Holder of the junior subordinated debentures is required under the indenture with respect to any amendment, modification or termination of the indenture or the junior subordinated debentures, the property trustee shall request the direction of the Holders of the trust securities with respect to such amendment, modification or termination and will vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the trust securities voting together as a single class. However, where any such amendment, modification or termination under the indenture would require the consent or vote of (1) Holders of junior subordinated debentures representing a specified percentage greater than a majority in principal amount of the junior subordinated debentures or (2) each Holder of junior subordinated debentures affected thereby, the property trustee may only give such consent or vote, in the case of clause (1), at the direction of the Holders of trust securities representing such specified percentage of the aggregate liquidation amount of the trust securities or, in the case of clause (2), as directed by each Holder of trust securities affected thereby. In addition, the property trustee will be under no obligation to take any such action in accordance with the directions of the Holders of the trust securities unless the property trustee has obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States Federal income tax purposes following such action.

Any required approval or direction of Holders of preferred trust securities may be given at a separate meeting of Holders of preferred trust securities convened for that purpose, at a meeting of all the Holders of trust securities or under written consent. The regular trustees will cause a notice of any meeting at which Holders of preferred trust securities are entitled to vote, or of any matter upon which action by written consent of such Holders is to be taken, to be mailed to each Holder of record of preferred trust securities. Each notice will include a statement setting forth (i) the date of the relevant meeting or the date by which the action is to be taken; (ii) a description of any resolution proposed for adoption at the meeting on which the Holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents.

No vote or consent of the Holders of preferred trust securities will be required for the trust to redeem and cancel preferred trust securities or distribute junior subordinated debentures in accordance with the declaration.

Notwithstanding that Holders of preferred trust securities are entitled to vote or consent under any of the circumstances described above, any of the preferred trust securities at such time that are owned by UBS Americas or by any entity directly or indirectly controlling or controlled by or under direct or indirect common control with UBS Americas will not be entitled to vote or consent and will, for purposes of such vote or consent, be treated as if they were not outstanding.

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DESCRIPTION OF THE PREFERRED TRUST SECURITIES
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The procedures by which persons owning preferred trust securities registered in the name of and held by DTC or its nominee may exercise their voting rights are described under "-- Book-Entry Only Issuance; The Depository Trust Company" below.

Holders of the preferred trust securities have no rights to increase or decrease the number of trustees or to appoint, remove or replace a trustee. These rights are vested exclusively in the Holders of the common trust securities.

MODIFICATION AND AMENDMENT OF THE DECLARATION

The declaration may be modified and amended with the approval of a majority of the regular trustees, provided that, if any proposed modification or amendment provides for, or the regular trustees otherwise propose to effect, (a) any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to the declaration or otherwise, or (b) the dissolution, winding-up or termination of the trust other than under the terms of the declaration, then the Holders of the outstanding trust securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal will not be effective except with the approval of at least 66 2/3% in liquidation amount of the trust securities. If any amendment or proposal referred to above would adversely affect only the preferred trust securities or the common trust securities, then only the affected class will be entitled to vote on that amendment or proposal and the amendment or proposal will not be effective except with the approval of 66 2/3% in liquidation amount of the relevant class of trust securities. Notwithstanding the foregoing,

- no amendment or modification may be made to the declaration unless the regular trustees have obtained (a) either a ruling from the Internal Revenue Service or a written unqualified opinion of nationally recognized independent tax counsel experienced in such matters to the effect that the amendment will not cause the trust to be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and to the effect that the trust will continue to be treated as a grantor trust for purposes of United States Federal income taxation and (b) a written unqualified opinion of nationally recognized independent counsel experienced in such matters to the effect that the amendment will not cause the trust to be an "investment company" which is required to be registered under the Investment Company Act;

- certain specified provisions of the declaration may not be amended without the consent of all the Holders of the trust securities;

- no amendment which adversely affects the rights, powers and privileges of the property trustee or the Delaware trustee may be made without the consent of the property trustee or the Delaware trustee, as the case may be;

- Article IV of the declaration relating to the obligation of UBS Americas to purchase the common trust securities and to pay certain obligations and expenses of the trust as described under "PWG Capital Trust I and PWG Capital Trust II" in this prospectus may not be amended without the consent of UBS Americas; and

- the rights of Holders of common trust securities under Article V of the declaration to increase or decrease the number of, and to appoint, replace or remove, trustees may not be amended without the consent of each Holder of common trust securities.

The declaration further provides that it may be amended without the consent of the Holders of the trust securities to

- cure any ambiguity;

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DESCRIPTION OF THE PREFERRED TRUST SECURITIES
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- correct or supplement any provision in the declaration that may be defective or inconsistent with any other provision of the declaration;

- to add to the covenants, restrictions or obligations of UBS Americas; and

- to conform to changes in, or a change in interpretation or application of, certain Investment Company Act requirements by the SEC, as long as the amendment does not adversely affect the rights, preferences or privileges of the Holders.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

The property trustee, prior to an event of default, undertakes to perform only such duties as are specifically set forth in the declaration and, during an event of default, exercises and uses the same degree of care and skill as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provision, the property trustee is under no obligation to exercise any of the powers vested in it by the declaration at the request of any Holder of preferred trust securities, unless offered reasonable indemnity by the Holder against the costs, expenses and liabilities which it might incur. The property trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the property trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

The property trustee is a depositary for funds and performs other services for, and transacts other banking business with, UBS Americas in the normal course of business.

GOVERNING LAW

The declaration and the preferred trust securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

MISCELLANEOUS

The regular trustees are authorized and directed to take such action as they deem reasonable in order that the trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or that the trust will not be classified for United States Federal income tax purposes as an association taxable as a corporation or a partnership and will be treated as a grantor trust for United States Federal income tax purposes. In this connection, the regular trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the trust or the declaration, that the regular trustees determine in their discretion to be reasonable and necessary or desirable for such purposes, as long as such action does not adversely affect the interests of Holders of the trust securities.

UBS Americas and the regular trustees on behalf of the trust are required to provide to the property trustee annually a certificate as to whether or not UBS Americas and the trust, respectively, is in compliance with all the conditions and covenants under the declaration.

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DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

There are two series of junior subordinated debentures. Both series were issued under an indenture between UBS Americas and The Chase Manhattan Bank, as indenture trustee, dated as of 9 December 1996, as amended by a supplemental indenture dated as of 9 December 1996 (regarding the 8.30% Junior Subordinated Debentures due 2036), and a supplemental indenture dated as of 14 March 1997 (regarding the 8.08% Junior Subordinated Debentures due 2037), and as further amended by a supplemental indenture dated as of 3 November 2000 (regarding the merger of PaineWebber and UBS Americas and a supplemental indenture dated as of 22 December 2000). The following table sets forth the important terms of the debentures.

                                                            INTEREST                         REDEEMABLE BY
                                                            PAYMENT                          UBS AMERICAS
TITLE                                  MATURITY DATE         DATES          RECORD DATES     ON OR AFTER:
-----------------------------------------------------------------------------------------------------------
8.30% Junior Subordinated Debentures
  due 2036..........................  1 December 2036   Monthly on the    Close of          1 December 2001
                                                        first day of      business the day
                                                        each month        before the
                                                                          interest payment
                                                                          date
8.08% Junior Subordinated Debentures
  due 2037..........................     1 March 2037   Monthly on the    Close of             1 March 2002
                                                        first day of      business the day
                                                        each month        before the
                                                                          interest payment
                                                                          date

The following description summarizes the material terms of the indenture, and is qualified by reference to the indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the indenture are referred to in this prospectus, those provisions or defined terms are incorporated by reference.

GENERAL

The junior subordinated debentures are unsecured, subordinated obligations of UBS Americas. Each series is limited in aggregate principal amount to an amount equal to the sum of (i) the stated liquidation amount of the preferred trust securities issued by the relevant trust and (ii) the proceeds received by the relevant trust upon issuance of the common trust securities held by UBS Americas. The indenture does not limit the amount of additional indebtedness UBS Americas or any of its subsidiaries may incur. Since UBS Americas is a holding company, UBS Americas' rights and the rights of its creditors, including the Holders of junior subordinated debentures, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that UBS Americas may itself be a creditor with recognized claims against the subsidiary.

The entire principal amount of each series of junior subordinated debentures will become due and payable, together with any accrued and unpaid interest thereon, on the maturity date listed for that series in the table above. The junior subordinated debentures are not subject to any sinking fund.

If junior subordinated debentures are distributed to Holders of preferred trust securities upon dissolution of the trust, such junior subordinated debentures will initially be issued as a global security. Payments on junior subordinated debentures issued as a global security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a paying agent for the junior subordinated debentures. Under certain limited circumstances, junior subordinated debentures may be issued in certificated form in exchange for a global security. See "--Book-Entry and Settlement" below.

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DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES
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If junior subordinated debentures are issued in certificated form, such junior subordinated debentures will be in denominations of $25 and integral multiples of $25 and may be transferred or exchanged at the offices described below. If junior subordinated debentures are issued in certificated form, payments of principal and interest will be payable, the transfer of the junior subordinated debentures will be registrable and junior subordinated debentures will be exchangeable for junior subordinated debentures of other denominations of a like aggregate principal amount of the same series at the corporate trust office of the indenture trustee in The City of New York. Payment of interest may be made at the option of UBS Americas by check mailed to the address of the persons entitled to the payments. The payment of principal with respect to any junior subordinated debenture will be made only upon surrender of the junior subordinated debenture to the indenture trustee.

The junior subordinated debentures of each series bear interest at the rate specified in the above table. Interest is payable on each series monthly in arrears on the first day of each month to the person in whose name such junior subordinated debenture is registered, subject to certain exceptions, at the close of business on the business day next preceding such interest payment date. If (i) the preferred trust securities do not remain in book-entry only form or
(ii) following distribution of the junior subordinated debentures to Holders of trust securities upon dissolution of the trust as described under "--Description of the Preferred Trust Securities," the junior subordinated debentures do not remain in book-entry only form, the relevant record date will be the fifteenth day of the month immediately preceding the month in which the relevant interest payment date occurs. Interest payable on any junior subordinated debenture that is not punctually paid or duly provided for on any interest payment date will cease to be payable to the person in whose name such junior subordinated debenture is registered on the relevant record date. Defaulted interest will instead be payable to the person in whose name the junior subordinated debenture is registered on the special record date or other specified date determined in accordance with the indenture. However, that interest will not be considered payable by UBS Americas on any interest payment date falling within an extension period unless UBS Americas has elected to make a full or partial payment of interest accrued on the junior subordinated debentures on such interest payment date.

The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a 30-day period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed. If any date on which interest is payable on the junior subordinated debentures is not a business day, then payment of the interest payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day is in the next succeeding calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date.

The junior subordinated debentures mature on the maturity date listed in the table above.

If the junior subordinated debentures are distributed to the Holders of preferred trust securities upon dissolution of the trust, UBS Americas will use its best efforts to list the junior subordinated debentures on the NYSE or on such other exchange on which the preferred trust securities are then listed.

OPTIONAL REDEMPTION

Except as provided below, the junior subordinated debentures may not be redeemed prior to the date listed in the table above. UBS Americas has the right to redeem the junior subordinated debentures, in whole or in part, from time to time, on or after the relevant date, upon not less than 30 nor more than 60 days notice, at a redemption price equal to 100% of the principal amount to be redeemed,

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DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES
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plus any accrued and unpaid interest to the redemption date, including interest accrued during an extension period. UBS Americas will also have the right to redeem the junior subordinated debentures at any time upon the occurrence of a Tax Event if certain conditions are met as described under "--Description of the Preferred Trust Securities--Special Event Redemption or Distribution."

If UBS Americas gives a notice of redemption in respect of junior subordinated debentures (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, UBS Americas will deposit irrevocably with the indenture trustee funds sufficient to pay the applicable redemption price and will give irrevocable instructions and authority to pay such redemption price to the Holders of the junior subordinated debentures. If notice of redemption has been given and funds deposited as required, then, upon the date of such deposit, interest will cease to accrue on the junior subordinated debentures called for redemption, such junior subordinated debentures will no longer be deemed to be outstanding and all rights of Holders of such junior subordinated debentures so called for redemption will cease, except the right of the Holders of such junior subordinated debentures to receive the applicable redemption price, but without interest on such redemption price. If any date fixed for redemption of junior subordinated debentures is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a business day (and without any interest or other payment in respect of any such delay) except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date fixed for redemption. If the redemption price in respect of junior subordinated debentures is not paid by UBS Americas, interest on such junior subordinated debentures will continue to accrue, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price. If fewer than all the junior subordinated debentures are to be redeemed, the junior subordinated debentures to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by the indenture trustee.

UBS Americas will not be required to (i) issue, register the transfer of or exchange any junior subordinated debentures during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of all or less than all of the junior subordinated debentures and ending at the close of business on the day of such mailing and (ii) register the transfer of or exchange any junior subordinated debentures so selected for redemption, in whole or in part, except the unredeemed portion of any junior subordinated debentures being redeemed in part.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

So long as UBS Americas is not in default in the payment of interest on the junior subordinated debentures, UBS Americas has the right to extend the interest payment period from time to time for a period not exceeding five years. UBS Americas has no current intention of exercising its right to extend an interest payment period. No interest shall be due and payable during an extension period, except at the end of the extension period. During any extension period, UBS Americas may not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect to any such stock. However, these restrictions do not apply to

- dividends, redemptions, purchases, acquisitions, distributions or payments made by UBS Americas by way of issuance of shares of its capital stock,

- payments of accrued dividends by UBS Americas upon the redemption, exchange or conversion of any preferred stock of UBS Americas as may be in accordance with the terms of such preferred stock, or

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DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES
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- cash payments made by UBS Americas in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of UBS Americas in accordance with the terms of such preferred stock.


Prior to the termination of any such extension period, UBS Americas may further extend the interest payment period. The extension period together with all previous and further extensions thereof may not exceed five years and may not extend beyond the maturity of the junior subordinated debentures. On the first interest payment date occurring at or after the end of each extension period, UBS Americas will pay to the Holders of junior subordinated debentures of record on the record date for such interest payment date (regardless of who the Holders of record may have been on other dates during the extension period) all accrued and unpaid interest on the junior subordinated debentures, together with interest at the rate specified for the junior subordinated debentures to the extent permitted by applicable law, compounded monthly. Upon the termination of any extension period and the payment of all amounts then due, UBS Americas may commence a new extension period, subject to the above requirements. UBS Americas may also prepay at any time all or any portion of the interest accrued during an extension period. Consequently, there could be multiple extension periods of varying lengths throughout the term of the junior subordinated debentures, each not to exceed five years or to cause any extension beyond maturity of the junior subordinated debentures. The failure by UBS Americas to make interest payments during an extension period would not constitute a default or an event of default under the indenture or UBS Americas' currently outstanding indebtedness.

If the property trustee is the sole Holder of the junior subordinated debentures, UBS Americas will give the property trustee notice of its selection of an extension period one business day before the earlier of (i) the next succeeding date on which the distributions on the preferred trust securities are payable or (ii) the date the trust is required to give notice to the NYSE (if the preferred trust securities are then listed on it) or other applicable self-regulatory organization or to Holders of the preferred trust securities of the record date or payment date for such distribution. The trust will give notice of UBS Americas' selection of an extension period to the Holders of the preferred trust securities.

If junior subordinated debentures have been distributed to Holders of trust securities, UBS Americas will give the Holders of the junior subordinated debentures notice of its selection of an extension period ten business days before the earlier of (i) the next succeeding interest payment date or (ii) the date UBS Americas is required to give notice to the NYSE (if the junior subordinated debentures are then listed on it) or other applicable self-regulatory organization or to Holders of the junior subordinated debentures of the record or payment date for such related interest payment.

COMPOUNDED INTEREST

Payments of compounded interest on the junior subordinated debentures held by the trust will make funds available to pay any interest on distributions in arrears in respect of the preferred trust securities under the terms thereof.

SUBORDINATION

The junior subordinated debentures are subordinate and junior in right of payment to all Senior Indebtedness of UBS Americas. No payment by UBS Americas on account of principal of or premium, if any, or any interest on the junior subordinated debentures may be made if any default or event of default with respect to any Senior Indebtedness has occurred and is continuing and written notice of the default or event of default has been given to the indenture trustee by UBS Americas or to UBS Americas and the indenture trustee by the Holders of at least 10% in principal amount of any kind or category of any Senior Indebtedness (or a representative or trustee on their behalf). Upon any acceleration of the principal due on the junior subordinated debentures or any payment or distribution

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DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES
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of assets of UBS Americas to creditors upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all principal of and premium, if any, and interest due or to become due on all Senior Indebtedness must be paid in full before the Holders of junior subordinated debentures will be entitled to receive or retain any payment (other than shares of stock or subordinated indebtedness provided by a plan of reorganization or adjustment which does not alter the rights of Holders of Senior Indebtedness). Subject to the payment in full of all Senior Indebtedness, the Holders of the junior subordinated debentures are subrogated to the rights of the Holders of Senior Indebtedness to receive payments or distributions of assets of UBS Americas applicable to Senior Indebtedness until the junior subordinated debentures are paid in full. By reason of such subordination, in the event of insolvency, creditors of UBS Americas who are Holders of Senior Indebtedness, as well as general creditors of UBS Americas, may recover more, ratably, than the Holders of the junior subordinated debentures.

Senior Indebtedness is defined as:

- the principal of, premium, if any, and accrued and unpaid interest on (a) indebtedness of UBS Americas for money borrowed, whether outstanding on the date of execution of the subordinated indenture or later created, incurred or assumed, (b) guarantees by UBS Americas of indebtedness for money borrowed by any other person, whether outstanding on the date of execution of the subordinated indenture or later created, incurred or assumed, (c) indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which UBS Americas is responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of the subordinated indenture or later created, incurred or assumed, and (d) obligations of UBS Americas under any agreement to lease, or any lease of, any real or personal property, whether outstanding on the date of execution of the subordinated indenture or later created, incurred or assumed,

- any other indebtedness, liability or obligation, contingent or otherwise, of UBS Americas and any guarantee, endorsement or other contingent obligation of UBS Americas in respect of any indebtedness, liability or obligation, whether outstanding on the date of execution of the subordinated indenture or later created, incurred or assumed, and

- modifications, renewals, extensions and refundings of any such indebtedness, liabilities, obligations or guarantees, unless, in the instrument creating or evidencing the same or under which the same is outstanding, it is provided that such indebtedness, liabilities, obligations or guarantees, or such modification, renewal, extension or refunding thereof, are not superior in right of payment to the subordinated debentures.

However, Senior Indebtedness does not include any obligation of UBS Americas to any subsidiary. The junior subordinated debentures of any series are not superior in right of payment to the securities of any series issued under the indenture dated as of 15 March 1988, between UBS Americas (as successor by merger to PaineWebber) and Chase Manhattan Bank USA, National Association (formerly known as Chemical Bank (Delaware)), as amended or supplemented from time to time, or any securities ranking pari passu in right of payment with any such securities, all of which constitute Senior Indebtedness. Notwithstanding anything to the contrary in the indenture or the junior subordinated debentures, Senior Indebtedness does not include any indebtedness of UBS Americas which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to, or pari passu with, the junior subordinated debentures. The indenture does not contain any limitation on the amount of Senior Indebtedness that UBS Americas can incur.

UBS Americas rights and the rights of its creditors (including Holders of Senior Indebtedness and junior subordinated debentures) to participate in any distribution of assets of any subsidiary of UBS Americas upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims

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DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES
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of creditors of the subsidiary, except to the extent that claims of UBS Americas itself as a creditor of the subsidiary may be recognized. Also, dividend payments and advances to UBS Americas by PaineWebber are restricted by the provisions of the net capital rules of the SEC and the New York Stock Exchange and covenants in various loan agreements. The operations of UBS Americas are conducted through its subsidiaries and, therefore, UBS Americas is dependent upon the earnings and cash flow of its subsidiaries to meet its obligations, including obligations under the Senior Indebtedness and junior subordinated debentures. The Senior Indebtedness and junior subordinated debentures are effectively subordinated to all indebtedness of UBS Americas' subsidiaries.

CERTAIN COVENANTS OF UBS AMERICAS APPLICABLE TO THE JUNIOR SUBORDINATED
DEBENTURES

UBS Americas has covenanted in the indenture that, so long as the preferred trust securities of either trust remain outstanding, UBS Americas will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto if at such time (i) UBS Americas is in default with respect to its guarantee payments or other payment obligations under the related preferred trust securities guarantee or (ii) there has occurred and is continuing any event of default under the indenture with respect to such junior subordinated debentures. However, the foregoing restrictions will not apply to:

- dividends, redemptions, purchases, acquisitions, distributions or payments made by UBS Americas by way of issuance of shares of its capital stock,

- payments of accrued dividends by UBS Americas upon the redemption, exchange or conversion of any preferred stock of UBS Americas as may be outstanding from time to time in accordance with the terms of such preferred stock or

- cash payments made by UBS Americas in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of UBS Americas as may be outstanding from time to time in accordance with the terms of such preferred stock.

In addition, for so long as the preferred trust securities of either trust remain outstanding, UBS Americas has agreed:

- to remain the sole direct or indirect owner of all the outstanding common trust securities issued by the trust and not to cause or permit such common trust securities to be transferred except to the extent permitted by the declaration of the trust; provided that any permitted successor of UBS Americas under the indenture may succeed to UBS Americas's ownership of such common trust securities,

- to comply fully with all its obligations and agreements under such declaration and

- not to take any action which would cause the trust to cease to be treated as a grantor trust for United States Federal income tax purposes, except in connection with a distribution of junior subordinated debentures.

BOOK-ENTRY AND SETTLEMENT

If any junior subordinated debentures are distributed to preferred trust securities Holders as described above under "--Description of the Preferred Trust Securities," the junior subordinated debentures will be issued in the form of one or more global securities. Each global security would be registered in the name of the depositary or its nominee. The terms and conditions of the arrangements with respect to these global securities will depend on the procedures of the depositary at the relevant time, but are

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DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES
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currently expected to be substantially similar to those described above under "--Description of Preferred Trust Securities--Book-Entry Only Issuance; The Depository Trust Company."


Except as provided below, owners of beneficial interests in a global security will not be entitled to receive physical delivery of junior subordinated debentures in definitive form and will not be considered the Holders of the junior subordinated debentures for any purpose under the indenture. Also, no global security representing junior subordinated debentures will be exchangeable except for another global security of like denomination and tenor to be registered in the name of the depositary or its nominee or of a successor depositary or nominee. Accordingly, each beneficial owner must rely on the procedures of the depositary or if the beneficial owner is not a participant, on the procedures of the participant through which the beneficial owner owns its interest to exercise any rights of a Holder under the indenture. If junior subordinated debentures are distributed to Holders of preferred trust securities, DTC will act as securities depositary for the junior subordinated debentures.

MODIFICATION OF THE INDENTURE

The indenture provides that UBS Americas and the indenture trustee may, without the consent of any Holders of junior subordinated debentures, enter into supplemental indentures for the purposes, among other things, of adding to UBS Americas' covenants, adding additional events of default, establishing the form or terms of any series of junior subordinated debentures, or provided such action does not adversely affect the interests of the Holders of any series of junior subordinated debentures in any material respect, curing ambiguities or inconsistencies in such indenture or making other provisions.

The indenture contains provisions permitting UBS Americas and the indenture trustee, with the consent of the Holders of at least a majority in principal amount of the outstanding junior subordinated debentures of each series affected by the action, to modify the indenture or any supplemental indenture affecting the rights of the Holders of such junior subordinated debentures. However, no modification may, without the consent of the Holder of each outstanding junior subordinated debenture affected by the action, (i) extend the fixed maturity of any junior subordinated debentures of any series, reduce the principal amount thereof, reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the Holder of each junior subordinated debenture affected by the action, or (ii) reduce the percentage of junior subordinated debentures, the Holders of which are required to consent to any such modification, without the consent of the Holders of each junior subordinated debenture then outstanding and affected by the action.

INDENTURE EVENTS OF DEFAULT

The indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "event of default under the indenture" with respect to a series of junior subordinated debentures:

(a) failure for 30 days to pay interest on the junior subordinated debentures of a series when due, provided that a valid extension of the interest payment period by UBS Americas will not constitute a default in the payment of interest for this purpose;

(b) failure to pay principal of or premium, if any, on the junior subordinated debentures of a series when due whether at maturity, upon redemption, by declaration or otherwise, or to make any sinking fund or analogous payment with respect to junior subordinated debentures of that series;

(c) failure to observe or perform any other covenant contained in the indenture with respect to a series for 90 days after written notice to UBS Americas from the indenture trustee or the Holders of at least 25% in principal amount of the outstanding junior subordinated debentures of that series; or

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DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES
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(d) certain events in bankruptcy, insolvency or reorganization of UBS Americas.

In each case, unless the principal of all the junior subordinated debentures of such series has already become due and payable, either the indenture trustee or the Holders of not less than 25% in aggregate principal amount of the junior subordinated debentures of such series then outstanding, by notice in writing to UBS Americas (and to the indenture trustee if given by such Holders), may declare the principal of all the junior subordinated debentures of such series to be due and payable immediately.

The Holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of the applicable series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee. The indenture trustee or the Holders of not less than 25% in aggregate outstanding principal amount of the junior subordinated debentures of that series may declare the principal due and payable immediately upon an event of default under the indenture with respect to that series. However, the Holders of a majority in aggregate outstanding principal amount of junior subordinated debentures of that series may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments or interest and principal otherwise than by acceleration and any premium has been deposited with the indenture trustee.

The Holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures of a series may, on behalf of the Holders of all the junior subordinated debentures of that series, waive any past default, except a default in the payment of principal, premium, if any, or interest on junior subordinated debentures of that series (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the indenture trustee) or a call for redemption of junior subordinated debentures of that series. UBS Americas is required to file annually with the indenture trustee a certificate as to whether or not UBS Americas is in compliance with all the conditions and covenants under the indenture.

If a series of junior subordinated debentures is issued to a trust in connection with the issuance of trust securities of the trust, then, under the applicable declaration, an event of default under the indenture with respect to that series of junior subordinated debentures will constitute an event of default under the declaration.

CONSOLIDATION, MERGER AND SALE

Each indenture provides that UBS Americas, without the consent of any Holders of the junior subordinated debentures, may consolidate with or merge into any other corporation or transfer or lease its assets substantially as an entirety to any person or may acquire or lease the assets of any person substantially as an entirety or may permit any corporation to merge into UBS Americas so long as:

- The successor is a corporation organized under the laws of any domestic jurisdiction.

- The successor corporation, if other than UBS Americas, assumes UBS Americas' obligations under such indenture and all the debentures issued under it.

- Immediately after giving effect to the transaction, no event of default and no event that, after notice or lapse of time, or both, would become an event of default, has occurred and is continuing.

- Certain other conditions are also met.

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DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES
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DEFEASANCE AND DISCHARGE

Under the terms of the indenture, UBS Americas will be discharged from any and all obligations in respect of the junior subordinated debentures of a series (except in each case for certain obligations to register the transfer or exchange of such junior subordinated debentures, replace stolen, lost or mutilated junior subordinated debentures of such series, maintain paying agencies and hold moneys for payment in trust) if:

- UBS Americas irrevocably deposits with the indenture trustee cash or U.S. government obligations, as trust funds, in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding junior subordinated debentures of that series;

- such deposit will not result in a breach or violation of, or constitute a default under, any agreement or instrument to which UBS Americas is a party or by which it is bound;

- UBS Americas delivers to the indenture trustee an opinion of counsel to the effect that the Holders of the junior subordinated debentures of that series will not recognize income, gain or loss for United States Federal income tax purposes as a result of such defeasance and that such defeasance will not otherwise alter Holders' United States Federal income tax treatment of principal, premium and interest payments on the junior subordinated debentures of that series (such opinion must be based on a ruling of the Internal Revenue Service or a change in United States Federal income tax law occurring after the date of the indenture, since such a result would not occur under current tax law);

- UBS Americas delivers to the indenture trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the defeasance contemplated by such provision have been complied with; and

- no event or condition shall exist that, under the subordination provisions applicable to the junior subordinated debentures of such series, would prevent UBS Americas from making payments of principal of, premium, if any, and interest on the junior subordinated debentures of that series at the date of the irrevocable deposit referred to above.

INFORMATION CONCERNING THE INDENTURE TRUSTEE

The indenture trustee, prior to an event of default under the indenture, undertakes to perform only such duties as are specifically set forth in the indenture and, during an event of default under the indenture, shall exercise and use the same degree of care and skill as a prudent individual would exercise or use under the circumstances in the conduct of his or her own affairs. Subject to such provision, the indenture trustee is under no obligation to exercise any of the powers vested in it by the indenture at the request of any Holder of junior subordinated debentures, unless offered reasonable indemnity by the Holder against the costs, expenses and liabilities that might be incurred thereby. The indenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the indenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

The indenture trustee, The Chase Manhattan Bank, is a depositary for funds and performs other services for, and transacts other banking business with, UBS Americas in the normal course of business.

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DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES
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GOVERNING LAW

The indenture and the junior subordinated debentures will be governed by, and construed in accordance with, the laws of the State of New York.

MISCELLANEOUS

UBS Americas has the right at all times to assign any of its rights or obligations under the indenture to a direct or indirect wholly owned subsidiary of UBS Americas. In the event of any such assignment, UBS Americas remains jointly and severally liable for all such obligations. The indenture will be binding upon and inure to the benefit of the parties to the indenture and their respective successors and assigns. The indenture provides that it may not otherwise be assigned by the parties to the indenture other than by UBS Americas to a successor or purchaser under a consolidation, merger or sale permitted by the indenture.

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DESCRIPTION OF THE PREFERRED TRUST SECURITIES GUARANTEES

Set forth below is a summary of information concerning the preferred trust securities guarantees that have been executed and delivered by UBS Americas for the benefit of the Holders of the preferred trust securities of each trust. Each preferred trust security guarantee is separately qualified under the Trust Indenture Act and is held by The Chase Manhattan Bank (acting as the guarantee trustee) for the benefit of Holders of the preferred trust securities of the applicable trust. The terms of each preferred trust securities guarantee are those set forth in the preferred trust securities guarantee and those made part of the preferred trust securities guarantee by the Trust Indenture Act. This description summarizes the most important terms of the preferred trust securities guarantee and is qualified by reference to the form of preferred trust securities guarantee, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act.

GENERAL

Under each preferred trust securities guarantee, UBS Americas has irrevocably and unconditionally agreed, to the extent described below, to pay in full to the Holders of the preferred trust securities issued by the applicable trust, the guarantee payments, to the extent not paid by such the trust, regardless of any defense, right of set-off or counterclaim that the trust may have or assert. The following distributions and other payments with respect to preferred trust securities issued by a trust to the extent not made or paid by the trust will be subject to the preferred trust securities guarantee (without duplication):

- any accrued and unpaid distributions on the preferred trust securities, but only if and to the extent that in each case UBS Americas has made a payment to the property trustee of interest on the junior subordinated debentures deposited in the trust as trust assets,

- the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any preferred trust securities called for redemption by the trust, but only if and to the extent that in each case UBS Americas has made a payment to the property trustee of interest or principal on the junior subordinated debentures, and

- upon a voluntary or involuntary dissolution, winding-up or termination of the trust (other than in connection with the distribution of junior subordinated debentures to the Holders of preferred trust securities or the redemption of all relevant preferred trust securities upon the maturity or redemption of such junior subordinated debentures) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the preferred trust securities to the date of payment, to the extent the trust has funds available for the payment, and (b) the amount of assets of the trust remaining available for distribution to Holders of such preferred trust securities upon liquidation of the trust. UBS Americas' obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by UBS Americas to the preferred trust securities Holders or by causing the trust to pay such amounts to such Holders.

The preferred trust securities guarantee is a full and unconditional guarantee from the time of issuance of the applicable preferred trust securities, but the preferred trust securities guarantee covers distributions and other payments on such preferred trust securities only if and to the extent that UBS Americas has made a payment to the property trustee of interest or principal on the junior subordinated debentures deposited in the trust as trust assets. If UBS Americas does not make interest or principal payments on the junior subordinated debentures held by the trust, and UBS AG does not pay those amounts under the UBS AG guarantees, the property trustee will not make distributions on the preferred trust securities of the trust and the trust will not have funds available to make those distributions.

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DESCRIPTION OF THE PREFERRED TRUST SECURITIES GUARANTEES
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UBS Americas' obligations under the declaration for each trust, the preferred trust securities guarantee issued with respect to preferred trust securities issued by the trust, the junior subordinated debentures purchased by the trust and the indenture in the aggregate provide a full and unconditional guarantee on a subordinated basis by UBS Americas of payments due on the preferred trust securities issued by the trust.

CERTAIN COVENANTS OF UBS AMERICAS

In each preferred trust securities guarantee, UBS Americas has covenanted that, so long as any preferred trust securities issued by the trust remain outstanding, UBS Americas will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect to its stock, if at such time

- UBS Americas is in default with respect to its guarantee payments or other payment obligations under the preferred trust securities guarantee,

- there has occurred any declaration event of default under the related declaration or

- UBS Americas has given notice of its election to defer payments of interest on the related junior subordinated debentures by extending the interest payment period as provided in the terms of the junior subordinated debentures and the period, or any extension, is continuing. However, the foregoing restrictions will not apply to

     - dividends, redemptions, purchases, acquisitions, distributions or payments made by UBS Americas by way of issuance of shares of its capital stock,

     - payments of accrued dividends by UBS Americas upon the redemption, exchange or conversion of any preferred stock of UBS Americas in accordance with the terms of the preferred stock, or

     - cash payments made by UBS Americas in lieu of delivering fractional shares upon the redemption, exchange or conversion of any preferred stock of UBS Americas in accordance with the terms of the preferred stock.

In addition, so long as any preferred trust securities of a trust remain outstanding, UBS Americas has agreed (i) to remain the sole direct or indirect owner of all the outstanding common trust securities issued by the trust and not to cause or permit such common trust securities to be transferred except to the extent permitted by the declaration of the trust, provided that any permitted successor of UBS Americas under the indenture may succeed to UBS Americas' ownership of the common trust securities, and (ii) to use reasonable efforts to cause the trust to continue to be treated as a grantor trust for United States Federal income tax purposes, except in connection with a distribution of junior subordinated debentures.

AMENDMENTS AND ASSIGNMENT

Except with respect to any changes that do not adversely affect the rights of Holders of the applicable preferred trust securities (in which case no consent will be required), each preferred trust securities guarantee may be amended only with the prior approval of the Holders at least 66 2/3% in liquidation amount of the outstanding preferred trust securities issued by the trust. The manner of obtaining this approval is described above under "--Description of the Preferred Trust Securities--Voting Rights." All guarantees and agreements contained in a preferred trust securities guarantee will bind the successors, assignees, receivers, trustees and representatives of UBS Americas and will inure to the benefit of the Holders of the preferred trust securities of the trust then outstanding. Except in connection with a consolidation, merger, conveyance, transfer or lease of assets involving UBS Americas that is permitted

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DESCRIPTION OF THE PREFERRED TRUST SECURITIES GUARANTEES
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under the indenture, UBS Americas may not assign its obligations under any preferred trust securities guarantee.

TERMINATION OF THE PREFERRED TRUST SECURITIES GUARANTEES

Each preferred trust securities guarantee will terminate and be of no further force and effect as to the preferred trust securities issued by the trust upon full payment of the redemption price of all preferred trust securities of the trust, or upon distribution of the junior subordinated debentures to the Holders of the preferred trust securities of the trust in exchange for all the preferred trust securities issued by the trust, or upon full payment of the amounts payable upon liquidation of the trust. Notwithstanding the foregoing, each preferred trust securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any Holder of preferred trust securities issued by the trust must restore payment of any sums paid under such preferred trust securities or such preferred trust securities guarantee.

STATUS OF THE PREFERRED TRUST SECURITIES GUARANTEES

UBS Americas' obligations under each preferred trust securities guarantee to make the guarantee payments will constitute an unsecured obligation of UBS Americas and will rank

- subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of UBS Americas and any guarantees, endorsements or other contingent obligations of UBS Americas in respect of these indebtedness, liabilities or obligations, including the junior subordinated debentures, except those made pari passu or subordinate by their terms, and

- senior to all capital stock now or hereafter issued by UBS Americas and to any guarantee now or hereafter entered into by UBS Americas in respect of any of its capital stock.

UBS Americas' obligations under each preferred trust securities guarantee will rank pari passu with each other preferred trust securities guarantee.

Because UBS Americas is a holding company, UBS Americas' obligations under each preferred trust securities guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of UBS Americas' subsidiaries, except to the extent that UBS Americas is a creditor of the subsidiaries recognized as such. Each declaration provides that each Holder of preferred trust securities issued by the trust, by acceptance of the preferred trust securities, agrees to the subordination provisions and other terms of the related preferred trust securities guarantee.

Each preferred trust securities guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against UBS Americas to enforce its rights under the preferred trust securities guarantee without first instituting a legal proceeding against any other person or entity). Each preferred trust securities guarantee will be deposited with the guarantee trustee, to be held for the benefit of the Holders of the preferred trust securities issued by the trust. The guarantee trustee will enforce such preferred trust securities guarantee on behalf of the Holders of the preferred trust securities. The Holders of at least a majority in aggregate liquidation amount of the preferred trust securities issued by the trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related preferred trust securities guarantee, including giving directions to the guarantee trustee. If the guarantee trustee fails to enforce a preferred trust securities guarantee as above provided, any Holder of preferred trust securities issued by the trust may institute a legal proceeding directly against UBS Americas to enforce its rights under the preferred trust securities guarantee, without first instituting a legal proceeding against the trust, or any other person or entity. Notwithstanding the foregoing, if UBS Americas has failed to make a guarantee payment, a Holder of preferred trust securities may directly institute a

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DESCRIPTION OF THE PREFERRED TRUST SECURITIES GUARANTEES
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proceeding against UBS Americas for enforcement of the Holder's right to receive payment under the preferred trust securities guarantee. UBS Americas has waived any right or remedy to require that any action be brought first against a trust or any other person or entity before proceeding directly against UBS Americas.

MISCELLANEOUS

UBS Americas is required to provide annually to the guarantee trustee a statement as to the performance by UBS Americas of certain of its obligations under each preferred trust securities guarantee and as to any default in such performance. UBS Americas is required to file annually with the guarantee trustee an officer's certificate as to UBS Americas' compliance with all conditions to be complied with by it under each preferred trust securities guarantee.

The guarantee trustee, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the applicable preferred trust securities guarantee and, after default with respect to a preferred trust securities guarantee, will exercise the same degree of care as a prudent individual would exercise under the circumstances in the conduct of his or her own affairs. Subject to such provision, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred trust securities guarantee at the request of any Holder of preferred trust securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

The preferred trust securities guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

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DESCRIPTION OF THE UBS AG GUARANTEE

UBS AG has unconditionally and irrevocably guaranteed the following:

(i) the junior subordinated debentures of UBS Americas Inc. described in this prospectus,

(ii) the Guarantee Agreement of PWG Capital Trust I dated as of 9 December 1996, between UBS Americas and The Chase Manhattan Bank, a New York banking corporation, as guarantee trustee,

(iii) the Amended and Restated Declaration of Trust of PWG Capital Trust I dated and effective as of 9 December 1996 by the trustees named therein, UBS Americas and the holders from time to time of undivided beneficial interests in the assets of PWG Capital Trust I issued pursuant to the PWG I Declaration of Trust,

(iv) the Guarantee Agreement of PWG Capital Trust II dated as of 14 March 1997 between UBS Americas and The Chase Manhattan Bank, a New York banking corporation, as guarantee trustee, and

(v) the Amended and Restated Declaration of Trust of PWG Capital Trust II, dated and effective as of 14 March 1997, by the trustees named therein, UBS Americas and the holders from time to time of undivided beneficial interests in the assets of PWG Capital Trust II issued under the Declaration of Trust, including the payment of the principal of and premium, if any, and interest on the outstanding junior subordinated debentures (including any additional interest or other amounts payable in accordance with the terms of the outstanding junior subordinated debentures) together with any other amount as UBS Americas owes under each of the Junior Subordinated Indenture, the Preferred Securities Guarantees and the Declarations of Trust, when they become due and payable, whether at maturity, upon acceleration, redemption or otherwise in accordance with the terms of the outstanding junior subordinated debentures, the Preferred Securities Guarantees and the Declarations, respectively.

If UBS Americas fails to make any timely payment under the junior subordinated debentures, either of the Preferred Securities Guarantees or either of the Declarations of Trust, legal proceedings may be instituted directly against UBS without first proceeding against UBS Americas.

UBS has agreed that the junior subordinated debentures guarantee is an absolute, present and continuing guarantee of payment and not of collectability and that its obligations hereunder shall be unconditional, irrespective of:

- the validity, legality or enforceability of the junior subordinated debentures, the Junior Subordinated Indenture, the Preferred Securities Guarantee or either of the Declarations,

- the absence of any action to enforce the junior subordinated debentures or to collect from UBS Americas,

- any waiver or consent by the Holder of the junior subordinated debentures with respect to the provisions of the junior subordinated debentures, and

- the recovery of any judgment against UBS Americas or any action to enforce the same or any other circumstance that might otherwise result in a legal or equitable discharge or defense of a guarantor.

The junior subordinated debentures guarantee is a direct, unconditional and unsecured obligation of UBS. UBS's obligations under the guarantee are subordinated in right of payment to the prior payment

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DESCRIPTION OF THE UBS AG GUARANTEE
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in full of UBS's deposit liabilities and all other liabilities of UBS (including all deposit liabilities and other liabilities of the head office and all offices of UBS wherever located), except

(i) any liabilities that by their terms rank pari passu with or are subordinated to the obligations of UBS under this guarantee;

(ii) any liabilities that by their terms rank pari passu with or are subordinated to liabilities which by their terms rank pari passu with or are subordinated to the obligations of UBS under this guarantee; and

(iii) any existing junior subordinated obligations.


UBS's obligations under this guarantee are senior to any existing junior subordinated obligations and any liabilities that by their terms are subordinated to the obligations of UBS under this guarantee. Payments under this guarantee (other than payments upon a winding-up or dissolution, by bankruptcy or otherwise, in Switzerland of UBS) are conditional upon UBS not being in default in the payment of any liabilities that rank senior to the obligations of UBS under the guarantee and being solvent at the time of payment. As of 28 February 2001, the amount of senior liabilities of UBS AG to which the Holders of the preferred trust securities would be subordinated under the UBS guarantee would be approximately CHF 570 billion. The Holders would also be structurally subordinated to all liabilities of UBS AG's subsidiaries.


For purposes of this guarantee, the term "existing junior subordinated obligations" means the obligations of UBS under (x) the Amended and Restated Limited Liability Company Agreement of UBS Preferred Funding Company LLC I dated as of 3 October 2000, (y) the Subordinated Guarantee Agreement dated as of 3 October 2000 by UBS, Wilmington Trust Company, as trustee, and Wilmington Trust Company, as trustee, for the benefit of holders from time to time of Company Preferred Securities (as defined therein) of UBS Preferred Funding Company LLC I, and (z) the 8.622% Perpetual Subordinated Notes issued by UBS.

This guarantee is intended to constitute a full and unconditional guarantee of the obligations of UBS Americas under the outstanding junior subordinated debentures, the Junior Subordinated Indenture, the Preferred Securities Guarantee and the Declarations, that together constitute the full and unconditional guarantee of UBS Americas of each of the 8.30% Preferred Trust Securities (Liquidation Amount $25 per Preferred Security) issued by PWG Capital Trust I and the 8.08% Preferred Trust Securities (Liquidation Amount $25 per Preferred Security) issued by PWG Capital Trust II.

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TAXATION

In the opinion of Cravath, Swaine & Moore, special tax counsel to UBS AG ("Tax Counsel"), the following are the material United States Federal income tax consequences of the ownership and disposition of preferred trust securities. Unless otherwise stated, this summary deals only with preferred trust securities held as capital assets by Holders who acquire the preferred trust securities upon original issuance ("Initial Holders"). It does not deal with special classes of Holders, such as dealers in securities or currencies, life insurance companies, persons holding preferred trust securities as part of a straddle or as part of a hedging or conversion transaction, or persons whose functional currency is not the United States dollar. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder and administrative and judicial interpretations thereof as of the date hereof, all of which are subject to change (possibly on a retroactive basis).

INVESTORS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF PREFERRED TRUST SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

CLASSIFICATION OF THE TRUST

In the opinion of Tax Counsel, under current law and assuming full compliance with the terms of the declaration, the trust will be classified for United States Federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each Holder of preferred trust securities (a "SecurityHolder") will be considered the owner of a pro rata portion of the junior subordinated debentures held by the trust. Accordingly, each SecurityHolder will be required to include in gross income the pro rata share of income accrued on the junior subordinated debentures.

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

In the opinion of Tax Counsel, under current law and assuming full compliance with the indenture, the junior subordinated debentures will be classified for United States Federal income tax purposes as indebtedness of UBS Americas.

INTEREST AND ORIGINAL ISSUE DISCOUNT

If an extension period occurs, the junior subordinated debentures would be considered to have original issue discount at all times after the beginning of the first extension period, including after the termination of the extension period. In addition, UBS Americas' option to defer the payment of interest on the junior subordinated debentures during an extension period might cause the junior subordinated debentures to be considered initially to be issued with original issue discount. UBS Americas believes, and will take the position that this latter result will not arise because of an exception in the Treasury Regulations that applies when there is only a "remote" likelihood that an extension period will occur. Assuming that the likelihood of an extension period is in fact remote, Tax Counsel believes that this position is correct although there is no authority directly on point and the Internal Revenue Service could take a contrary position.

If the original issue discount rules apply to the junior subordinated debentures (either following the occurrence of an extension period or initially), each SecurityHolder, whether on the cash or accrual method of accounting, will be required to accrue its pro rata share of original issue discount into income in accordance with a constant yield method based on the compounding of interest. As a result, income will be required to be reported by SecurityHolders before the receipt of cash attributable to such income, and, in particular, income will be reported during an extension period even though no

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TAXATION
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cash distributions are being made. If the original issue discount rules apply for a period during which cash distributions are currently being made, the sum of the daily accruals of income for a monthly period for a SecurityHolder that purchased the preferred trust securities for their liquidation value will equal the cash distribution received by the SecurityHolder for such month, assuming no disposition prior to the record date for such distribution.

If the original issue discount rules apply, actual distributions of stated interest will not separately be reported as income. In that case, a SecurityHolder's tax basis for the junior subordinated debentures will be increased by original issue discount accrued into income, and decreased by cash distributions of interest. If the original issue discount rules do not apply, stated interest will be includible in a SecurityHolder's gross income as ordinary interest income in accordance with such Holder's regular method of tax accounting.

Whether or not the original issue discount rules apply, no portion of the amounts received on the preferred trust securities will be eligible for the corporate dividends received deduction.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF PREFERRED TRUST SECURITIES

Under current law, a distribution by the trust of the junior subordinated debentures as described under the caption "Description of the Preferred Trust Securities--Special Event Redemption or Distribution" will be nontaxable and will result in the SecurityHolder receiving directly such SecurityHolder's pro rata share of the junior subordinated debentures previously held indirectly through the trust, with a holding period and tax basis equal to the holding period and adjusted tax basis such SecurityHolder was considered to have had in such SecurityHolder's pro rata share of the underlying junior subordinated debentures immediately prior to such distribution. If, however, the Special Event giving rise to the distribution is a Tax Event which results in the trust being treated as an association taxable as a corporation, the distribution would constitute a taxable event to SecurityHolders.

MARKET DISCOUNT AND BOND PREMIUM

SecurityHolders other than Initial Holders may be considered to have acquired their pro rata interest in the junior subordinated debentures with market discount, acquisition premium or amortizable bond premium. Such Holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the preferred trust securities.

DISPOSITION OF THE PREFERRED TRUST SECURITIES

Upon a sale, exchange or other disposition of the preferred trust securities (including a distribution of cash in redemption of a SecurityHolder's preferred trust securities upon redemption or repayment of the underlying junior subordinated debentures, but excluding the distribution of junior subordinated debentures), a SecurityHolder will be considered to have disposed of all or part of such SecurityHolder's pro rata share of the junior subordinated debentures, and will recognize gain or loss equal to the difference between the amount realized (other than amounts attributable to accrued but unpaid interest that is not treated as original issue discount) and the SecurityHolder's adjusted tax basis in such SecurityHolder's pro rata share of the underlying junior subordinated debentures deemed disposed of. A SecurityHolder's adjusted tax basis in the preferred trust securities generally will be its initial purchase price increased by original issue discount previously includible in such SecurityHolder's gross income to the date of disposition and decreased by payments (other than payments of stated interest that are not treated as original issue discount) received on the preferred trust securities. Gain or loss will be capital gain or loss (except to the extent of any accrued interest or market discount not previously included in income). See "Market Discount and Bond Premium"

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TAXATION
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above. Such gain or loss will be long-term capital gain or loss if the preferred trust securities have been held for more than one year.

UNITED STATES ALIEN HOLDERS

For purposes of this discussion, a "United States Alien Holder" is any individual, corporation, partnership, estate or trust that is, as to the United States, a non-resident alien individual or a foreign corporation, partnership, estate or trust.

Under present United States Federal income tax law:

 (i) payments by the trust or any of its paying agents to any Holder of a preferred trust security who or which is a United States Alien Holder will not be subject to United States Federal income or withholding tax, provided that (a) the beneficial owner of the preferred trust security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of UBS Americas entitled to vote; (b) the beneficial owner of the preferred trust security is not a controlled foreign corporation that is related to UBS Americas through stock ownership; (c) either (A) the beneficial owner of the preferred trust security certifies to the trust or its agent, under penalties of perjury, that it is not a United States Holder and provides its name and address or
     (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the preferred trust security certifies to the trust or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the trust or its agent with a copy thereof and (d) such payments are not effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States; and

(ii) A United States Alien Holder of a preferred trust security will not be subject to United States Federal income or withholding tax on any gain realized upon the sale or other disposition of a preferred trust security unless (i) the United States Alien Holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition, and certain other conditions apply, or (ii) the gain is effectively connected with the conduct by the United States Alien Holder of a trade or business in the United States.

If you receive a payment after 31 December 2000, recently finalized Treasury regulations will apply. Under these final withholding regulations, after 31 December 2000, you may use an alternative method to satisfy the certification requirement described above. Additionally, if you are a partner in a foreign partnership, after 31 December 2000, you, in addition to the foreign partnership, must provide the certification described above and the partnership must provide certain information. The Internal Revenue Service will apply a look-through rule in the case of tiered partnerships.

INFORMATION REPORTING TO HOLDERS

The trust will report the interest paid or the original issue discount that accrued during the year with respect to the junior subordinated debentures, and any gross proceeds received by the trust from the retirement or redemption of the junior subordinated debentures, annually to the Holders of record of the preferred trust securities and the Internal Revenue Service. The trust currently intends to deliver such reports to Holders of record prior to January 31 following each calendar year.

BACKUP WITHHOLDING

Payments made on, and proceeds from the sale of, preferred trust securities may be subject to a "backup" withholding tax of 31% unless the SecurityHolder complies with certain identification requirements. Any withheld amounts will generally be allowed as a credit against the SecurityHolder's United States Federal income tax, provided the required information is timely filed with the Internal Revenue Service.

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TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

The tax information set forth below is based on the opinion of Ernst & Young AG, dated 21 December 2000, and has been approved by them for its accuracy. In this section, we summarize the principal tax consequences under the laws of Switzerland of owning debt securities fully and unconditionally guaranteed by UBS AG, Switzerland.

Under the scope of Swiss withholding tax legislation, debt securities issued by an entity domiciled outside of Switzerland (the issuer) are not subject to the Swiss withholding tax of 35% on any interest payments on those securities. If the issuer is a permanent establishment outside of Switzerland or a subsidiary that is not a resident of Switzerland, and that entity is vested with a guarantee by the parent company that is a resident of Switzerland, Swiss withholding tax does not apply if the proceeds of such securities are not used in Switzerland. If the proceeds from the sale of debt instruments by these issuers are not used in Switzerland, both (1) interest payments by the issuer and (2) any guarantee payment or comparable payment by the Swiss parent company in connection with such debt securities are free from Swiss withholding tax.

The guarantees relate to debt securities, which were issued by Paine Webber Inc. before the merger with UBS Americas Inc. UBS AG and UBS Americas Inc. will ensure that the proceeds from the sale of these debt securities are not used in Switzerland. Consequently, current and future interest payments on the debt securities should not be subject to Swiss withholding tax.

Neither the present Swiss withholding tax law nor the current practice of the Federal Tax Administration of Switzerland indicate that a guarantee payment related to interest could be re-characterized as an interest payment itself, which would be subject to withholding tax. For this reason, we believe that a possible guarantee payment will not be subject to Swiss withholding tax, irrespective of whether it is made for the principal, interest or other amounts payable in accordance with the terms of the debt securities.

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ERISA Matters

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the Employment Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in the preferred trust securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan.

Section 406 of ERISA and Section 4975 of the Code prohibit an employee benefit plan, as well as individual retirement accounts and Keogh plans subject to
Section 4975 of the Code, from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. A violation of these "prohibited transaction" rules may result in excise tax or other liabilities under ERISA and Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in the preferred trust securities might constitute or give rise to a prohibited transaction under ERISA and the Internal Revenue Code. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), and foreign plans (as described in Section 4(b)(4) of ERISA) generally are not subject to the requirements of ERISA or Section 4975 of the Code.

UBS AG, UBS Americas and certain of their affiliates (including companies in the Paine Webber Group) could be parties in interest or disqualified persons with respect to an employee benefit plan. This could be the case, for example, if one of these companies is a service provider to the plan. Prohibited transactions within the meaning of ERISA or the Code could arise if preferred trust securities are acquired by or with the assets of an employee benefit plan as to which UBS AG, UBS Americas or an affiliate is a party in interest or disqualified person. Special caution should be exercised in that event, before preferred trust securities are purchased by the plan. In particular, the fiduciary of the plan should consider whether exemptive relief is available under an applicable administrative exemption. The Department of Labor has issued five prohibited transaction class exemptions that could apply to exempt the purchase, sale and holding of preferred trust securities from the prohibited transaction provisions of ERISA and the Code. Those class exemptions are Prohibited Transaction Exemption 96-23 (for transactions determined by in-house asset managers), Prohibited Transaction Exemption 95-60 (for certain transactions involving insurance company general accounts), Prohibited Transaction Exemption 91-38 (for certain transactions involving bank investment funds), Prohibited Transaction Exemption 90-1 (for certain transactions involving insurance company separate accounts), and Prohibited Transaction Exemption 84-14 (for certain transactions determined by independent qualified asset managers).

A purchaser or holder of preferred trust securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either
(a) is not an employee benefit plan and is not purchasing such securities on behalf of or with "plan assets" of any employee benefit plan or (b) is eligible for the exemptive relief available under Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase and holding.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering the purchase of preferred trust securities on behalf of or with "plan assets" of any employee benefit plan consult with their counsel regarding the consequences under ERISA and the Code of the acquisition of preferred trust securities and the availability of exemptive relief under Prohibited Transaction Exemption 96-23, 95-60, 91-38, 90-1 or 84-14.

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PLAN OF DISTRIBUTION


This prospectus is to be used by UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. and other affiliates of UBS AG in connection with offers and sales related to market-making transactions in the debentures by and through UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. and such other affiliates at negotiated prices that are related to prevailing market prices at the time of sale, or at other prices. UBS AG, UBS Warburg LLC, UBS PaineWebber Inc. and such other affiliates may act as principal or agent in these transactions. No new securities are offered. These market-making transactions will settle in accordance with customary market practices, or as otherwise agreed by the parties. None of the affiliates will receive any compensation from UBS Americas or UBS AG for engaging in those transactions.


Both series of preferred trust securities are listed on the New York Stock Exchange. The 8.30% Preferred Trust Securities of PWG Capital Trust I are listed under the symbol "PWJ PrA." The 8.08% Preferred Trust Securities of PWG Capital Trust II are listed under the symbol "PWJ PrB."


UBS Warburg LLC and UBS PaineWebber Inc. currently make a market in the preferred trust securities. However, they are not required to, and they can stop doing so at any time without notice. As a result, there is no assurance as to the liquidity of any market for the preferred trust securities.


VALIDITY OF THE SECURITIES

The validity of the preferred trust securities guarantee and the junior subordinated debentures was passed on, at the time of their initial issuance, by Cravath, Swaine and Moore, New York, New York. The validity of the preferred trust securities was passed on, at the time of their initial issuance, by Richards, Layton & Finger, Wilmington, Delaware. Both at that time and at the date of this prospectus, Cravath, Swaine & Moore and Richards, Layton & Finger acted and act from time to time as legal counsel to UBS Americas and its affiliates on various matters.

The validity of UBS AG's guarantee was passed upon for UBS by Sullivan & Cromwell, New York, New York in reliance upon the opinion of internal counsel for UBS AG as to certain matters under Swiss law. Sullivan & Cromwell has in the past represented and continues to represent UBS on a regular basis and in a variety of matters.

EXPERTS


The consolidated financial statements of UBS AG at 31 December 2000 and 1999 and for each of the three years in the period ended 31 December 2000 appearing in this prospectus have been audited by Ernst & Young Ltd., independent auditors, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements of Paine Webber Group Inc. at 31 December 1999 and 1998 and for each of the three years in the period ended 31 December 1999 appearing in this prospectus have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon appearing elsewhere in this prospectus, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


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LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST UBS,

ITS MANAGEMENT AND OTHERS

UBS is a Swiss bank. Many of its directors and executive officers, including some of the persons who signed the registration statement of which this prospectus is a part, and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of UBS's assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to serve legal process on UBS or its management or have any of them appear in a U.S. court. We have been advised by UBS internal counsel that there is doubt as to enforceability in Switzerland, in original actions or in actions for enforcement of judgment of U.S. courts, of liabilities based solely on the federal securities laws of the United States.

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WHERE YOU CAN FIND MORE INFORMATION


UBS files periodic reports and other information with the Securities and Exchange Commission. You may read and copy any document that UBS files with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference room. You may also inspect UBS's SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005 and the American Stock Exchange LLC, 86 Trinity Place, New York, New York 10006.


We have filed an amendment on Form F-1 to PaineWebber's registration statements on Form S-3 under the Securities Act with the SEC covering the debt securities and UBS's guarantees. For further information on the debt securities, the guarantees, the PWG Trusts, UBS Americas and UBS, you should review our registration statement and its exhibits. This prospectus summarizes material provisions of the contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement.

PRESENTATION OF FINANCIAL INFORMATION


UBS's financial statements have been prepared in accordance with International Accounting Standards and are denominated in Swiss francs, or "CHF," the legal tender of Switzerland.



The tables below set forth, for the periods and dates indicated, information concerning the noon buying rate for the Swiss franc, expressed in United States dollars or "USD", per one Swiss franc. The "noon buying rate" is the rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York.



                                                                 AVERAGE RATE(1)
YEAR ENDED 31 DECEMBER                        HIGH      LOW      (USD PER 1 CHF)    AT PERIOD END
-------------------------------------------------------------------------------------------------
1996.....................................    0.8641    0.7399        0.8090            0.7468
1997.....................................    0.7446    0.6510        0.6890            0.6845
1998.....................................    0.7731    0.6485        0.6894            0.7281
1999.....................................    0.7361    0.6244        0.6605            0.6277
2000.....................................    0.6441    0.5479        0.5912            0.6172
                                             ------    ------        ------            ------



                   MONTH                      HIGH      LOW
-------------------------------------------------------------
September 2000.............................  0.5804    0.5596
October 2000...............................  0.5773    0.5479
November 2000..............................  0.5759    0.5529
December 2000..............................  0.6172    0.5785
January 2001...............................  0.6240    0.6031
February 2001..............................  0.6124    0.5910


------------

(1) The average of the noon buying rates on the last business day of each full month during the relevant period.


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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS


UBS AG
Under Swiss law, directors and senior officers acting in violation of their statutory duties -- whether dealing with bona fide third parties or performing any other acts on behalf of the corporation -- may become liable to the corporation, its shareholders and (in bankruptcy) its creditors for damages. The directors' liability is joint and several but only to the extent the damage is attributable to each director based on willful or negligent violation of duty. If the board of directors lawfully delegated the power to carry out day-to-day management to a different corporate body, e.g., the executive board, the board of directors is not vicariously liable for the acts of the members of the executive board. Instead, the directors can be held liable for their failure to properly select, instruct or supervise the executive board members. If directors and officers enter into a transaction on behalf of the corporation with bona fide third parties in violation of their statutory duties, the transaction is nevertheless valid as long as it is not excluded by the corporation's business purpose.

Under Swiss law, a corporation may indemnify a director or officer of the corporation against losses and expenses (unless arising from his gross negligence or willful misconduct), including attorney's fees, judgments, fines and settlement amounts actually and reasonably incurred in a civil or criminal action, suit or proceeding by reason of having been the representative of or serving at the request of the corporation.

Because UBS AG is a Swiss company headquartered in Switzerland, many of the directors and officers of UBS AG are residents of Switzerland and not the U.S. As a result, U.S. investors may find it difficult in a lawsuit based on the civil liability provisions of the U.S. federal securities laws to:

    - effect service within the U.S. upon UBS AG and the directors and officers of UBS AG located outside the U.S.,

    - enforce in U.S. courts or outside the U.S. judgments obtained against those persons in U.S. courts,

    - enforce in U.S. courts judgments obtained against those persons in courts in jurisdictions outside the U.S., and

    - enforce against those persons in Switzerland, whether in original actions or in actions for the enforcement of judgments of U.S. courts, civil liabilities based solely upon the U.S. federal securities laws.

Neither the UBS articles of association nor Swiss statutory law contain provisions regarding the indemnification of directors and officers.

According to general principles of Swiss employment law, an employer may, under certain circumstances, be required to indemnify an employee against losses and expenses incurred by him in the execution of his duties under the employment agreement, unless the losses and expenses arise from the employee's gross negligence or willful misconduct.

UBS maintains directors' and officers' insurance for its directors and officers.

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UBS AMERICAS INC.

Under the authority conferred by Section 102 of the Delaware General Corporation Law (the DGCL), Article Nine of UBS Americas' Amended Certificate of Incorporation eliminates the personal liability of UBS Americas' directors to UBS Americas or its stockholders for monetary damages for breach of fiduciary duty. Directors remain liable for (i) any breach of the duty of loyalty to UBS Americas or its stockholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) any violation of Section 174 of the DGCL, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances, and (iv) any transaction from which directors derive an improper personal benefit.

Article Nine further provides that any future amendment, modification or repeal of its terms will not adversely affect any rights of directors that exist at the time of the amendment, modification or repeal with respect to acts or omissions occurring prior to such amendment, modification or repeal. Article Nine also incorporates any future amendments to Delaware law which further eliminate or limit the liability of directors.

PWG CAPITAL TRUST I AND II

The Amended and Restated Declaration of Trust for each of PWG Capital Trust I and PWG Capital Trust II (each a "PWG Trust") provides that no Trustee, any of its Affiliates, or any officer, director, shareholder, member, partner, employee, representative, or agent of any Trustee, or any employee or agent of any PWG Trust or any of its Affiliates (each an "Indemnified Person"), shall be liable, responsible or accountable in damages or otherwise to (i) any PWG Trust or any officer, director, shareholder, partner, member, representative, employee or agent of any PWG Trust or its Affiliates, (ii) any officer, director, shareholder, employee, representative or agent of UBS Americas (as successor by merger to) or any of its Affiliates, or (iii) any holder of Preferred Securities (each a "Covered Person"), for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of any of PWG Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such acts or omissions.

The Amended and Restated Declaration of Trust for each PWG Trust also provides that to the full extent permitted by law, UBS Americas Inc. shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of any PWG Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Declaration, except that no Indemnified Person shall be entitled by to indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions.

The Amended and Restated Declaration of Trust for each PWG Trust also provides that to the full extent permitted by law, that expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by UBS Americas Inc. prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by UBS Americas Inc. of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in such Declaration.

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ITEM 7.  RECENT SALES OF UNREGISTERED SECURITIES BY UBS AG


In the three years preceding the filing of this Registration Statement, UBS AG has sold the following securities that were not registered under the Securities Act. UBS Warburg LLC or another affiliate thereof was the principal underwriter for each of the following issuances and, except as otherwise described below, the securities were offered to, and purchased by, institutional investors. The following issuances were not subject to the registration requirements of the Securities Act of 1933 because the securities were offered and sold either outside the United States in a manner not requiring registration under the Securities Act or within the United States in reliance upon the exemption provided by Section 4(2) of the Securities Act of 1933 and/or Regulation D thereunder.

1998


March, 1998:  USD 250,000,000 5.75% debt.


March-December, 1998: convertible debt and reverse convertible debt that combines a bond and a put option on a stock or stock index issued under the "cash or share delivery" ("Geld-Oder-Aktien-Lieferung" or "GOAL") plan through 14 separate GOALs, offered on various dates, at various interest rates, with maturities at the time of initial issuance ranging from 2 to 10 years, and denominated in CHF, DEM, USD, ITL and NLG. The aggregate amount issued over this period was CHF 3,357,000,000, USD 275,000,000, DEM 300,000,000,
ITL 350,000,000,000 and NLG 275,000,000. One of the issuances was offered to, and purchased by, retail clients and institutional investors, the other 13 issuances were offered to, and purchased by, only institutional investors.

July-December, 1998: 20,614 ordinary shares of UBS AG in accordance with the management stock plan (management aktien programm).

July-December, 1998: 1,729 ordinary shares of UBS AG pursuant to exercise of 17,290 outstanding options (with 5,434,600 options remaining unexercised) in accordance with the management stock option plan (optionen wahldividende).

1999

January-December, 1999: convertible debt and reverse convertible debt that combines a bond and a put option on a stock or stock index issued under the GOAL plan through 26 separate GOALs, offered on various dates, at various interest rates, with maturities at the time of initial issuance ranging from 1 to 7 years, and denominated in CHF, EUR, USD and GBP. The aggregate amount issued over this period was CHF 1,210,000,000, EUR 492,000,000, USD 451,000,000 and
GBP 95,000,000.

January-December, 1999: convertible and ordinary debt issued by the Jersey branch of UBS AG under a medium term note program (the "European MTN Program") through 9 separate issuances, offered on various dates, at various interest rates, with maturities at the time of initial issuance ranging from 1 to 7 years, and denominated in EUR, USD, JPY, SEK and CHF. The aggregate amount issued over this period was EUR 900,000,000, USD 150,000,000, JPY 25,388,000,000, SEK 233,000,000 and CHF 250,000,000. Three of the issuances were offered to, and purchase by, retail clients and institutional investors, the other 6 issuances were offered to, and purchased by, only institutional investors.

July, 1999: USD 100,000,000 1.50% convertible into AT&T shares issued by the Stamford branch of UBS AG under a medium term note program.

January-December, 1999: 329,139 ordinary shares of UBS AG in accordance with the management stock plan (management aktien programm).

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January-December, 1999: 141,136 ordinary shares of UBS AG pursuant to exercise of 1,411,360 outstanding options (with 4,023,240 options remaining unexercised) in accordance with the management stock option plan (optionen wahldividende).

2000

January-June, 2000: convertible debt and reverse convertible debt that combines a bond and a put option on a stock or stock index issued under the GOAL plan issued through 19 separate GOALs, offered on various dates, at various interest rates with maturities at the time of initial issuance ranging from 1 to 5 years, and denominated in CHF, EUR and USD. The aggregate amount issued over this period was CHF 340,000,000, EUR 430,000,000 and USD 75,000,000.

January-June, 1999: convertible and ordinary debt issued by the Jersey branch of UBS AG under the European MTN Program through 12 separate issuances, offered on various dates, at various interest rates with maturities at the time of initial issuance ranging from 2 years to 5 years and 41 days, and denominated in CHF, EUR, USD and JPY. The aggregate amount issued over this period was CHF 13,000,000, EUR 57,000,000, USD 177,000,000 and JPY 15,000,000,000.

January-May, 2000: 101,826 ordinary shares of UBS AG (on a pre-split basis, in respect of the 2 for 1 stock split in May, 2000) pursuant to exercise of 1,018,216 outstanding options (with 3,004,980 options remaining unexercised) in accordance with the management stock option plan (optionen wahldividende).

May-July, 2000: 600,026 ordinary shares of UBS AG (on a post-split basis, in respect of the 2 for 1 stock split in May, 2000) pursuant to exercise of 3,000,130 outstanding options (with 4,850 options remaining unexercised) in accordance with the management stock option plan (optionen wahldividende).

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ITEM 8.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES



EXHIBIT
NUMBER    DESCRIPTION
----------------------------------------------------------------------
  3.1     Articles of Association of UBS AG(10)
  3.2     By-laws of UBS AG(8)
  3.3a    Certificate of Incorporation of UBS Americas Inc. (formerly known as Neptune Merger Subsidiary Inc.)(8)
  3.3b    Certificate of Amendment of Certificate of Incorporation of
          UBS Americas Inc. (formerly known as Neptune Merger
          Subsidiary Inc.)(8)
  3.3c    Certificate of Merger of Paine Webber Group Inc. with and
          into UBS Americas Inc.(8)
  3.4     By-laws of UBS Americas Inc. (formerly known as Neptune
          Merger Subsidiary Inc.)(8)
  4.1a    Indenture, dated as of 15 March 1988, between UBS Americas
          Inc. (as successor by merger to Paine Webber Group Inc.) and
          The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee(8)
  4.1b    Supplemental indenture, dated as of 22 September 1989,
          between UBS Americas Inc. (as successor by merger to Paine
          Webber Group Inc.) and The Chase Manhattan Bank (formerly
          known as Chemical Bank), as Trustee(1)
  4.1c    Supplemental indenture, dated as of 22 March 1991, between
          UBS Americas Inc. (as successor by merger to Paine Webber
          Group Inc.) and The Chase Manhattan Bank (formerly known as
          Chemical Bank), as Trustee(1)
  4.1d    Supplemental indenture, dated as of 3 November 2000, between
          UBS Americas Inc. (as successor by merger to Paine Webber
          Group Inc.) and The Chase Manhattan Bank (formerly known as
          Chemical Bank), as Trustee(2)
  4.1e    Form of Supplemental Indenture, dated as of 22 December
          2000, among UBS Americas Inc., UBS AG and The Chase
          Manhattan Bank(8)
  4.2a    Indenture, dated as of 15 March 1988, between UBS Americas
          Inc. (as successor by merger to Paine Webber Group Inc.) and
          Chase Manhattan Bank USA, National Association (formerly
          known as Chemical Bank (Delaware)), as Trustee(8)
  4.2b    Supplemental indenture, dated as of 22 September 1989,
          between UBS Americas Inc. (as successor by merger to Paine
          Webber Group Inc.) and Chase Manhattan Bank USA, National
          Association (formerly known as Chemical Bank (Delaware)), as
          Trustee(1)
  4.2c    Supplemental indenture, dated as of 22 November 1991,
          between UBS Americas Inc. (as successor by merger to Paine
          Webber Group Inc.) and Chase Manhattan Bank USA, National
          Association (formerly known as Chemical Bank (Delaware)), as
          Trustee(1)
  4.2d    Supplemental indenture, dated as of 30 November 1993,
          between UBS Americas Inc. (as successor by merger to Paine
          Webber Group Inc.) and Chase Manhattan Bank USA, National
          Association (formerly known as Chemical Bank (Delaware)), as
          Trustee(1)
  4.2e    Supplemental indenture, dated as of 3 November 2000, between
          UBS Americas Inc. (as successor by merger to Paine Webber
          Group Inc.) and Chase Manhattan Bank USA, National
          Association, as Trustee(2)
  4.2f    Form of Supplemental Indenture, dated as of 22 December
          2000, among UBS Americas Inc., UBS AG and Chase Manhattan
          Bank USA, National Association(8)
  4.3a    Indenture, dated as of 9 December 1996, between UBS Americas
          Inc. (as successor by merger to Paine Webber Group Inc.) and
          The Chase Manhattan Bank, as Trustee(8)


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EXHIBIT
NUMBER    DESCRIPTION
----------------------------------------------------------------------
  4.3b    Supplemental indenture dated as of 9 December 1996, between
          UBS Americas Inc. (as successor by merger to Paine Webber
          Group Inc.) and The Chase Manhattan Bank, as Trustee(8)
  4.3c    Supplemental indenture, dated as of 14 March 1997, between
          UBS Americas Inc. (as successor by merger to Paine Webber
          Group Inc.) and The Chase Manhattan Bank, as Trustee(8)
  4.3d    Supplemental Indenture, dated as of 3 November 2000, between
          UBS Americas Inc. (as successor by merger to Paine Webber
          Group Inc.) and The Chase Manhattan Bank, as Trustee(2)
  4.3e    Form of Supplemental Indenture, dated as of 22 December
          2000, among UBS Americas Inc., UBS AG and The Chase
          Manhattan Bank(8)
  4.4a    Form of Debt Securities (Medium-Term Senior Note, Series C,
          Fixed Rate)(8)
  4.4b    Form of Debt Securities (Medium-Term Subordinated Note,
          Series D, Fixed Rate)(8)
  4.4c    Form of Debt Securities (Medium-Term Senior Note, Series C,
          Floating Rate)(8)
  4.4d    Form of Debt Securities (Medium-Term Subordinated Note,
          Series D, Floating Rate)(8)
  4.5     Declaration of Trust of PWG Capital Trust I(9)
  4.6     Certificate of Trust of PWG Capital Trust I(9)
  4.7     Declaration of Trust of PWG Capital Trust II(9)
  4.8     Certificate of Trust of PWG Capital Trust II(9)
  4.9     Amended and Restated Declaration of Trust for PWG Capital
          Trust I(8)
  4.10    Amended and Restated Declaration of Trust for PWG Capital
          Trust II(8)
  4.11a   Certificate Evidencing PWG Capital Trust I 8.30% Preferred
          Trust Securities (liquidation amount $25 per Preferred
          Security)(8)
  4.11b   Certificate Evidencing PWG Capital Trust II 8.08% Preferred
          Trust Securities (liquidation amount $25 per Preferred
          Security)(8)
  4.12a   Certificate Evidencing PWG Capital Trust I 8.30% Common
          Trust Securities (liquidation amount $25 per Common
          Security)(8)
  4.12b   Certificate Evidencing PWG Capital Trust II 8.08% Common
          Trust Securities (liquidation amount $25 per Common
          Security)(8)
  4.13    Form of Guarantee, dated as of 22 December 2000, by UBS AG of the obligations of UBS Americas Inc. (as successor by
          merger to Paine Webber Group Inc.) under the Declaration of
          Trust of PWG Capital Trust I, dated as of 9 December 1996(8)
  4.14    Form of Guarantee dated as of 22 December 2000, by UBS AG of the obligations of UBS Americas Inc. (as successor by merger to Paine Webber Group Inc.) under the Declaration of Trust of PWG Capital Trust II, dated as of 14 March 1997(8)
  4.15    8.30% Junior Subordinated Debenture due 2036(8)
  4.16    8.08% Junior Subordinated Debenture due 2037(8)
  4.17    Guarantee Agreement of PWG Capital Trust I, dated as of 9
          December 1996, between UBS Americas Inc. (as successor by
          merger to Paine Webber Group Inc.) and The Chase Manhattan
          Bank, as Guarantee Trustee(8)
  4.18    Form of Amendment, dated as of 22 December 2000, to
          Guarantee Agreement of PWG Capital Trust I(8)


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EXHIBIT
NUMBER    DESCRIPTION
----------------------------------------------------------------------
  4.19    Guarantee Agreement of PWG Capital Trust II, dated as of
          14 March 1997, between UBS Americas Inc. (as successor by
          merger to Paine Webber Group Inc.) and The Chase Manhattan
          Bank, as Guarantee Trustee(8)
  4.20    Form of Amendment, dated as of 22 December 2000, to
          Guarantee Agreement of PWG Capital Trust II(8)
  4.21    8 7/8% Notes Due 2005(3)
  4.22    8 1/4% Notes Due 2002(3)
  4.23    6 3/4% Notes Due 2006(3)
  4.24    6 1/2% Notes Due 2005(4)
  4.25    7 5/8% Notes Due 2014(4)
  4.26    7 3/4% Subordinated Notes Due 2002(4)
  4.27    9 1/4% Notes Due 2001(8)
  4.28    7 7/8% Notes Due 2003(8)
  4.29    7 5/8% Notes Due 2008(8)
  4.30    6.55% Notes Due 2008(8)
  4.31    6.45% Notes Due 2003(8)
  4.32    6 3/8% Notes Due 2004(8)
  4.33    7 5/8% Notes Due 2009(8)
  5.1     Opinion of Sullivan & Cromwell as to the validity of the
          guarantees of UBS AG (New York law)(8)
  5.2     Opinion of Cravath, Swaine & Moore as to the validity of the junior subordinated debentures and preferred trust
          securities guarantees(7)
  5.3     Opinion of UBS AG internal counsel as to the validity of the guarantees of UBS AG (Swiss law)(8)
  5.4     Opinions of Theodore Levine as to the validity of the debt securities(5)
  5.5     Opinion of Richards, Layton & Finger as to the validity of the preferred trust securities(6)
  8.1     Opinion of Sullivan & Cromwell as to certain United States tax matters (amended)
  8.2     Opinion of Cravath, Swaine & Moore as to certain United
          States tax matters(8)
  8.3     Opinion of Ernst & Young AG as to certain Swiss tax
          matters(8)
 10.1     Agreement and Plan of Merger, dated as of July 12, 2000, by and among Paine Webber Group Inc., UBS AG and Neptune Merger
          Subsidiary, Inc.(1)
 12       Statement regarding ratio of fixed charges to earnings
 21       Subsidiaries of UBS AG(10)
 23.1     Consent of Sullivan & Cromwell (included in Exhibit 5.1)
 23.2     Consent of Cravath, Swaine & Moore(8)
 23.3     Consent of UBS AG internal counsel (included in Exhibit 5.3)
 23.4     Consent of Sullivan & Cromwell (included in Exhibit 8.1)
 23.5     Consent of Ernst & Young Ltd. as independent auditors of UBS
          AG
 23.6     Consent of Cravath, Swaine & Moore (included in Exhibit 8.2)
 23.7     Consent of Ernst & Young Ltd. relating to the opinion in
          Exhibit 8.3(8)


--------------------------------------------------------------------------------

PART II
--------------------------------------------------------------------------------


EXHIBIT
NUMBER    DESCRIPTION
----------------------------------------------------------------------
 23.8     Consent of Ernst & Young LLP as independent auditors of
          Paine Webber Group Inc.
 23.9     Consent of Theodore Levine(8)
 23.10    Consent of Richards, Layton & Finger(8)
 24.1     Power of Attorney(8)
 25.1     Statement of Eligibility of Trustee under senior debt
          securities(8)
 25.2     Statement of Eligibility of Trustee under subordinated debt securities(8)
 25.3a    Statement of Eligibility of Trustee under 8.30% Junior
          Subordinated Debentures Due 2036(8)
 25.3b    Statement of Eligibility of Trustee under 8.08% Junior
          Subordinated Debentures Due 2037(8)
 25.3c    Statement of Eligibility of Trustee under 8.08% Trust
          Preferred Securities(8)
 25.3d    Statement of Eligibility of Trustee under 8.30% Trust
          Preferred Securities(8)
 25.3e    Statement of Eligibility of Trustee under Trust Preferred
          Securities Guarantee PWG Capital Trust I(8)
 25.3f    Statement of Eligibility of Trustee under Trust Preferred
          Securities Guarantee PWG Capital Trust II(8)


------------

 (1) Incorporated by reference to exhibit to Pre-Effective Amendment No. 1 of Paine Webber Group Inc. on 18 October 1995.



 (2) Incorporated by reference to exhibit to Form 8-K of UBS Americas Inc. on 21 November 2000.



 (3) Incorporated by reference to exhibit to Form 10-K of Paine Webber Group Inc. on 29 March 1996.



 (4) Incorporated by reference to exhibit to Form 10-K of Paine Webber Group Inc. on 30 March 1995.



 (5) Incorporated by reference to exhibit 5 to each of Paine Webber Group Inc.'s Registration Statement Nos. 333-6307, 333-17913, 333-58124, 333-47267,
     333-29253, 333-7738 and 2-99979.



 (6) Incorporated by reference to exhibit 5 to Registration Statements Nos. 333-13831, 333-13831-01 to -04 and 333-67187, 333-67187-01 to -04.



 (7) Incorporated by reference to exhibit 5.1 to Registration Statement Nos. 333-13831, 333-13831-01 to -04.



 (8)Previously filed.



 (9)Incorporated by reference to exhibits to Registration Statement Nos. 333-13831 and 333-13831-01 to -02.



(10)Incorporated by reference to exhibits to Form 20-F of UBS AG on 15 March
    2001.



ITEM 9.  UNDERTAKINGS


Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

--------------------------------------------------------------------------------

PART II
--------------------------------------------------------------------------------

UBS AG hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

     (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act will be deemed to be part of this registration statement as of the time it was declared effective; and

     (5) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (6) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (6) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

--------------------------------------------------------------------------------

PART II
--------------------------------------------------------------------------------


Signatures



Pursuant to the requirements of the Securities Act of 1933, UBS AG certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on 29 March 2001.



                                          UBS AG



                                          By:       /s/ ROBERT B. MILLS

                                            ------------------------------------

                                              Name: Robert B. Mills


                                              Title: Managing Director



Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement or Amendment has been signed below by the following persons in the capacities and on the dates indicated.



                       NAME                                       TITLE                     DATE
-------------------------------------------------------------------------------------------------------
                         *                           President and Group Chief            29 March 2001
---------------------------------------------------  Executive Officer
                   Marcel Ospel

                         *                           Chief Financial Officer              29 March 2001
---------------------------------------------------
                   Luqman Arnold

                         *                           Group Controller and Member of       29 March 2001
---------------------------------------------------  Board of Directors
                    Hugo Schaub

                         *                           Chairman and Member of Board of      29 March 2001
---------------------------------------------------  Directors
                    Alex Krauer

                         *                           First Vice Chairman and Member       29 March 2001
---------------------------------------------------  of Board of Directors
                   Alberto Togni

                         *                           Second Vice Chairman and Member      29 March 2001
---------------------------------------------------  of Board of Directors
                   Markus Kundig

                         *                           Member of Board of Directors         29 March 2001
---------------------------------------------------
                   Peter Bockli

                         *                           Member of Board of Directors         29 March 2001
---------------------------------------------------
                   Rolf A. Meyer

                         *                           Member of Board of Directors         29 March 2001
---------------------------------------------------
                  Hans Peter Ming

                                                     Member of Board of Directors                  2001
---------------------------------------------------
                 Andreas Reinhart

                         *                           Member of Board of Directors         29 March 2001
---------------------------------------------------
                  Eric Honnegger



*By:      /s/ ROBERT B. MILLS

     ------------------------------

     Robert B. Mills,


     as attorney-in-fact under


     Power of Attorney


--------------------------------------------------------------------------------

PART II
--------------------------------------------------------------------------------


Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the Authorized Representative has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of UBS AG in the United States, in The City of New York, State of New York, on 29 March 2001.



                                          By:     /s/ ROBERT C. DINERSTEIN

                                            ------------------------------------

                                              Name:  Robert C. Dinerstein


                                              Title:   Senior--Managing Director



Pursuant to the requirements of the Securities Act of 1933, UBS Americas Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on 29 March 2001.



                                          UBS AMERICAS INC.



                                          By:       /s/ ROBERT B. MILLS

                                            ------------------------------------

                                              Name: Robert B. Mills


                                              Title:Managing Director, Treasurer
                                                    and Chief Financial Officer



Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                     TITLE                    DATE
-----------------------------------------------------------------------------------------------------
                /s/ JOHN P. COSTAS                   President                          29 March 2001
---------------------------------------------------  (principal executive officer)
                 (John P. Costas)

                /s/ ROBERT B. MILLS                  Managing Director, Treasurer and   29 March 2001
---------------------------------------------------  Chief Financial Officer
                 (Robert B. Mills)                   (principal financial and
                                                     accounting officer)

                /s/ JOHN P. COSTAS                   Director                           29 March 2001
---------------------------------------------------
                 (John P. Costas)

                /s/ MARKUS GRANZIOL                  Director                           29 March 2001
---------------------------------------------------
                 (Markus Granziol)


--------------------------------------------------------------------------------

PART II
--------------------------------------------------------------------------------


Signatures



Pursuant to the requirements of the Securities Act of 1933, PWG Capital Trust I and PWG Capital Trust II each certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on 29 March 2001.



                                          PWG CAPITAL TRUST I,


                                          by UBS Americas Inc., as Sponsor,



                                                   /s/ ROBERT B. MILLS

                                          --------------------------------------

                                          Name: Robert B. Mills


                                          Title:Managing Director, Treasurer and
                                              Chief Financial Officer



                                          PWG CAPITAL TRUST II,


                                          by UBS Americas Inc., as Sponsor,



                                                   /s/ ROBERT B. MILLS

                                          --------------------------------------

                                          Name: Robert B. Mills


                                          Title:Managing Director, Treasurer and
                                              Chief Financial Officer


--------------------------------------------------------------------------------

Index to Exhibits



EXHIBIT
NUMBER    DESCRIPTION
----------------------------------------------------------------------
  3.1     Articles of Association of UBS AG(10)
  3.2     By-laws of UBS AG(8)
  3.3a    Certificate of Incorporation of UBS Americas Inc. (formerly known as Neptune Merger Subsidiary Inc.)(8)
  3.3b    Certificate of Amendment of Certificate of Incorporation of
          UBS Americas Inc. (formerly known as Neptune Merger
          Subsidiary Inc.)(8)
  3.3c    Certificate of Merger of Paine Webber Group Inc. with and
          into UBS Americas Inc.(8)
  3.4     By-laws of UBS Americas Inc. (formerly known as Neptune
          Merger Subsidiary Inc.)(8)
  4.1a    Indenture, dated as of 15 March 1988, between UBS Americas
          Inc. (as successor by merger to Paine Webber Group Inc.) and
          The Chase Manhattan Bank (formerly known as Chemical Bank), as Trustee(8)
  4.1b    Supplemental indenture, dated as of 22 September 1989,
          between UBS Americas Inc. (as successor by merger to Paine
          Webber Group Inc.) and The Chase Manhattan Bank (formerly
          known as Chemical Bank), as Trustee(1)
  4.1c    Supplemental indenture, dated as of 22 March 1991, between
          UBS Americas Inc. (as successor by merger to Paine Webber
          Group Inc.) and The Chase Manhattan Bank (formerly known as
          Chemical Bank), as Trustee(1)
  4.1d    Supplemental indenture, dated as of 3 November 2000, between
          UBS Americas Inc. (as successor by merger to Paine Webber
          Group Inc.) and The Chase Manhattan Bank (formerly known as
          Chemical Bank), as Trustee(2)
  4.1e    Form of Supplemental Indenture, dated as of 22 December
          2000, among UBS Americas Inc., UBS AG and The Chase
          Manhattan Bank(8)
  4.2a    Indenture, dated as of 15 March 1988, between UBS Americas
          Inc. (as successor by merger to Paine Webber Group Inc.) and
          Chase Manhattan Bank USA, National Association (formerly
          known as Chemical Bank (Delaware)), as Trustee(8)
  4.2b    Supplemental indenture, dated as of 22 September 1989,
          between UBS Americas Inc. (as successor by merger to Paine
          Webber Group Inc.) and Chase Manhattan Bank USA, National
          Association (formerly known as Chemical Bank (Delaware)), as
          Trustee(1)
  4.2c    Supplemental indenture, dated as of 22 November 1991,
          between UBS Americas Inc. (as successor by merger to Paine
          Webber Group Inc.) and Chase Manhattan Bank USA, National
          Association (formerly known as Chemical Bank (Delaware)), as
          Trustee(1)
  4.2d    Supplemental indenture, dated as of 30 November 1993,
          between UBS Americas Inc. (as successor by merger to Paine
          Webber Group Inc.) and Chase Manhattan Bank USA, National
          Association (formerly known as Chemical Bank (Delaware)), as
          Trustee(1)
  4.2e    Supplemental indenture, dated as of 3 November 2000, between
          UBS Americas Inc. (as successor by merger to Paine Webber
          Group Inc.) and Chase Manhattan Bank USA, National
          Association, as Trustee(2)
  4.2f    Form of Supplemental Indenture, dated as of 22 December
          2000, among UBS Americas Inc., UBS AG and Chase Manhattan
          Bank USA, National Association(8)
  4.3a    Indenture, dated as of 9 December 1996, between UBS Americas
          Inc. (as successor by merger to Paine Webber Group Inc.) and
          The Chase Manhattan Bank, as Trustee(8)
  4.3b    Supplemental indenture dated as of 9 December 1996, between
          UBS Americas Inc. (as successor by merger to Paine Webber
          Group Inc.) and The Chase Manhattan Bank, as Trustee(8)

EXHIBIT
NUMBER    DESCRIPTION
----------------------------------------------------------------------
  4.3c    Supplemental indenture, dated as of 14 March 1997, between
          UBS Americas Inc. (as successor by merger to Paine Webber
          Group Inc.) and The Chase Manhattan Bank, as Trustee(8)
  4.3d    Supplemental Indenture, dated as of 3 November 2000, between
          UBS Americas Inc. (as successor by merger to Paine Webber
          Group Inc.) and The Chase Manhattan Bank, as Trustee(2)
  4.3e    Form of Supplemental Indenture, dated as of 22 December
          2000, among UBS Americas Inc., UBS AG and The Chase
          Manhattan Bank(8)
  4.4a    Form of Debt Securities (Medium-Term Senior Note, Series C,
          Fixed Rate)(8)
  4.4b    Form of Debt Securities (Medium-Term Subordinated Note,
          Series D, Fixed Rate)(8)
  4.4c    Form of Debt Securities (Medium-Term Senior Note, Series C,
          Floating Rate)(8)
  4.4d    Form of Debt Securities (Medium-Term Subordinated Note,
          Series D, Floating Rate)(8)
  4.5     Declaration of Trust of PWG Capital Trust I(9)
  4.6     Certificate of Trust of PWG Capital Trust I(9)
  4.7     Declaration of Trust of PWG Capital Trust II(9)
  4.8     Certificate of Trust of PWG Capital Trust II(9)
  4.9     Amended and Restated Declaration of Trust for PWG Capital
          Trust I(8)
  4.10    Amended and Restated Declaration of Trust for PWG Capital
          Trust II(8)
  4.11a   Certificate Evidencing PWG Capital Trust I 8.30% Preferred
          Trust Securities (liquidation amount $25 per Preferred
          Security)(8)
  4.11b   Certificate Evidencing PWG Capital Trust II 8.08% Preferred
          Trust Securities (liquidation amount $25 per Preferred
          Security)(8)
  4.12a   Certificate Evidencing PWG Capital Trust I 8.30% Common
          Trust Securities (liquidation amount $25 per Common
          Security)(8)
  4.12b   Certificate Evidencing PWG Capital Trust II 8.08% Common
          Trust Securities (liquidation amount $25 per Common
          Security)(8)
  4.13    Form of Guarantee, dated as of 22 December 2000, by UBS AG of the obligations of UBS Americas Inc. (as successor by
          merger to Paine Webber Group Inc.) under the Declaration of
          Trust of PWG Capital Trust I, dated as of 9 December 1996(8)
  4.14    Form of Guarantee dated as of 22 December 2000, by UBS AG of the obligations of UBS Americas Inc. (as successor by merger to Paine Webber Group Inc.) under the Declaration of Trust of PWG Capital Trust II, dated as of 14 March 1997(8)
  4.15    8.30% Junior Subordinated Debenture due 2036(8)
  4.16    8.08% Junior Subordinated Debenture due 2037(8)
  4.17    Guarantee Agreement of PWG Capital Trust I, dated as of 9
          December 1996, between UBS Americas Inc. (as successor by
          merger to Paine Webber Group Inc.) and The Chase Manhattan
          Bank, as Guarantee Trustee(8)
  4.18    Form of Amendment, dated as of 22 December 2000, to
          Guarantee Agreement of PWG Capital Trust I(8)
  4.19    Guarantee Agreement of PWG Capital Trust II, dated as of
          14 March 1997, between UBS Americas Inc. (as successor by
          merger to Paine Webber Group Inc.) and The Chase Manhattan
          Bank, as Guarantee Trustee(8)
  4.20    Form of Amendment, dated as of 22 December 2000, to
          Guarantee Agreement of PWG Capital Trust II(8)
  4.21    8 7/8% Notes Due 2005(3)
  4.22    8 1/4% Notes Due 2002(3)

EXHIBIT
NUMBER    DESCRIPTION
----------------------------------------------------------------------
'
  4.23    6 3/4% Notes Due 2006(3)
  4.24    6 1/2% Notes Due 2005(4)
  4.25    7 5/8% Notes Due 2014(4)
  4.26    7 3/4% Subordinated Notes Due 2002(4)
  4.27    9 1/4% Notes Due 2001(8)
  4.28    7 7/8% Notes Due 2003(8)
  4.29    7 5/8% Notes Due 2008(8)
  4.30    6.55% Notes Due 2008(8)
  4.31    6.45% Notes Due 2003(8)
  4.32    6 3/8% Notes Due 2004(8)
  4.33    7 5/8% Notes Due 2009(8)
  5.1     Opinion of Sullivan & Cromwell as to the validity of the
          guarantees of UBS AG (New York law)(8)
  5.2     Opinion of Cravath, Swaine & Moore as to the validity of the junior subordinated debentures and preferred trust
          securities guarantees(7)
  5.3     Opinion of UBS AG internal counsel as to the validity of the guarantees of UBS AG (Swiss law)(8)
  5.4     Opinions of Theodore Levine as to the validity of the debt securities(5)
  5.5     Opinion of Richards, Layton & Finger as to the validity of the preferred trust securities(6)
  8.1     Opinion of Sullivan & Cromwell as to certain United States tax matters(amended)
  8.2     Opinion of Cravath, Swaine & Moore as to certain United
          States tax matters(8)
  8.3     Opinion of Ernst & Young AG as to certain Swiss tax
          matters(8)
 10.1     Agreement and Plan of Merger, dated as of July 12, 2000, by and among Paine Webber Group Inc., UBS AG and Neptune Merger
          Subsidiary, Inc.(1)
 12       Statement regarding ratio of fixed charges to earnings
 21       Subsidiaries of UBS AG(10)
 23.1     Consent of Sullivan & Cromwell (included in Exhibit 5.1)
 23.2     Consent of Cravath, Swaine & Moore(8)
 23.3     Consent of UBS AG internal counsel (included in Exhibit 5.3)
 23.4     Consent of Sullivan & Cromwell (included in Exhibit 8.1)
 23.5     Consent of Ernst & Young Ltd. as independent auditors of UBS
          AG
 23.6     Consent of Cravath, Swaine & Moore (included in Exhibit 8.2)
 23.7     Consent of Ernst & Young Ltd. relating to the opinion in
          Exhibit 8.3(8)
 23.8     Consent of Ernst & Young LLP as independent auditors of
          Paine Webber Group Inc.
 23.9     Consent of Theodore Levine(8)
 23.10    Consent of Richards, Layton & Finger(8)
 24.1     Power of Attorney(8)
 25.1     Statement of Eligibility of Trustee under senior debt
          securities(8)
 25.2     Statement of Eligibility of Trustee under subordinated debt securities(8)

EXHIBIT
NUMBER    DESCRIPTION
----------------------------------------------------------------------
 25.3a    Statement of Eligibility of Trustee under 8.30% Junior
          Subordinated Debentures Due 2036(8)
 25.3b    Statement of Eligibility of Trustee under 8.08% Junior
          Subordinated Debentures Due 2037(8)
 25.3c    Statement of Eligibility of Trustee under 8.08% Trust
          Preferred Securities(8)
 25.3d    Statement of Eligibility of Trustee under 8.30% Trust
          Preferred Securities(8)
 25.3e    Statement of Eligibility of Trustee under Trust Preferred
          Securities Guarantee PWG Capital Trust I(8)
 25.3f    Statement of Eligibility of Trustee under Trust Preferred
          Securities Guarantee PWG Capital Trust II(8)


------------

 (1)Incorporated by reference to exhibit to Pre-Effective Amendment No. 1 of Paine Webber Group Inc. on 18 October 1995.



 (2)Incorporated by reference to exhibit to Form 8-K of UBS Americas Inc. on 21 November 2000.



 (3)Incorporated by reference to exhibit to Form 10-K of Paine Webber Group Inc. on 29 March 1996.



 (4)Incorporated by reference to exhibit to Form 10-K of Paine Webber Group Inc. on 30 March 1995.



 (5)Incorporated by reference to exhibit 5 to each of Paine Webber Group Inc.'s Registration Statement Nos. 333-6307, 333-17913, 333-58124, 333-47267,
    333-29253, 333-7738 and 2-99979.



 (6)Incorporated by reference to exhibit 5 to Registration Statements Nos. 333-13831, 333-13831-01 to -04 and 333-67187, 333-67187-01 to -04.



 (7)Incorporated by reference to exhibit 5.1 to Registration Statement Nos. 333-13831, 333-13831-01 to -04.



 (8)Previously filed.



 (9)Incorporated by reference to exhibits to Registration Statement Nos. 333-13831 and 333-13831-01 to -02.



(10)Incorporated by reference to exhibits to Form 20-F of UBS AG on 15 March
    2001.